As filed with Securities and Exchange Commission on August 2, 2007	Registration No. 333-144726

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 To Form F-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Vitro, S.A.B. de C.V.

(Exact name of registrant as specified in its charter)

(for Co-Registrants/subsidiary guarantors, please see Schedule A hereto)

N/A

(Translation of Registrant's name into English)

United Mexican States	3221	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Ave. Ricardo Margain Zozaya #400		Puglisi & Associates
Col. Valle del Campestre		850 Library Avenue, Suite 204
San Pedro Garza Garcia		Newark, Delaware 19711
Nuevo Leon, 66265 Mexico		(302) 738-6680
+52 (81) 8863-1200 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)		(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Alejandro Sanchez Mujica		Howard S. Kelberg, Esq.
General Counsel		Milbank, Tweed, Hadley & McCloy LLP
Ave. Ricardo Margain Zozaya #400		1 Chase Manhattan Plaza
Col. Valle del Campestre		New York, New York 10005-1413
San Pedro Garza Garcia		USA
Nuevo Leon, 66265 Mexico		(212) 530-5530
+52 (81) 8863-1200

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective time of this Registration Statement. and the satisfaction or waiver of all other conditions to the exchange offer described in the accompanying prospectus.

If this Form filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering[ ]... . . . . . .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]. . . . . . . . .

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price	Amount of registration fee(1)
8.625% 2012 Senior Notes	$300,000,000	100%	$300,000,000(1)	$9,210
Subsidiary Guarantees				$0 (2)
9.125% 2017 Senior Notes	$700,000,000	100%	$700,000,000(1)	21,490
Subsidiary Guarantees				$0 (2)

(1) The notes being registered are being offered in exchange for (i) 8.625% Senior Notes due 2012 and (ii) 9.125% Senior Notes due 2017 previously sold in transactions exempt from registration under the Securities Act of 1933, as amended. The registration fees, which were previously wired to the Securities and Exchange Commission, were computed based on the principal amount of the 8.625% Senior Notes due 2012 and the 9.125% Senior Notes due 2017 solely for the purpose of calculating the registration fees pursuant to Rule 457 under the Securities Act of 1933, as amended.

(2) No separate consideration will be received with respect to the Subsidiary Guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

SCHEDULE A

CO-REGISTRANTS-SUBSIDIARY GUARANTORS

The following subsidiaries of Vitro, S.A.B. de C.V. are guarantors of the 8.625% Senior Notes due 2012 and the 9.125% Senior Notes due 2017 and will be guarantors of the Exchange Notes, and therefore are Co-Registrants, each of which is incorporated in the jurisdiction opposite its name set forth below and has an I.R.S. Employee Identification Number as indicated below.

Name of Co-Registrant	Jurisdiction of	IRS Identification
	Incorporation	Number

Vimexico, S.A. de C.V.,	Mexico	N/A
Vitro Envases Norteamerica, S.A. de C.V.,	Mexico	N/A
Vitro Corporativo, S.A. de C.V.,	Mexico	N/A
Vitro Envases Holding, S.A. de C.V.,	Mexico	N/A
Taller de Coleccion Vitro, S.A. de C.V.,	Mexico	N/A
Servicios Corporativos de Edificaciones, S.A. de C.V,	Mexico	N/A
Vidriera Monterrey, S.A. de C.V.,	Mexico	N/A
Vidriera Los Reyes, S.A. de C.V.,	Mexico	N/A
Vidriera Guadalajara, S.A. de C.V.,	Mexico	N/A
Vidriera Queretaro, S.A. de C.V.,	Mexico	N/A
Vidriera Mexico, S.A. de C.V.,	Mexico	N/A
Vidriera Toluca, S.A. de C.V.,	Mexico	N/A
Compania Vidriera, S.A. de C.V.,	Mexico	N/A
Fabricacion de Maquinas, S.A. de C.V.,	Mexico	N/A
Servicios Integrales de Acabados, S.A. de C.V.,	Mexico	N/A
Inmobiliaria Loma del Toro, S.A. de C.V.,	Mexico	N/A
Industria del Alcali, S.A. de C.V.,	Mexico	N/A
Comercializadora Alcali, S. de R.L. de C.V.,	Mexico	N/A
Vidrio Lux, S.A.,	Bolivia	N/A
Vitro Packaging, Inc.,	Delaware	06-1732553
Vitro Europa, Ltd.,	Switzerland	N/A
American Asset Holdings, Corp.,	Delaware	59-3408843
Crisa Holdings Co.,	Delaware	74-2660843
Troper Inc.,	Delaware	06-1082619
Troper Services, Inc.,	Delaware	06-0905429
Amsilco Holdings, Inc.,	Delaware	52-1735888
BBO Holding, Inc.	Delaware	52-1735887
Crisa Corp.,	Delaware	75-2839573
Vitro Automotriz, S.A. de C.V.,	Mexico	N/A
Vitro Flex, S.A. de C.V,	Mexico	N/A
Distribuidora Nacional de Vidrio, S.A. de C.V.,	Mexico	N/A
Vitro Vidrio y Cristal, S.A. de C.V.,	Mexico	N/A
Vitro Flotado Cubiertas, S.A. de C.V.,	Mexico	N/A
Distribuidor Vidriero Lan, S.A. de C.V.,	Mexico	N/A
Vitrocar, S.A. de C.V.,	Mexico	N/A
Cristales Inastillables de Mexico, S.A. de C.V.,	Mexico	N/A
Vidrio Plano de Mexico, S.A. de C.V.,	Mexico	N/A
VVP Holdings Corp.,	Delaware	62-1500272
VVP Syndication, Inc.,	Delaware	98-0394129
VVP Autoglass, Inc.,	Delaware	62-1610723
Vitro America, Inc.,	Delaware	54-0141190
Super Sky Products, Inc.,	Wisconsin	39-0962649
Super Sky International, Inc.,	Wisconsin	39-1408588
VVP Finance Corp.,	Delaware	33-0928733
Super Sky Constructors, Inc.,	Wisconsin	39-1570198
Vitro Colombia, S.A.,	Colombia	N/A
VVP Europa Holdings, B.V.,	Netherlands	N/A
Vitro do Brasil Industria e Comercio, Ltda.,	Brazil	N/A
Vitro Chemicals Fibers and Mining, Inc.,	Texas	76-0175114
Vitro Global, Ltd.	Switzerland	N/A
Vidrio Plano, S.A. de C.V.,	Mexico	N/A
Distribuidora de Vidrio y Cristal, S.A. de C.V.,	Mexico	N/A
Vidrio Plano de Mexicali, S.A. de C.V.,	Mexico	N/A
Vitemco Venezuela, S.A.,	Venezuela	N/A
Vitro Panama, S.A.,	Panama	N/A
Servicios y Operaciones Financieras Vitro, S.A. de C.V.,	Mexico	N/A
Vitemco Ecuador, S.A.	Ecuador	N/A

SUBJECT TO COMPLETION, DATED August 2, 2007

PROSPECTUS

 Vitro, S.A.B. de C.V.

Offer to Exchange All of Our Outstanding Unregistered

$300,000,000 8.625% Senior Notes due 2012
and
$700,000,000 9.125% Senior Notes due 2017

for

$300,000,000 8.625% Senior Exchange Notes due 2012
and
$700,000,000 9.125% Senior Exchange Notes due 2017

that have been registered under the Securities Act of 1933

_______________

We are offering to exchange

  8.625% Senior Notes due 2012, or the 2012 Initial Notes, that we sold previously in a private offering for new registered 8.625% Senior Notes due 2012, or the 2012 Exchange Notes; and

  9.125% Senior Notes due 2017, or the 2017 Initial Notes, that we sold previously in a private offering for new registered 9.125% Senior Notes due 2017, or the 2017 Exchange Notes.

The 2012 Exchange Notes and the 2017 Exchange Notes, which we refer to collectively as the Exchange Notes, will be free of the transfer restrictions that apply to the 2012 Initial Notes and the 2017 Initial Notes, which we refer to collectively as the Initial Notes but will otherwise have substantially the same terms of the outstanding Initial Notes including the guarantees thereof. This offer will expire at 11:59 p.m. New York City time, on August ___, 2007, unless we extend it. We have applied to list the Exchange Notes on the Official List of the Luxembourg Stock Exchange and to trading on the Euro MTF Market. We will not receive any cash proceeds from the issuance of the Exchange Notes in the exchange offer.

_______________

Each broker-dealer that receives Exchange Notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker‑dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for outstanding Initial Notes where such outstanding Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date (as defined herein), we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

_______________

See "Risk Factors" beginning on page 24 to read about important factors you should consider in connection with this exchange offer.

Neither the Securities and Exchange Commission (the "SEC") nor any other securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS EXCLUSIVELY THE RESPONSIBILITY OF VITRO, S.A.B. DE C.V. AND DOES NOT REQUIRE AUTHORIZATION BY THE COMISION NACIONAL BANCARIA Y DE VALORES, WHICH WE REFER TO AS THE "CNBV." THE EXCHANGE NOTES HAVE NOT BEEN REGISTERED WITH THE SECURITIES SECTION OF THE RNV AND, THEREFORE, THE EXCHANGE NOTES ARE NOT SUBJECT TO A PUBLIC OFFERING OR INTERMEDIATION IN MEXICO. THE ACQUISITION OF THE EXCHANGE NOTES BY ANY INVESTOR OF MEXICAN NATIONALITY WILL BE MADE UNDER SUCH INVESTOR'S OWN RESPONSIBILITY.

The date of this prospectus is August , 2007

You should rely only on the information contained in this prospectus or to which this prospectus refers you. We have not authorized anyone to provide you with any information that is different. We are not making this exchange offer in any jurisdiction where this exchange offer is not permitted. The information in this prospectus may only be accurate as of the date on the front cover of this prospectus.

_______________

TABLE OF CONTENTS

NOTICE TO INVESTORS

INCORPORATION BY REFERENCE

WHERE YOU CAN FIND MORE INFORMATION

ENFORCEABILITY OF CIVIL LIABILITIES.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

PRESENTATION OF FINANCIAL INFORMATION

TERMS USED IN THIS PROSPECTUS

SUMMARY

CORPORATE RESTRUCTURING AND RECAPITALIZATION

RISK FACTORS

THE EXCHANGE OFFER

USE OF PROCEEDS

RATIO OF EARNINGS TO FIXED CHARGES

CAPITALIZATION

EXCHANGE RATES

SELECTED FINANCIAL AND OTHER INFORMATION

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

BUSINESS

RELATED PARTY TRANSACTIONS

DESCRIPTION OF THE EXCHANGE NOTES

TAXATION

PLAN OF DISTRIBUTION

VALIDITY OF THE SECURITIES

EXPERTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

NOTICE TO INVESTORS

Neither the SEC nor any other securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Exchange Notes have not been registered in the Securities Section of the RNV and therefore may not be publicly offered or sold in the United Mexican States, or "Mexico."

In making an investment decision, you must rely on your own review of our business and related matters and the terms of this exchange offer, including the merits and risks involved.

INCORPORATION BY REFERENCE

The SEC allows us to "incorporate by reference" information contained in documents we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC, to the extent that we identify such information as being incorporated by reference into this prospectus, will automatically update and supersede this information. Information set forth in this prospectus supersedes any previously filed information that is incorporated by reference into this prospectus. We incorporate by reference into this prospectus the following information and documents:

  our annual report on Form 20-F for the fiscal year ended December 31, 2006, dated June 21, 2007 (SEC File No. 1-10905) and as it may be amended from time to time, which we refer to in this prospectus as the "2006 Form 20-F"; except for Item 18 in the 2006 Form 20-F as the Company's consolidated financial statements are included in this prospectus.

  our report on Form 6-K, which we submitted to the SEC on May 2, 2007 which discusses our results for the first quarter ended March 31, 2007;

  our report on Form 6-K, which we submitted to the SEC on July 2, 2007 which discusses the organizational changes at our Glass Containers Business Unit;

  our report on Form 6-K, which we submitted to the SEC on July 3, 2007 which discusses the execution of our option to increase ownership stake in Vitro AFG to 100%;

  our report on Form 6-K which we submitted to the SEC on July 11, 2007 which informs that the failure in natural gas supply temporarily interrupts operation in two glass containers facilities;

  our report on Form 6-K which we submitted to the SEC on July 16, 2007 which informs that operation in two glass facilities, mentioned above, have been restarted;

  our report on Form 6-K which we submitted to the SEC on July 26, 2007 which describes our results for the second quarter ended June 30, 2007; and

  any future filings on Form 20-F we make under the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act," after the date of this prospectus and prior to the termination of the exchange offer, and any future submissions on Form 6-K during this period that are identified as being incorporated into this prospectus.

You may request a copy of these filings, at no cost, by writing or by calling us at the following address and phone number:

Vitro, S.A.B. de C.V.

Ave. Ricardo Margain Zozaya 400,

Col. Valle del Campestre, San Pedro Garza Garcia,

Nuevo Leon, 66265 Mexico

Attention: Investor Relations Department

Telephone number: +52 (81) 8863-1600

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-4 under the Securities Act with respect to the securities offered by this prospectus. The prospectus, which forms a part of the registration statement, including amendments, does not contain all the information included in the registration statement. This prospectus is based on information provided by us and other sources that we believe to be reliable. This prospectus summarizes certain documents and other information and we refer you to them for a more complete understanding of what we discuss in this prospectus. This prospectus incorporates important business and financial information about us which is not included in or delivered with this prospectus. You can obtain documents containing this information through us. If you would like to request these documents from us, please do so by August __, 2007 to receive them before the expiration date.

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act," and file the following with the SEC:

  annual reports;

  certain other reports or information that we make public under Mexican law, file with the CNBV and the Mexican Stock Exchange or distribute to shareholders; and

  other information.

You may access and read our SEC filings through the SEC's Internet site at www.sec.gov. This site contains reports and other information that we file electronically with the SEC.

You may also read and copy any reports or other information that we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, materials filed by us may also be inspected at the offices of the New York Stock Exchange, which we refer to as the "NYSE," at 20 Broad Street, New York, New York 10005.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements and we are not required to file proxy statements with the SEC. In addition, our officers, directors and principal shareholders are exempt from the reporting and "short swing" profit recovery provisions contained in Section 16 of the Exchange Act.

You may obtain copies of any of our SEC filings or any other document described in this prospectus without charge by requesting them in writing or by telephone at the following address and phone number:

Vitro, S.A.B. de C.V.

Ave. Ricardo Margain Zozaya 400,

Col. Valle del Campestre, San Pedro Garza Garcia,

Nuevo Leon, 66265 Mexico

Attention: Investor Relations Department

Telephone number: +52 (81) 8863-1600

You may obtain additional information about us through our web site at www.Vitro.com. The information contained therein is not part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

Vitro, S.A.B. de C.V. and many of its Subsidiary Guarantors (as defined herein) are variable capital corporations organized under the laws of Mexico. Almost all of our directors and executive officers, and the directors and executive officers of many of our Subsidiary Guarantors and certain experts named in this prospectus, reside outside of the United States. All or a substantial portion of our assets and the assets of many of the Subsidiary Guarantors and of the directors, executive officers and experts referred to in the preceding sentence are located and the majority of our revenues and the revenues of the Subsidiary Guarantors are derived from sources outside the United States. As a result, it may not be possible for investors to effect service of process outside Mexico upon us or upon our Subsidiary Guarantors, directors, executive officers or experts, or to enforce against such parties judgments of courts located outside Mexico predicated upon the civil liabilities under the laws of jurisdictions other than Mexico, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States. We have appointed Puglisi & Associates, Newark, Delaware as our agent to receive service of process with respect to any action brought against us in any federal or state court in the State of New York arising from the issuance and offering of the Exchange Notes. We have been advised by Alejandro Sanchez Mujica, our General Counsel, that no treaty exists between the U.S. and Mexico for the reciprocal enforcement of judgments issued in the other country. Generally, Mexican courts would enforce final judgments rendered in the United States if certain requirements are met, including the review in Mexico of the U.S. judgment to ascertain compliance with certain basic principles of due process and the non-violation of Mexican law or public policy, provided that the U.S. courts would grant reciprocal treatment to Mexican judgments. Additionally, we have been advised by Mr. Sanchez that there is doubt as to the enforceability, in original actions in Mexican courts, of liabilities predicated in whole or in part on U.S. federal securities laws and as to the enforceability in Mexican courts of judgments of U.S. courts obtained in actions predicated upon the civil liability provisions of U.S. federal securities laws.

 CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our future prospects, developments and business strategies.

These forward-looking statements are identified by our use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project", "goals," "target," "strategy" and similar terms and phrases, and may include references to assumptions. These statements are contained in the sections entitled "Summary", "Risk Factors," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other sections of this prospectus.

These forward-looking statements reflect our best assessment at the time and thus involve uncertainty and risk. Therefore, these forward-looking statements are qualified by reference to the cautionary statements set forth in this prospectus. It is possible that our future financial performance may differ materially from our expectations because of a variety of factors, some of which include, without limitation, the following:

  cost and availability of energy;

  transportation costs and availability;

  consolidation among competitors and customers;

  the general political, economic and competitive conditions in markets and countries where we have operations, including competitive pricing pressures, inflation or deflation and changes in tax rates;

  foreign currency exchange fluctuations relative to the U.S. dollar against the Mexican peso;

  changes in capital availability or cost, including interest rate or foreign currency exchange rate fluctuations;

  liquidity, debt repayment and access to credit;

  fluctuations in the price of raw materials and labor costs;

  capacity utilization of our facilities;

  availability of raw materials;

  the ability to integrate operations of acquired businesses;

  consumer preferences for forms of packaging that are alternatives to glass containers;

  the ability to hire and retain experienced management;

  the performance by customers of their obligations under purchase agreements;

  lifting of trade barriers and enforcement of measures against unfair trade practices;

  the enactment of stricter environmental laws; and

  the timing and occurrence of events which are beyond our control.

All forward-looking statements and risk factors included in this prospectus are made as of the date on the front cover of this prospectus and are based on certain assumptions and analysis made by us in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the current circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. You are therefore cautioned not to place undue reliance on such forward-looking statements. While we continually review trends and uncertainties affecting our results of operations and financial position, we do not intend to update any particular forward-looking statements contained in this document.

PRESENTATION OF FINANCIAL INFORMATION

Vitro, S.A.B. de C.V., formerly Vitro, S.A. de C.V., is a corporation (sociedad anonima bursatil de capital variable) organized under the laws of Mexico, and is a holding company that conducts substantially all of its operations through its subsidiaries. In this prospectus, except when indicated or the context otherwise requires, (a) the words "Vitro" and "our holding company" refer to Vitro, S.A.B. de C.V., and not its consolidated subsidiaries and (b) the words "the Company," "we," "us," "our" and "ours" refer to Vitro, S.A.B. de C.V., together with its consolidated subsidiaries. References in this prospectus to business units are to combinations of various consolidated entities that have been grouped together for management and presentation purposes.

References in this prospectus to "pesos" or "Ps." are to the lawful currency of the United Mexican States, which we refer to as "Mexico". References to "U.S. dollars," "dollars" or "$" are to dollars of the United States of America, which we refer to as the "United States" or "U.S."

Our consolidated financial statements are expressed in constant Mexican pesos and are prepared in accordance with Mexican Financial Reporting Standards ("Mexican FRS") issued by the Mexican Board for Research and Development of Financial Reporting Standards (the "CINIF"), which differs in certain significant respects from accounting principles generally accepted in the United States, which we refer to as "U.S. GAAP." See Note 25 to our consolidated financial statements for the year ended December 31, 2006 which provides a description of the principal differences between Mexican FRS and U.S. GAAP as they relate to us. This description should not be construed as a summary of such differences in respect of our unaudited financial information for the three months ended March 31, 2006 and 2007, which has not been reconciled to U.S. GAAP. In addition, Note 26 to our consolidated financial statements presents supplemental information regarding our guarantor and non-guarantor subsidiaries described below.

On February 1, 2007, Vitro issued the Initial Notes in an aggregate principal amount of $1.0 billion principally to refinance existing third-party debt at the Vitro holding company level, substantially all of the third-party debt at its subsidiary Vitro Envases Norteamerica, S.A. de C.V. ("VENA") and certain third-party debt at some subsidiaries of Vimexico, S.A. de C.V. ("Vimexico", our 91.8% owned subsidiary). As a result of that offering, as of December 31, 2006, Ps. 4,220 million ($390 million) of short-term borrowings and current maturities were reclassified as long-term debt pursuant to Mexican FRS.

Included within this prospectus are the consolidated financial statements of Vimexico and Subsidiaries. Such financial statements are expressed in constant Mexican pesos and are prepared in accordance with Mexican FRS. See Note 21 to the Vimexico consolidated financial statements for the year ended December 31, 2006 which provides a description of the principal differences between Mexican FRS and U.S. GAAP as they relate to Vimexico. In addition, Note 22 to the Vimexico consolidated financial statements presents supplemental information regarding its guarantor and non-guarantor subsidiaries.

On June 16, 2006, we completed the sale of our 51% equity ownership interest in Vitrocrisa Holding, S. de R.L. de C.V. and its subsidiaries Crisa Libbey, S.A. de C.V. and Crisa Industrial, LLC (together, "Vitrocrisa") to Libbey, Inc. ("Libbey"), the owner of the remaining 49% equity interest. Vitrocrisa, which was previously presented as one of our reportable segments is presented as a discontinued operation. Accordingly, all financial and operating information relating to Vitrocrisa in this prospectus is presented as a discontinued operation. In addition, the discussion of our indebtedness in this prospectus does not include the indebtedness of Vitrocrisa, which is presented on our consolidated balance sheets as a part of "current liabilities of discontinued operations" and "long-term liabilities of discontinued operations" for fiscal year 2005.

Certain of our subsidiaries that we have disposed of have been classified as discontinued operations as they meet the definition of held for sale for U.S. GAAP purposes. These subsidiaries, however, did not meet the definition of discontinued operations for Mexican FRS purposes as the dispositions did not constitute the sale of a significant portion of our business. See note 25 k) to our consolidated financial statements for a description of these subsidiaries.

In April 2006, Empresas Comegua, S.A. ("Comegua") acquired Vidrios Panamenos, S.A. ("VIPASA"), a glass container company located in Panama for a purchase price of $21 million.

The results of operations as of and for the three-month period ended March 31, 2007 are not necessarily indicative of the results to be expected as of and for the year ending on December 31, 2007. Financial data contained in this prospectus as of and for the years ended December 31, 2004, 2005 and 2006 has been restated in constant pesos as of December 31, 2006 and financial data contained in this prospectus as of and for the three month periods ended March 31, 2006 and 2007 is expressed in constant pesos of March 31, 2007. Financial data presented in constant pesos as of December 31, 2006 has not been restated in pesos as of March 31, 2007 because we believe the effect of such restatement would not be significant. The change in the National Consumer Price Index ("INPC") applicable for the three-month period ended March 31, 2007 was 1.0%.

This prospectus contains translations of certain constant peso amounts into U.S. dollars at specified rates solely for the convenience of the reader. These convenience translations should not be construed as representations that the constant peso amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at the specified rate indicated or at all. The exchange rate used in preparing our consolidated financial statements and in preparing convenience translations of such information into U.S. dollars is the exchange rate calculated and published by the Banco de Mexico, or the Mexican Central Bank, in the Diario Oficial de la Federacion, Mexico's Daily Official Gazette of the Federal Government, for the conversion of U.S. dollar-denominated amounts into pesos, which we refer to as the "Free Exchange Rate." As of December 31, 2006 and March 31, 2007, the Free Exchange Rate was 10.8116 pesos per U.S. dollar and 11.0322 pesos per U.S. dollar, respectively.

For purposes of this prospectus, we consider our "export sales" to be (a) sales of products produced by our Mexican subsidiaries to third parties outside Mexico and to our foreign subsidiaries that do not act as our distributors and (b) sales of products by our foreign distributor subsidiaries. We recognize sales at the time of sale to third parties outside Mexico and to our foreign subsidiaries that do not act as our distributors (principally Vitro America, Inc., which we refer to as "Vitro America"), and at the time of sale of the product by our foreign subsidiaries that act as our distributors (principally Vitro Packaging, Inc., which we refer to as "Vitro Packaging") to third parties outside Mexico.

Under Mexican corporate law, ordinary shares of our Series "A" common stock held by our Stock Option Trust (17,511,203 shares, as of March 31, 2007) are considered issued and outstanding and therefore are entitled to receive dividends and vote on matters on which our other shares are entitled to vote. However, for accounting purposes, our ordinary shares held by our Stock Option Trust are considered treasury stock and therefore not outstanding. Thus, for purposes of calculating net income (loss) from continuing operations per share, net income (loss) from discontinued operations per share, the cumulative effect of change in accounting principles per share and diluted and basic net income (loss) per share, as well as for purposes of determining shareholders' equity, we considered our ordinary shares held by our Stock Option Trust as treasury stock and not outstanding. As of March 31, 2007, 47,472,678 ordinary shares were held by our Pension Plan Trust. Those ordinary shares are treated as outstanding for all purposes.

We use the term "joint venture" to refer to companies which are not our wholly-owned subsidiaries and in which we, directly or indirectly, either have management control or share management control. We believe that our use of the term "joint venture" is consistent with international business practices. However, our "joint ventures" are not necessarily "Joint Ventures" as defined in International Financial Reporting Standards.

Certain amounts included in this prospectus may not sum due to rounding.

TERMS USED IN THIS PROSPECTUS

  Unless the context otherwise requires or except when indicated, all references to (a) "Vitro" and "our holding company" refer to Vitro, S.A.B. de C.V., and not its consolidated subsidiaries and (b) "the Company," "we," "us," "our" and "ours" refer to Vitro, S.A.B. de C.V., and all of its consolidated subsidiaries. References in this prospectus to business units are to combinations of various consolidated entities that have been grouped together for management and presentation purposes.

  Accounting terms used in this prospectus that are not otherwise defined herein will have the definitions set forth under Mexican FRS.

  Unless otherwise indicated, sales figures set forth in this prospectus are net of intercompany sales.

  All references in this prospectus to tons refer to metric tons. One metric ton is equal to 1,000.0 kilograms or 2,204.6 pounds.

  All references to "Guarantor Group" means Vitro and the Subsidiary Guarantors.

  All references to the "Subsidiary Guarantors" mean any subsidiary of Vitro that guarantees Vitro's obligations with respect to the Exchange Notes. See "Description of the Exchange Notes."

  References in this prospectus to "CNBV" are to the Comision Nacional Bancaria y de Valores, Mexico's Banking and Securities Commission.

  References in this prospectus to "UDI" are to Unidades de Inversion, which is a Mexican inflation-indexed monetary unit adjusted by the change in the INPC.

  "Float glass" is a glass product manufactured and distributed by our Flat Glass business for use as a raw material in the automotive and construction industries.

SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because this is only a summary of this prospectus, we encourage you to read carefully this entire prospectus and the sections to which we refer you, including "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations". You should read the following summary together with the more detailed information and consolidated financial statements and the notes to those statements included elsewhere in this prospectus before making an investment decision.

Our Company

We believe that we are the largest producer of glass containers and flat glass in Mexico, based on our consolidated net sales in 2006 and one of the world's largest manufacturers and distributors of glass products. We were founded in Mexico in 1909. Through our subsidiaries, we serve multiple glass product markets including the beverage, food, cosmetics, construction and automotive markets. We have production facilities in nine countries and distribution centers throughout the Americas and Europe, and we sell our products to customers in over 40 countries. Based on our export sales in 2006 of $556 million, we are one of the largest Mexican export companies. Our consolidated net sales for the year ended December 31, 2006 totaled Ps. 26,562 million ($2,457 million). For the three months ended March 31, 2006 and 2007, our consolidated net sales were Ps. 6,426 million ($582 million) and Ps. 6,691 million ($ 606 million, respectively). As of March 31, 2007, our total assets were Ps. 30,263 million ($2,743 million).

Our operations are organized into two operating business units:

  Glass Containers representing approximately 52% of our consolidated net sales and 89% of our operating income (before corporate and eliminations), in 2006. As of and for the three months ended March 31, 2007, Glass Containers represented approximately 52% of our consolidated net sales and 89% of our operating income.

  Flat Glass representing approximately 48% of our consolidated net sales, and 19% of our operating income (before corporate and eliminations), in 2006. As of and for the three months ended March 31, 2007, Flat Glass represented approximately 47% of our consolidated net sales and 19% of our operating income.

Our Business Units

Our organizational structure, comprised of the Glass Containers and Flat Glass business units, allows us to focus on the needs of the distinct end markets we serve, results in a diversified revenue base, and enables us to take advantage of our expertise in the efficient production and distribution of high quality glass products.

Glass Containers

Our Glass Containers business unit includes:

  Compania Vidriera, S.A. de C.V., which we refer to as "COVISA," our subsidiary that conducts a substantial majority of our glass containers operations in Mexico;

  Empresas Comegua, S.A., which we refer to as "Comegua," our joint venture with London Overseas, Inc. ("London Overseas") and Golden Beer Corp. ("Golden Beer"), which we believe is the largest glass containers producer in Central America (London Overseas and Golden Beer each hold 25.1% of Comegua's outstanding shares);

  Vitro Packaging, Inc., our glass containers distribution subsidiary in the United States;

  Vidrio Lux, S.A., which we refer to as "Vilux," our subsidiary engaged in the manufacture and distribution of glass containers in Bolivia and neighboring countries;

  lndustria del Alcali, S.A. de C.V., which we refer to as "Alcali," our subsidiary engaged in the manufacture of soda ash, sodium bicarbonate, calcium chloride and salt, which are the main raw materials used in the manufacture of glass products;

  Comercializadora Alcali, S. de R.L. de C.V., which we refer to as "Comercializadora," our subsidiary engaged in the distribution of the products manufactured by Alcali and which leases machinery and equipment to COVISA; and

  Fabricacion de Maquinas, S.A. de C.V., which we refer to as "FAMA," our subsidiary engaged in the manufacture of capital goods such as glass forming machines and molds.

Based on the Glass Containers business unit's net sales of Ps. 13,518 million ($1,250 million) in 2006, we believe it is the largest glass container producer in Mexico and Central America and the third-largest in the world. In 2006, this business unit accounted for 51% of our consolidated net sales. During the same period, 28% of the net sales of the Glass Containers business unit came from exports and 14% came from sales by our foreign subsidiaries that are part of the business unit.

The Glass Containers business unit produces soda lime glass containers for the soft drink, beer, food, liquor and wine, pharmaceuticals and cosmetics industries and has a production capacity of approximately 5,400 tons of glass per day. Its customers include leading companies such as The Coca-Cola Company, Pepsi Cola, Grupo Modelo, Nestle, Procter & Gamble, Gerber, Avon, Coty, Estee Lauder, Jafra, Grupo Domecq, Encore Glass, Herdez McCormick, Bruce Foods, Baumer Foods, Grupo Cuervo, Jugos del Valle, Tamazula and Bacardi. In addition, our Glass Containers business unit manufactures and distributes:

  soda ash, sodium bicarbonate, calcium chloride and salt, which are the main raw materials used in the manufacture of glass products, and capital goods such as glass forming machines and molds.

The Glass Containers business unit operates eight manufacturing facilities in Mexico, three in Central America and one in Bolivia, and has two recycling plants in Mexico. The Glass Containers business unit, which exports to the United States mainly through our subsidiary Vitro Packaging, has five sales offices, two design centers and one distribution center in the United States. The Glass Containers business unit also includes Comegua, our joint venture with London Overseas and Golden Beer. Based on Comegua's net sales of Ps. 1,725 million ($159 million) in 2006, we believe it is the largest glass container producer in Central America.

In April 2006, Comegua acquired Vidrios Panamenos, S.A. ("VIPASA"), a glass container company located in Panama for a purchase price of $21 million. VIPASA is the largest and most important glass container manufacturer for the beverages, liquor, food and pharmaceuticals industries in Panama and exports to more than 15 countries in the Americas.

Flat Glass

The Flat Glass business unit is owned 91.8% by Vitro and is comprised of three main businesses: Float Glass manufacturing, Automotive Safety Glass manufacturing and distribution and our International Division, which is primarily focused on the distribution and manufacturing of flat glass products for the construction and architectural industries. The majority of our Flat Glass business unit's operations (approximately 65%) are dedicated to the building products industry, while the remainder of the unit's operations are concentrated in the automotive industry. In 2006, 45% of our Flat Glass business unit's sales derived from the United States, 40% derived from Mexico and 15% derived from other parts of the world.

Based on the Flat Glass business unit's net sales of Ps. 12,710 million ($1,176 million) in 2006, we believe the business unit is the largest flat glass producer in Mexico, the second-largest in Latin America, one of the largest distributors of flat glass products in the United States and a leading provider of insulated flat glass products in Spain and Portugal. In 2006, this business unit accounted for 48% of Vitro's consolidated net sales. During the same period, 19% of the net sales of the Flat Glass business unit came from exports and 56% came from sales by our Flat Glass foreign subsidiaries.

Our Float Glass manufacturing business is conducted through the following subsidiaries:

  Vitro Vidrio y Cristal, S.A. de C.V. and Vitro Flotado Cubiertas, S.A. de C.V., which we refer to as "Vidrio y Cristal," our subsidiaries that manufacture and distribute a majority of our raw (float) flat glass products for the Mexican construction industry and to automotive safety glass manufacturers as raw material; and

  Vitro AFG, S.A. de C.V., which we refer to as "Vitro AFG," our former joint venture with AFG Industries, Inc. ("AFG Industries"), a subsidiary of Asahi, Inc. that is engaged in the manufacture of raw (float) flat glass products. See "Recent Development- Purchase of remainder of ownership in Vitro AFG".

Vidrio y Cristal and Vitro AFG focus on the manufacture, processing and distribution of float glass used as raw material for the construction and automotive industries and have a production capacity of over 700,000 tons of float glass per year.

In 2006, the Float Glass manufacturing business represented 17% of our Flat Glass business unit's total sales. We believe we are the leading float glass manufacturing business in Mexico on the basis of sales, with a 45% market share in Mexico as of March 31, 2007. Approximately 54% of our Float Glass manufacturing sales derive from the building products industry and approximately 46% derive from the automotive safety glass manufacturing industry. As of March 31, 2007, the Float Glass manufacturing business operated three float glass furnaces (including the Vitro AFG furnace).

Our Automotive Safety Glass manufacturing and distribution business is conducted through the following subsidiaries:

  VAU, our subsidiary that manufactures a majority of our flat glass products for the Mexican and the United States' automotive industry;

  Vitro Flex, formerly a joint venture with Visteon, which together with VAU also manufactures and distributes flat glass products for the automotive industry;

  Dinavisa, our subsidiary that distributes flat glass products for the Mexican and export AGR markets;

  Cristales Automotrices, our joint venture with a group of individual investors that owns a 49% equity interest in this business and operates a part of our AGR installation business, in Mexico City and its surrounding states; and

  Vitrocar, which is engaged in our AGR installation business in Mexico through distribution and installation centers strategically located throughout Mexico.

In 2006, the Automotive Safety Glass manufacturing and distribution business represented 35% of our Flat Glass business unit's total sales, with sales primarily derived from the automotive original equipment manufacturers ("OEM") market in North America. On the basis of sales, we believe we are the third-largest automotive safety manufacturing and distribution business in North America, with a 16.4% market share as of December 31, 2006.

Based on the number of molding furnaces the business unit currently operates in Mexico, we believe the Automotive Safety Glass manufacturing and distribution business is also a major manufacturer of safety glass products for the automotive OEM and AGR markets in Mexico. Our Automotive Safety Glass manufacturing and distribution business' customer base includes General Motors, Ford Motor Co., DaimlerChrysler, Volkswagen and Nissan.

Our International Division is operated by the following subsidiaries:

  Vitro America, Inc., which we refer to as "Vitro America", our subsidiary that performs a substantial majority of our flat glass operations in the United States, which derives 85% of its sales from the distribution of construction glass and 15% from the distribution and installation of auto glass;

  Vitro Cristalglass, S.L., which we refer to as "Vitro Cristalglass," our joint venture with a group of individual investors that owns a 40% equity interest in this business, and is engaged in the manufacture and distribution of flat glass products for the Spanish, French and Portuguese construction industries, with specialties in value-added glass products and glass for monumental construction projects;

  Vitro Chaves Industria de Vidrio, S.A., which we refer to as "Vitro Chaves," a joint venture of Vitro Cristalglass with a group of individual investors that owns a 40% equity interest in this business, and is engaged in the manufacture and distribution of flat glass products for the Portuguese construction industry; and

  Vitro Colombia, S.A., which we refer to as "Vitro Colombia," our subsidiary that conducts our Colombian flat glass operations and is primarily engaged in the manufacture and distribution of flat glass products for the automotive industry, with some activity in the construction market.

Vitro America processes, distributes and installs flat glass products for the construction and automotive markets in the United States. It operates in 26 states in the U.S. through eight fabrication centers, 34 distribution centers and 104 installation centers. A portion of the glass processed by Vitro America is produced by the business unit in Mexico, and the balance is purchased from unaffiliated third parties. In 2006, the majority of Vitro America's glass purchases in terms of volume were supplied from our Flat Glass Mexican subsidiaries.

In Europe, Vitro Cristalglass currently has seven processing facilities and two distribution centers in Barcelona, Spain. Vitro Chaves currently has one processing facility and one distribution center in Lisbon, Portugal.

Competitive Strengths

Integrated Approach to Glass Production. Our focus on glass has allowed us to develop design capabilities. manufacturing expertise, technological strength, production flexibility and efficient, integrated processes resulting in high quality products. In the countries in which we have a significant presence, we also have extensive distribution and installation capabilities for glass products that are fully integrated with our design and manufacturing operations. We believe that our diversification in glass-related businesses through our Flat Glass and Glass Containers business units minimizes our exposure to any particular segment of the glass industry.

By participating in every step of the value chain (design, manufacturing, processing and distribution), the Glass Containers business unit has been able to strengthen its relationships with key customers, increase its participation in value-added niche markets and support its cash flow generation. Our emphasis on designing and manufacturing value-added niche products, including decorative and finishing items, has helped us become one of the largest importers of glass containers into the United States. Our Glass Containers business unit has developed solid relationships with top players in the beer, food, beverages, cosmetics, wine and liquor industries in Mexico as well as in the United States, Central America and the Caribbean, and also has a growing presence in Europe and Asia.

In recent years, we have strengthened the market position of the Flat Glass business unit in Mexico, the United States and Spain by focusing on value-added products and, where appropriate, pursuing selective investments and integration opportunities in other attractive markets such as Portugal and France. In the automotive glass market, we have long-standing relationships with major OEMs and our emphasis on the design and manufacture of value-added glass products, such as the fine wire windshield and laminated side lites, has enabled us to become one of the largest suppliers of glass to the OEM market in the NAFTA region. With more than 162 points of sale, our Flat Glass business unit has the largest integrated distribution and installation chain for AGR products in Mexico and, through its subsidiary Vitro America, also participates in the AGR market in the United States. In September 2006, Visteon Corporation was reimbursed for its 38% capital interest in Vitro Flex and the joint venture agreement with Fairlane Holdings, a Visteon affiliate, was terminated. As a result, Vitro Flex is now a wholly-owned subsidiary of Vimexico. The transaction will enable Vimexico to obtain full control of Vitro Flex and strengthen our automotive products division to continue fulfilling the growing needs of our current customers while expanding our customer base. In the construction market, we believe our integrated glass production and distribution capabilities are unique among major flat glass producers and allow our Flat Glass business to focus on value-added products, such as Super Dual and Super Dual T (our double-paned window products), including in the United States and Spain.

Leadership Positions in the Glass Manufacturing and Distribution Market. With over 90 years of experience in the glass industry, we are an expert and leader in glass design, manufacturing, processing and distribution. Our Glass Containers business unit is the leading glass containers producer and distributor in Mexico and the largest glass containers producer in Central America, through our investment in Comegua, and one of the largest importers of glass containers into the United States. Our Flat Glass business unit is the largest flat glass producer in Mexico and among the largest in Latin America. Through its subsidiary, Vitro America, it is also among the leading processors, distributors and installers of flat glass in the United States and one of the leading manufacturers and distributors of glass products in the construction and AGR markets. We have a growing presence in the Spanish market for value-added construction glass.

Solid and Diverse Customer Base. We have successfully established long-term relationships with customers that are leaders in their industries as a result of the quality of our products and our ability to effectively meet their specifications and promptly satisfy their demands through our "one-stop shop" business approach. These long-standing relationships, some of which are over 50 years old, provide us with a stable and diverse revenue base. Our customers include several global market leaders, such as Grupo Modelo, The Coca-Cola Company, Grupo Domecq, Procter & Gamble, Ford Motor Co., and General Motors. In 2006, no single customer accounted for more than 8% of our consolidated net sales. Our customer diversification is enhanced by the variety of industries we serve, which include the beverage, food and cosmetics, automotive and construction industries.

Broad Market and Geographical Scope. Our Mexican business base is complemented by our presence in markets in the United States, Central America, Colombia, Bolivia, Spain and Portugal. We operate in nine countries, have distribution centers throughout the Americas and Europe and benefit from a diversified customer base located in over 40 countries. During the last three years, an average of 57% of our consolidated net sales came from exports and foreign subsidiaries. Additionally, 57% of our consolidated net sales in that period were sales with prices linked to the U.S. dollar. Our presence in mature economies, especially in the United States, balances our exposure to other developing economies. In addition, we continue to broaden our geographic presence to reduce the impact of an economic downturn in any specific market. In 2006, our total export sales were $556 million, the majority of which were to the United States, and represented 23% of our consolidated net sales. We have also reduced our exposure to downturns in any single industry by serving diverse glass market sectors through our Glass Containers and Flat Glass business units.

Efficient Producer o f High Quality Glass Products. Our glass manufacturing experience and advanced facilities and technology have allowed us to operate efficiently and manufacture products recognized for their high quality and design. Our efficiency, integrated production and delivery capabilities and focus on value-added products have allowed us to achieve competitive margins. For instance, in the Glass Containers business unit, our expertise allows us to change production runs quickly and our experienced personnel seek the best and most innovative technology available in the industry and use it to develop products of superior quality. Similarly, our Flat Glass business unit has reduced fixed costs by automating some of its operations. In addition, we have leveraged our knowledge of the glass manufacturing process to develop alternative energy sources, including PET Coke (a fuel produced using oil byproducts), that we believe will help us to control costs in the face of rising natural gas prices. We are the sole worldwide patent-holder for PET Coke technology for glass manufacturing.

Both of our core businesses have unique design capabilities that we believe allow us to continuously develop new products that are tailored to and satisfy our customers' needs. For example, our Glass Containers business unit is able to offer customers a one-stop solution by providing products and services ranging from container design and color to point-of-sale expertise. Our Flat Glass unit is not only able to offer our customers assistance with their design and point-of-sale needs, but also provides installation services such as in the United States and Mexican AGR markets. We believe that our ability to continuously develop new products and offer "one-stop shop" products and services has led to improvements in our margins and has allowed us to take advantage of economies of scale, increasing our competitiveness.

Through the years, our subsidiaries have received several domestic and international quality and design awards, such as the Stellar Containers Award, the Clear Choice Award, the Supplier of the Year Award for our Flat Glass business unit and several quality awards for our Glass Containers subsidiary Alcali, including the National and Iberoamerican Quality Awards. Our Mexican manufacturing subsidiaries that sell to the automotive industry are Quality Standard 9000 certified and the majority of our subsidiaries have obtained International Organization for Standardization 9001 certification, which we refer to as "IS0 9001 Certification."

Experienced Management Team. We have an experienced senior management team with an average of over 26 years of industry experience and an experienced team of operating managers who average over 23 years of experience in glass manufacturing. We employ over 1,450 highly qualified and trained engineers and technicians, who design, develop and maintain our production facilities. We maintain a training facility in Mexico, where we conduct continuing programs to train our operating personnel in the latest manufacturing processes. We believe that, historically, the turnover among our managerial, engineering and technical personnel has been low relative to our competitors.

Business Strategy

Our objective is to increase our profitability and cash flow generation by solidifying our market position as a global leader in the glass design, manufacturing, processing and distribution industries. In order to achieve this objective, we operate our business based on the following strategies:

Focus on Cost Reduction and Operating Efficiencies. As part of our ongoing efforts to reduce costs and expenses, in 2006 we finalized the implementation of several cost containment programs aimed at reducing overhead and administrative costs, with an emphasis on cost efficiency, technological innovation and efficient use of labor force and energy. For example, we recently eliminated several non-profitable automotive glass business segments in an effort to focus on higher-margin products and reduce overhead costs. We have also placed greater emphasis on investment in fuel- and energy-efficient machinery and equipment at our Glass Containers and Flat Glass manufacturing facilities. As a percentage of sales, our selling, general and administrative expenses decreased by 1% for the fiscal year ended December 31, 2006 compared to the fiscal year ended December 31, 2005. We plan to continue to make further efforts to reduce our general, administrative and selling expenses.

Additionally, we are improving and streamlining our communications network and upgrading our operations through the enhancement of information systems. For example, we have implemented an electronic system currently used to purchase a significant part of our supplies. These initiatives extend across the value chain from employees and suppliers to customers. We are also in the process of implementing a SAP system that we believe will enable us to improve management processes across our various business segments.

Continue to Concentrate on and Improve Our Core Businesses. We intend to continue investing in and improving our two core businesses through the implementation of initiatives aimed at optimizing operating efficiencies while taking advantage of our key competitive strengths.

With respect to our Glass Containers business unit, we intend to, among other things, (i) expand the range of beer bottling products offered to our clients, particularly in the non-returnable market segment; (ii) increase efficiency ratios in our domestic plants through selective investment of capital, continued automation of production processes, improvements in the pack-to-melt process and cost reduction initiatives in relation to packaging, energy costs, freight costs and waste management; (iii) continue our penetration of the cosmetics and non-returnable domestic beer market segments; (iv) increase our market share in the non-returnable soft-drink segment; (v) pursue improvements in the range of our packaging offered in the wine and liquor segments; (vi) leverage our domestic and export operations by focusing on key global customer accounts in the cosmetics market segment; and (vii) continue to consolidate our operations in Central America and the Caribbean.

With respect to our Flat Glass business unit, we intend to, among other things, (i) reduce inventories to improve cash flow generation; (ii) reduce exports of low value-added products to improve margins; (iii) increase our production capabilities in the construction market segment in the United States and Spain; (iv) expand OEM platforms in the automotive glass market segment; (v) develop initiatives to improve our working capital management; and (vi) continue our emphasis on the development of high-margin and value-added products.

Consolidate Our Competitive Position. We seek to invest in market segments that we believe will demonstrate growth in the medium and long term, including the beer, wine and liquor, non-returnable soft drinks and high-end cosmetics market segments with respect to our Glass Containers business unit and the construction market segment with respect to our Flat Glass business unit. We believe that by focusing on high-growth areas, we will be able to consolidate our competitive position on a sustainable basis.

Moreover, as a key part of our efforts to consolidate our competitive position and implement our growth strategy, we are continually evaluating acquisition opportunities and consolidation possibilities. For example, in April 2006, Comegua acquired VIPASA, the largest and most important glass container manufacturer for the beverages, liquor, food and pharmaceuticals industries in Panama, with exports to more than 15 countries in the Americas. In addition, in September 2006, our joint venture partner Visteon Corporation's 38% capital interest in Vitro Flex was cancelled and reimbursed, allowing us to obtain full control of Vitro Flex and strengthen our automotive products division. We believe that such actions will enable us to continue to achieve our strategic objectives of consolidating our leadership position in regional markets in the Americas, growing in attractive markets outside of the Americas and mitigating the impact of slowdowns in regional demand.

Leverage "Vitro" Brand Name. The "Vitro" brand name is widely recognized in Mexico and in other markets where we have a significant presence as a leader in the manufacture and production of high quality glass and value-added products. We will continue to leverage the "Vitro" brand name as a means of emphasizing our commitment to high quality glass products.

Focus on Value-Added Products. As part of our ongoing efforts to strengthen our market position in Mexico, the United States, Central America and other regions, we intend to continue focusing on the development of value-added products. We believe that the Glass Containers business unit's relatively high levels of productivity and quality and its ability to rapidly meet changes in demand allow it to offer value-added products at attractive prices in the United States and other export markets. Part of our strategy with respect to this business unit involves an emphasis on the introduction of specialty products for value-added markets in the food, cosmetics and liquor industries, among others. We believe the specialty nature of the products sold in value-added markets allows the business unit to charge higher per unit prices for these products, resulting in higher margins and a stronger market position.

With respect to the Flat Glass business unit, our strategy is to focus on products for the domestic AGR and NAFTA-region automotive OEM market segments. For example, in recent years, we have developed laminated window products and the fine wire windshield for OEMs. We have also developed the Super Dual and Super Dual T for the construction market and increased the production of value-added products in Vitro America and we plan to grow our value-added operations in the construction market, with an emphasis on commercial building products.

Significant Developments in 2006

Vitrocrisa Divestiture

On June 16, 2006, the Company completed the sale of its 51% equity ownership interest in Vitrocrisa to Libbey, the owner of the remaining 49% equity interest. Libbey has been the exclusive distributor in the United States and Canada of the products manufactured by Vitrocrisa since the formation of the venture between both companies in 1997. The Company received proceeds of $119 million from this divestiture, comprised of $80 million in cash from the sale of its equity interest, $28 million from the payment of intercompany receivables and $11 million from the repayment of intercompany debt and recognized a gain on the sale of Ps. 463 million. As a part of this transaction, all of the liabilities of Vitrocrisa were assumed by Libbey, including bank debt of $62 million as of May 31, 2006, except for pension liabilities and retirement payment obligations. The Company has used the proceeds of this sale to reduce debt. Vitrocrisa, which was previously presented as one of our reportable segments, is presented as a discontinued operation as its disposition represented the end of a significant activity of the Company.

Rights Offering

On November 1, 2006, we announced the successful completion of a rights offering to our shareholders and to holders of our ADRs for an increase in our capital stock. Approximately 95% of the 62,857,143 total new shares offered by us were subscribed by our existing shareholders and ADR holders through the exercise of preemptive rights, and the remaining portion was purchased by IXE Banco, S.A., Institucion de Banca Multiple, IXE Grupo Financiero, a Mexican financial institution. through a back stop facility that was arranged for such purpose. Our proceeds from the rights offering totaled Ps. 550 (nominal) million ($50 million), which was used to repay outstanding indebtedness.

Visteon Corporation's Retirement from Vitro Flex

On September 29, 2006, our joint venture partner Visteon Corporation's 38% capital interest in Vitro Flex was cancelled and reimbursed, allowing us to obtain full control of Vitro Flex and strengthen our automotive products division. We believe that our full ownership of Vitro Flex, which currently manufactures tempered and laminated glass exclusively for Ford Motor Co., will lead to increased production capacity and flexibility, allowing us to continue fulfilling the growing needs of our current customers while expanding our customer base.

Merger of Vitro Plan

On October 18. 2006, Vitro and its subsidiary Vitro Corporativo, S.A. de C.V. ("Vicorp") incorporated Vimexico, S.A. de C.V. ("Vimexico") as a Mexican corporation and, on October 30, 2006, Vitro transferred, as a capital contribution to Vimexico, a loan receivable from Vitro Plan in the amount of $135 million. Following the capital contribution. Vicorp and Vitro, as shareholders of Vimexico, adopted unanimous resolutions of Vimexico on December 8. 2006 to approve the merger of Vitro Plan S.A. de C.V. ("Vitro Plan") with Vimexico. On December 8, 2006. the shareholders of Vitro Plan held an extraordinary shareholders' meeting upon second call, which meeting was suspended and later concluded on December 11, 2006, at which the merger with Vimexico was approved. The following resolutions, among others, were adopted at the extraordinary shareholders' meeting of Vitro Plan:

  approval of the merger of Vitro Plan into Vimexico based on financial information as of October 31, 2006. with Vimexico as the surviving entity to be effective, subject to the favorable opinion of the Mexican Antitrust Commission (Comision Federal de Competencia) (which favorable opinion was obtained in December, 2006), immediately upon registration of the transaction before the Public Registry of Commerce of Monterrey, Nuevo Leon; and

  approval of the cancellation upon delivery of existing Vitro Plan stock certificates in exchange for Vimexico stock certificates, using a ratio of 7.19319816 shares of Vimexico common stock per share of Vitro Plan common stock.

As a consequence of the merger, all assets, rights, liabilities and obligations of Vitro Plan were assumed by Vimexico and all agreements, contracts and proceedings (legal or otherwise) to which Vitro Plan was a party were undertaken by Vimexico, resulting in Vimexico's total indebtedness of $228 million as of the date of the merger (after giving effect to the cancellation of $135 million of intercompany indebtedness).

Prior to the merger, Vitro Plan was a direct 65%-owned subsidiary of Vitro. As a result of the merger, Vimexico is a direct 91.8%-owned subsidiary of Vitro. Prior to the merger, Pilkington owned a 35% equity interest in Vitro Plan and, as a result of the merger, owns an 8.2% equity interest in Vimexico. Pilkington voted against the adoption of the shareholder resolutions approving the merger. Under the merger, the outstanding $135 million of intercompany indebtedness owed by Vitro Plan was cancelled, reducing the debt of the Flat Glass business unit to a level that could more readily be supported by its cash flow from operations. On January 16, 2007 we were served with a lawsuit from Pilkington filed with the competent court in Mexico that, among other claims, challenges the resolutions adopted at the shareholders' meeting at which the merger was approved. The disagreement with our partner in our Flat Glass business unit about the merger of Vitro Plan into Vimexico may affect the value of the guaranty of the Exchange Notes by our Flat Glass business unit. See "Risk Factors-Risk Factors Relating to Us."

Sale of Real Estate

On November 27, 2006, our holding company sold real estate located in Mexico City used by COVISA for $100 million, 80% payable on the date of sale and the remainder payable on the delivery date of the property. Prior to the sale, COVISA used these premises to manufacture glass containers for cosmetics and perfume products. We plan to relocate this production to another facility in Toluca, Mexico. In connection with the sale of the property, we have agreed to deliver the real estate within 24 months following the sale, free and clear of all buildings and fixtures, as well as any environmental claims. Pursuant to the terms of the sale, we are allowed to use such real estate at no charge during this 24-month period. Pursuant to the terns of the sale, we also have an option to extend the delivery date for an additional 12 months for an annual rental payment of $11.2 million. We have also granted a guarantee for up to $80 million in favor of the purchaser payable in the event that the property is not delivered to the purchaser within 36 months following the sale.

 CORPORATE RESTRUCTURING AND RECAPITALIZATION

Background

Commencing in 2001, we began a corporate restructuring and recapitalization program focused primarily on the sale of non-core assets and assets no longer in line with the long-term strategy of our business with the aim of reducing overall debt service levels. From May 2001 through April 2005, we concentrated our divestiture efforts on rightsizing our two core businesses, Glass Containers and Flat Glass, and divesting of our interests in several joint ventures.

As part of this program, we completed the following strategic transactions in 2006:

Sale of non core businesses:

  sale of our 51% interest in Vitrocrisa, our glassware manufacturing joint venture with Libbey, and our exit from the manufacture of consumer glassware and home decor products, for $119 million and the assumption by Libbey of liabilities of $62 million;

  sale of our 51% interest in Quimica M, S.A. de C.V., a subsidiary engaged in the manufacture of plastic film used in windshield applications, for $20 million;

Sale of real estate:

  sale of real estate in Mexico City for $100 million;

  sales of corporate and non-corporate real estate for $42 million; and

Equity offering:

  rights offering to our shareholders and to holders of our ADRs for an increase in our capital stock of 62,857,143 new ordinary shares in which we raised Ps. 550 million (nominal) ($50 million).

$1.0 Billion Financing

Building on the successful completion of these transactions and supported by our improved operating results, on February 1, 2007 we issued the Initial Notes in an aggregate principal amount of $1.0 billion. Through the issuance of the Initial Notes, we achieved more favorable terms and conditions in our overall debt, including reduced interest rates, longer average maturity, a lower cost of capital, higher capital generation and a path for solid growth. Substantially all of the net proceeds from the financing were used to repay outstanding short-term indebtedness and substantially all of our long-term debt, other than our 11.75% Senior Notes due 2013 (the "2013 Senior Notes").

Effects of the Financing

The following table sets forth our consolidated indebtedness under Mexican FRS as of December 31, 2006:

  on an actual basis, reflecting the reclassification of Ps. 4,220 million ($390 million) of short-term borrowings and current maturities to long-term debt, which were refinanced with the proceeds of the offering of the Initial Notes; and

  on an as adjusted basis to give effect to the offering of the Initial Notes and the repayment of indebtedness from the proceeds thereof.

	As of December 31, 2006
	Actual	Actual	As Adjusted	As Adjusted
	(Ps. millions)	($ millions)	(Ps. millions)	($ millions)
Total indebtedness
Short-term debt(1).............................................................	350	32	350	32
8% VENA Secured Notes due February 2007............	811	75	- (2)	-(2)
10% VENA Unsecured Guaranteed Notes due August 2007	1,189	110	- (3)	- (3)
11⅜% Vicap Notes due May 2007...............................	1,648	152	- (4)	- (4)
VENA Senior Secured Term Loan due 2010...............	1,569	145	- (5)	- (5)
VENA 10.75% Senior Guaranteed Notes due 2011....	2,703	250	327(6)	30(6)
11.75% 2013 Senior Guaranteed Notes (7)....................	2,433	225	2,433	225
8.625% 2012 Senior Guaranteed Notes........................	-	-	3,243	300
9.125% 2017 Senior Guaranteed Notes........................	-	-	7,568	700
Long-term bank and other debt....................................	1,632	152	815(8)	76(8)

Total Indebtedness.............................................	12,335	1,141	14,736	1,363

(1) Includes current maturities of long-term debt.

(2) Reflects repayment on February 7, 2007.

(3) Reflects optional prepayment on May 9, 2007.

(4) Reflects optional prepayment on March 5, 2007.

(5) Reflects optional prepayment on February 26, 2007.

(6) Reflects repayment of Ps. 2,376 million ($220 million) pursuant to a Tender Offer and Consent Solicitation, and a covenant defeasance of the remaining Ps. 327 million ($30 million), allowing us to release the collateral securing this debt. Funds to finance the defeasance were deposited in a trust and are reflected on our balance sheet as restricted cash. On July 23, 2008, the restricted cash will be disbursed from the trust to repay all the outstanding principal plus accrued interest through the date of payment.

(7) As part of the financing, the guarantees issued to support the 2012 Senior Notes and the 2017 Senior Notes were similarly extended to benefit the 2013 Senior Notes.

(8) Reflects repayment of Ps. 225 million ($21 million) Inbursa Secured Loan, repayment of Ps. 302 million ($28 million) Flat Glass Credit Facilities and a repurchase of Ps. 350 million ($32 million) Certificados Bursatiles included in long-term debt. In addition , Ps. 60 million ($5 million) reflect the cancellation of issuance discounts on debt that was prepaid with the proceeds of the 2012 Senior Notes and the 2017 Senior Notes offering.

Genesis Project

We are transforming our management, operational and reporting processes through the implementation of an enterprise wide process model, which we refer to as the Genesis Project. The objective of the Genesis Project is to transform Vitro's global operating model to a results-oriented, client-focused model.

As part of the Genesis Project, we plan to implement a fully integrated enterprise resource planning, or ERP, system using ERP software from SAP AG, or ("SAP").

We believe the main strategic benefits of the Genesis Project will be to:

  Standardize and optimize our operating and administrative processes,

  Facilitate the integration of our operations globally,

  Improve and maintain compliance with regulatory requirements regarding effective internal control over financial reporting,

  Standardize management and operational information across our subsidiaries in Mexico and abroad, enhancing also its availability for decision making at all levels of the Vitro organization,

  Establish, integrate and apply best practices standards in our operations, and

  Continue our strategy of pursuing consistent and integrated growth globally.

The Genesis Project that started in 2006, will be implemented throughout all the Company's businesses and will be completed in two phases. For the initial phase we expect to invest approximately $27.5 million, while the second phase will have an estimated cost of no more than that incurred in the first phase.

Recent Developments

Results as of and for the three months ended March 31, 2006 and 2007

Set forth below are our unaudited consolidated results for the three months ended March 31, 2006 and 2007. Our first quarter results have been prepared in accordance with Mexican FRS and are presented in Mexican pesos in purchasing power as of March 31, 2007. In the opinion of management, the unaudited financial information set forth includes all adjustments, consisting of only normally recurring adjustments, necessary for a fair presentation of this financial information. The unaudited financial information set forth should be read in connection with our audited consolidated financial statements for the years ended December 31, 2004, 2005 and 2006, which are included elsewhere in this prospectus. Financial information set forth is presented in Mexican pesos in purchasing power as of March 31, 2007 and is therefore not directly comparable to the financial information presented elsewhere in this prospectus, which, unless otherwise stated, is presented in Mexican pesos in purchasing power as of December 31, 2006.

The information contained in the following table does not contain all of the information and disclosures normally included in interim financial statements prepared in accordance with Mexican FRS. We have not undertaken a U.S. GAAP reconciliation for any interim period or date in 2006 or 2007. The change in the INPC for the three month period ended March 31, 2007 was 1.0%.

Peso amounts have been translated into U.S. dollars, solely for the convenience of the reader, at the rate of 11.0322 pesos per one U.S. dollar, the Free Exchange Rate on March 31, 2007.

	UNAUDITED
	For the three month period ended March 31,
	2006	2007	2007
	(Ps. Millions)		($ Millions)
Income Statement
Net sales	Ps. 6,426	Ps. 6,691	$ 606
Cost of sales	4,801	4,807	435
Gross profit	1,625	1,884	171
Selling, general and administrative expenses	1,316	1,304	118
Operating Income	309	580	53
Financing cost:
Interest expense	(457)	(477)	(43)
Interest income	29	43	4
Other financial expenses, net	(298)	(52)	(5)
Exchange loss, net	(216)	(157)	(14)
Gain from monetary position	109	116	10
Total financing result	(833)	(527)	(48)
Other expenses (income), net (1) (2)	(62)	434	40
Loss before taxes	(462)	(381)	(35)
Income tax	150	70	6
Net loss form continuing operations	(612)	(451)	(41)
Income from discontinued operations	1	-	-
Net loss	(611)	(451)	(41)
Net loss of majority interest	(597)	(481)	(44)
Net (loss) income of minority interest	(14)	30	3

Balance Sheet
Cash and cash equivalents	Ps. 1,027	Ps. 2,524	$ 229
Trade receivables	1,320	1,353	123
Inventories	3,965	3,880	351
Other current assets	2,160	3,721	337
Current assets from discontinued operations	879	-	-
Total current assets	9,351	11,478	1,040
Property, plant and equipment	17,383	15,836	1,435
Other assets	2,562	2,269	206
Long-term assets from discontinued operations	1,187	-	-
Other long-term assets	387	680	62
Total assets	30,870	30,263	2,743
Short-term and current maturities of long-term debt	5,237	1,621	147
Trade payables	1,908	1,950	177
Other current liabilities	2,524	2,296	208
Current liabilities from discontinued operations	467	-	-
Total current liabilities	10,136	5,867	532
Long-term debt	10,155	14,550	1,319
Other long-term liabilities	1,507	1,670	151
Long-term liabilities from discontinued operations	800	-	-
Total liabilities	22,598	22,087	2,002
Majority interest	5,381	6,394	580
Minority Interest	2,891	1,782	161
Total stockholders' equity	8,272	8,176	741

(1) We adopted the provisions of NIF B-3, Statement of Operations, beginning on January 1, 2007. As a result of adopting this new financial reporting standard, we reclassified statutory worker's profit sharing to other income (expense) in our March 31, 2007 statement of operations. For purposes of comparability, the corresponding amount for March 31, 2006 was also reclassified. We did not incurred in any worker's profit sharing expense as of March 31, 2006 and 2007.

(2) Expenses are associated with prepayment fees and other expenses related to the debt refinancing completed in February 2007.

Purchase of remainder of ownership in Vitro AFG

In June, 2002, we entered into a Production Joint Venture Agreement ("JV") with AFG Industries ("AFG"), a subsidiary of Asahi, Inc., to form Vitro AFG and manufacture raw (float) flat glass products. During the past few months we entered into discussions with AFG Industries to either buy from AFG Industries or sell to AFG Industries our respective ownership interests in Vitro AFG or to close down its facility (the "Mexicali plant"). Within the terms of the JV, AFG recently notified Vimexico that it wished to exercise its option to purchase Vimexico's 50% stake in Vitro AFG for US$6 million. On July 3, 2007, Vimexico, in turn, decided to exercise its right, according to the terms of the JV, to purchase AFG Industries' 50% stake in Vitro AFG at the price offered by AFG Industries. Our acquisition was completed on July 23, 2007 and is subject to Mexican governmental authorizations which we expect to receive before the end of August. If we do not receive the corresponding governmental authorizations the purchase may have to be undone.

As a result of our purchasing of AFG Industries' 50% stake in Vitro AFG, our JV with AFG Industries and all of the ancillary agreements thereto (except for the Joint Technology Agreements) were terminated.

Vitro AFG began operations on November 18, 2003 with a co-investment of approximately US$100 million dollars. By acquiring AFG Industries' 50% stake for a purchase price of $6 million, Vitro increased its consolidated total assets by 1.6%. Also, the 50% of Vitro AFG's net sales and consolidated operating income for the year ended December 31, 2006 comprised less than 1% and less than 2%, respectively, of Vitro's consolidated net sales and consolidated operating income in 2006.

Vimexico will continue to operate the facility as it has been operated; however, since AFG Industries will no longer purchase 50% of the facility's total production capacity of 150,000 tons (as previously required under the JV) we will experience over-capacity, particularly in the near term, as we had not included the extra 75,000 tons of float glass capacity in our 2007 planning.

How to reach us

Our principal executive offices are located at Ave. Ricardo Margain Zozaya 400, Col. Valle del Campestre, San Pedro Garza Garcia, Nuevo Leon, 66265 Mexico and our telephone number is +52 (81) 8863-1200.

SUMMARY OF TERMS OF THE EXCHANGE OFFER

Set forth below is a summary description of the terms of the exchange offer. We refer you to "The Exchange Offer" for a more complete description of the terms of the exchange offer.

Background.............................

On February 1, 2007, we completed the private offering of $300,000,000 aggregate principal amount of 2012 Initial Notes and $700,000,000 aggregate principal amount of 2017 Initial Notes. In connection with that offering, we entered into a registration rights agreement with the initial purchasers of the Initial Notes in which we agreed, among other things, to complete this exchange offer. This exchange offer is intended to satisfy our obligations under this registration rights agreement. You are entitled to exchange in this exchange offer your Initial Notes for Exchange Notes which are identical in all material respects to the Initial Notes except that:

the Exchange Notes have been registered under the Securities Act and will be freely tradable by persons who are not affiliated with us; and
the Exchange Notes are not entitled to certain rights which are applicable to the Initial Notes under the registration rights agreement.

The Exchange Offer ...............

We are offering to exchange $300,000,000 aggregate principal amount of our 2012 Exchange Notes and $700,000,000 aggregate principal amount of our 2017 Exchange Notes which have been registered under the Securities Act of 1933, as amended (the "Securities Act") for up to $300,000,000 aggregate principal amount of our 2012 Initial Notes and $700,000,000 aggregate principal amount of our 2017 Initial Notes, respectively, which were issued on February 1, 2007 in a private offering. Initial Notes may be exchanged only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

 If the exchange offer is not completed within the time period specified in the registration rights agreement, we will be required to pay additional interest on the Initial Notes covered by the registration rights agreement for which the specified time period was exceeded.

Resales...........................................

Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the Exchange Notes issued pursuant to this exchange offer in exchange for the Initial Notes may be offered for resale, resold and otherwise transferred by you (unless you are our "affiliate" within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

you are acquiring the Exchange Notes in the ordinary course of your business; and
you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in the distribution of the Exchange Notes.

Each participating broker-dealer that receives Exchange Notes for its own account pursuant to this exchange offer in exchange for the Initial Notes that were acquired as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. See "Plan of Distribution."

The exchange offer is not being made to, nor will we accept surrenders of Initial Notes for exchange from, holders of Initial Notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky of the jurisdiction.

Consequences of Failure to Exchange....................................................

All untendered Initial Notes will continue to be subject to the restrictions on transfer provided for in the Initial Notes and in the indentures relating to the Initial Notes, which we refer to as the "Indentures," and will continue to bear legends regarding restrictions on transfer.

You will not be able to offer or sell the Initial Notes unless:
pursuant to an exemption from the requirements of the Securities Act; or
the Initial Notes are registered under the Securities Act.

After the exchange offer is closed, we will no longer have an obligation to register the Initial Notes, and we currently do not intend to register under the Securities Act the resale of any Initial Notes that remain outstanding. Please see "Risk Factors - Factors Relating to the Exchange Notes - If you do not participate in this exchange offer, you will continue to hold unregistered Initial Notes that are subject to transfer restrictions."

Expiration Date; Withdrawal of Tender.......................................

This exchange offer will expire at 11:59 p.m., New York City time, on [**], 2007, or such later date and time to which we extend it. A tender of Initial Notes pursuant to this exchange offer may be withdrawn at any time prior to the expiration date. Any Initial Notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of this exchange offer.

Interest on the Exchange Notes.

Interest on the Exchange Notes will accrue at the rate of 8.625% and 9.125% for the 2012 Exchange Notes and the 2017 Exchange Notes respectively, from the date of the last periodic payment of interest on the Initial Notes or, if no interest has been paid, from February 1, 2006. No additional interest will be paid on Initial Notes tendered and accepted for exchange.

Conditions to this Exchange Offer	This exchange offer is subject to customary conditions, some of which we may waive.
Procedures for Tendering Initial Notes....................................................

If you wish to accept the exchange offer, you must follow the procedures for book-entry transfer described in this prospectus, whereby you will agree to be bound by the letter of transmittal and we may enforce the letter of transmittal against you. Questions regarding the tender of Initial Notes or the exchange offer generally should be directed to the exchange agent at one of its addresses specified in "The Exchange Offer-Exchange Agent." See "The Exchange Offer-Procedures for Tendering" and "The Exchange Offer-Guaranteed Delivery Procedures."

Guaranteed Delivery Procedures

If you wish to tender your Initial Notes and the procedure for book entry transfer cannot be completed on a timely basis, you may tender your Initial Notes according to the guaranteed delivery procedures described under the heading "The Exchange Offer-Guaranteed Delivery Procedures."

Acceptance of Initial Notes and Delivery of Exchange Notes.

We will accept for exchange any and all Initial Notes that are properly tendered in the exchange offer before 11:59 p.m., New York City time, on the expiration date, as long as all of the terms and conditions of the exchange offer are met. We will deliver the Exchange Notes promptly following the expiration date.

Special Procedures for Beneficial Holders......................................

If you beneficially own Initial Notes which are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender Initial Notes into this exchange offer, you should contact such registered holder promptly and instruct such person to tender on your behalf.

Accounting Treatment................

We will not recognize any gain or loss for accounting purposes upon the completion of this exchange offer. The expenses of this exchange offer that we pay will increase our deferred financing costs in accordance with generally accepted accounting principles in Mexico.

Certain Federal Income Tax Considerations.........................

We believe that the exchange of Initial Notes for Exchange Notes in this exchange offer should not be a taxable event for U.S. federal income tax purposes. For discussion of certain other U.S. and Mexican federal tax considerations relating to the exchange of the Initial Notes for the Exchange Notes and the purchase, ownership and disposition of new notes, See "Certain Income Tax Considerations - United States Taxation."

Use of Proceeds............................	We will not receive any cash proceeds from the issuance of the Exchange Notes in this exchange offer.
Exchange Agent...........................	The U.S. Bank National Association is serving as exchange agent in connection with this exchange offer.

SUMMARY OF THE TERMS OF THE EXCHANGE NOTES

The Exchange Notes have the same financial terms and covenants as the Initial Notes, which are as follows:

Issuer..............................................	Vitro, S.A.B. de C.V.
Notes Offered................................	Up to $300,000,000 aggregate principal amount of 8.625% 2012 Exchange Notes and up to $700,000,000 aggregate principal amount of 9.125% 2017 Exchange Notes.
Maturity.........................................	February 1, 2012 and February 1, 2017.
Interest...........................................

8.625% per annum, paid every six months on February 1 and August 1, with the first payment on August 1, 2007 for the 2012 Exchange Notes.

9.125% per annum, paid every six months on February 1 and August 1, with the first payment on August 1, 2007 for the 2017 Exchange Notes.

Guarantors.....................................

Certain of our subsidiaries, which we refer to as the Subsidiary Guarantors, will irrevocably and unconditionally guarantee the full and punctual payment of principal, interest and all other amounts that may become due and payable in respect of the notes of the Exchange Notes. The Exchange Notes will be our senior unsecured obligations.

Optional Redemption..................

On or after February 1, 2012, we may redeem some or all of the 2017 Exchange Notes at any time at the redemption prices set forth in "Description of Exchange Notes - Optional Redemption".

At any time in the case of the 2012 Exchange Notes and prior to February 1, 2012 in the case of the 2017 Exchange Notes we may redeem some or all of the notes by paying the principal amount of the notes plus the applicable "make-whole" premium and accrued and unpaid interest and additional amounts, if any, in whole or in part, as further described in "Description of the the Exchange Notes-Optional Redemption."

Before February 1, 2010, we may redeem up to 35% of the Exchange Notes with the proceeds of certain sales of common stock at a price of 108.625% (2012 Exchange Notes) and 109.125% (2017 Exchange Notes), in each case of principal plus accrued and unpaid interest, as further described in "Description of the Exchange Notes-Optional Redemption.

Mandatory Offer to Repurchase

Upon the occurrence of certain change of control events described under "Description of the Exchange Notes", you may require us to repurchase some of all of your Exchange Notes at 101% of their principal amount plus accrued and unpaid interest. The occurrence of those events may, however, be an event of default under our other debt agreements at such time, and those agreements may prohibit the repurchase. Further, we cannot assure you that we will have sufficient resources to satisfy our repurchase obligations. You should read carefully the sections called "Risk Factors - Risk Factors Related to the Exchange Notes - We may not have the ability to raise the funds necessary to finance the Change of Control offer required by the Indentures" and "Description of the Exchange Notes."

Tax Redemption..........................

The Exchange Notes may, at the option of Vitro, be redeemed in whole but not in part, at 100% of their principal amount plus accrued interest and additional amounts, if any, on any interest payment date on or after or at any time upon the occurrence of specified events relating to Mexican tax law, as set forth in this prospectus. See "Description of the Exchange Notes-Optional Tax Redemption."

Additional Amounts....................

Payments of interest on the Exchange Notes will be made after withholding and deduction for any Mexican taxes as set forth under "Taxation." Vitro, or the Subsidiary Guarantors in the case of payments made by the Subsidiary Guarantors, will pay such additional amounts as will result in receipt by the holders of Exchange Notes of such amounts as would have been received by them had no such withholding or deduction for Mexican taxes been required, subject to certain exceptions set forth under "Description of the Exchange Notes-Additional Amounts."

Ranking..........................................

The Exchange Notes and the subsidiary guarantees are unsecured and rank equally in right of payment with all of our and our guarantor subsidiaries' other existing and future unsecured and unsubordinated debt.

The Exchange Notes will effectively rank junior to all liabilities of our subsidiaries that have not guaranteed the Exchange Notes.

As of March 31, 2007:

  Vitro and the Subsidiary Guarantors had no outstanding secured debt; and

  Vitro subsidiaries which have not guaranteed the Exchange Notes had approximately $177.4 million of outstanding liabilities, including trade payables, all of which are effectively senior to the Exchange Notes.

Certain Covenants.......................	The indenture governing the Exchange Notes contains covenants limiting our ability and our subsidiaries' ability to:

  incur additional debt or issue subsidiary preferred stock or stock with a mandatory redemption feature before the maturity of the Exchange Notes;

  pay dividends on our capital stock;

  redeem or repurchase capital stock or prepay or repurchase subordinated debt;

  make some types of investments and sell assets;

  create liens or engage in sale and leaseback transactions;

  engage in transactions with affiliates, except on an arm's-length basis; and

  consolidate or merge with, or sell substantially all our assets to, another person.

You should read "Description of the Exchange Notes-Certain Covenants" for a description of these covenants.

Listings...........................................

Vitro has applied to list the Initial Notes and will apply to list the Exchange Notes on the Official List of the Luxembourg Stock Exchange and to trade them on the Euro MTF Market of that exchange. We cannot assure investors, however, that this application will be accepted.

Risk Factors...................................

See "Risk Factors" beginning on page 24 of this prospectus for important information regarding the Exchange Notes and Vitro. Please read that section carefully before you decide whether to participate in this exchange offer.

SUMMARY FINANCIAL AND OTHER INFORMATION

The following table presents selected consolidated financial information and other data for each of the periods presented. This information and data should be read in conjunction with, and is qualified in its entirety by reference to, our consolidated financial statements and the notes thereto included elsewhere in this prospectus and the information under the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" as it relates to 2004, 2005 and 2006. The years ended December 31, 2002 and 2003 are derived from our audited financial statements not included in this prospectus. Our consolidated financial statements are prepared in accordance with Mexican FRS, which differs in certain significant respects from U.S. GAAP. Note 25 to our consolidated financial statements for the year ended December 31, 2006 provides a description of the principal differences between Mexican FRS and U.S. GAAP as they relate to us. The Company restated its 2005 U.S. GAAP financial information as a result of an adjustment related to the calculation of its deferred income taxes (see note 25 b).

On February 1, 2007, we issued the 2012 Senior Notes in an aggregate principal amount of $300 million and the 2017 Senior Notes in an aggregate principal amount of $700 million. As a result of this transaction, as of December 31, 2006, Ps. 4,220 million ($390 million) of short-term borrowings and current maturities were reclassified as long-term debt on our consolidated financial statements as of December 31, 2006.

During these periods we have completed a number of dispositions. See "Business-Divestitures and Disposals."

Financial data expressed in pesos and set forth in the following table for each year in the five year period ended December 31, 2006 has been restated in millions of constant pesos as of December 31, 2006.

	As of or for the year ended December 31,
	2002	2003	2004	2005	2006	2006
	(Ps. millions)(1)					($ millions)(1)(2)
Income Statement Data:
Mexican FRS:
Net sales	Ps. 25,947	Ps. 25,283	Ps. 25,168	Ps. 25,323	Ps. 26,562	$ 2,457
Cost of sales	18,252	18,047	18,227	18,298	19,282	1,784

Gross profit	7,695	7,236	6,941	7,025	7,280	673
Selling, general and administrative expenses	5,549	5,362	5,383	5,276	5,270	487

Operating income	2,146	1,874	1,558	1,749	2,010	186
Financing result:
Interest expense, net	1,693	1,948	2,123	2,265	2,073	192
Derivative financial instruments				16	325	30
Exchange loss (gain), net	1,685	813	86	(402)	215	20
Gain from monetary position(3)	865	610	748	438	424	39
Total financing cost	2,513	2,151	1,461	1,441	2,189	202
Other expenses (income), net(4)	462	157	143	424	(273)	(25)
Income (loss) before taxes and workers' profit sharing	(829)	(434)	(46)	(116)	94	9
Income and asset tax expense (benefit)	(558)	40	(9)	(502)	215	20
Workers' profit sharing	56	43	124	49	53	5

Net income (loss) from continuing operations before changes in accounting principles	(327)	(517)	(161)	337	(174)	(16)
Net income (loss) from discontinued operations(5)(6)	(86)	62	93	3	(30)	(3)
Gain on sale of discontinued operations(5)	545	0	0	0	463	43
Cumulative effect of changes in accounting principles(11)	0	0	0	(119)	0	0
Net income (loss)(5)(6)	132	(455)	(68)	221	259	24
Net income (loss) of majority interest(5) (6)	(36)	(662)	(303)	53	373	35
Net income (loss) from continuing operations per share	(1.19)	(1.88)	(0.59)	1.23	(0.60)	(0.06)
Net income (loss) from discontinued operations per share(5)(6)	1.67	0.23	0.34	0.01	1.50	0.14
Diluted and basic net income (loss) of majority interest per share(5) (6)	(0.12)	(2.41)	(1.12)	0.19	1.29	0.12

U.S. GAAP(6)(12) (13):
Net sales	Ps. 21,989	Ps. 22,458	Ps. 23,027	Ps. 23,414	Ps. 24,728	$ 2,287
Operating income	887	1,070	697	801	1,473	136
Net income (loss) from continuing operations(6)(12)	(967)	(1,038)	(841)	(176)	(535)	(49)
Net income (loss)(6)(12)	(621)	(809)	(239)	(277)	(71)	(7)
Net income (loss) from continuing operations per share(6)(12)	(3.51)	(3.77)	(3.09)	(0.64)	(1.85)	(0.17)
Net income (loss) from discontinued operations per share(6)(12)	1.26	0.83	2.21	(0.37)	1.60	0.15
Diluted and basic net income (loss) per share(6)(12)	(2.25)	(2.94)	(0.88)	(1.01)	(0.25)	(0.02)

Balance Sheet Data:
Mexican FRS:
Cash and cash equivalents	2,024	1,095	2,730	1,379	1,172	108
Current assets	9,778	8,817	10,225	9,377	8,745	809
Total assets from discontinued operations(5)(6)	2,642	2,490	2,101	1,947	0	0
Total assets	35,554	34,472	33,185	31,476	27,104	2,507
Current liabilities	9,879	8,864	7,839	8,260	4,528	419
Total debt	16,756	16,985	17,241	15,339	12,335	1,141
Total liabilities from discontinued operations(5)(6)	2,164	1,923	1,587	1,348	0	0
Total liabilities	25,323	25,001	24,679	22,717	18,229	1,686
Stockholders' equity(5)(6)	10,231	9,471	8,506	8,759	8,875	821
Minority interest in consolidated subsidiaries(5)(6)	3,204	3,162	2,928	3,006	1,738	161
Majority stockholders' equity(5)(6)	7,027	6,311	5,574	5,753	7,137	660

U.S. GAAP(6)(12) (13):
Total assets	Ps. 33,728	Ps. 33,293	Ps. 32,517	Ps. 29,474	Ps. 25,153	$ 2,326
Total liabilities	25,134	24,939	24,959	22,340	18,574	1,718
Net assets	8,593	8,354	7,558	7,134	6,579	609
Capital stock	7,292	7,292	7,292	7,292	7,356	680
Stockholders' equity	6,551	5,964	5,181	4,735	5,504	509

Other Data:
Mexican FRS:
Capital expenditures	1,088	1,880	1,431	1,061	1,198	111
Depreciation and amortization	2,000	1,947	2,187	1,778	1,722	159

Total shares issued at end of period(7)	324.0	324.0	324.0	324.0	386.9
Total shares held in Stock Option Trust at end of period(7)	24.7	24.7	22.8	22.3	17.6
Total shares held as treasury stock at end of period(7)	23.3	28.2	28.2	28.2	28.3
Total shares issued and outstanding at end of period(7)	276.0	271.1	273.0	273.4	341.0
Average total shares outstanding during period(7)	275.4	275.2	271.8	273.1	289.6

Inflation and Foreign Currency Exchange Rate Data:
Percentage of change in INPC(8)	5.70%	4.00%	5.20%	3.30%	4.10%
Peso/dollar exchange rate at the end of period(9)	10.4393	11.2372	11.1495	10.6344	10.8116
Average exchange rate(10)	9.7455	10.8397	11.3091	10.8716	10.9034

(1) Except per share amounts, number of shares and inflation and foreign currency exchange rate data.

(2) Peso amounts have been translated into U.S. dollars, solely for the convenience of the reader, at the rate of 10.8116 pesos per one U.S. dollar, the Free Exchange Rate on December 31, 2006.

(3) The gain from monetary position reflects the result of holding monetary assets and liabilities during periods of inflation. Values stated in current monetary units decrease in purchasing power over time. This means that losses are incurred by holding monetary assets over time, whereas gains are realized by maintaining monetary liabilities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(4) Other expenses (income), net, reflects, among others, (i) impairment of long-lived assets for Ps. 453 million, Ps. 133 million, Ps. 338 million, Ps. 362 million, and Ps. 378 million for the years ended December 31, 2002, 2003, 2004, 2005, and 2006, respectively, (ii) loss (gain) from sale of assets for Ps. 24 million, Ps. 5 million, Ps. 10 million, Ps. 6 million and Ps. (766) million for the years ended December 31, 2002, 2003, 2004, 2005 and 2006 respectively, (iii) loss (gain) from the sale of subsidiaries and associated companies in the amount of Ps. (77) million, Ps. (40) million, Ps. (525) million, Ps. 132 million and Ps. (66) million for the years ended December 31, 2002, 2003, 2004, 2005 and 2006, respectively, and (iv) restructuring charges for Ps. 80 million, Ps. 93 million, Ps. 256 million, Ps. 320 million and Ps. 59 million for the years ended December 31, 2002, 2003, 2004, 2005 and 2006, respectively. The restructuring charges relate to the downsizing and streamlining of our corporate functions and organization at some of our business units and are part of an ongoing benefit arrangement. Also, during 2005 the Company recorded a gain of Ps. 442 million, resulting from the designation of Vitro as the sole beneficiary of the Vitro Club assets held in trust.

(5) On July 3, 2002, we sold our controlling 51% interest in Vitromatic, S.A. de C.V., which together with its subsidiaries we refer to as "Vitromatic", our joint venture with Whirlpool Corporation, which we refer to as "Whirlpool," that engaged in the production and distribution of household appliances, to Whirlpool for $148.3 million in cash. Our consolidated financial statements and all other financial and statistical data included in this prospectus have been restated to reflect Vitromatic as a discontinued operation for 2002, unless otherwise indicated. Therefore, Vitromatic's results of operations are reflected in the line item entitled "Net income (loss) from discontinued operations" in our consolidated statement of operations. Financial and statistical data for all periods presented in this prospectus do not include the results of operations of discontinued operations, except (i) for financial and statistical data relating to discontinued operations, (ii) net income and net income of majority interest and (iii) as otherwise specified.

(6) On June 16, 2006, we completed the sale of our 51% equity ownership interest in Vitrocrisa to Libbey, the owner of the remaining 49% equity interest. Vitrocrisa, which was previously presented as one of our reportable segments, under Mexican FRS is a discontinued operation as of December 31, 2005 as its disposition represents the exit of a significant activity of the Company. Accordingly, all financial and operating information relating to Vitrocrisa in this prospectus are presented as a discontinued operation. In addition, the discussion of our indebtedness in this prospectus does not include the indebtedness of Vitrocrisa, which is presented under Mexican FRS on our consolidated balance sheets as of December 31, 2005 as a part of "Current liabilities of discontinued operations" and "Long-term liabilities of discontinued operations". Under U.S. GAAP, Vitrocrisa was not presented as a discontinued operation until 2006 as the divestiture hadn't been approved by our shareholders as of December 31, 2005. Such divestiture was approved at the annual shareholders' meeting held on April 27, 2006. Accordingly, all financial and operating information relating to Vitrocrisa in this prospectus are presented as a discontinued operation.

(7) Millions of shares.

(8) Calculated using year-end INPC of the most recent year divided by the year-end INPC of the previous year.

(9) Based on the Free Exchange Rate at the end of the period.

(10) Calculated using the average of Free Exchange Rates on the last day of each month during the period.

(11) Effective January 1, 2005, the Company adopted the provisions of Bulletin C-10, "Derivative Financial Instruments and Hedging Activities", which requires that all derivative instruments be recognized at fair value, sets the rules to recognize hedging activities and requires separation, if practical, of embedded derivative instruments. With respect to cash flow hedging, Bulletin C-10 establishes that the effective portion be recognized temporarily in other comprehensive income within stockholders' equity, with subsequent reclassification to current earnings at the time it is affected by the hedged item. The ineffective portion should be immediately recognized in current earnings. Through December 31, 2004, according to prior accounting standards (Bulletin C-2, "Financial Instruments"), the Company did not recognize the effect of hedging derivatives under financial expenses until the flow exchanges mentioned in the swap contract were actually executed. The effect of adopting Bulletin C-10, including the related tax effects resulted in (i) the recognition of a liability of Ps. 131 million; (ii) the recognition of an asset of Ps. 74 million; (iii) a charge to other comprehensive income in stockholders' equity of Ps. 10 million and; (iv) a credit to the cumulative effect of the change in accounting principle of Ps. 119 million and (v) a credit to financing cost of Ps. 101 million, net of the effect of deferred income tax of Ps. 29 million.

(12) Certain of our subsidiaries have been classified as discontinued operations as they meet the definition of held for sale for U.S. GAAP purposes. These subsidiaries did not meet the definition of discontinued operations for Mexican FRS purposes as they do not constitute the sale of a significant portion of our business. See note 25 k) to our consolidated financial statements for a description of those subsidiaries.

RISK FACTORS

You should carefully consider the following risk factors, as well as all of the other information presented in this prospectus, including our consolidated financial statements and the notes thereto. In general, investing in the securities of issuers in emerging market countries such as Mexico involves certain risks not typically associated with investing in securities of U.S. companies.

The risks and uncertainties described below are not the only risks and uncertainties affecting us or the Exchange Notes. Additional risks and uncertainties that we do not know about or that we currently think are immaterial also may impair our business operations or our ability to make payments on the Exchange Notes and under other existing indebtedness.

This prospectus also contains forward-looking statements that involve risks. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including risks faced by us describing this section, and under the section entitled "Management Discussion and Analysis of Financial Condition and Results of Operations." See also "Cautionary Statements regarding Forward-Looking Statements."

For purposes of this section, when we state that a risk, uncertainty or problem may, could or would have an "adverse effect" on us, we mean that the risk, uncertainty or problem may, could or would have an adverse effect on our business, financial condition, liquidity, results of operations or prospects, except as otherwise indicated or as the context may otherwise require

RISK FACTORS RELATING TO US

We have high interest payment requirements.

On February 1, 2007, we completed a major refinancing program by virtue of which we refinanced substantially all of our indebtedness under improved terms and conditions. See "Corporate Restructuring and Recapitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources-Financing Transactions". Although the refinancing program reduced our interest expense and extended our debt maturities, we continue to have high interest payment requirements. As of December 31, 2006, our total consolidated indebtedness was Ps. 12,335 million ($1,141 million) and our consolidated off-balance sheet financings, related to our receivable securitization and sale of receivable transactions, were Ps. 1,300 million ($120 million). Without giving effect to the refinancing program, our interest expense on debt for the year ended December 31, 2006 was Ps. 1,740 million ($161 million), while our operating income was Ps. 2,010 million ($186 million). After giving effect to the refinancing program, our average interest rate was reduced from 11% per annum to 9% per annum. See "Corporate Restructuring and Recapitalization." As of March 31, 2007 our total consolidated indebtedness was Ps. 16,171 million ($1,466 million), and our consolidated off-balance sheet financings, related to our receivable securitization and sale of receivable transactions, were Ps. 1,511 million ($137 million), after giving effect to the optional prepayment we made on May 9, 2007 of the 10% VENA Unsecured Guaranteed Notes of Ps. 1,214 million ($110 million) from part of the proceeds from the sale of the Initial Notes.

Our ability to make scheduled interest payments when due depends on, and is subject to, several factors, including our financial and operating performance, which is subject to prevailing economic conditions and financial, business and other factors.

The amount of our interest payment requirements could adversely affect our business in a number of ways, including but not limited to, the following:

  we may have less cash available to expand and improve our business, since we are required to dedicate a significant portion of our cash flow from operations to the payment of interest on our debt;

  our ability to obtain additional debt financing may be limited and the terms on which such financing is obtained may be negatively affected; and

  our ability to compete effectively against better-capitalized competitors and to withstand downturns in our business may be affected since a significant portion of our cash flow from operations is required to be dedicated to making interest payments. As a result, we may lose market share and experience lower sales, which, in turn, could result in a material adverse effect on our financial condition, results of operations and liquidity.

Our indentures contain certain restrictive covenants.

Our indentures that govern the terms of our indebtedness contain certain covenants that are customary for similar indebtedness. Such covenants include restrictions on our ability to (i) incur additional indebtedness unless, at the time of incurrence, we satisfy certain conditions, (ii) pay dividends above a certain permitted amount or make other restricted payments, (iii) grant certain liens on our assets, (iv) make certain investments, and (v) take part in certain merger, consolidation, and asset sale transactions. As of March 31, 2007, under the restrictive covenants of our current indentures, we would be prohibited from incurring any additional debt other than certain limited permitted debt exceptions.

The restrictions in our indentures could limit our flexibility to adjust to changes in our business and the industries in which we operate; and/or limit our ability to fund future operations, acquisitions or meet extraordinary capital needs.

We have to pay interest and principal on our dollar-denominated debt with revenues generated in pesos or other currencies, as we do not generate sufficient revenue in dollars from our operations.

As of March 31, 2007, after giving effect to the optional prepayment we made on May 9, 2007 of the 10% VENA Unsecured Guaranteed Notes of Ps. 1,214 million ($110 million) from part of the proceeds from the sale of the Initial Notes, 96% of our outstanding debt was denominated in dollars. This debt must be serviced by funds generated from sales by our subsidiaries. We do not generate sufficient revenues in dollars from our operations to service our entire dollar denominated debt. Consequently, we have to use revenues generated in pesos or other currencies to service our dollar denominated debt. A devaluation of the peso against the dollar could adversely affect our ability to service our debt.

In the ordinary course of business, we enter into currency swap and option agreements to hedge our exposure to foreign currency exchange rate variations. However we cannot assure that in the future these instruments will be available on favorable terms to us, if at all, to fully hedge our exposure.

We have experienced rising operating costs in each of our businesses.

Some of the components of our cost of goods sold are subject to significant market price variations. For instance, our total energy cost represented 14% of our consolidated cost of goods sold in 2006. Such cost is directly linked to the price of natural gas which has experienced significant increases in recent years due to, among other things, the effects of hurricanes in the production area of the Gulf of Mexico. NYMEX natural gas prices have increased from an average price of $3.22 per million British Thermal Units ("MMBTU"), during 2002 to an average price of $7.23 per MMBTU during 2006, representing an increase of 125%. Since the price of natural gas in Mexico is tied to the price of natural gas in Southern Texas, which in turn is fully exposed to market factors such as demand in the United States or the amount of available natural gas reserves, we are exposed to such price variations. As the price of natural gas has significantly increased in recent years, we have not been able to raise the prices of our products to fully reflect those increases, which have adversely affected our results of operations and liquidity. Other potential sources of significant variations in our costs are packaging and freight costs.

In the ordinary course of business, we enter into forwards and other derivatives agreements to hedge our exposure to natural gas price variations. However, we cannot assure you that these instruments will be available on favorable terms to us, if at all, to fully hedge our exposure to such variations.

We continue to experience competition from our global competitors and vertically integrated customers.

Aggressive investment by our global competitors such as Saint Gobain and Guardian, and vertically integrated customers with glass manufacturing facilities in Mexico, coupled with the increased imports of low-cost competitive products into several of our important markets, has resulted in an increase in capacity that has brought significant pricing pressure on our products, particularly in our Flat Glass construction market where the industry is faced with over-capacity. Loss of existing or future market share to competitors or customers in any of our business units may adversely affect our performance and, to the extent that one or more of our competitors becomes more successful than us with respect to any key competitive factor, our results of operations, financial position and liquidity may be adversely affected.

Difficult market conditions in the automotive industry may affect our operating margins and results of operations.

The North American automotive industry is currently facing difficult market conditions. North American automobile manufacturers have experienced slower demand and increased pricing pressures on their products. These difficult market conditions in the automotive industry may continue to lead to additional pricing pressure on our products and may lead to loss of sales volume, either of which may have an adverse effect on us.

Certain of our flat glass products sold to original equipment manufacturers, which we refer to as "OEMs", in the automotive industry are sold under global purchase agreements, which are entered into after completion of a bidding process. Such automotive OEMs have significant buying power which, coupled with substantial competition, puts pressure on prices and margins relating to products supplied under the global purchase agreements. As a result, even if we were awarded the right to sell to an automotive OEM under a global purchase agreement, we may sell at operating margins that are lower than margins generally achievable from sales to other flat glass customers. The automotive OEM business line represented 8% of our consolidated net sales for the year ended December 31, 2005 and for the year ended December 31, 2006.

We have customers that are significant to us and the loss of all or a portion of their business would have an adverse effect on us.

Because of the relative importance of our largest customers, our business is exposed to a certain degree of risk related to customer concentration. Although no single customer accounted for more than 8% of our consolidated net sales in 2006, we have customers that are significant to our business units. Our three largest customers, who serve different markets, accounted for an aggregate of 15% of our consolidated net sales in 2006. Given that our profitability depends on our maintenance of a high capacity utilization rate, the loss of all or a portion of the sales volume from a significant customer would have an adverse effect on us. Among our most significant customers are automotive OEMs and beer and soft-drink bottlers. One of our main customers has vertically integrated operations and therefore, a capacity increase in its glass production could adversely affect our results of operations.

Downturns in the economies in which we operate may negatively affect the demand for our products and our results of operations.

Demand for our flat glass and glass containers products is affected by general economic conditions in the markets in which we operate, principally Mexico, the United States and Europe. As a result, demand for our products and, consequently, our results of operations have been and may be negatively affected by the downturn in the economies in which we operate.

A downturn in the Mexican economy, from which we derived 42% and 43% of our consolidated net sales for the year ended December 31, 2005 and 2006, respectively, would reduce the demand for our products and negatively impact our results of operations. Similarly, a prolonged economic downturn in the United States, from which we derived 46% and 42% of our consolidated net sales in 2005 and 2006, respectively, would have an adverse impact on the export and foreign subsidiary sales of our Flat Glass and Glass Containers business units. Furthermore, in recent years, economic conditions in Mexico have become increasingly correlated to economic conditions in the United States. Therefore, adverse economic conditions in the United States could have a significant adverse effect on the Mexican economy. Also, in the past, economic crises in Asia, Russia, Brazil, Argentina and other emerging market countries have adversely affected the Mexican economy and therefore our results of operations.

Economic downturns in Mexico and the United States may also subject us to increased foreign currency exchange rate and interest rate risks and impair our results of operations and our ability to raise capital or service our debt.

Inflation and foreign currency exchange rate fluctuations may have an adverse effect on our total financing cost.

Our total financing cost includes (i) net interest expense, (ii) the net effect of inflation on our monetary assets and liabilities, (iii) the net effect of changes in nominal foreign currency exchange rates on monetary assets and liabilities denominated in foreign currencies and (iv) gains or losses related to some of our hedging transactions. Net interest expense is calculated as the nominal amount of interest expense incurred by us with respect to our short- and long-term debt and off-balance sheet financings minus the nominal amount of interest income generated by us with respect to our monetary assets.

Inflation affects our total financing cost. During periods of inflation, the principal amount of our monetary debt will generally be reduced in real terms by the rate of inflation. The amount of such reduction will result in a gain from monetary position. This gain is offset by the reduction in real terms in the value of the monetary assets we held during such period. Historically, our monetary liabilities have exceeded our monetary assets and, thus, we have tended to experience monetary gains during periods of inflation. Declining levels of inflation in recent years have resulted in lower monetary gains.

In addition, our total financing cost is impacted by changes in the nominal value of the peso relative to the U.S. dollar. Foreign currency exchange gains or losses included in our total financing cost result primarily from the impact of nominal changes in the U.S. dollar-peso exchange rate on our Mexican subsidiaries' U.S. dollar-denominated monetary liabilities (such as U.S. dollar-denominated debt and accounts payable arising from imports of raw materials and equipment) and assets (such as U.S. dollar-denominated cash, cash equivalents and accounts receivable). Because our U.S. dollar-denominated monetary liabilities have historically been significantly in excess of our U.S. dollar-denominated monetary assets, the nominal devaluation or appreciation of the peso relative to the U.S. dollar has historically resulted in foreign currency exchange losses and gains, respectively. Accordingly, in 2002, 2003 and year ended December 31, 2006, the nominal devaluation of the peso relative to the U.S. dollar resulted in foreign currency exchange losses. The nominal appreciation of the peso relative to the U.S. dollar resulted in a foreign currency exchange gain in 2004 and 2005. We recorded a net exchange loss in May 2004 as a result of the unwinding of certain currency exchange swaps.

In the ordinary course of business, we enter into currency swap and option agreements to hedge our exposure to foreign currency exchange rate variations. However, we cannot assure you that these instruments will be available at favorable terms to us, if at all, to fully hedge our exposure.

Changes in the relative value of the peso to the U.S. dollar and the Euro may have an adverse effect on us.

Changes in the relative value of the peso to the U.S. dollar have an effect on our results of operations. In general, as described more fully in the following paragraphs, a real devaluation of the peso will likely result in an increase of our operating margins and a real appreciation of the peso will likely result in a decrease in our operating margins, in each case, when measured in pesos. This is so because the aggregate amount of our consolidated net sales denominated in or linked to U.S. dollars exceeds the aggregate amount of our costs of goods sold and our general, administrative and selling expenses denominated in or linked to U.S. dollars.

A substantial portion of the sales generated by our Mexican and U.S. subsidiaries are either denominated in or linked to the value of the U.S. dollar. The prices of a significant number of the products we sell in Mexico, in particular those of flat glass for automotive uses, capital goods and packaging products are linked to the U.S. dollar. In addition, substantially all of our export sales are invoiced in U.S. dollars and subsequently translated into pesos using the exchange rate in effect at the time of the transaction. The translated U.S. dollar sales of our Mexican subsidiaries are then restated into constant pesos using the Mexican Consumer Price Index, which we refer to as ("INPC"), as of the date of the most recent balance sheet presented. As a result, when the peso depreciates in real terms against the U.S. dollar, as was the case in 2002, 2003 and 2006, the same level of U.S. dollar sales as in a prior period will result in higher constant peso revenues in the more recent period. Conversely, when the peso appreciates in real terms against the U.S. dollar, as was the case in 2004 and 2005, the same level of U.S. dollar sales as in a prior period will result in lower constant peso revenues in the more recent period. Moreover, because a material portion of our cost of goods sold, including labor costs, and general, administrative and selling expenses are invoiced in pesos and are not directly linked to the relative value of the peso to the U.S. dollar, the real appreciation or devaluation of the peso relative to the U.S. dollar has a significant effect on our operating margins at least in the short term.

Further, a strong peso relative to the U.S. dollar makes the Mexican market more attractive for importers and competitors that might not otherwise sell in the Mexican market. A strong peso relative to the U.S. dollar also makes those of our products whose prices are denominated in or are linked to the value of the U.S. dollar less competitive or profitable. When the peso appreciates in real terms, with respect to such products, we must either increase our prices in U.S. dollars, which make our products less price-competitive, or bear reduced operating margins when measured in pesos. Given the competitive nature of the industries in which we operate, in the past we have had to reduce our operating margins for such products in response to appreciation of the peso relative to the U.S. dollar.

The sales generated by our Spanish subsidiary in our European operations are either denominated in or linked to the value of the Euro, while its cost of goods sold is denominated in or linked to U.S. dollars. Changes in the relative value of the U.S. dollar to the Euro may have an adverse effect on us in a similar fashion to those described with respect to the relative value of the peso above.

We may be adversely affected by increases in interest rates.

Interest rate risk exists primarily with respect to our floating-rate peso and our dollar-denominated debt, which generally bear interest based on the Mexican equilibrium interbank interest rate, which we refer to as the "TIIE," or the London interbank offered rate, which we refer to as "LIBOR." As of March 31, 2007, after giving effect to the optional prepayment we made on May 9, 2007 of the 10% VENA Unsecured Guaranteed Notes of Ps. 1,214 million ($110 million) from part of the proceeds from the sale of the Initial Notes, our floating-rate peso and dollar-denominated debt amounted to Ps. 366 million and $34 million. If the TIIE or LIBOR rates increase significantly, our ability to service our debt will be adversely affected.

Additionally, in February 2007, we entered into a cross currency swap mainly to hedge future interest payments and our exposure to U.S. dollar exchange rate variations derived from the $1.0 billion issuance of the Initial Notes. Through this derivative financial instrument we exchange fixed rate payments denominated in US dollars for a floating rate (TIIE based) denominated in Mexican pesos and a fixed currency exchange, and the counterparty agreed to exchange fixed rate payments denominated in U.S. dollar.

In the ordinary course of business, we enter into interest rate swap agreements to hedge future interest payments under floating and fixed rate debt. However, we cannot assure you that these instruments will be available at favorable terms to us, if at all, to fully hedge our exposure.

The costs of complying with environmental protection and health and safety laws, and any liabilities arising thereunder, may increase and adversely affect our business, results of operations, cash flows or financial condition.

We are subject to various environmental protection and health and safety laws and regulations governing, among other things, the generation, storage, handling, use, remediation, disposal and transportation of hazardous materials, the emission and discharge of hazardous materials into the ground, air or water, and the health and safety of our employees.

We are also required to obtain permits from governmental authorities for certain operations. We cannot assure you that we have been or will be at all times in complete compliance with such laws, regulations and permits. If we violate or fail to comply with these laws, regulations or permits, we could be fined or otherwise sanctioned by regulators. We could also be held liable for any and all consequences arising out of human exposure to hazardous substances or other environmental damage.

Since 1998, we have been participating in a voluntary audit program at our Mexican facilities. As a result of audits by and implementation of certain measures suggested by the Procuraduria Federal de Proteccion al Ambiente ("PROFEPA"), action plans are entered into, and costs are incurred, to make environmental investments and improvements required for PROFEPA Clean Industry certification.

Environmental laws are complex, change frequently and have tended to become more stringent over time. While we have budgeted for future capital and operating expenditures to maintain compliance with environmental laws, we cannot assure you that environmental laws will not change or become more stringent in the future. Therefore, we cannot assure you that our costs of complying with current and future environmental and health and safety laws, and our liabilities arising from past or future releases of, or exposure to, hazardous substances will not adversely affect our business, results of operations, cash flow or financial condition.

Substitution trends in the glass container industry may continue to adversely affect our business.

Glass containers have been, and continue to be, subject to competition from alternate forms of packaging, including plastic containers, aluminum cans and laminated paper containers. In mature glass containers markets, such as in the United States, demand for glass containers began a sustained long-term decline in the 1970s (although such decline has substantially diminished in recent years). In connection with such decline, the glass containers industry experienced a reduction in capacity and consolidation among glass container producers. The remaining glass containers producers in mature markets have faced, and may continue to face, pricing pressures as a result of competition from other forms of packaging. Mexico is becoming a mature market, with increased competition from alternate forms of packaging, particularly plastic, aluminum cans and laminated paper containers. Such products have adversely affected, and may continue to adversely affect, our prices and operating margins, principally with respect to glass containers for the beer, soft drinks and food industries. Our Glass Containers business unit represented 51% of our consolidated net sales in 2006.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud.

In May 2006, we filed an amended 2004 Annual Report on Form 20-F/A, in which we restated certain items in our U.S. GAAP consolidated financial statements. In addition, in our 2005 Annual Report on Form 20-F/A, we restated our U.S. GAAP consolidated statements of cash flows related the presentation of certain items. In the preparation of these restatements, which affected our U.S. GAAP financial statements, we identified certain deficiencies in our disclosure controls, specifically within the area of U.S. GAAP reporting.

As required by Section 404 of the Sarbanes-Oxley Act, we certified in our Annual Report on Form 20-F for the year ended December 31, 2006 as to whether the design or operation of our internal control over financial reporting is effective. Based on its evaluation, management concluded that as of December 31, 2006, the Company's internal control over financial reporting was not effective as a result of certain material weaknesses identified in the financial reporting cycle, specifically with regards to the calculation of deferred income taxes and the conversion of financial statements of foreign subsidiaries to Mexican FRS.

We are focused on improving and maintaining an effective internal control structure. In order to remediate the material weaknesses identified by us, we are in the process of implementing new controls and procedures related to the preparation, review and presentation of our financial information. These measures include the following modifications to our internal controls:

  reinforcement of personnel knowledge base regarding technical accounting matters;

  hiring a professional service firm to assist our accounting staff with the implementation of superior processes and new internal controls; and

  Genesis Project implementation, including the ERP conversion, across Vitro's global operating model. See "-Significant Developments in 2006-Genesis Project".

There can be no assurance that the implementation of our new internal controls, including the ERP, will be completed without unforeseen challenges or significant additional expenditures that could result in delays in remedying the material weaknesses in our internal controls.

Any such unremedied material weaknesses may reduce our ability to provide accurate financial information to our investors.

We have a disagreement with our partner in our Flat Glass business unit about the merger of Vitro Plan into Vimexico, which may affect the value of the guaranty of the 2012 Exchange Notes, 2017 Exchange Notes, and 2013 Senior Notes by our Flat Glass business unit.

On December 11, 2006 the shareholders of Vitro Plan concluded the extraordinary meeting upon a second call to approve the merger of Vitro Plan into Vimexico. Vimexico, a subsidiary of Vitro, held a $135 million loan receivable from Vitro Plan. At the meeting, resolutions were adopted approving (a) the merger of Vitro Plan into Vimexico based on financial information as of October 31, 2006, with Vimexico as the surviving entity, and (b) the cancellation upon delivery of existing Vitro Plan stock certificates in exchange for Vimexico stock certificates, using a ratio of 7.19319816 shares of Vimexico common stock per share of Vitro Plan common stock.

Prior to the merger, Vitro Plan was a direct 65%-owned subsidiary of Vitro. As a result of the merger, Vimexico is a direct 91.8%-owned subsidiary of Vitro. Prior to the merger, Pilkington Plc, which we refer to as "Pilkington", owned a 35% equity interest in Vitro Plan and, as a result of the merger, owns an 8.2% equity interest in Vimexico. Pilkington voted against the adoption of the shareholder resolutions approving the merger. Under the merger, the outstanding $135 million intercompany indebtedness owed by Vitro Plan was cancelled, reducing the debt of Vimexico, as the surviving party to the merger to a level that could more readily be supported by its cash flow from operations.

On January 16, 2007 we were served with a lawsuit from Pilkington filed with the competent court in Mexico that, among other claims, challenges the resolutions adopted at the shareholders' meeting at which the merger was approved.

In the event the proceedings ultimately result in the merger being declared not effective, the guarantee by Vimexico of the 2012 Exchange Notes and the 2017 Exchange Notes and the 2013 Senior Notes, could not include any of the assets owned by Vitro Plan. It is also possible that such determination could include a determination that the guarantees provided by the subsidiaries of Vitro Plan are also ineffective. Vitro believes, based on advice of Rivera, Gaxiola y Asociados, S.C. our Mexican special litigation counsel, that the merger of Vitro Plan into Vimexico complied with all applicable legal requirements, specifically: the by-laws of Vitro Plan and the Mexican General Law of Mercantile Corporations and, as a result, that the risk that the merger between Vitro Plan and Vimexico is reversed, nullified, voided or set aside is minimal. Even if the shareholder resolutions approving the merger were to be set aside and the guarantee by Vitro Plan determined to be ineffective, such Mexican special litigation counsel has advised us that it believes that it is likely that substantially all of the guarantees of the 2012 Exchange Notes, the 2017 Exchange Notes and the 2013 Senior Notes granted by the subsidiaries of Vitro Plan would nonetheless remain in effect.

If any of the guarantees referred to above were to be determined to be ineffective or avoided, the 2012 Exchange Notes, the 2017 Exchange Notes, and the 2013 Senior Notes would be effectively junior to all liabilities of Vitro Plan and any of its subsidiaries whose guarantee was thereby avoided.

Factors Relating to the Exchange Notes

Our ability to repay the Exchange Notes and our other debt depends on cash flow front our subsidiaries.

Vitro is a holding company whose only material assets will be its ownership interests in its subsidiaries. Consequently, we depend on distributions or other inter-company transfers of funds from our subsidiaries to meet our debt service and other obligations, including with respect to the Exchange Notes. Our non-guarantor subsidiaries are not obligated to make funds available to us for payments on the Exchange Notes. We cannot assure you that the operating results of our subsidiaries will be sufficient to enable us to make payments on the notes. Furthermore, under Mexican law, our subsidiaries may only pay dividends out of retained earnings and after all losses from prior fiscal years have been satisfied.

The Indentures and the terms of our other indebtedness impose significant operating and financial restrictions, which may prevent us from capitalizing on business opportunities.

The Indentures and the other instruments governing our consolidated indebtedness, impose significant operating and financial restrictions on us. These restrictions will limit our ability, among other things, to:

  incur additional indebtedness;

  make restricted payments, including dividends or other distributions;

  make investments;

  sell assets;

  incur liens;

  enter into agreements restricting our subsidiaries' ability to pay dividends;

  enter into transactions with affiliates; and

  consolidate, merge or sell all or substantially all of our assets.

The guarantees may not be enforceable.

The guarantees provide a basis for a direct claim against the Subsidiary Guarantors; however, it is possible that the guarantees may not be enforceable under Mexican law. While Mexican law does not prohibit the giving of guarantees and as a result does not prevent the guarantees of the Exchange Notes from being valid binding and enforceable against the Subsidiary Guarantors in the event that a Subsidiary Guarantor becomes subject to a reorganization proceeding (concurso mercantil) or to bankruptcy (quiebra) the relevant guarantee may be deemed to have been a fraudulent transfer and declared void based upon the Subsidiary Guarantor being deemed not to have received fair consideration in exchange for such guarantee.

The guarantees of our non-Mexican Subsidiary Guarantors may be held to be unenforceable under fraudulent conveyance laws or limited by other applicable laws.

We have agreed to cause our non-Mexican Subsidiary Guarantors to guarantee the notes. The guarantees of our non-Mexican Subsidiary Guarantors may be subject to review under various laws for the protection of creditors. It is possible that the creditors of our non-Mexican Subsidiary Guarantors may challenge a guarantee as a fraudulent transfer under relevant U.S. federal and state laws by claiming, for example, that, since the guarantees of our non-Mexican Subsidiary Guarantors were incurred for our benefit (and only indirectly, if at all, for the benefit of our non-Mexican Subsidiary Guarantors), the obligations of our non-Mexican Subsidiary Guarantors were incurred for less than reasonable equivalent value or fair consideration. Moreover, laws for the protection of creditors of other jurisdictions also provide similar remedies to creditors of a guarantor. Under certain circumstances, including a finding that a guarantor was insolvent at the time its guarantee was issued, a court could hold that the obligations of the guarantor under the guarantee may be voided or is subordinate to other obligations of the guarantors or that the amount for which a guarantor is liable under a guarantee may be limited. Different jurisdictions define "insolvency" differently. However, a guarantor generally would be considered insolvent under applicable U.S. laws at the time it guaranteed the notes if:

  the fair market value (or fair saleable value) of its assets is less than the amount required to pay its total existing debts and liabilities (including the probable liability of contingent liabilities) as they become absolute or mature; or

  the guarantor were incurring debts beyond its ability to pay as such debts mature.

In addition, in compliance with Swiss law the aggregate amount payable by each Swiss Subsidiary Guarantor will be limited for each such Swiss Subsidiary Guarantor to an amount equal to the maximum amount of the freely distributable retained earnings of such Swiss Subsidiary Guarantor as of such time. There may be other limitations on the guarantees of our other non-Mexican Subsidiary Guarantors required under local applicable laws.

We cannot assure you what standard a court would apply to determine whether a guarantor was "insolvent" as of the date the notes were guaranteed. Irrespective of the method of valuation, a court may determine that the guarantees constituted fraudulent transfers on another ground whether or not a guarantor was insolvent on the date the guarantee was issued. In addition, although the Indentures will limit the amount of the guarantees to the amount that will result in the guarantees not constituting fraudulent transfers or improper corporate distributions, we cannot be certain which standard a court would apply in determining the maximum liability of the guarantors.

Payments on the Exchange Notes and the guarantees will be junior to any secured debt obligations of Vitro and the Subsidiary Guarantors, as the case may be, and effectively junior to debt obligations of any non-guarantor subsidiaries.

The Exchange Notes and the guarantees will constitute unsecured unsubordinated obligations of Vitro and the Subsidiary Guarantors and will rank equal in right of payment with all of the other existing and future unsecured unsubordinated indebtedness of Vitro and the Subsidiary Guarantors, respectively. Although the holders of the Exchange Notes will have a direct, but unsecured claim on the assets and property of Vitro, payment on the Exchange Notes will be subordinated to any secured debt of Vitro to the extent of the assets and property securing such debt. Payment on the guarantees of the Exchange Notes will be subordinated to any present or future secured debt of the Subsidiary Guarantors to the extent of the assets and property securing such debt. Payment on the Exchange Notes will also be effectively subordinated to the payment of secured and unsecured debt and other creditors of our and the Subsidiary Guarantors' non-guarantor subsidiaries. In addition, under Mexican law, the obligations of Vitro and the Subsidiary Guarantors under the guarantees are subordinated to certain statutory preferences, including claims for salaries, wages, secured obligations, social security, taxes, court fees, expenses and costs. In the event of Vitro's and of the Subsidiary Guarantors' concurso mercantil, or bankruptcy liquidation, such statutory preferences will have preference over any other claims, including claims by any holder of the Exchange Notes.

As of March 31, 2007, our secured debt was Ps. 146 million ($13 million).

Not all of our subsidiaries are guarantors of the Exchange Notes. However, our financial information (including our financial statements incorporated by reference) is presented on a consolidated basis. For the three months ended March 31, 2007, our non-guarantor subsidiaries accounted for 17% of our revenues and 19% of our total assets. As of March 31, 2007, our non-guarantor subsidiaries had Ps. 719 million ($65 million) of indebtedness, all of which is structurally senior to the Exchange Notes.

The provisions of the Indentures generally do not apply to our Unrestricted Subsidiaries and therefore their ability to incur debt, encumber their assets and make payments and distributions, among other matters, is not limited thereby.

Generally, the covenants and events of default included in the Indentures do not apply to the Unrestricted Subsidiaries. See "Description of Exchange Notes." As a result, the Indenture imposes no limitations on the ability of the Unrestricted Subsidiaries to incur debt, make restricted payments, pledge their assets, make asset sales, and permit restrictions on their ability to pay dividends or make other distributions to us or issue their stock to third parties.

Moreover, our Unrestricted Subsidiaries will not guarantee the Exchange Notes. Thus, the Exchange Notes will be effectively subordinated to all obligations, including indebtedness and trade payables, of our Unrestricted Subsidiaries. As a result, when evaluating our credit risk and making an investment decision with respect to the Exchange Notes, you should not expect that the assets or cash flow of, if any, or our equity interest in, the Unrestricted Subsidiaries or those Restricted Subsidiaries will be available to repay the principal of, or pay interest on, the Exchange Notes. As of March 31, 2007, we currently do not have any Unrestricted Subsidiaries. Subject to the limitations described under "Description of Exchange Notes-Certain Covenants-Restricted Payments," however, we will be permitted to designate new or existing subsidiaries as Unrestricted Subsidiaries.

There is no established trading market for the Exchange Notes and holders of Exchange Notes may not be able to sell the Exchange Notes at the price that holders paid or at all.

There is no established trading market for the Exchange Notes. We have applied to list the Exchange Notes on the official list of the Luxembourg Stock Exchange and to trade on the EuroMTF market of the Luxembourg Stock Exchange. We do not intend to list the Exchange Notes on any other securities exchange or to arrange for their quotation on any automated dealer quotation system, although we do expect the Exchange Notes to be eligible for trading in the Portal market. As a result, we can make no assurances as to the liquidity of any trading market for the notes.

We also can make no assurances that holders of Exchange Notes will be able to sell their Exchange Notes at a particular time or that the prices that such holders receive when they sell the Exchange Notes will be equal to or more than the prices they paid for the Exchange Notes. Future trading prices of the Exchange Notes will depend on many factors, including:

  our operating performance and financial condition;

  ratings of our debt published by credit ratings agencies;

  the level, direction and volatility of market interest rates generally;

  the time remaining to maturity of the Exchange Notes;

  the liquidity of the Exchange Notes generally and the interest of securities dealers in making a market in the Exchange Notes;

  the market for similar securities; and

  general economic and political conditions.

We may not have the ability to raise the funds necessary to finance the Change of Control offer required by the Indentures.

If we undergo a Change of Control (as defined in the Indentures), we may need to refinance large amounts of our debt, including the Exchange Notes and certain indebtedness. Under the Indentures, if a Change of Control occurs, we must offer to buy back the Exchange Notes for a price equal to 101% of the principal amount of the applicable Exchange Notes, plus any accrued and unpaid interest. We may not have sufficient funds available to us to make any required repurchases of the Exchange Notes upon a Change of Control. If we fail to repurchase the 2012 Exchange Notes or the 2017 Exchange Notes, as applicable, in those circumstances, we will be in default under the applicable indenture.

Any future debt that we incur may also contain restrictions on repurchasing of the Exchange Notes upon a Change of Control. If any Change of Control occurs, we may not have sufficient funds to satisfy all of our debt obligations.

If we or the Mexican Subsidiary Guarantors were to be declared bankrupt, holders of notes may find it difficult to collect payment on the Exchange Notes.

Under Mexico's Ley de Concursos Mercantiles, if we or the Mexican Subsidiary Guarantors are declared bankrupt or become subject to concurso mercantil, or judicial reorganization, our obligations and the obligations of the Mexican Subsidiary Guarantors under the Exchange Notes, respectively, (i) would be converted into pesos and then from pesos into UDIs and would not be adjusted to take into account any devaluation of the peso relative to the U.S. dollar occurring after such conversion, (ii) would be satisfied at the time claims of all our creditors are satisfied, (iii) would be subject to the outcome of, and priorities recognized in, the relevant proceedings and (iv) would cease to accrue interest from the date a concurso mercantil is declared and (v) would be subject to certain statutory preferences, including tax, social security and labor claims and claims of secured creditors.

In addition, under Mexican law, it is possible that in the event we or the Mexican Subsidiary Guarantors are declared bankrupt or become subject to concurso mercantil, any amount by which the stated principal amount of the Exchange Notes exceeds their accreted value may be regarded as not matured and, therefore, claims of holders of the Exchange Notes may only be allowed to the extent of the accreted value of the Exchange Notes. There is no well-established legal precedent in connection with bankruptcy or concurso mercantil in Mexico on this point and, accordingly, uncertainty exists as to how a Mexican court would measure the claims of holders of the Exchange Notes.

Various provisions of Mexican law may make it difficult for holders of Exchange Notes to convert payments they receive in pesos into U.S. dollars or may make it difficult for holders of Exchange Notes to recognize the full value of payments to them.

We are required to make payments of amounts owed on the Exchange Notes in U.S. dollars. However, under the Ley Monetaria de los Estados Unidos Mexicanos, which we refer to as the "Mexican Monetary Law," obligations to make payments in Mexico in foreign currency, whether by agreement or upon enforcement of a judgment, may be discharged in pesos at the exchange rate for pesos prevailing at the time and place of payment or judgment. Accordingly, we will be legally entitled to make payment of amounts due on the Exchange Notes in pesos if payment of the Exchange Notes is sought in Mexico through the enforcement of a non-Mexican judgment or otherwise. If we elect to make payments due on the Exchange Notes in pesos in accordance with the Mexican Monetary Law, we can make no assurances that the amounts paid may be converted by the payee into U.S. dollars or that, if converted, such amounts would be sufficient to purchase U.S. dollars equal to the amount of principal, interest or additional amounts due on the Exchange Notes.

You may not be able to effect service of process on us, our non-U.S. subsidiaries, our directors or our officers or to enforce in Mexican courts judgments obtained against us in the United States.

We are a corporation (sociedad anonima bursdtil de capital variable) organized under the laws of Mexico. Almost all of our directors and officers reside outside the United States. Substantially all of the assets of such persons are located outside the United States. A substantial portion of our assets are located (and a majority of our resources are derived from sources) in Mexico. As a result, it may not be possible for investors to effect service of process within the United States or in any other jurisdiction outside of Mexico upon us, our directors or officers or to enforce against us or our directors or officers in any jurisdiction outside of Mexico judgments predicated upon the laws of any such jurisdiction, including any judgment predicated upon the U.S. federal and state securities laws. We have been advised by our special Mexican counsel, Kuri Brena, Sanchez Ugarte, Corcuera y Aznar S.C., that there is doubt as to the enforceability in Mexican courts, in original actions or in actions for enforcement of judgments obtained in courts of jurisdictions outside of Mexico, of civil liabilities arising under the laws of any jurisdiction outside of Mexico including any judgment predicated solely upon the U.S. federal and state securities laws.

Judgments of Mexican courts enforcing the obligations of the Company and the Subsidiary Guarantors in respect of the notes would be paid only in pesos.

Under the Mexican Monetary Law, in the event that any proceedings are brought in Mexico seeking performance of the obligations of the Company or the Subsidiary Guarantors under the notes, pursuant to a judgment or on the basis of an original action, we and the Subsidiary Guarantors may discharge our obligations denominated in any currency other than Mexican pesos by paying Mexican pesos converted at the rate of exchange prevailing on the date payment is made. This rate is currently determined by the Mexican Central Bank every business day in Mexico and published the next business day in the Official Gazette of the Federation of Mexico.

In addition, if we or the Subsidiary Guarantors are the subject of bankruptcy proceedings or concurso mercantil, the unsecured foreign currency-denominated liabilities of the Company and the Subsidiary Guarantors, including liabilities under the notes, will be converted into Mexican pesos at the rate of exchange applicable on the date on which the declaration of bankruptcy or concurso mercantil is effective, and the resulting amount, in turn, will be converted to UDIs. Foreign currency-denominated liabilities, including liabilities under the notes, will not be adjusted to take into account any depreciation of the peso as compared to the U.S. dollar occurring after the declaration of bankruptcy or concurso mercantil. Also, all obligations under the Exchange Notes will cease to accrue interest from the date of the bankruptcy or concurso mercantil declaration, will be satisfied only at the time those of other creditors are satisfied, will be subject to the outcome of, and amounts recognized as due in respect of, the relevant bankruptcy or concurso mercantil proceeding and would not be adjusted to take into account any depreciation of the Mexican peso against the U.S. dollar occurring after such declaration.

The collection of interest on interest may not be enforceable in Mexico.

Mexican law does not permit the collection of interest on interest and, therefore, the accrual of default interest on past due ordinary interest accrued in respect of the Exchange Notes may be unenforceable in Mexico.

If you do not participate in this exchange offer, you will continue to hold unregistered Initial Notes that are subject to transfer restrictions.

We will only issue Exchange Notes in exchange for Initial Notes that are timely received by the exchange agent together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the Initial Notes and you should carefully follow the instructions on how to tender your Initial Notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the Initial Notes. If you are eligible to participate in this exchange offer and do not tender your Initial Notes or if we do not accept your Initial Notes because you did not tender your Initial Notes properly, then, after we consummate this exchange offer, you will continue to hold Initial Notes that are subject to the existing transfer restrictions and you will no longer have any registration rights or be entitled to any additional interest with respect to the Initial Notes. In addition:

  if you tender your Initial Notes for the purpose of participating in a distribution of the Exchange Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes; and

  if you are broker-dealer that receives Exchange Notes for your own account in exchange for Initial Notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of those Exchange Notes.

After this exchange offer is consummated, if you continue to hold any Initial Notes, you may have difficulty selling them because there will be fewer Initial Notes outstanding.

RISK FACTORS RELATING TO MEXICO

Economic developments in Mexico and the United States affect our business.

The economies of Mexico and the United States-our two biggest markets-recorded actual GDP growth in 2006 of 4.7% and 3.3%, respectively, compared with growth of 3.0% and 3.2%, respectively, in 2005. Mexico's economic growth has been mainly driven by the increase in oil prices. Analysts, however, continue to view the pace of growth as weak, largely due to Mexico's lack of progress on structural reforms. Over the past few years, Mexico's rate of inflation has remained low, amounting to 3.3% in 2005 and 4.1% in 2006.

The majority of our manufacturing facilities are located in Mexico. For each of the years ended December 31, 2004, 2005 and 2006, 44%, 42% and 43%, respectively, of our consolidated net sales resulted from sales to parties located within Mexico. In the past, inflation has led to high interest rates on peso-denominated obligations and devaluations of the peso.

While helping the country to maintain low levels of inflation and a manageable deficit, the Mexican government's continued fiscal and monetary policy has not provided the flexibility necessary to support Mexico's economic improvement. As a result, new investment and growth in aggregate purchasing power have been marginal. Several factors could affect the growth of Mexico's economy and its industrial sector. These factors include the extent of the U.S. economic growth and the participation of Mexico's industrial sector in such growth; the Mexican government's approval and implementation of fiscal and other structural reforms such as the evolution of energy prices, particularly natural gas; and the current political environment.

Future economic development in or affecting Mexico or the United States could adversely affect us and our ability to obtain financing.

Developments in other emerging market countries may adversely affect our business or the market price of our securities.

The market price of securities of Mexican companies is, to varying degrees, affected by economic and market conditions in other emerging market countries. Although economic conditions in such countries may differ significantly from economic conditions in Mexico, investors' reactions to developments in such countries may have an adverse effect on the market price of securities of Mexican companies, including ours.

If foreign currency exchange controls and restrictions are imposed, we may not be able to service our debt in U.S. dollars, which exposes investors to foreign currency exchange risk.

In the past, the Mexican economy has experienced balance of payments deficits, shortages in foreign currency reserves and other problems that have affected the availability of foreign currencies in Mexico. The Mexican government does not currently restrict or regulate the ability of persons or entities to convert pesos into U.S. dollars. However, it has done so in the past and could do so again in the future. We cannot assure you that the Mexican government will not institute a restrictive currency exchange control policy in the future. Any such restrictive foreign currency exchange control policy could prevent or restrict access to U.S. dollars and limit our ability to service our U.S. dollar-denominated debt.

Political events in Mexico could affect Mexican economic policy and adversely affect us.

The Mexican government has exercised, and continues to exercise, significant influence over the Mexican economy. Mexican governmental actions concerning the economy could have a significant impact on Mexican private sector entities in general, as well as on market conditions and prices and returns on Mexican securities, including our securities.

Presidential and Federal Congressional elections were held in Mexico on July 2, 2006. After a highly contested election, on December 1, 2006 Felipe Calderon Hinojosa, the presidential candidate for Partido Accion Nacional ("PAN") was officially sworn in as President before the Mexican Congress. The Federal Congressional elections resulted in a Mexican Congress that is divided politically, with PAN representing the largest group but failing to obtain a majority of the seats in the Mexican Congress.

The current legislature and Mr. Calderon's presidency may bring significant changes in laws, public policies and/or regulations that could adversely affect Mexico's political and economic situation, which could adversely affect our business. Social and political instability in Mexico or other adverse social or political developments in or affecting Mexico could adversely affect us and our ability to obtain financing. It is also possible that political uncertainty may adversely affect Mexican financial markets.

We cannot provide any assurance that future political developments in Mexico, over which we have no control, will not have an unfavorable impact on Mexican private sector entities in general, as well as on market conditions and prices and returns on Mexican securities, including our securities.

Developments in other emerging market countries may adversely affect our business or the market price of our securities.

The market price of securities of Mexican companies is, to varying degrees, affected by economic and market conditions in other emerging market countries. Although economic conditions in such countries may differ significantly from economic conditions in Mexico, investors' reactions to developments in such countries may have an adverse effect on the market price of securities of Mexican companies, including ours.

Our financial statements may not give you the same information as financial statements prepared under United States accounting rules.

Mexican companies listed on the Bolsa Mexicana de Valores, which we refer to as the "Mexican Stock Exchange," including us, must prepare their financial statements in accordance with Mexican FRS. Mexican FRS differs in certain significant respects from the U.S. GAAP, including among others the treatment of minority interests, workers' profit sharing, capitalization of interest and consolidation of subsidiaries. In addition, under Mexican FRS, the effects of inflation must be reflected in accounting records and in published financial statements. Moreover, the effect of inflation accounting under Mexican FRS, except for the restatement of fixed assets purchased outside of Mexico and the restatement of prior period financial statements as they relate to foreign subsidiaries, are not adjusted for in the reconciliation to U.S. GAAP. For this and other reasons, the presentation of financial statements and reported earnings prepared in accordance with Mexican FRS may differ materially from the presentation of financial statements and reported earnings prepared in accordance with U.S. GAAP. See Note 25 to our audited consolidated financial statements for a description of the principal differences between Mexican FRS and U.S. GAAP. Such description should not be construed as a summary of such differences in respect of our unaudited financial information for the three months ended March 31, 2006 and 2007, which has not been reconciled to U.S. GAAP.

THE EXCHANGE OFFER

Purpose and Effect of this Exchange Offer

In connection with the issuance of the Initial Notes, we entered into a registration rights agreement with Morgan Stanley & Co. Incorporated, Credit Suisse Securities (USA) LLC and Lehman Brothers Inc. in which we agreed to use our best efforts to file a registration statement relating to an offer to exchange the Initial Notes for Exchange Notes and to cause this exchange offer to be consummated within 60 days following the date of effectiveness of the registration statement of which this prospectus forms a part. The Exchange Notes will have terms substantially identical to the Initial Notes except that the Exchange Notes will not contain terms with respect to transfer restrictions, registration rights and liquidated damages for failure to observe certain obligations in the registration rights agreement. See "Description of the Exchange Notes- Additional Interest". The Initial Notes were issued on February 1, 2007.

The Company shall accept Initial Notes for exchange for a period of at least 20 business days from the date the prospectus and accompanying documents are mailed to each holder of Initial Notes. The Company and the Guarantors will be entitled to close the exchange offer 20 business days after commencement (provided that the Company and the Guarantors have accepted all the Initial Notes validity tendered in accordance with the terms of the exchange offer).

Under the circumstances set forth below, we will use our reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the Initial Notes and we will use our best efforts to keep the shelf registration statement effective for up to two years after the effective date of the shelf registration statement. These circumstances include:

  if the Company and the Guarantors jointly determine that the exchange offer registration provided for above is not available or may not be consummated as soon as practicable after the last date of acceptance for exchange because it would violate applicable law or applicable interpretations of the Staff of the SEC;

  if the exchange offer is not for any other reason consummated by September 29, 2007; or

  if the exchange offer has been completed and in the opinion of the counsel for the initial purchasers a registration statement must be filed and a prospectus must be delivered by the initial purchasers in connection with any offering or sale of registrable securities due to the need of compliance with the provisions of the SEC No-Action Letter of Exxon Capital Holding Corp. (available May 13, 1988) .

Each holder of Initial Notes that wishes to exchange Initial Notes for transferable Exchange Notes in this exchange offer will be required to make the following representations:

  any Exchange Notes will be acquired in the ordinary course of its business;

  such holder is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes;

  such holder is not our "affiliate," as defined in Rule 405 of the Securities Act; and

  if such holder is a broker-dealer that receives Exchange Notes for its own account in exchange for Initial Notes that were acquired as a result of market-making activities, that it will deliver a prospectus, as required by law, in any resale of such Exchange Notes.

Resale of Exchange Notes

Based on interpretations of the SEC staff set forth in no action letters issued to unrelated third parties, we believe that Exchange Notes issued in this exchange offer in exchange for Initial Notes may be offered for resale, resold and otherwise transferred by any Exchange Note holder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

  such Exchange Notes are acquired in the ordinary course of the holder's business;

  such holder is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate in a distribution of such Exchange Notes;

  such holder is not our "affiliate," as defined in Rule 405 under the Securities Act; and

  if such holder is a broker-dealer that receives Exchange Notes for its own account in exchange for Initial Notes that were acquired as a result of market-making activities, that it will deliver a prospectus, as required by law, in connection with any resale of such Exchange Notes.

Any holder who tenders in this exchange offer with the intention of participating in any manner in a distribution of the Exchange Notes:

  cannot rely on the position of the SEC staff set forth in "Exxon Capital Holdings Corporation" or similar interpretive letters; and

  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

This prospectus may be used for an offer to resell, for the resale or for other retransfer of Exchange Notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the Initial Notes as a result of market-making activities or other trading activities may participate in this exchange offer. Each broker-dealer that receives Exchange Notes for its own account in exchange for Initial Notes, where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. The letter of transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be considered to admit that it is an "underwriter" within the meaning of the Securities Act. Please see "Plan of Distribution" for more details regarding the transfer of Exchange Notes. This exchange offer is not being made to, nor will we accept tenders for exchange from, holders of Initial Notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.

Terms of this Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any Initial Notes properly tendered and not withdrawn prior to 11:59 p.m., New York City time, on the expiration date. We will issue Exchange Notes in exchange for each Initial Notes surrendered under this exchange offer in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The date of acceptance for exchange of the Initial Notes, and the completion of the exchange offer, will be the exchange date, which will be the first business day following the expiration date (unless extended as described in this prospectus). The Exchange Notes issued in connection with this exchange offer will be delivered promptly following the exchange date.

The form and terms of the Exchange Notes will be substantially identical to the form and terms of the Initial Notes except the Exchange Notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any liquidated damages upon our failure to fulfill our obligations under the registration rights agreement to file, and cause to be effective, a registration statement. The Exchange Notes will evidence the same debt as the Initial Notes. The Exchange Notes will be issued under and entitled to the benefits of the same Indentures that authorized the issuance of the Initial Notes. Consequently, both series will be treated as a single class of debt securities under the Indentures.

This exchange offer is not conditioned upon any minimum aggregate principal amount of Initial Notes being tendered for exchange.

As of the date of this prospectus, $300,000,000 aggregate principal amount of the 2012 Initial Notes and $700,000,000 aggregate principal amount of the 2017 Initial Notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of Initial Notes.

There will be no fixed record date for determining registered holders of Initial Notes entitled to participate in this exchange offer.

We intend to conduct this exchange offer in accordance with the provisions of the exchange and registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations of the SEC. Initial Notes that are not tendered for exchange in this exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the Indentures relating to the Initial Notes.

We will be deemed to have accepted for exchange properly tendered Initial Notes if and when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us and delivering Exchange Notes to such holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate this exchange offer, and not to accept for exchange any Initial Notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption "-Certain Conditions to the Exchange Offer."

Holders who tender Initial Notes in this exchange offer will not be required to pay brokerage commissions or fees, or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Initial Notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with this exchange offer. Please see "-Fees and Expenses" for more details regarding fees and expenses incurred in this exchange offer.

If any tendered Initial Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return the Initial Notes, without expense, to the tendering holder promptly after the expiration date.

Expiration date; Extensions; Amendments

This exchange offer will expire at 11:59 p.m., New York City time on [**], 2007, unless we extend it in our sole discretion, in which case the term "expiration date" shall mean the latest date and time to which this exchange offer is extended.

In order to extend this exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify, in writing or by public announcement, the registered holders of Initial Notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion:

  to delay accepting for exchange any Initial Notes, due to an extension of the exchange offer;

  to extend this exchange offer or to terminate this exchange offer and to refuse to accept Initial Notes not previously accepted if any of the conditions set forth below under "-Certain Conditions to the Exchange Offer" have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; or

  subject to the terms of the registration rights agreement, to amend the terms of this exchange offer in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice or public announcement thereof to the registered holders of Initial Notes. If we amend this exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of Initial Notes of such amendment (including by means of a prospectus supplement), and we will extend this exchange offer for a period of five to ten business days.

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of this exchange offer,, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by issuing a timely press release to a financial news service.

Certain Conditions to the Exchange Offer

Despite any other term of this exchange offer, we will not be required to accept for exchange, or exchange any Exchange Notes for, any Initial Notes, and we may terminate this exchange offer as provided in this prospectus before the expiration of the exchange offer if in our reasonable judgment:

  the Exchange Notes to be received will not be tradable by the holder without restriction under the Securities Act or the Exchange Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

  this exchange offer, or the making of any exchange by a holder of Initial Notes, would violate applicable law or any applicable interpretation of the staff of the SEC;

  any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to this exchange offer that, in our judgment, might materially impair our ability to proceed with this exchange offer or materially impairs the contemplated benefits of this exchange offer to us;

  any change, or any development involving a prospective change, in our business or financial affairs or any of our subsidiaries has occurred that, in our judgment, might materially impair our ability to proceed with this exchange offer or materially impairs the contemplated benefits of this exchange offer to us;

  any law, statute, rule or regulation is proposed, adopted or enacted that, in our judgment, might materially impair our ability to proceed with this exchange offer or materially impairs the contemplated benefits of this exchange offer to us; or

  any governmental approval has not been obtained, which approval we, in our judgment, consider necessary or advisable for the completion of this exchange offer as contemplated by this prospectus.

In addition, we will not be obligated to accept for exchange the Initial Notes of any holder that has not made:

  the representations described under "-Purpose and Effect of the Exchange Offer," "-Procedures for Tendering" and "Plan of Distribution"; and

  such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the Exchange Notes under the Securities Act.

We expressly reserve the right, at any time or at various times, to extend the period of time during which this exchange offer is open. Consequently, we may delay acceptance of any Initial Notes by giving oral or written notice of such extension to the registered holders of the Initial Notes. During any such extensions, all Initial Notes previously tendered will remain subject to this exchange offer, and we may accept them for exchange unless they have been previously withdrawn. We will return any Initial Notes that we do not, accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of this exchange offer.

We expressly reserve the right to amend or terminate this exchange offer on or prior to the scheduled expiration date of this exchange offer, and to reject for exchange any Initial Notes not previously accepted for exchange, upon the occurrence of any of the conditions of this exchange offer specified above. We will promptly give oral or written notice or public announcement of any extension, amendment, non-acceptance or termination to the registered holders of the Initial Notes. In the case of any extension, such oral or written notice or public announcement will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

These conditions are for our sole benefit and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, that failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times except that all conditions to this exchange offer must be satisfied or waived by us prior to the expiration of this exchange offer.

If we determine in our judgment that any of the conditions are not satisfied, we may:

  refuse to accept any Initial Notes and return all tendered Initial Notes to the tendering holders;

  extend the exchange offer and retain all Initial Notes tendered before the expiration of this exchange offer, subject, however, to the rights of holders to withdraw these Initial Notes. Please see "-Withdrawal of Tenders"; or

  waive unsatisfied conditions relating to this exchange offer and accept all properly tendered Initial Notes which have not been withdrawn.

In addition, we will not accept for exchange any Initial Notes tendered, and will not issue Exchange Notes in exchange for any such Initial Notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act.

Procedures for Tendering

Only a holder of Initial Notes may tender such Initial Notes in this exchange offer. To tender in this exchange offer, a holder must:

  complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires and mail or deliver such letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

  comply with the Depositary Trust Company's, which we refer to as the "DTC," Automated Tender Offer Program procedures described below.

In addition, either:

  the exchange agent must receive Initial Notes along with the letter of transmittal; or

  the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of such Initial Notes into the exchange agent's account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent's message; or

  the holder must comply with the guaranteed delivery procedures described below.

To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under "-Exchange Agent" prior to the expiration date.

The tender by a holder that is not withdrawn prior to the expiration date will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

The method of delivery of Initial Notes, the letter of transmittal and all other required documents to the exchange agent is at the holder's election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. Holders should not send the letter of transmittal or Initial Notes to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

Any beneficial owner whose Initial Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owners' behalf. If such beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its Initial Notes, either:

  make appropriate arrangements to register ownership of the Initial Notes in such owner's name; or

  obtain a properly completed bond power from the registered holder of Initial Notes.

The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

Signatures on a letter of transmittal or a notice of withdrawal described below must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the U.S. or another "eligible institution" within the meaning of Rule 17 Ad-15 under the Exchange Act, unless the Initial Note tendered pursuant thereto is tendered:

  by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  for the account of an eligible institution.

If the letter of transmittal is signed by a person other than the registered holder of any Initial Notes listed on the Initial Notes, such Initial Notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the Initial Notes and an eligible institution must guarantee the signature on the bond power.

If the letter of transmittal or any Initial Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's Automated Tender Offer program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of this exchange offer electronically. They may do so by causing DTC to transfer the Initial Notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent's message to the exchange agent. The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

  DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering Initial Notes that are the subject of such book-entry confirmation;

  such participant has received and agrees to be bound by the terms of the letter of transmittal (or, in the case of an agent's message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery); and

  the agreement may be enforced against such participant.

We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Initial Notes and withdrawal of tendered Initial Notes. Our determination will be final and binding. We reserve the absolute right to reject any Initial Notes not properly tendered or any Initial Notes the acceptance of which would, in the opinion of our counsel, is unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Initial Notes. Our interpretation of the terms and conditions of this exchange offer (including the instructions in, the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Initial Notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Initial Notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of Initial Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Initial Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

In all cases, we will issue Exchange Notes for Initial Notes that we have accepted for exchange under this exchange offer only after the exchange agent timely receives:

  Initial Notes or a timely book-entry confirmation of such Initial Notes into the exchange agent's account at DTC; and

  a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

  By signing the letter of transmittal or transmitting the agent's message, each tendering holder of Initial Notes will represent to us that, among other things:

  any Exchange Notes that the holder receives will be acquired in the ordinary course of its business;

  the holder is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes;

  the holder is not our "affiliate," as defined in Rule 405 of the Securities Act; and

  if the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Initial Notes that were acquired as a result of market-making activities, that it will deliver a prospectus, as required by law, in connection with any resale of such Exchange Notes.

Book-entry Transfer

The exchange agent will make a request to establish an account with respect to the Initial Notes at DTC for purposes of this exchange offer promptly after the date of this prospectus; and any financial institution participant in DTC's system may make book-entry delivery of Initial Notes by causing DTC to transfer such Initial Notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Holders of Initial Notes who are unable to deliver confirmation of the book-entry tender of their Initial Notes into the exchange agent's account at DTC or all other documents of transmittal to the exchange agent on or prior to the expiration date must tender their Initial Notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

Holders wishing to tender their Initial Notes but whose Initial Notes are not immediately available or who cannot deliver their Initial Notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's Automated Tender Offer Program prior to the expiration date may tender if:

  the tender is made through an eligible institution;

  prior to the expiration date, the exchange agent receives from such eligible institution either a properly completed and duly executed notice of guaranteed delivery (by facsimile transmission, mail or hand delivery) or a properly transmitted agent's message and notice of guaranteed delivery:

  setting forth the name and address of the holder, the registered number(s) of such Initial Notes and the principal amount of Initial Notes tendered;

  stating that the tender is being made thereby; and

  guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal (or facsimile thereof) together with the Initial Notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

  the exchange agent receives such properly completed and executed letter of transmittal (or facsimile thereof), as well as all tendered Initial Notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their Initial Notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, holders of Initial Notes may withdraw their tenders at any time prior to the expiration date.

For a withdrawal to be effective:

  the exchange agent must receive a written notice (which may be by telegram, telex, facsimile transmission or letter) of withdrawal at one of the addresses set forth below under "-Exchange Agent," or holders must comply with the appropriate procedures of DTC's Automated Tender Offer Program system.

Any such notice of withdrawal must:

  specify the name of the person who tendered the Initial Notes to be withdrawn;

  identify the Initial Notes to be withdrawn (including the principal amount of such Initial Notes); and

  where certificates for Initial Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit:

  the serial numbers of the particular certificates to be withdrawn; and

  a signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution.

If Initial Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Initial Notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices, and our determination shall be final and binding on all parties. We will deem any Initial Notes so withdrawn not to have been validly tendered for exchange for purposes of this exchange offer. Any Initial Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder (or, in the case of Initial Notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, such Initial Notes will be credited to an account maintained with DTC for Initial Notes) as soon as practicable after withdrawal, rejection of tender or termination of this exchange offer. Properly withdrawn Initial Notes may be retendered by following one of the procedures described under "-Procedures for Tendering" at any time on or prior to the expiration date.

Exchange Agent

U.S. Bank National Association has been appointed as exchange agent for this exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent addressed as follows:

For Delivery by Registered or Certified Mail or Overnight Delivery:

U.S. Bank National Association

Corporate Trust Services

5555 San Felipe Street, Suite 1150

Houston, Texas 77056

Delivery of the letter of transmittal to an address other than as set forth above or transmission via facsimile other than as set forth above does not constitute a valid delivery of such letter of transmittal.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail. However, we may make additional solicitations by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with this exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of this exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out‑of‑pocket expenses.

Our expenses in connection with this exchange offer include:

  SEC registration fees;

  fees and expenses of the exchange agent and trustee;

  accounting and legal fees and printing costs; and

  related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of Initial Notes under this exchange offer. The tendering holder, however, will be required to pay any transfer taxes (whether imposed on the registered holder or any other person) if:

  certificates representing Initial Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of Initial Notes tendered;

  tendered Initial Notes are registered in the name of any person other than the person signing the letter of transmittal; or

  a transfer tax is imposed for any reason other than the exchange of Initial Notes under this exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their Initial Notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register Exchange Notes in the name of, or request that Initial Notes not tendered or not accepted in this exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

Holders of Initial Notes who do not exchange their Initial Notes for Exchange Notes under this exchange offer will remain subject to the restrictions on transfer applicable to the Initial Notes:

  as set forth in the legend printed on the Initial Notes as a consequence of the issuance of the Initial Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

  otherwise as set forth in the offering memorandum distributed in connection with the private offering of the Initial Notes.

In general, you may not offer or sell the Initial Notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the Initial Notes under the Securities Act. Based on interpretations of the SEC staff, Exchange Notes issued pursuant to this exchange offer may be offered for resale, resold or otherwise transferred by their holders (other than any such holder that is our "affiliate" within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that the holders acquired the Exchange Notes in the ordinary course of the holders' business and the holders are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate in the distribution of the Exchange Notes to be acquired in this exchange offer. Any holder who tenders in this exchange offer and is participating, intends to participate, or has any arrangement or understanding with any person to participate in a distribution of the Exchange Notes:

  may not rely on the applicable interpretations of the SEC; and

  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Accounting Treatment

We will record the Exchange Notes in our accounting records at the same carrying value as the Initial Notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with this exchange offer. We will record the direct incremental expenses of this exchange offer as debt issuance costs. This exchange offer is being completed as a result of a requirement in the Indentures and the Registration Rights Agreement entered into at the time of the original issuance of the Initial Notes and, as such, is a continuation of the debt issuance costs of the Initial Notes issuance. Incremental costs will consist of attorney and accounting fees incurred as a result of completing this exchange offer and will be capitalized as debt issuance costs and amortized over the life of the Notes.

Other

Participation in this exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered Initial Notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any Initial Notes that are not tendered in this exchange offer or to file a registration statement to permit resales of any untendered Initial Notes.

 USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations under the registration rights agreement entered into in connection with the issuance of the Original Notes. We will not receive any cash proceeds from the issuance of the Exchange Notes in the exchange offer. In consideration for issuing the Exchange Notes, we will receive Initial Notes in an aggregate principal amount equal to the aggregate principal amount of the Exchange Notes. The Initial Notes surrendered in exchange for the Exchange Notes will be retired and cancelled. Accordingly, the issuance of the Exchange Notes will not result in any change in our indebtedness.

______________

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each year in the five-year period ended December 31, 2006 and for the three months ended March 31, 2006 and 2007. For purposes of computing the ratio of earnings to fixed charges, earnings consist of net income from continuing operations before income taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of interest expense on debt, amortization of financing costs, capitalized interest and the portion (approximately one-third) of rental expense that management believes is representative of the interest expense component of rental expense.

	Year ended December 31,					For the three months ended March 31,
	2002	2003	2004	2005	2006	2006	2007
Mexican FRS:
Ratio of earnings to fixed charges	-(1)	-(1)	-(1)	-(1)	1.0	-(1)	-(1)
U.S. GAAP:
Ratio of earnings to fixed charges	-(2)	-(2)	-(2)	-(2)	-(2)	-(3)	-(3)

_________

(1) Our earnings, as calculated pursuant to Mexican FRS, were insufficient to cover fixed charges for the year ended December 31, 2002, December 31, 2003, December 31, 2004 and December 31, 2005 by approximately Ps. 829 million, Ps. 434 million, Ps. 46 million and Ps. 116 million, respectively, and for the three months ended March 31, 2006 and 2007 by approximately Ps. 462 million and Ps. 381 million, respectively.

(2) Our earnings, as calculated pursuant to U.S. GAAP, were insufficient to cover fixed charges for the year ended December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and December 31, 2006 by approximately, Ps. 443 million, Ps. 796 million, Ps. 778 million, Ps. 167 million and Ps. 594, respectively.

(3) Not available.

CAPITALIZATION

The following table sets forth our consolidated capitalization under Mexican FRS as of March 31, 2007. Since this transaction is an exchange offer, no cash will be received or disbursed, and therefore the exchange offer does not affect our capitalization. The financial data as of March 31, 2007 in the following table is derived from our unaudited condensed consolidated financial statements as of March 31, 2007. The financial data in the following table is presented in pesos as of March 31, 2007 and U.S. dollar amounts are translated at the rate of Ps. 11.0322 equal to $1, the Free Exchange Rate reported on March 31, 2007. Since the financial information on the following table is presented in constant pesos in purchasing power as of March 31, 2007, it is not directly comparable to the financial information for the other periods presented in this prospectus, which, unless otherwise indicated, is presented in constant pesos in purchasing power as of December 31, 2006. The change in the INPC for the three month period ending March 31, 2007 was 1.0%.

	As of March 31, 2007
	Actual	Actual
	(Ps. Millions)	($ millions)(1)
Short-term debt:
10% VENA Guaranteed Notes due 2007	1,214	110(4)
Bank and Other short-term debt(2)	407	37
Total short-term debt	1,621	147

Long-term debt:(3)
8.625% Guaranteed Notes due 2012	3,310	300
9.125% Guaranteed Notes due 2017	7,723	700
10.75% Vena Guaranteed Notes due 2011	331	30(5)
11.75% Guaranteed Notes due 2013	2,482	225

Bank and Other long-term debt	704	64
Total long-term debt	14,550	1,319

Stockholders' equity:
Capital stock restated	7,429	673
Shortfall in restatement of capital	(20,697)	(1,876)
Retained earnings and other	19,662	1,782
Total majority interest	6,394	579
Minority interest in consolidated subsidiaries	1,782	162
Total stockholders' equity	8,176	741
Total capitalization	22,726	2,060

__________

(1) Peso amounts have been translated in U.S. dollars, solely for the convenience of the reader, at the rate of 11.0322 pesos per U.S. dollar, the Free Exchange Rate on March 31, 2007.

(2) Includes current maturities of long-term debt.

(3) Excludes current maturities of long-term debt.

(4) This indebtedness was repaid by an optional prepayment on May 9, 2007 from a part of the proceeds from the offering of the Initial Notes.

(5) Funds to finance the defeasance of this indebtedness were deposited in a trust and are reflected on our balance sheet as restricted cash. On July 23, 2008, the restricted cash will be disbursed from the trust to repay all the outstanding principal plus accrued interest through the date of payment.

EXCHANGE RATES

On December 21, 1994, the Mexican Central Bank implemented a floating foreign exchange rate regime under which the peso is allowed to float freely against the U.S. dollar and other foreign currencies. The Mexican Central Bank will intervene directly in the foreign exchange market only to reduce what it deems to be excessive short-term volatility. Since mid-2003, the Mexican Central Bank has been conducting auctions of U.S. dollars in an attempt to reduce the levels of its foreign reserves. The Mexican Central Bank conducts open market operations on a regular basis to determine the size of Mexico's monetary base. Changes in Mexico's monetary base have an impact on the exchange rate. The Mexican Central Bank may increase or decrease the reserve of funds that financial institutions are required to maintain. If the reserve requirement is increased, financial institutions will be required to allocate more funds to their reserves, which will reduce the amount of funds available for operations. This causes the amount of available funds in the market to decrease and the cost, or interest rate, to obtain funds to increase. The opposite happens if reserve requirements are lowered. This mechanism, known as "corto" or "largo," as the case may be, or more formally "the daily settlement balance target," represents a device used by the Mexican Central Bank to adjust the monetary base and the level of interest rates.

Volatility in the exchange rate market has gradually declined from the high levels observed during 1995, when the exchange rate fluctuated between Ps. 5.00 and Ps. 8.14 per U.S. dollar. During 2002, 2003, 2004, 2005 and 2006, the exchange rate was less volatile, fluctuating between Ps. 9.00 and Ps 10.44, Ps. 10.11 and Ps. 11.40, Ps. 10.82 and Ps. 11.63, Ps. 10.41and Ps. 11.40, and Ps. 10.43 and Ps. 11.48, respectively.

We cannot assure you, however, that the Mexican Central Bank will maintain its current policies with respect to the peso or that the peso will not depreciate significantly in the future.

In the event of shortages of foreign currency, we cannot assure you that foreign currency would continue to be available to private-sector companies or that foreign currency needed by us to service foreign currency obligations, if any, would continue to be available without substantial additional cost.

The following table sets forth, for the periods indicated, the period-end, average, high and low Free Exchange Rates published by the Mexican Central Bank, expressed in nominal pesos per U.S. dollar. The translations of certain constant peso amounts into U.S. dollars in this prospectus have been done by applying the Free Exchange Rate referred to in "Presentation of Financial Information and Other Information." The rates shown below are in nominal pesos and have not been restated in constant currency units.

	Exchange Rates(1)
Year Ended	Closing Price	Average(2)	High	Low
December 31, 2002.....................................................................	Ps. 10.44	Ps. 9.75	Ps. 10.43	Ps. 9.00
December 31, 2003.....................................................................	11.24	10.84	11.41	10.11
December 31, 2004.....................................................................	11.15	11.31	11.64	10.82
December 31, 2005.....................................................................	10.63	10.87	11.41	10.41
December 31, 2006.....................................................................	10.81	10.90	11.46	10.43

2007	Closing Price	Average(3)	High	Low
January 31...................................................................................	Ps. 11.04	Ps. 10.95	Ps. 11.09	Ps. 10.77
February 28.................................................................................	11.17	11.00	11.17	10.92
March 31.....................................................................................	11.03	11.11	11.19	11.02
April 30........................................................................................	10.93	10.98	11.03	10.93
May 31........................................................................................	10.74	10.82	10.93	10.74
June 30........................................................................................	10.79	10.83	10.97	10.71

July 1, 2007 (through July 17, 2007)........................................	10.76	10.78	10.82	10.75

___________

(1) Source: The Mexican Central Bank.

(2) Daily Average for the Period.

(3) Average of the month-end exchange rates.

SELECTED FINANCIAL AND OTHER INFORMATION

The following table presents selected consolidated financial information and other data for each of the periods presented. This information and data should be read in conjunction with, and is qualified in its entirety by reference to, our consolidated financial statements and the notes thereto included elsewhere in this prospectus and the information under the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" as it relates to 2004, 2005 and 2006. The years ended December 31, 2002 and 2003 are derived from our audited financial statements not included in this prospectus. Our consolidated financial statements are prepared in accordance with Mexican FRS, which differs in certain significant respects from U.S. GAAP. Note 25 to our consolidated financial statements for the year ended December 31, 2006 provides a description of the principal differences between Mexican FRS and U.S. GAAP as they relate to us. The Company restated its 2005 U.S. GAAP financial information as a result of an adjustment related to the calculation of its deferred income taxes (see note 25 b).

On February 1, 2007, we issued the 2012 Senior Notes in an aggregate principal amount of $300 million and the 2017 Senior Notes in an aggregate principal amount of $700 million. As a result of this transaction, as of December 31, 2006, Ps. 4,220 million ($390 million) of short-term borrowings and current maturities were reclassified as long-term debt on our consolidated financial statements as of December 31, 2006.

During these periods we have completed a number of dispositions. See "Business-Divestitures and Disposals."

Financial data expressed in pesos and set forth in the following table for each year in the five year period ended December 31, 2006 has been restated in millions of constant pesos as of December 31, 2006.

	As of or for the year ended December 31,
	2002	2003	2004	2005	2006	2006
	(Ps. millions)(1)					($ millions)(1)(2)
Income Statement Data:
Mexican FRS:
Net sales	Ps. 25,947	Ps. 25,283	Ps. 25,168	Ps. 25,323	Ps. 26,562	$ 2,457
Cost of sales	18,252	18,047	18,227	18,298	19,282	1,784

Gross profit	7,695	7,236	6,941	7,025	7,280	673
Selling, general and administrative expenses	5,549	5,362	5,383	5,276	5,270	487

Operating income	2,146	1,874	1,558	1,749	2,010	186
Financing result:
Interest expense, net	1,693	1,948	2,123	2,265	2,073	192
Derivative financial instruments				16	325	30
Exchange loss (gain), net	1,685	813	86	(402)	215	20
Gain from monetary position(3)	865	610	748	438	424	39
Total financing cost	2,513	2,151	1,461	1,441	2,189	202
Other expenses (income), net(4)	462	157	143	424	(273)	(25)
Income (loss) before taxes and workers' profit sharing	(829)	(434)	(46)	(116)	94	9
Income and asset tax expense (benefit)	(558)	40	(9)	(502)	215	20
Workers' profit sharing	56	43	124	49	53	5

Net income (loss) from continuing operations before changes in accounting principles	(327)	(517)	(161)	337	(174)	(16)
Net income (loss) from discontinued operations(5)(6)	(86)	62	93	3	(30)	(3)
Gain on sale of discontinued operations(5)	545	0	0	0	463	43
Cumulative effect of changes in accounting principles(11)	0	0	0	(119)	0	0
Net income (loss)(5)(6)	132	(455)	(68)	221	259	24
Net income (loss) of majority interest(5) (6)	(36)	(662)	(303)	53	373	35
Net income (loss) from continuing operations per share	(1.19)	(1.88)	(0.59)	1.23	(0.60)	(0.06)
Net income (loss) from discontinued operations per share(5)(6)	1.67	0.23	0.34	0.01	1.50	0.14
Diluted and basic net income (loss) of majority interest per share(5) (6)	(0.12)	(2.41)	(1.12)	0.19	1.29	0.12

U.S. GAAP(6)(12) (13):
Net sales	Ps. 21,989	Ps. 22,458	Ps. 23,027	Ps. 23,414	Ps. 24,728	$ 2,287
Operating income	887	1,070	697	801	1,473	136
Net income (loss) from continuing operations(6)(12)	(967)	(1,038)	(841)	(176)	(535)	(49)
Net income (loss)(6)(12)	(621)	(809)	(239)	(277)	(71)	(7)
Net income (loss) from continuing operations per share(6)(12)	(3.51)	(3.77)	(3.09)	(0.64)	(1.85)	(0.17)
Net income (loss) from discontinued operations per share(6)(12)	1.26	0.83	2.21	(0.37)	1.60	0.15
Diluted and basic net income (loss) per share(6)(12)	(2.25)	(2.94)	(0.88)	(1.01)	(0.25)	(0.02)

Balance Sheet Data:
Mexican FRS:
Cash and cash equivalents	2,024	1,095	2,730	1,379	1,172	108
Current assets	9,778	8,817	10,225	9,377	8,745	809
Total assets from discontinued operations(5)(6)	2,642	2,490	2,101	1,947	0	0
Total assets	35,554	34,472	33,185	31,476	27,104	2,507
Current liabilities	9,879	8,864	7,839	8,260	4,528	419
Total debt	16,756	16,985	17,241	15,339	12,335	1,141
Total liabilities from discontinued operations(5)(6)	2,164	1,923	1,587	1,348	0	0
Total liabilities	25,323	25,001	24,679	22,717	18,229	1,686
Stockholders' equity(5)(6)	10,231	9,471	8,506	8,759	8,875	821
Minority interest in consolidated subsidiaries(5)(6)	3,204	3,162	2,928	3,006	1,738	161
Majority stockholders' equity(5)(6)	7,027	6,311	5,574	5,753	7,137	660

U.S. GAAP(6)(12) (13):
Total assets	Ps. 33,728	Ps. 33,293	Ps. 32,517	Ps. 29,474	Ps. 25,153	$ 2,326
Total liabilities	25,134	24,939	24,959	22,340	18,574	1,718
Net assets	8,593	8,354	7,558	7,134	6,579	609
Capital stock	7,292	7,292	7,292	7,292	7,356	680
Stockholders' equity	6,551	5,964	5,181	4,735	5,504	509

Other Data:
Mexican FRS:
Capital expenditures	1,088	1,880	1,431	1,061	1,198	111
Depreciation and amortization	2,000	1,947	2,187	1,778	1,722	159

Total shares issued at end of period(7)	324.0	324.0	324.0	324.0	386.9
Total shares held in Stock Option Trust at end of period(7)	24.7	24.7	22.8	22.3	17.6
Total shares held as treasury stock at end of period(7)	23.3	28.2	28.2	28.2	28.3
Total shares issued and outstanding at end of period(7)	276.0	271.1	273.0	273.4	341.0
Average total shares outstanding during period(7)	275.4	275.2	271.8	273.1	289.6

Inflation and Foreign Currency Exchange Rate Data:
Percentage of change in INPC(8)	5.70%	4.00%	5.20%	3.30%	4.10%
Peso/dollar exchange rate at the end of period(9)	10.4393	11.2372	11.1495	10.6344	10.8116
Average exchange rate(10)	9.7455	10.8397	11.3091	10.8716	10.9034

(1) Except per share amounts, number of shares and inflation and foreign currency exchange rate data.

(2) Peso amounts have been translated into U.S. dollars, solely for the convenience of the reader, at the rate of 10.8116 pesos per one U.S. dollar, the Free Exchange Rate on December 31, 2006.

(3) The gain from monetary position reflects the result of holding monetary assets and liabilities during periods of inflation. Values stated in current monetary units decrease in purchasing power over time. This means that losses are incurred by holding monetary assets over time, whereas gains are realized by maintaining monetary liabilities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(4) Other expenses (income), net, reflects, among others, (i) impairment of long-lived assets for Ps. 453 million, Ps. 133 million, Ps. 338 million, Ps. 362 million, and Ps. 378 million for the years ended December 31, 2002, 2003, 2004, 2005, and 2006, respectively, (ii) loss (gain) from sale of assets for Ps. 24 million, Ps. 5 million, Ps. 10 million, Ps. 6 million and Ps. (766) million for the years ended December 31, 2002, 2003, 2004, 2005 and 2006 respectively, (iii) loss (gain) from the sale of subsidiaries and associated companies in the amount of Ps. (77) million, Ps. (40) million, Ps. (525) million, Ps. 132 million and Ps. (66) million for the years ended December 31, 2002, 2003, 2004, 2005 and 2006, respectively, and (iv) restructuring charges for Ps. 80 million, Ps. 93 million, Ps. 256 million, Ps. 320 million and Ps. 59 million for the years ended December 31, 2002, 2003, 2004, 2005 and 2006, respectively. The restructuring charges relate to the downsizing and streamlining of our corporate functions and organization at some of our business units and are part of an ongoing benefit arrangement. Also, during 2005 the Company recorded a gain of Ps. 442 million, resulting from the designation of Vitro as the sole beneficiary of the Vitro Club assets held in trust.

(5) On July 3, 2002, we sold our controlling 51% interest in Vitromatic, S.A. de C.V., which together with its subsidiaries we refer to as "Vitromatic", our joint venture with Whirlpool Corporation, which we refer to as "Whirlpool," that engaged in the production and distribution of household appliances, to Whirlpool for $148.3 million in cash. Our consolidated financial statements and all other financial and statistical data included in this prospectus have been restated to reflect Vitromatic as a discontinued operation for 2002, unless otherwise indicated. Therefore, Vitromatic's results of operations are reflected in the line item entitled "Net income (loss) from discontinued operations" in our consolidated statement of operations. Financial and statistical data for all periods presented in this prospectus do not include the results of operations of discontinued operations, except (i) for financial and statistical data relating to discontinued operations, (ii) net income and net income of majority interest and (iii) as otherwise specified.

(6) On June 16, 2006, we completed the sale of our 51% equity ownership interest in Vitrocrisa to Libbey, the owner of the remaining 49% equity interest. Vitrocrisa, which was previously presented as one of our reportable segments, under Mexican FRS is a discontinued operation as of December 31, 2005 as its disposition represents the exit of a significant activity of the Company. Accordingly, all financial and operating information relating to Vitrocrisa in this prospectus are presented as a discontinued operation. In addition, the discussion of our indebtedness in this prospectus does not include the indebtedness of Vitrocrisa, which is presented under Mexican FRS on our consolidated balance sheets as of December 31, 2005 as a part of "Current liabilities of discontinued operations" and "Long-term liabilities of discontinued operations". Under U.S. GAAP, Vitrocrisa was not presented as a discontinued operation until 2006 as the divestiture hadn't been approved by our shareholders as of December 31, 2005. Such divestiture was approved at the annual shareholders' meeting held on April 27, 2006. Accordingly, all financial and operating information relating to Vitrocrisa in this prospectus are presented as a discontinued operation.

(7) Millions of shares.

(8) Calculated using year-end INPC of the most recent year divided by the year-end INPC of the previous year.

(9) Based on the Free Exchange Rate at the end of the period.

(10) Calculated using the average of Free Exchange Rates on the last day of each month during the period.

(11) Effective January 1, 2005, the Company adopted the provisions of Bulletin C-10, "Derivative Financial Instruments and Hedging Activities", which requires that all derivative instruments be recognized at fair value, sets the rules to recognize hedging activities and requires separation, if practical, of embedded derivative instruments. With respect to cash flow hedging, Bulletin C-10 establishes that the effective portion be recognized temporarily in other comprehensive income within stockholders' equity, with subsequent reclassification to current earnings at the time it is affected by the hedged item. The ineffective portion should be immediately recognized in current earnings. Through December 31, 2004, according to prior accounting standards (Bulletin C-2, "Financial Instruments"), the Company did not recognize the effect of hedging derivatives under financial expenses until the flow exchanges mentioned in the swap contract were actually executed. The effect of adopting Bulletin C-10, including the related tax effects resulted in (i) the recognition of a liability of Ps. 131 million; (ii) the recognition of an asset of Ps. 74 million; (iii) a charge to other comprehensive income in stockholders' equity of Ps. 10 million and; (iv) a credit to the cumulative effect of the change in accounting principle of Ps. 119 million and (v) a credit to financing cost of Ps. 101 million, net of the effect of deferred income tax of Ps. 29 million.

(12) Certain of our subsidiaries have been classified as discontinued operations as they meet the definition of held for sale for U.S. GAAP purposes. These subsidiaries did not meet the definition of discontinued operations for Mexican FRS purposes as they do not constitute the sale of a significant portion of our business. See note 24 k) to our consolidated financial statements for a description of those subsidiaries.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis is intended to help you understand and assess the significant changes and trends in the historical results of our operations and financial condition and factors affecting our financial resources. You should read this section in conjunction with our audited consolidated financial statements, including the notes thereto, which are included elsewhere in this prospectus. Because our unaudited interim consolidated financial information as of and for the three months ended March 31, 2007 and 2006 is presented in constant pesos in purchasing power as of March 31, 2007, it is not directly comparable to the financial information for the other periods presented in this prospectus, which, unless otherwise indicated, is presented in constant pesos in purchasing power as of December 31, 2006. The change in the INPC for the three months ended March 31, 2007 was 1.0%.

Our consolidated financial statements are prepared in accordance with Mexican FRS, which differs in certain significant respects from U.S. GAAP. See Note 25 to our consolidated financial statements included elsewhere in this prospectus for a description of the principal differences between Mexican FRS and U.S. GAAP as they relate to us. Such description should not be construed as a summary of such differences in respect of our unaudited financial information for the three months ended March 31, 2007 and 2006, which has not been reconciled to U.S. GAAP.

The following discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including those set forth in "Cautionary Statements Regarding Forward-Looking Statements" and "Risk Factors."

Critical Accounting Estimates

We prepare our consolidated financial statements in conformity with Mexican FRS. As such, we are required to make certain estimates, judgments and assumptions that we believe are reasonable based on the available information. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements, the reported amounts of revenues and expenses during the periods presented and the related disclosures. The significant accounting policies that we believe are the most sensitive to such estimates and relevant to aid you in fully understanding and evaluating our reported financial statements are the following:

Trade Receivables

We perform ongoing credit evaluations of our customers and adjust credit limits based upon payment history and the customer's current creditworthiness, as determined by our review of their current credit information. We continually monitor collections and payments from customers and maintain an allowance for doubtful accounts based upon our historical experience and any specific customer collection issues that we have identified. While such credit losses have historically been within our expectations and the provisions established, we cannot guarantee that we will continue to experience the same credit loss rates that we have in the past. A significant change in our experience of credit losses could have a material adverse impact on our consolidated results of operations and financial position.

Contingencies

Contingencies, by their nature, relate to uncertainties that require management to exercise judgment both in assessing the likelihood that a liability has been incurred as well as in estimating the amount of potential loss. Provisions are recognized for current obligations that (i) result from a past event, (ii) are probable to result in the use of economic resources, and (iii) can be reasonably estimated. We believe the amounts recorded or disclosed in our financial statements are based on the best estimates and judgments of management. However, actual outcomes could differ from our estimates. See "Liquidity and Capital Resources-PBGC Matter."

Financial Instruments

Effective January 1, 2005, the Company adopted the provisions of Bulletin C-10, "Derivative Financial Instruments and Hedging Activities," of Mexican FRS, which requires that all derivative instruments be recognized at fair value, sets the rules to recognize hedging activities and requires separation, if practical, of embedded derivative instruments. With respect to cash flow hedging, Bulletin C-10 establishes that the effective portion be recognized temporarily in other comprehensive income within stockholders' equity, with subsequent reclassification to current earnings at the time it is affected by the hedged item. The ineffective portion should be immediately recognized in current earnings. Through December 31, 2004, according to accounting standards effective at that moment (Bulletin C-2, "Financial Instruments" of Mexican FRS), the Company did not recognize the effect of hedging derivatives under financial expenses until the flow exchanges mentioned in the swap contract were actually executed. Prior to the implementation of Bulletin C-10, financial instruments for hedging purposes were valued using the same criteria of valuation of the underlying assets or liabilities hedged, and the effect of such valuation is recognized in net income, net of costs, expenses or income from the assets or liabilities whose risks are being hedged.

Fair values of financial instruments are estimated using available market information or other appropriate valuation methodologies that require considerable judgment in interpreting and developing estimates. The use of different market assumptions and/or estimation methodologies may have a material adverse effect on the estimated fair value amounts. See "Quantitative and Qualitative Disclosures About Market Risk."

Seniority Premiums and Pension Plans

Seniority premiums and pension plans for all personnel are considered as costs in the periods in which the related services are rendered. Periodic costs are calculated in accordance with Bulletin D-3, "Labor Obligations," of Mexican FRS and the actuarial computations are made by an independent actuary, based on estimates of future compensation increases, inflation, investment returns, mortality, turnover and expected discount rates well into the future. While we have made such estimates based on published tables and current market conditions, significant variance in actual experience compared to our estimates could have a material adverse effect on our consolidated results of operations and financial condition.

The table below presents the impact of a one-percentage-point increase and a one-percentage-point decrease in the assumed discount rate and expected rate of return on plan assets on the net periodic pension cost and on the net pension liability for the year ended December 31, 2006 in accordance with US GAAP:

For the Year Ended December 31, 2006 (Ps. millions)

One-percentage-point increase in assumed discount rate

+ Effect on total net periodic cost.................................................................................

+ Effect on net pension liability.....................................................................................

Ps. - (166)

One-percentage-point decrease in assumed discount rate

+ Effect on total net periodic cost.................................................................................

+ Effect on net pension liability.....................................................................................

- 189

One-percentage-point increase in expected rate of return on plan assets

+ Effect on total net periodic cost.................................................................................

+ Effect on net pension liability.....................................................................................

(7) -

One-percentage-point decrease in expected rate of return on plan assets

+ Effect on total net periodic cost.................................................................................

+ Effect on net pension liability.....................................................................................

7 -

Environmental Obligations

Our operations are subject to the environmental laws and regulations of the jurisdictions in which we conduct our operations. An environmental reserve is recorded to cover the costs of expected environmental obligations when we become aware that an expenditure may be required. We estimate the cost for the environmental obligations based on historical experience, results of monitoring and the known extent of exposure. We do not believe that continued compliance with these environmental laws will have a material adverse effect on our financial condition or results of operations. However, a significant change in laws, the discovery of previously unknown contamination and other factors beyond our control could result in expenditures that are materially greater than currently estimated or the reserves we have recorded.

Impairment of Long-Lived Assets

Long-lived assets, which include property, goodwill, intangible assets and certain other assets, comprise a significant portion of our total assets. We make judgments and estimate the carrying value of these assets, including amounts to be capitalized, depreciation and amortization methods and useful lives. Additionally, the carrying values of these assets are periodically reviewed for impairment or whenever events or circumstances indicate that the carrying amounts may not be recoverable. An impairment loss is recorded in the period in which it is determined that the carrying amount is not recoverable. This requires us to make long-term forecasts of our future revenues and costs relating to the assets under review. These forecasts require assumptions about demand for our products, future market conditions and technological developments. Significant and unanticipated changes to these assumptions could result in a determination that the value of these long-lived assets has been impaired in a future period.

Certain material events or circumstances may indicate that carrying amounts of our long-lived assets may not be recoverable. Our policy is to review the carrying amounts of long-lived assets in use when an impairment indicator suggests that such amounts might not be recoverable. The impairment indicators considered for these purposes are, among others, as follows: operating losses or negative cash flows in the period if they are combined with a projection of losses, reduction in the demand for the products manufactured, competition, capacity utilization reduction, obsolescence or technological changes, decrease of market value of assets and other legal and economic factors.

Deferred Taxes

In assessing the realizability of deferred tax assets, management considers whether it is highly probable that some portion of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. As of December 31, 2005, we had recorded a deferred tax asset of Ps. 1,991 million ($184 million) related to net operating loss carryforwards and asset taxes, net of a valuation allowance of Ps. 606 million ($56 million). As a result we were able to reduce the amount of expiring net operating loss carryforwards and asset taxes from Ps. 9,467 million ($874 million) as of December 31, 2005 to Ps. 1,804 million ($167 million) as of December 31, 2006. These carryforwards expire in 2016. As of December 31, 2006, we had recorded a deferred tax asset of Ps. 244 million ($23 million), net of a valuation allowance of Ps. 260 million ($24 million).

We believe we will generate sufficient taxable income in future years that will allow us to utilize our remaining tax loss carryforwards. Our operating plans and future projections support this position. In addition, the Company has tax strategies which management believes are prudent and feasible, and, if required, would be implemented to prevent the tax loss carryforwards from expiring unused. Such tax strategies allow us to generate taxable income in the future in order to utilize our tax loss carryforwards.

New Accounting Pronouncements

Mexican FRS

When Mexican FRS Series A went into effect on January 1, 2006, which represents the Conceptual Framework described in Note 3, some of its provisions created divergence with specific Mexican FRS already in effect. Consequently, in March 2006, CINIF issued Interpretation Number 3 (INIF No. 3), Initial Application of Mexican FRS, that provisions set forth in specific standards that have not been amended should be followed until their adaptation to the conceptual framework is complete.

CINIF continues to pursue its objective of moving towards a greater convergence with international financial reporting standards. To this end, on December 22, 2006, it issued the following standards, which became effective for fiscal years beginning on January 1, 2007:

  NIF B-3, Statement of Operations

  NIF B-13, Events Occurring after the Date of the Financial Statements

  NIF C-13, Related Party Transactions

  NIF D-6, Capitalization of Comprehensive Financing Result

Some of the significant changes established by these standards are as follows:

NIF B-3, Statement of Operations, sets the general standards for presenting and structuring the statement of income, the minimum content requirements and general disclosure standards. Consistent with NIF A-5, Basic Elements of Financial Statements, NIF B-3 now classifies revenues, costs and expenses, into ordinary and non-ordinary. Ordinary items (even if not frequent) are derived from the primary activities representing an entity's main source of revenues. Non-ordinary items are derived from activities other than those representing an entity's main source of revenues. Consequently, the classification of certain transactions as special or extraordinary, according to former Bulletin B-3, was eliminated. As part of the structure of the statement of income, ordinary items should be presented first and, at a minimum, present income or loss before income taxes, income or loss before discontinued operations, if any, and net income or loss. Presenting operating income is neither required nor prohibited by NIF B-3. Cost and expense items may be classified by function, by nature, or a combination of both. When classified by function, gross income may be presented. Statutory employee profit sharing should now be presented as an ordinary expense (within other income (expense) pursuant to INIF No. 4 issued in January 2007) and no longer presented within income tax. Special items mentioned in particular standards should now be part of other income and expense and items formerly recognized as extraordinary should be part of non-ordinary items. As a result of adopting this new financial reporting standard, we reclassified statutory worker's profit sharing to other income (expense) in our March 31, 2007 statement of operations. For purposes of comparability, the corresponding amount for March 31, 2006 was also reclassified. See "Recent Developments".

NIF B-13, Events Occurring after the Date of the Financial Statements, requires that for (i) asset and liability restructurings and (ii) creditor waivers to their right to demand payment in case the entity defaults on contractual obligations, occurring in the period between the date of the financial statements and the date of their issuance, only disclosure needs to be included in a note to the financial statements while recognition of these items should take place in the financial statements of the period in which such events take place. Previously, these events were recognized in the financial statements in addition to their disclosure. NIF A-7, Presentation and Disclosure, in effect as of January 1, 2006, requires, among other things, that the date on which the issuance of the financial statements is authorized be disclosed as well as the name of authorizing management officer(s) or body (bodies). NIF B-13 establishes that if the entity owners or others are empowered to modify the financial statements, such fact should be disclosed. Subsequent approval of the financial statements by the stockholders or other body does not change the subsequent period, which ends when issuance of the financial statements is authorized. The adoption of this financial reporting standard did not have a significant effect on our consolidated results of operations, financial position or cash flows.

 NIF C-13, Related Party Transactions, broadens the concept "related parties" to include a) the overall business in which the reporting entity participates; b) close family members of key or relevant officers; and c) any fund created in connection with a labor-related compensation plan. NIF C-13 requires the following disclosures: a) the relationship between the controlling and subsidiary entities, regardless of whether or not any intercompany transactions took place during the period; b) that the terms and conditions of consideration paid or received in transactions carried out between related parties are equivalent to those of similar transactions carried out between independent parties and the reporting entity, only if sufficient evidence exists; c) benefits granted to key or relevant officers; and d) name of the direct controlling company and, if different, name of the ultimate controlling company. Notes to comparative financial statements of prior periods should disclose the new provisions of NIF C-13. The adoption of this financial reporting standard did not have a significant effect on our consolidated results of operations, financial position or cash flows.

NIF D-6, Capitalization of Comprehensive Financing Result, establishes general capitalization standards that include specific accounting for financing in domestic and foreign currencies or a combination of both. Some of these standards include: a) mandatory capitalization of comprehensive financing cost ("RIF") directly attributable to the acquisition of qualifying assets; b) yields obtained from temporary investments before the capital expenditure is made are excluded from the amount capitalized; c) exchange gains or losses from foreign currency financing should be capitalized considering the valuation of associated hedging instruments, if any; d) a methodology to calculate capitalizable RIF relating to funds from generic financing; e) regarding land, RIF may be capitalized if development is taking place; and f) conditions that must be met to capitalize RIF, and rules indicating when RIF should no longer be capitalized. The entity may decide on whether to apply provisions of NIF D-6 for periods ending before January 1, 2007, in connection with assets that are in the process of being acquired at the time this NIF goes into effect. The adoption of this financial reporting standard did not have a significant effect on our consolidated results of operations, financial position or cash flows.

U.S. GAAP

SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments - an Amendment of FASB Statements No. 133 and 140", issued in February 2006. This statement amends SFAS No. 133, and No. 140. This statement resolves issues addressed in SFAS No. 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets." This statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends SFAS No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This Statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006. The Company is currently evaluating the impact of adopting this statement on its consolidated results of operations and financial position.

SFAS No. 156, "Accounting for Servicing of Financial Assets - an Amendment of FASB Statement No. 140" issued on March 2006. This Statement amends SFAS No. 140 with respect to the accounting for separately recognized servicing assets and servicing liabilities. This statement requires that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable. This statement permits, but does not require, the subsequent measurement of servicing assets and servicing liabilities at fair value. This statement permits an entity to reclassify certain available-for-sale securities to trading securities, regardless of the restriction in paragraph 15 of SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities", provided that those available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value. This option is available only once, as of the beginning of the fiscal year in which the entity adopts this statement. An entity should adopt this statement as of the beginning of its first fiscal year that begins after September 15, 2006. Earlier adoption is permitted as of the beginning of an entity's fiscal year, provided the entity has not yet issued financial statements, including interim financial statements, for any period of that fiscal year. The effective date of this statement is the date an entity adopts the requirements of this statement. An entity should apply the requirements for recognition and initial measurement of servicing assets and servicing liabilities prospectively to all transactions after the effective date of this statement. The Company is currently evaluating the impact of adopting this statement on its consolidated results of operations and financial position.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurement". SFAS No. 157 defines fair value, establishes a framework for the measurement of fair value, and enhances disclosures about fair value measurements. The statement does not require any new fair value measures. The statement is effective for fair value measures already required or permitted by other standards for fiscal years beginning after November 15, 2007. The Company is required to adopt SFAS No. 157 beginning on January 1, 2008. SFAS No. 157 is required to be applied prospectively, except for certain financial instruments. Any transition adjustment will be recognized as an adjustment to opening retained earnings in the year of adoption. The Company is currently evaluating the impact of adopting this statement on its consolidated results of operations and financial position.

In September 2006, the FASB issued SFAS No. 158, which requires companies to measure the fair value of its plan assets and benefit obligations as of the date of its year-end balance sheet. Companies no longer are permitted to measure the funded status of their plan(s) by being able to choose a measurement date up to three months prior to year end. This aspect of SFAS No. 158 is effective for all companies in fiscal years ending after December 15, 2008, but does not impact the Company, its results of operations or its cash flows, as its measurement date is the same as its fiscal year end. Retrospective application of SFAS No. 158 is not permitted.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115", which provides a fair value option to measure many financial instruments and certain other assets and liabilities at fair value on an instrument-by-instrument basis. SFAS No. 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS No. 157. This statement is not expected to impact the Company's consolidated financial position or results of operations in future periods.

In September 2006, the FASB issued FASB Staff Position ("FSP") No. AUG AIR-1, "Accounting for Planned Major Maintenance Activities". This guidance prohibits the use of the accrue-in-advance method of accounting for planned major activities because an obligation has not occurred and therefore a liability should not be recognized. The provisions of this guidance will be effective for reporting periods beginning after December 15, 2006. The Company is currently evaluating the impact of adopting this standard on its consolidated results of operations and financial position.

In July 2006, the FASB issued FASB Interpretation ("FIN") No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement 109". FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements and prescribes a threshold of more-likely-than-not for recognition of tax benefits of uncertain tax positions taken or expected to be taken in a tax return. FIN 48 also provides related guidance on measurement, derecognition, classification, interest and penalties, and disclosure. The provisions of FIN 48 will be effective for the Company on January 1, 2007, with any cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The Company is in the process of assessing the impact of adopting FIN 48 on its results of operations and financial position. However, the Company's current policy is to recognize tax benefits of uncertain tax positions only if it is probable that the positions will be sustained. The Company is currently evaluating the impact of adopting this standard on its consolidated results of operations and financial position.

Factors Affecting Our Results of Operations

Our statement of operations is affected by, among other factors, (i) the level of demand for our products in the countries in which we operate, (ii) our costs of production, which principally consist of costs of raw materials, labor, energy and depreciation, (iii) the relationship between the peso and the U.S. dollar, (iv) financing costs, which are incurred in both pesos and U.S. dollars and (v) increased competition in our domestic market and abroad. See "Risk Factors-Risk Factors Relating to Us-Difficult market conditions in the automotive industry may affect our operating margins and results of operations," "Risk Factors-Risk Factors Relating to Us-We have customers that are significant to us and the loss of all or a portion of their business would have an adverse effect on us," "Risk Factors-Risk Factors Relating to Us-Downturns in the economies in which we operate may negatively affect the demand for our products and our results of operations," "Risk Factors-Risk Factors Relating to Us-Changes in the relative value of the peso to the U.S. dollar and the Euro may have an adverse effect on us," "Risk Factors-Risk Factors Relating to Us-Inflation and foreign currency exchange rate fluctuations may have an adverse effect on our total financing cost," "Risk Factors-Risk Factors Relating to Us-We may be adversely affected by increases in interest rates," and "Risk Factors-Risk Factors Relating to Us-Substitution trends in the glass container industry may continue to adversely affect our business."

During the periods presented herein, we have completed a number of dispositions. See "Business-Divestitures and Disposals."

Trend Information

Stronger growth in the Mexican and U.S. economies had a positive impact on our sales in 2006. Although the Mexican and U.S. economies continued to grow in the first quarter of 2007, we cannot predict how those economies will continue to perform. See "Risk Factors-Risk Factors Relating to Us-Downturns in the economies in which we operate or in other emerging markets may negatively affect the demand for our products and our results of operations" and "Risk Factors-Risk Factors Relating to Mexico-Economic developments in Mexico and the United States affect our business."

Our Glass Containers business unit performed extremely well in 2006, with a record year in terms of sales. Domestic sales have been driven by increased volumes across all business lines. Higher sales in the beer, food, wine, and liquor, cosmetics, fragrances and toiletries ("CFT") business lines compensated for marginal lower sales in the soft-drink business line. Export sales continue to benefit from an increase in volumes as well as a better product mix at both the CFT and wine and liquor business lines. See "Risk Factors-Risk Factors Relating to Us-We have customers that are significant to us and the loss of all or a portion of their business would have an adverse effect on us."

Sales at our Flat Glass Business unit decreased mainly as a result of lower sales volume in both the automotive and domestic construction business lines, which were partially offset by a better product mix. In the automotive business line, marginal lower sales were the result of reduced volumes in the auto glass replacement market, which were partially offset by increased volumes due to new platforms for the OEM market awarded to us in 2005, for which production began in 2006. However, the North American automotive industry is experiencing one of its worst crises in recent years. See "Risk Factors-Risk Factors Relating to Us-Difficult market conditions in the automotive industry may affect our operating margins and results of operations." As a result, our sales to automobile manufacturers could lead to additional price pressures and a loss of sales volumes. At the same time, this business unit has shown some price stability in recent months in its Mexican construction glass markets, where in the past we experienced the greatest pricing pressures. Although these pricing pressures have receded to some extent, we cannot anticipate how the prices will fluctuate in the future. In the first quarter of 2007, higher construction-related export sales partially offset lower domestic construction-related volumes. In addition, automotive sales decreased driven by lower domestic and export OEM volumes due to a slowdown in purchases from one of our main clients, the available capacity was used to supply both the domestic and export AGR markets. This effect was partially compensated by the solid upward trend from the Flat Glass' foreign subsidiaries (Vitro America, Vitro Colombia and Vitro Cristalglass).

The increase in the price of certain of our raw materials, in particular natural gas, could have a negative impact on our results of operations. NYMEX natural gas prices have increased from an average price of $3.22 per MMBTU during 2002 to an average price of $7.23 per MMBTU during 2006, representing an increase of 125%. As of May 31, 2007, the closing price of natural gas on the New York Mercantile Exchange was $7.33 per MMBTU. Furthermore, as the price of natural gas has significantly increased in recent years, we have not been able to raise our products' prices to fully reflect these increases, which in turn have adversely affected our results of operations and liquidity.

Economic Developments in Mexico and the United States Affect our Business

A substantial portion of our operations are in Mexico and a substantial majority of our consolidated net sales are made in Mexico and the United States. Therefore, economic conditions in Mexico and the United States have a significant effect on our business, results of operations and financial position.

2006 was a year of moderate global economic growth. The economies of Mexico and the United States-our two biggest markets-recorded actual GDP growth in 2006 of 4.7% and 3.3%, respectively, compared with growth of 3.0% and 3.2%, respectively, in 2005. Mexico's economic growth was mainly driven by the increase in oil prices. Analysts, however, continue to view the pace of growth as weak, largely due to Mexico's lack of progress on structural reforms. Over the past few years, Mexico's rate of inflation has remained low, amounting to 3.3% in 2005 and 4.05% in 2006.

The majority of our manufacturing facilities are located in Mexico. For each of the years ended December 31, 2004, 2005 and 2006, 44%, 42%, and 43%, respectively, of our consolidated net sales resulted from sales to parties located within Mexico.

While helping the country to maintain low levels of inflation and a manageable deficit, the Mexican government's continued fiscal and monetary policy does not provide the flexibility necessary to support Mexico's economic improvement. As a result, new investment and growth in aggregate purchasing power have been marginal. Several factors could affect the growth of Mexico's economy and its industrial sector. These factors include (i) the extent of the U.S. economic recovery and the participation of Mexico's industrial sector in that recovery and (ii) the Mexican government's approval and implementation of fiscal and other structural reforms such as the evolution of energy prices, particularly natural gas. In spite of these political and economic dynamics, we will continue to focus on the factors within our control and position ourselves to take full advantage of new market opportunities.

Inflation and Foreign Currency Exchange Rate Fluctuations

The following table sets forth, for the periods presented, certain information relating to inflation and foreign currency exchange rates:

	For the Year Ended December 31,			For the three Months Ended March 31,
	2004	2005	2006	2007
Nominal peso devaluation (appreciation) relative to the U.S. dollar(1)............................................	(0.8%)	(4.6%)	1.7%	2.0%
Mexican inflation (based on changes in INPC)(1).........................................................................	5.2%	3.3%	4.1%	1.0%
U.S. inflation (based on changes in Consumer Price Index)(2)..........................................................	3.3%	3.5%	2.5%	1.8%
Inflation differential (Mexican vs. United States)(1)(2)(3)..................................................	1.8%	(0.2%)	1.6%	(0.7)%
Real peso devaluation (appreciation) relative to the U.S. dollar(4)...................................................	(2.6%)	(4.5%)	0.1%	2.8%
Free Exchange Rate as of year end(1)...............	Ps.11.1495	Ps.10.6344	Ps.10.8116	Ps. 11.0322
Mexican EDP growth rate(5)...............................	4.2%	3.0%	4.7%	-
Exchange rate euro per peso as of year end (6)..............................................................	Ps.15.0941	Ps.12.5932	Ps.14.2680	Ps. 14.7545

____________

(1) Source: Banco de Mexico.

(2) Source: U.S. Bureau of Labor Statistics.

(3) Compounded.

(4) Peso devaluation (appreciation) in real terms = -((Nominal peso devaluation +1) / (Inflation differential + 1))-1.

(5) Source: Institute Nacional de Estadistica, Geografia e Informatica.

(6) Source: Federal Reserve Bank of New York-Noon Buying Rates as to euro-to-dollar exchange rate and Banco de Mexico as to dollar-to-peso exchange rate.

Effects of Inflation and Foreign Currency Exchange Rate Fluctuations on Operating Margins

Changes in the relative value of the peso to the U.S. dollar have an effect on our results of operations. In general, as described more fully in the following paragraphs, a real devaluation of the peso will likely result in an increase in our operating margins and a real appreciation of the peso will likely result in a decrease in our operating margins, in each case, when measured in pesos. This is because the aggregate amount of our consolidated net sales denominated in or affected by U.S. dollars exceeds the aggregate amount of our cost of goods sold and our selling, general and administrative expenses denominated in or affected by U.S. dollars.

A substantial portion of the sales generated by our Mexican and U.S. subsidiaries are either denominated in or affected by the value of the U.S. dollar. The prices of a significant number of the products we sell in Mexico, in particular those of flat glass for automotive uses and capital goods, are linked to the U.S. dollar. In addition, substantially all of our export sales are invoiced in U.S. dollars and subsequently translated into pesos using the exchange rate in effect at the time of the transaction. The translated U.S. dollar sales of our Mexican subsidiaries are then restated into constant pesos using INPC, as of the date of the most recent balance sheet included in those financial statements. As a result, when the peso devalues in real terms against the U.S. dollar, as was the case in 2003 and 2006, the same level of U.S. dollar sales as in a prior period will result in higher constant peso revenues in the more recent period. Conversely, when the peso appreciates in real terms against the U.S. dollar, as was the case in 2004 and 2005, the same level of U.S. dollar sales as in a prior period will result in lower constant peso revenues in the more recent period. Moreover, because a material portion of our cost of goods sold, including labor costs, and selling, general and administrative expenses are invoiced in pesos and are not directly affected by the relative value of the peso to the U.S. dollar, the real appreciation or devaluation of the peso relative to the U.S. dollar has a significant effect on our operating margins, at least in the short term.

Further, a strong peso relative to the U.S. dollar makes the Mexican market more attractive for importers and competitors that might not otherwise sell in the Mexican market. A strong peso relative to the U.S. dollar also makes those of our products whose prices are denominated in or are affected by the value of the U.S. dollar less competitive or profitable. When the peso appreciates in real terms, with respect to such products, we must either increase our prices in U.S. dollars, which make our products less price-competitive, or bear reduced operating margins when measured in pesos. Given the competitive nature of the industries in which we operate, in the past we have chosen to reduce our operating margins for such products in response to appreciation of the peso relative to the U.S. dollar. For the year ended December 31, 2005, the appreciation of the peso in real terms had an adverse effect on our operating margins and, while the peso did not appreciate in the year ended December 31, 2006, it may appreciate again in the future, potentially resulting in an adverse effect on our operating margins. Sales of products manufactured, processed or sold by us outside Mexico (principally by Vitro America, Vitro Packaging, Comegua, and Vitro Cristalglass), as well as such subsidiaries' expenses, are restated during a financial reporting period by adjusting such amount for the inflation observed in the country in which the subsidiary operates and then translated into pesos at the exchange rate in effect at the end of the period. Since such subsidiaries' revenues and expenses are generally both earned and incurred in the same currency, the devaluation or appreciation of the peso has a much more limited effect on the operating margins of such subsidiaries. However, profits, as reported in real peso terms, are substantially impacted by the devaluation or appreciation of the peso relative to the appropriate currency.

Effect of Inflation and Foreign Currency Exchange Rate Fluctuations on Total Financing Cost

Our total financing cost includes (i) net interest expense, (ii) the net effect of inflation on our monetary assets and liabilities, (iii) the net effect of changes in nominal foreign currency exchange rates on monetary assets and liabilities denominated in foreign currencies and (iv) since 2005, due to the implementation of Bulletin C-10, "Derivative Financial Instruments and Hedging Activities," of MIPA, gains or losses related to hedging transactions. Net interest expense is calculated as the nominal amount of interest expense incurred by us with respect to our short- and long-term debt and off-balance sheet financings, minus the nominal amount of interest income generated by us with respect to our monetary assets.

Inflation affects our total financing cost. During periods of inflation, the principal amount of our monetary debt will generally be reduced in real terms by the rate of inflation. The amount of such reduction will result in a gain from monetary position. This gain is offset by the reduction in real terms in the value of the monetary assets we held during such period. Historically, our monetary liabilities have exceeded our monetary assets and, thus, we have tended to experience monetary gains during periods of inflation. Declining levels of inflation in recent years have resulted in lower monetary gains.

Our total financing cost is also impacted by changes in the nominal value of the peso relative to the U.S. dollar. Foreign currency exchange gains or losses included in total financing cost result primarily from the impact of nominal changes in the U.S. dollar-peso exchange rate on our and our Mexican subsidiaries' U.S. dollar-denominated monetary liabilities (such as dollar-denominated debt and accounts payable arising from imports of raw materials and equipment) and assets (such as dollar-denominated cash and cash equivalents and accounts receivable from exports). Because our U.S. dollar-denominated liabilities have historically been significantly in excess of our dollar-denominated monetary assets, the devaluation or appreciation of the peso resulted in exchange losses and gains, respectively. Accordingly, in 2006, the nominal devaluation of the peso relative to the U.S. dollar resulted in foreign currency exchange losses. The nominal appreciation of the peso relative to the U.S. dollar resulted in a foreign currency exchange gain in 2004 and 2005. In 2004, with the unwinding of certain currency exchange swaps in May 2004, we recorded a net exchange loss.

Results of Operations

On June 16, 2006, we completed the sale of our 51% equity ownership interest in Vitrocrisa to Libbey, the owner of the remaining 49% equity interest. Vitrocrisa, which was previously presented as one of our reportable segments is presented as a discontinued operation as its disposition represents the end of a significant activity of the Company. Accordingly, all financial and operating information relating to Vitrocrisa in this prospectus are presented as a discontinued operation. See "Summary- Significant Developments in 2006" and "Presentation of Financial Information" The following table sets forth, for the periods presented, selected items of our consolidated statement of operations calculated as a percentage of our consolidated net sales:

	For the Year Ended December 31,			For the three Months Ended March 31,
	2004	2005	2006	2006	2007
Net sales....................................................	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of goods sold..................................	72.4	72.3	72.6	74.7	71.8
Gross profit...............................................	27.6	27.7	27.4	25.2	28.1
General, administrative and selling expenses	21.4	20.9	19.8	20.4	19.4
Operating income.....................................	6.2	6.9	7.6	4.8	8.6
Total financing cost.................................	5.8	5.7	8.2	12.9	7.8
Net (loss) income.....................................	(0.3)	0.8	1.0	(9.5)	(6.7)

The following tables set forth, for the periods presented, the consolidated net sales, export sales and operating income (before corporate and other eliminations) of each of our business units, as well as the contribution to our consolidated results of operations, in percentage terms, of the consolidated net sales, export sales and operating income (after corporate and other eliminations) of each of our business units. The following tables do not include the results of discontinued operations.

	For the three Months Ended March 31,
	2006		2007		2007
	Amount	% of Total	Amount	% of Total	Amount
	(Ps. Millions(1), except for percentages)			($ Millions(2))
Net sales
Glass Containers.................	Ps. 2,998	46.7%	Ps. 3,480	52.0%	$ 315
Flat Glass.............................	3,369	52.4%	3,139	46.9%	284
Corporate and other eliminations........................................	59	0.9%	72	1.1%	7
Consolidated net sales......	Ps. 6,426	100%	Ps. 6,691	100%	$ 606
	($ Millions(2), except for percentages)
Export sales
Glass Containers.................	$ 77	55.0%	$ 85	60.7%
Flat Glass.............................	63	45.0%	55	39.3%
Consolidated export sales...............................	$ 140	100%	$ 140	100%
	(Ps. Millions(1), except for percentages)				($ Millions)(2)
Operating income
Glass Containers.................	Ps. 272	88.0%	Ps. 448	88.9%	$ 40
Flat Glass.............................	58	18.8%	153	18.5%	14
Corporate and other eliminations........................................	(21)	(6.8)%	(21)	(7.4)%	(2)
Consolidated operating income........................................	Ps. 309	100%	Ps. 580	100%	$ 52

(1) Peso amounts have been restated in millions of constant pesos as of March 31, 2007.

(2) Peso amounts have been translated into U.S. dollars, solely for the convenience of the reader, at the rate of 11.0322 pesos per U.S. dollar, the Free Exchange Rate on March 31, 2007.

	For the year ended December 31,
	2004		2005		2006		2006
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount
	(Ps. Millions(1), except for percentages)						($ Millions)(2)
Net sales
Glass Containers	Ps. 11,317	45%	Ps. 12,002	48%	Ps. 13,518	52%	$ 1,250
Flat Glass	13,293	53%	12,960	51%	12,710	48%	1,176
Corporate and other eliminations	558	2%	361	1%	334	1%	31
Consolidated net sales	Ps. 25,168	100%	Ps. 25,323	100%	Ps. 26,562	100%	$ 2,457

	($ Millions(2), except for percentages)
Export sales
Glass Containers	$ 266	47%	$ 290	49%	$ 344	62%
Flat Glass	294	52%	298	51%	212	38%
Other(3)	2	0%
Consolidated export sales	$ 562	100%	$ 588	100%	$ 556	100%

	(Ps. Millions(1), except for percentages)						($ Millions)(2)
Operating income (loss)
Glass Containers	Ps. 841	54%	Ps. 1,277	73%	Ps. 1,782	89%	$ 165
Flat Glass	901	58%	474	27%	375	19%	35
Corporate and other eliminations	(184)	(12)%	(2)	0%	(147)	(7)%	(14)
Consolidated operating income	Ps. 1,558	100%	Ps. 1,749	100%	Ps. 2,010	100%	$ 186

______________

(1) Peso amounts have been restated in millions of constant pesos as of December 31, 2006.

(2) Peso amounts have been translated into U.S. dollars, solely for the convenience of the reader, at the rate of 10.8116 pesos per one U.S. dollar, the Free Exchange Rate on December 31, 2006.

(3) Other is comprised by Bosco which we sold on April 1, 2005, which was previously included in our Glassware reportable segment.

Three months ended March 31, 2007 compared to the three months ended March 31, 2006

Net Sales

Our consolidated net sales increased 4.1% to Ps. 6,691 million ($606 million) for the three months ended March 31, 2007 from Ps. 6,426 million ($582 million) for the three months ended March 31, 2006. During the first quarter 2007, domestic and foreign subsidiaries' sales grew 4.6% and 7.1%, respectively compared to the 2006 period, as a result of strong sales volumes at the Glass Containers and Flat Glass business units. For the three months ended March 31, 2007, our consolidated export sales were Ps. 1,558 million ($141 million), a decrease of 0.9% when compared to Ps. 1,572 million ($142 million) for the three months ended March 31 2006. The decrease in exports is mainly due to lower AGR sales. Our export sales represented 23.3% of our consolidated net sales for the three month ended March 31, 2007.

Glass Containers Business Unit

Net sales of our Glass Containers business unit increased 16.1% to Ps. 3,480 million ($315 million) for the three months ended March 31, 2007 from Ps. 2,998 million ($272 million) for the three months ended March 31, 2006. Strong volumes in the domestic market, which increased 12.9% continue to be the main driver accounting for 13.1% of the increase in sales. Specifically, sales volumes increased for beverage containers including beer, food and wine and liquor increased.

Export sales grew 10.3% year-over-year (based on nominal US dollars) due to a rise in sales in our CFT (Cosmetics, Fragrances and Toiletries) and wine and liquor business lines driven by both higher volumes and better product mix. Sales from foreign subsidiaries rose 61.7% (based on nominal US dollars) compared to the corresponding prior period, reflecting the acquisition of VIPASA coupled with an increased demand in Central and South America.

Flat Glass Business Unit

Net sales of our Flat Glass business unit decreased 6.8% to Ps. 3,139 million ($284 million) for the three months ended March 31, 2007 from Ps. 3,369 million ($305 million) for the three months ended March 31, 2006. During the three months ended March 31, 2007, domestic sales decreased 14.2% compared to the corresponding 2006 period, as a result of lower automotive and construction-related sales. Construction-related volumes declined 19.0% year-over-year while the prices increased 4.0% compared to the corresponding prior period.

Export sales decreased 12.0% (based on nominal US dollars) compared to the corresponding prior year mainly due to lower automotive volumes. This effect was partially compensated by an 8.0% increase in construction-related volumes coupled with an improved price mix as the Company continued to focus on inventory reduction. Sales from foreign subsidiaries continue an upward trend, increasing 2.4% (based on nominal US dollars) compared to the corresponding prior year to $164 million from $160 million. Sales at Vitro Cristalglass, our Spanish subsidiary, increased 34.6% compared to the corresponding prior year driven by a stronger demand of more value added products (improved product mix) from the construction market. Sales at Vitro Colombia increased 20.1% compared to the corresponding prior year due to stronger demand from the Venezuelan and the Ecuadorian markets.

Operating Income

Our consolidated operating income increased 87.8% to Ps. 580 million ($53 million) for the three months ended March 31, 2007 from Ps. 309 million ($28 million) for the three months ended March 31, 2006, mainly due to higher sales, better product mix in the construction business line and improved production efficiency in both of our Glass Containers and Flat Glass business units.

Glass Containers Business Unit

Operating income of our Glass Containers business unit increased 64.8% to Ps. 448 million ($40 million) for the three months ended March 31, 2007 from Ps. 272 million ($25 million) for the three months ended March 31, 2006. This increase was due to higher sales and improved production efficiencies which optimized fixed cost absorption as well as cost reduction initiatives and an improved product mix. These factors more than offset increased costs in raw materials and freight costs as well as higher maintenance costs associated with increased capacity utilization of both our furnaces and production lines.

Flat Glass Business Unit

Operating income of our Flat Glass business unit was Ps. 153 million ($14 million) for the three months ended March 31, 2007, an increase of 165.6% when compared to Ps. 58 million ($5 million) for the three months ended March 31, 2006. This increase was due to an improved product mix in our construction business line, and improved production efficiency and stabilized prices in the domestic construction market, which more than offset the decline in net sales.

Total Financing Results

Our total financial result decreased 36.8% to Ps. 526 million ($48 million) for the three months ended March 31, 2007 compared to Ps. 833 million ($76 million) for the three months ended March 31, 2006. This was primarily driven by a decrease in other financing expenses of Ps. 52 million ($5 million) in the first quarter 2007 compared with Ps. 298 million ($27 million) in the first quarter 2006 related primarily to charges from derivative transactions. In addition, we incurred a lower non-cash foreign exchange loss of Ps. 157 million ($14 million) for the three months ended March 31, 2007 compared with Ps. 216 million ($20 million) for the three month ended March 31, 2006.

Other (income) expenses, net

Other expenses, net increased Ps. 372 million ($34 million) to Ps. 434 million ($40 million) for the three months ended March 31, 2007 from Ps. (62) million ($(6) million) for the three months ended March 31, 2006. This increase was mainly due to expenses of Ps. 436 million ($40 million) for the three months ended March 31, 2007, associated with prepayment fees and other expenses related to the debt refinancing completed in February 2007.

Income Tax and Tax on Assets

Income tax expense decreased from Ps. 150 million ($14 million for the three months ended March 31, 2006 compared to an expense of Ps. 70 million ($6 million) for the three months ended March 31, 2007. The decrease is primarily related to the cancellation of an account receivable related to an asset tax in the first quarter of 2006, which was in litigation with the Mexican Tax Authorities.

Net Loss

For the three months ended March 31, 2007, we generated a consolidated net loss of Ps. 451 million ($41 million) compared to a net loss of Ps. 611 million ($55 million) for the three months ended March 31, 2006. This decrease is mainly the result of higher operating income of Ps. 580 million ($52 million) for the three months ended March 31, 2007 compared with Ps. 309 million ($27 million) for the three months ended March 31, 2006, as well as a Ps. 307 million ($27 million) decrease in total financing result associated with a decrease in other financing expenses of Ps. 52 million ($5 million) in the first quarter of 2007 compared with Ps. 298 million ($27 million) in the first quarter of 2006 resulting from charges related to derivative transactions. These impacts were offset by an increase in other expenses of Ps. 436 million ($40 million), associated with prepayment fees and other expenses related to the debt refinancing completed in February 2007.

Year Ended December 31, 2006 Compared to Year Ended December 31, 2005

Net Sales

Our consolidated net sales increased 5.0% to Ps. 26,562 million ($2,457 million) for the year ended December 31, 2006 from Ps. 25,323 million ($2,342 million) for the year ended December 31, 2005. During the year ended December 31, 2006, domestic and foreign subsidiaries' sales grew 8.7% and 11.1%, respectively year-over-year, as a result of strong sales volumes at the Flat Glass and Glass Containers business units.

For the year ended December 31, 2006, our consolidated export sales were $556 million (Ps. 6,127 million), a decrease of 5.4% when compared to $588 million (Ps. 6,710 million) for the year ended December 31, 2005. The decrease in exports is mainly due to lower AGR and construction-related sales, as we plan to temporarily exit this export market. Our export sales represented 23.1% of our consolidated net sales for the year ended December 31, 2006.

Glass Containers Business Unit

Net sales of our Glass Containers business unit increased 13% to Ps. 13,518 million ($1,250 million) for the year ended December 31, 2006 from Ps. 12,002 million ($1,110 million) for the year ended December 31, 2005. Strong volumes across all business lines in the domestic market continued to be the main driver behind the 7.9% increase year-over-year. In particular, sales volume of beverage containers including beer, wine, liquor and CFT were the largest contributors to the increase.

Export sales grew 18.3% year-over-year due to a strong rise in sales volumes at the CFT business line as a result of increased demand in the South American and European markets and larger volumes coupled with an improved price mix at the wine and liquor business line.

Flat Glass Business Unit

Net sales of our Flat Glass business unit were Ps. 12,710 million ($1,176 million) for the year ended December 31, 2006, a decrease of 1.9% when compared to Ps. 12,960 million ($1,199 million) for the year ended December 31, 2005, due primarily to a decrease in export sales. This decrease was partially offset by an increase in domestic sales of 14.4% year-over-year, mainly as a result of higher automotive and construction-related sales. In addition, construction-related sales volume increased 12% year-over-year.

Export sales decreased 30.3% year-over-year due to lower AGR and construction-related sales, as we plan to temporarily exit this lower margin export market and focus our efforts on domestic sales. The reduction in AGR export sales was driven by a decrease in volume as capacity was used to supply the OEM market, although this effect was partially offset by an improved product mix. Construction-related export sales decreased as we continued to focus on the Mexican market. Automotive sales decreased 2.1% year-over-year, driven by lower sales volume in the AGR market. This effect was partially offset by the success of current OEM platforms.

Sales from foreign subsidiaries continued an upward trend, increasing 5.9% year-over-year to $662 million from $625 million. Sales at Vitro America rose 2.8% as a result of increased construction-related volumes. Sales at Vitro Colombia rose 1.2% while Vitro Cristalglass' sales rose 8.3% driven by incremental large-scale contracts coupled with an improved product mix.

Operating Income

Our consolidated operating income increased 14.9% to Ps. 2,010 million ($186 million) for the year ended December 31, 2006 from Ps. 1,749 million ($162 million) for the year ended December 31, 2005, mainly due to increased sales and production efficiencies in our Glass Containers business unit.

Glass Containers Business Unit

Operating income of our Glass Containers business unit increased 39.5% to Ps. 1,782 million ($165 million) for the year ended December 31, 2006 from Ps. 1,277 million ($118 million) for the year ended December 31, 2005. Growth in operating income was driven by higher sales volume, a better product mix due to unseasonably high demand for glass containers and improved production efficiencies which optimized fixed cost absorption. These factors more than offset higher maintenance costs associated with the utilization of all our furnaces to meet this demand, as well as higher energy costs. Additionally, all furnaces were ignited in the first quarter of 2006, compared to the second quarter of 2005. This had a positive effect on our operating income.

Flat Glass Business Unit

Operating income of our Flat Glass business unit was Ps. 375 million ($35 million) for the year ended December 31, 2006, a decrease of 20.8% when compared to Ps. 474 million ($44 million) for the year ended December 31, 2005. This decrease was due to the temporary shutdown of the furnace located in Mexico City. Higher volumes in domestic construction and value-added automotive OEM products helped offset the decrease. Vitro America and Vitro Cristalglass also continued to generate strong operating income, with increases 36.3% and 53.2%, respectively.

Total Financing Result

Our total financing result increased 52% from Ps. 1,441 million ($133 million) for the year ended December 31, 2005 to Ps. 2,189 million ($202 million) for the year ended December 31, 2006. This increase was primarily due to a non-cash foreign-exchange loss of Ps. 215 million ($20 million) during the year ended December 31, 2006 compared to a non-cash foreign-exchange gain of Ps. 402 million ($37 million) in the year ended December 31, 2005, resulting from a depreciation of the peso by 1.7% during the year ended December 31, 2006, compared with a 4.6% appreciation in the year ended December 31, 2005. Additionally, an increase in other financial expenses driven mainly by the negative effect of derivative transactions, which increased from a charge of Ps. 16 million ($1 million) for the year ended December 31, 2005 to Ps. 325 million ($30 million) for the year ended December 31, 2006, which more than offset a 9.4% reduction in interest expense.

Other (Income) Expenses, Net

Other expenses, net decreased Ps. 697 million ($64 million) to a gain of Ps. (273) million ($(25) million) for the year ended December 31, 2006 from a loss of Ps. 424 million ($39 million) for the year ended December 31, 2005, mainly due to (i) the gain from sale of long-lived assets of Ps. (766) million ($(71) million); (ii) the gain from sale of other subsidiaries of Ps. (66) million ($(6) million) compared to a loss of Ps. 132 million ($12 million) in 2005; and (iii) restructuring charges of Ps. 59 million ($5 million) in 2006 compared to Ps. 320 million ($30 million) in 2005. In 2005, we recorded a gain of Ps. (442) million ($41 million) resulting from the designation of Vitro as the sole beneficiary of the Vitro Club assets held in trust. See note 17 of our consolidated financial statements.

Income Tax, Tax on Assets and Workers' Profit Sharing

Income tax, tax on assets and workers' profit sharing for the year ended December 31, 2006 represented an expense of Ps. 268 million ($25 million) compared with a benefit of Ps. (453) million ($(42) million) for the year ended December 31, 2005. The difference was derived mainly from the recognition of a deferred tax benefit of Ps. 889 million ($82 million) in 2005 resulting from the recognition of the tax basis of the intangible assets of certain foreign subsidiaries subject to repatriation, which was partially offset by the tax effects of a higher foreign-exchange loss in 2006. Additionally, during the second quarter of 2006, a tax loss carryforward was generated by the sale of Vitrocrisa's shares, which resulted in a deferred tax benefit.

Net Income

For the year ended December 31, 2006, we generated consolidated net income of Ps. 259 million ($24 million) compared to a net income of Ps. 221 million ($20 million) for the year ended December 31, 2005. This resulted primarily from a gain on sale of Ps. 463 million ($43 million) in connection with the sale of our stake in Vitrocrisa in June 2006, other income of Ps. 832 million ($77 million) related to a gain from the sale of subsidiaries and long-lived assets. The effect of these transactions was partially offset by an increase in financing costs due to higher non-cash foreign-exchange losses and by the negative effect of derivative transactions, in addition to an expense of Ps. 268 million ($25 million) related to income tax, tax on assets and workers' profit sharing for the year ended December 31, 2006 compared to a benefit of Ps. 453 million ($42 million) for the year ended December 31, 2005.

Year Ended December 31, 2005 Compared to Year Ended December 31, 2004

Net Sales

Our consolidated net sales increased 0.6% to Ps. 25,323 million for the year ended December 31, 2005 from Ps. 25,168 million for the year ended December 31, 2004. This increase was primarily attributable to (i) significant sales growth in our Glass Containers business unit as a result of greater economic activity in Mexico and overseas, as well as greater acceptance of our new products in the markets we serve, (ii) strong growth in the domestic beer and returnable soft-drink market segments, (iii) an increase in construction-related volumes at Vitro America and (iv) new monumental construction contracts won by Vitro Cristalglass. These increases were partially offset by the decline in sales prices in the construction business line of our Mexican flat glass business due to new competitors in Mexico and the divestitures of Vitro OCF and Vancan, which in 2004 had sales of Ps. 217 million and Ps. 336 million, respectively. Additionally, the appreciation of the peso against the dollar affected our sales.

For the year ended December 31, 2005, our consolidated export sales were $588 million, an increase of 5% when compared to approximately $562 million for the same period of 2004. The increase in exports mainly came from our wine and liquor bottles, as well as our cosmetic containers. Our export sales represented approximately 27% of our consolidated net sales for the year ended December 31, 2005. More than 59% of our consolidated net sales for the year ended December 31, 2005 were either denominated in or sensitive to the value of the U.S. dollar. This is due to the fact that, in addition to exports and foreign subsidiaries' sales, the prices of a significant portion of our products in Mexico are generally determined with reference to U.S. dollar-based prices.

Glass Containers Business Unit

Net sales of our Glass Containers business unit increased 6.0% to approximately Ps. 12,002 million for the year ended December 31, 2005 from approximately Ps. 11,317 million for the same period in 2004. This increase was driven by a 6.9% increase in domestic sales, with strong results in the beer and soft drink business lines. Our domestic volumes increased 11.6% in 2005. These increases were partially offset by the divestiture of Vancan, which during 2004 had sales of Ps. 336 million.

For the year ended December 31, 2005, export sales of the Glass Containers business unit amounted to approximately $290 million, an increase of 9.0% from approximately $266 million for the same period in 2004. Our export volumes increased 4.8% due to an important rise in sales volume from our cosmetics and wine and liquor product lines in the United States.

Flat Glass Business Unit

Net sales of our Flat Glass business unit were approximately Ps. 12,960 million for the year ended December 31, 2005, a decrease of 2.5% from Ps. 13,293 million for the same period in 2004. This decrease was mainly driven by our construction glass business line in Mexico which experienced a decline in net sales due to pricing pressures from our competitors and the divestiture of Vitro OCF, which in 2004 had sales of Ps. 217 million. This decrease was partially offset by an increase in our sales of automotive glass due to the launch of successful new OEM platforms during 2005.

Export sales of the Flat Glass business unit were approximately $298 million for the year ended December 31, 2005, an increase of 1.4% when compared to approximately $294 million for the same period in 2004. This increase was largely due to an increased sales volume of automotive business line, especially as it obtained new OEM contracts.

Operating Income

Our consolidated operating income increased 12.3% to Ps. 1,749 million for the year ended December 31, 2005 from Ps. 1,558 million for the same period in 2004. The increase in operating income was mainly due to our glass containers business' record annual sales. In 2005 we continued to make progress on reducing our corporate overhead and expenses, maintaining strict cost management across all of our businesses. In fact, selling, general and administrative expenses as a percentage of sales fell by one percentage point year over year. The increase in operating income was partially offset by higher energy costs and the divestitures of Vitro OCF and Vancan which during 2004 had operating income of Ps. 50 million and Ps. 34 million, respectively. Additionally, the appreciation of the peso against the dollar affects our operating income levels.

Glass Containers Business Unit

The operating income of our Glass Containers business unit increased 52% to approximately Ps. 1,277 million for the year ended December 31, 2005 from approximately Ps. 841 million for the same period in 2004. This significant increase was driven by higher sales volume, better product mix and improved production efficiency which allowed for favorable fixed-cost absorption. The increase in operating income was partially offset by the divestiture of Vancan which during 2004 had operating income of Ps. 34 million.

Flat Glass Business Unit

Operating income of the Flat Glass business unit amounted to Ps. 474 million for the year ended December 31, 2005, a decrease of 47.4% from Ps. 901 million for the same period in 2004. This decrease was due mainly to the decrease in sales in our construction business, lower sales volumes to the auto glass replacement market as well as higher energy costs and the divestiture of Vitro OCF which during 2004 had operating income of Ps. 50 million. The decrease was partially offset by strong sales to OEM's and increased operating income from our foreign subsidiaries Vitro America, Vitro Cristalglass and Vitro Colombia.

Total Financing Cost

Our total financing cost decreased by Ps. 20 million from approximately Ps. 1,461 million for the year ended December 31, 2004 to approximately Ps. 1,441 million for the same period in 2005. This decrease in total financing cost was primarily due to an exchange gain of Ps. 402 million in 2005 compared with an exchange loss in 2004 of Ps. 86 million. In 2005 the Mexican peso experienced a nominal appreciation against the U.S. dollar of 4.6% compared with 0.8% in 2004. The nominal appreciation of the peso relative to the U.S. dollar would have resulted in a foreign currency exchange gain in 2004, but with the unwinding of certain currency exchange swaps in May 2004, we recorded a net exchange loss. This appreciation mostly impacted our sales prices and income levels. The decrease was partially offset by higher interest expense which increased from Ps. 1,702 million for the year ended December 31, 2004 to Ps. 1,916 million for the year ended December 31, 2005 due to the increased cost of debt.

Income Tax, Tax on Assets and Workers' Profit Sharing

Income tax, tax on assets and workers' profit sharing for the year ended December 31, 2005 represented a benefit of Ps. 453 million compared with an expense of Ps. 115 million for the year ended December 31, 2004. The primary difference was due to the recognition of a deferred tax benefit of approximately Ps. 609 million resulting from the recognition of the tax basis of intangible assets of certain foreign subsidiaries subject to repatriation.

Other Expenses, Net

Other expenses, net, increased approximately Ps. 281 million to Ps. 424 million for the year ended December 31, 2005 from Ps. 143 million for the same period in 2004. During 2005 we continued the downsizing and streamlining of our corporate functions and organization at some of our business units resulting in a charge of Ps. 320 million, and write-off and loss from sale of assets resulting in a non-cash expense of Ps. 362 million. We also recorded a gain of Ps. 442 million in 2005, resulting from the designation of Vitro as the sole beneficiary of the Vitro Club assets held in trust.

Net Income

We recorded net income of Ps. 221 million for the year ended December 31, 2005 compared to a net loss of Ps. 68 million for the year ended December 31, 2004. Our lower taxes contributed to our improved results while the cumulative effects of the changes in accounting principles for Ps. 119 million decreased our net income.

Liquidity and Capital Resources

As of December 31, 2006, we had cash and cash equivalents totaling Ps. 1,172 million ($108 million). Our policy is to invest available cash in short-term instruments issued by Mexican and international banks and securities issued by the governments of Mexico and the United States.

Over the past three years, the principal source of our liquidity has generally been cash generated from operations in each of our business units and the sale of certain assets. Our principal uses of cash have generally been for capital expenditure programs, debt repayment and dividend payments. The following is a summary of the principal sources and uses of cash for the three years ended December 31, 2006:

Principal Sources and Uses of Cash

	For the Year Ended December 31,
	2004	2005	2006
	(in millions of constant pesos)
Net resources generated by operating activities..................................	Ps. 1,966	Ps. 1,993	Ps. 1,022
Capital expenditures..................................................................................	(1,431)	(1,061)	(1,198)
Bank loans..................................................................................................	651	(1,741)	(3,005)
Dividends declared and paid............................................................................................	(254)	(187)	(155)
Issuance of capital stock........................................................			556
Proceeds from sale of long-lived assets...............................	976	194	2,799

As part of our corporate restructuring and recapitalization program, we completed the following strategic transactions in 2006 and for the first quarter 2007:

  Sale of non-core businesses which include the sale of our 51% interest in Vitrocrisa for $119 million and the assumption by Libbey of liabilities of $62 million, and the sale of our 51% interest in Quimica M, S.A. de C.V. for $20 million;

  Sale of real estate, which includes the sale of real estate in Mexico City for $100 million;

  Sales of corporate and non-corporate real estate for $47 million;

  Equity offering, rights offering to our shareholders and to holders of our ADRs for an increase in our capital stock in which we raised Ps.550 million (nominal) ($50 million); and

  $1.0 billion refinancing through which we achieved more favorable terms and conditions in our overall debt.

As a result of the strategic transactions described above, we had cash on hand of $229 million as of March 31, 2007. We believe that the cash on hand in conjunction with our expected cash flows from operations will be sufficient to meet current liquidity requirements.

Changes in Working Capital

Our working capital increased Ps. 49 million ($5 million) during the year ended December 31, 2006. This increase was principally due to an increase in accounts receivable associated with higher sales volumes, payments of retained taxes and payments of employee retirement obligations, which was partially offset by reductions in inventory.

In our opinion the amount of working capital as of March 31, 2007 is expected to remain approximately at the same level for the rest of 2007.

Capital Expenditures

We operate in capital-intensive industries and require ongoing investments to update our assets and technology. In prior years, funds for those investments and for working capital needs, joint venture transactions, acquisitions and dividends have been provided by a combination of cash generated from operations, short- and long-term debt and, to a lesser extent, divestitures.

Our capital expenditures program is focused on new investments in, technological upgrades to and maintenance of, our manufacturing facilities, as well as expansion of our production capacity. Our capital expenditures program also contemplates the purchase and maintenance of environmental protection equipment required to meet applicable environmental laws and regulations, as such may be in effect from time to time.

During the year ended December 31, 2006, we made aggregate capital expenditures of Ps. 1,198 million ($111 million) compared to aggregate capital expenditures of Ps. 1,061 million ($98 million) in the same period in 2005, primarily consisting of capital expenditures for furnace repairs and general maintenance.

During 2007, we expect to make capital expenditures of approximately Ps. 2,487 million ($230 million) as follows:

  Our Glass Containers Business Unit expects to make capital expenditures of Ps. 2,054 million ($190 million), of which Ps. 1,189 million ($110 million) will be used to provide needed maintenance to certain of our furnaces and to the relocation of the Vidriera Mexico operations to the Vidriera Toluca facility. The remaining Ps. 865 million ($80 million) will be applied to expand production capacity. The production capacity expansion would take place within the Vidriera Monterrey, Vidriera Mexico (in its new location at the Vidriera Toluca premises) and Vidriera Queretaro facilities.

  Our Flat Glass Business Unit expects to make capital expenditures of Ps. 432 million ($40 million), of which Ps. 216 million ($20 million) will be used by its foreign subsidiaries and the other Ps. 216 million ($20 million) will be used by its Mexican subsidiaries.

We expect to finance the capital expenditures discussed above with cash flows generated by our operations and with current cash on hand.

For the year ended December 31, 2006, our capital expenditures totaled Ps. 1,198 million ($111 million). Our Glass Containers business unit accounted for 72% of our capital expenditures, which were primarily related to major furnace repairs, maintenance and investment in a new glass production line. The remaining 28% of our capital expenditures for the year ended December 31, 2006 were incurred by our Flat Glass business unit, mainly for the refurbishment of one of our furnaces in Monterrey, Mexico and other major furnace repairs.

For the year ended December 31, 2005, our capital expenditures totaled Ps. 1,061 million ($98 million), a decrease of 26% compared with the capital expenditures for the same period in 2004. Capital expenditures during 2005 were made primarily in our Flat Glass and Glass Containers business units. Our Flat Glass business unit accounted for 57% of our total capital expenditures, which were primarily related to the refurbishment of one of our furnaces in Monterrey, Mexico (finished in mid-May of 2006), as well as the acquisition of tools and equipment to serve new platforms for the OEM auto-glass business line. 42% of our capital expenditures for the year ended December 31, 2005 were incurred by our Glass Containers business unit, mainly for maintenance in both its Mexican and Central American facilities and a partial investment for a major furnace repair initiated towards the end of 2005. The remaining amount was incurred for maintenance programs in our corporate offices and by our Bosco subsidiary which we sold in 2005 and was previously included in our Glassware reportable segment.

For the year ended December 31, 2004, our capital expenditures totaled Ps. 1,431 million ($132 million). Capital expenditures during 2004 were incurred primarily in our Flat Glass and Glass Containers business units. Our Flat Glass business unit accounted for 50% of our total capital expenditures, which primarily related to the refurbishment of one of our furnaces in Monterrey, Mexico; converting some of our furnaces to use alternative fuels; expanding our position as a distributor and processor of flat glass in Spain and Portugal; implementing new platforms and automating some of the automotive business line's processes. 41% of our capital expenditures for the year ended December 31, 2004 were incurred by our Glass Containers business unit, mainly for maintenance in both its Mexican and Central American facilities and the installation of a new bottle-production line for the cosmetics service line in response to growing demand. The remaining amount was incurred for maintenance programs in our corporate offices and by Bosco.

Genesis Project

During 2006, we invested approximately Ps. 137 million ($12.7 million) related to the implementation of the Genesis Project. During 2007 and 2008, we expect to invest approximately Ps. 81 million ($7.5 million) and Ps. 78 million ($7.2 million), respectively, for a total investment of approximately Ps. 297 million ($27.5 million) for the implementation of the Phase I of the Genesis Project. The majority of the cost of the Genesis Project is being capitalized and will be amortized over the estimated useful life of the asset. See "Summary-Significant Developments in 2006-Genesis Project."

Financing Transactions

During the year ended December 31, 2006 and most importantly, during the first few months of 2007, we refinanced substantially all of our consolidated indebtedness. The refinancing transformed the Company's capital structure by concentrating the indebtedness at a single entity and eliminating structural subordination. Additionally the refinancing reduced the cost of debt and extended debt maturities to an average life of debt of nearly eight years. See "Summary-Significant Developments in 2006-Our Corporate Restructuring and Recapitalization"

As part of our refinancing, on November 1, 2006, we announced the successful completion of a rights offering to our shareholders and to holders of our ADRs for an increase in our capital stock. Approximately 95% of the 62,857,143 total new shares offered by us were subscribed by our existing shareholders and ADR holders through the exercise of preemptive rights, and the remaining portion was purchased by IXE Banco, S.A., Institucion de Banca Multiple, IXE Grupo Financiero, a Mexican financial institution, through a back stop facility that was arranged for such purpose. Our proceeds from the rights offering totaled Ps. 550 million ($50 million), which was used to repay outstanding indebtedness.

Indebtedness

The following table sets forth the aggregate amounts of our outstanding short-term and long-term debt as of March 31, 2007, after giving effect to the optional prepayment we made on May 9, 2007 of the 10% VENA Unsecured Guaranteed Notes of Ps. 1,214 ($110 million) from part of the proceeds from the sale of the Initial Notes.

	As of March 31, 2007
	(Ps. millions)	($ millions)(1)
Short-term debt(2)(3) .................................................	Ps. 1,621	$ 147
Long-term debt(4)(5) .................................................	14,550	1,319

(1) Peso amounts have been translated into U.S. dollars, solely for the convenience of the reader, at a rate of 11.0322 pesos per U.S. dollar, the Free Exchange Rate on March 31, 2007.

(2) Includes the current portion of our long-term debt, which was Ps. 44 million ($4 million) as of March 31, 2007.

(3) 42% and 38% of the aggregate amount of our short-term debt as of March 31, 2007 was denominated in U.S. dollars and euros, respectively.

(4) Excludes the current portion of our long-term debt. If the current portion of our long-term debt were included, the aggregate amount of outstanding long-term debt as of March 31, 2007 was Ps. 14,594 million ($1,323 million).

(5) 97% and 3% of the aggregate amount of our long-term debt as of March 31, 2007 was denominated in U.S. dollars and pesos, respectively.

Short-Term Debt

Our short-term debt consists primarily of unsecured and secured borrowing arrangements with foreign banks denominated in U.S. dollars and euros. We engage, from time to time, in the ordinary course of business, in a number and variety of short-term loan arrangements with a number of Mexican and foreign banks. Such loans generally have a maturity ranging from 30 to 180 days and have interest rates ranging from 1.5% to 3.0% above LIBOR, for the U.S. dollar-denominated loans from 0.5% to 2% above Euribor for our euro-denominated loans, and floating market rates for the peso-denominated loans.

Long-Term Debt

As of March 31, 2007, after giving effect to the optional prepayment we made on May 9, 2007 of the 10% VENA Unsecured Guaranteed Notes of Ps. 1,214 ($110 million) from part of the proceeds from the sale of the Initial Notes, we had Ps. 14,550 million ($1,319 million) of long-term debt, including the current portion of long-term debt. In addition we have defeased our 10.75% VENA Guaranteed Notes due 2011, and funds to finance this indebtedness is deposited in a trust and are reflected on our balance sheet as restricted cash. On July 23, 2008, the restricted cash will be disbursed from the trust to repay all the outstanding principal plus accrued interest through the date of payment.

The following is a brief summary of our significant long-term indebtedness outstanding as of March 31, 2007 after giving effect to the optional prepayment we made on May 9, 2007 of the 10% VENA Unsecured Guaranteed Notes of Ps. 1,214 ($110 million) from part of the proceeds from the sale of the Initial Notes.

Facility	Outstanding Principal Amount as of March 31, 2007 as adjusted	Interest Rate and Payment Dates	Final Amortization/ Maturity
2012 Senior Notes Guarantors: Certain subsidiaries of Vitro, VENA and Vimexico Issuer: Vitro	$300.0 million	Interest Rate: 8.625% per annum. Interest Payment Dates: Semiannually on August 1 and February 1 of each year.	February 1, 2012
2017 Senior Notes Guarantors: Certain subsidiaries of Vitro, VENA and Vimexico Issuer: Vitro	$700.0 million	Interest Rate: 9.125% per annum. Interest Payment Dates: Semiannually on August 1 and February 1 of each year.	February 1, 2017

11.75% 2013 Senior Notes Guarantors: Certain subsidiaries of Vitro, VENA and Vimexico	$225 million	Interest Rate: 11.75% per annum.	November 1, 2013
Issuer: Vitro		Interest Payment Dates: Semiannually on May 1 and November 1 of each year.

Certificados Bursatiles	Tranche A: Ps. 10 million ($0.9 million) Tranche B: Ps. 206 million ($18.7 million) Tranche C: Ps. 150 million ($13.6 million)	Interest Rate: Cetes + 3.25%	Tranche A: October 2, 2008 Tranche B: December 22, 2008 Tranche C: February 5, 2009
Issuer: Vitro		Interest Payment Dates: Every 28th day from October 7, 2004 (Tranche A), from November 1, 2004 (Tranche B), October 21, 2004 (Tranche C).

10.75% Senior Secured Guaranteed Notes	$30 million Defeased	Interest Rate: 10.75% per annum.	July 28, 2008
Issuer: VENA		Interest Payment Dates: Semiannually on January 23 and July 23 of each year.

Below is a summary of the terms of the foregoing facilities or securities.

2012 Senior Notes and 2017 Senior Notes. For a description of the Exchange Notes, see "Description of Exchange Notes."

2013 Senior Notes.    On October 22, 2003, Vitro completed an offering of $225 million aggregate principal amount of 2013 Senior Notes. The indenture governing the 2013 Senior Notes contains certain customary restrictive covenants, including restrictions on the ability of Vitro and certain of its subsidiaries to (i) incur additional indebtedness, (ii) pay dividends and make other restricted payments, (iii) grant certain liens on assets, (iv) make certain investments, (v) engage in transactions with affiliates and (vi) take part in certain merger, consolidation and asset sale activities. Upon issuance of the 2012 Senior Notes and 2017 Senior Notes mentioned above, the holders of the 2013 Senior Notes have been extended the benefit of to a guarantee by the subsidiary guarantors substantially similar to the guarantee provided with respect to the 2012 Senior Notes and the 2017 Senior Notes.

Certificados Bursatiles. On October 10, 2002, we issued Certificados Bursatiles or medium-term notes program under which we were able to issue up to an aggregate principal amount of Ps. 2.5 billion. The Certificados Bursatiles bear an annual floating interest rate of 3.25% over the 182-day CETES. The Certificados Bursatiles are senior unsecured obligations of Vitro and do not impose restrictive covenants on us. As of December 31, 2006, the total amount outstanding for this program was Ps. 366 million ($34 million).

VENA's 10.75% Notes due 2011.    On January 10, 2007, concurrently with the Initial Notes offering, VENA launched an offer to purchase for cash any and all of its outstanding 10.75% senior secured guaranteed notes due 2011 and a solicitation of consents from the holders of the 2011 Notes. Pursuant to the terms of the Tender Offer and Consent Solicitation, 88% ($220 million) of the aggregate principal amount of 2011 Notes were purchased. Pursuant to the Consent Solicitation, the restrictive covenants that were provided for in the indenture governing the 2011 Notes were removed. Thereafter, VENA executed a covenant defeasance with respect to the remaining 2011 Notes, and sufficient funds have been placed in trust in order to repay principal and interest on the $30 million aggregate principal amount of 2011 Notes remaining outstanding.

Other Restrictions on Dividend Payments

Pursuant to article 20 of the Mexican Ley General de Sociedades Mercantiles (the "Mexican General Law of Corporations"), 5% of the annual net income of Mexican corporations must be set aside to create or increase a mandatory legal reserve until such reserve amounts to not less than 20% of such corporation's outstanding equity capital. Thereafter, a majority of our shares present at such annual general ordinary shareholders' meeting may allocate all or a portion of the remainder of our net income to a reserve fund for the purchase of our shares or other reserve funds.

Certain of the instruments governing our indebtedness, under certain circumstances, restrict our ability to pay dividends. See "-Indebtedness."

In addition to the foregoing restriction, our joint venture in Comegua requires the consent of our joint venture partners for the payment of dividends.

Divestitures

From 2001 to 2006, we have received aggregate net proceeds in U.S. dollars of $542 million from divestitures and asset sales without including debt transferred to the acquirers. See "Business-Divestitures and Disposals" for a description of these transactions. These transactions provided a non-recurring source of cash that were used primarily for debt reduction.

Share Repurchases and Sales

During 2006 and the three months ended March 31, 2007, we did not repurchase or sell our shares.

As of March 31, 2007, 28.3 million of our shares remained held as treasury stock.

PBGC Matter

As part of the disposal in August 1996 of Anchor Glass Container Corp. ("Anchor"), in a transaction approved by the U.S. Bankruptcy Court, we entered into a term sheet which contemplated an agreement pursuant to which we would provide to the Pension Benefit Guaranty Corporation (the "PBGC"), a United States governmental agency that guarantees pensions, a limited guaranty of Anchor's unfunded pension liability. No payments would be made under such a guaranty unless the PBGC terminated any of the covered pension plans, and the guaranty would be payable only to the extent the PBGC could not otherwise recover the unfunded liabilities from the entity that purchased Anchor's assets, which we refer to as "New Anchor." The amount of the guaranty was originally limited to $70 million. Under the guaranty, payments would not begin until August 1, 2002, and would then generally be payable in equal semi-annual installments over the following 10 years. Payments would not bear interest. The amount and the term of the guaranty would be proportionately reduced if the pension plans were terminated after January 31, 2002. Beginning February 2002, the guaranty would be reduced by $7 million semiannually until August 1, 2006, when the guaranty would expire if the plans did not terminate.

On April 15, 2002, New Anchor filed a pre-negotiated plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code. On August 8, 2002, an amended plan of reorganization was confirmed, pursuant to which the plan resulting from the merger of the covered pension plans was terminated and the obligations thereunder were assumed by the PBGC in exchange for cash, securities and a commitment of reorganized New Anchor to make certain future payments.

On June 20, 2003, the PBGC wrote to us, asserting that the plan had been terminated effective as of July 31, 2002, with an estimated unfunded liability of $219 million. The PBGC stated that the value of the recovery from New Anchor and reorganized New Anchor amounts to no more than $122.25 million; it alleged that the recovery that it secured in the bankruptcy was insufficient and that an underfunding in excess of our limited guaranty had occurred. Accordingly, in its letter, the PBGC demanded payments pursuant to the term sheet of $7 million on or before August 1, 2003 and of $3.5 million semiannually through August 1, 2011. We intend to contest this liability. There are various issues concerning such demand and certain defenses that may be asserted by us. Management is currently evaluating these issues and defenses. At this point, it is not possible to reasonably estimate the amounts that will ultimately be payable in response to such demand. When management is able to reasonably estimate those amounts, we will establish an appropriate accounting reserve. As of this date, we have not established any reserves in connection with such potential liability.

Energy

Certain of our subsidiaries agreed to purchase, in the aggregate, 90 megawatts of electrical power and 1.3 million tons of steam per year pursuant to a 15-year "take-or-pay" power purchase agreement with Tractebel Energia. This contract began in April 2003 and the price at which we are required to purchase electrical power and steam is based on variables such as inflation, the peso/U.S. dollar exchange rate and the price of natural gas, whose future value is uncertain.

Off-Balance Sheet Arrangements

Sale of Receivables

Vitro Cristalglass has entered into revolving factoring program agreements with several financial institutions to sell trade accounts receivable. In accordance with the terms of some of these agreements, Vitro Cristalglass has the obligation to reimburse uncollected receivables, in the case of non-payment by its customers. As of December 31, 2005 and 2006, the maximum capacity available under these programs is $31 million and $35 million, respectively. As of December 31, 2005 and 2006, Vitro Cristalglass had sold $18 million and $21 million of trade receivables, respectively.

Securitization of Trade Receivables

Securitization of VENA trade receivables. On March 31, 2005 Compania Vidriera, S.A. de C.V., Industria del Aicali S.A. de C.V. and Comercaiizadora Alcali , S. de R.L. de C.V., all subsidiaries of VENA, closed a revolving accounts receivable facility, through which such companies obtained Ps. 550 million and $19 million. The VENA subsidiaries entered into an agreement to sell all of their trade accounts receivable on a revolving basis during four years, to a fideicomiso) (a "Mexican Trust", a qualifying special purpose entity) that was formed prior to the execution of this agreement for the sole purpose of buying and selling accounts receivable and is designed to be bankruptcy-remote. The Ps. 550 million (nominal amount) was obtained through the issuance of certified preferred securities ("certificados bursatiles preferentes") that trade on the Mexican Stock Exchange issued by the Mexican Trust, and $19 million in subordinates notes, which have a payment guarantee by Vitro. The interest payments and eventual principal reimbursement on the certificados bursatiles preferentes and the subordinated notes are payable from the collection of the receivables originated by the VENA subsidiaries and sold to the Mexican Trust. At December 31, 2005 and 2006, the gross receivables sold to the Mexican Trust totaled Ps. 772 million and Ps. 1,265 million, respectively, and are reflected as a reduction of trade accounts receivable. The estimated fair value of the retained undivided interests in securitized receivables at December 31, 2005 and 2006 was Ps. 159 million and Ps. 510 million, respectively.

Securitization of Vimexico trade receivables. On August 22, 2005, Distribuidora Nacional de Vidrio, S.A. de C.V., Vitro Flotado Cubiertas, S.A. de C.V., Vitro Vidrio y Cristal, S.A. de C.V. and Vitro Automotriz, S.A. de C.V., all subsidiaries of Vimexico, closed a five-year revolving accounts receivables facility through which such companies obtained $21.5 million. The Vimexico subsidiaries entered into an agreement to sell all of their trade account receivables, on a revolving basis during five years, to a Mexican Trust that was formed prior to the execution of this agreement for the sole purpose of buying and selling accounts receivable and is designed to be bankruptcy remote. The $21.5 million was obtained through a private issuance of notes in the United States at an interest rate of 6.46%. The interest payments and eventual principal reimbursement will be provided from the collection of the receivables originated by some of Vimexico's subsidiaries and sold to the Mexican Trust. At December 31, 2005 and 2006, the gross receivables sold to the Mexican Trust totaled Ps. 704 million and Ps. 553 million, respectively, and are reflected as a reduction of trade accounts receivable. The estimated fair value of the retained undivided interests in securitized receivables at December 31, 2005 and 2006 was Ps. 328 million and Ps. 320 million, respectively.

Securitization of Vitro America trade receivables. During 2004, Vitro America closed a contract for selling all its accounts receivable, on a revolving basis, to VVP Funding Corporation, a wholly-owned subsidiary of Vitro America. VVP Funding Corporation is a special-purpose entity that was formed prior to the execution of this agreement for the sole purpose of buying and selling accounts receivable and is designed to be bankruptcy-remote and self-liquidating. VVP Funding Corporation entered an agreement with an unrelated major financial institution whereby VVP Funding Corporation sells, on a revolving basis and subject to the maintenance of certain financial and receivables-based ratios, an undivided percentage ownership in all eligible accounts receivable, as defined, for consideration composed of cash up to a maximum revolving amount of $40 million and retained undivided interests in securitized receivables. The agreement, which expired in May 2007, was renewed on April 16, 2007 through 2010. As part of the renewal the maximum amount of the facility was increased to $50 million. The transfer of undivided ownership interests from VVP Funding Corporation to the unrelated major financial institution for cash consideration is accounted for as a sale of receivables. As of December 31, 2004, 2005 and 2006, the gross receivables sold totaled $63 million, $71 million and $76 million, respectively, and are reflected as a reduction of trade accounts receivable. The estimated fair value of the retained undivided interests in securitized receivables at December 31, 2005 and 2006 was $31 million and $35 million, respectively.

As of December 31, 2005 and 2006 and March 31, 2007, we had an aggregate of $130 million, $120 million and $137million, respectively, in off-balance-sheet financing related to our sales of receivables and receivable securitization programs.

Call/Put on Shares of Vitro Cristalglass

A group of individual investors owns a 40% interest in Vitro Cristalglass. We have the option of purchasing the 40% of the shares from the minority interest, which became exercisable in May 2005, for fair value as calculated by independent appraisers and cannot be less than 28.9 million Euros ($35 million as of December 31, 2006). Additionally, the minority interest has a put option pursuant to which they may require us to purchase all or part of their 40% interest in Vitro Cristalglass, which also became exercisable in May 2003, for 24 million Euros ($29 million as of December 31, 2006), as adjusted to reflect inflation in Spain from 2003 through the time the put is exercised. As of December 31, 2006, the estimated fair value of the 40% interest is higher than our option purchase price.

Quantitative and Qualitative Disclosures About Market Risk

Our business activities require that we hold or issue financial instruments which expose us to market fluctuations of interest rates and foreign currency exchange rates. To minimize our exposure to these risks, we utilize financial derivative instruments. We enter into derivative transactions for periods and amounts consistent with related underlying exposures. We do not enter into derivative transactions for arbitrage or speculative purposes. See Notes 3 h) and 9 to our audited consolidated financial statements.

Debt Subject to Market Risk

The table below sets forth information, as of December 31, 2006, regarding our debt obligations with maturities originally extending for more than one year and that are sensitive to changes in interest rates or foreign currency exchange rates. For these debt obligations, the table presents scheduled principal payments according to their respective maturity dates. The fair value of long-term fixed-rate debt is based on (i) if there is an observable market, the quoted market prices for the debt instrument (for example, the 2013 Senior Notes) or (ii) if there is not an observable market, the present value of future cash flows, discounted back using the yield curve that applies to the most recent issuance of a comparable instrument. The financial data set forth in the following table has been restated in millions of constant pesos as of December 31, 2006.

Expected Maturity Date	2007	2008	2009	2010	2011	Thereafter	Total	Fair Value
(million, except for percentages)
Fixed-Rate Debt:
Dollar-denominated(1)..............................	Ps. 5	Ps. 6	Ps. 7	Ps. 7	Ps. 8	Ps. 8,767	Ps.8,801	Ps.9,310
Weighted-average coupon.....................	10.81%
Floating-Rate Debt:
Dollar-denominated(1).............................	Ps. 20	Ps. 37	Ps. 87	Ps. 34	Ps. 35	Ps. 2,257	Ps.2,470	Ps.2,470
Weighted-average interest rate......	LIBOR plus 4.82%
Euro-denominated(2)..........................	Ps. 24	Ps. 20	Ps. 0	Ps. 2	Ps. 2	Ps. 10	Ps. 58	Ps. 58
Weighted-average interest rate......	Euribor plus 1.02%
Peso-denominated ..............................	Ps. 0	Ps. 567	Ps. 150	Ps. 0	Ps. 0	Ps. 0	Ps. 717	Ps. 717
Weighted-average interest rate......	CETES plus 4.10%

_________________

(1) The principal amount of our dollar-denominated debt was translated to pesos at Ps.10.8116 per U.S. dollar, the Free Exchange Rate as of December 31, 2006.

(2) The principal amount of our euro-denominated debt was translated at 14.2680 per euro, the exchange rate as of December 31, 2006.

Interest Rate Risk

Our exposure to market risk associated with changes in interest rates relates primarily to our floating-rate debt obligations. In the ordinary course of business, we enter into interest rate swap agreements to hedge future interest payments under floating-rate debt.

On June 2005, we entered into two new interest rate swaps with a starting nominal amount of $282 million, which will decrease quarterly as agreed with our counterparty. The swaps will hedge the average of our Libor based debt with the effect of converting it into fixed interest rate debt at an average rate of 4.0535% starting January 2006 through December 2007. This swap has an extendible option that our counterparty can exercise for two more years. As of December 31, 2006, the fair value of these instruments was an asset of $2.0 million.

	Notional Amount (million)	Company pays interest rate	Company receives interest rate	Period	Fair Value
Libor interest rate options:					(million)
Purchase calls	$ 154.5	4.10%	Libor 3M	January to December 2007	$ 1.7
Purchase calls	$ 42.2	4.10%	Libor 6M	January to December 2007	$ 0.3
Total interest rate options					$ 2.0

In July 2006, we entered into an interest rate swap, in which the Company exchanged fixed rate payments denominated in US dollars at 10.75% for a floating rate (TIIE + 2.79%) denominated in Mexican pesos, for a nominal amount of $250 million, starting July 2006 through July 2011. As of December 31, 2006, the fair market value of this instrument was an asset of $6.2 million.

In July 2006, we entered into an interest rate swap, in which the Company exchanged fixed rate payments denominated in US dollars at 11.75% for a floating rate (TIIE + 3.90%) denominated in Mexican pesos, for a nominal amount of $225 million, starting July 2006 through November 2013. As of December 31, 2006, the fair market value of this instrument was an asset of $7.8 million.

	Notional Amount (million)	Company pays interest rate (MXN)	Company receives interest rate (USD)	Period	Fair Value
Cross Currency Swaps:					(million)
Purchase of swaps	$ 250.0	TIIE + 2.79%	10.75%	January 2006 to July 2011	$ 6.2
Purchase of swaps	$ 225.0	TIIE + 3.90%	11.75%	January 2006 to November 2013	$ 7.8
Total cross currency swaps					* $ 14.0

*Amounts net of payment provisions from the counterparty of $13.2 million

In February 2007, we entered into a cross currency swap mainly to hedge future interest payments and our exposure to U.S. dollar exchange rate variations derived from the $1.0 billion financing transaction. See "Significant Development in 2006-Corporate Restructuring and Recapitalization." Through this derivative financial instrument we exchange fixed rate payments denominated in US dollars for a floating rate (TIIE based) denominated in Mexican pesos and a fixed currency exchange, and the counterparty agreed to exchange fixed rate payments denominated in U.S. dollar.

Foreign Currency Exchange Rate Risk

Our exposure to market risk associated with changes in foreign currency exchange rates. In the ordinary course of business, we enter into currency swap and option agreements to hedge our exposure to foreign currency exchange rate variations. The table below sets forth information, as of December 31, 2006, regarding our currency swaps and options, which expire in 2007 used to hedge our exposure to U.S. dollar exchange rate risk.

Currency Exchange Options	Notional Amount	Fair Value
(million)
Options covering dollar-denominated debt:
Receive in USD	$ 21	$ 0.1
Pay in pesos	Ps. 227	Ps. 1.2

In August 2006, we entered into a structured collar, with a floor at a price of 10.28 pesos per dollar and a cap at 11.28 pesos per dollar, starting March 2007 through November 2007. As of December 31, 2006, the fair value of this instrument was zero.

In October 2006, we entered into a structured collar, with a floor at a price of 10.40 pesos per dollar and a cap at 11.45 pesos per dollar, starting March 2007 through November 2007. As of December 31, 2006, the fair value of this instrument was a liability of $0.03 million.

In October 2006, we entered into a currency cap, with cap price at $11.31 pesos per dollar, starting March 2007 through November 2007. As of December 31, 2006, the fair value of this instrument was an asset of $0.05 million.

In October 2006, we entered into a currency cap, with cap price at $11.16 pesos per dollar, starting March 2007 through November 2007. As of December 31, 2006, the fair value of this instrument was an asset of $0.08 million.

In February 2007, we entered into a cross currency swap mainly to hedge future interest payments and our exposure to U.S. dollar exchange rate variations derived from the $1.0 billion financing transaction. Through this derivative financial instrument we exchange fixed rate payments denominated in US dollars for a floating rate (TIIE based) denominated in Mexican pesos and a fixed currency exchange, and the counterparty agreed to exchange fixed rate payments denominated in U.S. dollar.

Natural Gas Price Risk

The Company enters into different swap and derivative agreements with different counterparties to protect ourselves against the volatility of natural gas prices. NYMEX natural gas prices have increased from an average price of $3.22 during 2002 to an average price of $7.23 during 2006, representing a cumulative increase of 125%. During 2005, hurricanes Katrina and Rita made landfall within the production area of the Gulf of Mexico, curtailing production by approximately 20.5% of the yearly production of gas in the Gulf of Mexico.

The Company's natural gas consumption during 2006 was 20.2 million MMBTUs.

The purchase price for the natural gas that the Company utilized during 2006 was $8.40 per MMBTU. This price reflects the effects of: a) The Presidential Decree in effect from September 2005 through January 2006, which established that 79% of natural gas prices for industrial use would be $7.253 per MMBTU, and 21% of natural gas prices would be the market price as of Canasta Reynosa, and b) hedges that the Company had during 2006, which were equivalent to 93% of the Company's natural gas consumption in 2006.

In order to try to limit our exposure to the volatility of natural gas prices, we entered into hedges with several financial and other institutions, including Cargill, as well as with Pemex. As of December 31, 2006, we had hedges on the price of natural gas for 12.7 million MMBTUs or 57% of our expected consumption needs in Mexico for the year ending December 31, 2007. As of December 31, 2006, the fair market value of these hedges was a liability of $9.1 million.

	Notional Amount (MMBTUs)	Period	Fair value
Natural Gas Hedge Contracts			(million)
Purchase of swaps	5,500,000	January to December 2007	$ (5.2)
Structured collars	4,800,000	January to December 2007	$ (0.4)
Structured collars	2,400,000	January to December 2007	$ (3.5)
Total Natural gas hedge contracts			$ (9.1)

Contractual Obligations

The following table sets forth a summary of our contractual obligations and commercial commitments, in millions of constant pesos as of December 31, 2006.

Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
			(Ps. millions)

Short- and long-term debt(1)(2) (3).............	Ps. 22,403	Ps. 1,530	Ps. 3,126	Ps. 2,233	Ps. 15,515
Operating leases(4)...................................	1,493	448	603	296	146
Unconditional purchase obligations(5).....	0	0	0	0	0
Other long-term obligations(6).................	2,473	289	524	528	1,132
Total contractual obligations...................	Ps. 26,369	Ps. 2,267	Ps. 4,253	Ps. 3,057	Ps. 16,793

(1) For a description of our most recent financing transactions, see "Significant Developments in 2006-Corporate Restructuring and Recapitalization" and "Liquidity and Capital Resources."

(2) Includes scheduled interest payments with fixed and variable rates. For our variable interest rate debt, we utilized the rates in effect as of December 31, 2006, as disclosed in Note 11 of our consolidated financial statements when estimating the scheduled interest payments.

(3) Includes Ps. 96 million of capital lease obligations.

(4) The amounts set forth above under "Operating leases" include mainly payments that will be made under leases relating to three airplanes, warehouses, forklifts and computer equipment.

(5) Certain of our subsidiaries agreed to purchase, in the aggregate, 90 megawatts of electrical power and 1.3 million tons of steam per year pursuant to a 15-year "take-or-pay" power purchase agreement with Tractebel Energia. This contract began in April 2003 and the price at which we are required to purchase electrical power and steam is based on variables such as inflation, the peso/U.S. dollar exchange rate and the price of natural gas, whose future value is uncertain.

(6) Expected benefit payments regarding the Company's pension plans, seniority premiums and severance indemnities.

BUSINESS

Introduction

We are the leading producer of glass containers and flat glass in Mexico, based on our consolidated net sales in 2006, and one of the world's largest manufacturers and distributors of glass products. We were founded in Mexico in 1909. Through our subsidiaries, we serve multiple glass product markets including the food, beverage, construction, automotive, and cosmetics markets. We have production facilities in nine countries and distribution centers throughout the Americas and Europe, and we sell our products to customers in over 40 countries. Based on our export sales in 2006 of $556 million, we are one of the largest Mexican export companies. Our consolidated net sales for the year ended December 31, 2006 totaled Ps. 26,562 million ($2,457 million). As of December 31, 2006, our total assets (including assets of discontinued operations) were Ps. 27,104 million ($2,507 million).

Our operations are organized into two operating business units: the Glass Containers business unit (representing approximately 51% of our consolidated net sales in 2006) and the Flat Glass business unit (representing approximately 48% of our consolidated net sales in 2006). The organization of our operations into these business units allows us to focus on the needs of distinct end markets, diversifies our revenue base and enables us to take advantage of our expertise in the efficient production and distribution of high quality glass products.

On June 16, 2006, we completed the sale of our 51% equity ownership interest in Vitrocrisa to Libbey, the owner of the remaining 49% equity interest. We received proceeds of $119 million from this divestiture. As a part of this transaction, all of the liabilities of Vitrocrisa were assumed by Libbey, including bank debt of $62 million as of May 31, 2006. See "Summary-Significant Developments in 2006."

Our Business Units

Our organizational structure, comprised of the Glass Containers and Flat Glass business units, allows us to focus on the needs of the distinct end markets we serve, which results in a diversified revenue base, and enables us to take advantage of our expertise in the efficient production and distribution of high quality glass products.

Glass Containers

Our Glass Containers business unit includes:

  COVISA, our subsidiary that conducts a substantial majority of our glass containers operations in Mexico;

  Comegua, our joint venture with London Overseas and Golden Beer, which we believe is the largest glass containers producer in Central America (London Overseas and Golden Beer each hold 25.1% of Comegua's outstanding shares);

  Vitro Packaging, Inc., our glass containers distribution subsidiary in the United States;

  Vilux, our subsidiary engaged in the manufacture and distribution of glass containers in Bolivia and neighboring countries;

  Alcali, our subsidiary engaged in the manufacture of soda ash, sodium bicarbonate, calcium chloride and salt, which are the main raw materials used in the manufacture of glass products;

  Comercializadora, our subsidiary engaged in the distribution of the products manufactured by Alcali and which leases machinery and equipment to COVISA; and

  FAMA, our subsidiary engaged in the manufacture of capital goods such as glass forming machines and molds.

Based on the Glass Containers business unit's net sales of Ps. 13,518 million ($1,250 million) in 2006, we believe it is the largest glass container producer in Mexico and Central America and the third-largest in the world. In 2006, this business unit accounted for 51% of our consolidated net sales. During the same period, 28% of the net sales of the Glass Containers business unit came from exports and 14% came from sales by our foreign subsidiaries that are part of the business unit.

The Glass Containers business unit produces soda lime glass containers for the soft drink, beer, food, liquor and wine, Pharmaceuticals and cosmetics industries and has a production capacity of approximately 5,400 tons of glass per day. Its customers include leading companies such as The Coca-Cola Company, Pepsi Cola, Grupo Modelo, Nestle, Procter & Gamble, Gerber, Avon, Coty, Estee Lauder, Jafra, Grupo Domecq, Encore Glass, Herdez McCormick, Bruce Foods, Baumer Foods, Grupo Cuervo, Jugos del Valle, Tamazula and Bacardi. In addition, our Glass Containers business unit manufactures and distributes:

  soda ash, sodium bicarbonate, calcium chloride and salt, which are the main raw materials used in the manufacture of glass products, and capital goods such as glass forming machines and molds.

The Glass Containers business unit operates eight manufacturing facilities in Mexico, three in Central America and one in Bolivia, and has two recycling plants in Mexico. The Glass Containers business unit, which exports to the United States mainly through our subsidiary Vitro Packaging, has five sales offices, two design center and one distribution center in the United States. The Glass Containers business unit also includes Comegua, our joint venture with London Overseas and Golden Beer. Based on Comegua's net sales of Ps. 1,725 million ($159 million) in 2006, we believe it is the largest glass container producer in Central America.

In April 2006, Comegua acquired VIPASA, a glass container company located in Panama for a purchase price of $21 million, VIPASA is the largest and most important glass container manufacturer for the beverages, liquor, food and Pharmaceuticals industries in Panama and exports to more than 15 countries in the Americas.

Flat Glass

The Flat Glass business unit is owned 91.8% by Vitro and is comprised of three main businesses: Float Glass manufacturing, Automotive Safety Glass manufacturing and distribution and our International Division, which is primarily focused on the distribution and manufacturing of flat glass products for the construction and architectural industries. The majority of our Flat Glass business unit's operations (approximately 65%) are dedicated to the building products industry, while the remainder of the unit's operations are concentrated in the automotive industry. In 2006, 45% of our Flat Glass business unit's sales derived from the United States, 40% derived from Mexico and 15% derived from other parts of the world.

Based on the Flat Glass business unit's net sales of Ps. 12,710 million ($1,176 million) in 2006, we believe the business unit is the largest flat glass producer in Mexico, the second-largest in Latin America, one of the largest distributors of flat glass products in the United States and a leading provider of insulated flat glass products in Spain and Portugal. In 2006, this business unit accounted for 48% of Vitro's consolidated net sales. During the same period, 19% of the net sales of the Flat Glass business unit came from exports and 56% came from sales by our Flat Glass foreign subsidiaries.

Our Float Glass manufacturing business is conducted through the following subsidiaries:

  Vidrio y Cristal and Vitro Flotado Cubiertas, S.A. de C.V., our subsidiaries that manufacture and distribute a majority of our raw (float) flat glass products for the Mexican construction industry and to automotive safety glass manufacturers as raw material; and

  Vitro AFG, that is engaged in the manufacture of raw (float) flat glass products.

Vidrio y Cristal and Vitro AFG focus on the manufacture, processing and distribution of float glass used as raw material for the construction and automotive industries and have a production capacity of over 700,000 tons of float glass per year.

In 2006, the Float Glass manufacturing business represented 17% of our Flat Glass business unit's total sales. We believe we are the leading float glass manufacturing business in Mexico on the basis of sales, with a 45% market share in Mexico as of December 31, 2006. Approximately 54% of our Float Glass manufacturing sales derive from the building products industry and approximately 46% derive from the automotive safety glass manufacturing industry. As of December 31, 2006, the Float Glass manufacturing business owned four float glass furnaces (including the Vitro AFG furnace).

At the beginning of April 2006, as part of the business strategy to reduce our reliance on the low-margin construction glass export market and to improve our cash flow through inventory reduction, we decided to shutdown our float furnace in Mexico City. We are evaluating and monitoring market conditions to determine when to reopen the float furnace.

In June, 2002, we entered into a Production Joint Venture Agreement with AFG Industries, a subsidiary of Asahi Inc., to form Vitro AFG and manufacture raw (float) flat glass products at the Mexicali plant. During the past few months we entered into discussions with AFG Industries to either buy from AFG Industries or sell to AFG Industries our respective ownership interests in Vitro AFG or to close down its facility. Within the terms of the Production Joint Venture Agreement, AFG recently notified Vimexico that it wished to exercise its option to purchase Vimexico's 50% stake in Vitro AFG for US$6 million. On July 3, 2007, Vimexico, in turn, decided to exercise its right, according to the terms of the JV, to purchase AFG Industries' 50% stake in Vitro AFG at the price offered by AFG Industries. Our acquisition was completed on July 23, 2007 and is subject to Mexican governmental authorizations which we expect to receive before the end of August. If we do not receive the corresponding governmental authorizations the purchase may have to be undone.

As a result of our purchasing of AFG Industries' 50% stake in Vitro AFG, our JV with AFG Industries and all of the ancillary agreements thereto (except for the Joint Technology Agreements) were terminated.

Vitro AFG began operations on November 18, 2003 with a co-investment of approximately US$100 million dollars. By acquiring AFG Industries' 50% stake for a purchase price of $6 million, Vitro increased its consolidated total assets by 1.6%. Also, the 50% of Vitro AFG's net sales and operating income for the year ended December 31, 2006 comprised less than 1% and less than 2%, respectively, of Vitro's consolidated net sales and consolidated operating income in 2006. In addition, we and AFG Industries each have outstanding loans to the joint venture of Ps. 148 million ($13.5 million).

Vimexico will continue to operate the facility as it has been operated; however, since AFG Industries will no longer purchase 50% of the facility's total production capacity of 150,000 tons (as previously required under the JV) we will experience over-capacity, particularly in the near term, as we had not included the extra 75,000 tons of float glass capacity in our 2007 planning.

Our Automotive Safety Glass manufacturing and distribution business is conducted through the following subsidiaries:

  VAU, our subsidiary that manufactures a majority of our flat glass products for the Mexican and the United States' automotive industry;

  Vitro Flex, formerly a joint venture with Visteon, which together with VAU also manufactures and distributes flat glass products for the automotive industry;

  Dinavisa, our subsidiary that distributes flat glass products for the Mexican and export AGR markets;

  Cristales Automotrices, our joint venture with a group of individual investors that owns a 49% equity interest in this business and operates a part of our AGR installation business, in Mexico City and its surrounding states; and

  Vitrocar, which is engaged in our AGR installation business in Mexico through distribution and installation centers strategically located throughout Mexico.

In 2006, the Automotive Safety Glass manufacturing and distribution business represented 35% of our Flat Glass business unit's total sales, with sales primarily derived from the automotive OEM market in North America. On the basis of sales, we believe we are the third-largest automotive safety manufacturing and distribution business in North America, with a 16.4% market share as of December 31, 2006.

Based on the number of molding furnaces the business unit currently operates in Mexico, we believe the Automotive Safety Glass manufacturing and distribution business is also a major manufacturer of safety glass products for the automotive OEM and AGR markets in Mexico. Our Automotive Safety Glass manufacturing and distribution business' customer base includes General Motors, Ford Motor Co., DaimlerChrysler, Volkswagen and Nissan.

Our International Division is operated by the following subsidiaries:

  Vitro America, our subsidiary that performs a substantial majority of our flat glass operations in the United States, which derives 85% of its sales from the distribution of construction glass and 15% from the distribution and installation of auto glass;

  Vitro Cristalglass, our joint venture with a group of individual investors that owns a 40% equity interest in this business, and is engaged in the manufacture and distribution of flat glass products for the Spanish, French and Portuguese construction industries, with specialties in value-added glass products and glass for monumental construction projects;

  Vitro Chaves, a joint venture of Vitro Cristalglass with a group of individual investors that owns a 40% equity interest in this business, and is engaged in the manufacture and distribution of flat glass products for the Portuguese construction industry; and

  Vitro Colombia, our subsidiary that conducts our Colombian flat glass operations and is primarily engaged in the manufacture and distribution of flat glass products for the automotive industry, with some activity in the construction market.

Vitro America processes, distributes and installs flat glass products for the construction and automotive markets in the United States. It operates in 26 states in the U.S. through 8 fabrication centers, 34 distribution centers and 104 installation centers. A portion of the glass processed by Vitro America is produced by the business unit in Mexico, and the balance is purchased from unaffiliated third parties. In 2006, a majority of Vitro America's glass purchases in terms of volume were supplied from our Flat Glass Mexican subsidiaries.

In Europe, Vitro Cristalglass currently has seven processing facilities and two distribution centers in Barcelona, Spain. Vitro Chaves currently has one processing facility and one distribution center in Lisbon, Portugal.

Integrated Approach to Glass Production. Our focus on glass has allowed us to develop design capabilities. manufacturing expertise, technological strength, production flexibility and efficient, integrated processes resulting in high quality products. In the countries in which we have a significant presence, we also have extensive distribution and installation capabilities for glass products that are fully integrated with our design and manufacturing operations. We believe that our diversification in glass-related businesses through our Flat Glass and Glass Containers business units minimizes our exposure to any particular segment of the glass industry.

By participating in every step of the value chain (design, manufacturing, processing and distribution), the Glass Containers business unit has been able to strengthen its relationships with key customers, increase its participation in value-added niche markets and support its cash flow generation. Our emphasis on designing and manufacturing value-added niche products, including decorative and finishing items, has helped us become one of the largest importers of glass containers into the United States. Our Glass Containers business unit has developed solid relationships with top players in the beer, food, beverages, cosmetics, wine and liquor industries in Mexico as well as in the United States, Central America and the Caribbean, and also has a growing presence in Europe and Asia.

In recent years, we have strengthened the market position of the Flat Glass business unit in Mexico, the United States and Spain by focusing on value-added products and, where appropriate, pursuing selective investments and integration opportunities in other attractive markets such as Portugal and France. In the automotive glass market, we have long-standing relationships with major OEMs and our emphasis on the design and manufacture of value-added glass products, such as the fine wire windshield and laminated side lites, has enabled us to become one of the largest suppliers of glass to the OEM market in the NAFTA region. With more than 162 points of sale, our Flat Glass business unit has the largest integrated distribution and installation chain for AGR products in Mexico and, through its subsidiary Vitro America, also participates in the AGR market in the United States. In September 2006, Visteon Corporation was reimbursed for its 38%capital interest in Vitro Flex and the joint venture agreement with Fairlane Holdings, a Visteon affiliate, was terminated. As a result, Vitro Flex is now a wholly-owned subsidiary of Vimexico. The transaction will enable Vimexico to obtain full control of Vitro Flex and strengthen our automotive products division to continue fulfilling the growing needs of our current customers while expanding our customer base. In the construction market, we believe our integrated glass production and distribution capabilities are unique among major flat glass producers and allow our Flat Glass business to focus on value-added products, such as Super Dual and Super Dual T (our double-paned window products), including in the United States and Spain.

Leadership Positions in the Glass Manufacturing and Distribution Market. With over 90 years of experience in the glass industry, we are an expert and leader in glass design, manufacturing, processing and distribution. Our Glass Containers business unit is the leading glass containers producer and distributor in Mexico and the largest glass containers producer in Central America, through our investment in Comegua, and one of the largest importers of glass containers into the United States. Our Flat Glass business unit is the largest flat glass producer in Mexico and among the largest in Latin America. Through its subsidiary, Vitro America, it is also among the leading processors, distributors and installers of flat glass in the United States and one of the leading manufacturers and distributors of glass products in the construction and AGR markets. We have a growing presence in the Spanish market for value-added construction glass.

Solid and Diverse Customer Base. We have successfully established long-term relationships with customers that are leaders in their industries as a result of the quality of our products and our ability to effectively meet their specifications and promptly satisfy their demands through our "one-stop shop" business approach. These long-standing relationships, some of which are over 50 years old, provide us with a stable and diverse revenue base. Our customers include several global market leaders, such as Grupo Modelo, The Coca-Cola Company, Grupo Domecq, Procter & Gamble, Ford Motor Co., and General Motors. In 2006, no single customer accounted for more than 8% of our consolidated net sales. Our customer diversification is enhanced by the variety of industries we serve, which include the beverage, food and cosmetics, automotive and construction industries.

Broad Market and Geographical Scope. Our Mexican business base is complemented by our presence in markets in the United States, Central America, Colombia, Bolivia, Spain and Portugal. We operate in nine countries, have distribution centers throughout the Americas and Europe and benefit from a diversified customer base located in over 40 countries. During the last three years, an average of 57% of our consolidated net sales came from exports and foreign subsidiaries. Additionally, 57% of our consolidated net sales in that period were sales with prices linked to the U.S. dollar. Our presence in mature economies, especially in the United States, balances our exposure to other developing economies. In addition, we continue to broaden our geographic presence to reduce the impact of an economic downturn in any specific market. In 2006, our total export sales were $556 million, the majority of which were to the United States, and represented 23% of our consolidated net sales. We have also reduced our exposure to downturns in any single industry by serving diverse glass market sectors through our Glass Containers and Flat Glass business units.

Efficient Producer o f High Quality Glass Products. Our glass manufacturing experience and advanced facilities and technology have allowed us to operate efficiently and manufacture products recognized for their high quality and design. Our efficiency, integrated production and delivery capabilities and focus on value-added products have allowed us to achieve competitive margins. For instance, in the Glass Containers business unit, our expertise allows us to change production runs quickly and our experienced personnel seek the best and most innovative technology available in the industry and use it to develop products of superior quality. Similarly, our Flat Glass business unit has reduced fixed costs by automating some of its operations. In addition, we have leveraged our knowledge of the glass manufacturing process to develop alternative energy sources, including PET Coke (a fuel produced using oil byproducts), that we believe will help us to control costs in the face of rising natural gas prices. We are the sole worldwide patent-holder for PET Coke technology for glass manufacturing.

Both of our core businesses have unique design capabilities that we believe allow us to continuously develop new products that are tailored to and satisfy our customers' needs. For example, our Glass Containers business unit is able to offer customers a one-stop solution by providing products and services ranging from container design and color to point-of-sale expertise. Our Flat Glass unit is not only able to offer our customers assistance with their design and point-of-sale needs, but also provides installation services such as in the United States and Mexican AGR markets. We believe that our ability to continuously develop new products and offer "one-stop shop" products and services has led to improvements in our margins and has allowed us to take advantage of economies of scale, increasing our competitiveness.

Through the years, our subsidiaries have received several domestic and international quality and design awards, such as the Stellar Containers Award, the Clear Choice Award, the Supplier of the Year Award for our Flat Glass business unit and several quality awards for our Glass Containers subsidiary Alcali, including the National and Iberoamerican Quality Awards. Our Mexican manufacturing subsidiaries that sell to the automotive industry are Quality Standard 9000 certified and the majority of our subsidiaries have obtained International Organization for Standardization 9001 certification, which we refer to as "IS0 9001 Certification."

Experienced Management Team. We have an experienced senior management team with an average of over 25 years of industry experience and an experienced team of operating managers who average over 22 years of experience in glass manufacturing. We employ over 1,450 highly qualified and trained engineers and technicians, who design, develop and maintain our production facilities. We maintain a training facility in Mexico, where we conduct continuing programs to train our operating personnel in the latest manufacturing processes. We believe that, historically, the turnover among our managerial, engineering and technical personnel has been low relative to our competitors.

Business Strategy

Our objective is to increase our profitability and cash flow generation by solidifying our market position as a global leader in the glass design, manufacturing, processing and distribution industries. In order to achieve this objective, we operate our business based on the following strategies:

Focus on Cost Reduction and Operating Efficiencies. As part of our ongoing efforts to reduce costs and expenses, in 2006 we finalized the implementation of several cost containment programs aimed at reducing overhead and administrative costs, with an emphasis on cost efficiency, technological innovation and efficient use of labor force and energy. For example, we recently eliminated several non-profitable automotive glass business segments in an effort to focus on higher-margin products and reduce overhead costs. We have also placed greater emphasis on investment in fuel- and energy-efficient machinery and equipment at our Glass Containers and Flat Glass manufacturing facilities. As a percentage of sales, our selling, general and administrative expenses decreased by 1% for the fiscal year ended December 31, 2006 compared to the fiscal year ended December 31, 2005. We plan to continue to make further efforts to reduce our general, administrative and selling expenses.

Additionally, we are improving and streamlining our communications network and upgrading our operations through the enhancement of information systems. For example, we have implemented an electronic system currently used to purchase a significant part of our supplies. These initiatives extend across the value chain from employees and suppliers to customers. We are also in the process of implementing a SAP system that we believe will enable us to improve management processes across our various business segments.

Continue to Concentrate on and Improve Our Core Businesses. We intend to continue investing in and improving our two core businesses through the implementation of initiatives aimed at optimizing operating efficiencies while taking advantage of our key competitive strengths.

With respect to our Glass Containers business unit, we intend to, among other things, (i) expand the range of beer bottling products offered to our clients, particularly in the non-returnable market segment; (ii) increase efficiency ratios in our domestic plants through selective investment of capital, continued automation of production processes, improvements in the pack-to-melt process and cost reduction initiatives in relation to packaging, energy costs, freight costs and waste management; (iii) continue our penetration of the cosmetics and non-returnable domestic beer market segments; (iv) increase our market share in the non-returnable soft-drink segment; (v) pursue improvements in the range of our packaging offered in the wine and liquor segments; (vi) leverage our domestic and export operations by focusing on key global customer accounts in the cosmetics market segment; and (vii) continue to consolidate our operations in Central America and the Caribbean.

With respect to our Flat Glass business unit, we intend to, among other things, (i) reduce inventories to improve cash flow generation; (ii) reduce exports of low value-added products to improve margins; (iii) increase our production capabilities in the construction market segment in the United States and Spain; (iv) expand OEM platforms in the automotive glass market segment; (v) develop initiatives to improve our working capital management; and (vi) continue our emphasis on the development of high-margin and value-added products.

Consolidate Our Competitive Position. We seek to invest in market segments that we believe will demonstrate growth in the medium and long term, including the beer, wine and liquor, non-returnable soft drinks and high-end cosmetics market segments with respect to our Glass Containers business unit and the construction market segment with respect to our Flat Glass business unit. We believe that by focusing on high-growth areas, we will be able to consolidate our competitive position on a sustainable basis.

Moreover, as a key part of our efforts to consolidate our competitive position and implement our growth strategy, we are continually evaluating acquisition opportunities and consolidation possibilities. For example, in April 2006, Comegua acquired VIPASA, the largest and most important glass container manufacturer for the beverages, liquor, food and pharmaceuticals industries in Panama, with exports to more than 15 countries in the Americas. In addition, in September 2006, our joint venture partner Visteon Corporation's 38% capital interest in Vitro Flex was cancelled and reimbursed, allowing us to obtain full control of Vitro Flex and consolidate our automotive products division. We believe that such actions will enable us to continue to achieve our strategic objectives of consolidating our leadership position in regional markets in the Americas, growing in attractive markets outside of the Americas and mitigating the impact of slowdowns in regional demand.

Leverage "Vitro" Brand Name. The "Vitro" brand name is widely recognized in Mexico and in other markets where we have a significant presence as a leader in the manufacture and production of high quality glass and value-added products. We will continue to leverage the "Vitro" brand name as a means of emphasizing our commitment to high quality glass products.

Focus on Value-Added Products. As part of our ongoing efforts to strengthen our market position in Mexico, the United States, Central America and other regions, we intend to continue focusing on the development of value-added products. We believe that the Glass Containers business unit's relatively high levels of productivity and quality and its ability to rapidly meet changes in demand allow it to offer value-added products at attractive prices in the United States and other export markets. Part of our strategy with respect to this business unit involves an emphasis on the introduction of specialty products for value-added markets in the food, cosmetics and liquor industries, among others. We believe the specialty nature of the products sold in value-added markets allows the business unit to charge higher per unit prices for these products, resulting in higher margins and a stronger market position.

With respect to the Flat Glass business unit, our strategy is to focus on products for the domestic AGR and NAFTA-region automotive OEM market segments. For example, in recent years, we have developed laminated window products and the fine wire windshield for OEMs. We have also developed the Super Dual and Super Dual T for the construction market and increased the production of value-added products in Vitro America and we plan to grow our value-added operations in the construction market, with an emphasis on commercial building products.

Divestitures and Disposals

On June 16, 2006, we completed the sale of our 51% ownership interest in Vitrocrisa to Libbey, the owner of the remaining 49% equity interest. We received proceeds of $119 million from this divestiture, comprised of $80 million in cash from the sale of our equity interest, $28 million from the payment of intercompany receivables and $11 million from the repayment of intercompany debt. As a part of this transaction, all of the liabilities of Vitrocrisa were assumed by Libbey, including bank debt of $62 million as of May 31, 2006. See "Summary-Significant Developments in 2006."

On March 2, 2006, after the required approval of the stockholders meeting on March 1, 2006, we sold our 51% interest in Quimica M, our subsidiary engaged in the manufacture and distribution of polyvinyl butyral, which is an inner layer of plastic film used in the manufacture of clear and shaded windshields, to Solutia Inc., the other shareholder in Quimica M, for $20 million in cash. In 2005, Quimica M had consolidated net sales of Ps. 621 million ($57 million) and a consolidated operating income of Ps. 62 million ($6 million).

On April 1, 2005, we sold 100% of our interest in Plasticos Bosco, S.A. de C.V. ("Bosco"), which consisted of two subsidiaries engaged in the manufacture and distribution of plastic tubes and disposable thermofoldware and industrial products, to Grupo Convermex, S.A. de C.V., for Ps. 103 million ($10 million) in cash. In 2004, Bosco had consolidated net sales of Ps. 454 million ($42 million) and a consolidated operating loss of Ps. 10 million ($1 million). The consolidated net sales and operating loss of Bosco were Ps. 108 million ($10 million) and Ps. 7 million ($0.6 million), respectively, during the period beginning on January 1, 2005 and ending on April 1, 2005. We recorded a loss for the sale of Bosco of Ps. 132 million ($12 million).

On September 27, 2004, we sold our 50% interest in Vancan, S.A. de C.V. ("Vancan"), our joint venture with Rexam, Inc., engaged in the manufacture and distribution of aluminum containers, to Rexam, Inc. for $22.6 million in cash after certain price adjustments. In 2003, our 50% interest in Vancan had consolidated net sales of Ps. 455 million ($42 million) and a consolidated operating income of Ps. 52 million ($5 million). The consolidated net sales and operating income of our 50% interest in Vancan were Ps. 336 million ($31 million) and Ps. 34 million ($3 million), respectively, during the period beginning on January 1, 2004 and ending on September 30, 2004.

On April 2, 2004, we sold our 60% interest in Vitro OCF, S.A. de C.V. ("Vitro OCF"), our joint venture with Owens Corning engaged in the manufacture and distribution of fiberglass and fiberglass products, to Owens Corning for $71.5 million in cash. Pursuant to the terms of the sale, we paid Vitro OCF's and its subsidiaries' bank debt (which was reflected on our consolidated balance sheet) of $22 million immediately prior to the sale. We used the remaining proceeds of the sale received by us at closing to reduce our consolidated indebtedness. The consolidated net sales and operating income of Vitro OCF were Ps. 217 million ($20 million) and Ps. 50 million ($5 million), respectively, during the period beginning on January 1, 2004 and ending on April 2, 2004. In 2003, Vitro OCF had consolidated net sales and operating income of Ps. 788 million ($73 million) and Ps. 193 million ($18 million), respectively. The gain on sale of this component was Ps. 438 million ($41 million). This business was previously included in our Flat Glass reportable segment.

In March 2004, the board of directors of Vitro America authorized management to close all of its distribution and production facilities and to discontinue operations in the northwestern United States. The closing plan included operation of the facilities through June 30, 2004. As of December 31, 2004, all operations at these facilities had ceased. Vitro America conducts a substantial majority of our flat glass operations in the United States and is a subsidiary of Vimexico, which is included in our Flat Glass reportable segment.

During 2004, the Company's management also decided to close two small facilities (the "PVA facilities") in Mexico dedicated to the manufacture of architectural value-added products. These closures were initiated and finalized during 2004 and as a result no liability has been accrued for as of December 31, 2004. The amount incurred for these closures was Ps. 21 million ($2 million). The PVA facilities were managed by Vitro Flotado Cubiertas, a subsidiary of Vimexico. This business was previously included in our Flat Glass reportable segment.

On September 10, 2003, we sold 100% of the outstanding shares of ECSA, one of our subsidiaries engaged in the manufacture and distribution of plastic products, to a subsidiary of Phoenix Capital Limited for $18 million, $15 million of which we received at closing and the remainder was paid on May 20, 2005. The net sales and operating income of ECSA were Ps. 158 million ($15 million) and Ps. 10 million ($1 million), respectively, during the period beginning on January 1, 2003 and ending on September 10, 2003. The gain on sale of this component was Ps. 40 million ($4 million). This business was previously included in our Glass Containers reportable segment.

On July 3, 2002, we sold our controlling 51% interest in Vitromatic or the Acros-Whirlpool business unit, our joint venture with Whirlpool, engaged in the production and distribution of household appliances, to Whirlpool for $148.3 million in cash. At the time of the transaction, $67 million of our consolidated debt and $97 million of our consolidated off-balance sheet financings were obligations of Vitromatic. Consequently, upon the consummation of the sale of our interest in Vitromatic, our consolidated debt and off-balance sheet financings were reduced by $67 million and $97 million, respectively.

On April 15, 2002, we sold our 51% interest in ASA to Gerresheimer Glass AG for $13.4 million in cash. ASA is engaged in the manufacture of borosilicate glass products for laboratory and pharmaceutical use, such as ampoules, vials and syringes.

On May 21, 2001, we sold our 50% interest in Regioplast, our joint venture with Owens-Illinois, Inc., which we refer to as "Owens-Illinois," engaged in the production and distribution of plastic bottles and caps, including non-refillable closures, for $8 million in cash.

Our Operating Business Units

Our organizational structure, comprised of the Glass Containers and Flat Glass business units, allows us to focus on the needs of the distinct end markets we serve, which results in a diversified revenue base, and enables us to take advantage of our expertise in the efficient production and distribution of high quality glass products.

Business Segment Data

The following table sets forth business segment data for the year ended December 31, 2006 in millions of constant pesos. See note 21 of our consolidated financial statements for business segment data for the years ended December 31, 2004 and 2005.

	Glass Containers	Flat Glass	Corporate & Eliminations	Consolidated	Millions of US dollars, (Convenience Translation)
December 31, 2006
Consolidated net sales	Ps. 13,435	Ps.12,709	Ps. 418	Ps. 26,562	$ 2,457
Operating income	1,782	375	(147)	2,010	186
Total assets	13,756	10,735	2,613	27,104	2,507
Capital expenditures	861	318	19	1,198	111

The following table sets forth business segment data as percentage of consolidated data.

	Glass Containers	Flat Glass	Corporate & Eliminations	Consolidated

Consolidated net sales	51%	48%	1%	100%
Operating income	89%	18%	(7%)	100%
Total assets	51%	40%	9%	100%
Capital expenditures	72%	27%	1%	100%

Glass Containers

Our Glass Containers business unit includes:

  COVISA, our subsidiary that conducts a substantial majority of our glass containers operations in Mexico;

  Comegua, our joint venture with London Overseas and Golden Beer, which we believe is the largest glass containers producer in Central America (London Overseas and Golden Beer each hold 25.1% of Comegua's outstanding shares);

  Vitro Packaging, our glass containers distribution subsidiary in the United States;

  Vilux, our subsidiary engaged in the manufacture and distribution of glass containers in Bolivia and neighboring countries;

  Alcali, our subsidiary engaged in the manufacture of soda ash, sodium bicarbonate, calcium chloride and salt, which are the main raw materials used in the manufacture of glass products;

  Comercializadora Alcali, our subsidiary engaged in the distribution of the products manufactured by Alcali and which leases machinery and equipment to COVISA; and

  FAMA, our subsidiary engaged in the manufacture of capital goods such as glass forming machines and molds.

Based on the Glass Containers business unit's net sales of Ps. 13,518 million ($1,250 million) in 2006, we believe it is the largest glass container producer in Mexico and Central America and the third-largest in the world. In 2006, this business unit accounted for 51% of our consolidated net sales. During the same period, 28% of the net sales of the Glass Containers business unit came from exports and 14% came from sales by our foreign subsidiaries that are part of the business unit.

The Glass Containers business unit produces soda lime glass containers for the soft drink, beer, food, liquor and wine, pharmaceuticals and cosmetics industries and has a production capacity of approximately 5,400 tons of glass per day. Its customers include leading companies such as The Coca-Cola Company, Pepsi Cola, Grupo Modelo, Nestle, Procter & Gamble, Gerber, Avon, Coty, Estee Lauder, Jafra, Grupo Domecq, Encore Glass, Herdez McCormick, Bruce Foods, Baumer Foods, Grupo Cuervo, Jugos del Valle, Tamazula and Bacardi. In addition, our Glass Containers business unit manufactures and distributes:

  soda ash, sodium bicarbonate, calcium chloride and salt, which are the main raw materials used in the manufacture of glass products, and capital goods such as glass forming machines and molds.

The Glass Containers business unit operates eight manufacturing facilities in Mexico, three in Central America and one in Bolivia, and has two recycling plants in Mexico. The Glass Containers business unit, which exports to the United States mainly through our subsidiary Vitro Packaging, has five sales offices, two design centers and one distribution center in the United States. The Glass Containers business unit also includes Comegua, our joint venture with London Overseas and Golden Beer. Based on Comegua's net sales of Ps. 1,725 million ($159 million) in 2006, we believe it is the largest glass container producer in Central America.

In April 2006, Comegua acquired VIPASA, a glass container company located in Panama for a purchase price of $21 million. We believe VIPASA is the largest and most important glass container manufacturer for the beverages, liquor, food and pharmaceuticals industries in Panama and exports to more than 15 countries in the Americas.

Flat Glass

The Flat Glass business unit is owned 91.8% by Vitro and is comprised of three main businesses: Float Glass manufacturing, Automotive Safety Glass manufacturing and distribution and our International Division, which is primarily focused on the distribution and manufacturing of flat glass products for the construction and architectural industries. The majority of our Flat Glass business unit's operations (approximately 65%) are dedicated to the building products industry, while the remainder of the unit's operations are concentrated in the automotive industry. In 2006, 45% of our Flat Glass business unit's sales derived from the United States, 40% derived from Mexico and 15% derived from other parts of the world.

Based on the Flat Glass business unit's net sales of Ps. 12,710 million ($1,176 million) in 2006, we believe the business unit is the largest flat glass producer in Mexico, the second-largest in Latin America, one of the largest distributors of flat glass products in the United States and a leading provider of insulated flat glass products in Spain and Portugal. In 2006, this business unit accounted for 48% of Vitro's consolidated net sales. During the same period, 19% of the net sales of the Flat Glass business unit came from exports and 56% came from sales by our Flat Glass foreign subsidiaries.

Our Float Glass manufacturing business is conducted through the following subsidiaries:

  Vidrio y Cristal and Vitro Flotado Cubiertas, S.A. de C.V., our subsidiaries that manufacture and distribute a majority of our raw (float) flat glass products for the Mexican construction industry and to automotive safety glass manufacturers as raw material; and

  Vitro AFG, that is engaged in the manufacture of raw (float) flat glass products.

Vidrio y Cristal and Vitro AFG focus on the manufacture, processing and distribution of float glass used as raw material for the construction and automotive industries and have a production capacity of over 700,000 tons of float glass per year.

In 2006, the Float Glass manufacturing business represented 17% of our Flat Glass business unit's total sales. We believe we are the leading float glass manufacturing business in Mexico on the basis of sales, with a 45% market share in Mexico as of December 31, 2006. Approximately 54% of our Float Glass manufacturing sales derive from the building products industry and approximately 46% derive from the automotive safety glass manufacturing industry. As of December 31, 2006, the Float Glass manufacturing business owned four float glass furnaces (including the Vitro AFG furnace).

At the beginning of April 2006, as part of the business strategy to reduce our reliance on the low-margin construction glass export market and to improve our cash flow through inventory reduction, we decided to shutdown our float furnace in Mexico City. We are evaluating and monitoring market conditions to determine when to reopen the float furnace.

In June, 2002, we entered into a Production Joint Venture Agreement with AFG Industries, a subsidiary of Asahi Inc., to form Vitro AFG and manufacture raw (float) flat glass products at the Mexicali plant. During the past few months we entered into discussions with AFG Industries to either buy from AFG Industries or sell them our respective ownership interests in Vitro AFG or to close down its Mexicali facility. Within the terms of the Production Joint Venture Agreement, AFG recently notified Vimexico that it wished to exercise its option to purchase Vimexico's 50% stake in Vitro AFG for US$6 million. On July 3, 2007, Vimexico, in turn, decided to exercise its right to purchase AFG Industries' 50% stake in Vitro AFG at the price offered by AFG Industries. Our acquisition was completed on July 23, 2007 and is subject to Mexican governmental authorizations wich we expect to receive before the end of August. If we do not receive the corresponding governmental authorizations the purchase may have to be undone.

As a result of our purchasing of AFG Industries' 50% stake in Vitro AFG, our JV with AFG Industries and all of the ancillary agreements thereto (except for the Joint Technology Agreements) were terminated.

Vitro AFG began operations on November 18, 2003 with a co-investment of approximately US$100 million dollars. By acquiring AFG Industries' 50% stake for a purchase price of $6 million, Vitro will increase its consolidated total assets by 1.6%. Also, the 50% of Vitro AFG's net sales and operating income for the year ended December 31, 2006 comprised less than 1% and less than 2%, respectively, of Vitro's consolidated net sales and consolidated operating income in 2006. In addition, we and AFG Industries each have outstanding loans to the joint venture of Ps. 148 million ($13.5 million).

Vimexico will continue to operate the facility as it has been operated; however, since AFG Industries will no longer purchase 50% of the facility's total production capacity of 150,000 tons (as previously required under the JV) we will experience over-capacity, particularly in the near term, as we had not included the extra 75,000 tons of float glass capacity in our 2007 planning.

Our Automotive Safety Glass manufacturing and distribution business is conducted through the following subsidiaries:

  VAU, our subsidiary that manufactures a majority of our flat glass products for the Mexican and the United States' automotive industry;

  Vitro Flex, formerly a joint venture with Visteon, which together with VAU, also manufactures and distributes flat glass products for the automotive industry.

  Dinavisa, our subsidiary that distributes flat glass products for the Mexican and export AGR markets;

  Cristales Automotrices, our joint venture with a group of individual investors that owns a 49% equity interest in this business and operates a part of our AGR installation business, in Mexico City and its surrounding states; and

  Vitrocar, which is engaged in our AGR installation business in Mexico through distribution and installation centers strategically located throughout Mexico.

In 2006, the Automotive Safety Glass manufacturing and distribution business represented 35% of our Flat Glass business unit's total sales, with sales primarily derived from the automotive OEM market in North America. On the basis of volume in pieces, we estimate we are the third-largest automotive safety glass manufacturing and distribution business in North America, with a 16.4% market share as of December 31, 2006.

Based on the number of molding furnaces the business unit currently operates in Mexico, we believe the Automotive Safety Glass manufacturing and distribution business is also a major manufacturer of safety glass products for the automotive OEM and AGR markets in Mexico. Our Automotive Safety Glass manufacturing and distribution business' customer base includes General Motors, Ford Motor Co., DaimlerChrysler, Volkswagen and Nissan.

Our International Division is operated by the following subsidiaries:

  Vitro America, our subsidiary that performs a substantial majority of our flat glass operations in the United States, which derives 85% of its sales from the distribution of construction glass and 15% from the distribution and installation of auto glass;

  Vitro Cristalglass, our joint venture with a group of individual investors that owns a 40% equity interest in this business, and is engaged in the manufacture and distribution of value-added flat glass products for the Spanish, French and Portuguese construction industries, with specialties in value-added glass products and glass for landmark construction projects;

  Vitro Chaves, a joint venture of Vitro Cristalglass with a group of individual investors that owns a 40% equity interest in this business, and is engaged in the manufacture and distribution of glass and glazing products for the Portuguese construction industry; and

  Vitro Colombia, our subsidiary that conducts our Colombian flat glass operations and is primarily engaged in the manufacture and distribution of flat glass products for the automotive industry, with some activity in the construction market.

Vitro America processes, distributes and installs flat glass products for the construction and automotive markets in the United States. It operates in 26 states in the U.S. through 8 fabrication centers, 34 distribution centers and 104 installation centers. A portion of the glass processed by Vitro America is produced by the business unit in Mexico, and the balance is purchased from unaffiliated third parties. In 2006, a majority of Vitro America's glass purchases in terms of volume were supplied from our Flat Glass Mexican subsidiaries.

In Europe, Vitro Cristalglass currently has seven processing facilities and two distribution centers in Barcelona, Spain. Vitro Chaves currently has one processing facility and one distribution center in Lisbon, Portugal.

Our Products

The following table sets forth our principal products, customers and end-users, sales regions and joint venture partners by business line within each of our two business units.

Glass Containers:
Business Line	Products	Customers and End-Users	Sales Regions	Joint Venture Partners

Glass Containers	Soda lime glass containers	Soft drink, beer, food, liquor and wine, pharmaceutical and cosmetics industries	Mexico, the United States, the Caribbean, Central and South America and Europe	London Overseas and Golden Beer

Raw Materials	Soda ash, sodium bicarbonate, calcium chloride and salt	Glass manufacturers and detergent producers	Mexico, the United States and South America

Machinery and Molds	Glass forming machines, castings for glass molds, machinery parts and electronic controls	Flat Glass business unit, Glass Containers business unit, glass manufacturers and other third-party manufacturers	Mexico, the United States and Central and South America

Flat Glass:
Business Line_________	Products____________	Customers and End-Users____________	Sales Regions________	Joint Venture Partners_
Construction Glass	Float glass, architectural tempered safety glass, insulated glass units, laminated, table tops	Construction industry, furniture manufacturers, distributors and installers	Mexico, the United States, Canada, Europe and Central and South America	Pilkington*

Automotive Glass	Windshields, side laminated glass, rear and side tempered glass	Automotive OEMs, automotive glass replacement (AGR) market, distributors and installers	Mexico, the United States, Canada and Central and South America	Pilkington / Cristales Automotrices

*See "Recent Developments-Purchase of remainder ownership in Vitro AFG.

See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Results of Operations" and Note 21 to our audited consolidated financial statements incorporated by reference in this prospectus for a breakdown of our consolidated net sales by business unit and geographic market for each year in the three-year period ended December 31, 2004, 2005 and 2006.

Our Operations

Glass Containers Business Unit

Our Glass Containers business unit, which accounted for 51% of our consolidated net sales in 2006, manufactures and distributes soda lime glass containers for the food, beverage, pharmaceutical and cosmetics industries, as well as raw materials, machinery and molds for the glass industry, and, based on its net sales of Ps. 13,518 million ($1,250 million) in 2006, we believe the Glass Containers business unit is the largest glass containers producer in Mexico and Central America.

As of December 31, 2006, our Glass Containers business unit's total assets were Ps. 13,756 million ($1,272 million). The business unit owns eight manufacturing facilities in Mexico, three in Central America and one in Bolivia. In 2006, our Glass Container business unit's manufacturing facilities in Mexico produced approximately 4,400 tons of glass per day, which we believe represented approximately 85% of the non-captive glass container market in Mexico and approximately 3% of the glass container market in the United States, in each case in terms of units. We define a non-captive market to exclude buyers (such as beverage and beer bottlers) that are supplied glass containers by their affiliates. In Mexico, the Glass Containers business unit has four design centers, one of which specializes in the cosmetics and pharmaceuticals market.

The Glass Containers business unit's business strategy is to consolidate its competitive position and grow regionally and in niche markets. Among the business unit's key competitive strengths are its productivity, quality levels, wide variety of glass colors and decorative alternatives, its versatile production processes and its vertical integration with respect to raw materials, machinery and molds. The business unit's high levels of productivity and quality, as well as its ability to rapidly meet changes in demand, allows it to aggressively compete with other container technologies in Mexico and offer value-added products at attractive prices in the United States and other export markets. The versatility and flexibility of the business unit's production processes are reflected in the business unit's ability to offer customers special glass colors and fast turnarounds on small production runs on a cost-efficient basis, as well as decorating and labeling processes, including ultraviolet organic paints, "plastishield," adhered ceramic labels and heat transfer labels. In addition, we believe that the location of the business unit's facilities is a competitive strength that has helped us implement our business strategy. The business unit's capacity to produce short runs with a wide variety of colors, shapes and decorations, its innovative designs and its "one-stop shop" concept, which provides its customers with a complete packaging solution, including glass containers, closures, carriers, labels and boxes, also enables it to compete effectively in value-added markets.

Our Glass Containers business unit manufactures glass containers for both high-volume markets and value-added markets. We refer to markets that demand high volumes of standard products at competitive prices as high-volume markets, and we refer to markets that require shorter production runs of highly designed products and involve premium pricing as value-added markets. Recently, the business unit's business strategy has emphasized the introduction of products into value-added markets, in addition to retaining our market share in the Mexican high-volume markets. The specialty nature of the products sold in value-added markets allows the business unit to charge higher per unit prices for these products, resulting in higher margins.

One of our Glass Containers business unit's competitive advantages is its time to market on the product development cycle for glass containers where we have a response time of two weeks for a prototype, which we believe is shorter than the response time of some of the other world-class producers of glass containers. Similarly, the business unit's technological expertise permits the introduction of new products with innovative customized images in order to meet the design requirements of its customers. By providing quality glass containers to its customers, the Glass Containers business unit has developed long-lasting relationships with leading customers such as Grupo Modelo, The Coca-Cola Company, Gerber, Bacardi, Nestle, Avon, Grupo Domecq, Procter & Gamble, Coty, Revlon, Estee Lauder and Jugos del Valle.

Additionally, in January 2007 our Glass Containers business unit signed a three year take-or-pay contract with Grupo Modelo which includes pre-established volumes and a price adjustment formula. In addition, Vitro has been designated Grupo Modelo's preferred third party supplier.

Traditionally, the Glass Containers business unit has had access to technology that we believe is state-of-the-art in the glass containers industry. For the production of glass bottles, the Glass Containers business unit utilizes its own technology, some of which has been patented, and technology provided by Owens-Illinois pursuant to a series of technical assistance agreements that began in 1964 and expired in September 1999. We currently have the right to use the technology provided to us by Owens-Illinois under these technical assistance agreements. Our glass containers labeling capability includes state-of-the-art technology in organic paints. This process, which is called ultraviolet cure, was developed to further our continuous efforts to grow in high-margin niche markets by providing value-added products. We hold the patent for this type of paint, which is more environmentally friendly than similar products in the market due to its organic nature. We have supplied this type of decoration for several years to customers such as The Coca-Cola Company.

Sales of the Glass Containers business unit in the beer and soft drinks business lines in Mexico are seasonal, with hot weather positively affecting our sales. As a result, second and third quarter sales are typically higher than sales in the first and fourth quarters. Accordingly, the Glass Containers business unit generally builds its inventory of soda lime glass containers during the fourth and first quarters in anticipation of seasonal demand.

In Mexico, the business unit has 22 furnaces in six glass container manufacturing facilities (Vidriera Monterrey, Vidriera Mexico, Vidriera los Reyes, Vidriera Queretaro, Vidriera Guadalajara and Vidriera Toluca), each located near a major customer. We estimate that in 2006 the business unit's manufacturing facilities produced approximately 47% of the glass tonnage melting capacity in Mexico, and that we sold 85% of the glass container units on the Mexican non-captive market in 2006.

In accordance with the capital expenditures program, we are relocating the operations of Vidriera Mexico to the Vidrera Toluca facility. In addition, the Glass Containers business unit expects to apply Ps. 865 million ($80 million) of its Ps. 2,054 million ($190 million) estimated budget for capital expenditures in 2007 to expand its production capacity. These production capacity expansions are expected to take place at the Vidriera Monterrey, Vidriera Mexico (in its new location at the Vidriera Toluca facility) and Vidriera Queretaro facilities. These expansions are intended to help satisfy the increased volume of customer demand for our Glass Containers products.

In the United States, the business unit's distributor, Vitro Packaging, has one design center, five sales offices and one distribution center, all strategically located to serve its target markets. In 2006, we believe the business unit's imports into the United States represented approximately 23% of all sales of imported glass containers into the United States, which would make it the largest glass container importer into the United States in terms of sales.

In Central America, Comegua owns three manufacturing facilities, one located in Guatemala one in Costa Rica and one in Panama, with approximately 920 tons per day of melting capacity. Comegua also has a design center located in Guatemala. In Bolivia, the business unit owns and operates a facility with a glass melting capacity of approximately 80 tons per day.

In April 2006, Comegua acquired VIPASA, a glass container company located in Panama for a purchase price of $21 million. VIPASA is the largest and most important glass container manufacturer for the beverages, liquor, food and pharmaceutical industries in Panama and exports to more than 15 countries in the American continent.

Mexican Operations

We believe that the Glass Containers business unit is the largest glass containers producer in Mexico based on the business unit's net sales in 2006. In 2006 the Glass Containers business unit's sales to the Mexican market were Ps. 7,850 million ($726 million). The Glass Containers business unit produces soda lime glass containers at six manufacturing facilities located throughout Mexico and has a production capacity of 4,400 tons of glass per day in Mexico. The business unit's facilities are located in close proximity to major customers, ensuring heightened responsiveness to customer design and production requirements and optimizing transportation costs. All of the Glass Containers business unit's facilities in Mexico have obtained ISO 9001 certification. During 2006, these facilities were operating at approximately 98% of their capacity. We also own two cullet-processing plants, which supplies us the cullet. In the cullet processing plants, scrap or broken glass is gathered for re-melting and mixed with virgin raw materials in order to obtain cost reductions in the production process without affecting the quality of the products. Although there are currently no mandatory recycling laws in Mexico similar to those in force in the United States or in other countries, we conduct campaigns throughout Mexico to collect glass containers.

The Glass Containers business unit's customers include leading companies such as The Coca-Cola Company, Grupo Modelo, Nestle, Procter & Gamble, Gerber, Avon, Coty, Grupo Domecq, Revlon and Estee Lauder. In Mexico, the Glass Containers business unit relies primarily on its own sales and marketing force, utilizing outside sales representatives to service customers with smaller volume demand. The business unit has implemented an online system for sharing information with customers. From their respective offices, the business unit's customers can access product information, place orders, check inventories, trace shipments and consult account statements. Our "one-stop shop" concept, which provides our customers with a complete packaging solution, including containers, closures, carriers, labels and boxes, enables us to compete effectively in value-added markets. We have selectively implemented this concept within Mexico, the United States and Central America.

Exports and U.S. Operations

Total export sales of the Glass Containers business unit, which do not include the sales of our Central and South American operations, amounted to $343 million in 2006. The large majority of the export sales of the business unit are made to the United States, principally through our distribution subsidiary in the United States, Vitro Packaging, which also sources a small amount of the glass containers it sells from third parties. The Glass Containers business unit increased export sales into the United States by offering value-added specialty products, particularly to the cosmetics market and to wine and liquor bottlers in the United States. The business unit also produces special promotional containers for soft drink bottlers in the United States. 39% of the Glass Containers business unit's net sales are made outside of Mexico.

Central and South American Operations

Comegua, a joint venture in which we hold a controlling 49.7% interest, is a Panamanian holding company that operates manufacturing facilities in Guatemala and Costa Rica and supplies glass containers to the soft drink, food, beer and wine markets throughout Central America and the Caribbean. Comegua's consolidated net sales in 2006 were Ps. 1,725 million ($159 million).

In April 2006, Comegua acquired VIPASA, a glass container company located in Panama for a purchase price of $21 million. VIPASA is the largest and most important glass container manufacturer for the beverages, liquor, food and pharmaceutical industries in Panama and exports to more than 15 countries in the American continent.

We also own 100% of the common stock of Vilux, a company that owns and operates the only glass container manufacturing facility in Bolivia. Vilux's net sales in 2006 were Ps. 106 million ($10 million). Vilux distributes glass containers for the soft drinks, food, beer, wine and liquor industries throughout Bolivia, southern Peru and northern Argentina.

Raw Materials, Machinery and Molds

Our raw materials operations are carried out by our subsidiary Alcali. Alcali's net sales in 2006 were Ps. 1,191 million ($110 million). Alcali's principal products are soda ash, sodium bicarbonate, calcium chloride and salt for industrial and commercial consumption. Most of Alcali's soda ash production, which is used in the manufacture of glass, detergents and tripolyphosphates, is sold to third parties. Alcali competes in the soda ash sector with the American Natural Soda Ash Corporation ("Ansac"), a United States exporter of natural soda ash. Alcali maintains a separate sales and marketing force for its products, which are distributed directly to its customers.

Our machinery and molds operations are conducted through our subsidiary FAMA. FAMA was founded in 1943 to source our needs for molds and machinery for our glass manufacturing operations. It had net sales of Ps. 570 million ($53 million) for the year ended December 31, 2006. FAMA produces state-of-the-art glass-forming machines for our use. In addition, FAMA produces castings of special alloys for glass molds and for different types of machinery and parts for machinery used in the oil industry. FAMA also produces mold equipment for the glass industry and ancillary equipment for the glass, packaging and other industries, as well as electronic controls for machinery operating and process controls for glass-forming machines. Finally, FAMA manufactures annealing lehrs, which are ovens used to anneal glass, for the float and hollow glass industries. FAMA's products are mainly sold to us. FAMA generally competes with major international manufacturers of machinery and equipment for the glass industry.

Competition

Although based on the business unit's net sales in 2006 of Ps. 13,518 million ($1,250 million) we believe the Glass Containers business unit is the principal supplier of glass containers in Mexico, it competes with various smaller domestic manufacturers as well as with the glass containers operations of the two major Mexican beer producers. The Glass Containers business unit in Mexico also competes with alternative forms of packaging, including metal, plastic, paper and aseptic containers. In the soft drinks industry, the Glass Containers business unit has faced increasing competition from polyethylene therephtalate containers ("PET"), as well as, to a lesser extent, from aluminum cans. In particular, since 1993 the shift of soft drinks and food containers from glass to PET has continued, albeit at a slower rate in recent years. In response to the trend in soft drinks and food containers from glass to PET, we continue to implement measures to offset the effect of PET substitution, including improving operating efficiencies, new product presentations and customer service. In 2006 for the second time since 1997 the returnable soft drinks market increased versus previous year, and our overall sales in the Mexican soft drinks market increase 3% versus 2005.

In Mexico, the business unit competes for customers primarily on the basis of service (focusing on on-time deliveries and design), quality (including the ability to conform to a wide variety of specifications) and scale (including the ability to assure customers of the capacity necessary to support their growth).

The Glass Containers business unit faces greater competition in the United States than in Mexico, mainly from Saint Gobain and Owens-Illinois. However, the business unit has utilized its competitive strengths to supply a variety of higher margin, value-added products, including specialty food, beverage, cosmetics, wine and liquor glass containers, and to increase its production expertise and flexibility, thereby allowing it to realize higher operating margins relative to traditional products. The business unit's ability to offer cost-effective short production runs, quick turn-around of new products, an extensive glass color selection, diverse labeling capabilities and unique container designs are all examples of the application of its competitive strengths. The Glass Containers business unit competes primarily on quality, design and price in the United States. In Central America, the Glass Containers business unit competes with a number of smaller regional manufacturers.

Flat Glass Business Unit

Flat Glass accounted for 48% of our consolidated net sales in 2006. In 2006, the Flat Glass business unit's net sales were Ps. 12,710 million ($1,176 million) and its export sales were $212 million. During 2006, 19% of the business unit's net sales were derived from export sales and 56% were derived from its foreign subsidiaries.

The Flat Glass business unit's holding company is Vimexico. The Flat Glass business unit began operations in Mexico in 1936. Since 1965 and prior to the merger of Vitro Plan with Vimexico, Vitro Plan was jointly owned by Vitro (65%) and Pilkington (35%). On December 11, 2006, Vitro Plan was merged with Vimexico, and as a result, the surviving entity is now jointly owned by Vitro (91.8%) and Pilkington (8.2%).

The business unit's customer base includes several large distributors and installers in the construction industry in Mexico and abroad, several automotive manufacturers such as General Motors, Ford Motor Co., DaimlerChrysler, Volkswagen and Nissan, several large furniture manufacturers, and distributors and installers in the automotive replacement industry.

As of December 31, 2006, the Flat Glass business unit's total assets were Ps. 10,735 million ($993 million). The business unit owns over 250 operating centers, including four float glass furnaces and four automotive safety glass processing facilities in Mexico, eight fabrication facilities in the United States, seven processing facilities in Spain and one in Portugal. We believe our float glass capacity represented 57% of the float glass produced in Mexico and 3% of the total installed capacity in the NAFTA region.

The Flat Glass business unit's strategy is to:

  reduce costs and enhance operating efficiencies;

  improve cash flow and optimization of asset use;

  protect and increase our market share in the Mexican market for construction glass, reducing our reliance on the export market;

  maintain its leading position and growth trend in the OEM glass business through increasing participation with the Asian car manufacturers;

  consolidate and grow North American leadership of laminated window products for the OEMs and other value-added products;

  diversify client portfolio;

  increase fabrication of value-added products in the United States and Mexico;

  increase European presence through Vitro Cristalglass; and

  leverage the "Vitro" brand name.

For the construction market, we launched a preferred client network, Vitromart, which consists of 216 of the business unit's largest distributors of flat glass for the construction industry. Additionally our Flat Glass business unit's strategy has emphasized production-retail integration for the Mexican auto glass replacement market. Vitrocar is the biggest automotive glass-replacement installation chain in Mexico. Vitrocar operates 173 installation centers throughout Mexico, of which 58 are owned by us in whole or in part and 115 are franchised. Vitrocar has agreements with the main insurance companies operating in Mexico in order to provide a complete service to such companies' clients.

Mexican Operations

We believe that the Flat Glass business unit is the largest flat glass producer in Mexico based on the business unit's net sales in Mexico in 2006. The business unit maintains seven distribution centers throughout Mexico where construction customers or automotive customers can access information about the availability of products on a real-time basis. 44% of Flat Glass sales are from the Mexican Operations out of which Ps. 3,151 million ($291 million) are done in Mexico and $212 million are exports. The majority of these export sales are made to automotive OEMs in the United States. The principal product that Vidrio y Cristal and Vitro AFG produce and distribute is float glass for the construction industry, principally for commercial and residential uses, as well as raw material for the automotive safety glass producers. Vidrio y Cristal also produces tabletops and coated glass. For the Mexican automotive industry, VAU and Vitro Flex produce safety glass products such as windshields, side and back lites, rear quarters and sunroofs.

Vidrio y Cristal operates three float glass furnaces, two near Monterrey, Mexico and one in Mexico City, Mexico (currently not operating). Additionally we also operate one float glass furnace in Mexicali, Mexico, through Vitro AFG. Our total production capacity of float glass is over 700,000 tons per year. Products at these facilities are manufactured using the float method, which involves pouring molten glass over a molten tin bath. During 2006, the float glass facilities were operating at 94% of their capacity (not including the unused capacity of the Mexico City float glass furnace). All but one of Vidrio y Cristal's and Vitro AFG's facilities have obtained ISO 9001 Certification.

Vidrio y Cristal and Vitro AFG sell raw glass to builders, glass installers and distributors in the construction segment and a small proportion to the automotive safety glass producers as raw material. Vidrio y Cristal's sales force markets its construction products to a large number of distributors and is supported by a technical support department that offers technical advice to construction glass installers. This subsidiary has designated commercial executives to serve as individualized customer service representatives for the business unit's principal purchasers of construction products.

For the production of automotive safety glass, VAU and Vitro Flex, now operating together, operate four processing facilities in Mexico for the automotive OEM market and the automotive glass replacement (AGR) market. Sales are made directly to automotive OEMs in Mexico and the United States, while the automotive glass replacement (AGR) market is serviced through the business unit's distribution centers throughout Mexico, independent distributors and installers and our Vitrocar installation stores, which include our wholly owned stores, the Cristales Automotrices JV and our franchise network. Ford Motor Co. is the largest end customer of the business unit's automotive safety glass products, which purchases these products for use in Ford Motor Co.'s assembly plants in Mexico and the United States and to serve the AGR market through the Carlite brand. In addition, VAU and Vitro Flex sell automotive safety glass products to automobile manufacturers in Mexico, United States and other markets; main clients include GM, Ford, Chrysler, Nissan and Freightliner.

In order to better serve their customers, VAU and Vitro Flex have established account plans for automotive OEMs. OEM account plans consist of staff whose time is exclusively dedicated to major OEMs and who provide specialized assistance in the areas of engineering, service and sales.

United States Operations

The United States operations of the Flat Glass business unit are conducted through Vitro America, which, based on its consolidated net sales in 2006, is one of the largest distributors of flat glass products in the United States. In 2006, Vitro America had consolidated net sales of $526 million, of which 85% were to the construction industry and 15% were to the automotive replacement market.

Vitro America purchases flat glass as raw material from our Mexican subsidiaries and from United States manufacturers and uses it to process tempered, spandrel, insulated, laminated, mirrors and other products. The majority of the purchases of flat glass, in terms of volume, of Vitro America in 2006 related to products manufactured by our Mexican subsidiaries and the remainder related to products purchased from third parties. These products are sold directly to distributors as well as to end-buyers through Vitro America's own distribution centers and retail shops. Vitro America also distributes and sells to furniture manufacturers in the United States a significant number of custom-made glass tabletops produced by the Flat Glass business unit's manufacturing plants in Mexico. Additionally, Vitro America engages in the design, manufacture and installation of custom skylights in the United States and several other countries. Vitro America also distributes to the United States automotive replacement market a full line of automotive glass products, including windshields and side and back windows for American and foreign cars and trucks.

Vitro America operates 8 fabrication facilities, 34 distribution centers and 104 installation centers in the United States. Vitro America sells its construction products to builders and glass installers, who use its products in industrial and commercial projects such as skyscrapers and other buildings, through its own distribution network and retail stores. Vitro America sells its automotive products to the replacement market through its own distribution network and retail stores.

European Operations

The Flat Glass business unit competes in the European flat glass construction market through Vitro Cristalglass and Vitro Chaves, mainly with value added products. Vitro Cristalglass processes and distributes double glass, laminated glass and tempered glass mainly for the Spanish, French and Portuguese market. Vitro Cristalglass operates with seven insulated glass manufacturing centers and one distribution center, located in Barcelona. Additionally, Vitro Cristalglass has the biggest semi-finished manufacturing process center of Spain located in Ponferrada. Vitro Chaves manufactures and distributes insulated and laminated glass products in Portugal with their main facility located in Chaves (north of Portugal) and a distribution center located in Lisbon. In 2006, Vitro Cristalglass and Vitro Chaves had consolidated net sales of Ps. 1,752 million ($162 million) and Ps. 280 million ($25.9 million), respectively. Most of the sales of Vitro Cristalglass are of insulated glass windows, a value-added product, which are distributed to builders and distributors by Vitro Cristalglass' own sales force. Vitro Chaves' main products are insulated and laminated glass for the construction industry, which are distributed through its own and Vitro Cristalglass' distribution network.

Central and South American Operations

Through its Colombian subsidiary, Vitro Colombia, and, to a lesser extent, through its subsidiaries in Venezuela, Ecuador and Panama, the Flat Glass business unit processes tempered and laminated glass for the automotive replacement, construction and specialty markets in Central and South America. Vitro Colombia has one processing facility which is located in Colombia. In 2006, Vitro Colombia and its subsidiaries had consolidated net sales of Ps. 314 million ($29 million). Vitro Colombia is expanding into the OEM automotive glass market in Colombia and other Andean Pact nations as well as into the automotive replacement market in South America. Vitro Colombia markets its products through a network of independent distributors to small- and medium-sized builders.

Competition

In Mexico, Vidrio y Cristal faces competition in the construction industry mainly from Compagnie de Saint Gobain ("Saint Gobain"), Guardian Industries Corporation ("Guardian"), and from imports of glass products. Guardian, which since 1999 has competed with our Flat Glass business unit as an importer of raw flat glass products, completed the construction of a float glass furnace in Queretaro in 2004, which is estimated to produce 200,000 tons of float glass per year. The local competition of Vidrio y Cristal competes primarily on price, service and quality. See "Risk Factors-Risk Factors Relating to Us-We continue to experience competition from our global competitors and vertically integrated customers."

With respect to automotive safety glass, the business unit's principal competition includes Saint Gobain, PPG Industries, AGC Automotive, Pilkington and imports of low-volume automotive glass products that are being utilized in new automotive designs produced in Mexico. Saint Gobain operates an automotive glass manufacturing facility located in Cuautla, Mexico.

Vitro America faces competition in the United States from a variety of flat glass manufacturers in the United States, as well as from a large number of medium- and small-sized producers and distributors of flat glass products. Vitro America competes in the United States primarily on the basis of breadth of geographic distribution capabilities, service (on a full line of products) price and quality.

In Europe, Vitro Cristalglass, as an Insulated Glass Manufacturer, faces competition with regional competitors and integrated competitors like Saint Gobain. In Central and South America, its main competitors are Guardian, Pilkington and Saint Gobain.

Our Raw Materials

Soda Ash, Sand and Feldspar

The most important raw materials we utilize are soda ash, which we largely purchase from Ansac; silica sand and feldspar. In 2005, we entered into a five-year supply agreement with Unimin Corporation ("Unimin"), whereby we have committed to purchase, and certain of Unimin's subsidiaries are committed to sell, our requirements of silica sand and feldspar at the current market prices. Alcali has, to a large extent, the production capacity to supply the soda ash required by our glass making operations in Mexico. To the extent that any of our Mexican subsidiaries require silica sand or soda ash of a different grade than that produced by Unimin or by Ansac and Alcali, such companies may acquire such silica sand or soda ash from various suppliers in the United States. We are not dependent on any single supplier for any of the raw materials utilized in our operations.

Energy

Certain of our subsidiaries agreed to purchase, in the aggregate, 90 megawatts of electrical power and 1.3 million tons of steam per year pursuant to a 15-year "take-or-pay" power purchase agreement with Tractebel Energia, S. de R.L. de C.V. ("Tractebel Energia"). This contract began in April 2003 and the price at which we are required to purchase electrical power and steam is based on variables such as inflation, the peso/U.S. dollar exchange rate and the price of natural gas, whose future value is uncertain.

Fuel

The percentage of estimated fuel consumption hedged can vary from 10% to 100%. The percentage of consumption hedged and the hedged prices change constantly according to market conditions based on the Company's needs and to the use of alternative fuels within its production processes. As of December 31, 2006, the Company had hedges equivalent to 57% of estimated natural gas consumption for 2007.

In order to protect against the volatility of natural gas prices, as of December 31, 2006, we had hedges on the price of natural gas for 12.7 million MMBTUs or 57% of our estimated consumption needs in Mexico for the remainder of the year ending December 31, 2007. The hedges were entered into with Petroleos Mexicanos ("Pemex") and Cargill and entitle us to purchase gas at an average price of $6.72 per MMBTU. As of May 31, 2007, the closing price of natural gas on the New York Mercantile Exchange was $7.33 per MMBTU. See "Quantitative and Qualitative Disclosures About Market Risk - Natural Gas Price Risk." On July 11, 2007, we announced that two of our Glass Containers business unit production facilities located in Queretaro and Guadalajara temporarily interrupted operations from a failure in natural gas supply caused by an incident at some of PEMEX's gas pipelines. The production returned to normal levels, and our facilities became fully operational in Queretaro and Guadalajara on July 13 and July 14, 2007, respectively. The negative impact of this temporary interruption in production at both facilities to the Company's consolidated EBITDA was approximately $3.7 million.

Research and Development

In 1998, we formed a technology council to coordinate Vitro's research and development strategy with the goal of creating synergies between our business units and create Vitro's proprietary technology for use by our business units.

In addition, in 2001 we incorporated several of our Mexican subsidiaries owning some of the intellectual property used by our Flat Glass and Glass Containers business units in Switzerland. These Swiss subsidiaries also conduct research and development jointly with our Mexican subsidiaries and our technology council license technology to our Mexican operating subsidiaries.

Our Flat Glass business unit uses both its own technology, some of which has been patented, and also benefits significantly from the technology and technical information acquired from certain of our joint venture partners through technology licensing arrangements with them, which have since expired. In particular, the expired technology license agreement with Pilkington provided us with state-of-the-art float glass technology. We have negotiated an extended patent license for the remaining life of the patents we use from Pilkington. As we notified Pilkington in September 2005, the Automotive Technical Assistance Agreement was terminated effective as of September 2006.

Our Glass Containers business unit also uses both its own technology, some of which has been patented, and also technology provided by Owens-Illinois pursuant to a series of technical assistance agreements, which have since expired. These technical assistance agreements were effective from 1964 to September 1999. Under the terms of these technical assistance agreements, we continue to have the right to free use of the technology provided to us by Owens-Illinois during the effective period of these agreements. We have an extended patent license for the remaining life of the patents we use from Owens. However, we do not currently have any rights to the technology developed by Owens-Illinois after September 1999.

We own a number of trademarks and patents which, in the aggregate, are important to the conduct of our business. Except for our "Vitro" trademark, none of these trademarks and patents is individually material to our business as a whole.

We did not have any material expenditures related to research activities during 2004, 2005 or 2006. One of our subsidiaries conducts a portion of its business through joint ventures or technology alliances with non-Mexican partners, and we expect to enter into other similar arrangements in the future. Certain of these partners also license technology, trademarks and trade names to our subsidiaries for use in the manufacture and sale of various flat glass products. We believe that these joint ventures, alliances and license arrangements provide us with important competitive advantages. We cannot be certain that these partners will not choose to conduct business directly in Mexico and to terminate their relationships with us in view of the easing of the limitations on foreign investments and the reduction of import duties and tariffs that has occurred under NAFTA, or for other reasons. In addition, there can be no assurance that we will be successful in renewing any joint venture, technical assistance, license or other agreements or arrangements upon their expiration, in renewing these agreements on terms as favorable as the present ones, in forming similar alliances with other partners or in developing equivalent technologies independently. See "Business-Our Operating Business Units."

Our Capital Expenditures

Our capital expenditures program is currently focused on technological upgrades to, and maintenance of, our manufacturing facilities. Our capital expenditures program also contemplates the purchase and maintenance of environmental protection equipment required to meet applicable environmental laws and regulations.

The following table sets forth, for the periods presented, our capital expenditures by business unit.

	For the Year Ended December 31,			For the Three Months Ended March 31,
	2004	2005	2006	2007
	(Ps. millions)
Business Unit
Glass Containers	Ps. 715	Ps. 598	Ps. 861	Ps. 546
Flat Glass	591	446	318	35
Corporate and other	125	17	19	6
Total	Ps. 1,431	Ps. 1,061	Ps. 1,198	Ps. 587

____________

(1) Other is comprised of Bosco which we sold on April 1, 2005, which was previously included in our Glassware reportable segment. See "Divestitures and Disposals" above.

During the three months ended March 31, 2007, we made aggregate capital expenditures of Ps. 587 million ($53 million) compared to aggregate capital expenditures of Ps. 232 million ($21 million) in the same period in 2006, primarily consisting of capital expenditures for furnace repairs and general maintenance.

For 2007, we expect to make capital expenditures of approximately Ps. 2,487 million ($230 million) as follows:

  Our Glass Containers Business Unit expects to make capital expenditures of Ps. 2,054 million ($190 million), of which Ps. 1,189 million ($110 million) will be used to provide needed maintenance to certain of our furnaces and to the relocation of our Vidriera Mexico operation to the Vidriera Toluca facility. The remaining Ps. 865 million ($80 million) will be applied to expand production capacity. The production capacity expansion would take place within the Vidriera Monterrey, Vidriera Mexico (in its new location at the Vidriera Toluca premises), and Vidriera Queretaro facilities.

  Our Flat Glass Business Unit expects to make capital expenditures of Ps. 432 million ($40 million), of which Ps. 216 million ($20 million) will be used by its foreign subsidiaries and the other Ps. 216 million ($20 million) will be used by its Mexican subsidiaries.

We expect to finance the capital expenditures discussed above with cash flows generated by our operations and with current cash on hand.

See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources" for a discussion of our principal capital expenditures during the last three full fiscal years.

Genesis Project

During 2006, we invested approximately Ps. 137 million ($12.7 million) related to the implementation of the Genesis Project. During 2007 and 2008, we expect to invest approximately Ps. 81 million ($7.5 million) and Ps. 72 million ($7.2 million), respectively, for a total investment of approximately Ps. 297 million ($27.5 million) for the implementation of the Phase I of the Genesis Project. The majority of the cost of the Genesis Project is being capitalized and will be amortized over the expected useful life of the asset. See "Significant Development in 2006-Genesis Project."

Our Property, Plant and Equipment

All of our assets and property are located in Mexico, the United States, Central and South America and Europe. On March 31, 2007, the net book value of land and buildings, machinery and equipment and construction in progress was Ps. 15,836 million ($1,435 million), of which Ps. 13,439 million ($1,218 million) represented assets located in Mexico; Ps. 277 million ($25 million) represented assets located in the United States; Ps. 1,649 million ($149 million) represented assets located in Central and South America; and Ps. 471 million ($43 million) represented assets located in Europe.

Our principal executive offices are located in the Monterrey Mexico area. We own and operate 37 manufacturing facilities worldwide, of which our float glass tanks are our largest facilities. Our subsidiary Comegua has granted a mortgage on one of its furnaces, and our subsidiary Cristalglass has granted a mortgage on one of its float glass tanks. The following table sets forth, for the periods presented, the average capacity utilization and location each of our business unit's principal manufacturing facilities.

Business Unit		Average Capacity Utilization(1) as of December 31, 2005	Average Capacity Utilization(2) as of December 31, 2006	Number of Facilities by City or Country
Glass Containers		99%	98%	Monterrey (3) Guadalajara Mexico City (2) Queretaro Toluca Costa Rica Guatemala Panama Bolivia

Flat Glass	Float Furnaces (3) (4)	101%	94%	Monterrey (4) Mexico City (3) Mexicali United States (8) Colombia Spain (7) Portugal
	Automotive Facilities	87%	79%

(1) Average for the twelve-month period ended December 31, 2005.

(2) Average for the twelve-month period ended December 31, 2006.

(3) This capacity utilization was calculated on the basis of the facilities that are currently operating. Taking into account the effect of the shutdown of the furnace, located in Mexico City, the capacity utilization was 74% for 2006. See "Our Operating Business Units-Business Segment Data."

 In addition, on July 3, 2007, Vimexico decided to exercise its right to purchase AFG Industries' 50% stake in Vitro AFG and therefore we will have an additional 50% capacity in our Mexicali's flat glass facility going forward. See "Recent Developments-Purchase of remainder ownership in Vitro AFG.

(4) Capacity utilization may sometimes be greater than 100% because pulling capacity is calculated based on a certain number of changes in glass color and thickness, determined by historical averages.

We also maintain over 60 sales offices and warehouses in Mexico and over 165 warehouses, sales offices and retail shops in the United States, most of which are leased.

We believe that all our facilities are adequate for our present needs and suitable for their intended purpose and that our manufacturing facilities are generally capable of being utilized at a higher capacity to support increases in demand.

See "-Our Capital Expenditures" and "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources-Capital Expenditures" for a discussion of our capital expenditures.

Environmental Matters

Our Mexican operations are subject to Mexican federal, state and municipal laws and regulations relating to the protection of the environment. The primary federal environmental law is the Ley General de Equilibrio Ecologico y la Proteccion al Ambiente ("LGEEPA" or the General Ecological and Environmental Protection Law) pursuant to which regulations have been promulgated concerning air pollution, noise pollution, environmental impact assessments, environmental audits and hazardous wastes and substances. LGEEPA sets forth the legal framework applicable to the generation and handling of hazardous wastes and substances, the release of contaminants into the air, soil and water, as well as the environmental impact assessment procedure. The Ley de Aguas Nacionales (National Water Law) and regulations thereunder govern the prevention and control of water pollution.

The Ley General para la Prevencion y Gestion Integral de los Residuos (General Law for the Prevention and Integrated Management of Waste) regulates the generation, handling, transportation, storage and final disposal of hazardous waste, as well as the import and export of hazardous materials and hazardous wastes. The Mexican federal government has established a public registry where federally regulated emission sources report their air and water emissions, as well as information on the generation, handling, transportation and disposal of hazardous substances.

In addition to the foregoing, Normas Oficiales Mexicanas (Mexican Official Standards), which are technical standards issued by regulatory authorities pursuant to the Ley General de Metrologia y Normalizacion (General Law of Metrology and Normalization)and other laws that include the aforementioned environmental laws, establish standards relating to air emissions (including air emissions for glass manufacturing operations), waste water discharges, the generation, handling and disposal of hazardous wastes and noise control, among others.

The Mexican federal authority in charge of overseeing compliance with the federal environmental laws is the Secretaria del Medio Ambiente y Recursos Naturales (Secretary of Environment and Natural Resources), which we refer to as "SEMARNAT". An agency of SEMARNAT, the Procuraduria Federal de Proteccion al Ambiente (Federal Environmental Protection Agency), which we refer to as "PROFEPA", has the authority to enforce the Mexican federal environmental laws. As part of its enforcement powers, PROFEPA can bring administrative, civil and criminal proceedings against companies and individuals that violate environmental laws, regulations and Mexican Official Standards and has the authority to impose a variety of sanctions. These sanctions may include, among others, monetary fines, revocation of authorizations, concessions, licenses, permits or registries, administrative arrests, seizure of contaminating equipment, and in certain cases, temporary or permanent closure of facilities.

Additionally, as part of its inspection authority, PROFEPA is entitled to periodically inspect the facilities of companies whose activities are regulated by the Mexican environmental legislation and verify compliance therewith. Furthermore, in special situations or certain areas where federal jurisdiction is not applicable or appropriate, the state and municipal authorities can administer and enforce certain environmental regulations of their respective jurisdictions.

In 1998, our subsidiaries initiated a voluntary environmental auditing program implemented by PROFEPA. This program entails PROFEPA-approved auditors conducting environmental audits of the relevant facilities to determine if such facilities comply with applicable Mexican environmental laws. Once an audit is completed, the auditor issues a report of findings and recommendations, which must be delivered to PROFEPA. The audited facility thereafter enters into an agreement with PROFEPA on an action plan to be undertaken, pursuant to which, after being implemented to PROFEPA's satisfaction, the audited entity receives the Industria Limpia ("Clean Industry") certificate. The Clean Industry certificate is valid for two years and may be extended at the request of the audited entity, provided that an auditor reaudits and certifies that the relevant facility operates pursuant to the Clean Industry certificate that was previously granted. Obtaining this certificate implies that the audited facility is in compliance with applicable Mexican environmental laws at the time of receipt of the certificate.

A PROFEPA-approved independent auditor has completed environmental audits at all 16 of our facilities in Mexico. Fifteen of these facilities have already obtained the Clean Industry certificate, and the remaining facility has satisfied all necessary conditions and made the required changes for such certification. We are in the process to obtain the certification for the remainig uncertified facility..

Our foreign operations are subject to federal, state and local laws relating to the protection of the environment of the country in which such operations are conducted. From time to time, we conduct environmental assessments of our foreign operations, some of which are currently underway, to determine whether we are in compliance with applicable foreign environmental laws. We expect to spend approximately $1 million in capital expenditures over the next two years to comply with these and other environmental regulations as they become effective or are modified. We may, however, incur amounts greater than currently estimated due to changes in law and other factors beyond our control. Although there can be no assurance, we do not believe that continued compliance with Mexican and foreign environmental laws applicable to our operations will have a material adverse effect on our financial position or results of operations.

Employees

As of December 31, 2006, we employed 22,294 people, over 70% of whom were located in Mexico.

The following table sets forth, for the periods indicated, the period end and average number of employees of each of our two operating business units and our corporate offices.

Business Unit	Year Ended December 31,
	2004		2005		2006
	Period End	Average	Period End	Average	Period End	Average
Glass Containers	9,997	10,290	10,296	10,683	12,426	11,918
Flat Glass	9,850	10,096	9,664	9,712	8,998	9,288
Other(1)	610	573	94	210	0	69
Corporate Offices	806	783	823	798	870	819
Total	21,263	21,715	20,877	21,403	22,294	22,094

_________

(1) Other is comprised by Bosco, which we sold on April 1, 2005, and our metal flatware business, which were previously included in our Glassware reportable segment. See "-Divestitures and Disposals" above.

The following table sets forth, for the periods, indicated, our employees by geographic location.

Business Unit	Year Ended December 31,
	2004		2005		2006
	Period End	Average	Period End	Average	Period End	Average
Mexico	15,667	16,196	15,322	15,902	15,979	16,101
United States	2,756	2,790	2,675	2,684	2,729	2,716
Rest of the world	2,840	2,729	2,880	2,817	3,586	3,277
Total	21,263	21,715	20,877	21,403	22,294	22,094

Relation with Labor Unions

In Mexico, all of our workers (other than our trabajadores de confianza) are currently affiliated with labor unions. Labor relations at each of our manufacturing facilities in Mexico are governed by separate collective bargaining agreements entered into by the relevant subsidiary and a union selected by the employees of the relevant facility. The terms of the collective bargaining agreements are renegotiated every two years, except for wages, which are negotiated every year. For more than 60 years, we have not experienced any strikes materially affecting our overall operations in Mexico. Our management believes that it has a good relationship with our employees and the labor unions with which they are affiliated.

In the United States, a majority of our workers are currently affiliated with labor unions. Our management believes that it has a good relationship with our employees in the United States and the labor unions with which they are affiliated.

Legal Proceedings

As part of the disposal in August 1996 of Anchor, in a transaction approved by the U.S. Bankruptcy Court, we entered into a term sheet which contemplated an agreement pursuant to which we would provide to the PBGC a limited guaranty of Anchor's unfunded pension liability. For more information regarding the terms of the guaranty, see "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources-PBGC Matter."

On April 15, 2002, New Anchor filed a pre-negotiated plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code. On August 8, 2002, an amended plan of reorganization was confirmed, pursuant to which the plan resulting from the merger of the covered pension plans was terminated and the obligations thereunder were assumed by the PBGC in exchange for cash, securities and a commitment of reorganized New Anchor to make certain future payments.

On June 20, 2003, the PBGC wrote to us, asserting that the plan had been terminated effective as of July 31, 2002, with an estimated unfunded liability of $219 million. The PBGC stated that the value of the recovery from New Anchor and reorganized New Anchor amounts to no more than $122.25 million; it alleged that the recovery that it secured in the bankruptcy was insufficient and that an underfunding in excess of our limited guaranty had occurred. Accordingly, in its letter, the PBGC demanded payments pursuant to the term sheet of $7 million on or before August 1, 2003 and of $3.5 million semiannually through August 1, 2011. We intend to contest this liability. There are various issues concerning such demand and certain defenses that may be asserted by us. Management is currently evaluating these issues and defenses. At this point, it is not possible to reasonably estimate the amounts that will ultimately be payable in response to such demand. When management is able to reasonably estimate those amounts, we will establish an appropriate accounting reserve. As of this date, we have not established any reserves in connection with such potential liability.

The Company is also involved in a legal proceeding initiated by Urbanizaciones Gamma, S.A. de C.V. ("Gamma") in May 2005 alleging failure on the part of Vitrocrisa, our former joint venture with Libbey, to vacate warehouse space, which was leased to Vitrocrisa by Gamma pursuant to a lease agreement, upon the expiration of the lease term. Pursuant to the terms of the lease agreement, Vitrocrisa vacated the premises upon the expiration of the lease term. Gamma's claim is in the amount of Ps. 2 million per month, starting from December 2003, plus standard penalties and interest as specified in the lease agreement. Pursuant to the sale agreement between the Company and Libbey executed in connection with the sale of Vitrocrisa, the Company agreed to assume responsibility for 81.625% of any damages arising from this legal proceeding, with Libbey assuming responsibility for the remainder of any such damages. The court of first instance on April 2007 issued a decision absolving Vitrocrisa of any responsability. The decision has been appealed by Gamma. We do not believe that the outcome of this litigation, even if not determined in our favor, will have a material adverse effect on our financial position and results of operations.

On December 11, 2006 the shareholders of Vitro Plan concluded the extraordinary meeting upon a second call to approve the merger of Vitro Plan into Vimexico. Vimexico, a subsidiary of Vitro, held a $135 million loan receivable from Vitro Plan. At the meeting, resolutions were adopted approving (a) the merger of Vitro Plan into Vimexico based on financial information as of October 31, 2006, with Vimexico as the surviving entity, and (b) the cancellation upon delivery of existing Vitro Plan stock certificates in exchange for Vimexico stock certificates, using a ratio of 7.19319816 shares of Vimexico common stock per share of Vitro Plan common stock.

Prior to the merger, Vitro Plan was a direct 65%-owned subsidiary of Vitro. As a result of the merger, Vimexico is a direct 91.8%-owned subsidiary of Vitro. Prior to the merger, Pilkington owned a 35% equity interest in Vitro Plan and, as a result of the merger, owns an 8.2% equity interest in Vimexico. Pilkington voted against the adoption of the shareholder resolutions approving the merger. Under the merger, the outstanding $135 million intercompany indebtedness owed by Vitro Plan was cancelled, reducing the debt of Vimexico, as a surviving party to the merger (excluding any guarantees of the 2012 Senior Notes, the 2017 Senior Notes and the 2013 Senior Notes) to a level that could more readily be supported by its cash flow from operations.

On January 16, 2007, we were served, with a lawsuit from Pilkington challenging the resolutions adopted at the shareholders' meeting at which the merger was approved.

In its initial motion, Pilkington requested that the effectiveness of the merger be suspended pending resolution of the case. The court granted the motion to suspend conditioned upon Pilkington posting a significant bond. Pilkington did not post the bond and instead initiated an appeal seeking to reduce the amount of the bond. We appealed the decision of the court to grant the conditioned suspension. The court of appeals recently granted our appeal and denied the motion to suspend.

The challenge by Pilkington as to the substance of the resolutions adopted by the shareholders is still under review and only the motion to suspend has been denied by appeal. It is likely that Pilkington will continue to pursue its challenge as to the substance of the resolutions until a final decision is issued by the court.

Vitro believes, based on the advice of Rivera, Gaxiola y Asociados, S.C. (our Mexican special litigation counsel), that the merger of Vitro Plan into Vimexico complies with all applicable legal requirements, specifically the by-laws of Vitro Plan and the Mexican General Law of Mercantile Corporations, and that the risk that the merger between Vitro Plan and Vimexico will be voided is minimal.

Litigation will continue until a final decision is issued by the corresponding court.

Headquarters

Our principal executive offices are located at San Pedro Garza Garcia, Nuevo Leon, Mexico. Our telephone number is (52-81) 8863-1200.

Corporate Structure

The following chart presents the organizational structure of our business units, our principal subsidiaries based on the significance of their operations, and our direct or indirect percentage equity ownership in such subsidiaries as of March 31, 2007:

MANAGEMENT

Unless the context otherwise requires, in the sections entitled "Management" and "Principal Stockholders," the words "we," "us," "our" and "ours" refer to Vitro, S.A.B. de C.V. and not its consolidated subsidiaries.

Directors

The following information relates to our directors (consejeros). There are no arrangements or understandings with major shareholders, customers, suppliers or others pursuant to which any of them was elected as a director.

Our Board of Directors is responsible for the management of our business. Our by-laws provide that our Board of Directors will consist of the number of directors determined by our shareholders at the annual general ordinary shareholders' meeting, up to a maximum of 21 members, and that each member of our Board of Directors shall be elected at such shareholders' meeting for a renewable term of one year. Each director shall serve until his or her successor is duly elected and takes office. At our general ordinary shareholders' meeting held on March 28, 2007, our shareholders resolved that our Board of Directors would consist of 16 directors. We have no alternate directors.

A list of our current directors, their principal occupations and directorships, the year they first became a director and the year of their birth are set forth below.

Name	Principal Occupation	First Became a Director	Year of Birth
Adrian Sada Trevino	Director and Honorary Chairman of the Board of Directors of Vitro, S.A.B. de C.V.	1969	1920

Adrian Sada Gonzalez	Chairman of the Board of Directors of Vitro, S.A.B. de C.V.	1984	1944

Federico Sada Gonzalez	President and Chief Executive Officer of Vitro, S.A.B. de C.V.	1982	1949

Tomas Gonzalez Sada	Chairman of the Board, President and Chief Executive Officer of Cydsa, S.A.B. de C.V.	1980	1943

Andres Yarte Cantu	Chief Executive Officer of Distribuidora de Productos Ceramicos, S.A.	1991	1941

Gustavo Madero Munoz*	Federal Congressman (Senator), Mexican Congress	1996	1955

Carlos Eduardo Represas de Almeida*	Chairman of the Board of Directors of Nestle Mexico S.A. de C.V.	1998	1945

Jaime Serra Puche*	Founder, SAI-Consultores, S.C.	1998	1951

Carlos Munoz Olea*	Private Investor	2000	1955

Joaquin Vargas Guajardo*	Chairman of the Board of Directors of Grupo MVS Comunicaciones, S.A. de C.V.	2000	1954

Alejandro Garza Laguera*	President of Desarrollo Inmobiliario Omega, S.A. de C.V.	2001	1926

Eduardo G. Brittingham Sumner*	Private Investor	2001	1926

Manuel Guemez de la Vega*	Chairman of the Board of Regio Empresas and Grupo PREZ	2006	1942

Julio Escamez Ferreiro	Member of the Board of Directors of Consorcio Industrial de Manufacturas, S.A.	2006	1934

Carlos Bremer Gutierrez*	President and CEO of Value Grupo Financiero, S.A. de C.V.	2007	1960

Ricardo Martin Bringas*	President and CEO of Organizacion Soriana	2007	1960

* Independent non-management directors.

The directors listed above were elected by our shareholders at the general ordinary shareholders' meeting held on March 28, 2007. Mexican securities law requires that at least 25% of the members of the Board of Directors be independent. Vitro's Board of Directors was comprised of approximately 62.5% independent directors as of March 28, 2007. The directors receive directors' fees of three Centenarios, which are 37.5-gram gold coins, or its equivalent monetary value, per each meeting of our Board of Directors they attend and three Centenarios, or its equivalent monetary value, per each meeting of a committee of our Board of Directors they attend, except for the members of the Audit Committee who receive five Centenarios, or its equivalent monetary value, per each meeting of such committee they attend plus a monthly fee of Ps. 15,000.

The following are brief descriptions of the current occupations and biographical information of each of our directors:

Adrian Sada Trevino, Member and Honorary Chairman of the Board of Directors of Vitro, S.A.B. de C.V.:

Mr. Sada is Chairman of the Board of Directors of the Fundacion Martinez Sada.

Adrian Sada Gonzalez, Chairman of the Board of Directors of Vitro:

Mr. Sada is a member of the Boards of Directors of Alfa, S.A.B. de C.V., Gruma, S.A.B. de C.V., Cydsa, S.A.B. de C.V., Regio Empresas, S.A. de C.V., the Latin American Executive Board for the Wharton School of Finance, the Mexican Businessmen Council, the Consejo de Industriales de Nuevo Leon. Mr. Sada is also President of our Finance and Planning Committee.

Federico Sada Gonzalez, President and Chief Executive Officer of Vitro:

Mr. Sada is currently a member of the Boards of Directors of the Instituto Tecnologico y de Estudios Superiores de Monterrey, Bombardier, Inc., Regio Empresas, S.A. de C.V. and The University of Texas, MD Anderson Cancer Center. Mr. Sada is the former Chairman of the Mexican Council for Foreign Trade. He serves as the Chairman of the Council of the National Museum of History and as the Chairman of the Board of Trustees of Chipinque Ecological Park Foundation. Mr. Sada is also a member of International Business Council of the World Economic Forum.

Tomas Gonzalez Sada, Chairman of the Board, President and Chief Executive Officer of Cydsa, S.A.B. de C.V.:

Mr. Gonzalez is the Vice-President of the Mexican Institute of Competitiveness, the Treasurer of the Fundacion Martinez Sada, a member of the Boards of Directors of Regio Empresas, S.A. de C.V. and the Mexican Businessmen Council and Honorary Consul-General of Japan in Monterrey, Mexico.

Andres Yarte Cantu, Chief Executive Officer of Distribuidora de Productos Ceramicos, S.A.:

Mr. Yarte is Chairman of the Boards of Directors and Chief Executive Officer of Distribuidora de Productos Ceramicos, S.A. and K-Inver, S.A.

Gustavo Madero Munoz, Federal Congressman (Senator), Mexican Congress:

Mr. Madero serves as a Representative in the Mexican Congress and is the Chairman of the Tax and Finance Committee of the Mexican Congress. He is also Chairman of the Board of Directors of Hermanos Madero. Mr. Madero is also the President of our Audit Committee.

Carlos Eduardo Represas de Almeida, Chairman of the Board of Directors of Nestle Mexico S.A. de C.V.:

Mr. Represas is Chairman of the Board of Directors of Nestle Mexico, S.A. de C.V., a member of the Boards of Directors of Dreyer's Grand Ice Cream Holdings, Inc. and Bombardier, Inc., a member of the Advisory Council of the Global Business Policy Council and Chairman of the Board of Trustees of the National Institute of Genomic Medicine of Mexico. He is also President of the Mexico Chapter of the Latin American Chamber of Commerce in Switzerland, member of the Boards of the Mexican Health Foundation and the Latin America Business Council (CEAL), Executive Vice President (Vevey, Switzerland) and President of the Americas of Nestle, S.A. (1994-2004).

Jaime Serra Puche, Founder, SAI-Consultores, S.C.:

Mr. Serra is President of SAI-Consultores, S.C.; founder of Aklara (Electronic auctions), Centro de Arbitraje de Mexico (CAM), and Mexico NAFTA Fund (Private Capital Fund); Member of the Boards of Chiquita Brands International, Fondo Mexico, Tenarias and Grupo Modelo; Mexico's Secretary of Finance (1994), Secretary of Trade and Industry (1988-1994), and Undersecretary of Revenue in the Ministry of Finance (1986-1988); Co-chair of the President's Council on International Activities of Yale University; and Member of the Trilateral Commission and the US-Mexico Bilateral Counsil.

Carlos Munoz Olea, Private Investor:

Mr. Munoz is Vice-President of Fomento Bursatil, Super Mart and Holding Fibsa. In addition, he is a member of the Board of Directors of Instituto Tecnologico y de Estudios Superiores de Monterrey, Chihuahua Campus and Banco Nacional de Mexico ("Banamex") (northern zone).

Joaquin Vargas Guajardo, Chairman of the Board of Directors of Grupo MVS Comunicaciones, S.A. de C.V.:

Mr. Vargas is Chairman of the Board of Directors of Corporacion Mexicana de Restaurantes, S.A. de C.V. In addition, he is a member of the Boards of Directors of Grupo Costamex, S.A. de C.V., Grupo Posadas and Medica Sur; and is a member of the Mexican Businessman Council.

Alejandro Garza Laguera, Member of the Executive Committe of Desarrollo Inmobiliario Omega:

Mr. Garza is President of Desarrollo Inmobiliario Omega and a member of the Board of Directors of Cydsa, S.A.B. de C.V., Instituto Tecnologico y de Estudios Superiores de Monterrey and the Centro de Estudios de Economia y Educacion. In addition, he is a member of the Latin American Board of the Wharton School of the University of Pennsylvania and the Joseph H. Lauder Institute of the University of Pennsylvania.

Eduardo G. Brittingham Sumner, Private Investor:

Mr. Brittingham is Chief Executive Officer of Laredo Autos, S.A. de C.V. and Corporacion Internacional de Manufacturas. He is also Member of the Board of Cemex S.A.B. de C.V.

Manuel Guemez de la Vega, Chairman of the Board of Regio Empresas and Grupo PREZ:

Mr. Guemez is Chairman of the Board of Regio Empresas, S.A. de C.V. and Grupo PREZ and member of the Board of Directors of Grupo de Seguiridad Integral and alternate director of Gruma. Mr. Guemez is also President of our Corporate Practices Committee.

Julio Escamez Ferreiro, Member of the Board of Directors of Consorcio Industrial de Manufacturas, S.A.:

Mr. Escamez is a member of the board of directors of Consorcio Industrial de Manufacturas, S.A.

Carlos Bremer Gutierrez, President and CEO of Value Grupo Financiero:

Mr. Bremer is the Chief Executive Officer and Member of the Board of Directors of Value Grupo Financiero, S.A. de C.V. and its subsidiaries, on which he has served for over 13 years. Mr. Bremer studied Business Management and Industrial and Systems Engineering at the Instituto Tecnologico de Estudios Superiores de Monterrey. Mr. Bremer served as Director of Operations and Marketing at Abaco Casa de Bolsa, S.A. de C.V., as Director of Operations and Marketing at Operadora de Bolsa, S. A. de C.V. and as Director of Operations at Casa de Bolsa Banpais, S.A.

Ricardo Martin Bringas, CEO of Organizacion Soriana:

Mr. Martin has held executive positions in the management and finance departments of several companies, such as Organizacion Soriana, S.A.B. de C.V., La Ciudad de Paris and Restaurantes Martin's. Mr. Martin is currently the Chief Executive Officer of Organizacion Soriana and member of the Board of Directors of HSBC Mexico, S.A. de C.V., Grupo Financiero Banamex, S.A. de C.V., Grupo Financiero Banorte, S.A. de C.V., Banco Mercantil del Norte, S.A. de C.V., Asociacion Nacional de Tiendas de Autoservicio y Departamentales (ANTAD), Instituto Tecnologico y de Estudios Superiores de Monterrey, Consejo Mexicano de Hombres de Negocios, Grupo de Empresarios de Nuevo Leon and Telefonos de Mexico, S.A.B. de C.V.

Secretary and Surveillance

On April 27, 2007, our Board of Directors appointed our General Counsel Alejandro Sanchez Mujica as the new Secretary of our Board of Directors.

The Board of Directors, through the Audit and Corporate Practices Committees as well as the external auditor, conducts surveillance of Vitro and of the subsidiaries controlled by Vitro, taking into consideration the financial, administrative and legal circumstances of each entity.

Senior Management

The following table sets forth certain information with respect to our senior managers (directores). There are no arrangements or understandings with major shareholders, customers, suppliers or others pursuant to which any of them was selected as a member of the senior management.

Name	Title	Current Position Held Since	Year of Birth
Federico Sada Gonzalez	President and Chief Executive Officer	1995	1949
Alejandro Sanchez Mujica	General Counsel	2005	1954
Claudio Del Valle Cabello	Chief Administrative Officer	2003	1960
Enrique Osorio Lopez	Chief Financial Officer	2007	1951
Hugo Lara Garcia	President of the Flat Glass business unit	2006	1965
David Gonzalez Morales	President of the Glass Containers business unit	2007	1955

The following are brief biographies of each of our senior managers:

Federico Sada Gonzalez, President and Chief Executive Officer:

Mr. Sada received a Bachelor of Science in Business Administration from the Instituto Tecnologico y de Estudios Superiores de Monterrey and a Master of Business Administration from IMD in Lausanne, Switzerland. He also attended Harvard University's Advanced Management Program. Mr. Sada joined us in 1974. He became Planning and Finance Director of the Glass Containers business unit in 1978. In 1985, he was named President of the North American Glass Containers unit, our largest single business at that time. This business included the operations of the Glass Containers business unit in Mexico and our investments in North, Central and South America.

On January 1, 1995, Mr. Sada was named our President and Chief Executive Officer. He is a member of the Boards of Directors of Vitro, S.A.B. de C.V., the Instituto Tecnologico y de Estudios Superiores de Monterrey, Bombardier, Inc., Regio Empresas, S.A. de C.V. and The University of Texas, MD Anderson Cancer Center.

In addition to his responsibilities at Vitro, Mr. Sada is the Chairman of the Council of the National Museum of History and the Chairman of the Board of Trustees of Chipinque Ecological Park Foundation. He is a member of the International Business Council of the World Economic Forum.

Alejandro Sanchez Mujica, General Counsel:

Mr. Sanchez earned a law degree from the Escuela Libre de Derecho in Mexico City, where he graduated in 1978. In addition, he earned a Master of Comparative Jurisprudence degree from The University of Texas at Austin, School of Law in 1979 and a Master of Arts (Economics and Administration) also from the University of Texas at Austin in 1980. In 1983, he worked at the Secretaria de Programacion y Presupuesto, as advisor to the Undersecretary of Regional Development. In 1983, Mr. Sanchez also joined the Instituto para el Deposito de Valores ("INDEVAL") as Legal Manager. In 1985 he joined DESC, Sociedad de Fomento Industrial, as Legal Manager of Industrias Negromex, S.A. de C.V. and later of Novum, S.A. de C.V., afterward becoming Executive Legal Director. In 1992, he became the Corporate Legal Director of Pulsar Internacional, S.A. de C.V. In 2003 he joined the law firm of Thompson & Knight, were he was made Senior Partner. In 2005, Mr. Sanchez joined us as our Executive Legal Vice-President.

Claudio Del Valle Cabello, Chief Administrative Officer:

Mr. Del Valle earned a Bachelor in Public Accounting at the Universidad Regiomontana in Monterrey, Mexico. In 1978, Mr. Del Valle began working for Gomez Morfin Meljem and Asoc. (now Galaz, Yamazaki, Ruiz Urquiza S.C., Member of Deloitte Touche Tohmatsu) as a Junior Auditor and later became Senior Supervisor. In 1985, Mr. Del Valle joined us as Chief of Special Studies for our former raw materials business. In 1986, he became our Tax Consolidation Manager. In 1992, Mr. Del Valle was appointed Vice President for Administration of Vitro Corporativo, S.A. de C.V. and in 1995 was appointed Vice President of Finance and Controller of Anchor Glass Container Corp. In 1996, Mr. Del Valle was appointed our Vice President of Treasury and Administration. In 2002, Mr. Del Valle was appointed our Chief Financial Officer and, in August 2003, he was named our Chief Administrative Officer.

Mr. Del Valle is a member of the Accounting Institute of the State of Nuevo Leon, Mexico. Also, in 2001 Mr. Del Valle was appointed Vice President of the Fiscal Committee of the Mexican Stock Exchange. Mr. Del Valle was the President of the Issuers' Committee of the Mexican Stock Exchange and as of today act as Tax Vice President of the Issuers' Committee of the Mexican Stock Exchange and is currently a member of the Board of Directors of Universidad Regiomontana and Gas Industrial

Enrique Osorio Lopez, Chief Financial Officer:

Mr. Osorio has served as President of the Board in several Financial Funds including Vector Divisas, S.A. de C.V. and Xella Mexicana, a German-Mexican co investment; Member of the Board of Desarrollos Comerciales y Habitacionales de Vallarta, S. de R.L., among others. In 1980, Mr. Osorio joined Grupo Alfa, S.A.B. de C.V., where he worked significantly on debt restructurings, within the Financing and Investors Relations departments. In 1990, Mr. Osorio joined Interacciones Casa de Bolsa, where he was appointed as Corporate Finance Advisor. In 1994, he joined Cigarrera La Moderna, where he was appointed as Treasurer. Mr. Osorio served as Chief Financial Officer of Savia, S.A. de C.V. and Seminis Inc. (in California) until 2007. Mr. Osorio joined us in 2007 as our Chief Financial Officer.

Hugo Lara Garcia, President of the Flat Glass business unit:

Mr. Lara received a Bachelor in Chemical Engineering at La Salle University in Mexico City. Later, Mr. Lara received a Master in Business Administration, an International Business Diploma and a Master in International Business at the ITESM, Campus Estado de Mexico. In 1987, Mr. Lara joined Christianson Group, where he held several positions such as National Sales Manager, Account Manager, Research and Development Quality Assurance. In 1992, he joined Ceras Johnson, S.A. de C.V., where he held several positions such as Account Manager, Business Development Manager of Latin America and Group Manager. In 1999, Mr. Lara was appointed as Sales Manager and General Manager at Parmalat de Mexico, S.A. de C.V. Mr. Lara joined us in 2004 as Glass Containers business unit's Commercial Director and Vidrio y Cristal's Vice President and in 2006 was appointed President of the Flat Glass business unit.

David Gonzalez Morales, President of the Glass Containers business unit:

Mr. Gonzalez received a Bachelor degree in Economics at the Universidad de Monterrey. Later, Mr. Gonzalez received a Master degree in Price Administration at the University of Missouri. In 1976 Mr. Gonzalez joined Grupo Alfa, S.A.B. de C.V., as an Economics Analyst. Mr. Gonzalez joined us in 1980 as Chief of Industrial Economics for our Glass Containers business unit and then held different managerial positions such as Price Manager, Administration Manager, North Zone Sales Manager, Strategic and Economics Planning Manager, and Business Development Manager. In 1994, he was appointed Vice President of Development Administration for our former Diverse Industries business and in 1999 was appointed as Vice President of Enbosa, S.A. de C.V. In 2002, he was appointed as International Vice President for our Glass Containers business unit. In 2003, Mr. Gonzalez was appointed as Vice President of our Value Added Business and then in 2004 as President of Vitro Cristalglass, both of which are part of our Flat Glass business unit.

Family Relationship of Directors and Senior Management

Seven of our 21 directors and senior managers are related by blood (including first cousins) or marriage to another member of this same group. Mr. Adrian Sada Trevino is the father of Messrs. Adrian Sada Gonzalez and Federico Sada Gonzalez. Mr. Tomas Gonzalez Sada is a cousin of Messrs. Adrian Sada Gonzalez and Federico Sada Gonzalez and a nephew of Mr. Adrian Sada Trevino. Mr. Andres Yarte Canto is Mr. Adrian Sada Trevino's son-in-law and Messrs. Adrian Sada Gonzalez's and Federico Sada Gonzalez's brother-in-law, as well as a cousin by marriage of Mr. Tomas Gonzalez Sada. Mr. Gustavo Madero Munoz is a cousin of Mr. Carlos Munoz.

Use of Certain Assets and Services

Certain of our directors and senior managers use certain of our non-material and non-operating assets for personal purposes, and received personal services performed by certain of our personnel, a number of whom are exclusively dedicated to performing such services. See "Principal Stockholders." and "Related Party Transactions". See "Major Shareholders and Related Party Transactions." The personal use of such properties and receipt of personal services was done in accordance with our Politica de Uso de Activos Restringidos, our use of restricted assets policy, and our Politica de Uso Especial de Servicios Corporativos y de Seguridad, our corporate and security services policy, approved by our Board of Directors with the opinion of the Audit Committee. The aggregate amount of compensation set forth below includes the cost of granting the use of assets and providing such services.

Compensation

For the year ended December 31, 2006, the aggregate compensation we paid to our directors and senior managers was approximately Ps. 192 million ($17.8 million). This amount includes directors' fees, salaries, the use of certain assets and services, as described above, and variable compensation.

During 2006, we accrued amounts relating to pension and retirement benefits for our senior managers. Our directors were not entitled to pension or retirement benefits from us during 2006. In accordance with actuarial practices in Mexico, reserves for seniority premiums and pensions are determined in the aggregate for each one of our subsidiaries using average amounts for variables such as turnover, age and life expectancy. We therefore cannot determine the amount reserved for pension or retirement benefits for any individual employee, including our senior managers. The aggregate amount of compensation set forth in the previous paragraph does not include the cost of pension and retirement benefits for our senior managers. See "Pension Benefits."

Directors' Compensation

Pursuant to the Mexican General Law of Corporations, our shareholders, at our annual general ordinary shareholders' meeting held on March 28, 2007, agreed to compensate our directors with three Centenarios, or its equivalent monetary value, per each meeting of the Board of Directors they attend. Likewise, at such annual general ordinary shareholders' meeting, the shareholders resolved that the members of each of our Board of Director's committees, other than the Audit Committee's members, shall receive three Centenarios, or its equivalent monetary value, per each committee meeting they attend. In consideration of the Audit Committee's members' expanded responsibilities pursuant to recently enacted legislation, the members of such committee receive five Centenarios, or its equivalent monetary value, per each meeting they attend plus a monthly fee of Ps. 15,000. The aggregate amount of compensation set forth above includes fees paid to our directors.

Variable Compensation

In 2005, we modified our variable compensation plan established in 2001 in order standardize and integrate our foreign subsidiaries to this scheme. This plan aligns the objectives of our employees with our business strategy and its purpose is to: (i) recognize the extraordinary performance of our employees, (ii) align the interests and incentives of our employees with those of our shareholders, (iii) focus on key priorities and (iv) attract and retain talented employees.

In order to determine the variable compensation payable to employees under our variable compensation plan, we monitor the improvement of the following metrics: (i) cash flow from operations, (ii) compliance with the capital expenditures budget and (iii) individual performance. Depending on the results of such metrics, our employees are eligible to receive a bonus equal to an amount ranging between 1.2 and 6.0 times their monthly base salary.

For the year ended December 31, 2006, we paid Ps. 86 million to our employees under our variable compensation plan mentioned above.

Additionally, during 2006 the Company provided to certain key executives Vitro shares valued at Ps. 49 million ($4.5 million) at the grant date, for the successful completion of our corporate restructuring plan. See "Our Corporate Restructuring and Recapitalization."

Employee Stock Option Plan

We maintain an Employee Stock Option Plan established in March 1998 (the "Plan"). The Plan specifies the amount of shares, time and initial exercise price, which is equal to the average closing price on the BMV of the common shares on the 20 days prior to the grant date, except for options issued during 2000, 2001 and 2002, which were Ps. 11.00, Ps. 8.27 and Ps. 7.53, respectively. The vesting period of the options is 5 years and the life of such options is 10 years.

We have not granted any stock options for the last four years. Please refer to Note 15 of our Consolidated Financial Statements.

The following table sets forth, for each of the periods presented, the number of options granted during such period and certain other information.

	For the year ended December 31,
	1998	1999	2000	2001	1998*	2002	Total outstanding
Options granted during the year	2,813,300	2,893,000	4,851,900	3,204,800	940,950	3,941,950
Options cancelled or exercised at December 31, 2006	2,350,000	1,051,500	3,918,650	2,825,625	390,650	3,195,225
Options outstanding December 31, 2006	463,300	1,841,500	933,250	379,175	550,300	1,328,686	4,914,250
Initial Exercise Price	Ps. 31.31(3)	Ps. 14.88	Ps. 11.00	Ps. 8.27	Ps. 13.00	Ps. 7.53
Adjusted Exercise Price at December 31, 2006*	Ps.80.93	Ps. 42.00	Ps. 11.00	Ps. 8.27	Ps. 13.00	Ps. 7.53

* In 2001, we repriced 940,950 options granted in 1998 to Ps. 13.00 per option.

Compensation cost charged against income for the Plan was Ps. 12 million, Ps. 4 million and Ps. 1 million, for 2004, 2005 and 2006, respectively. The aggregate amount of compensation set forth in "-Compensation" does not include the cost of the grant of options under the Plan.

Pension Benefits

Our pension benefit obligations and the related costs are calculated using actuarial models and assumptions applicable in the countries where the plans are located, principally in the United States and Mexico. Two critical assumptions, discount rate and expected return on assets, are important elements of plan expense and/or liability measurement. We evaluate these critical assumptions at least annually. Other assumptions involve demographic factors such as retirement, mortality and turnover rates, as well as the rate of increases in compensation. These assumptions are evaluated periodically and are updated to reflect our experience. Actual results in any given year will often differ from actuarial assumptions because of economic and other factors. The discount rate enables us to state expected future cash flows at a present value on the measurement date. We have little latitude in selecting this rate since it is determined jointly between us and the pension plan's actuary and is required to represent the market rate for high-quality fixed income investments. A lower discount rate increases the present value of benefit obligations and increases pension expense. Our weighted-average discount rate was 5.75% for 2004 and 2005 and 5.50% for 2006 as we consider that reflects market interest rate conditions. To determine the expected long-term rate of return on pension plan assets, we consider the current and expected asset allocations, as well as historical and expected returns on various categories of plan assets. We assumed that the weighted-average of long-term returns on our pension plans were 7.0% for 2004, 2005 and 2006. With respect to the pension plans in the United States, as of December 31, 2006, the assets set aside to satisfy the estimated obligations under such pension plans were sufficient to meet the estimated obligations as they come due. With respect to the pension plans in Mexico, as of December 31, 2006, the assets set aside to satisfy the estimated obligations under such pension plans were Ps. 1,243 million while the related estimated obligations were Ps. 2,041 million. Our aggregate pension expense in 2006 was approximately Ps. 412 million. Further information on our principal pension plans, including the assumptions used in calculating the referenced obligations, is provided in notes 12 and note 25 to our consolidated financial statements for the years ended December 31, 2005 and 2006.

During 2003, we amended the terms of some of our employees' pension benefits. These changes consisted principally in paying the present value of life-time expectancy in a one-time payment at retirement, instead of monthly payments after retirement.

The assets of our pension plans include 47,472,678 Vitro shares. See "Principal Stockholders" and "Related Party Transactions."

Severance Benefits

Some of our senior managers are entitled to a severance payment equal to up to three times of their annual base salary, if they cease to be employed by us in connection with a change of control of Vitro, S.A.B. de C.V. This severance benefit is in addition to any severance payment due to such senior manager under Mexican law.

Two of our senior managers are employed by us pursuant to a three-year guaranteed employment contract, one ending in August 2008 and the other on April 2010.

BOARD PRACTICES

According to our by-laws, our shareholders determine the number of directors that will constitute our Board of Directors at a general ordinary shareholders meeting. Our Board of Directors may consist of up to a maximum of 21 members and each member of our Board of Directors is elected at a general ordinary shareholders' meeting for a renewable term of one year. If at the end of the one-year term of office any of our directors is not reelected at a general ordinary shareholders' meeting or if a director resigns and there is no designation of a substitute director or the substitute director has not taken office, then such director will continue to serve for a maximum term of up to 30 calendar days. Thereafter, the Board of Directors may appoint provisional directors who will be ratified or substituted at the next general ordinary shareholders' meeting. At the general ordinary shareholders meeting held on March 28, 2007, our shareholders resolved that our Board of Directors would consist of 16 directors, 10 of whom are independent directors, which means that 62% of our directors are independent, notwithstanding that the Ley del Mercado de Valores, which we refer to as the "Mexican Law of the Securities Market" only requires that a minimum of 25% of directors must be independent. We have no alternate directors. We have not entered into a service contract with any of our directors to provide benefits to such director upon expiration of such director's term of office.

Pursuant to our by-laws, our Board of Directors must meet at least four times per calendar year and must dedicate one such meeting to the analysis of our medium- and long-term strategies. Board meetings usually take place at our principal executive offices however, Board meetings may be held anywhere within or outside of Mexico. For a quorum to exist at a Board meeting, a majority of the directors must be in attendance. The affirmative vote of a majority of the directors present at a duly called Board meeting is required for the adoption of any resolution. Minutes must be prepared after every Board meeting to reflect the resolutions adopted and any relevant discussions that took place. Such minutes must be signed by the Chairman and the Secretary of the Board. Resolutions adopted at Board meetings not conducted in person have the same force and effect as those adopted at Board meetings conducted in person as long as such resolutions are unanimously adopted and confirmed in writing.

Our Board of Directors is authorized to create as many committees as it deems appropriate for the discharge of its duties, in addition to the Corporate Practices Committee and the Audit Committee. To that effect, the Board of Directors has also constituted the Finance and Planning Committee. On April 27, 2007 the Board of Directors reauthorized the charters for each of these Committees, all of which took effect on May 1, 2007.

The Corporate Practices Committee and the Audit Committee must be comprised in their entirety by independent directors, whereas the Finance and Planning Committee may be comprised of any directors that the Board of Directors freely determines. The committees meet as often as necessary and must provide a report of their activities and findings to our Board of Directors either upon the Board's request or at any time the committee deems appropriate, in addition to the annual report of activities of each committee that must be submitted to the Board of Directors, which is subsequently presented to the general ordinary shareholders meeting that reviews the results at the end of every fiscal year.

Consistent with our corporate by-laws, the Mexican Law of the Securities Market and the board and governance practices mandated by the Sarbanes-Oxley Act of 2002, we have established an Audit Committee that is exclusively comprised of members of our Board of Directors who are deem to be independent (as such term is defined under the Mexican Law of the Securities Market, as well as the U.S. federal securities laws and the applicable rules and regulations thereunder and the corporate governance rules of the NYSE). Our Audit Committee is responsible for among other matters, verifying that our management is in compliance with its obligations regarding internal controls and the preparation of financial statements. In addition, our Audit Committee is responsible for the appointment, compensation and oversight of our independent external auditors. Our Audit Committee meets regularly with our management and our independent external auditors.

The members of our Audit Committee are Messrs. Gustavo Madero, Jaime Serra Puche, Joaquin Vargas and Manuel Guemez de la Vega. Mr. Gustavo Madero is the President of our Audit Committee. Although none of the members of our audit committee qualifies as an "audit committee financial expert", as such term is defined under Item 401(e) of Regulation S-K, the Audit Committee and its members are in compliance with Mexico's rules and practice for this type of committee. Additionally the Audit Committee has retained Mr. Alfonso Gonzalez Migoya to serve as a financial expert to the Audit Committee.

The charter of the Audit Committee provides that: (i) the members of the committee (except for its president) must be elected by our Board of Directors, as proposed by the Chairman of the Board of Directors, (ii) the committee must be comprised of at least three independent directors, (iii) the president of the committee must be appointed and can only be removed by shareholders' resolution at a general shareholders meeting, (iv) any two members of the committee may call a meeting through written notice given to the other members of the committee at least five days before such meeting, (v) the committee must meet at least three times per year, (vi) the committee must provide an annual report on its activities to our Board of Directors and to the general ordinary shareholders meeting that reviews the results at the end of every fiscal year, (vii) the attendance of at least a majority of the committee's members is required to constitute a quorum and resolutions shall be adopted by the vote of at least the majority of committee members present at the relevant meeting at which a quorum exists, (viii) resolutions may be adopted without a meeting, provided such resolutions are approved unanimously and confirmed in writing and (ix) the committee must perform such duties as required by law and by our Board of Directors. The charter also provides that the Audit Committee must verify that external audit duties are duly performed and must confirm our compliance with all laws and regulations regarding the reliability, sufficiency and transparency of Vitro's financial statements.

Our Audit Committee has the authority to, among other things: (i) give opinions to the Board of Directors on the following matters, in addition to any other matters the Audit Committee is required to review pursuant to the Mexican Law of Securities Market or which the Board of Directors from time to time may request: a) unusual or sporadic transactions or transactions exceeding certain amounts specified by law, b) guidelines regarding the internal control and internal audit functions of Vitro and the companies controlled by Vitro, c) accounting policies of Vitro, to assure conformity with the accounting principles issued or recognized by the Comision Nacional Bancaria y de Valores, which we refer to as the "CNBV," through its general dispositions, d) Vitro's financial statements and e) engagement of Vitro's external auditor and additional or supplemental related services; (ii) evaluate the performance of the external auditor and analyze opinions (including opinion regarding the sufficiency on our internal control), or reports prepared and issued by the external auditor and supervise the outcome of the disagreements, if any, between Vitro's administration and the external auditor; (iii) discuss Vitro's financial statements with those responsible for preparing or reviewing the financial statements and advise the Board of Directors on its approval, as well as analyze the financial information that is annually rendered to the SEC in the Annual Report on Form 20-F; (iv) inform the Board of Directors of the status of Vitro's internal control and internal audit system, and that of the companies controlled by Vitro, including the identification of irregularities, if any; (v) draft the opinion that the Board of Directors renders regarding the Chief Executive Officer's Annual Report and submit it to the consideration of the Board of Directors for its subsequent presentation to the shareholders meeting, based upon, among other elements, in the opinion of the external auditor; (vi) support the Board of Directors in the preparation of the reports referred to in the Article 28, section IV, paragraphs d) and e) of the Mexican Law of the Securities Market; (vii) supervise the operations referred to in articles 28, section III, and 47 of the Mexican Law of the Securities Market; (viii) request the opinion of independent experts in the cases it deems convenient, or when required pursuant to the Mexican Law of the Securities Market; (ix) request from management and employees of Vitro and of the companies controlled by Vitro, reports regarding the preparation of financial statements or any other as it deems necessary for the fulfillment of its functions; (x) investigate any potential violation that comes to its knowledge on the operations, guidelines and operational policies, internal controls, internal audit and accounting records of Vitro or the companies controlled by Vitro; (xi) receive comments from shareholders, directors, management, employees and in general by any third party regarding the subject matters referred to in (x) above, as well as take the actions that it deems necessary regarding those comments; (xii) supervise that procedures are adequate to receive, process and resolve complaints regarding accounting, internal control or audit, including proceedings for confidential and anonymous complaints of employees; (xiii) report to the Board of Directors any relevant irregularity detected in the course of the fulfillment of its functions and, in its case, of the corrective measures or, proposed measures which must be applied; (xiv) call shareholders meetings and request agenda items to be analyzed by the same, as it deems necessary; (xv) supervise that the Chief Executive Officer executes the resolutions adopted by the shareholders and the Board of Directors at their respective meetings; (xvi) supervise the mechanisms and internal controls that allow the verification of the acts and operations of Vitro and of the companies controlled by Vitro to ensure compliance with applicable law, as well as apply methodologies that allow supervision of such compliance; (xvii) follow up on relevant risks that Vitro and the companies controlled by Vitro are exposed to, based upon information provided to it by the Corporate Practices Committee, the Finance and Planning Committee and any additional committees that may be created by the Board of Directors, the Chief Executive Officer and Vitro's external auditor, as well as to the accounting systems, internal control and internal audit, registry, archive or information of the above; and (xviii) verify that each of the members of the Audit Committee complies at all times with the requirements for director independence.

Our Finance and Planning Committee is currently formed by seven members of the Board: Messrs. Adrian Sada Gonzalez, Carlos Eduardo Represas de Almeida, Tomas Gonzalez Sada, Federico Sada Gonzalez, Jaime Serra Puche, Andres A. Yarte Cantu and Carlos Bremer Gutierrez. Mr. Adrian Sada Gonzalez is the President of our Finance and Planning Committee. Not all of the members of this Committee are "independent directors". The Finance and Planning Committee in accordance with its charter has to perform the following activities: i) Follow up on the compliance of Vitro's budget, ii) follow up on Vitro's Strategic Plan; (iii) analyze periodically the results of the investments made on projects previously approved by the Board of Directors, comparing their return against prior returns submitted to the Board of Directors; iv) support the Board of Directors in the supervision of compliance with investment and financing policies and in the review of financial projections; and (v) render an opinion to the Board of Directors on such matters as the Board of Directors and the Chief Executive Officer may request provided they do not relate to a matters that the Audit Committee and the Corporate Practices Committee must render an opinion, pursuant to the Mexican Law of the Securities Market or its regulations.

Pursuant to the Mexican Law of Securities Market, we have amended our corporate by-laws to establish a Corporate Practices Committee. In accordance with its charter, this committee has to perform the following activities: (i) render an opinion to the Board of Directors about the following matters, in addition to any other matters the Corporate Practices Committee is required to review pursuant to the Mexican Law of the Securities Market or which the Board of Directors from time to time may request: a) determine the policies and guidelines for the use of assets owned by Vitro and the companies controlled by Vitro, b) related party transactions with Vitro and the companies controlled by Vitro, except those which do not require the prior approval of the Board of Directors pursuant to policies and guidelines previously approved by the Board of Directors and those established pursuant to the Mexican Law of the Securities Market, c) the appointment, election and dismissal of the Chief Executive Officer and determination of his or her total compensation, as well as the remuneration of the Chairman of the Board of Directors, d) the establishment of policies for the appointment and total compensation of key management (other than the CEO and the Chairman), e) waiver for a Director, manager or an officer, to engage any business opportunity for their own benefit or that of third parties, which involves Vitro or any companies controlled by Vitro or in which Vitro has a substantial influence, when the amount of the business opportunity is greater than 5% (five percent) of the consolidated assets of Vitro, based upon the figures of the immediately preceding quarter, f) mandatory public offerings of securities for percentages below those determined in section III of article 98 of the Mexican Law of the Securities Market, g) the execution of agreements related to mandatory public offerings with negative and affirmative covenants that benefit the issuer of such offer or Vitro, pursuant to article 100 of the Mexican Law of Securities Market, h) failure to execute mandatory public offerings if Vitro's economic viability is at risk pursuant to section III of article 102 of the Mexican Law of the Securities Market, and i) the determination of the tender price for Vitro's shares, due to the cancellation of the registry of Vitro's securities before the National Registry of Securities (Registro Nacional de Valores), which we refer to as "RNV", pursuant to article 108 of the Mexican Law of the Securities Market; additionally, in the event the Board of Directors adopts any resolutions regarding any of the foregoing matters that are not in accordance with the opinions rendered by the Corporate Practices Committee, this Committee, through its President, shall instruct the Chief Executive Officer to disclose such circumstances; (ii) support the Board of Directors in the preparation of the annual report, which pursuant to paragraph b), article 172 of the Mexican General Law of Corporations must disclose the main accounting and information policies, their rationale and the criteria used in the preparation of the financial information; (iii) support the Board of Directors in the preparation of the annual report that must be submitted at the general shareholder meeting relating to the operations and activities in which the Board of Directors participated during the corresponding fiscal year; (iv) render an opinion on the annual report prepared by the Board of Directors about the performance of key management; (v) approve the general increases in the wages and salaries of the employees and personnel of Vitro and of the companies controlled by Vitro; (vi) supervise the size and configuration of the Board of Directors to ensure that decision making is effective and in compliance with applicable legal provisions mandating that at least 25% of its members are independent and that its number shall not be greater than 21 members; (vii) supervise the compliance of Vitro's social responsibility policies and the disclosure of such compliance, including endowment policies; (viii) review and approve responses to the Questionnaire Regarding Compliance with Recommendations for Better Corporate Practices and informing the Board of Directors of its timely filing; (ix) supervise the application of Vitro's Code of Ethics and propose any amendments it deems necessary; (x) periodically review Vitro's corporate policies and the charters of the Committees to ensure that all of them are consistent and, if necessary, resolve any matter or conflict or inconsistency between any of them; (xi) support the Board of Directors in the development of policies regarding the distribution and communication of information to shareholders and the public markets, as well as the directors and managers of Vitro, that comply with the Mexican Law of the Securities Market; and (xii) coordinate and supervise, together with the support of the Chief Executive Officer, the training of newly-appointed directors to ensure they are provided with all information regarding the background and operations of Vitro, as well as an understanding of the legal and regulatory framework to which the Directors are subject, with a particular emphasis on his or her fiduciary duties of loyalty, diligence and confidentiality.

The Corporate Practices Committee is currently comprised of four independent directors, Mr. Manuel Guemez de la Vega, who was appointed as President of the Committee in a resolution adopted by our shareholders at the general ordinary shareholders meeting held on March 28, 2007, and Messrs. Ricardo Martin Bringas, Carlos Munoz Olea and Alejandro Garza Laguera. Pursuant to the Mexican Law of the Securities Market and our corporate by-laws, this committee must be comprised of at least three independent directors appointed by the Board of Directors, except for its president who can only be appointed and removed by a shareholders' resolution.

PRINCIPAL STOCKHOLDERS

 As of March 28, 2007, the date of our most recent general ordinary shareholders' meeting, 386,857,143 of our shares were issued of which 358,538,074 of our shares were issued and outstanding. As of such date, 28,319,069 of our shares were held as treasury stock and 17,511,203 of our shares were held by the Stock Option Trust. Under Mexican corporate law, our shares held by the Stock Option Trust are considered issued and outstanding and therefore are entitled to receive dividends and vote on matters on which other of our shares are entitled to vote. However, for accounting purposes, those of our shares held by the Stock Option Trust are considered treasury stock and therefore not outstanding.

We have one class of American Depositary Shares, which we refer to as "ADSs," registered under the Securities Act. Our ADSs are evidenced by American Depositary Receipts, which we refer to as "ADRs," and each of our ADSs represents three Ordinary Participation Certificates, which we refer to as "CPOs." Each CPO represents one of our shares. Our ADSs and CPOs have no voting rights with respect to the underlying shares, but have all the economic rights relating to those shares. The trustee that holds our shares represented by CPOs is required to vote those shares in the same manner as the majority of our shares not so held that are voted in the relevant shareholders' meeting. This has the effect of increasing the voting power of holders of our shares (other than the trustee) in excess of the percentage of our shares held by such holders. Therefore, the voting power exercisable by our major shareholders may be greater than the percentage of our shares outstanding held by them. As of March 28, 2007, 86.2 million of our shares were represented by CPOs.

In addition, for purposes of calculating the percentage of our shares outstanding that are held by any shareholder, we account for the shares held by our Stock Option Trust as not outstanding. For an explanation of why we account for our shares held by the Stock Option Trust as not outstanding, See "Presentation of Financial Information." However, our shares held by Vitro's Stock Option Trust may be voted by us, which, if voted affirmatively, would allow the requisite affirmative vote on a matter to be reached even if the percentage of our shares outstanding that voted affirmatively on that matter is less than the requisite affirmative vote.

As of March 28, 2007, 47,472,678 shares were held by our pension plan trust. Those shares are treated as outstanding for all purposes.

The following table sets forth our major shareholders and their shareholdings as of March 28, 2007. The shares held by our major shareholders have the same voting as the shares held by any other shareholder.

Name	Shares Outstanding(1)	% of Shares Outstanding(1)(2)
Pension Plan Trust..................................................................................	47,472,678	13.92
Mrs. Maria Nelly Gonzalez de Sada(3)(4)......................	12,150,011	3.56
Mr. Adrian Sada Trevino(3) (4)......................................	15,514,641	4.58
Mr. Adrian Sada Gonzalez(5).........................................	22,634,357	6.98
Mr. Federico Sada Gonzalez(6)......................................	22,301,235	6.78
Ms. Alejandra Sada Gonzalez.......................................	19,146,821	5.61

(1) For purposes of calculating our issued and outstanding shares, we included, when applicable, options granted to the applicable shareholders.

(2) For purposes of calculating the percentage of shares outstanding, we assumed that the number of our shares outstanding was 341,026,871, which is the number equal to our issued shares minus the sum of (i) our shares held as treasury stock and (ii) our shares held by the Stock Option Trust. As of March 28, 2007, 28,319,069 of our shares were held as treasury stock and 17,511,203 of our shares were held by the Stock Option Trust. For an explanation of why we account for our shares held by the Stock Option Trust as not outstanding, see "Presentation of Financial Information."

(3) Mr. Adrian Sada Trevino and his wife, Mrs. Maria Nelly Gonzalez de Sada, together hold 8.14% of our issued and outstanding shares.

(4) Mrs. Maria Nelly Sada de Yarte, her children and her children's spouses collectively hold 10,270,807 of our shares, representing 3.01% of our issued and outstanding shares. Mrs. Maria Nelly Sada de Yarte is the daughter of Mr. Adrian Sada Trevino and Mrs. Maria Nelly Gonzalez de Sada.

(5) Reported as a group with his wife, Mrs. Esther Cueva de Sada, and his son Adrian Sada Cueva.

(6) Reported as a group with his wife, Mrs. Liliana Melo de Sada, his sons Messrs. Federico Sada Melo and Mauricio Sada Melo, and his daughter, Ms. Liliana Sada Melo.

RELATED PARTY TRANSACTIONS

Corporate Airplanes and Certain Other Assets

We lease certain assets, including three airplanes, which are primarily used by certain of our directors and senior managers for business purposes, including meeting with customers and suppliers. Our Politica de Uso de Activos Restringidos, our use of restricted asset policy, is a policy approved by our Board of Directors with the opinion of the Audit Committee which establishes guidelines under which certain of our assets can be used by our directors and senior managers for personal purposes. The Politica de Uso de Activos Restringidos permits certain of our directors and senior managers to use these assets for personal purposes for a specified number of hours per year, subject to certain limitations. If a director's or senior manager's use of these assets for personal purposes exceeds the specified number of hours, that director or senior manager must reimburse us for the cost of operating the assets he uses during the excess time of use. We do not expect that any reimbursement from our directors and senior managers will cover a significant portion of our expenses relating to these assets. See "Management-Use of Certain Assets and Services."

Certain Arrangements with Respect to Real Estate

From time to time, certain of our directors and senior managers use certain real estate owned by the families of certain of our directors and senior managers to meet with our customers or for other of our business purposes. We pay an annual fee for the right to use these properties for a specified number of days per year.

In addition, we have agreed to pay the cost of maintaining (including providing the personnel necessary to manage and operate) certain real estate owned by the families of certain of our directors and senior managers in exchange for the right to use those properties for a specified number of days per year. We use these properties as a place to meet with our customers and for other of our business purposes.

In 2005 and 2006, the aggregate amounts paid as annual fees for the use of the described real estate was Ps. 13 million ($1.2 million) and Ps. 19 million ($1.7 million), respectively.

Goods Sold to or Purchased from Certain Companies

In the ordinary course of business, we sell flat glass products and glass containers to Distribuidora Prez, S.A. de C.V., Promotora y Comercializadora de Occidente S.A. de C.V. and Nueva Mexicana de Vidrio y Aluminio, S.A. de C.V., whose shareholders are Mr. Manuel Guemez de la Vega and his family. All sales made to these entities are on an arm's-length basis on terms and conditions that are no less favorable to us than prevailing terms and conditions in the market. In 2006, the aggregate amount of these sales was Ps. 56 million ($5 million).

From time to time, we purchase paint for industrial equipment from Regio Empresas, S.A. These purchases are made after arm's-length negotiations and on terms and conditions that are no less favorable to us than prevailing terms and conditions in the market. In 2006, the aggregate amount of these purchases was less than Ps. 2.2 million ($0.2 million). As a group, certain of our directors and senior managers own a minority interest of the outstanding shares of common stock of Regio Empresas, S.A. These directors and senior managers are also shareholders of Vitro.

Sale of Real Estate

Tomas Gonzalez Sada, a member of our Board of Directors, purchased an unused parcel of real estate from one of our subsidiaries. The price of the real estate was $5.4 million. We received several offers for the property and Mr. Gonzalez Sada made the highest offer. The decision to sell the property to Mr. Gonzalez Sada through this process was made by our Audit Committee in accordance with its charter at the time.

DESCRIPTION OF THE EXCHANGE NOTES

In this Description of the Exchange Notes, the word "Company" refers only to Vitro, S.A.B. de C.V. (a sociedad anonima bursatil de capital variable incorporated under the laws of Mexico), and any successor obligor on the notes, and not to any of its subsidiaries, and the term "notes" refers to the Initial Notes and the Exchange Notes. All references to "$" or "Dollars" are to United States of America dollars. You can find the definitions of certain terms used in this description under the subheading "-Certain Definitions."

The Company issued the 2012 Initial Notes and the 2017 Initial Notes each under an indenture governing the respective series, among the Company, the Subsidiary Guarantors, and The Bank of New York, as trustee (the "2012 notes indenture" and the "2017 notes indenture," collectively, the "Indentures"). We are issuing the 2012 Exchange Notes and the 2017 Exchange Notes in exchange for the 2012 Initial Notes and the 2017 Initial Notes, and the Exchange Notes are being issued under the Indentures, which also govern the 2012 Exchange Notes and the 2017 Exchange Notes. The terms of the Exchange Notes include those stated in the Indentures and those made part of the Indentures by reference to the Trust Indenture Act of 1939, as amended.

The following description is a summary of the material provisions of the Indentures. Because this is a summary, it may not contain all the information that is important to you. You are urged to read the Indentures in their entirety. Copies of the Indentures are available as described under "Available Information." Certain defined terms used in this description but not defined below under "-Certain Definitions" have the meanings assigned to them in the Indentures.

Basic Terms of Exchange Notes

The Exchange Notes

  will be general unsecured obligations of the Company;

  will be pari passu in right of payment to all senior Indebtedness of the Company;

  will be effectively junior in right of payment to any secured Indebtedness of the Company to the extent of the assets securing such Indebtedness;

  will be senior in right of payment to any future subordinated Indebtedness of the Company; and

  will be unconditionally guaranteed by the Guarantors.

Principal, Maturity and Interest

The Company will issue $300,000,000 in aggregate principal amount of 2012 Exchange Notes and $700,000,000 in aggregate principal amount of 2017 Exchange Notes in this offering. The 2012 Exchange Notes and any additional 2012 Exchange Notes subsequently issued under the 2012 notes indenture will be treated as a single class for all purposes under the 2012 notes indenture and the 2017 Exchange Notes and any additional 2017 Exchange Notes subsequently issued under the 2017 notes indenture will be treated as a single class for all purposes under the 2017 notes indenture; provided that, if additional 2012 Exchange Notes or additional 2017 Exchange Notes do not include identifying features that permit a subsequent purchaser to distinguish such additional notes from the original notes (such as a separate CUSIP number) being offered hereby, the Company has delivered to the trustee an Opinion of Counsel from counsel in the United States reasonably acceptable to the trustee and independent of the Company to the effect that the holders of additional notes will not be subject to materially different U.S. federal income tax treatment than would have been the case had they purchased the original notes on comparable terms. Each of the 2012 Exchange Notes and the 2017 Exchange Notes are separate series of notes for all purposes under the Indentures, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Company will issue the Exchange Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The 2012 Exchange Notes will mature on February 1, 2012 and the 2017 Exchange Notes will mature on February 1, 2017.

Interest on the 2012 Exchange Notes and the 2017 Exchange Notes will accrue at the rate of 8.625% per annum and 9.125% per annum, respectively, and will be payable semi-annually in arrears on February 1 and August 1, commencing on August L 2007. Interest on overdue principal and interest will accrue at a rate that is 2% higher than the then applicable interest rate on the notes of the applicable series. The Company will make each interest payment to the holders of record on the January 15 and July 15 immediately preceding the applicable interest payment date. Interest is subject to adjustment as provided under "Interest Rate Adjustment" below.

Interest on the notes of each series will accrue from the date of original issuance or, if interest has already been-paid for such series, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

If the due date for payment of any amount in respect of principal or interest on any of the notes is not a Business Day, the holder thereof shall not be entitled to payment of the amount due until the next succeeding Business Day and shall not be entitled to any further interest or other payment as a result of any such delay.

Methods of Receiving Payments on the Exchange Notes

If a holder of notes in an aggregate principal amount of $10.0 million or more has given adequate wire transfer instructions to the Company and the trustee in writing at least 10 days in advance, the Company will pay all principal, interest, Additional Amounts and premium, if any, on that holder's notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York and of the Luxembourg sub-paying agent within Luxembourg, as the case may be, unless the Company elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the Exchange Notes

The trustee will initially act as paying agent and registrar for each series of the notes. The Bank of New York (Luxembourg) S.A. will initially act as Luxembourg sub-paying agent and registrar for each series of the notes. The Company may change the paying agent(s) or registrar(s) for either or both series of notes without prior notice to the holders of the notes of such series, and the Company or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes within each series in accordance with the provisions of the Indentures. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer or other similar governmental charges payable in connection therewith. The Company will not be required to transfer or exchange any note selected for redemption. Also, the Company will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Additional Interest

If by the date that is 210 days after the Issue Date (the "effectiveness deadline"), the Company and the Guarantors have not caused a registration with respect to an exchange offer for each series of the notes or a shelf registration statement with respect to resales of the notes of each series to be declared effective, the interest rate on the notes of such series will increase by a rate of 0.50% per annum from the effectiveness deadline until the effectiveness of an exchange offer registration statement or a shelf registration statement with respect to such series. In addition, if the Company and the Guarantors have not consummated a registered exchange offer with respect to each series on or prior to the earlier to occur of 30 Business Days after the effectiveness of an exchange offer registration statement or 30 days after the effectiveness deadline, the interest rate on the notes of each such series will increase by a per annum rate of 0.50%, up to a maximum increase of 1.00% per annum in total, until the consummation of a registered exchange offer with respect to such series. The interest rate for a series of notes will not increase by more than 1.00% per annum in total notwithstanding the Company's and the Guarantors' failure to meet more than one of these requirements. See "The Exchange Offer."

Additional Exchange Notes

Subject to the covenants described below, the Company may issue notes of any or all series under the 2012 indenture or the 2017 indenture, as applicable having the same terms in all respects as the notes of such series except that interest will accrue on the additional notes from their date of issuance. The notes of each series offered hereby and any additional notes of such series would be treated as a single class for all purposes under the indenture and will vote together as one class on all matters with respect to the notes.

Optional Redemption

The Company may redeem the 2012 Exchange Notes at its option, at any time in whole or from time to time in part, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address. To redeem the 2012 Exchange Notes the Company must pay a redemption price equal to the greater of:

(a) 100% of the principal amount of the 2012 Exchange Notes to be redeemed; and

(b) the sum of the present values of the remaining scheduled payments of principal and interest from the redemption date to February 1, 2012, but excluding accrued and unpaid interest, if any, to the redemption date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate (determined on the second business day immediately preceding the date of redemption) plus 50 basis points, plus, in either case, accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

At any time and from time to time prior to February 1, 2010, the Company may redeem the 2012 Exchange Notes with the net cash proceeds received by the Company from any Public Equity Offering at a redemption price equal to 108.625% of the principal amount plus accrued and unpaid interest to the redemption date, in an aggregate principal amount for all such redemptions not to exceed 35% of the original aggregate principal amount of the 2012 Exchange Notes including additional notes of such series; provided that

(1) in each case the redemption takes place not later than 90 days after the closing of the related Public Equity Offering, and

(2) not less than 65% of the original aggregate principal amount of the 2012 Exchange Notes (calculated after giving effect to any issuance of additional notes of such series) remains outstanding immediately thereafter.

The Company may redeem the 2017 Exchange Notes at its option, at any time in whole or from time to time in part, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address. To redeem the 2017 Exchange Notes prior to February 1, 2012, the Company must pay a redemption price equal to the greater of:

(a) 100% of the principal amount of the 2017 Exchange Notes to be redeemed; and

(b) the sum of the present values of (1) the redemption price of the 2017 Exchange Notes at February 1, 2012, (as set forth below) and (2) the remaining scheduled payments of interest from the redemption date to February 1, 2012, but excluding accrued and unpaid interest, if any, to the redemption date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate (determined on the second business day immediately preceding the date of redemption) plus 50 basis points, plus, in either case, accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

At any time and from time to time on or after February 1, 2012, the Company may redeem the 2017 Exchange Notes, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest to the redemption date, if redeemed during the twelve-month period beginning on February 1 of the years indicated below:

Year	Percentage
2012 ......................................................................................................................................	104.5639%
2013 ......................................................................................................................................	103.042%
2014 .....................................................................................................................................	101.521%
2015 and thereafter ............................................................................................................	100.000%

At any time and from time to time prior to February 1, 2010, the Company may redeem the 2017 Exchange Notes with the net cash proceeds received by the Company from any Public Equity Offering at a redemption price equal to 109.125% of the principal amount plus accrued and unpaid interest to the redemption date, in an aggregate principal amount for all such redemptions not to exceed 35% of the original aggregate principal amount of the 2017 Exchange Notes including additional notes of such series; provided that

(1) in each case the redemption takes place not later than 90 days after the closing of the related Public Equity Offering, and

(2) not less than 65% of the original aggregate principal amount of the 2017 Exchange Notes (calculated after giving effect to any issuance of additional notes of such series) remains outstanding immediately thereafter.

If fewer than all of the notes of a series are being redeemed, the trustee will select the notes of such series to be redeemed pro rata, by lot or by any other method the trustee in its sole discretion deems fair and appropriate, in denominations of $1,000 principal amount and multiples thereof. Upon surrender of any note redeemed in part, the holder will receive a new note of such series equal in principal amount to the unredeemed portion of the surrendered note. Once notice of redemption is sent to the holders, notes called for redemption become due and payable at the redemption price on the redemption date, and, commencing on the redemption date, notes redeemed will cease to accrue interest.

No Mandatory Redemption or Sinking Fund

There will be no mandatory redemption or sinking fund payments for the notes.

Guaranties

The obligations of the Company pursuant to each series of the notes, including any repurchase obligation resulting from a Change of Control, will be unconditionally guaranteed, jointly and severally, on an unsecured basis, by the Guarantors. Each Guarantor (other than the Specified Guarantors) will provide a guarantee of each series of notes on the Issue Date. If any of the Specified Guarantors, which as of September 30, 2006 represented less than 1.0% of the Company's operating income on a consolidated basis, does not provide a guaranty of each series of the notes within 90 days of the Issue Date, then the amount of interest payable on such series of notes will increase by 1.0% per annum. See "-Interest Rate Adjustment." If after the Issue Date the Company or any of its Wholly Owned Restricted Subsidiaries acquires or creates a Subsidiary that is a Wholly Owned Restricted Subsidiary after giving effect to such transaction (other than a Finance Subsidiary), the new Wholly Owned Restricted Subsidiary must provide a guaranty of each series of the notes.

Each guaranty of the notes by a Restricted Subsidiary (a "Note Guaranty") will be limited to the maximum amount that would not render the Guarantors obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law or Mexican law, as the case may be. In addition, in compliance with Swiss law the aggregate amount payable by each Swiss Subsidiary Guarantor will be limited for each such Swiss Subsidiary Guarantor to an amount equal to the maximum amount of the freely distributable retained earnings of such Swiss Subsidiary Guarantor as of such time. There may be other limitations on the guarantees of our other non-Mexican Subsidiary Guarantors required under local applicable laws. By virtue of this limitation, a Guarantor's obligation under its Note Guaranty could be significantly less than amounts payable with respect to the notes of the applicable series, or a Guarantor may have effectively no obligation under its Note Guaranty. See "Risk Factors-Risk Factors Relating to the Notes- The guarantees of our non-Mexican Subsidiary Guarantors may be held to be unenforceable under fraudulent conveyance laws or limited by other applicable laws."

The Note Guaranty of a Guarantor with respect to a series of notes will terminate upon

(1) a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (other than to the Company or a Restricted Subsidiary) permitted by the Indentures,

(2) if the Note Guaranty was required pursuant to the terms of the Indentures, the cessation of the circumstances requiring the Note Guaranty,

(3) the designation in accordance with the Indentures of the Guarantor as an Unrestricted Subsidiary, or

(4) defeasance or discharge of the notes of such series, as provided below under the caption "-Defeasance and Discharge."

Interest Rate Adjustment

The interest rate on each series of the notes specified under the caption "Principal, Maturity and Interest" will increase by 1.0% per annum commencing on the date that is 90 days after the Issue Date if, as of such date, each of the Specified Guarantors has not unconditionally guaranteed, jointly and severally, on an unsecured basis, the obligations of the Company pursuant to each series of the notes.

To avoid any such interest rate adjustment, the Company shall be required to deliver to the trustee an Officers' Certificate on the date that is 90 days after the Issue Date, to the effect that no condition requiring an interest rate adjustment is continuing.

Any such increase in interest rate will remain in effect until such date as each Specified Guarantor has provided a Note Guaranty with respect to each series of notes and the Company has delivered to the trustee an Officers' Certificate to such effect.

Ranking

Structural Subordination. Substantially all the operations of the Company are conducted through its subsidiaries. Claims of creditors of non-guarantor subsidiaries, including trade creditors, secured creditors and creditors holding debt and guarantees issued by those subsidiaries, and claims of preferred and minority stockholders (if any) of those subsidiaries generally will have priority with respect to the assets and earnings of those subsidiaries over the claims of creditors of the Company, including holders of the notes. The notes and each Note Guaranty therefore will be effectively subordinated to creditors (including trade creditors) and preferred and minority stockholders (if any) of subsidiaries of the Company (other than the Guarantors). As of March 31, 2007, the total liabilities of the Company's subsidiaries (other than the Guarantors) was approximately $177.4 million, including trade payables. Although the Indentures limit the incurrence of Debt and Disqualified or Preferred Stock of Restricted Subsidiaries, the limitation is subject to a number of significant exceptions. Moreover, the Indentures do not impose and limitation on the incurrence by Restricted Subsidiaries of liabilities that are not considered Debt or Disqualified or Preferred Stock under the Indentures. See"-Certain Covenants-Limitation on Debt and Disqualified or Preferred Stock."

Additional Amounts

All payments under or in respect of the notes or any Note Guaranty shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, levies, imposts, assessments or governmental charges (including penalties, interest and additions related thereto) (collectively, "Taxes") of whatever nature imposed, levied, collected, withheld or assessed unless such withholding or deduction is required by law. In the event any such withholding or deduction imposed or levied by a Tax Jurisdiction (as defined below) is required to be made from any payments under or with respect to the notes or any Note Guaranty, the Company or the relevant Guarantor, as applicable, shall pay to holders of the notes such additional amounts ("Additional Amounts") as will result in the net payment to such holder (including Additional Amounts) of the amount that would otherwise have been receivable by such holder in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable with respect to:

(a) any Taxes that would not have been so withheld or deducted but for the holder or beneficial owner of the notes having a present or former connection to the relevant Tax Jurisdiction (including having a permanent establishment in such Tax Jurisdiction, being a citizen or resident or national of, incorporated in or carrying on a business, in the relevant Tax Jurisdiction in which such Taxes are imposed) other than the mere receipt of payments in respect of the notes or any Note Guaranty, the mere holding or ownership of such note or beneficial interest in the note or the exercise of any rights under the notes, any Note Guaranty, the Indentures or the registration rights agreement;

(b) where presentation is required for payment on a note, any Taxes that would not have been so withheld or deducted if the note had been presented for payment within 30 days after the Relevant Date (as defined below), except to the extent that the holder would have been entitled to Additional Amounts had the note been presented on any day during such 30-day period and there were no additional withholdings or deductions as a result of such late presentment;

(c) any Taxes that would not have been so withheld or deducted but for the failure by the holder or the beneficial owner of the note or any payment in respect of such note, after written request made to that holder or beneficial owner at least 30 days before any such withholding or deduction would be payable, by the Company or the relevant Guarantor, as applicable, to comply with any certification, identification, information, documentation or other similar reporting requirement concerning its nationality, residence, identity or connection with the relevant Tax Jurisdiction, which is required or imposed by a statute, regulation or administrative practice of the relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes;

(d) any estate, inheritance, gift, sales, transfer, personal property or similar Taxes imposed with respect to any note;

(e) any Taxes payable other than by withholding or deduction;

(f) any withholding or deduction imposed on a payment to an individual that is required to be made pursuant to the European Union Directive on the taxation of savings income (the "Directive") implementing the conclusions of the European Counsel of Economic and Finance Ministers (COFFIN) meeting on June 3, 2003, or any law implementing or complying with, or introduced in order to conform to, such Directive;

(g) any Taxes imposed in connection with a note presented for payment by or on behalf of a holder or beneficial owner thereof who would have been able to avoid such tax by presenting the relevant note to another paying agent;

(h) any payment on a note or a Note Guaranty to a holder that is a fiduciary or partnership or a person other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settler with respect to such fiduciary, a member of such a partnership or the beneficial owner of the payment would not have been entitled to the Additional Amounts had the beneficiary, settler, member or beneficial owner been the holder of the note or Note Guaranty; or

(i) any combination of (a) through (h) above.

Notwithstanding the foregoing, the limitations on the Company's or relevant Guarantor's obligation to pay Additional Amounts set forth in clauses (c) and (h) above shall not apply if (i) the provision of information, documentation or other evidence described in such clauses (c) and (h) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a holder or beneficial owner of a note (taking into account any relevant differences between U.S. and Mexican law rules, regulations or administrative practice) than comparable information or other reporting requirements imposed under U.S. tax law, regulation and administrative practice (such as IRS Forms W-8BEN and W-9) or (ii) Rule 3.23.8 issued by the Ministry of Finance and Public Credit on April 28, 2006 or a substantially similar successor of such rule is in effect, unless the provision of the information, documentation or other evidence described in clauses (c) and (h) is expressly required by statute, regulation, rule, ruling or administrative practice in order to apply Rule 3.23.8 (or a substantially similar successor of such rule), the Company cannot obtain such information, documentation or other evidence on its own through reasonable diligence and the Company otherwise would meet the requirements for application of Rule 3.23.8 (or such successor of such rule), in addition, such clauses (c) and (d) shall not be construed to require that a non-Mexican pension or retirement fund or a non-Mexican financial institution or another holder register with the Ministry of Finance and Public Credit for the purpose of establishing eligibility for an exemption from or reduction of Mexican withholding tax or to require that a holder or beneficial owner certify or provide information concerning whether it is or is not a tax-exempt pension or retirement fund.

If the Directive imposes taxes upon notes presented for payment, the Company or relevant Guarantor will use commercially reasonable efforts to maintain a paying agent with a specified office in a Member State of the European Union that will not be obligated to withhold or deduct tax pursuant to the Directive or any law implementing or complying with, or introduced in order to conform to, the Directive.

"Tax Jurisdiction" means (1) Mexico or any political subdivision thereof or any authority therein or thereof having the power to tax, (2) any jurisdiction in which the Company or any Guarantor (including any successor entity) is then incorporated, engaged in business or resident for tax purposes or any political subdivision thereof or therein having the power to tax or (3) any jurisdiction by or through which payment is made.

"Relevant Date" means whichever is the later of (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been received in New York City, New York by the trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the holders of the notes in accordance with the Indentures.

References to principal, interest or any other amount payable on or in respect of any note shall be deemed also to refer to any Additional Amounts which may be payable as set forth in the Indentures or in the notes to the extent that Additional Amounts are, were or would be payable in respect thereof.

At least ten Business Days prior to the first interest payment date (and at least ten Business Days prior to each succeeding interest payment date if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate), the Company or the relevant Guarantor, as applicable, will furnish to the trustee and the paying agent an Officers' Certificate instructing the trustee and the paying agent whether payments of principal of or interest on the notes due on such interest payment date shall be without deduction or withholding for or on account of any Taxes by the Tax Jurisdictions. If any such deduction or withholding shall be required, at least 20 days prior to such interest payment date (unless the obligation to pay Additional Amounts arises after the 20th day prior to the payment date, in which case the Company or the relevant Guarantor shall notify the trustee and the paying agent in writing promptly thereafter), the Company, or the relevant Guarantor, as applicable, will furnish the trustee and the paying agent with an Officers' Certificate that specifies the amount, if any, required to be withheld on such payment to holders of the notes. If the Company or any Guarantor is obligated to pay Additional Amounts with respect to such payment, the Officers' Certificate must also set forth any other information reasonably necessary to enable the paying agent to pay Additional Amounts to the holders on the relevant payment date. For these purposes, any Officers' Certificate required by the Indentures to be provided to the trustee and any paying agent shall be deemed to be duly provided if telecopied to the trustee and such paying agent.

The Company or the relevant Guarantor, as applicable, will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. The Company or the relevant Guarantor, as applicable, will obtain official receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld, or, if such receipts are not obtainable, such other documentation reasonably acceptable to the trustee. The Company, or the relevant Guarantor, as applicable, shall furnish to the trustee the official receipts (or a certified copy of the official receipts or other such documentation, as applicable) evidencing payment of Taxes. The Company or the relevant Guarantor, as applicable, will attach to each certified copy or other such documentation, as applicable, a certificate stating (x) that the amount of such Tax evidenced by the certified copy was paid in connection with payments under or with respect to the notes then outstanding upon which such Taxes were due and (y) the amount of such withholding tax paid per $1,000 of principal amount of the notes. Copies of such receipts or other such documentation, as applicable, shall be made available to holders of the notes upon request.

The Company and the relevant Guarantor, as applicable, shall promptly pay when due, and indemnify the holder for, any present or future stamp, issue, registration, court and/or documentary taxes, and/or any other excise taxes, similar charges or similar levies imposed by the Tax Jurisdictions on the execution, delivery, registration or enforcement of any of the notes, the Indentures, any Note Guaranty or any other document or instrument referred to herein or therein.

The Company and the relevant Guarantor, as applicable, will indemnify and hold harmless each holder of notes and, upon written request of any holder of notes, reimburse each such holder, for the amount of:

(1) any Taxes (other than Taxes excluded under clauses (a) through (i) levied or imposed and paid by such holder as a result of payments made on or with respect to the notes; provided that reasonable supporting documentation is provided; and

(2) any Taxes (other than Taxes excluded under clauses (a) through (i)) levied or imposed with respect to any reimbursement under the foregoing clause (1), so that the net amount received by such holder after such reimbursement will not be less than the net amount the holder would have received if Taxes (other than Taxes excluded under clauses (a) through (i)) on such reimbursement had not been imposed.

Any payments made pursuant to the preceding sentence will be treated as Additional Amounts for all relevant purposes.

Optional Tax Redemption

The notes may be redeemed at the Company's election, as a whole, but not in part, by the giving of notice as provided in the Indentures, at a price equal to the outstanding principal amount thereof, together with any Additional Amounts then due and that will become due on the redemption date as a result of the redemption and accrued and unpaid interest to the redemption date, if (1) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the relevant Tax Jurisdiction, or any change in the official application, administration or interpretation of such laws, regulations or rulings in the relevant Tax Jurisdiction, the Company or the relevant Guarantor, as applicable, has or will become obligated to pay any Additional Amounts on the notes in excess of the Additional Amounts the Company would be obligated to pay if payments made on the notes were subject to withholding or deduction of Mexican taxes at a rate of 4.9 percent ("Excess Additional Amounts"), (2) such change or amendment is announced on or after the Issue Date (or, if the relevant Tax Jurisdiction has changed since the date of the Indentures, the date on which the then current Tax Jurisdiction became the applicable Tax Jurisdiction under the Indentures), (3) such obligation would have arisen absent a further issuance of the notes pursuant to the Indentures; and (4) and such obligation cannot be avoided by the Company or the relevant Guarantor, as applicable, taking reasonable measures available to it (including, without limitation, changing the jurisdiction from or through which payments are made); provided, however, that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Company or the relevant Guarantor, as applicable, would be obliged to pay such Excess Additional Amounts. Prior to the giving of any notice of redemption of the notes pursuant to the foregoing, the Company will deliver to the trustee (1) an Officers' Certificate stating that the conditions precedent to the right of the Company to so redeem have occurred and that the obligation to pay Excess Additional Amounts cannot be avoided by the Company by taking commercially reasonable measures available to it, and (2) a written opinion of independent legal counsel of recognized standing in the relevant Tax Jurisdiction to the effect that the Company has become obligated to pay Excess Additional Amounts as a result of a change or amendment described above.

Certain Covenants

The indenture contains covenants including, among others, the following:

Limitation on Debt and Disqualified or Preferred Stock, (a) The Company

(1) will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt; and

(2) will not, and will not permit any Restricted Subsidiary to, Incur any Disqualified Stock, and will not permit any of its Restricted Subsidiaries to Incur any Preferred Stock (other than Disqualified or Preferred Stock of Restricted Subsidiaries held by the Company or a Substantially Wholly Owned Restricted Subsidiary, so long as it is so held); provided that the Company or any Restricted Subsidiary may Incur Debt and the Company or any Restricted Subsidiary may Incur Disqualified Stock and the Company or any Restricted Subsidiary may Incur Preferred Stock if, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, the Leverage Ratio is not greater than 3.50 or less than zero.

(b) Notwithstanding the foregoing, the Company and, to the extent provided below, any Restricted Subsidiary may Incur the following ("Permitted Debt"):

(1) Debt of the Company or any Guarantor incurred for working capital needs in the ordinary course of business, to fund capital expenditures or to make interest payments; provided that the aggregate principal amount at any time outstanding does not exceed $100.0 million, less any amount of such Debt permanently repaid as provided by the covenant described under the caption "-Certain Covenants-Limitation on Asset Sales", and Guarantees of such Debt by any Guarantor;

(2) Debt of the Company or any Restricted Subsidiary of the Company so long as such Debt continues to be owed to the Company or a Restricted Subsidiary and which, if the obligor is the Company or a Guarantor, is subordinated in right of payment to the notes;

(3) Debt of the Company pursuant to the notes (other than additional notes) and Debt of any Guarantor pursuant to a Note Guaranty of the notes (including additional notes);

(4) Debt ("Permitted Refinancing Debt") constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the above, for purposes of this clause, "refinance") then outstanding Debt in an amount not to exceed the principal amount of the Debt so refinanced, plus premiums, fees and expenses; provided that

(A) in case the Debt to be refinanced is subordinated in right of payment to the notes, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the notes at least to the extent that the Debt to be refinanced is subordinated to the notes,

(B) the new Debt does not have a Stated Maturity prior to the Stated Maturity of the Debt to be refinanced, and the Average Life of the new Debt is at least equal to the remaining Average Life of the Debt to be refinanced,

(C) in no event may Debt of the Company or any Guarantor be refinanced pursuant to this clause by means of any Debt of any Restricted Subsidiary that is not a Guarantor, and

(D) Debt Incurred pursuant to clauses (1), (2), (5), (6), (11) and (12) may not be re\financed pursuant to this clause;

(5) Hedging Agreements of the Company or any Restricted Subsidiary entered into in the ordinary course of business for the purpose of limiting risks associated with the business of the Company and its Restricted Subsidiaries and not for speculation;

(6) Debt of the Company or any Restricted Subsidiary with respect to letters of credit and bankers' acceptances issued in the ordinary course of business and not supporting Debt, including letters of credit supporting performance, surety or appeal bonds or indemnification, adjustment of purchase price or similar obligations incurred in connection with the acquisition or disposition of any business or assets, including but not limited to any such amounts outstanding from time to time under the Bank of America Credit Facility;

(7) Acquired Debt, provided that after giving effect to the Incurrence thereof, the Company could Incur at least $1.00 of Debt under the Leverage Ratio test set forth in the first sentence of this covenant;

(8) Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date, including the 2013 Notes, (and, for purposes of clause (4)(D), not otherwise constituting Permitted Debt);

(9) Debt of the Company or any Restricted Subsidiary, which may include Capital Leases. Incurred on or after the Issue Date for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, provided that the principal amount of any Debt Incurred pursuant to this clause may not exceed (a) $25.0 million less (b) the aggregate outstanding amount of Permitted Refinancing Debt Incurred to refinance Debt Incurred pursuant to this clause;

(10) Debt of the Company pursuant to any Permitted Receivables Financing;

(11) Debt of the Company or any Guarantor consisting of Guarantees of Debt of the Company or any Restricted Subsidiary Incurred under any other clause of this covenant; and

(12) Debt of the Company or any Restricted Subsidiary Incurred on or after the Issue Date not otherwise permitted in an aggregate principal amount at any time outstanding not to exceed $25.0 million.

For purposes of determining compliance with the "Limitation on Debt and Disqualified or Preferred Stock" covenant described above, (A) in the event that an item of Debt meets the criteria of more than one of the types of Debt described above, the Company, in its sole discretion, shall classify such item of Debt and only be required to include the amount and type of such Debt in one of such clauses, although the Company may divide and classify an item of Debt in one or more of the types of Debt and may later re-divide or reclassify all or a portion of such item of Debt in any manner that complies with the "Limitation on Debt and Disqualified or Preferred Stock" covenant described above and (B) the amount of Debt issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in conformity with Mexican FRS.

Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly (the payments and other actions described in the following clauses being collectively "Restricted Payments"):

  declare or pay any dividend or make any distribution on its Equity Interests held by Persons other than the Company or any of its Wholly Owned Restricted Subsidiaries (other than (x) dividends or distributions paid solely in the Company's Qualified Equity Interests or (y) dividends or distributions by a Restricted Subsidiary on shares of its Common Stock that are paid pro rata to all holders of such Common Stock or, if such Restricted Subsidiary has more than one class of Capital Stock, any dividend or distribution by such Restricted Subsidiary on all shares of its Capital Stock that is paid pro rata to all holders of such Capital Stock in proportion to such holders' equity interest in such Restricted Subsidiary);

(b) The foregoing will not prohibit:

(1) cash dividends on the Company's Capital Stock and repurchases of the Company's Equity Interests in an amount not to exceed (together with all other cash dividends of the Company and repurchases of the Company's Equity Interests in the same fiscal year of the Company) $15.0 million in the aggregate in any fiscal year of the Company;

(2) the payment of any dividend within 90 days after the date of declaration thereof if, at the date of declaration, such payment would comply with paragraph (a);

(3) dividends or distributions by a Restricted Subsidiary payable, on a pro rata basis or on a basis more favorable to the Company, to all holders of any class of Capital Stock of such Restricted Subsidiary a majority of which is held, directly or indirectly through Restricted Subsidiaries, by the Company;

(4) the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Debt with the proceeds of, or in exchange for, Permitted Refinancing Debt;

(5) the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of a substantially concurrent offering of, Qualified Equity Interests of the Company or of a cash contribution to the common equity of the Company;

(6) the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Debt of the Company in exchange for, or out of the proceeds of, a substantially concurrent offering of, Qualified Equity Interests of the Company;

(7) any Investment made in exchange for, or out of the net cash proceeds of, a substantially concurrent offering of Qualified Equity Interests of the Company;

(8) the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company held by officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or pursuant to any agreement under which the Equity Interests were issued; provided that the aggregate cash consideration paid therefore after the Issue Date does not exceed an aggregate amount of $5.0 million;

(9) the payment of cash dividends (without duplication) on any Disqualified Stock of the Company or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary Incurred after the Issue Date in compliance with the covenant described under the caption "-Certain Covenants-Limitation on Debt and Disqualified or Preferred Stock"; and

(10) the repurchase of any Subordinated Debt at a purchase price not greater than 101% of the principal amount thereof in the event of (x) a change of control pursuant to a provision no more favorable to the holders thereof than the provisions of the covenant described under the caption "-Certain Covenants- Repurchase of Notes Upon a Change of Control" or (y) an Asset Sale pursuant to a provision no more favorable to the holders thereof than the provisions of the covenant described under the caption "-Certain Covenants-Limitation on Asset Sales"; provided that, in the case of clauses (6), (7) and (8) no Default has occurred and is continuing or would occur as a result thereof.

(c) Proceeds of the issuance of Qualified Equity Interests will be included under clause (3) of paragraph (a) only to the extent they are not applied as described in clause (5), (6) or (7) of paragraph (b). Restricted Payments permitted pursuant to clause (3), (4), (5), (6) or (7) of paragraph (b) will not be included in making the calculations under clause (3) of paragraph (a).

(d) Not later than the date of making any Restricted Payment, the Company will deliver to the trustee an Officers' Certificate stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant were calculated.

Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the notes are secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the notes or any Note Guaranty, prior to) the obligations so secured for so long as such obligations are so secured.

Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property or asset unless

(1) the Company or the Restricted Subsidiary would be entitled to

(A) Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to the covenant described under the caption "-Certain Covenants- Limitation on Debt and Disqualified or Preferred Stock", and

(B) create a Lien on such property or asset securing such Attributable Debt without equally and ratably securing the notes pursuant to the covenant described under the caption "-Certain Covenants-Limitation on Liens", in which case, the corresponding Debt and Lien will be deemed incurred pursuant to those provisions, and

(2) the Company complies with the covenant described under the caption "-Certain Covenants- Limitation on Asset Sales" in respect of such transaction.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries, (a) Except as provided in paragraph (b), the Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to

(1) pay dividends or make any other distributions on any Equity Interests of the Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,

(2) pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary,

(3) make loans or advances to the Company or any other Restricted Subsidiary, or

(4) transfer any of its property or assets to the Company or any other Restricted Subsidiary,

(b) The provisions of paragraph (a) do not apply to any encumbrances or restrictions

(1) existing on the Issue Date in the Indentures or any other agreements in effect on the Issue Date, and any extensions, renewals, replacements or refinancings of any of the foregoing; provided that the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the noteholders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

(2) existing under or by reason of applicable law;

(3) existing

(A) with respect to any Person, or to the property or assets of any Person, at the time the Person is acquired by the Company or any Restricted Subsidiary, or

(B) with respect to any Unrestricted Subsidiary at the time it is designated or is deemed to become a Restricted Subsidiary,

which encumbrances or restrictions (i) are not applicable to any other Person or the property or assets of any other Person and (ii) were not put in place in anticipation of such event and any extensions, renewals, replacements or refinancings of any of the foregoing, provided the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the noteholders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

(4) of the type described in clause (a)(4) arising or agreed to in the ordinary course of business (i) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease or license, (ii) by virtue of any Lien on, or agreement to transfer, option or similar right with respect to any property or assets of, the Company or any Restricted Subsidiary or (iii) not relating to any Debt;

(5) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, the Restricted Subsidiary that is permitted by the covenants described under the captions "-Certain Covenants--Limitation on Sale or Issuance of Equity Interests of Restricted Subsidiaries " and "-Certain Covenants-Limitation on Asset Sales";

(6) customary restrictions with respect to a Finance Subsidiary, pursuant to the terms of the related financing by the Finance Subsidiary;

(7) contained in the terms governing any Debt if (as determined in good faith by the Board of Directors) (i) the encumbrances or restrictions are ordinary and customary for a financing of that type and (ii) the encumbrances or restrictions either (x) would not, at the time agreed to, be expected to materially adversely affect the ability of the Company to make payments on the notes or (y) in the case of any Permitted Refinancing Debt, are, taken as a whole, no less favorable in any material respect to the noteholders than those contained in the agreements governing the Debt being refinanced;

(8) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(9) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; or

(10) required pursuant to the Indentures.

Limitation on Sale or Issuance of Equity Interests of Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, sell or issue any Equity Interests of a Restricted Subsidiary unless

(1) the sale or issuance is to the Company or a Substantially Wholly Owned Restricted Subsidiary,

(2) the sale or issuance is of Capital Stock representing directors' qualifying shares or Capital Stock required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary,

(3) the sale or issuance is an Incurrence of Disqualified or Preferred Stock of a Restricted Subsidiary permitted by the covenant described under the caption "-Certain Covenants-Limitation on Debt and Disqualified or Preferred Stock", or

(4) (i) if, after giving effect to the sale or issuance, the Restricted Subsidiary would no longer be a Restricted Subsidiary, all remaining Investments of the Company and the Restricted Subsidiaries in such Person (valued at an amount equal to the Company's remaining proportional share of the fair market value of such Person's assets less liabilities), if deemed made at that time, would be permitted under the covenant described under the caption "-Certain Covenants-Limitation on Restricted Payments" and (ii) the Company complies with the covenant described under the caption "-Certain Covenants-Limitation on Asset Sales" with respect to the sale or issuance.

Guaranties by Restricted Subsidiaries. If after the Issue Date the Company or any of its Wholly Owned Restricted Subsidiaries acquires or creates a Subsidiary that is a Wholly Owned Restricted Subsidiary after giving effect to such transaction (other than a Finance Subsidiary), the Company must cause the new Wholly Owned Restricted Subsidiary to provide a Note Guaranty.

Repurchase of Notes upon a Change of Control. Not later than 30 days following a Change of Control, the Company will make an Offer to Purchase all outstanding notes at a purchase price equal to 101% of the principal amount plus accrued interest to the date of purchase.

An "Offer to Purchase" must be made by written offer, which will specify the principal amount of notes subject to the offer and the purchase price. The offer must specify an expiration date (the "expiration date") not less' than 30 days or more than 60 days after the date of the offer and a settlement date for purchase (the "purchase date") not more than five Business Days after the expiration date. The offer must include information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable the holders to make an informed decision with respect to the Offer to Purchase. The offer will also contain instructions and materials necessary to enable holders to tender notes pursuant to the offer.

A holder may tender all or any portion of its notes pursuant to an Offer to Purchase, subject to the requirement that any portion of a note tendered must be in a multiple of $1,000 principal amount. Holders shall be entitled to withdraw notes tendered up to the close of business on the expiration date. On the purchase date the purchase price will become due and payable on each note accepted for purchase pursuant to the Offer to Purchase, and interest on notes purchased will cease to accrue on and after the purchase date.

The Company shall comply with Rule 14e-l under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

The Company has agreed in the Indentures that it will timely repay Debt or obtain consents as necessary under, or terminate, agreements or instruments that would otherwise prohibit an Offer to Purchase required to be made pursuant to the Indentures. Notwithstanding this agreement of the Company, it is important to note the following:

Future debt of the Company may also prohibit the Company from purchasing notes in the event of a Change of Control, may provide that a Change of Control is a default or may require repurchase of such debt upon a Change of Control. Moreover, the exercise by the noteholders of their right to require the Company to purchase the notes could cause a default under other debt, even if the Change of Control itself does not, due to the financial effect of the purchase on the Company.

Finally, the Company's ability to pay cash to the noteholders following the occurrence of a Change of Control may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make the required purchase of the notes. See "Risk Factors-Risk Factors Relating to the Notes-We may not have the ability to raise the funds necessary to finance the Change of Control offer required by the Indentures."

The phrase "all or substantially all", as used with respect to the assets of the Company in the definition of "Change of Control", is subject to interpretation under applicable state law. and its applicability in a given instance would depend upon the facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" the assets of the Company has occurred in a particular instance, in which case a holder's ability to obtain the benefit of these provisions could be unclear.

Except as described above with respect to a Change of Control, the Indentures do not contain provisions that permit the holder of the notes to require that the Company purchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The provisions under the Indentures relating to the Company's obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or amended as described in "-Amendments and Waivers."

Limitation on Asset Sales. The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless the following conditions are met:

(1) The Asset Sale is for fair market value, as determined in good faith by either the Board of Directors or the finance committee (or its successor committee) of the Board of Directors.

(2) At least 75% of the consideration consists of (A) cash or Cash Equivalents received at closing, (B) property or assets (other than Capital Stock) to be owned by and used in the business of the Company or any Restricted Subsidiary of a nature or type used in a business similar or related to the business of the Company and its Restricted Subsidiaries on the date of such Asset Sale or (C) Capital Stock in one or more Persons principally engaged in a Permitted Business which thereby become Restricted Subsidiaries. (For purposes of this clause (2), the assumption by the purchaser of Debt or other obligations (other than Subordinated Debt) of the Company or a Restricted Subsidiary pursuant to a customary novation agreement, and instruments or securities received from the purchaser that are promptly, but in any event within 30 days of the closing, converted by the Company to cash, to the extent of the cash actually so received, shall be considered cash received at closing.)

(3) Within 360 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Net Cash Proceeds may be used

(A) to permanently repay Debt other than Subordinated Debt of the Company or a Guarantor or any Debt of a Restricted Subsidiary that is not a Guarantor (and in the case of a revolving credit, permanently reduce the commitment thereunder by such amount), in each case owing to a Person other than the Company or any Restricted Subsidiary, or

(B) to acquire all or substantially all of the assets of a Permitted Business, to purchase equity interests in a Restricted Subsidiary from a third party, or to acquire a majority of the Voting Stock of another Person that thereupon becomes a Restricted Subsidiary engaged in a Permitted Business, or to make capital expenditures or otherwise acquire long-term assets that are to be used in a Permitted Business.

(4) The Net Cash Proceeds of an Asset Sale not applied pursuant to clause (3) within 360 days of the Asset Sale constitute "Excess Proceeds". Excess Proceeds of less than $10.0 million will be carried forward and accumulated. When accumulated Excess Proceeds equals or exceeds $10.0 million, the Company must, within 30 days, make an Offer to Purchase notes having a principal amount equal to

(A) accumulated Excess Proceeds, multiplied by

(B) a fraction (x) the numerator of which is equal to the outstanding principal amount of the notes and (y) the denominator of which is equal to the outstanding principal amount of the notes and all pari passu Debt similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest $1,000. The purchase price for the notes will be 100% of the principal amount plus accrued interest to the date of purchase. If the Offer to Purchase is for less than all of the outstanding notes and notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Company will purchase notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only notes in multiples of $1,000 principal amount will be purchased. Upon completion of the Offer to Purchase, Excess Proceeds will be reset at zero.

Limitation on Transactions with Shareholders and Affiliates, (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service with (x) any holder, or any Affiliate of any holder, of 5% or more of any class of Voting Stock of the Company or (y) any Affiliate of the Company or any Restricted Subsidiary (a "Related Party Transaction"), except upon fair and reasonable terms that when taken as a whole are no less favorable to the Company or the Restricted Subsidiary than could be obtained at that time in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company.

(b) After the Issue Date, any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $5.0 million must first be approved by a majority of the Board of Directors who are disinterested in the subject matter of the transaction pursuant to a Board Resolution delivered to the trustee. Prior to entering into any Related Party Transaction or series of Related Party Transactions after the Issue Date with an aggregate value in excess of $10.0 million, the Company must in addition obtain and deliver to the trustee a favorable written opinion from an Independent Financial Advisor as to the fairness of the transaction to the Company and its Restricted Subsidiaries from a financial point of view.

(c) The foregoing paragraphs do not apply to

(1) the payment of reasonable and customary regular fees to directors of the Company;

(2) any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant described above;

(3) transactions solely among or between Guarantors or solely among or between the Company and a Guarantor;

(4) reasonable fees and compensation paid to, and any indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any Restricted Subsidiary as determined in good faith by the Board of Directors, including contributions to a pension trust for employees of the Company and its Restricted Subsidiaries and the acquisition in the open market, and contribution of, Capital Stock of the Company to a stock option trust for employees of the Company and its Restricted Subsidiaries;

(5) transactions, including Related Party Transactions, undertaken pursuant to any contractual obligations or rights in existence on the Issue Date (as in effect on the Issue Date or as amended, modified or replaced from time to time so long as the amended, modified or new obligations or rights, taken as a whole, are no less favorable to the Company or any Restricted Subsidiary and any of their Subsidiaries than those in effect on the Issue Date);

(6) transactions entered into as part of a financing effected by a Finance Subsidiary; and

(7) loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business and in an aggregate principal amount at any time not exceeding $2.0 million.

Line of Business. The Company will not, and will not permit any of its Restricted Subsidiaries, to engage in any business other than a Permitted Business, except to an extent that so doing would not be material to the Company and its Restricted Subsidiaries, taken as a whole.

Limitation on Accounts Receivables Facilities. The Company and its Restricted Subsidiaries may sell, transfer or otherwise dispose of accounts receivable; provided that:

(1) the sale, transfer or other disposition is in connection with a Permitted Receivables Financing; and

(2) the aggregate consideration received in each such sale, transfer or other disposition is at least equal to the fair market value of the receivables sold less customary discounts, reserves or amounts reflecting the implicit interest rate.

Designation of Restricted and Unrestricted Subsidiaries, (a) The Board of Directors may designate any Subsidiary, including a newly acquired or created Subsidiary, to be an Unrestricted Subsidiary if it meets the following qualifications and the designation would not cause a Default:

(1) (A) The Subsidiary does not own any Disqualified Stock of the Company or Disqualified or Preferred Stock of a Restricted Subsidiary or hold any Debt of, or any Lien on any property of, the Company or any Restricted Subsidiary, if such Disqualified or Preferred Stock or Debt could not be Incurred under the covenant described under the caption "-Certain Covenants-Limitation on Debt and Disqualified or Preferred Stock" or such Lien would violate the covenant described under the caption "-Certain Covenants--Limitation on Liens"; and

(B) the Subsidiary does not own any Voting Stock of a Restricted Subsidiary, and all of its Subsidiaries are Unrestricted Subsidiaries;

(2) At the time of the designation, the designation would be permitted under the covenant described under the caption "-Limitation on Restricted Payments ";

(3) To the extent the Debt of the Subsidiary is not Non-Recourse Debt, any Guarantee or other credit support thereof by the Company or any Restricted Subsidiary is permitted under the covenants described under the captions "-Limitation on Debt and Disqualified or Preferred Stock" and "-Limitation on Restricted Payments";

(4) The Subsidiary is not party to any transaction or arrangement with the Company or any Restricted Subsidiary that would not be permitted under the covenant described under the caption "-Limitation on Transactions with Shareholders and Affiliates"; and

(5) Neither the Company nor any Restricted Subsidiary has any obligation to subscribe for additional Equity Interests of the Subsidiary or to maintain or preserve its financial condition or cause it to achieve specified levels of operating results, except to the extent permitted by the covenants described under the captions "-Limitation on Debt and Disqualified and Preferred Stock" and "-Limitation on Restricted Payments."

Once so designated the Subsidiary will remain an Unrestricted Subsidiary, subject to paragraph (b).

(b) (1) A Subsidiary previously designated an Unrestricted Subsidiary which fails to meet the qualifications set forth in paragraph (a) will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in paragraph (d).

(2) The Board of Directors may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default.

(c) Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary,

(1) all existing Investments of the Company and the Restricted Subsidiaries therein (valued at the Company's proportional share of the fair market value of its assets less liabilities) will be deemed made at that time;

(2) all existing Capital Stock or Debt of the Company or a Restricted Subsidiary held by it will be deemed Incurred at that time, and all Liens on property of the Company or a Restricted Subsidiary held by it will be deemed incurred at that time;

(3) all existing transactions between it and the Company or any Restricted Subsidiary will be deemed entered into at that time;

(4) it is released at that time from its Note Guaranty, if any; and

(5) it will cease to be subject to the provisions of the 2012 notes indenture or the 2017 notes indenture, as applicable, as a Restricted Subsidiary.

(d) Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary,

(1) all of its Debt and Disqualified or Preferred Stock will be deemed Incurred at that time for purposes of the covenant described under the caption "-Limitation on Debt and Disqualified or Preferred Stock", but will not be considered the sale or issuance of Equity Interests for purposes of the covenants described under the captions "-Limitation on Sale or Issuance of Equity Interests" or "-Limitation on Asset Sales";

(2) Investments therein previously charged under the covenant described under the caption "-Limitation on Restricted Payments " will be credited thereunder;

(3) it may be required to issue a Note Guaranty pursuant to the provisions of the section captioned "-Guaranties of Restricted Subsidiaries"; and

(4) it will thenceforward be subject to the provisions of the 2012 notes indenture or the 2017 notes indenture, as applicable, as a Restricted Subsidiary.

(e) Any designation by the Board of Directors of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the trustee by promptly filing with the trustee a copy of the Board Resolution giving effect to the designation and an Officers' Certificate certifying that the designation complied with the foregoing provisions.

Anti-Layering. Neither the Company nor any Guarantor may Incur any Debt that is subordinate in right of payment to other Debt of the Company or the Guarantor unless such Debt is also subordinate in right of payment to the notes or the relevant Note Guaranty on substantially identical terms. This does not apply to distinctions between categories of Debt that exist by reason of any Liens or Guarantees securing or in favor of some but not all of such Debt.

Financial Reports, (a) Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company must provide the trustee and noteholders within the time periods specified in those sections with

(1) all annual financial information that would be required to be contained in a filing with the Commission on Form 20-F (or any successor form) if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and an audit report by the Company's certified independent accountants and

(2) unaudited quarterly financial information (which shall include at least a balance sheet, income statement and cash flow statement in each case prepared in accordance with Mexican FRS) along with other financial information and a discussion of results in each case with at least the level of information provided by the Company in its Form 6-K for the third quarter of 2006, within 45 days after the end of each of the first three fiscal quarters of each fiscal year.

In addition, whether or not required by the Commission, the Company will, after the effectiveness of an exchange offer registration statement or shelf registration statement if the Commission will accept the filing, file a copy of all of the information and reports referred to in clauses (1) and (2) with the Commission for public availability within the time periods specified in the Commission's rules and regulations.

(b) For so long as any of the notes remain outstanding and constitute "restricted securities" under Rule 144, the Company will furnish to the holders of the notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Reports to Trustee. The Company will deliver to the trustee

(1) within 120 days after the end of each fiscal year a certificate stating that the Company has fulfilled its obligations under the Indentures or, if there has been a Default, specifying the Default and its nature and status; and

(2) as soon as possible and in any event within 30 days after the Company becomes aware or should reasonably become aware of the occurrence of a Default, an Officers' Certificate setting forth the details of the Default, and the action which the Company proposes to take with respect thereto.

Consolidation, Merger, Lease or Sale of Assets

The indenture further provides as follows regarding consolidation, merger, lease or sale of all or substantially all of the assets of the Company or a Guarantor:

Consolidation, Merger, Lease or Sale of All or Substantially All Assets by the Company, (a) The Company will not consolidate with or merge with or into any Person, or

  sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person or permit any Person to merge with or into the Company

unless

(1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of Mexico, a member of the European Union or the United States of America, any state of the United States of America or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company under the Indentures and the notes and the registration rights agreement;

(2) immediately after giving effect to the transaction, no Default has occurred and is continuing;

(3) immediately after giving effect to the transaction on a pro forma basis, the Company or the resulting, surviving or transferee Person has a Consolidated Net Worth without taking into account any purchase accounting adjustments equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

(4) immediately after giving effect to the transaction on a pro forma basis, the Company or the resulting surviving or transferee Person could Incur at least $1.00 of Debt under the Leverage Ratio test set forth in the first sentence of the covenant described under the caption "-Certain Covenants-Limitation on Debt and Disqualified or Preferred Stock"; and

(5) the Company delivers to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with the Indentures;

provided, that clauses (2) through (4) do not apply (i) to the consolidation or merger of the Company with or into a Restricted Subsidiary or the consolidation or merger of a Restricted Subsidiary with or into the Company or (ii) if, in the good faith determination of the Board of Directors, whose determination is evidenced by a Board Resolution, the principal purpose of the transaction is to change the jurisdiction of incorporation of the Company.

(b) Upon the consummation of any transaction effected in accordance with these provisions, if the Company is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indentures and the notes with the same effect as if such successor Person had been named as the Company in the Indentures. Upon such substitution, the Company will be released from its obligations under the Indentures and the notes unless the Company has leased all or substantially all of its assets, whether in one transaction or a series of transactions, to one or more other Persons.

Consolidation, Merger, Lease or Sale of Assets by a Guarantor, No Guarantor may

  consolidate with or merge with or into any Person, or

  sell, convey, transfer, lease or dispose of, all or substantially all its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person, or permit any Person to merge with or into such Guarantor

unless

(1) The other Person is the Company or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction); or

(2) (a) either (x) the Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture all of the obligations of the Guarantor under its Note Guaranty; and

(b) immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(3) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Restricted Subsidiary) otherwise permitted by the Indentures.

Default and Remedies

Events of Default. An "Event of Default" with respect to a series of notes occurs if

(1) the Company defaults in the payment of the principal of any note of such series when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise (other than pursuant to an Offer to Purchase);

(2) the Company defaults in the payment of interest (including any additional interest) on any note of such series when the same becomes due and payable, and the default continues for a period of 30 days;

(3) the Company fails to make an Offer to Purchase and thereafter to accept and pay for notes of such series tendered when and as required pursuant to the covenants described under the captions "-Certain Covenants-Repurchase of Notes Upon a Change of Control" or "-Certain Covenants-Limitation on Asset Sales", or the Company or any Guarantor fails to comply with the covenant described under the caption "-Consolidation, Merger; Lease or Sale of Assets";

(4) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indentures or under the notes of such series and the default or breach continues for a period of 60 consecutive days after written notice to the Company by the trustee or to the Company and the trustee by the holders of 25% or more in aggregate principal amount of the notes of such series;

(5) there occurs with respect to any Debt of the Company or any of its Significant Subsidiaries having an outstanding principal amount of $25.0 million or more in the aggregate for all such Debt of all such Persons (i) an event of default that results in such Debt being due and payable prior to its scheduled maturity or (ii) failure to make a principal payment when due and such defaulted payment is not made, waived or extended within the applicable grace period;

(6) one or more final judgments or orders for the payment of money are rendered against the Company or any of its Significant Subsidiaries and are not paid or discharged, and there is a period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $25.0 million (in excess of amounts which the Company's insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

(7) an involuntary case or other proceeding is commenced against the Company or any Significant Subsidiary with respect to it or its debts under any bankruptcy, concurso mercantil, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against the Company or any Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

(8) the Company or any of its Significant Subsidiaries (i) commences a voluntary case under any applicable bankruptcy, concurso mercantil, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries or (iii) effects any general assignment for the benefit of creditors (an event of default specified in clause (7) or (8) a "bankruptcy default"); or

(9) any Note Guaranty ceases to be in full force and effect, other than in accordance with the terms of the Indentures, or a Guarantor denies or disaffirms its obligations under its Note Guaranty.

Consequences of an Event of Default. If an Event of Default with respect to a series of notes, other than a bankruptcy default with respect to the Company, occurs and is continuing under the Indentures, the trustee or the holders of at least 25% in aggregate principal amount of the notes of such series then outstanding, by written notice to the Company (and to the trustee if the notice is given by the holders), may, and the trustee at the request of such holders shall, declare the principal of and accrued interest on the notes of such series to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable.

The holders of a majority in principal amount of the outstanding notes of a series by written notice to the Company and to the trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if

(1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes of such series that have become due solely by the declaration of acceleration, have been cured or waived, and

(2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Except as otherwise provided in "-Consequences of an Event of Default" or "-Amendments and Waivers-Amendments with Consent of Holders," the holders of a majority in principal amount of the outstanding notes of a series may, by written notice to the trustee, waive an existing Default and its consequences with respect to such series. Upon such waiver, the Default will cease to exist with respect to such series, and any Event of Default arising therefrom will be deemed to have been cured with respect to such series, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

The holders of a majority in principal amount of the outstanding notes of a series may, upon indemnification of the trustee, direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the Indentures, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of notes of such series not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from holders of notes.

A holder may not institute any proceeding, judicial or otherwise, with respect to the Indentures or the notes, or for the appointment of a receiver or trustee, or for any other remedy under the Indentures or the notes, unless:

(1) the holder has previously given to the trustee written notice of a continuing Event of Default;

(2) holders of at least 25% in aggregate principal amount of outstanding notes of the applicable series have made written request to the trustee to institute proceedings in respect of the Event of Default in its own name as trustee under the Indentures;

(3) holders have offered to the trustee indemnity reasonably satisfactory to the trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(4) the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding notes of the applicable series have not given the trustee a direction that is inconsistent with such written request.

Notwithstanding anything to the contrary, the right of a holder of a note to receive payment of principal of or interest on its note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such dates, may not be impaired or affected without the consent of that holder.

If any Default with respect to a series of notes occurs and is continuing and is known to a Responsible Officer of the trustee, the trustee will send notice of the Default to each holder of such series within 90 days after it occurs, unless the Default has been cured with respect to such series; provided that, except in the case of a default in the payment of the principal of or interest on any note, the trustee may withhold the notice if and so long as the Board of Directors, the executive committee or a trust committee of officers of the trustee in good faith determine that withholding the notice is in the interest of the holders of such series.

No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders

No director, officer, employee, incorporator, member or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or such Guarantor under the notes, any Note Guaranty or the Indentures or for any claim based on, in respect of, or by reason of, such obligations. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. This waiver may not be effective to waive liabilities under the U.S. federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Amendments and Waivers

Amendments Without Consent of Holders. The Company and the trustee may amend or supplement the Indentures or the notes without notice to or the consent of any noteholder:

(1) to cure any ambiguity, defect or inconsistency in the Indentures or the notes;

(2) to comply with the covenant described under the caption "-Certain Covenants-Consolidation, Merger and Sale of Assets ";

(3) to comply with any requirements of the SEC in connection with the qualification of the Indentures under the Trust Indenture Act;

(4) to evidence and provide for the acceptance of an appointment by a successor trustee;

(5) to provide for uncertificated notes in addition to or in place of certificated notes, provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code;

(6) to provide for any Guarantee of the notes, to secure the notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the notes when such release, termination or discharge is permitted by the Indentures;

(7) to provide for or confirm the issuance of additional notes;

(8) to conform the text of the Indentures or the notes to any provision of this "Description of Notes"; or

(9) to make any change that would provide any additional rights or benefits to the noteholders or that does not materially and adversely affect the rights of any holder.

Amendments With Consent of Holders. ~~(a)~~(a) Except as otherwise provided in "-Default and Remedies-Consequences of a Default" or paragraph (b), the Company and the trustee may amend the Indentures and the notes with the written consent of the holders of a majority in principal amount of the outstanding notes of the relevant series of notes and the holders of a majority in principal amount of the outstanding notes of the relevant series of notes may waive future compliance by the Company with any provision of the Indentures or the notes.

(b) Notwithstanding the provisions of paragraph (a), without the consent of each holder affected, an amendment or waiver may not:

(1) reduce the principal amount of or change the Stated Maturity of any installment of principal of any note,

(2) reduce the rate of or change the Stated Maturity of any interest payment on any note,

(3) reduce the amount payable upon the redemption of any note or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any note may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed,

(4) after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder,

(5) make any note payable in money other than that stated in the note,

(6) impair the right of any holder of notes to receive any principal payment or interest payment on such holder's notes, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment,

(7) reduce the percentage of the principal amount of the notes required for amendments or waivers,

(8) modify or change any provision of the Indentures affecting the ranking of the notes or any Note Guaranty in a manner adverse to the holders of the notes,

(9) make any change in the provisions of the Indentures described under "-Additional Amounts" or "-Optional Tax Redemption" that adversely affects the rights of any holder or amend the terms of the notes or the Indentures in a way that would result in the loss of an exemption from any of the Taxes described thereunder or would otherwise adversely affect any noteholder for United States or Mexican tax purposes; or

(10) make any change in any Note Guaranty that would adversely affect the noteholders.

It is not necessary for noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

Neither the Company nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indentures or the notes of a series unless such consideration is offered to be paid or agreed to be paid to all holders of the notes of such series that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

Defeasance and Discharge

The Company may discharge certain of its obligations under a series of the notes and the Indentures by irrevocably depositing in trust with the trustee money or U.S. Government Obligations sufficient to pay principal of and interest on the notes of such series to maturity or redemption within sixty days, subject to meeting certain other conditions.

The Company may also elect to

(1) discharge most of its obligations in respect of a series of the notes and the Indentures, not including obligations related to the defeasance trust or to the replacement of notes or its obligations to the trustee ("legal defeasance") or

(2) discharge its obligations with respect to a series of notes under most of the covenants and under clauses (3) and (4) of the section captioned "-Consolidation, Merger, Lease or Sale of Assets" (and the events listed in clauses (3), (4), (5), (6) and (9) under "-Default and Remedies-Events of Default" will no longer constitute Events of Default) ("covenant defeasance")

by irrevocably depositing in trust with the trustee money or U.S. Government Obligations sufficient to pay principal of and interest on the notes of such series to maturity or redemption and by meeting certain other conditions, including delivery to the trustee of either a ruling received from the Internal Revenue Service or an Opinion of Counsel to the effect that the holders of notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case. In the case of legal defeasance, such an opinion could not be given absent a change of law after the date of the Indentures. The defeasance would in each case be effective when 123 days have passed since the date of the deposit in trust.

In the case of either discharge or defeasance, the Note Guaranties with respect to such series of notes, if any, will terminate.

Enforceability of Judgments

Since the Company is organized under the laws of Mexico and the Subsidiaries of the Company may be incorporated in various non-U.S. jurisdictions, including Mexico, and all of their directors and substantially all of their officers and certain of the experts named herein are non-U.S. residents, and all or a significant portion of the assets of those persons may be, and the most significant portion of the Company's and Subsidiaries' assets are, located outside the United States, it may not be possible for investors to effect service of process within the United States upon those persons or to enforce against them or against the Company or the Subsidiaries in U.S. courts judgments predicated upon civil liability provisions of the US. federal or state securities laws. See "Enforceability of Civil Liabilities."

An obligation denominated in a currency other than Mexican currency which is payable in Mexico may be satisfied through the payment of Mexican currency at the rate of exchange determined and published by Banco de Mexico (the Bank of Mexico), or the Central Bank, in effect on the date such payment occurs. Pursuant to the Ley Monetaria de los Estados Unidos Mexicanos (Mexican Monetary Law), in the event that proceedings are brought in Mexico seeking to enforce the obligations of the Company and/or each of the Guarantors under the notes, the Company or any Guarantors would not be required to discharge such obligations in Mexico in a currency other than Mexican currency, and any difference resulting from the conversion of such Mexican currency into U.S. dollars may not be claimed from or enforced against the Company or such Guarantors. The exchange currency rate is currently determined by the Central Bank every business banking day in Mexico, published the second following business banking day in the Official Gazette of the Federation (Diario Oficial de la Federacion).

Consent to Jurisdiction and Service

Each of the Company and the Guarantors will appoint Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711 as its agent for actions brought in any Federal or state court located in the Borough of Manhattan in The City of New York and will submit to such jurisdiction.

Luxembourg Listing

Application has been made to list the Initial Notes, and will be made to list the Exchange Notes, on the Official List of the Luxembourg Stock Exchange and to trade the notes on the Euro MTF, the alternative market of the Luxembourg Stock Exchange; however, the notes are not yet listed and the Company cannot assure the holders of the notes that they will be accepted for listing. Following the issuance of the notes, the Company will use its commercially reasonable efforts to obtain and maintain listing of the notes on the Official List of the Luxembourg Stock Exchange and trading of the notes on the Euro MTF; provided, however, that if the Company is unable to list the notes on the Official List of the Luxembourg Stock Exchange and/or the notes do not trade on the Euro MTF, or if the Company is unable to maintain such listing and trading, it will, prior to the delisting of the notes, use its commercially reasonable efforts to obtain and maintain a listing of the notes on another internationally recognized stock exchange. In the event that a Restricted Subsidiary provides a Guarantee or is released from its obligations under a Guarantee at a time when the notes are listed on the Official List of the Luxembourg Stock Exchange and trading on the Euro MTF, the Company will, to the extent required by the rules of the Luxembourg Stock Exchange, publish notice of the granting or release of such Guarantee in a daily newspaper with general circulation in Luxembourg (which newspaper is expected to be d'Wort), send a copy of such notice to the Luxembourg Stock Exchange and, in the case of the grant of a Guarantee by a new Restricted Subsidiary, deposit a copy of such Guarantee with the Luxembourg Stock Exchange and the Luxembourg paying agent.

Luxembourg Listing Agent, Luxembourg Sub-Paying Agent and Luxembourg Transfer Agent

The Bank of New York Europe Limited is the Luxembourg listing agent and The Bank of New York (Luxembourg) S.A. will be the Luxembourg sub-paying agent and Luxembourg transfer agent in respect of the notes. The Company will maintain such agencies so long as the notes are listed on the Luxembourg Stock Exchange and the rules of the exchange so require. The address of the Luxembourg listing agent, the Luxembourg sub-paying agent and the Luxembourg transfer agent are set forth in "Luxembourg Agents," found elsewhere in this offering memorandum.

Currency Indemnity

U.S. dollars are the sole currency of account and payment for all sums payable by the Company or the Guarantors under or in connection with the notes, including damages. Any amount received or recovered in a currency other than dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the Company or the Guarantors or otherwise) by any holder of a note in respect of any sum expressed to be due to it from the Company or the Guarantors shall constitute a discharge to the Company or the Guarantors only to the extent of the dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that dollar amount is less than the dollar amount expressed to be due to the recipient under any note, the Company or the Guarantors shall indemnify the recipient against any loss sustained by it as a result. In any event, the Company or the Guarantors shall indemnify the recipient against the cost of making any such purchase. For the purposes of this paragraph, it will be sufficient for the holder of a note to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of dollars been made with the amount so received or recovered in that other currency on the date of receipt or recovery (or, if a purchase of dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the other obligations of the Company or the Guarantors, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any holder of a note and shall constitute in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any note.

Concerning the Trustee

The Bank of New York is the trustee under the Indentures. The Bank of New York is the trustee for other debt issues of the Company and its subsidiaries.

Except during the continuance of an Event of Default, the trustee need perform only those duties that are specifically set forth in the Indentures and no others, and no implied covenants or obligations will be read into the Indentures against the trustee. In case an Event of Default has occurred and is continuing, the trustee shall exercise those rights and powers vested in it by the Indentures, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. No provision of the Indentures will require the trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties thereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

The indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee, should it become a creditor of any obligor on the notes, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with the Company and its Affiliates; provided that if it acquires any conflicting interest it must either eliminate the conflict within 90 days, apply to the Commission for permission to continue or resign.

Form, Denomination and Registration of Notes

The notes of each series will be issued in registered form, without interest coupons, in denominations of $2,000 and integral multiples of $1.000 in excess thereof, in the form of either global notes, certificated notes or both global notes and certificated notes, as further provided below. Notes sold in reliance upon Regulation S under the Securities Act will be represented by an offshore global note. Notes sold in reliance upon Rule 144A under the Securities Act will be represented by the U.S. global note. Notes sold to institutional accredited investors will be in the form of certificated notes.

The trustee is not required (i) to issue, register the transfer of or exchange any note for a period of 15 days before a selection of notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a regular record date but on or before the corresponding interest payment date, to register the transfer or exchange of any note on or after the regular record date and before the date of redemption or purchase. See "-Global Notes," "-Certificated Notes," and "Transfer Restrictions" for a description of additional transfer restrictions applicable to the notes.

No service charge will be imposed in connection with any transfer or exchange of any note, but the Company may in general require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Global Notes

Global notes will be deposited with a custodian for DTC, and registered in the name of a nominee of DTC. Beneficial interests in the global notes will be shown on records maintained by DTC and its direct and indirect participants. So long as DTC or its nominee is the registered owner or holder of a global note, DTC or such nominee will be considered the sole owner or holder of the notes represented by such global note for all purposes under the Indentures and the notes. No owner of a beneficial interest in a global note will be able to transfer such interest except in accordance with DTC's applicable procedures and the applicable procedures of its direct and indirect participants.

A beneficial interest in the offshore global note with respect to a series may be transferred to a Person who wishes to hold such beneficial interest through the U.S. global note with respect to such series only upon receipt by the trustee of a written certification of the transferee (a "Rule 144A certificate") to the effect that such transferee is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A.

A.beneficial interest in the U.S. global note with respect to a series may be transferred to a Person who wishes to hold such beneficial interest through the offshore global note for such series only upon receipt by the trustee of a written certification of the transferor (a "Regulation S certificate") to the effect that such transfer is being made in compliance with Regulation S under the Securities Act. A beneficial interest in the U.S. global note with respect to a series may be transferred to a Person who wishes to hold such beneficial interest in the form of a certificated note of such series only upon receipt by the trustee of (x) a Rule 144A certificate of the transferee, (y) a Regulation S certificate of the transferor or (z) a written certification of the transferee (an "institutional accredited investor certificate") to the effect that such transferee is an institutional accredited investor within the meaning of Rule 501 (a) (1), (2), (3) or (7) of Regulation D under the Securities Act, and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act. Any such transfer of certificated notes to an institutional accredited investor must involve notes having a principal amount of not less than $100,000.

The restrictions on transfer described in the preceding two paragraphs will not apply (1) to notes sold pursuant to a registration statement under the Securities Act or to exchange notes or (2) after such time (if any) as the Company determines and instructs the trustee in writing that the notes are eligible for resale pursuant to Rule 144(k) under the Securities Act. There is no assurance that the notes will become eligible for resale pursuant to Rule 144(k).

Any beneficial interest in one global note that is transferred to a Person who takes delivery in the form of an interest in another global note will, upon transfer, cease to be an interest in such global note and become an interest in the other global note and, accordingly, will thereafter be subject to all transfer restrictions applicable to beneficial interests in such other global note for as long as it remains such an interest.

The Company will apply to DTC for acceptance of the global notes in its book-entry settlement system. Investors may hold their beneficial interests in the global notes directly through DTC if they are participants in DTC, or indirectly through organizations which are participants in DTC.

Payments of principal and interest under each global note will be made to DTC's nominee as the registered owner of such global note. The Company expects that the nominee, upon receipt of any such payment, will immediately credit DTC participants' accounts with payments proportional to their respective beneficial interests in the principal amount of the relevant global note as shown on the records of DTC. The Company also expects that payments by DTC participants to owners of beneficial interests will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants, and none of the Company, the trustee, the custodian or any paying agent or registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any global note or for maintaining or reviewing any records relating to such beneficial interests.

Certificated Notes

A certificated note may be transferred to a Person who wishes to hold a beneficial interest in the U.S. global note with respect to a series only upon receipt by the trustee of a Rule 144A certificate of the transferee. A certificated note may be transferred to a Person who wishes to hold a beneficial interest in the offshore global note with respect to a series only upon receipt by the trustee of a Regulation S certificate of the transferor. A certificated note may be transferred to a Person who wishes to hold a certificated note only upon receipt by the trustee of (x) a Rule 144A certificate of the transferee, (y) a Regulation S certificate of the transferor or (z) an institutional accredited investor certificate of the transferee, and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act. Any such transfer of certificated notes to an institutional accredited investor must involve notes having a principal amount of not less than $100,000. The restrictions on transfer described in this paragraph will not apply (1) to notes sold pursuant to a registration statement under the Securities Act or to exchange notes or (2) after such time (if any) as the Company determines and instructs the trustee in writing that the notes are eligible for resale pursuant to Rule 144(k) under the Securities Act. There is no assurance that the notes will become eligible for resale pursuant to Rule 144(k). Notwithstanding the foregoing, certificated notes that do not bear the restricted legend set forth under "Transfer Restrictions" will not be subject to the restrictions described above applicable to transfers to Persons who will hold in the form of beneficial interests in the offshore global note or certificated notes.

If DTC notifies the Company that it is unwilling or unable to continue as depositary for a global note and a successor depositary is not appointed by the Company within 90 days of such notice, or an Event of Default has occurred and the trustee has received a request from DTC, the trustee will exchange each beneficial interest in that global note for one or more certificated notes of the same series registered in the name of the owner of such beneficial interest, as identified by DTC. Any such certificated note issued in exchange for a beneficial interest in the U.S. global note with respect to such series will bear the restricted legend set forth under "Transfer Restrictions" and accordingly will be subject to the restrictions on transfer applicable to certificated notes bearing such restricted legend.

Same Day Settlement and Payment

If a holder of notes in an aggregate principal amount of $10.0 million or more has given adequate wire transfer instructions to the Company and the trustee in writing at least 10 days in advance, the Company will pay all principal, interest, Additional Amounts and premium, if any, on that holder's notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York and of the Luxembourg sub-paying agent within Luxembourg, as the case may be, unless the Company elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

The notes represented by the global notes are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any certificated notes will also be settled in immediately available funds.

Governing Law

The indenture, including any Note Guaranties, and the notes shall be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

"Acquired Debt" means Debt of a Person existing at the time the Person merges with or into or becomes a Restricted Subsidiary and not Incurred in connection with, or in contemplation of, the Person merging with or into or becoming a Restricted Subsidiary.

"Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

"Asset Sale" means any sale, lease, transfer or other disposition of any assets by the Company or any Restricted Subsidiary, including by means of a merger, consolidation or similar transaction and including any sale or issuance of the Equity Interests of any Restricted Subsidiary (each of the above referred to as a "disposition"), provided that the following are not included in the definition of "Asset Sale":

(1) a disposition to the Company or a Substantially Wholly Owned Restricted Subsidiary, including the sale or issuance by the Company or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary to the Company or any Substantially Wholly Owned Restricted Subsidiary;

(2) the disposition by the Company or any Restricted Subsidiary in the ordinary course of business of (i) cash and cash management investments, (ii) inventory and other assets acquired and held for resale in the ordinary course of business, (iii) damaged, worn out or obsolete assets, or (iv) rights granted to others pursuant to leases or licenses;

(3) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

(4) a transaction covered by the provisions under the caption "-Consolidation, Merger, Lease or Sale of Assets";

(5) a Restricted Payment permitted under the covenant described under the caption "-Certain Covenants-Limitation on Restricted Payments " or a Permitted Investment;

(6) a Sale and Leaseback Transaction;

(7) dispositions of accounts receivable and related assets in connection with a Permitted Receivables Financing;

(8) foreclosures on Liens that are permitted under the covenant described under the caption "Limitation on Liens" above; and

(9) dispositions of assets with an aggregate fair market value of less than $10.0 million in any 12-month period.

"Attributable Debt" means, in respect of a Sale and Leaseback Transaction the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.

"Average Life" means, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt and (y) the amount of such principal payment by (ii) the sum of all such principal payments.

"Bank of America Credit Facility" means the Amended and Restated Loan and Security Agreement dated as of June 27, 2003 between Bank of America, N.A., as Lender and Vitro America, Inc., VVP Finance Corporation and Super Sky Products, Inc., as Borrowers, as amended and in effect from time to time, and any refinancing, replacement, modification or restatement of the same whether by the same or any other lender or group of lenders; provided that any amounts outstanding thereunder after such refinancing are used for substantially the same purpose as the amounts outstanding on the Issue Date.

"Board of Directors" means the board of directors of the Company.

"Board Resolution" means a resolution duly adopted by the Board of Directors, in accordance with the by-laws of the Company, and all applicable requirements of law, certified by the Secretary of the Company, to have been duly adopted by the Board of Directors thereof and to be in full force and effect on the date of such certification.

"Business Day" means any day other than a Saturday or Sunday, or a day on which commercial banking institutions in The City of New York or Mexico City are authorized or required by law, regulation or executive order to remain closed.

"Capital Lease" means, with respect to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with Mexican FRS, is required to be capitalized on the balance sheet of such Person.

"Capital Lease Obligation" means the discounted present value of the rental obligations of a Person under a Capital Lease.

"Capital Stock" means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person's equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

"Cash Equivalents" means

(1) direct obligations of the United States of America or any agency or instrumentality thereof with a maturity of 365 days or less from the date of acquisition and other obligations issued or directly and fully Guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

(2) demand deposits, time deposits, certificates of deposit or Eurodollar deposits with a maturity of 365 days or less from the date of acquisition of any financial institution which at the date of acquisition has outstanding indebtedness rated at least "A-" by S&P or at least A3 by Moody's (or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody's then exists because neither of the foregoing then rates obligations of the type described in this clause, the equivalent of such rating by any other United States nationally recognized securities rating agency);

(3) commercial paper with a maturity of 180 days or less from the date of acquisition of an issuer which at the date of acquisition has outstanding indebtedness rated at least "A-l" by Standard & Poor's Rating Group or at least "P-l" by Moody's (or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody's then exists because neither of the foregoing then rates obligations of the type described in this clause, the equivalent of such rating by any other United States nationally recognized securities rating agency);

(4) repurchase agreements and reverse repurchase agreements relating to marketable obligations directly or indirectly issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States government, in each case maturing within one year from the date of acquisition; provided, however, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency;

(5) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at the date of acquisition at least "A-" by S&P or "A3" by Moody's (or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody's then exists because neither of the foregoing then rates obligations of the type described in this clause, the equivalent of such rating by any other United States nationally recognized securities rating agency);

(6) instruments backed by letters of credit of institutions satisfying the requirements of clause (ii) above;

(7) Certificados de la Tesoreria de la Federacion (Cetes), Bonos de Desarrollo del Gobierno Federal (Bondes) or Bonos Ajustables del Gobierno Federal (Ajustabanos), in each case, issued by the government of the Mexico;

(8) any other instruments issued or guaranteed by the government of Mexico and denominated and payable in pesos;

(9) any investment in any fund substantially all the assets of which consist of investments of the type described in clauses (1) through (8) above;

(10) repurchase agreements or reverse repurchase agreements relating to marketable obligations of a type described in clause (7) or (8) above or with a bank described in clause (11) below; and

(11) demand deposits, certificates of deposit, time deposits and bankers' acceptances maturing not more than 180 days (or 365 days in the case of subclause (A)(I) or (B)(I) of this clause 11) after the acquisition thereof (A) denominated in pesos and issued by (I) any of the five top-rated banks (as evaluated by any internationally recognized rating agency) organized under the laws of Mexico or any other state thereof, or (II) any such bank which at the date of acquisition is a lender to or has made available a line of credit to (in each case in an amount equal to or greater than the amount of the proposed acquisition), the Company or any of its Restricted Subsidiaries, (B) in any jurisdiction other than Mexico where the Company or any of its Restricted Subsidiaries conducts business and (I) issued by one of the three largest banks doing business in such jurisdiction, or (II) any such bank in such jurisdiction which at the date of acquisition is a lender to or has made available a line of credit to (in each case in an amount equal to or greater than the amount of the proposed acquisition), the Company or any of its Restricted Subsidiaries, or (C) issued by any bank which at the date of acquisition is a lender to or has made available a line of credit to the Company or any of its Restricted Subsidiaries and which is not under intervention, receivership or any similar arrangement at the time of acquisition; provided that the aggregate amount of all such demand deposits, certificates of deposit, time deposits and bankers' acceptances acquired in accordance with this clause (C) does not exceed $50.0 million at any one time or (D) issued by any bank which at the date of acquisition has an outstanding loan to the Company or any of its Restricted Subsidiaries in an aggregate principal amount at least equal to the aggregate principal amount of such demand deposit, certificate of deposit, time deposit or bankers' acceptance.

"Change of Control" means

(1) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company or the merger of any Person with or into a Subsidiary of the Company if Capital Stock of the Company is issued in connection therewith, or the sale of all or substantially all the assets of the Company to another Person (in each case, unless such other Person is a Permitted Holder) unless holders of a majority of the aggregate voting power of the Voting Stock of the Company immediately prior to such transaction, hold securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person; or

(2) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as such term is used in Rules 13d-3 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company.

"Commission" means the United States Securities and Exchange Commission.

"Common Stock" means Capital Stock not entitled to any preference on dividends or distributions, upon liquidation or otherwise.

"Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with Mexican FRS, provided that the following (without duplication) will be excluded in computing Consolidated Net Income:

(1) the net income (but not loss) of any Person that is not a Restricted Subsidiary, except to the extent of the lesser of

(x) the dividends or other distributions actually paid in cash to the Company or any of its Restricted Subsidiaries (subject to clause (3) below) by such Person during such period, and

(y) the Company's pro rata share of such Person's net income earned during such period:

(2) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income would not have been permitted for the relevant period by charter or by any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

(3) any net after-tax gains (but not losses) attributable to Asset Sales;

(4) any net after-tax extraordinary or non-recurring gains (but not losses); and

(5) the cumulative effect of a change in accounting principles.

In calculating the aggregate net income (or loss) of the Company and its Restricted Subsidiaries on a consolidated basis, income attributable to Unrestricted Subsidiaries will be excluded altogether.

"Consolidated Net Tangible Assets" means the total amount of assets of the Company and its Restricted Subsidiaries, less applicable depreciation, amortization and other valuation reserves, after deducting therefrom:

(1) all current liabilities, excluding intercompany items, and

(2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles,

all as set forth on the most recent quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with Mexican FRS.

"Consolidated Net Worth" means, at any date of determination, the consolidated stockholder's equity of the Company and its Restricted Subsidiaries, calculated excluding

(1) any amounts attributable to Disqualified Stock,

(2) treasury stock, and

(3) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made in accordance with Mexican FRS as a result of the acquisition of such business) subsequent to the date of the Indentures in the book value of any asset.

"Debt" means, with respect to any Person, without duplication,

(1) all indebtedness of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments, excluding obligations in respect of trade letters of credit or bankers' acceptances issued in respect of trade payables to the extent not drawn upon or presented, or, if drawn upon or presented, the resulting obligation of the Person is paid within 10 Business Days;

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services which are recorded as liabilities under Mexican FRS, excluding trade payables arising in the ordinary course of business;

(5) all obligations of such Person as lessee under Capital Leases;

(6) all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;

(7) all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person;

(8) all obligations of such Person under Hedging Agreements; and

(9) all financing amounts under any Permitted Receivables Financing.

The amount of Debt of any Person will be deemed to be:

(A) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

(B) with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Debt;

(C) with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt, as determined in conformity with Mexican FRS;

(D) with respect to any Hedging Agreement, the net amount payable if such Hedging Agreement terminated at that time due to default by such Person; and

(E) otherwise, the outstanding principal amount thereof.

Notwithstanding the foregoing, "Debt" shall not include (i) any liability to the Pension Benefit Guaranty Corporation under the term sheet dated January 29, 1997 and entered into in connection with the sale of assets of Anchor Glass Container Corporation (or any definitive agreement in respect thereof or instrument relating thereto) or (ii) Trade Payables.

"Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

"Disqualified Equity Interests" means Equity Interests that by their terms or upon the happening of any event are

(1) required to be redeemed or redeemable at the option of the holder prior to the Stated Maturity of the notes for consideration other than Qualified Equity Interests, or

(2) convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt;

provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon an "asset sale" or "change of control" occurring prior to the Stated Maturity of the notes if those provisions

(A) are no more favorable to the holders than the covenants described above under the captions "-Certain Covenants--Limitation on Asset Sales" and "-Certain Covenants-Repurchase of Notes Upon a Change of Control", and

(B) specifically state that repurchase or redemption pursuant thereto will not be required prior to the Company's repurchase of the notes as required by the Indentures.

"Disqualified Stock" means Capital Stock constituting Disqualified Equity Interests.

"EBITDA" means, for any period, the sum of Consolidated Net Income, plus or minus, as the case may be, without duplication, to the extent such amount was deducted or added, as the case may be, in calculating Consolidated Net Income

(1) Interest Expense, plus

(2) income and asset taxes and workers' profit sharing (other than income taxes (either positive or negative) attributable to extraordinary gains or losses or to gains or losses on sales of assets), plus

(3) depreciation expense, plus

(4) amortization expense, plus

(5) all non-cash items, including but not limited to non-cash foreign exchange losses and non-cash monetary losses, that are reported below the "operating income (loss)" line on the Company's consolidated statements of operations (other than items that will require cash payments and for which an accrual or reserve is, or is required by Mexican FRS to be, made), plus

(6) non-cash write-offs of assets, plus

(7) extraordinary non-recurring severance payments to employees, plus

(8) non-cash items related to pension, plan liabilities, less

(9) non-cash items, including but not limited to non-cash foreign exchange gains and non-cash monetary gains, that are reported below the "operating income (loss)" line on the Company's consolidated statements of operations (other than (A) items that will result in the receipt of cash payments and (B) items resulting from the reversal of an item anticipated to require cash payments for which an accrual or reserve was, or was required by Mexican FRS to be, made, to the extent such item was deducted from the calculation of EBITDA pursuant to clause (7) above), all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with Mexican FRS.

"Equity Interests" means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into equity.

"Finance Subsidiary" means SOFIVSA and any other Subsidiary of the Company that is designated a "Finance Subsidiary" by the Board of Directors and that does not engage in any activity other than holding Debt of the Company, issuing Capital Stock, and any activity necessary, incidental or related to the foregoing.

"Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii)entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term "Guarantee" does not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

"Guarantor" means (i) Vimexico, S.A. de C.V. ("Vimexico") (a sociedad anonima de capital variable incorporated under the laws of Mexico), (ii) Vitro Envases Norteamerica, S.A. de C..V. ("VENA," a sociedad anonima de capital variable incorporated under the laws of Mexico). (iii) Vitro Corporativo, S.A. de C.V., (iv) Vitro Envases Holding, S.A. de C.V., (v) Taller de Coleccion Vitro, S.A. de C.V., (vi) Servicios Corporativos de Edificaciones. S.A. de C.V., (vii) Vidriera Monterrey, S.A. de C.V., (viii) Vidriera Los Reyes, S.A. de C.V., (ix)Vidriera Guadalajara, S.A. de C.V., (x) Vidriera Queretaro, S.A. de C.V., (xi) Vidriera Mexico. S.A. de C.V., (xii) Vidriera Toluca, S.A. de C.V., (xiii) Compania Vidriera, S.A. de C.V., (xiv) Fabricacion de Maquinas, S.A. de C.V., (xv) Servicios Integrales de Acabados, S.A. de C.V., (xvi) Inmobiliaria Loma del Toro, S.A. de C.V., (xvii) Industria del Alcali, S.A. de C.V., (xviii) Comercializadora Alcali, S.de R.L. de C.V., (xix) Vidrio Lux, S.A., (xx) Vitro Packaging, Inc., (xxi) Centro de Tecnologia Vidriera, Ltd., (xxii) Vitro Europa, Ltd., (xxiii) American Asset Holdings, Corp., (xxiv) Crisa Holding Corp., (xxv) Troper Inc., (xxvi) Imperial Arts Corp., (xxvii) Troper Services, Inc., (xxviii) SKF Industries, Inc., (xxix) Alliance Precision Products Corporation, (xxx) Amsilco Holdings, Inc., (xxxi) BBO Holdings, Inc., (xxxii) Crisa Corp., (xxxiii) VK Corp., (xxxiv) Vitro Automotriz, S.A. de C.V., (xxxv) Vitro Flex, S.A. de C.V, (xxxvi) Distribuidora Nacional de Vidrio, S.A. de C.V., (xxxvii) Vitro Vidrio y Cristal, S.A. de C.V., (xxxviii) Vitro Flotado Cubiertas, S.A. de C.V.. (xxxix) Distribuidor Vidriero Lan, S.A. de C.V., (xl) Vitrocar, S.A. de C.V., (xli) Cristales Inastillables de Mexico, S.A. de C.V., (xlii) Vidrio Plano de Mexico, S.A. de C.V., (xliii) VVP Holdings Corp., (xliv) VVP Syndication, Inc., (xlv) VVP Autoglass, Inc., (xlvi) Vitro America, Inc., (xlvii) Super Sky Products, Inc., (xlviii) Super Sky International, Inc., (xlix) VVP Finance Corp., (1) Super Sky Constructors, Inc., (li) Vitro Colombia, S.A., (lii) VVP Europa Holdings, B.V., (liii) Vitro do Brasil Industria e Comercio, Ltda., (liv) Oriental Glass, Inc., (Iv) Vitro Chemicals, Fibers and Mining, Inc., (Ivi) Vitrosa Holding, Ltd., (Ivii) Vitro Global, Ltd., (lviii) each Restricted Subsidiary that executes a supplemental indenture in the form set forth as an exhibit to the applicable indenture providing for the Guarantee of the payment of the notes of the relevant series, or (lix) any successor obligor under its Note Guaranty pursuant to provisions of the section entitled "-Consolidation, Merger, Lease or Sale of Assets", in each case unless and until such Guarantor is released from its Note Guaranty pursuant to the Indentures.

"Hedging Agreement" means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates or (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates or (iii) any commodity or raw material futures contract or any other agreement designed to protect against fluctuations in raw material prices of any commodity or raw material used in a Permitted Business.

"Incur" means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. If any Person becomes a Restricted Subsidiary on any date after the date of the Indentures (including by redesignation of an Unrestricted Subsidiary or failure of an Unrestricted Subsidiary to meet the qualifications necessary to remain an Unrestricted Subsidiary), the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of the covenant described under the caption "-Certain Covenants-Limitation on Debt and Disqualified or Preferred Stock", but will not be considered the sale or issuance of Equity Interests for purposes of the covenants described under the captions "-Certain Covenants-Limitation on Sale or Issuance of Equity Interests" or "-Certain Covenants-Limitation on Asset Sales." The accretion of original issue discount or payment of interest in kind will not be considered an Incurrence of Debt.

"Independent Financial Advisor" means an accounting firm, appraisal firm, investment banking firm or consultant of internationally recognized standing that is, in the judgment of the Board of Directors, qualified to perform the task for which it has been engaged and which is independent in connection with the relevant transaction.

"Interest Expense" means, for any period, the consolidated interest expense of the Company and its Restricted Subsidiaries, plus, to the extent not included in such consolidated interest expense, and to the extent incurred, accrued or payable by the Company or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to Sale and Leaseback Transactions, (ii) amortization of debt discount and debt issuance costs, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Agreements (including the amortization of fees), (vii) any of the above expenses with respect to Debt of another Person Guaranteed by the Company or any of its Restricted Subsidiaries and (viii) any premiums, fees, discounts, expenses and losses on the sale of accounts receivable (and any amortization thereof) payable by the Company or any Restricted Subsidiary in connection with a Permitted Receivables Financing, as determined on a consolidated basis and in accordance with Mexican FRS.

"Investment" means

(1) any direct or indirect advance, loan or other extension of credit to another Person (other than advances to customers in the ordinary course of business that are in conformity with Mexican FRS recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries, travel and similar advances to employees in the ordinary course of business and advances of sales commissions to agents in the ordinary course of business).

(2) any capital contribution to another Person, by means of any transfer of cash or other property or in any other form,

(3) any purchase or acquisition of Equity interests, bonds, notes or other Debt, or other instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services, or

(4) any Guarantee of any obligation of another Person.

If the Company or any Restricted Subsidiary (x) sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Subsidiary of the Company, or (y) designates any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of the Indentures, all remaining Investments of the Company and the Restricted Subsidiaries in such Person shall be deemed to have been made at such time.

"Issue Date" means, with respect to a series of notes, the date on which such notes are originally issued under the Indentures.

"Leverage Ratio'' means, on any date (the "transaction date"), the ratio of

(x) Debt of the Company and its Restricted Subsidiaries to

(y) the aggregate amount of EBITDA for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available (the "reference period").

In making the foregoing calculation,

(1) any Debt Disqualified Stock or Preferred Stock to be repaid or redeemed on the transaction date will be excluded;

(2) Debt shall not include (i) any obligations of the Company and its Restricted Subsidiaries as set forth in clauses (4), (8) and, with respect to clause (9) only, up to S 150.0 million, of the definition of "Debt" and (ii) amounts outstanding under the Bank of America Credit Facility; and

(3) pro forma effect will be given to

(A) the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries.

(B) the acquisition or disposition of companies, divisions or lines of businesses by the Company and its Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Restricted Subsidiary after the beginning of the reference period, and

(C) the discontinuation of any discontinued operations

that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available.

"Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease).

"Mexican FRS" means the Mexican Financial Reporting Standards issued by the Mexican Board for Research and Development of Financial Reporting Standards.

"Mexico" means the Estados Unidos Mexicanos (the United Mexican States) and any branch of power thereof and any ministry, department, authority or statutory corporation or other entity (including a trust), owned or controlled directly or indirectly by the Estados Unidos Mexicanos or any of the foregoing.

"Moody's" means Moody's Investors Service, Inc. and its successors.

"Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of

(1) brokerage commissions and other fees and expenses (including fees and expenses of counsel, accountants and investment bankers) related to such Asset Sale,

(2) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries taken as a whole,

(3) payments made to repay Debt or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and

(4) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with Mexican FRS.

"Non-Recourse Debt" means Debt as to which (i) neither the Company nor any Restricted Subsidiary provides any Guarantee and as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any Restricted Subsidiary and (ii) no default thereunder would, as such, constitute a default under any Debt of the Company or any Restricted Subsidiary.

"Note Guaranty" means the guaranty of the notes of each series by a Guarantor pursuant to the Indentures.

"Obligations" means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

"Officers' Certificate" means a certificate signed on behalf of the Company or a Guarantor, as the case may be by two officers of the Company or Guarantor, as applicable, one of whom must he the principal executive officer, principal financial officer, the treasurer, or the principal accounting officer of the Company or the Guarantor, as applicable, that meets the requirements set forth in the Indentures.

"Opinion of Counsel'' means a written opinion of counsel, who may be an employee of or counsel for the Company and who shall be reasonably acceptable to the trustee.

"Permitted Business" means any of the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date, and any business reasonably related, incidental, complementary or ancillary thereto.

"Permitted Holders" means any or all of the following:

(1) any member of the Board of Directors on the Issue Date;

(2) a parent, brother or sister of any of the individuals named in clause (1);

(3) the spouse or a former spouse of any individual named in clause (1) or (2);

(4) the lineal descendants of any person named in clauses ( I ) through (3) und the spouse or a former spouse of any such lineal descendant;

(5) the estate or any guardian, custodian or other legal representative of any individual named in clauses (1) through (4);

(6) any trust established solely for the benefit of any one or more of the individuals named in clauses (1) through (5);

(7) any Person in which all of the equity interests are owned, directly or indirectly or indirectly, by any one or more of the Persons named in clauses (1) through (6); and

(8) the Company's employee stock option trust and subsidiary trusts of such trust.

"Permitted Investments" means:

(1) any Investment in the Company or in a Guarantor that is engaged in a Permitted Business;

(2) any investment in Cash Equivalents;

(3) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment,

(A) such Person becomes a Substantially Wholly Owned Restricted Subsidiary of the Company that is a Guarantor engaged in a Permitted Business, or

(B) such Person is merged or consolidated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, the Company or a Substantially Wholly Owned Restricted Subsidiary that is a Guarantor engaged in a Permitted Business;

(4) Investments received as non-cash consideration in an Asset Sale made pursuant to and in compliance with the provisions of"-Certain Covenants-Limitation on Asset Sales";

(5) any Investment acquired solely in exchange for Qualified Stock of the Company;

(6) Hedging Agreements otherwise permitted under the Indentures;

(7) (i) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business, (ii) Cash Equivalents or other cash management investments or liquid or portfolio securities pledged as collateral pursuant to the covenant described under the caption "-Certain Covenants-Limitation on Liens", (iii) endorsements for collection or deposit in the ordinary course of business, and (iv) securities, instruments or other obligations received in compromise or settlement of debts, created in the ordinary course of business, or by reason of a composition or readjustment of debts or reorganization of another Person, or in satisfaction of claims or judgments;

(8) Investments in Unrestricted Subsidiaries and joint ventures in an aggregate amount, taken together with all other Investments made in reliance on this clause, not to exceed $1.0 million (net of, with respect to the Investment in any particular Person, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), not to exceed the amount of Investments in such Person made after the Issue Date in reliance on this clause);

(9) payroll, travel and other loans or advances to, or Guarantees issued to support the obligations of, officers and employees, in each case in the ordinary course of business;

(10) Investments in a Finance Subsidiary, that are necessary or desirable to effect any financing to be effected by the Finance Subsidiary;

(11) Investments in Restricted Subsidiaries that are not Guarantors in an aggregate amount during the life of the notes not to exceed $15.0 million; and

(12) in addition to Investments listed above, Investments in Persons engaged in Permitted Businesses in an aggregate amount, taken together with all other Investments made in reliance on this clause, not to exceed 5% of Consolidated Net Tangible Assets (net of, with respect to the Investment in any particular Person made pursuant to this clause, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income) not to exceed the amount of such Investments in such Person made after the Issue Date in reliance on this clause).

"Permitted Liens" means

(1) Liens existing on the Issue Date (other than Liens permitted pursuant to clause (15) below);

(2) Liens securing the notes or any Note Guaranties;

(3) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and not securing Debt;

(4) Liens imposed by law, such as carriers', vendors', warehousemen's and mechanics' liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings;

(5) Liens in respect of taxes and other governmental assessments and charges which are not yet due or which are being contested in good faith and by appropriate proceedings;

(6) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, not interfering in any material respect with the conduct of the business of the Company and its Restricted Subsidiaries;

(7) licenses or leases or subleases as licensor, lessor or sublessor of any of its property, including intellectual property, in the ordinary course of business;

(8) customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker's liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, including Hedging Agreements;

(9) Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;

(10) judgment liens, and Liens securing appeal bonds or letter of credit issued in support of or in lieu of appeal bonds, so long as no Event of Default then exists under clause six of "-Default and Remedies-Events of Default";

(11) Liens securing Debt permitted under clause (9) of paragraph (b) of the covenant described under the caption "Limitation on Debt and Disqualified or Preferred Stock" above;

(12) Liens on property of a Person at the time such Person becomes a Restricted Subsidiary of the Company, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Restricted Subsidiary;

(13) Liens on property at the time the Company or any of the Restricted Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into the Company or a Restricted Subsidiary of such Person, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Restricted Subsidiary;

(14) customary margin requirements and the like securing Hedging Agreements;

(15) Liens on accounts receivable, inventory and related assets and proceeds thereof arising in connection with a Permitted Receivables Financing or other Debt permitted pursuant to clause (1) of paragraph (b) of the covenant described under the caption "Limitation on Debt and Disqualified or Preferred Stock" above;

(16) any Lien which secures only Debt owing by one or more Restricted Subsidiaries to the Company or a Guarantor;

(17) Liens on the headquarters of the Company, located in San Pedro Garza Garcia. 66265 Nuevo Leon, Mexico, as a result of Sale and Leaseback transactions;

(18) extensions, renewals or replacements of any Liens referred to in clauses (1), (2), (11), (12) or (13) in connection with the refinancing of the obligations secured thereby, provided that such Lien does not extend to any other property and, except as contemplated by the definition of "Permitted Refinancing Debt," the amount secured by such Lien is not increased; and

(19) other Liens securing obligations in an aggregate amount not exceeding $25.0 million.

"Permitted Receivable Financing" means any receivable financing facility, factoring program or arrangement, including the Vitro Plan Securitization Trust, pursuant to which accounts receivable of the Company or any Restricted Subsidiaries are sold or are financed by third parties on terms that the Board of Directors has concluded are customary and market terms fair to the Company and its Restricted Subsidiaries.

"Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

"Preferred Stock" means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.

"Primary Treasury Dealer" has the meaning set forth under the definition of "Reference Treasury Dealer".

"Public Equity Offering" means an underwritten primary public offering, after the Issue Date, of Qualified Stock of the Company pursuant to an effective registration statement under the Securities Act other than an issuance registered on Form F-4 or S-8 or any successor thereto or any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees.

"Qualified Equity Interests" means all Equity Interests of a Person other than Disqualified Equity Interests.

"Qualified Stock" means all Capital Stock of a Person other than Disqualified Stock.

"Reference Treasury Dealer" means Morgan Stanley & Co. Incorporated and its successors; provided, however, that if it shall cease to be a primary United States Treasury securities dealer in New York City (a "Primary Treasury Dealer")- the Company shall substitute therefor another Primary Treasury Dealer.

"Responsible Officer" means, when used with respect to the trustee, any officer within the corporate trust department of the trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indentures.

"Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

"S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. and its successors.

"Sale and Leaseback Transaction" means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.

"Significant Subsidiary" means any Subsidiary, or group of Subsidiaries, that would, taken together, be a "significant subsidiary" as defined in Article 1, Rule 1-02 (w)(l) or (2) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the date of the Indentures.

"Specified Guarantors" means Vidrio Plano, S.A. de C.V., Distribuidora de Vidrio y Cristal, S.A. de C.V., Vidrio Plano de Mexicali, S.A. de C.V., Vitemco Venezuela, S.A., Vitro Panama, S.A., Servicios y Operaciones Financieras Vitro, S.A. de C.V., and Vitemco Ecuador, S.A.

"Stated Maturity" means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

"Subordinated Debt" means any Debt of the Company or any Guarantor which is subordinated in right of payment to the notes or the Note Guaranty, as applicable, pursuant to a written agreement to that effect.

"Subsidiary" means with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof) or (ii) any other corporation, association or other business entity that is combined or consolidated in accordance with Mexican FRS with such Person for purposes of general financial reporting. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Company.

"Substantially Wholly Owned" means, with respect to any Restricted Subsidiary, a Restricted Subsidiary 90% or more of the outstanding Capital Stock of which (other than any director's qualifying shares) is owned by the Company and one or more Wholly Owned Restricted Subsidiaries (or a combination thereof).

"Swiss Subsidiary Guarantor" means each of Centro de Tecnologia Vidriera, Ltd., Vitro Europa, Ltd., Vitrosa Holding, Ltd., and Vitro Global, Ltd. (all incorporated in Switzerland), or any successor thereto.

"Trade Payables" means, with respect to any Person, any accounts payable owed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services and required to be paid within one year from the date of Incurrence thereof which constitute accounts payable and are considered current liabilities in accordance with Mexican FRS.

"Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to February 1, 2012 in the case of the 2012 Notes and to February 1, 2017 in the case of the 2017 Notes: provided, however, that if the period from the redemption date to February 1, 2012 or February 1, 2017 as the case may be, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year, as determined by the Reference Treasury Dealer, will be used.

"U.S. Government Obligations" means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

"Unrestricted Subsidiary" means any Subsidiary of the Company that at the time of determination has previously been designated, and continues to be, an Unrestricted Subsidiary in accordance with "-Certain Covenants-Designation of Restricted and Unrestricted Subsidiaries."

"Vitro Plan Securitization Trust" means the Irrevocable Issuance, Administration and Payment Trust Agreement No. 486 dated as of August 3, 2005 between Distribuidora Nacional de Vidrio, S.A. de C.V., Vitro Flotado Cubiertas, S.A. de C.V., Vitro Automotriz, S.A. de C.V., and Vitro Vidrio y Cristal, S.A. de C.V. as Trustors and Third-Party Trustees, and Banco Invex, S.A., Institucion de Banca Multiple, Invex Grupo Financiero, as Trustee, as amended and in effect from time to time.

"Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

"Wholly Owned" means, with respect to any Restricted Subsidiary, a Restricted Subsidiary all of the outstanding Capital Stock of which (other than any director's qualifying shares) is owned by the Company and one or more Wholly Owned Restricted Subsidiaries (or a combination thereof).

TAXATION

Certain United States Income Tax Consequences

To ensure compliance with Internal Revenue Service Circular 230, prospective investors are hereby notified that: (a) any discussion of federal tax issues contained or referred to in this offering memorandum is not intended or written to be used, and cannot be used, by prospective investors for the purpose of avoiding penalties that may be imposed on them under the Internal Revenue Code; (b) such discussion is written in connection with the promotion or marketing (within the meaning of Circular 230) of the transactions or matters addressed herein; and (c) prospective investors should seek advice based on their particular circumstances from an independent tax advisor.

This section summarizes the material United States federal income tax consequences to a holder of notes. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations and rulings and decisions currently in effect, all of which are subject to change (possibly with retroactive effect). This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to particular investors in light of their personal investment circumstances or to investors subject to special rules, such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, traders in securities or commodities that elect mark-to-market treatment, persons that will hold notes as a hedge against currency risk or as a position in a "straddle" or conversion transaction, tax-exempt organizations or United States Holders (as defined below) whose "functional currency" is not the U.S. dollar. In addition, this discussion does not consider the effect of any alternative minimum taxes or any foreign, state, local, gift, estate or other tax laws that may be applicable to a particular investor. This discussion applies only to initial investors who purchase notes at the "issue price," which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the notes is sold, and assumes that investors will hold the notes as capital assets within the meaning of Section 1221 of the Code.

Tax Consequences to United States Holders

For purposes of the following discussion, a "United States Holder" means a beneficial owner of a note that, or who, is, for United States federal income tax purposes:

  an individual citizen or resident of the United States;

  a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state or the District of Columbia;

  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  a trust if (a) a U.S. court can exercise primary supervision over the administration of the trust and (b) one or more U.S. persons have authority to control all of the substantial decisions of the trust.

If a partnership holds notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding notes should consult their tax advisors. A "Non-United States Holder" is a holder of notes other than a United States Holder.

Exchange of Notes.

The exchange of the Initial Notes for the Exchange Notes in the exchange offer will not be a taxable exchange for U.S. federal income tax purposes and, accordingly, for such purposes a United States Holder will not recognize any taxable gain or loss as a result of such exchange and will have the same tax basis and holding period in the Exchange Notes as it had in the Initial Notes immediately before the exchange.

Interest and Additional Amounts

Interest on the notes and Additional Amounts paid in respect of Mexican withholding taxes imposed on interest payments on the notes (as described in "Description of Notes-Additional Amounts") will be taxable to a United States Holder as ordinary interest income at the time they are paid or accrued in accordance with the United States Holder's usual method of accounting for U.S. federal income tax purposes. The amount of income taxable to a United States Holder will include the amount of all Mexican taxes withheld from payments made on the notes (as described below under "-Certain Mexican Tax Consequences"). Accordingly, a United States Holder will have to report income in an amount that is greater than the amount of cash it receives from payments on its note.

However, a United States Holder may, subject to certain limitations, be eligible to claim the Mexican taxes withheld as a credit or deduction for purposes of computing its U.S. federal income tax liability. Interest and Additional Amounts paid on the notes will constitute income from sources without the United States for foreign tax credit purposes. For taxable years beginning on or before December 31, 2006, such income generally will constitute high withholding tax interest for foreign tax credit purposes, unless the Mexican withholding tax rate applicable to the United States Holder is less than 5% (such as during any period in which the 4.9% Mexican withholding tax rate, as discussed in "-Mexican Income Tax Considerations-Payment of Interest, Principal and Premium in Respect of the Notes," applies), in which case, such income generally will constitute "passive income." For taxable years beginning after December 31, 2006, such income generally will constitute "passive category income" for foreign tax credit purposes. The rules relating to the calculation and timing of foreign tax credits and, in the case of a United States Holder that elects to deduct foreign taxes, the availability of deductions, are complex and depend upon a United States Holder's particular circumstances. In addition, foreign credits generally will not be allowed for Mexican taxes withheld from interest on certain short term or hedged positions in the notes. United States Holders should consult with their own tax advisors with regard to the availability of a credit or deduction in respect of foreign taxes and, in particular, the application of the foreign tax credit rules to their particular situations.

Further notes may be issued with original issue discount ("OID") for U.S. federal income tax purposes. Purchasers of notes after the date of any further issue will not be able to differentiate between notes sold as part of the further issue and previously issued notes. Therefore, purchasers of notes after a further issue may be required to accrue OID for U.S. federal income tax purposes with respect to their notes. This may affect the price of outstanding notes at the time of a further issue. Because of the possible application of the U.S. federal income tax rules regarding OID to a further issue of notes, purchasers are advised to consult their own tax advisors prior to purchasing such notes.

Disposition of Notes

Upon the sale, redemption, retirement or other disposition of a note, a United States Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the disposition and the United States Holder's adjusted tax basis in the note. A United States Holder's adjusted tax basis in a note generally will equal the price paid by the United States Holder for the note. Such gain will not include amounts realized that are attributable to accrued interest. Amounts attributable to accrued interest will be treated as "interest" as described above.

Gain or loss realized on the sale, redemption, retirement or other disposition of a note will be capital gain or loss and will be long-term capital gain or loss if the holding period for such note is more than one year. Net long-term capital gain recognized by an individual United States Holder generally will be subject to tax at a lower rate than net short-term capital gain or ordinary income. Capital gain or loss recognized by a United States Holder generally will be U.S. source gain or loss. Therefore, if any such gain is subject to Mexican income tax, a United States Holder may not be able to credit the Mexican income tax against its U.S. federal income tax liability. United States Holders should consult their own tax advisors as to the foreign tax credit implications of a disposition of the notes.

Tax Consequences to Non- United States Holders

The following summary applies to you if you are a Non-United States Holder, as defined above.

Subject to the discussion below under the caption "-Information Reporting and Backup Withholding," the interest income that you derive in respect of the notes generally will be exempt from United States federal income taxes, including United States withholding tax on payments of interest, unless such income effectively connected with the conduct of a trade or business in the United States.

If you are a Non-United States Holder, subject to the discussion below under the caption "-Information Reporting and Backup Withholding," any gain you realize on a sale of the notes generally will be exempt from United States federal income tax, including United States withholding tax, unless:

  your gain is effectively connected with your conduct of a trade or business in the United States;

  you are an individual holder and are present in the United States for 183 days or more in the taxable year of the sale and certain other conditions are met; or

  you are a foreign citizen or permanent resident of the United States subject to certain United States federal income tax laws regarding expatriates.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to payments of principal and interest on a note and to the proceeds of a sale of a note made to United States Holders. A "backup withholding" tax may apply to such payments or proceeds if the beneficial owner fails to provide a correct taxpayer identification number or to otherwise comply with the applicable backup withholding rules. Certain persons (including, among others, corporations) and Non-United States Holders that provide an appropriate certification or otherwise qualify for exemption are not subject to the backup withholding and information reporting requirements.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment made to a holder generally may be claimed as a credit against such holder's United States federal income tax liability provided the appropriate information is furnished to the IRS.

Certain Mexican Tax Consequences

The following summary of certain Mexican federal income tax considerations contains a description of certain Mexican federal income tax consequences of the purchase, ownership and disposition of the notes, but does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase the notes. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than Mexico.

This summary is based on the federal tax laws of Mexico as in effect on the date of this offering (including the Tax Treaty described below), as well as on rules and regulations of Mexico available on or before such date and now in effect. All of the foregoing are subject to change, which change could apply retroactively and could affect the continued validity of this summary.

Prospective purchasers of the notes should consult their own tax advisers as to the Mexican or other tax consequences of the ownership and disposition of the notes, including, in particular, the application to their particular situations of the tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

Mexican Income Tax Considerations

The following is a general summary of the principal consequences under the Mexican Ley del Impuesto sobre la Renta (the "Mexican Income Tax Law"), rules and regulations thereof and under the Tax Treaty as currently in effect, of the purchase, ownership and disposition of the notes by a holder that is not a resident of Mexico and that will not hold the notes, or a beneficial interest therein in connection with the conduct of a trade or business through a permanent establishment in Mexico (a "Foreign Holder").

The determination of "tax residency" pursuant to Mexican tax laws is based upon subjective elements, involving the consideration of a number of factors. For purposes of Mexican taxation, individuals are considered residents of Mexico for tax purposes when they have established their place of residence (home) in Mexico; if an individual has his/her home in Mexico and in another country as well, he or she shall be deemed to be a resident of Mexico if his or her "center of vital interest" is located within Mexican national territory. The center of vital interest of an individual is considered to be located in Mexico if, among other circumstances, (i) more than 50% of his/her total income for the relevant calendar year derives from Mexican sources or (ii) the main center of his/her professional activities is located in Mexico. Mexican nationals who filed a change of tax residence to a country or jurisdiction in which income is subject to a preferred tax regime pursuant to the provisions of the Mexican Income Tax Law, will be considered Mexican residents for tax purposes during the year of filing of the notice of such residence change and during the following three years unless such country has a comprehensive tax information exchange treaty in effect with Mexico. Mexican government officials and employees are also Mexican residents for Mexican tax purposes even if their center of vital interests is located outside Mexico. A legal entity is considered a Mexican resident when the administration of its business or its place of effective management is in Mexico. Unless otherwise proven, a Mexican national is considered a Mexican resident for tax purposes. A Foreign Holder conducting a trade or business through a permanent establishment in Mexico will be required to pay income tax in Mexico on income attributable to such permanent establishment, which could include income from the notes.

Tax Treaties

Mexico has entered into and is negotiating tax treaties with several countries that may reduce the amount of Mexican withholding tax to which payments of interest on the notes may be subject. Prospective purchasers of notes should consult their own tax advisors as to the tax consequences and benefits, if any, of such treaties.

Payment of Interest, Principal and Premium in Respect of the Notes

Under the Mexican Income Tax Law, payments of interest we make in respect of the notes (including payments of principal in excess of the issue price of such notes, which, under Mexican law, are deemed to be interest) to a Foreign Holder will be subject to a Mexican withholding tax assessed at a rate of 4.9% if, as expected, (1) the notes are placed through banks or brokerage houses (casas de bolsa) in a country with which Mexico has entered into a tax treaty for the avoidance of double taxation, which is in effect, (2) the issuance of the notes and a summary of their main features are timely reported to the National Banking and Securities Commission of Mexico and (3) the information requirements specified by the Ministry of Finance and Public Credit (Secretaria de Hacienda y Credito Publico) (the "SHCP") under general rules issued from time to time are satisfied. In case such requirements are not met or cease to be met, the applicable withholding tax rate will be 10%, and, in such case, if the effective beneficiary of such payments is deemed to have a preferential tax regime (a person not subject to taxation on income in its country of residence or where the effective income tax payment in Mexico is lower than the tax applying an income tax rate of 21% (75% of the Mexican income tax rate-presently 28%), the withholding tax will be 40%.

Under general regulations published by the SHCP currently in effect, the information requirements which must be satisfied are that: (a) we timely file before the SHCP, after completion of the transaction contemplated in this offering memorandum, and certain information relating to us, the issuance of the notes and this offering memorandum, as well as any change related to the notes while they are in effect, (b) we timely file before the SHCP on a quarterly basis information on the interest paid and information representing that no party related to us jointly or individually, directly or indirectly, is the effective beneficiary of 5% or more of the aggregate amount of each interest payment and (c) we maintain records which evidence compliance items (a) and (b) above.

Even if the above requirements are met, currently a withholding tax of 28% will apply if the effective beneficiaries of the interest paid on the notes, whether directly or indirectly, individually or collectively with related persons, who receive more than 5% of the aggregate amount of such payments on the notes are (1) shareholders who own, directly or indirectly, individually or collectively with related persons, more than 10% of our voting stock, or (2) entities of which more than 20% of whose stock is owned, directly or indirectly, individually or collectively with related persons, by us or by persons related to us. For such purposes, under the Mexican Income Tax Law, persons are considered related if one possesses an interest in the business of the other, common interests exist between them, or a third person holds an interest in the business or property of both persons.

Under the Mexican Income Tax Law, payments of interest we make on the notes to a non-Mexican pension or retirement fund generally will be exempt from Mexican withholding taxes, provided that (1) the fund is the effective beneficiary of such interest income, (2) the fund is duly established pursuant to the laws of its country of origin, (3) the relevant interest income is exempt from taxation in such country, and (4) the fund is duly registered before the SHCP for such purpose.

We have agreed, subject to specified exceptions and limitations, to pay additional amounts to the holders of the notes with respect to the Mexican withholding taxes mentioned above. If we pay additional amounts with respect to such Mexican withholding taxes, any refunds of such additional amounts will be for our account. See "Description of Notes-Additional Amounts".

Holders or beneficial owners of the notes may be requested to provide certain information or documentation necessary to enable us to establish the appropriate Mexican withholding tax rate applicable to such holders or beneficial owners. In the event that the specified information or documentation concerning the holder or beneficial owner, if requested, is not provided on a timely basis, our obligations to pay additional amounts may be limited (as described in "Description of Notes-Additional Amounts").

Under the Mexican Income Tax Law, payments of principal we make to a Foreign Holder will not be subject to any Mexican Withholding or similar taxes.

Taxation of the Disposition of the Notes

Under the Mexican Income Tax Law, capital gains resulting from the sale or other disposition of the notes by a Foreign Holder to another Foreign Holder are not taxable in Mexico. Foreign Holders should consult their tax advisors with respect to the tax consequences on capital gains realized on the disposition of the notes from a Foreign Holder to a Mexican resident or Foreign Holder with a permanent establishment in Mexico.

Other Mexican Taxes

Foreign Holder will not be liable for estate, gift, inheritance or similar taxes with respect to the notes held. There are no Mexican stamp, issue, registration or other similar taxes payable by a Foreign Holder with respect to the Exchange Notes.

THE TAX DISCUSSION SET FORTH IN THIS TAXATION SECTION IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN APPLICABLE TAX LAWS.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Initial Notes only where such Initial Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until    , 2007, all dealers affecting transactions in the Exchange Notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to this exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at marker prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to this exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to this exchange offer (including the expenses of one counsel for the holders of the Initial Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Initial Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LISTING AND GENERAL INFORMATION

Clearing Systems and Settlement

The Exchange Notes are expected to be accepted for clearance through the facilities of DTC, Euroclear and Clearstream, Luxembourg. The ISINs, CUSIPs and common codes are as follows:

ISIN	CUSIP	Common Code
2012 Exchange Note.......................................
2017 Exchange Note.......................................

Listing

Application will be made to list the Exchange Notes on the Official List of the Luxemburg Stock Exchange and to admit the notes to trade on the EuroMTF market of the Luxembourg Stock Exchange.

The Directive of the European Parliament and the Council (2003/0045) (COD), or the Transparency Directive, regarding the harmonization of transparency requirements relating to financial information of issuers whose securities are admitted to trading on a regulated market in the European Union, such as the Luxembourg Stock Exchange, is now required to be implemented by the EU member states. The Company will at all times use its best efforts to maintain the listing of the notes on the Luxembourg Stock Exchange. If the Transparency Directive (and/or any other European or national legislation) is adopted and is implemented or takes effect in Luxembourg in a manner that would require the Company or the Subsidiary Guarantors to publish or produce financial statements according to accounting principles or standards that are different from Mexican FRS, or that would otherwise impose requirements on the Company or the Subsidiary Guarantors that the Company or the Subsidiary Guarantors, in their reasonable discretion, determine are impracticable or unduly burdensome, the Company, in its own discretion, may apply to delist the notes from the Luxembourg Stock Exchange. If the notes are delisted, the Company will use its best efforts to list the notes on another comparable exchange. However, there can be no assurance that the Company will obtain an alternative admission to listing, trading and/or quotation for the notes by another listing authority, exchange and/or system within or outside the European Union.

Consents

Except as otherwise stated herein, we have obtained all necessary consents, approvals and authorizations in connection with the issuance of the notes.

No Material Adverse Change

Except as otherwise disclosed in this prospectus (or in the documents incorporated by reference herein), there has been no material adverse change in our financial position since March 31, 2007.

Litigation

Except as disclosed herein, there are no pending actions, suits or proceedings (domestic or foreign) against or affecting us, which, if determined adversely against us, could individually or in the aggregate have a material adverse effect on a consolidated basis on our condition (financial or otherwise), prospects, results of operations or general affairs or would adversely affect our ability to perform our obligations under the notes and which are material in the context of the issue of the notes and, to the best of our knowledge, no such actions, suits or proceedings are threatened or contemplated.

VALIDITY OF THE SECURITIES

The validity of the Exchange Notes and related guarantees will be passed upon with respect to New York law by Milbank, Tweed, Hadley & McCloy LLP and certain matters with respect thereto under Mexican law will be passed upon by Alejandro Sanchez Mujica, our General Counsel.

EXPERTS

The consolidated financial statements of Vitro, S.A.B. de C.V. and Subsidiaries as of December 31, 2005 and 2006 and for each of the three years in the period ending December 31, 2006 as well as those of Vimexico, S.A. de C.V. and Subsidiaries included in this prospectus, have been audited by Galaz, Yamazaki, Ruiz Urquiza, S.C., member of Deloitte Touche Tohmatsu, an independent registered public accounting firm, as stated in their reports appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Vitro, S.A.B. de C.V.

Garza Garcia, N. L., Mexico

(Amounts in millions of Mexican pesos)

We have audited the accompanying consolidated balance sheets of Vitro, S.A.B. de C.V. (formerly Vitro, S.A. de C.V.) and Subsidiaries (the "Company") as of December 31, 2005 and 2006, and the related consolidated statements of operations, stockholders' equity and changes in financial position for each of the three years in the period ended December 31, 2006 (all expressed in millions of constant Mexican pesos as of December 31, 2006). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Mexico and with the standards of the Public Company Accounting Oversight Board ( United States ).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Vitro, S.A.B. de C.V. and Subsidiaries as of December 31, 2005 and 2006, and the results of their operations, changes in their stockholders' equity and changes in their financial position for each of the three years in the period ended December 31, 2006 in conformity with Mexican Financial Reporting Standards.

Effective January 1, 2005, as mentioned in Note 3 a) to the accompanying financial statements, the Company adopted the provisions of certain accounting standards resulting in the following changes in accounting:

  The effect of adopting Bulletin C-10, "Derivative Financial Instruments and Hedging Activities", including the related tax effects resulted in (i) the recognition of a liability of Ps. 131; (ii) the recognition of an asset of Ps. 74; (iii) a charge to other comprehensive income in stockholders' equity of Ps. 10 and; (iv) a charge to the cumulative effect of the change in accounting principle of Ps. 119; and (v) a credit to financing cost of Ps. 101, net of the effect of deferred income tax of Ps. 29.

  The Company discontinued amortizing goodwill as of January 1, 2005 and now performs an annual impairment test in accordance with Bulletin B-7, "Business Acquisitions". The amount of goodwill amortization in 2004 was Ps. 4

Mexican Financial Reporting Standards vary in certain significant respects from accounting principles generally accepted in the United States of America . The application of the latter would have affected the determination of net income for each of the three years in the period ended December 31, 2006, and the determination of stockholders' equity as of December 31, 2006 and 2005, to the extent summarized in Note 25.

As disclosed in Note 25 m) to the accompanying consolidated financial statements, the Company adopted the recognition and disclosure provisions of Statement of Financial Accounting Standards No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans-an amendment of FASB Statements No. 87, 88, 106, and 132(R)", effective December 31, 2006.

As discussed in Note 25 to the accompanying consolidated financial statements, the reconciliation to U.S. GAAP as of December 31, 2005 and for the year then ended has been restated.

Our audits also comprehended the translation of the Mexican peso amounts into U. S. dollar amounts and, in our opinion, such translation has been made in conformity with the basis stated in Note 2 a).  The translation of the financial statement amounts into U.S. dollars and the translation of the financial statements into English have been made solely for the convenience of readers.

Galaz, Yamazaki, Ruiz Urquiza, S.C.

Member of Deloitte Touche Tohmatsu

/s/  Ernesto Cruz Velazquez de Leon

C.P.C. Ernesto Cruz Velazquez de Leon

Monterrey, N.L. Mexico

March 15, 2007,

(June 21, 2007 as to Note 25 and July 13, 2007 as to Note 26)

Vitro, S.A.B. de C.V. and Subsidiaries

Consolidated Balance Sheets

(Millions of constant Mexican pesos as of December 31, 2006)

	December 31,		Millions of US dollars (Convenience Translation) December 31,
	2005	2006	2006
ASSETS

Cash and cash equivalents	Ps. 1,379	Ps. 1,172	US$ 108
Trade receivables, net	1,283	1,293	120
Retained undivided interests in securitized receivables	825	1,204	111
Other receivables	1,436	1,282	119
Inventories, net	4,027	3,794	351
Land and buildings held for sale	427
Current assets of discontinued operations	773
Current assets	10,150	8,745	809

Land and buildings, net	8,806	8,409	778
Machinery and equipment, net	7,681	6,445	596
Construction in progress	603	805	74
Goodwill	696	697	65
Intangible employee retirement obligations asset	442	344	32
Deferred taxes	932	545	50
Other assets	992	1,114	103
Non-current assets of discontinued operations	1,174
Long-term assets	21,326	18,359	1,698

Total assets	Ps. 31,476	Ps. 27,104	US$ 2,507

The accompanying notes are an integral part of these consolidated financial statements.

Federico Sada G. President and Chief Executive Officer	Claudio L. del Valle C. Chief Administrative Officer	Alvaro Rodriguez A. Chief Financial Officer

Vitro, S.A.B. de C.V. and Subsidiaries

Consolidated Balance Sheets

(Millions of constant Mexican pesos as of December 31, 2006)

	December 31,		Millions of US dollars (Convenience Translation) December 31,
	2005	2006	2006
LIABILITIES

Short-term borrowings	Ps. 1,256	Ps. 289	US$ 27
Current maturities of long-term debt	2,444	61	5
Trade payables	1,941	2,084	193
Tax liabilities	151
Accrued expenses	1,038	1,013	94
Other current liabilities	1,430	1,081	100
Current liabilities of discontinued operations	360
Current liabilities	8,620	4,528	419

Long-term debt	11,639	11,985	1,108
Employee retirement obligations	1,315	1,507	140
Other long-term liabilities	155	209	19
Long-term liabilities of discontinued operations	988
Long-term liabilities	14,097	13,701	1,267
Total liabilities	22,717	18,229	1,686
Commitments and contingencies (Note 13)

STOCKHOLDERS' EQUITY

Capital stock: no par value, 324,000,000 shares in 2005 and 386,857,143 shares in 2006 issued and outstanding	324	387	36
Restatement of capital stock	6,968	6,969	644
Restated capital stock	7,292	7,356	680

Treasury stock (50,553,528 shares in 2005 and 45,874,816 in 2006)	(631)	(599)	(55)
Additional paid-in capital	1,092	2,348	217
Shortfall in restatement of capital	(20,177)	(20,387)	(1,885)
Cumulative initial effect of deferred taxes	(1,745)	(1,745)	(161)
Minimum labor liability adjustment	(435)	(474)	(44)
Retained earnings reserved for reacquisition of Vitro shares	2,000	2,000	184
Retained earnings	18,357	18,638	1,724
Total majority interest	5,753	7,137	660
Minority interest in consolidated subsidiaries	3,006	1,738	161
Total stockholders' equity	8,759	8,875	821
Total liabilities and stockholders' equity	Ps. 31,476	Ps. 27,104	US$ 2,507

The accompanying notes are an integral part of these consolidated financial statements.

Vitro, S.A.B. de C.V. and Subsidiaries

Consolidated Statements of Operations

(Millions of constant Mexican pesos as of December 31, 2006, except per share amounts)

	Year ended December 31,			Millions of US dollars (Convenience Translation) December 31,
	2004	2005	2006	2006

Net sales	Ps. 25,168	Ps. 25,323	Ps. 26,562	US$ 2,457
Cost of sales	18,227	18,298	19,282	1,784
Gross profit	6,941	7,025	7,280	673
Selling, general and administrative expenses	5,383	5,276	5,270	487
Operating income	1,558	1,749	2,010	186
Total financing cost	1,461	1,441	2,189	202
Operating income (loss) after financing cost	97	308	(179)	(16)
Other expenses (income), net	143	424	(273)	(25)
Income (loss) from continuing operations before taxes and workers' profit sharing	(46)	(116)	94	9
Income and asset tax (benefit) expense	(9)	(502)	215	20
Workers' profit sharing	124	49	53	5
Net income (loss) from continuing operations before change in accounting principle	(161)	337	(174)	(16)
Gain on sale of discontinued operations			463	43
Income (loss) from discontinued operations	93	3	(30)	(3)
Cumulative effect of change in accounting principle, net of tax		(119)
Net income (loss) for the year	Ps. (68)	Ps. 221	Ps. 259	US$ 24
Net minority income (loss)	Ps. 235	Ps. 168	Ps. (114)	US$ (11)
Net majority income (loss)	(303)	53	373	35
	Ps. (68)	Ps. 221	Ps. 259	US$ 24

Earnings per common share (based on weighted average
shares outstanding of 271,840,010 for 2004,
273,116,069 for 2005 and 289,636,496 for 2006):
Income (loss) from continuing operations before change in accounting principle	Ps. (0.59)	Ps. 1.23	Ps. (0.60)	US$ (0.06)
Gain on sale of discontinued operations			1.60	0.15
Income (loss) from discontinued operations	0.34	0.01	(0.10)	(0.01)
Cumulative effect of change in accounting principle, net of tax		(0.43)
Minority (income) loss	(0.87)	(0.62)	0.39	0.04
Net majority (loss) income	Ps. (1.12)	Ps. 0.19	Ps. 1.29	US$ 0.12

The accompanying notes are an integral part of these consolidated financial statements.

Vitro, S.A.B. de C.V. and Subsidiaries

Consolidated Statements of Changes in Financial Position

(Millions of constant Mexican pesos as of December 31, 2006)

	Year ended December 31,			Millions of US dollars, (Convenience Translation) Year ended December 31,
	2004	2005	2006	2006
OPERATING ACTIVITIES:
Net income (loss) from continuing operations
before change in accounting principle	Ps. (161)	Ps. 337	Ps. (174)	US$ (16)
Add (deduct) non-cash items:
Depreciation and amortization	2,187	1,778	1,722	159
Provision for employee retirement obligations	277	335	404	37
Amortization of debt issuance costs	129	211	192	18
(Gain) loss from sale of subsidiaries and associated companies	(525)	132	(66)	(6)
Impairment of long-lived assets	338	362	378	35
Loss (gain) from sale of long-lived assets	10	6	(766)	(71)
Gain on execution of Vitro Club's trust		(442)
Mark-to market of derivative financial instruments		(125)	(105)	(10)
Deferred taxes and workers' profit sharing	(97)	(716)	47	4
	2,158	1,878	1,632	150
(Increase) decrease in trade receivables	(254)	696	(10)	(1)
(Increase) decrease in inventories	(237)	(158)	215	20
(Decrease) increase in trade payables	(9)	14	163	15
Change in other current assets and liabilities	187	(426)	(417)	(38)
Employee retirement obligations	(220)	(282)	(560)	(51)
Gain (loss) from discontinued operations	93	3	(30)	(3)
Discontinued operations	248	268	29	3
Net resources generated by operating activities	1,966	1,993	1,022	95
FINANCING ACTIVITIES:
Proceeds from short-term bank loans	3,645	2,962	4,701	435
Proceeds from long-term bank loans	5,746	5,652	1,423	132
Amortization in real terms of bank loans	(844)	(529)	(543)	(50)
Payment of short-term bank loans	(3,949)	(4,230)	(3,319)	(307)
Payment of long-term bank loans	(3,947)	(5,596)	(5,267)	(487)
Debt issuance costs	(214)	(191)	(23)	(2)
Issuance of capital stock			556	51
Dividends paid to stockholders of Vitro, S.A.B. de C.V.	(99)	(96)	(92)	(9)
Dividends paid to minority interest	(155)	(91)	(63)	(6)
Issuance of treasury stock	16	7	67	6
Other financing activities	(11)	(22)	73	7
Discontinued operations	(201)	(87)	(19)	(2)
Net resources used in financing activities	(13)	(2,221)	(2,506)	(232)
INVESTING ACTIVITIES:
Investments in land, buildings, machinery and equipment	(1,431)	(1,061)	(1,198)	(111)
Proceeds from sale of land, buildings, machinery and equipment	21	30	1,628	151
Restricted cash	292	1	404	37
Investment in subsidiaries			(208)	(19)
Proceeds from sale of subsidiaries and associated companies	955	164	1,171	108
Capital distribution to minority interest			(105)	(10)
Other long-term assets	5		(346)	(32)
Deferred charges	(76)	(73)	(89)	(8)
Discontinued operations	(140)	(184)	20	2
Net resources (used in) generated by investing activities	(374)	(1,123)	1,277	118
Net increase (decrease) in cash and cash equivalents	1,579	(1,351)	(207)	(19)
Balance at beginning of year	1,151	2,730	1,379	127
Balance at end of year	Ps. 2,730	Ps. 1,379	Ps. 1,172	US$ 108

The accompanying notes are an integral part of these consolidated financial statements.

Vitro, S.A.B. de C.V. and Subsidiaries

Consolidated Statements of Stockholders' Equity

(Millions of constant Mexican pesos as of December 31, 2006)

	Restated capital stock	Treasury stock and additional paid-in capital	Shortfall in restatement of capital	Cumulative initial effect of deferred taxes	Minimum labor liability adjustment	Retained earnings	Minority interest	Stockholders' equity
Balance at

January 1, 2004	Ps. 7,292	Ps. 438	Ps. (19,947)	Ps. (1,745)	Ps. (373)	Ps. 20,644	Ps. 3,162	Ps. 9,471
Dividends (Ps. 0.33 per share)						(99)		(99)
Decrease in minority interest							(332)	(332)
Issuance of treasury stock		16						16
Comprehensive loss			(269)		(76)	(303)	98	(550)
Balance at
December 31, 2004	7,292	454	(20,216)	(1,745)	(449)	20,242	2,928	8,506
Dividends (Ps. 0.31 per share)						(96)		(96)
Revoked dividend						158		158
Decrease in minority interest							(82)	(82)
Issuance of treasury stock		7						7
Comprehensive income			39		14	53
 160

 266

Balance at
December 31, 2005	7,292	461	(20,177)	(1,745)	(435)	20,357	3,006	8,759
Dividends (Ps. 0.31 per share)						(92)		(92)
Decrease in minority interest		67					(597)	(530)
Dilution of minority interest		662					(662)	0
Issuance of treasury stock		67						67
Issuance of capital stock	64	492

								556
Comprehensive income			(210)		(39)	373	(9)	115
Balance at
December 31, 2006	Ps. 7,356	Ps. 1,749	Ps. (20,387)	Ps. (1,745)	Ps. (474)	Ps. 20,638	Ps. 1,738	Ps. 8,875

The accompanying notes are an integral part of these consolidated financial statements.

Vitro, S.A.B. de C.V. and Subsidiaries

Condensed Notes to Consolidated Financial Statements

(Millions of constant Mexican pesos as of December 31, 2006)

1. Activities of the Company

Vitro, S.A.B. de C.V. ("Vitro") is a Mexican holding company, and together with its subsidiaries serve multiple product markets, including construction and automotive glass; food and beverage, wine, liquor, cosmetics and pharmaceutical glass containers, Vitro and subsidiaries also produce raw materials and equipment and capital goods for industrial use which are vertically integrated in the Glass Containers business unit. On November 29, 2006 Vitro changed its name as approved a general extraordinary stockholders' meeting from Vitro, S.A. de C.V. to Vitro, S.A.B. de C.V. due to a requirement of the Mexican Securities Law ("Ley del Mercado de Valores") issued on June 28, 2006. This new law requires every company that is listed on the Bolsa Mexicana de Valores, S.A. de C.V. ("BMV" Mexican Stock Exchange) to include "Bursatil" (publicly traded) in their legal name or use the letter "B" after S.A.

2. Basis of presentation and principles of consolidation

a) Basis of presentation

The accompanying consolidated financial statements of Vitro and its subsidiaries (the "Company") are prepared on the basis of Mexican Financial Reporting Standards ("Mexican FRS").

The consolidated financial statements presented herein are expressed in millions of constant Mexican pesos as of December 31, 2006. However, solely for the convenience of users, the consolidated financial statements as of and for the year ended December 31, 2006, have been translated into United States of America ("US") dollars at the rate of Ps. 10.8116 per one dollar, the rate of exchange determined by the Banco de Mexico (Mexico's Central Bank) on December 31, 2006. Such arithmetical translation should not be construed as a representation that the peso amounts shown could be converted into US dollars at such rate or at any other rate.

All references to dollars, in the financial statements and these notes, correspond to dollars of the United States of America (the "United States").

b) Consolidated subsidiaries

 Those companies in which Vitro holds, directly or indirectly, more than 50% of the capital stock, or which Vitro controls, are included in the consolidated financial statements. For those companies in which Vitro has joint control, the proportionate consolidation method is used. This method consists of consolidating on a proportionate basis the assets, liabilities, stockholders' equity and revenues and expenses. All significant intercompany balances and transactions have been eliminated in consolidation. At December 31, 2006, the main subsidiaries the Company consolidates are:

FLAT GLASS Vimexico S.A. de C.V.** (91.8%)	GLASS CONTAINERS Vitro Envases Norteamerica, S.A. de C.V. (100%)	CORPORATE

Vitro Vidrio y Cristal, S.A. de C.V

Vitro Automotriz, S.A. de C.V.

Distribuidora Nacional de Vidrio, S.A. de C.V.

Vidrio Plano de Mexico, S.A. de C.V.

Vitro Flex, S.A. de C.V.*

Vitro AFG, S.A. (50%)

Cristales Automotrices, S.A. de C.V. (51%)

Vitro Flotado Cubiertas, S.A. de C.V.

Vitro America, Inc.

Vitro Colombia, S.A.

Vitro Cristalglass, S.L. (60%)

Vitro Chaves Industria de Vidro, S.A. (60%)

Compania Vidriera, S.A. de C.V.

Vidriera Monterrey, S.A. de C.V.

Vidriera Guadalajara, S.A. de C.V.

Vidriera Los Reyes, S.A. de C.V.

Vidriera Mexico, S.A. de C.V.

Vidriera Queretaro, S.A. de C.V.

Vidriera Toluca, S.A. de C.V.

Vitro Packaging, Inc.

Empresas Comegua S.A. (49.7%)

Vidrio Lux, S.A.

Industria del Alcali, S.A. de C.V.

Comercializadora Alcali, S. de R.L. de C.V.

Fabricacion de Maquinas, S.A. de C.V.

Vitro Corporativo, S.A. de C.V. Servicios y Operaciones Financieras Vitro, S.A. de C.V. AeroVitro, S.A. de C.V.

*On September 29, 2006, Vitro Plan, S.A. de C.V. ("Vitro Plan") assumed 100% control of Vitro Flex. (see Note 20 d).

** On December 11, 2006, the merger of Vitro Plan with Vimexico S.A. de C.V. ("Vimexico") was approved (see below).

  Merger of Vitro Plan with Vimexico.- On October 18, 2006, Vitro and its subsidiary Vitro Corporativo, S.A. de C.V. ("Vicorp") incorporated Vimexico as a Mexican corporation and, on October 30, 2006, Vitro transferred, as a capital contribution to Vimexico, an account receivable from Vitro Plan in the amount of US$ 135 million. Following the capital contribution, on December 8, 2006, Vicorp and Vitro, as shareholders of Vimexico, adopted a unanimous resolution approving the merger of Vitro Plan into Vimexico. On December 11, 2006, the shareholders of Vitro Plan concluded an extraordinary general shareholders' meeting approving the merger of Vitro Plan into Vimexico based on financial information as of October 31, 2006, with Vimexico as the surviving entity. This merger became effective as of December 2006.

As a consequence of the merger, all assets, rights, liabilities and obligations of Vitro Plan were assumed by Vimexico and all agreements, contracts and proceedings (legal or otherwise) to which Vitro Plan was a party were assumed by Vimexico, resulting in Vimexico's total indebtedness of US$ 228 million as of the date of the merger. Prior to the merger, Vitro Plan was a direct 65% owned subsidiary of Vitro and Pilkington Group LTD ("Pilkington") owned a 35% in Vitro Plan. As a result of the merger, Vimexico is now a direct 91.8% owned subsidiary of Vitro and Pilkington owns an 8.2% equity interest in Vimexico. Pilkington voted against the adoption of the shareholder resolutions to approve the merger. Due to the merger, the above mentioned account receivable for US$135 million was cancelled in its entirety.

c) Recognition of the Effects of Inflation in Financial Information

In order to consolidate the financial statements of foreign subsidiaries, the effects of inflation were taken into consideration in accordance with Bulletin B-10, "Recognition of the Effects of Inflation in Financial Information", as amended. Such companies' financial statements are translated into Mexican pesos using the current rate method. The assets, liabilities, stockholders' equity and the statement of operations accounts are translated into Mexican pesos using the exchange rate as of the date of the most recent balance sheet presented. The cumulative translation adjustment is included in shortfall in restatements of capital as a component of stockholders' equity.

d) Investment in associated companies

Associated companies are those companies in which Vitro holds, as a permanent investment, less than 50% of the capital stock and maintains significant influence but does not control the entity. Such investments are accounted for by the equity method.

e) Comprehensive income (loss)

Represents changes in stockholders' equity during the year, for concepts other than distributions and activity in contributed common stock, and is comprised of the net income (loss) of the year, plus other comprehensive income (loss) items of the same period, which are presented directly in stockholders' equity without affecting the consolidated statements of income. Other comprehensive income (loss) items consist of the shortfall in restatement of capital, the translation effects of foreign subsidiaries and the additional minimum labor liability adjustment.

3. Summary of significant accounting policies

New financial reporting standards - As of June 1, 2004, the function of establishing and issuing Mexican FRS became the responsibility of the Mexican Board for Research and Development of Financial Reporting Standards ("CINIF"). CINIF renamed the accounting principles generally accepted in Mexico (MEX GAAP), previously issued by the Mexican Institute of Public Accountants ("IMCP"), as Mexican Financial Reporting Standards. As of December 31, 2005, eight Series A standards had been issued (NIF A-1 to NIF A-8), representing the Conceptual Framework, intended to serve as the supporting rationale for the development of such standards, and as a reference to resolve issues arising in practice; NIF B-1, Accounting Changes and Correction of Errors, was also issued. The Series A NIFs and NIF B-1 went into effect as of January 1, 2006. Application of the new Mexican FRS did not have a material impact on the Company's financial position, results of operations or related disclosures.

The accompanying consolidated financial statements have been prepared in conformity with Mexican FRS, which require that management make certain estimates and use certain assumptions that affect the amounts reported in the financial statements and their related disclosures; however, actual results may differ from such estimates. The Company's management, upon applying professional judgement, considers that estimates made and assumptions used were adequate under the circumstances. The significant accounting policies of the Company are as follows:

a) Changes in accounting policies:

Business acquisitions.- As of January 1, 2005, the Company adopted the provisions of Bulletin B-7, "Business Acquisitions". Bulletin B-7 provides rules for the accounting treatment of business acquisitions. The effect of adopting Bulletin B-7 in 2005 was to discontinue the amortization of goodwill on acquisition of subsidiaries and is now subject to impairment tests annually. Amortization of goodwill in 2004 was Ps. 49.

Derivative financial instruments and hedging operations.- Effective January 1, 2005, the Company adopted the provisions of Bulletin C-10, "Derivative Financial Instruments and Hedging Activities", which requires that all derivative instruments be recognized at fair value, sets the rules to recognize hedging activities and requires separation, if practical, of embedded derivative instruments. Through December 31, 2004, according to prior accounting standards (Bulletin C-2, "Financial Instruments"), the Company did not recognize the effect of hedging derivatives under financial expenses until the flow exchanges mentioned in the swap contract were actually executed. The effect of adopting Bulletin C-10, including the related tax effects resulted in (i) the recognition of a liability of Ps. 131; (ii) the recognition of an asset of Ps. 74; (iii) a charge to other comprehensive income in stockholders' equity of Ps. 10 and; (iv) a charge to the cumulative effect of the change in accounting principle of Ps. 119 and (v) a credit to financing cost of Ps. 101, net of the effect of deferred income tax of Ps. 29.

b) Recognition of the effects of inflation.- The Company restates its consolidated financial statements to Mexican peso purchasing power of the most recent balance sheet date presented. Accordingly, the consolidated financial statements of the prior year, which are presented for comparative purposes, have also been restated to Mexican pesos of the same purchasing power and, therefore, differ from those originally reported in the prior year.

Vitro's Mexican subsidiaries use the "Indice Nacional de Precios al Consumidor" (Mexican National Consumer Price Index, or "NCPI"), published by Banco de Mexico. For Vitro's foreign subsidiaries the Consumer Price Index - All Urban Consumers - All Items, Unadjusted ("CPI") published by the US Labor Department is used to restate the financial statements, and the restated financial statements are translated into Mexican pesos using the applicable exchange rate at the end of the last period presented, except in the case of the Company's subsidiaries located in Spain for which it applies the Price Consumption Index ("PCI"), published by the National Institute of Statistics of Spain before translation into Mexican pesos using the exchange rate of the Euro.

Recognition of the effects of inflation results mainly in inflationary gain or losses on monetary and nonmonetary items that are presented in the financial statements as follows:

  Shortfall in restatement of capital.- This item, which is an element of stockholders' equity, represents the accumulated effect of holding nonmonetary assets and the effect of the initial monetary position gain or loss. The cumulative effect of holding nonmonetary assets represents the difference between the specific values of nonmonetary assets in excess of or below the increase attributable to general inflation.

  Monetary position result.- Monetary position result reflects the result of holding monetary assets and liabilities during periods of inflation. Values stated in current monetary units decrease in purchasing power over time. This means that losses are incurred by holding monetary assets over time, whereas gains are realized by maintaining monetary liabilities. The net effect is presented in the statements of operations as part of the total financing cost. For foreign subsidiaries the result from monetary position is calculated using the CPI, except in the case of the Company's subsidiaries located in Spain for which it applies the PCI.

Statement of Changes in Financial Position.- Bulletin B-12 "Statement of Changes in Financial Position" requires presentation of the sources and uses of funds during the period measured as the differences, in constant pesos, between the beginning and ending balances of balance sheet items adjusted by the excess (shortfall) in restatement of capital. As required by Bulletin B-12, the monetary effect and the effect of changes in exchange rates are considered cash items in the determination of resources generated from operations due to the fact they affect the purchasing power of the entity.

c) Cash and cash equivalents.- Consists mainly of bank deposits in checking accounts and readily available investments of highly liquid short-term investments. They are valued at the lower of acquisition cost plus accrued yields or estimated net realizable value and are recognized in results of operations as they accrue.

d) Financial instruments.- According to its intent, from the date of acquisition, the Company classifies investments in financial instruments in any of the following categories: (1) trading, when the Company intends to trade debt and equity instruments in the short-term, before their maturity, if any. These investments are stated at fair value; any fluctuations in the value of these investments are recognized in current earnings; (2) held-to-maturity, when the Company intends to and is financially capable of holding financial instruments until their maturity. These investments are recognized and maintained at amortized cost; and (3) available-for-sale, investments, which include those that are classified neither as trading nor held-to-maturity. These investments are stated at fair value; any unrealized gains and losses resulting from valuation, net of income tax, are recorded as a component of other comprehensive income within stockholders' equity and reclassified to current earnings upon their sale or maturity. The monetary position resulting from the effects of inflation on available-for-sale investments is recorded as a component of other comprehensive income. Fair value is determined using prices quoted in recognized markets. If such instruments are not traded, fair value is determined by applying recognized technical valuation models.

Financial investments classified as held-to-maturity and available-for-sale are subject to impairment tests. If there is evidence that the reduction in fair value is other than temporary, the impairment is recognized in current earnings.

Financial liabilities derived from the issuance of debt instruments are recorded at the value of the obligations they represent. Any expenses, premiums and discounts related to the issuance of debt financial instruments are amortized over the life of the instruments.

e) Inventories and cost of sales.- Inventories are stated at replacement cost using the latest purchase price method without exceeding net realizable value. Cost of sales is restated using replacement cost or the latest production cost at the time of the sale.

f) Land, buildings, machinery and equipment.- Expenditures for land, buildings, machinery and equipment, including renewals and improvements that extend useful lives, are capitalized and restated using the NCPI. The initial balance to apply the NCPI was the net replacement value of the Company's long-lived asset as of December 31, 1996. The restatement of the value of machinery and equipment purchased in a foreign country is based on the consumer price index of the country of origin and the period-end exchange rate.

Depreciation is calculated using the straight-line method based on the remaining useful lives of the related assets. Depreciation begins in the month in which the asset is placed in service. The estimated useful lives of the assets are as follows:

Years
Buildings	20 to 50
Machinery and equipment	3 to 30

Maintenance and repair expenses are recorded as costs and expenses in the period incurred.

g) Impairment of long-lived assets in use.- The Company reviews the carrying amounts of long-lived assets in use when an impairment indicator suggests that such amounts might not be recoverable, considering the greater of the present value of future net cash flows or the net sales price upon disposal. Impairment is recorded when the carrying amounts exceed the greater of the amounts mentioned above. The impairment indicators considered for these purposes are, among others, the operating losses or negative cash flows in the period if they are combined with a history or projection of losses, depreciation and amortization charged to results, which in percentage terms in relation to revenues are substantially higher than that of previous years, obsolescence, reduction in the demand for the products manufactured, competition and other legal and economic factors.

h) Derivative financial instruments.- The Company states all derivatives at fair value in the balance sheet, regardless of the purpose for holding them. Through December 31, 2004, derivatives were valued using the same valuation criteria used for the hedged item. Beginning in 2005, when derivatives are entered into, they are recorded at their fair value and classified as either a fair value hedge or a cash flow hedge.

Fair value is determined using prices quoted in recognized markets. If such instruments are not traded, fair value is determined by applying recognized technical valuation models.

Changes in the fair value of derivative instruments designated as hedging for accounting purposes are recognized as follows: (1) for fair value hedges, changes in both the derivative instrument and the hedged item are recognized in current earnings; (2) for cash flow hedges, changes are temporarily recognized as a component of other comprehensive income and then reclassified to current earnings when affected by the hedged item. The ineffective portion of the change in fair value is immediately recognized in current earnings, within comprehensive financing cost, regardless of whether the derivative instrument is designated as a fair value hedge or a cash flow hedge.

The Company uses interest rate swaps, foreign currency forward contracts and different natural gas derivative instruments to manage its exposure to these market risks. The Company formally documents all hedging relationships, including their objectives and risk management strategies to carry out derivative transactions.

While certain derivative financial instruments are contracted for hedging from an economic point of view, they are not designated as hedges for accounting purposes. Changes in fair value of such derivative instruments are recognized in current earnings as a component of total financing cost.

The Company reviews all contracts entered into to identify embedded derivatives that should be segregated from the host contract for purposes of valuation and recording. When an embedded derivative is identified and the host contract has not been stated at fair value and adequate elements for its valuation exist, the embedded derivative is segregated from the host contract, stated at fair value and classified as trading or designated as a financial instrument for hedging. Initial valuation and changes in the fair value of the embedded derivatives at the closing of each period are recognized in current earnings.

i) Provisions.- Provisions are recognized for current obligations that, result from a past event, are probable to result in the use of economic resources, and can be reasonably estimated.

j) Goodwill.- Through December 31, 2004, goodwill represented the excess of cost over recorded value of subsidiaries as of the date of acquisition and was restated using the NPCI and amortized using the straight-line method over 20 years. Beginning on January 1, 2005, goodwill represents the excess of cost over fair value of subsidiaries as of the date of acquisition. It is restated using the NPCI and at least once a year is subject to impairment tests.

k) Employee retirement obligations.- Seniority premiums and pension plans, and beginning in 2005, severance payments at the end of the work relationship, are recognized as costs over of the expected service period of employees and are calculated by independent actuaries using the projected unit credit method at net discount rates. Accordingly, the liability is being accrued which, at present value, will cover the obligation from benefits projected to the estimated retirement date of the Company's employees. Through December 31, 2004, severance payments at the end of the work relationship were charged to results when the liability was determined to be payable.

l) Equity incentive plans.- The Company has equity incentive plans that permit the Company to grant stock options and nonvested shares ("equity awards") to certain employees and directors of the Company. The Company recognizes the fair value of equity awards computed at the award's grant date over the period in which the requisite service is rendered.

m) Foreign currency balances and transactions for Mexican subsidiaries.- Foreign currency transactions are recorded at the applicable exchange rate in effect at the transaction date. Monetary assets and liabilities denominated in foreign currency are translated into Mexican pesos at the applicable exchange rate in effect at the balance sheet date. Exchange fluctuations are recorded as a component of net comprehensive financing cost in the consolidated statements of operations.

n) Revenue recognition.- Revenues and related costs are recognized in the period in which risks and rewards of ownership of the inventories are transferred to customers, which generally coincides with the shipment of products to customers in satisfaction of orders.

o) Income tax, tax on assets and workers' profit sharing.- Income taxes ("ISR") and statutory workers' profit sharing ("PTU") are recorded in results of the year in which they are incurred. Deferred ISR assets and liabilities are recognized for temporary differences resulting from comparing the accounting and tax bases of assets and liabilities plus any future benefits from tax loss carryforwards. Deferred ISR assets are reduced by any benefits about which there is uncertainty as to their realizability. Deferred PTU is derived from temporary differences between the accounting result and income for PTU purposes and is recognized only when it can be reasonably assumed that such difference will generate a liability or benefit, and there is no indication that circumstances will change in such a way that the liabilities will not be paid or benefits will not be realized.

Tax on assets ("IMPAC") paid that is expected to be recoverable is recorded as an advance payment of ISR and is presented in the balance sheet increasing the deferred ISR asset.

p) Earnings (loss) per share.- Basic earnings (loss) per common share are calculated by dividing consolidated net income (loss) of majority stockholders by the weighted average number of shares and equivalent common shares outstanding during the year. Diluted earnings per share are determined by adjusting consolidated net income and common shares on the assumption that the entity's commitments to issue or exchange its own shares would be realized. Diluted earnings per share is not presented for periods in which the effect of including common stock equivalents is anti-dilutive or periods in which the Company records a net loss from continuing operations. In 2005 diluted earnings per share was not presented as it is the same as basic earnings per share.

q) Foreign subsidiaries as economic hedges.- The Company's management designated some of its foreign subsidiaries as economic hedges. The result from exchange rate fluctuation is presented in the shortfall in restatement of capital within stockholders' equity to the extent the net investment in the foreign subsidiary covers the debt. The result from monetary position is measured using inflation factors from the designated subsidiary's country of origin. The effect related to this change on the results of operations for 2004, 2005 and 2006 was a credit (charge) of Ps. 2, Ps. (91) and Ps. (13), respectively.

4. Discontinued operations

On June 16, 2006, the Company completed the sale of its 51% equity ownership interest in Vitrocrisa Holding, S. de R.L. de C.V. and subsidiaries, Crisa Libbey S.A. de C.V. and Crisa Industrial, LLC, (together "Vitrocrisa") to Libbey, Inc. ("Libbey"), the owner of the other 49% equity interest, recognizing a gain on sale of Ps. 463. The Company received proceeds of approximately US$ 119 million from this divestiture, comprised of US$ 80 million in cash from the sale of its equity interest, approximately US$ 28 million from the payment of intercompany receivables and US$ 11 million from the repayment of intercompany debt. As a part of this transaction, all of the liabilities of Vitrocrisa were assumed by Libbey, including bank debt of US$ 62 million as of May 31, 2006, except for labor liabilities of approximately US$ 27 million. Vitrocrisa, which was previously presented as one of the Company's reportable segments, under Mexican FRS is presented as a discontinued operation as its disposition represents the end of a significant activity of the Company.

The following table discloses Vitrocrisa's condensed balance sheet and condensed statements of operations for the periods presented:

December 31,
Condensed balance sheet:	2005
Assets:

Cash and cash equivalents	Ps. 58
Trade receivables	285
Inventories, net	430
Current assets	773
Property, plant and equipment and
other long-term assets	1,174
Total assets	Ps. 1,947
Liabilities :

Trade payables	Ps. 262
Short-term borrowings	98
Current liabilities	360
Long-term debt and
other long-term liabilities	988
Total liabilities	Ps. 1,348

					Period from
	Year ended December 31,				January 1, to
Condensed statements of operations:		2004		2005	June 16, 2006

Net sales	Ps.	2,416	Ps.	2,260	Ps.	996
Cost of sales		2,038		1,932		830
Gross profit		378		328		166
Selling, general and administrative expenses		278		267		125
Operating income		100		61		41
Total financing cost		52		50		98
Other expenses (income), net		(1)		11		(5)
Income tax (benefit)		(44)		(3)		(22)
Net income (loss)	Ps.	93	Ps.	3	Ps.	(30)

5. Trade receivables

a) Trade receivables are recorded net of an allowance for doubtful accounts and other discounts of Ps. 219 and Ps. 259 at December 31, 2005 and December 31, 2006, respectively.

b) At December 31, 2005 and 2006, the Company recorded Ps. 190 and Ps. 55, respectively, as restricted cash. The amount represents the collateral held with one of its counterparties in its natural gas hedges for the year ended 2006. Restricted cash is included in other current receivables.

c) Sales of receivables.- Vitro Cristalglass, S.L. ("Vitro Cristalglass") a subsidiary of the Company, has entered into a revolving factoring program agreements to sell trade accounts receivable with several financial institutions. In accordance with the terms of some of these agreements, the Company has the obligation to reimburse for uncollected receivables in the case of non-compliance of clients. As of December 31, 2005 and 2006 the maximum capacity available under these programs was US$ 31 million and US$ 35 million, respectively. As such dates Vitro Cristalglass had sold approximately US$ 18 million and US$ 21 million of trade receivables, respectively.

d) Securitization of trade receivables:

  Securitization of VENA trade receivables.- On March 31, 2005, Compania Vidriera, S.A. de C.V., Industria del Alcali, S.A. de C.V. and Comercializadora Alcali, S. de R.L. de C.V., all subsidiaries of VENA, closed a revolving accounts receivable facility, through which such companies obtained Ps. 550 (nominal amount) and US$ 19 million. The VENA subsidiaries entered into an agreement to sell all of their trade accounts receivable, on a revolving basis during four years, to a fideicomiso (the "Mexican Trust", a qualifying special purpose entity) that was formed prior to the execution of this agreement for the sole purpose of buying and selling accounts receivable and is designed to be bankruptcy remote. The Ps. 550 (nominal amount) was obtained through the issuance of certified preferred securities ("certificados bursatiles preferentes") that trade on the Mexican Stock Exchange issued by the Mexican Trust, and US$ 19 million in subordinated notes, which have a payment guarantee by Vitro. The interest payments and eventual principal reimbursement on the certificados bursatiles preferentes and the subordinated notes are payable from the collection of the receivables originated by the VENA subsidiaries and sold to the Mexican Trust. At December 31, 2005 and 2006 the gross receivables sold to the Mexican Trust totaled Ps. 772 and Ps. 1,265, respectively, and are reflected as a reduction of trade accounts receivable. The estimated fair value of the retained undivided interests in securitized receivables at December 31, 2005 and 2006 was Ps. 159 and Ps. 510, respectively.

  Securitization of Vimexico (formerly Vitro Plan) trade receivables.- On August 22, 2005, Dinavisa, Vitro Flotado Cubiertas, S.A. de C.V. ("VFC"), Vidrio y Cristal and VAU, all subsidiaries of Vimexico, closed a five year revolving accounts receivables facility through which such companies obtained US$ 21.5 million. The Vimexico subsidiaries entered into an agreement to sell all of its trade accounts receivable, on a revolving basis, to a Mexican Trust that was formed prior to the execution of this agreement for the sole purpose of buying and selling accounts receivable and is designed to be bankruptcy remote. The US$21 million was obtained through a private issuance of notes in the United States. The interest payments and eventual principal reimbursement will be provided from the collection of the receivables originated by four subsidiaries of Vimexico and sold to the Mexican Trust. At December 31, 2005 and 2006, the gross receivables sold to the Trust totaled Ps. 704 and Ps. 553, respectively, and are reflected as a reduction of trade accounts receivable. The estimated fair value of the retained undivided interests in securitized receivables at December 31, 2005 and 2006 was Ps. 328 and Ps. 320, respectively.

  Securitization of Vitro America trade receivables.- During 2004, Vitro America, Inc. ("Vitro America") closed a contract for selling all their accounts receivable, on a revolving basis, to VVP Funding, a wholly-owned subsidiary of Vitro America. VVP Funding is a special-purpose entity that was formed prior to the execution of this agreement for the sole purposes of buying and selling accounts receivable and is designed to be bankruptcy remote. VVP and VVP Funding entered an agreement with an unrelated major financial institution whereby VVP Funding sells, on a revolving basis and subject to the maintenance of certain financial and receivables-based ratios, an undivided percentage ownership in all eligible accounts receivable, as defined, for consideration composed of cash up to a maximum account of US$ 40 million and retained undivided interests in securitized receivables. The contract expires in May 2007 and is subject to annual renewal approval by the financial institution. The transfer of undivided ownership interests from VVP Funding to the unrelated major financial institution for cash consideration is accounted for as a sale of receivables. As of December 31, 2005 and 2006, the gross receivables sold totaled approximately US$ 71 million and US$ 76 million, respectively and are reflected as a reduction of trade accounts receivable. The estimated fair value of the retained undivided interests in securitized receivables at December 31, 2005 and 2006 was US$ 31 million and US$ 35 million, respectively.

6. Inventories

Inventories are summarized as follows:

	December 31,
	2005	2006
Semi-finished and finished products	Ps. 2,876	Ps. 2,717
Raw materials	598	558
Packaging materials	65	68
	3,539	3,343
Spare parts	237	249
Refractory	8	33
Merchandise in transit	182	122
Other	61	47
	Ps. 4,027	Ps. 3,794

7. Land and buildings held for sale

At December 31, 2005, the Company had classified one of its corporate buildings and a parcel of land with a book value of Ps. 427 as held for sale, which are recorded at their fair value less estimated costs to sell. As a result of writing the assets down to their fair value, less costs to sell, the Company recorded an impairment charge of Ps. 184. During 2006, the parcel of land was sold for Ps. 186 and the corporate building was reclassified as held and used.

8. Land, buildings, machinery and equipment

a) Land, buildings, machinery and equipment are summarized as follows:

	December 31,
	2005	2006
Land	Ps. 3,653	Ps. 3,515
Buildings	10,731	10,129
Accumulated depreciation	5,578	5,235
	Ps. 8,806	Ps. 8,409

Machinery and equipment	Ps. 25,267	Ps. 24,190
Accumulated depreciation	17,586	17,745
	Ps. 7,681	Ps. 6,445

b) Sale of real estate.- On December 14, 2006, Vitro sold real estate located in Mexico City used by Compania Vidriera S.A. de C.V. ("COVISA") for US$ 100 million, 80% payable on the date of sale and the remainder payable on the delivery date of the property. COVISA uses these premises to manufacture glass containers for cosmetics and perfume products. The Company plans to relocate this production to another facility in Toluca, Mexico. In connection with the sale of the property, the Company has agreed to deliver the real estate within 24 months following the sale, free and clear of all buildings and fixtures, as well as any environmental claims, recording reserves of Ps. 54 for the estimated asset retirement costs and prepaid rent of Ps. 60 for the estimated fair value of the rental expense over the 24 months. The Company also has an option to extend the delivery date for an additional 12 months for an annual rental payment of US$ 11.2 million. Vitro has also granted a guarantee for up to US$ 80 million in favor of the purchaser payable in the event that the property is not delivered to the purchaser within 36 months following the sale.

c) Sale of corporate building.- In 2006 Vitro decided to sell one of the buildings located at its corporate headquarters in Garza Garcia, N.L., Mexico. November 18, 2006 the Company sold the buildings and received cash of Ps. 123.

9. Trade Derivative Instruments

Derivative financial instruments are contracted for hedging from an economic point of view, they are not designated as hedges because they do not meet all of the standards' requirements and are instead classified as trading for accounting purposes.

At December 31, 2006, the Company's derivative financial instruments had the following positions:

a) Trade Derivative Instruments:

Derivative financial instruments	Notional Amount (million)	Average Foreign Exchange Rate	Period	Fair value asset (liability)
Foreign exchange options:
Purchase of calls	US$ 21.0	11.30	March to November 2007	Ps. 2
Written puts	US$ 15.6	10.34	March to November 2007	(1)
Total foreign exchange option				Ps. 1

Derivative financial instruments	Notional Amount (million)	Company pays interest rate	Company receives interest rate	Period	Fair value asset (liability)
Libor interest rate options:
Purchase of calls	US$ 154.5	4.10%	Libor 3M	January to December 2007	Ps. 18
Purchase of calls	US$ 42.2	4.10%	Libor 6M	January to December 2007	3
Total interest rate options					Ps. 21

Derivative financial instruments	Notional Amount (million)	Company pays interest rate (MXN)	Company receives interest rate (USD)	Period	Fair value asset (liability)
Cross Currency Swaps:
Purchase of swaps	US$ 250.0	TIIE + 2.79%	10.75%	January 2006 to July 2011	Ps. 185
Purchase of swaps	US$ 225.0	TIIE + 3.90%	11.75%	January 2006 to November 2013	109
Total cross currency swaps					Ps. 294

Derivative financial instruments	Notional Amount (MMBTUs)	Period	Fair value asset (liability)
Natural Gas Hedge Contracts
Purchase of swaps	5,500,000	January to December 2007	Ps. (56)
Structured collars	4,800,000	January to December 2007	(5)
Structured collars	2,400,000	January to December 2007	(38)
Total Natural gas hedge contracts			Ps. (99)

Summary of derivative financial instruments	Fair value asset (liability)
Foreign exchange options	Ps. 1
Libor interest rate options	21
Cross Currency Swaps	294
Natural Gas Hedge Contracts	(99)
Total derivative financial instruments	Ps. 217

The realized instruments during 2006 were recorded as a charge of Ps. 430 in total financing cost, this amount considers the accrued portion of the cross currency swaps that has not been received for Ps. 143.

b) Embedded derivatives.- The Company identified embedded derivatives within certain supply contracts. As of December 31, 2006, the amount recognized for these instruments was a credit to total financing cost of Ps. 7.

10. Short-term borrowings

At December 31, 2005, short-term borrowings denominated in Mexican pesos totaled Ps. 92, and short-term borrowings denominated in foreign currency (US dollars and Euros) totaled Ps. 1,164 in 2005 and Ps. 289 in 2006. During 2006, the Company's weighted average interest rate for short-term borrowings denominated in US dollars was 8.85%.

As disclosed in Note 23, the Company issued US$700 million of senior guaranteed notes due February 1, 2017 and US$300 million of senior guaranteed notes due February 1, 2012. Upon completion of this transaction, Ps. 2,294 of short-term borrowings were refinanced and have therefore been reclassified as long-term debt.

11. Long-term debt

a) Long-term debt consists of the following:

	December 31,2005	December 31, 2006
I. Foreign Subsidiaries (payable in US dollars):
Secured debt, floating interest rate based on LIBOR plus a spread of 3.15%, principal payable in several installments through 2009.	Ps. 68	Ps. 59

Unsecured debt, floating interest rate based on LIBOR plus a spread between 1.25% and 1.75%, principal payable in several installments through 2016.	50	307

II. Foreign Subsidiaries (payable in Euros):
Secured debt, floating interest rate based on EURIBOR plus a spread of 1.25%, principal payable in several installments through 2008.	10	6

Unsecured debt, floating interest rate based on EURIBOR plus a spread ranging from 0.75% to 2.5%, principal payable in several installments through 2011.	78	47

III. Vitro and Mexican Subsidiaries (payable in US Dollars):
Secured debt, floating interest rate based on LIBOR plus a spread ranging from 2.5 to 4.0%, principal payable in several installments through 2007.	1,195	309

Unsecured debt, floating interest rate based on LIBOR plus a spread ranging from 0.25% and 2.95%, principal payable in several installments through 2009.	58	10

10.75% Senior secured guaranteed notes due in 2011.	2,714	2,662

Senior secured term loan, floating interest rate based on LIBOR plus a spread of 6.25%, principal payable in several installments through 2010.	1,660	1,569

Unsecured debt, floating interest rate based on LIBOR plus a spread ranging from 10% and 11%, principal payable in 2007.	1,162

Secured debt, floating interest rate based on LIBOR plus a spread ranging from 10% and 11%, principal payable in 2007.	498

Secured debt, fixed interest rate of 11.50%, principal payable in 2009.	240

11.375% Guaranteed senior unsecured notes due in 2007.	1,686	1,648

11.75% Guaranteed senior unsecured notes due in 2013.	2,470	2,418

IV. Vitro and Mexican Subsidiaries (payable in Mexican pesos):
Unsecured medium-term notes, floating interest rate based on 182-day Mexican treasury bonds (CETES) plus a spread of 3.25%, principal payable in 2008 and 2009.	745	717

Secured debt, floating interest rate based on 28-day interbank interest rate (TIIE) plus a spread ranging from 2.0% and 2.38% principal payable in several installments through 2007.	359

V. Vitro and Mexican Subsidiaries denominated in investment units (UDI's) payable in Mexican pesos:
Unsecured debt, interest rate of UDI's plus 8.75%, principal payable in several installments through 2006.	6

Unsecured medium term notes, fixed interest rate ranging from 9.0% and 9.9%, principal payable in 2006.	1,084

Refinanced Short-term borrowings (Note 10)		2,294
	Ps. 14,083	Ps. 12,046
Less current maturities*	2,444	61
	Ps. 11,639	Ps. 11,985

* As a result of the debt issuance disclosed in Note 23, a portion of the long-term debt was refinanced and therefore Ps. 1,926 of current maturities have been reclassified as long-term debt.

As of December 31, 2006, the interest rates of EURIBOR, CETES, TIIE and LIBOR were 3.73%, 7.04%, 7.66% and 5.36%, respectively.

The schedule of contractual principal payments of long-term debt as of December 31, 2006 is as follows (revised to reflect the refinancing disclosed above):

Year ending December 31,
2008	Ps.	636
2009		248
2010		43
2011		45
2012 and thereafter		11,013
	Ps.	11,985

b) Certain of the Company's long-term debt agreements contain restrictions and covenants that require the maintenance of various financial ratios.

In addition, under certain of our subsidiaries' credit agreements; if the subsidiary does not meet certain financial ratios or other conditions, its ability to pay dividends is restricted. During 2006, certain subsidiaries were restricted from paying dividends by the credit agreements. The failure to comply with such financial ratios or other conditions did not represent an event of default on the credit facilities nor did it allow the lenders to accelerate the maturity of the debt under such credit facilities. These restrictions have subsequently been removed as a result of the refinancing discussed in Note 23.

Additionally, in some of the Company's credit facilities, if it does not meet certain financial ratios at a consolidated level, its ability to incur additional debt is restricted. As of December 31, 2006, the Company is restricted to a maximum of US$ 75 million of additional debt for working capital needs, capital expenditures and interest payments and an additional US$ 25 million for any other purpose.

c) Debt of the Company totaling Ps. 5,413 is collateralized by fixed assets, inventory, machinery, equipment, trade receivables and a first priority lien on its 49.7% equity interest in Comegua with a book value of Ps. 12,055 as of December 31, 2006. Such assets of Ps. 11,815 were released from collateral as a result of the refinancing discussed above in Note 23.

12. Employee retirement obligations

The disclosures relating to the Company's pension plans, seniority premiums and severance payments at the end of the work relationship required by Bulletin D-3, calculated as described in note 3 k), together with certain actuarial assumptions utilized, are presented below as of December 31, 2005 and 2006:

	December 31,
	2005	2006
Accumulated benefit obligation	Ps. 1,915	Ps. 2,041
Projected benefit obligation	Ps. 2,432	Ps. 2,674
Plan assets at fair value	(694)	(1,243)
Unfunded status	1,738	1,431
Unrecognized items:
Prior service costs and plan amendments	(180)	(168)
Unrecognized transition obligation	(336)	(240)
Changes in assumptions and adjustments from experience	(898)	(509)
Projected net liability	Ps. 324	Ps. 514
Additional minimum liability adjustment	Ps. 991	Ps. 993

At December 31, 2006, the plan assets presented above, include 47.5 million shares of Vitro.

Assumptions:	December 31,
	2005	2006

Discount rate	5.75%	5.50%
Expected rate of return on plan assets	7.0%	7.0%
Rate of compensation increase	0.0%	0.0%

Net periodic cost:	December 31,
	2004	2005	2006

Service cost	Ps. 44	Ps. 58	Ps. 70
Interest cost	129	131	138
Amortization of transition obligation	76	94	96
Amortization of prior service costs	15	14	11
Amortization of unrecognized losses	55	97	144
Actual return on plan assets	(42)	(42)	(47)

Net periodic cost	Ps. 277	Ps. 352*	Ps. 412*

*2005 and 2006 includes Ps. 17 and Ps. 8 for the reduction and anticipated extinguishment of obligations and also includes Ps. 66 and Ps. 104 for indemnification of personnel at the end of the work relationship, respectively.

13. Commitments and contingencies

a) Several subsidiaries of Vitro, which have facilities throughout Monterrey, Mexico and the Mexico City area, entered into a 15-year energy purchase agreement for approximately 90 Megawatts of electricity and 1.3 million tons of steam per year with Tractebel Energia de Monterrey, S. de R.L. de C.V. ("Tractebel").

b) The Company uses derivative instruments to manage its exposure to the volatility of natural gas prices. The portfolio is dynamically managed, in accordance with the guidelines and policies set by management.

The Company's natural gas consumption during 2006 was approximately 20,212,472 million British Thermal Units ("MMBTUs"). During 2006, the Company hedged approximately 92% of its consumption of natural gas at an average price of US$ 8.40 dollars per MMBTU.

The market average price per MMBTU during 2006 was US$ 7.23 dollars.

The Company's percentage of hedged consumption can vary from 10% to 100% of the estimated consumption. The percentage of hedged consumption and the hedged prices change constantly based on market conditions and according to the Company's needs as well as the use of alternative fuels within its production process.

As of December 31, 2006, the Company had hedges equivalent to approximately 47% of expected consumption for the next twelve months at prices ranging between of US$ 4.65 and US$8.50 per MMBTU. At March 12, 2007, the market price per MMBTU was US$ 7.56.

c) The Company has several non-cancelable operating lease agreements for the rent of warehouses and equipment. Rental expense for the years ended 2004, 2005 and 2006 was Ps. 570, Ps. 664 and Ps. 502, respectively.

Future minimum lease payments under these agreements are as follows:

2007	Ps.	448
2008		349
2009		254
2010		175
2011		121
2012 and thereafter		146

d) The Company is not a party to, and none of its assets are subject to, any pending legal proceedings, nor is the Company subject to any contingent liabilities, other than as described in Note 13 e) and g) and legal proceedings and contingent liabilities arising in the ordinary course of business and against which the Company is adequately insured or indemnified or which the Company believes are not material in the aggregate.

e) As part of the disposal of Anchor Glass Containers Corporation ("Anchor") in August 1996, in a transaction approved by the U.S. Bankruptcy Court, the Company entered into a term sheet which contemplated an agreement pursuant to which the Company would provide to the Pension Benefit Guaranty Corporation "PBGC," a United States governmental agency that guarantees pensions, a limited guaranty of Anchor's unfunded pension liability. No payments would be made under such a guaranty unless the PBGC terminated any of the covered pension plans, and the guaranty would be payable only to the extent the PBGC could not otherwise recover the unfunded liabilities from the entity that purchased Anchor's assets "New Anchor." The amount of the guaranty was originally limited to US$ 70 million. Under the guaranty, payments would not begin until August 1, 2002, and would then generally be payable in equal semi-annual installments over the following 10 years. Payments would not bear interest. The amount and the term of the guaranty would be proportionately reduced if the pension plans were terminated after January 31, 2002. Beginning February 2002, the guaranty would be reduced by US$ 7 million semiannually until August 1, 2006, when the guaranty would expire if the plans did not terminate.

On April 15, 2002, New Anchor filed a pre-negotiated plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code. On August 8, 2002, an amended plan of reorganization was confirmed, pursuant to which the plan resulting from the merger of the covered pension plans was terminated and the obligations thereunder were assumed by the PBGC in exchange for cash, securities and a commitment of reorganized New Anchor to make certain future payments.

On June 20, 2003, the PBGC wrote to the Company, asserting that the plan had been terminated effective as of July 31, 2002, with an estimated unfunded liability of US$ 219 million. The PBGC stated that the value of the recovery from New Anchor and reorganized New Anchor amounts to no more than US$ 122.25 million; it alleged that the recovery that it secured in the bankruptcy was insufficient and that an underfunding in excess of the Company's limited guaranty had occurred. Accordingly, in such letter, the PBGC demanded payments pursuant to the term sheet of US$ 7 million on or before August 1, 2003 and of US$ 3.5 million semiannually through August 1, 2011. The Company intends to contest this liability. There are various issues concerning such demand and certain defenses that may be asserted by the Company. Management is currently evaluating these issues and defenses. At this point, it is not possible to reasonably estimate the amounts that will ultimately be payable in response to such demand. When management is able to reasonably estimate those amounts, the Company will establish an appropriate accounting reserve. As of this date, the Company has not established any reserves in connection with such potential liability.

f) Call/Put on shares of Vitro Cristalglass.-A group of individual investors owns a 40% interest in Vitro Cristalglass. The Company has the option of purchasing the 40% of the shares from the minority interest, which can be exercised beginning on May 1, 2005 for fair value as calculated by independent appraisers and cannot be less than 28.9 million euros ($ 35 million as of December 31, 2006). Additionally, the minority interest has a put option pursuant to which they may require the Company to purchase all or part of their 40% interest in Vitro Cristalglass, which can be exercised beginning on May 1, 2003 for 24 million euros ($ 29 million as of December 31, 2006), as adjusted to reflect inflation in Spain from 2003 through the time the put is exercised. As of December 31, 2006, the estimated fair value of the 40% interest is higher than the option price held by Vitro.

g) As disclosed in Note 2b), Vitro Plan, approved on second call at a general extraordinary shareholders' meeting held in December 2006 its merger into Vitro's subsidiary Vimexico. Notwithstanding that this merge has become full effective, since all the approvals were granted and the corresponding filings were made, Vitro has been notified that Pilkington, who voted against said merge, has filled a lawsuit against Vitro Plan, opposing the merge. Vitro believes that this lawsuit is without merit and expects to obtain a favorable resolution. Based on advise from its Mexican special litigation counsel, Vitro believes that this lawsuit is without merit and expects to obtain a favorable resolution.

14. Foreign currency operations

a) At December 31, 2006, the foreign currency denominated assets and liabilities of the Company's Mexican subsidiaries consist of the following:

	US dollars	Mexican pesos
Monetary assets	$193	Ps. 2,082
Inventories	22	239
Fixed assets	299	3,238
Monetary liabilities	1,101	11,903

b) Foreign currency operations of the Company's Mexican subsidiaries during the year ended December 31, 2006, consisted of the following:

	US dollars	Mexican pesos
Exports	$ 556	Ps. 6,127
Imports	313	3,482
Interest expense, net	137	1,529

c) The condensed financial information of the principal foreign subsidiaries of the Company at December 31, 2006, consisted of the following:

		Central and
	United States	South America	Europe
Net sales	Ps. 8,937	Ps. 2,147	Ps. 1,752
Operating income	283	189	161
Total assets	2,800	2,855	1,677
Total liabilities	820	1,013	706
Capital expenditures	40	120	62

d) The exchange rates of the Mexican peso against the US dollar and the Euro, used for purposes of the Company's consolidated financial statements at the following dates were:

	US dollar	Euro
December 31, 2004	Ps. 11.1495	Ps. 15.0941
December 31, 2005	10.6344	12.5932
December 31, 2006	10.8116	14.2680

On March 12, 2007, the exchange rate was Ps. 11.1483 per US dollar and Ps. 14.7001 per Euro.

15. Stockholders' equity

a) The capital stock of the Company consisted of 324,000,000 and 386,857,143, ordinary, nominative, fully paid common shares, without par value, at December 31, 2005 and 2006, respectively.

b) Capital stock increase.- On September 27, 2006, at an ordinary shareholder's meeting, the Company's shareholders approved an increase in the variable portion of the Company's capital stock, totaling Ps. 550 (nominal). This capital increase was completed on October 31, 2006, through the issuance of 62,857,143 new shares, which were issued at a price of Ps. 8.75 pesos per share including paid-in capital. The offering was made primarily to current shareholders and holders of the Company's ADR's.

c) The Company maintains an Employee Stock Option Plan established in March 1998 (the "Plan"). The Plan specifies the amount of shares, time and initial exercise price, which is equal to the average closing price on the BMV of the common shares on the 20 days prior to the grant date, except for options issued during 2000, 2001 and 2002, which were Ps. 11.00, Ps. 8.27 and Ps. 7.53, respectively. The vesting period of the options is 5 years and the life of such options is 10 years.

The following table summarizes the activity relating to the Plan:

	1998	1999	2000	2001	1998	2002	Total outstanding
Options granted during the year	2,813,300	2,893,000	4,851,900	3,204,800	940,950	3,941,950

Options cancelled or exercised at December 31, 2006	2,350,000	1,051,500	3,918,650	2,825,625	390,650	3,195,225

Options outstanding at December 31, 2006	463,300	1,841,500	933,250	379,175	550,300	746,725	4,914,250

Initial exercise price	Ps. 31.31	Ps. 14.88	Ps. 11.00	Ps. 8.27	Ps. 13.00	Ps. 7.53

Exercise price at December 31, 2006	Ps. 80.93	Ps. 42.00	Ps. 11.00	Ps. 8.27	Ps. 13.00	Ps. 7.53

The closing price of the Company's shares on the BMV on December 31, 2006 was Ps. 20.30.

The estimated fair value of the options was made on the grant date using the Black-Scholes option-pricing model with the following assumptions:

	1999 - 2001	2002
Risk-free interest rate	15%	3%
Expected life in years	5	8
Price volatility	44%	45%
Dividend yield	0	0

Compensation cost charged to operations for the Plan was Ps. 12, Ps. 4 and Ps. 1 for 2004, 2005 and 2006, respectively.

d) Retained earnings includes the statutory legal reserve. Mexican General Corporate Law requires that at least 5% of net income of the year be transferred to the legal reserve until the reserve equals 20% of capital stock at par value (historical pesos). The legal reserve may be capitalized but may not be distributed unless the entity is dissolved. The legal reserve must be replenished if it is reduced for any reason. At December 31, 2005 and 2006, the legal reserve, in historical pesos, was Ps. 72.

e) At December 31, 2005 and 2006, the treasury shares held by the Company, which reduced the amount of total shares outstanding, were 50,553,528 and 45,874,816, respectively, which included the shares held by the Stock Option Trust (see Note 15 c), which were 22,281,437 and 17,555,747 at December 31, 2005 and 2006, respectively.

f) Stockholders' equity, except restated paid-in capital and tax retained earnings, will be subject to income tax at the rate in effect when a dividend is distributed. Any tax paid on such distribution may be credited against annual and estimated income taxes of the year in which the tax on dividends is paid and the following two fiscal years.

At December 31, 2006, the majority interest stockholders' equity tax account, corresponding to the contributed capital account and the net tax income account was Ps. 2,186 and Ps. 1,065, respectively.

g) Dividends declared and paid:

	Dividend amount
Stockholders' meeting date	Nominal Value	Restated Value	Payment Date
April 5, 2001	Ps. 149	Ps. 158	(1)
March 25, 2004	89	99	April 2004
March 17, 2005	90	96	April 2005
April 27, 2006	89	92	May 2006

(1) On March 17, 2005, the shareholders of Vitro revoked the payment of this dividend.

h) Minority interest in consolidated subsidiaries consists of the following:

	December 31,
	2005	2006
Capital stock	Ps. 2,289	Ps. 435
Shortfall in restatement of capital	(3,222)	(207)
Retained earnings	3,939	1,510
	Ps. 3,006	Ps. 1,738

i) Majority stockholders' equity consists of the following:

	December 31, 2006
	Nominal		Restated
	value	Restatement	Value
Capital stock	Ps. 387	Ps. 6,969	Ps. 7,356
Treasury stock	(297)	(302)	(599)
Additional paid-in capital	1,147	1,201	2,348
Shortfall in restatement of capital		(20,387)	(20,387)
Cumulative effect of deferred taxes	(1,259)	(486)	(1,745)
Minimum labor liability adjustment	(474)		(474)
(Accumulated deficit) retained earnings	(3,001)	23,639	20,638
	Ps. (3,497)	Ps. 10,634	Ps. 7,137

j) At December 31, 2006, stockholders' equity includes Ps. 718 of retained earnings and other undistributed capital items of subsidiaries.

16. Total financing cost

The following represents a summary of the Company's total financing cost for the periods presented:

Year ended December 31,
	2004	2005	2006
Interest expense on debt denominated in dollars	Ps. 1,312	Ps. 1,558	Ps. 1,567
Interest expense on debt denominated in pesos	277	233	112
Interest expense on debt denominated in UDI's	113	125	61
Restatement of UDI's	9	36	20
Interest income	(133)	(165)	(128)
Mark to market of derivative financial instruments		(102)	(105)
Realization of derivative financial instruments		118	430
Exchange loss (gain)	86	(402)	215
Gain from monetary position	(748)	(438)	(424)
Other financing expenses, net	545	478	441
	Ps. 1,461	Ps. 1,441	Ps. 2,189

17. Other expenses (income), net

The following represents a summary of the Company's other expenses (income), net for the periods presented:

Year ended December 31,
	2004	2005	2006
Restructuring charges (1)	Ps. 256	Ps. 320	Ps. 59
Impairment of long-lived assets	338	362	378
Loss (gain) from sale of long-lived assets	10	6	(766)
Loss (gain) from sale of subsidiaries	(525)	132	(66)
Vitro Club trust (2)		(442)
Other	64	46	122
	Ps. 143	Ps. 424	Ps. (273)

(1) During 2004, 2005 and 2006 the Company downsized its corporate services at its headquarters and certain business units, which resulted in charges of Ps. 126, Ps. 146 and Ps. 26, respectively.

(2) The Vitro Club holds land and facilities for our employees' recreational activities, which are held in a trust (the "Trust"). The Trust can only be executed if all of the participants name one entity as the sole beneficiary. In 2005, all the participants named the Company as the sole beneficiary and therefore the Company has the right to take control of the Trust. The Company recorded the fair value of the assets and recognized other income of Ps. 442.

18. Tax loss carryforwards

At December 31, 2006, tax loss carryforwards and the recoverable asset tax consist of the following:

	Tax loss carryforwards		Asset tax
Expiration Year	Majority interest	Minority interest	Majority interest	Minority interest
2008	Ps.	Ps. 1	Ps.	Ps.
2010	59	29
2011	156	25
2012	1,061	19
2013	136	2	1
2014	264	26	3	1
2015		1
2016		15	3	1
	Ps. 1,676	Ps. 118	Ps. 7	Ps. 2

19. Income tax, asset tax and workers' profit sharing

a) The Company is subject to income tax and asset tax for consolidation purposes in proportion to the number of the subsidiary's voting shares that Vitro owns. ISR is computed taking into consideration the taxable and deductible effects of inflation, such as depreciation calculated on restated asset values. Taxable income is increased or reduced by the effects of inflation on certain monetary assets and liabilities through the inflationary component, which is similar to the gain or loss from monetary position. In 2005 and 2006, the tax rate was 30% and 29%, respectively, and as of 2007, the tax rate will be 28%. Due to changes in the tax legislation effective January 1, 2007, taxpayers who file tax reports and meet certain requirements may obtain a tax credit equivalent to 0.5% or 0.25% of taxable income. In addition, as a result of changes in the tax law effective in 2005, cost of sales is deducted instead of inventory purchases. As of 2006, PTU paid is fully deductible. The PTU rate is 10%.

Through 2006, IMPAC was calculated by applying 1.8% on the net average of the majority of restated assets less certain liabilities, including liabilities payable to banks and foreign entities. IMPAC is payable only to the extent that it exceeds ISR payable for the same period; any required payment of IMPAC is creditable against the excess of ISR over IMPAC of the following ten years. As of January 1, 2007, the IMPAC rate will be 1.25% on the value of assets for the year, without deducting any liabilities.

b) The income tax, asset tax and workers' profit sharing included in the Company's results are:

	Year ended December 31,
	2004	2005	2006
Income tax:
Current	Ps. 117	Ps. 110	Ps. 168
Deferred	(145)	(889)	(201)
	(28)	(779)	(33)
Asset tax	19	277	248
	Ps. (9)	Ps. (502)	Ps. 215

Workers' profit sharing:
Current	Ps. 76	Ps. 93	Ps. 53
Deferred	48	(44)
	Ps. 124	Ps. 49	Ps. 53

To determine deferred income tax at December 31, 2004, 2005 and 2006, the Company applied the different tax rates that will be in effect to temporary differences according to their estimated dates of reversal.

c) Net deferred tax assets presented in the consolidated balance sheets consist of the following:

	December 31,
	2005	2006
Assets:
Allowance for doubtful accounts	Ps. 106	Ps. 91
Reserve for seniority premiums and pension plans	411	480
Tax loss carryforwards and capital losses, net of valuation allowance of Ps. 606 in 2005 and Ps. 260 in 2006	1,991	244
Intangible asset	609	528
Asset tax credit carryforwards	225	9
Derivative financial instruments	92	1
Other	57	117
	3,491	1,470
Liabilities:
Inventories	27	(18)
Fixed assets	2,508	926
Exchange rate fluctuations	24	17
	2,559	925
	Ps. 932	Ps. 545

d) Following is a reconciliation between the Company's effective income tax rate and the statutory rate:

	Year ended December 31,
	2004	2005	2006
Effective income tax rate	20%	432%	229%
Asset tax included as income tax	35	218	(226)
Intangible asset		(627)
Sale of subsidiaries	(202)	(50)	346
Difference between tax and
accounting basis for monetary gain	25	(2)	(17)
Foreign subsidiaries	(2)		10
Effect of reduction in statutory rate on deferred ISR	(209)	(27)	(105)
Valuation allowance	262	76	(148)
Nondeductible expenses	23	12	(17)
Other	81	(2)	(43)
Statutory income tax rate	33%	30%	29%

e) Changes in stockholders' equity for shortfall in restatement of capital and the minimum labor liability adjustment are presented net of the deferred tax effect as follows:

	Year ended December 31,
	2004	2005	2006
Income tax effect of:
Shortfall in restatement of capital	Ps. (56)	Ps. 19	Ps. 25
Minimum labor liability adjustment	40	(6)	18
	Ps. (16)	Ps. 13	Ps. 43

20. Business dispositions and acquisitions

a) Sale of Quimica M, S.A. de C.V. ("Quimica M").- On March 2, 2006, the Company sold its 51% interest in Quimica M, to Solutia Inc. for US$ 20 million in cash. Solutia is now the sole owner of this Mexican operation which was formed in 1995. Quimica M was a joint venture between Vitro Plan and Solutia and is located near the city of Puebla, Mexico. Quimica M is engaged in the production of PVB (polyvinyl butyral) interlayer, which is used by major glass producers such as Vitro to make laminated glass for use in automobiles and buildings.

b) Acquisition of Vidrios Panamenos, S. A. ("VIPASA").- On April 20, 2006, the Company announced that in a joint effort with its Central American partners and through its subsidiary Empresas Comegua, S.A., it has completed the acquisition of VIPASA, a glass container company located in Panama for a purchase price of US$ 21 million. VIPASA is the largest and most important glass container manufacturer for the beverage, liquor, food and pharmaceutical industries in Panama and exports to more than 15 countries in the American continent. VIPASA's sales in 2005 reached approximately US$ 23 million.

c) Sale of Vitrocrisa.- As disclosed in Note 4, on June 16, 2006 the Company announced that it completed the sale of its 51% interest in Vitrocrisa to Libbey recognizing a gain on sale of Ps. 463.

d) Visteon Corporation's retirement from Vitro Flex, S.A. de C.V. ("Vitro Flex").- On September 29, 2006, Vitro Plan, Vitro's flat glass division, and Visteon Inc. ("Visteon") ended their joint venture agreement in Vitro Flex through a reimbursement and cancellation of Visteon's capital investment. Vitro Plan is now the sole owner of Vitro Flex. Vitro Flex was a joint venture formed in 1979 with Fairlane Holdings ("Fairlane"), a Visteon affiliate. Vitro Flex primarily manufactures tempered and laminated glass for use in Ford vehicles. Fairlane will receive US$ 9.4 million for the 38% stake in Vitro Flex. An initial payment of US$ 2 million was made on September 29, 2006, which will be followed by four annual payments of US$ 1.85 million, starting on September 30, 2007. The transaction will be funded by Vitro Flex with cash from operations. The difference between the transaction value and the book value result in a credit of Ps. 67 registered in the majority stockholders' equity. Vitro Flex together with Vitro Automotriz ("VAU") will now directly manage their relationship with Ford and will serve all Vitro's automotive customers. Under the prior structure, contractual restrictions limited Vitro Flex's ability to use excess capacity for non Ford volumes.

21. Business segment data

The accounting policies of the Company's segments are the same as those disclosed by Vitro. The Company evaluates the performance of its segments on the basis of operating income. Intersegment sales and transfers are accounted for as if the sales and transfers were to third parties, that is, at current market prices.

Vitro's reportable segments are strategic business units that offer different products. The segments are managed separately; each requires different manufacturing operations, technology and marketing strategies; and each segment primarily serves a different customer base.

The Company has two reportable segments: Glass Containers and Flat Glass. The principal products of each of the segments are summarized below:

Segment	Principal products
Glass Containers	Glass containers, sodium carbonate and bicarbonate, capital goods, precision components and molds for glass industry.
Flat Glass	Flat glass for the construction and automotive industries.

The segment data presented below does not include discontinued operations for any of the periods presented.

	Glass Containers	Flat Glass	Corporate & Eliminations	Consolidated
December 31, 2004:
Net sales	Ps. 11,317	Ps. 13,293	Ps. 795	Ps. 25,405
Intersegment sales	169	68		237
Consolidated net sales	11,148	13,225	795	25,168
Operating income	841	901	(184)	1,558
Total assets	13,566	12,839	4,581	30,986
Capital expenditures	715	591	125	1,431
Depreciation and amortization	1,341	757	89	2,187
Goodwill		743		743
Impairment	21	88	229	338

December 31, 2005:
Net sales	Ps. 12,002	Ps. 12,960	Ps. 497	Ps. 25,459
Intersegment sales	134	2		136
Consolidated net sales	11,868	12,958	497	25,323
Operating income	1,277	474	(2)	1,749
Total assets	14,079	12,743	2,707	29,529
Capital expenditures	598	446	17	1,061
Depreciation and amortization	1,097	635	46	1,778
Goodwill		696		696
Impairment		178	184	362

December 31, 2006:
Net sales	Ps. 13,518	Ps. 12,710	Ps. 418	Ps. 26,646
Intersegment sales	83	1		84
Consolidated net sales	13,435	12,709	418	26,562
Operating income	1,782	375	(147)	2,010
Total assets	13,756	10,735	2,613	27,104
Capital expenditures	861	318	19	1,198
Depreciation and amortization	1,116	566	40	1,722
Goodwill		697		697
Impairment	52	323	3	378

Export sales from Mexico, substantially all of which are denominated in US dollars, are mainly to the United States, Canada and Europe and were as follows (in million of US dollars):

Year ended December 31,
2004	2005	2006
$ 562	$ 588	$ 556

Certain geographic information about the Company's operations is summarized as follows:

	Year ended December 31,
	2004	2005	2006
Net sales (1) to customers in:
Mexico	Ps. 10,953	Ps. 10,524	Ps. 11,419
All foreign countries, mainly the
United States, Canada and Europe	14,215	14,799	15,143
Consolidated	Ps. 25,168	Ps. 25,323	Ps. 26,562

(1) Net sales are attributed to countries based on the location of the customer.

Consolidated net sales to any single external customer did not exceed more than 7% of Vitro's total consolidated net sales in a year presented.

Land and buildings, machinery and equipment geographical information is summarized as follows:

	December 31,
	2004	2005	2006
Land and buildings, machinery
and equipment:
Mexico	Ps. 15,882	Ps. 14,643	Ps. 13,318
All foreign countries, mainly the
United States, Europe,
Central and South America	2,577	2,447	2,341
Consolidated	Ps. 18,459	Ps. 17,090	Ps. 15,659

22. New accounting principles

When Mexican FRS Series A went into effect on January 1, 2006, which represents the Conceptual Framework described in Note 3, some of its provisions created divergence with specific Mexican FRS already in effect. Consequently, in March 2006, CINIF issued Interpretation Number 3 (INIF No. 3), Initial Application of Mexican FRS, that provisions set forth in specific. standards that have not been amended should be followed until their adaptation to the conceptual framework is complete.

CINIF continues to pursue its objective of moving towards a greater convergence with international financial reporting standards. To this end, on December 22, 2006, it issued the following standards, which will become effective for fiscal years beginning on January 1, 2007:

  NIF B-3, Statement of Operations

  NIF B-13, Events Occurring after the Date of the Financial Statements

  NIF C-13, Related Party Transactions

  NIF D-6, Capitalization of Comprehensive Financing Result

Some of the significant changes established by these standards are as follows:

NIF B-3, Statement of Operations, sets the general standards for presenting and structuring the statement of income, the minimum content requirements and general disclosure standards. Consistent with NIF A-5, Basic Elements of Financial Statements, NIF B-3 now classifies revenues, costs and expenses, into ordinary and non-ordinary. Ordinary items (even if not frequent) are derived from the primary activities representing and entity's main source of revenues. Non-ordinary items are derived from activities other than those representing an entity's main source of revenues. Consequently, the classification of certain transactions as special or extraordinary, according to former Bulletin B-3, was eliminated. As part of the structure of the statement of income, ordinary items should be presented first and, at a minimum, present income or loss before income taxes, income or loss before discontinued operations, if any, and net income or loss. Presenting operating income is neither required nor prohibited by NIF B-3. If presented, the line item other income (expense) is presented immediately before operating income. Cost and expense items may be classified by function, by nature, or a combination of both. When classified by function, gross income may be presented. Statutory employee profit sharing should now be presented as an ordinary expense (within other income (expense) pursuant to INIF No. 4 issued in January 2007) and no longer presented within income tax. Special items mentioned in particular standards should now be part of other income and expense and items formerly recognized as extraordinary should be part of non-ordinary items.

NIF B-13, Events Occurring after the Date of the Financial Statements, requires that for (i) asset and liability restructurings and (ii) creditor waivers to their right to demand payment in case the entity defaults on contractual obligations, occurring in the period between the date of the financial statements and the date of their issuance, only disclosure needs to be included in a note to the financial statements while recognition of these items should take place in the financial statements of the period in which such events take place. Previously, these events were recognized in the financial statements instead in addition to their disclosure. NIF A-7, Presentation and Disclosure, in effect as of January 1, 2006, requires, among other things, that the date on which the issuance of the financial statements is authorized be disclosed as well as the name of authorizing management officer(s) or body (bodies). NIF B-13 establishes that if the entity owners or others are empowered to modify the financial statements, such fact should be disclosed. Subsequent approval of the financial statements by the stockholders or other body does not change the subsequent period, which ends when issuance of the financial statements is authorized.

NIF C-13, Related Party Transactions, broadens the concept "related parties" to include a) the overall business in which the reporting entity participates; b) close family members of key or relevant officers; and c) any fund created in connection with a labor-related compensation plan. NIF C-13 requires the following disclosures: a) the relationship between the controlling and subsidiary entities, regardless of whether or not any intercompany transactions took place during the period; b) that the terms and conditions of consideration paid or received in transactions carried out between related parties are equivalent to those of similar transactions carried out between independent parties and the reporting entity, only if sufficient evidence exists; c) benefits granted to key or relevant officers; and d) name of the direct controlling company and, if different, name of the ultimate controlling company. Notes to comparative financial statements of prior periods should disclose the new provisions of NIF C-13.

NIF D-6, Capitalization of Comprehensive Financing Result, establishes general capitalization standards that include specific accounting for financing in domestic and foreign currencies or a combination of both. Some of these standards include: a) mandatory capitalization of comprehensive financing cost ("RIF") directly attributable to the acquisition of qualifying assets; b) yields obtained from temporary investments before the capital expenditure is made are excluded from the amount capitalized; c) exchange gains or losses from foreign currency financing should be capitalized considering the valuation of associated hedging instruments, if any; d) a methodology to calculate capitalizable RIF relating to funds from generic financing; e) regarding land, RIF may be capitalized if development is taking place; and f) conditions that must be met to capitalize RIF, and rules indicating when RIF should no longer be capitalized. The entity may decide on whether to apply provisions of NIF D-6 for periods ending before January 1, 2007, in connection with assets that are in the process of being acquired at the time this NIF goes into effect.

The Company is in the process of analyzing the impact of these new financial reporting standards and believes that they will not have a material effect on its consolidated financial position or results of operations.

23. Subsequent events

Vitro debt issuance.- On February 1, 2007, Vitro S.A.B. de C.V. successfully closed an offering, of US$1.0 billion of senior guaranteed notes (the "Notes") principally to refinance existing third-party debt at the Vitro holding company level, substantially all of the third-party debt at its subsidiary VENA and certain third-party debt at some of Vimexico's subsidiaries .

The Notes were issued in two tranches: US$ 700 million of senior guaranteed notes due February 1, 2017 callable after year 2012, at a coupon of 9.125% and US$300 million of senior unsecured notes due February 1, 2012, non-callable for life, at a coupon of 8.625%. The Notes will pay interest semiannually and will receive guarantees from VENA and its wholly-owned subsidiaries and Vimexico and its wholly-owned subsidiaries.

24. Authorization of financial statements issuance

On February 23, 2007 the issuance of the consolidated financial statements was authorized by:

Federico Sada G.

President and Chief Executive Officer

Claudio L. Del Valle C.

Chief Administrative Officer

Alvaro Rodriguez A.

Chief Financial Officer

These consolidated financial statements are subject to approval at the ordinary stockholders' meeting, who may modify the financial statements, based on provisions set forth by the Mexican General Corporate Law.

25. Differences between accounting principles in Mexico and in the United States of America

The Company's consolidated financial statements are prepared in accordance with Mexican FRS, which differ in certain significant respects from accounting principles generally accepted in the United States of America ("U.S. GAAP"). The Mexican FRS consolidated financial statements include the effects of inflation as provided for under Bulletin B-10, (see note 3b), whereas financial statements prepared under U.S. GAAP are presented on a historical basis. However, the following reconciliation to U.S. GAAP does not include the reversal of the adjustments required under Bulletin B-10, permitted by the rules and regulations of the Securities and Exchange Commission (the "SEC"). The application of Bulletin B-10 represents a comprehensive measure of the effects of price level changes in the inflationary Mexican economy and, as such, is considered a more meaningful presentation than historical cost-based financial reporting for both Mexican and U.S. accounting purposes.

The Company restated its 2005 U.S. GAAP financial information as a result of an adjustment related to the calculation of its deferred income taxes.  The U.S. GAAP financial information within this note has been presented both as previously reported in 2005 (including the effects of the discontinued operations and the effects of inflation as required by Bulletin B-10) and as restated (see note 25 b).

The other differences between Mexican FRS and U.S. GAAP and the effect on consolidated net income (loss) and consolidated stockholders' equity are presented below:

Reconciliation of Net Income (Loss):	Year ended December 31,				2006
	2004	As Presented 2005	As Restated 2005	2006	(US$ millions)
	(Ps. millions)				(Convenience Translation)
Net income (loss) of majority interest as reported under Mexican FRS	Ps. (303)	Ps. 53	Ps. 53	Ps. 373	US$ 35
U.S. GAAP Adjustments:
Effect of the adjustments below on minority interest (See a)	(55)	(59)	(59)	25	2
Deferred income taxes (See b)	43	196	(420)	52	5
Negative goodwill and reduction in depreciation expense (See c)	25	108	108	29	3
Deferred workers' profit sharing (See d)	52	41	41	(49)	(5)
Monetary position result on deferred income taxes and deferred workers' profit sharing (See e)	38	26	26	42	4
Capitalization of interest (See f)	56	54	54	69	6
Amortization of capitalized interest (See f)	(8)	(27)	(27)	(35)	(3)
Goodwill (See g)	53	-		-	-
Effect of applying Bulletin B-10 (See h)	(190)	(177)	(177)	(180)	(17)
Effect of applying Bulletin B-15 (See i)	10	(5)	(5)	48	4
Derivative financial instruments (See j)	(5)	173	173	-	-
Discontinued operations (See k)	27	(1)	(1)	(55)	(5)
Employee retirement obligations (See m)	7	38	38	30	3
Purchase of Visteon's capital investment (See n)	-	-		1	-
Sale of real estate (See o)	-	-		(786)	(73)
Impairment of long-lived assets (See p)	11	(81)	(81)	365	34
Total U.S. GAAP adjustments	64	286	(330)	(444)	(42)

Net income (loss) under U.S. GAAP	Ps. (239)	Ps. 339	Ps. (277)	Ps. (71)	US$ (7)

Reconciliation of Stockholders' Equity:	Year ended December 31,
	As Presented 2005	As Restated 2005	2006	2006 (US$ millions)
	(Ps. millions)			(Convenience Translation)
Total stockholders' equity reported under Mexican FRS	Ps. 8,759	Ps. 8,759	Ps. 8,875	US$ 821
Less minority interest included as stockholders' equity under Mexican FRS (See note a)	(3,006)	(3,006)	(1,738)	(161)
Majority stockholders' equity under Mexican FRS	5,753	5,753	7,137	660
U.S. GAAP adjustments:
Effect of the adjustments below on minority interest (See a)	(177)	(177)	(61)	(6)
Deferred income taxes (See b)	(548)	(1,164)	(828)	(77)
Negative goodwill and reduction in depreciation expense (See c)	(30)	(30)	-	-
Deferred workers' profit sharing (See d)	56	56	-	-
Capitalization of interest (See f)	266	266	345	32
Accumulated amortization for capitalized interest (See f)	(104)	(104)	(144)	(13)
Goodwill (See g)	120	120	120	11
Effect of applying Bulletin B-10 (See h)	208	208	4	-
Effect of applying Bulletin B-15 (See i)	(42)	(42)	-	-
Discontinued operations (See k)	34	34	(25)	(2)
Effect of adoption of SFAS No. 158 (See m)	-	-	(358)	(33)
Employee retirement obligations (See m)	(115)	(115)	(85)	(8)
Purchase of Visteon's capital investment (See n)	-	-	(68)	(6)
Sale of real estate (See o)	-	-	(786)	(73)
Impairment of long-lived assets (See p)	(70)	(70)	253	23
Total U.S. GAAP adjustments	(402)	(1,018)	(1,633)	(152)
Total stockholders' equity under U.S. GAAP	Ps. 5,351	Ps. 4,735	Ps. 5,504	US$ 508

a) Minority interest

Under Mexican FRS, minority interest in consolidated subsidiaries is presented as a separate component within the stockholders' equity section in the consolidated balance sheet. For U.S. GAAP purposes, minority interest is not included in stockholders' equity and is presented below total liabilities and above the stockholders' equity section in the consolidated balance sheet.

b) Deferred income taxes

Under Mexican FRS as required by Bulletin D-4, "Accounting for Income Tax, Tax on Assets and Employee Statutory Profit Sharing," income taxes are charged to results as they are incurred and the Company recognizes deferred income tax assets and liabilities for the future consequences of temporary differences between the financial statement carrying amounts of assets and liabilities and their respective income tax bases, measured using enacted rates. The effects of changes in the statutory rates are accounted for in the period that includes the enactment date. Deferred income tax assets are also recognized for the estimated future effects of tax loss carryforwards and asset tax credit carryforwards. Deferred tax assets are recognized only when it is highly probable that sufficient future taxable income will be generated to recover such deferred tax assets. Under Mexican FRS, the effects of inflation on the deferred tax balance generated by monetary items are recognized in the result of monetary position.

Under U.S. GAAP, as required by SFAS No. 109, "Accounting for Income Taxes", the Financial Company recognizes deferred income tax assets and liabilities for the future consequences of temporary differences between the financial statement carrying amounts of assets and liabilities and their respective income tax bases, measured using enacted rates. The effects of changes in the statutory rates are accounted for in the period that includes the enactment date. Deferred income tax assets are also recognized for the estimated future effects of tax loss carryforwards and asset tax credit carryforwards.

The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income, projections of future taxable income over the periods in which the deferred tax assets are deductible and tax planning strategies that would be taken to prevent an operating loss or tax credit carryforward from expiring unused, management believes it is more likely than not that the Company will realize the benefits of these deductible differences, net of the existing valuation allowance at December 31, 2006. Under U.S. GAAP, the deferred tax balance is classified as a non-monetary item. As a result, the consolidated income statement differs with respect to the presentation of the gain or loss on monetary position and deferred income tax provision.

For U.S. GAAP purposes the Company recognizes deferred taxes each period for the changes in the taxable portions of its distributable stockholders' equity. The Company's policy is to compare the deferred tax balance that would be required if all of the stockholders' equity were distributed. This amount is compared to the total deferred tax balance recorded prior to any adjustment. The difference between the amount recorded and the amount calculated from the stockholders' equity taxable accounts is recorded as an adjustment to deferred taxes as of the balance sheet date.  In 2005, the Company as a result of an arithmetic error of Ps. 236 incorrectly computed the taxable portions of its distributable stockholders' equity and as a result the deferred tax balances have been restated.

For U.S. GAAP purposes the Company recognizes a deferred tax asset for the temporary difference that exists between the book basis and the tax basis of its foreign subsidiaries that legally own Vitro's intellectual property at the applicable tax rate in the foreign jurisdiction based on the expected reversal date. For Mexican FRS purposes, the Company recognizes a deferred tax asset for the temporary difference that exists between the book basis and the tax basis at the applicable tax rate in Mexico, which is where it expects to recognize such benefits. In 2005, the Company utilized the incorrect tax rates when calculating its deferred taxes for U.S. GAAP purposes with regards to the temporary taxable differences discussed above resulting in an incremental tax liability of Ps. 380 and as a result the deferred tax balances have been restated.

U.S. GAAP differences to the extent taxable are reflected in the U.S. GAAP deferred tax balances. The significant components of deferred tax assets and liabilities, which differ for U.S. GAAP from deferred tax assets and liabilities calculated under Mexican FRS, are presented as follows:

As of December 31,
Deferred Tax Assets and Liabilities:	As Presented 2005	As Restated 2005	2006

Reversal of negative goodwill	Ps. 8	Ps. 8	Ps. -
Employee retirement obligations	34	34	257
Discontinued operations	-		7
Sale of real estate	-		219
Purchase of Visteon capital investment	-		19
Buildings, machinery and equipment	9	9	(84)
Stockholders' equity	(554)	(790)	(860)
Intellectual property	-	(380)	(330)
Other	(45)	(45)	(56)
Change in deferred tax liability	Ps. (548)	Ps. (1,164)	Ps. (828)

c) Negative goodwill and reduction in depreciation expense

Under Mexican FRS, the Company records as a component of the consolidated statements of operations the amortization of the excess of book value over cost of certain acquisitions (negative goodwill). Until December 31, 2004 the period of amortization for negative goodwill was 18 months. Beginning January 1, 2005 negative goodwill is recognized in the income statement). Under U.S. GAAP, such excess is recorded as a reduction of fixed assets, and depreciation expense is reduced accordingly over the estimated useful life of the related assets.

d) Deferred workers' profit sharing

In accordance with Mexican FRS the Company determines the provision for deferred workers' profit sharing by applying the partial accrual method of Bulletin D-4 applicable to temporary differences between the financial and adjusted tax income that are expected to reverse within a defined period. For U.S. GAAP purposes the Company accrues for workers' profit sharing based on a liability approach similar to accounting for income taxes under SFAS No. 109.

e) Monetary position result on deferred income taxes and deferred workers' profit sharing

The monetary position result is determined by (i) applying the annual inflation factor to the net monetary position of the U.S. GAAP adjustments at the beginning of the period, plus (ii) the monetary position effect of such adjustments during the period determined in accordance with the weighted average inflation factor.

f) Capitalization of interest

Under Mexican FRS, the capitalization of the integral cost of financing (interest, foreign exchange gain or loss, and monetary position gain or loss) generated by loan agreements obtained to finance investment projects is optional, and the Company has elected not to capitalize the integral cost of financing.

In accordance with SFAS No. 34, "Capitalization of Interest Cost", if the integral cost of financing is incurred during the construction of qualifying assets, capitalization is required as part of the cost of such assets. Accordingly, a reconciling item for the capitalization of a portion of the integral cost of financing is included in the U.S. GAAP reconciliation of the majority net income and majority stockholder's equity. If the borrowings are denominated in U.S. dollars, the weighted-average interest rate on all such outstanding debt is applied to the balance of construction-in-progress to determine the amount to be capitalized. If the borrowings are denominated in Mexican pesos, the amount of interest to be capitalized as noted above is reduced by the gain on monetary position associated with the debt.

g) Goodwill

As mentioned in Note 3 j), under Mexican FRS, until December 31, 2004 goodwill represented the excess of cost over recorded value of subsidiaries as of the date of acquisition and was restated using NCPI and amortized using the straight-line method over 20 years. Beginning on January 1, 2005, goodwill represents the excess of cost over fair value of subsidiaries as of the date of acquisition. Goodwill is restated using the NCPI and at least once a year is subject to impairment test, as it ceased to be amortized under the provisions of Bulletin B-7 (see Note 3 a)). In accordance with SFAS No. 142, "Goodwill and Other Intangibles Assets", goodwill and indefinite-lived assets are also no longer subject to amortization, but rather are subject to periodic assessment for impairment.

The disclosure requirements of SFAS No. 142 are included below:

For the year ended December 31, 2005 the Company recorded goodwill impairment of Ps.41. This impairment comes from two reporting units within our Flat Glass reportable segment, due to an increase in offshore competition and the decline of the commercial construction industry in the United States, operating profits and cash flows declined in those reporting units. The fair value of all reporting units was estimated by using multiples of the respective units' trends of earnings before interest, taxes, depreciation, and amortization (EBITDA). No impairment was recorded for the year ended December 31, 2006.

The changes in the carrying amount of goodwill for the years ended December 31, 2005 and 2006 are as follows:

Balance as of December 31, 2004	Ps. 907
Impairment	(41)
Changes for effects of inflation and exchange rates	(131)
Balance as of December 31, 2005	735
Changes for effects of inflation and exchange rates	80
Balance as of December 31, 2006	Ps. 815

h) Effect of applying Bulletin B-10

As discussed in note 3 f), under Mexican FRS the Bulletin B-10 allows the restatement of the value of machinery and equipment purchased in a foreign country using the consumer price index of the country of origin and the period-end exchange rate.  For U.S. GAAP purposes, such restatement is based on the NCPI.

i) Effect of applying Bulletin B-15

In 1997, the IMCP issued Bulletin B-15, "Foreign Currency Transactions and Translation of Financial Statements of Foreign Operations", which specifies the procedures to be applied in the consolidation of foreign subsidiaries by Mexican companies for (i) current year amounts and (ii) prior year amounts, presented for comparative purposes. Vitro's accounting policies for the consolidation of its foreign subsidiaries are described in notes 2 b) and 3 b). Such policies conform to the requirements of Bulletin B-15.

We believe that the application of the methodology of Bulletin B-15 to translate the current year amounts for foreign operations does not result in a difference between Mexican FRS and U.S. GAAP that must be reconciled in order to comply with the rules and regulations of the SEC.

However, there are two methods allowed under Bulletin B-15 to restate prior year amounts for foreign subsidiaries. Vitro uses the method that reconsolidates prior year balances by restating foreign subsidiaries using the current inflation rate in the foreign country and translating into pesos using the year-end exchange rate. We believe that this methodology of Bulletin B-15 used to restate prior years balances for comparative purposes does not conform to the requirements of SEC Rule 3-20e of Regulation S-X, which requires all amounts in financial statements to be presented in the same reporting currency. Accordingly, in filings with the SEC, we are including an adjustment for the difference in methodologies of restating prior year balances. These amounts (Ps. 10 and Ps. (5) in 2004 and 2005, respectively, in the reconciliation of net income, and Ps. (42) in 2005, in the reconciliation of stockholders' equity) represent the differences between (i) the balance if all amounts were adjusted by applying the NCPI, and (ii) the balance used in the primary financial statements to comply with Bulletin B-15.

Under Mexican FRS, as disclosed in Note 3 q), the Company presents the result from monetary position and exchange rate fluctuation gains and losses in the shortfall in restatement of capital within stockholder's equity in relation to subsidiaries designated as economic hedges. In accordance with U.S. GAAP, only exchange rate fluctuation gains and losses receive the treatment specified above. Monetary gains and losses are presented in the statements of operations as part of total financing cost.

j) Derivative financial instruments

As of January 1, 2005, in accordance with Mexican FRS, as mentioned in note 3 a), the Company values and records all derivative instruments and hedging activities according to Bulletin C-10, which establishes similar accounting treatment as described in SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". Prior to the implementation of Bulletin C-10, financial instruments entered into for hedging purposes were valued using the same valuation criteria of the underlying assets or liabilities hedged, and the effect of such valuation was recognized in net income, net of costs, expenses or income from the assets or liabilities whose risks were being hedged.

The Company determined that the accounting for derivative financial instruments is the same for Mexican FRS and U.S. GAAP as they relate to their consolidated financial statements as of and for the year ended December 31, 2006. The effects of the initial application of Bulletin C-10 were already reflected in the U.S. GAAP financial statements for 2004. Therefore, the cumulative effect of the change in accounting principle is reconciled out of the amounts presented in the U.S. GAAP income statement for 2005.

k) Discontinued operations

U.S. GAAP as defined by SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", requires that an entity report as discontinued operations those components of its business that have been classified as held for sale. A component of an entity is defined as comprising operations and cash flows that can be clearly distinguished, operationally and for financial reporting purposes, from the rest of the business. Individually insignificant disposals of a component of an entity should be aggregated for purposes of assessing materiality for all periods presented. Therefore, individually insignificant dispositions should be aggregated and reported as discontinued operations under SFAS No. 144 beginning in the period the impact of the dispositions is material to the financial statements of any period presented. This evaluation should also include the effect of the gain or loss on sale of the component.

Mexican FRS as defined by Bulletin C-15, "Impairment of Long-lived Assets and their Disposal", requires the asset group being disposed of to be presented as a discontinued operation only if its operations are individually significant to the consolidated operations. Bulletin C-15 defines the discontinuance of an operation as the process of final interruption of a significant business activity of an entity and establishes that the discontinuation of an operation implies the final interruption of a significant activity of the entity that leads to the sale, abandonment, exchange or return to stockholders of long-lived assets originally intended for use, in addition to other assets and liabilities related to the operation. Therefore, the analysis of the significance of the disposed business is performed without considering the eventual gain or loss on sale or aggregating each business being disposed with other businesses sold, and instead considers only the significance of the business activity of the relevant business being sold.

As a result of the differences identified above between U.S. GAAP and Mexican FRS, the following components of the Company's business that were classified as held for sale during 2006, 2005 and 2004, are presented as discontinued operations in the Company's U.S. GAAP consolidated financial statements:

  On April 2, 2004, we sold our 60% interest in Vitro OCF, S.A. de C.V., which we refer to as "Vitro OCF," our joint venture with Owens Corning engaged in the manufacturing and distribution of fiberglass and fiberglass products, to Owens Corning for US$71.5 million in cash. The gain on sale of this component was approximately Ps. 438. This business was previously included in our Flat Glass reportable segment.

  In  March 2004, the Board of Directors of Vitro America, authorized management to close all of its distribution and production facilities and discontinue operations in the Northwestern United States, which we refer to as "VVP NW". The closing plan included operation of the facilities through June 30, 2004. As of December 31, 2004, all operations in these facilities have ceased. Vitro America conducts a substantial majority of our flat glass operations in the United States and is a subsidiary of Vimexico, the holding company of our Flat Glass business unit, which is included in our Flat Glass reportable segment.

  During 2004, the Company's management decided to close two small facilities (the PVA facilities) in Mexico dedicated to the manufacture of architectural value added products. These disposal activities were initiated and finalized during 2004 and as a result no liability was accrued for as of December 31, 2004. The amount incurred in these disposal activities were Ps. 21. The PVA facilities were managed by Vitro Flotado Cubiertas, a subsidiary of Vimexico, the holding company of our Flat Glass business unit. This business was previously included in our Flat Glass reportable segment.

  On April 1, 2005, we sold 100% of our interest in Plasticos Bosco, S.A. de C.V. and Inmobiliaria de la Suerte, S.A. de C.V., which we refer to collectively as "Bosco," our subsidiaries engaged in the manufacturing and distribution of plastic tubes and disposable thermo fold ware and industrial products, to Convermex, S.A. de C.V., which we refer to as "Convermex," for US$10 million in cash. In 2004, Bosco had consolidated net sales of approximately Ps. 454 and a consolidated operating loss of approximately Ps.10. The consolidated net sales and operating loss of Bosco were approximately Ps.108 and Ps.7, respectively, during the period beginning on January 1, 2005 and ending on April 1, 2005. The Company recorded a loss for the sale of Bosco of Ps. 132.

  As disclosed in Note 4, on June 16, 2006, the Company completed the sale of its 51% equity ownership interest in Vitrocrisa to Libbey, the owner of the other 49% equity interest, recognizing a gain on sale of Ps. 463 under Mexican FRS and Ps. 398 under U.S. GAAP. Vitrocrisa was previously presented as one of our reportable segments, and is now presented as a discontinued operation for both Mexican FRS and U.S GAAP purposes.

  On March 2, 2006, the Company sold its 51% interest in Quimica M, to Solutia Inc. for US$20 million in cash, recognizing a gain on sale of Ps. 97 under Mexican FRS and Ps. 96 under U.S. GAAP. Solutia is now the sole owner of this Mexican operation, which was formed in 1995. Quimica M was previously included in our Flat Glass reportable segment.

The following table discloses the condensed balance sheets and condensed income statements of the entities that were disposed for all periods presented:

	For the year ended December 31, 2006
	Vitrocrisa	Quimica M	Total
Condensed Income Statement:
Sales	Ps. 996	Ps. 79	Ps. 1,075
Cost of sales	830	72	902
General, administrative and selling expenses	125	5	130
Operating income (loss)	41	2	43
Total financing cost and other expenses	(93)	(2)	(95)
Loss before income tax	(52)	-	(52)
Income tax benefit (expense)	22	(1)	21
Net loss	Ps. (30)	Ps. (1)	Ps. (31)

	As of December 31, 2005
Condensed Balance Sheet	Vitrocrisa	Quimica M	Total
Current assets	Ps. 773	Ps. 261	Ps. 1,034
Non-current assets	1,174	214	1,388
Total assets	1,947	475	2,422
Short-term liabilities	360	101	461
Long-term liabilities	988	64	1,052

	For the year ended December 31, 2005
Condensed Income Statement:	BOSCO	Vitrocrisa	Quimica M	Total
Sales	Ps. 108	Ps. 2,260	Ps. 621	Ps. 2,989
Cost of sales	98	1,932	520	2,550
General, administrative and selling expenses	17	267	39	323
Operating (loss) income	(7)	61	62	116
Total financing cost and other expenses	(2)	(61)	(6)	(69)
(Loss) income before income tax	(9)	0	56	47
Income tax benefit (expense)	(1)	3	17	(15)
Net income (loss)	Ps. (10)	Ps. 3	Ps. 39	Ps. 32

	For the year ended December 31, 2004
Condensed Income Statement:	Vitro OCF	VVP NW	PVA	BOSCO	Vitrocrisa	Quimica M	Total
Sales	Ps. 217	Ps. 53	Ps. 160	Ps. 454	Ps. 2,416	Ps.590	Ps. 3,890
Cost of sales	142	56	143	384	2,038	510	3,273
General, administrative and selling expenses	24	46	15	79	278	38	480
Operating income (loss)	51	(49)	2	(9)	100	42	137
Total financing income (cost) and other expenses	4	-	-	(8)	(51)	5	(50)
Income (loss) before income tax	55	(49)	2	(17)	49	47	87
Income tax (expense) benefit	(24)	22	-	12	44	(17)	37
Net income (loss)	Ps. 31	Ps.(27)	Ps. 2	Ps. (5)	Ps. 93	Ps. 30	Ps. 124

Basis difference between U.S. GAAP and Mexican FRS.- The basis of the assets and liabilities under U.S. GAAP of the entities mentioned above at the time of their sale was different from the basis of such assets and liabilities under Mexican FRS; accordingly, the gain recorded on disposal of such entities under U.S. GAAP differs from that under Mexican FRS.

l) Deconsolidation of Comegua

For Mexican FRS purposes, based on: (a) the Company's control over the CEO whose function is to govern the operating decisions and financial policies of Comegua; (b) the Company's sole right to propose the CEO for designation by the Board of Directors of Comegua; and (c) the Company's sole right to remove the CEO, the Company concludes that it controls Comegua as defined by Bulletin B-8, "Consolidated and Combined Financial Statements and Valuation of Permanent Investments in Shares" and therefore, Comegua should be consolidated in accordance with Mexican FRS.

For U.S. GAAP purposes, the Company has determined that the control it retains over the management of the annual budget of Comegua is not unilateral and is not sufficient to meet all of the technical requirements for consolidation. The Company's position is based on the guidance provided by EITF 96-16, "Investor's Accounting for an Investee When the Investor Has a Majority of the Voting Interest but the Minority Shareholder or Shareholders Have Certain Approval or Veto Rights". Under EITF 96-16, such approval and veto rights held by the minority shareholders of Comegua, including the approval of annual budget, qualify as substantive participating rights and therefore do not allow the Company to consolidate Comegua in its financial statements for U.S. GAAP purposes. Therefore, the Company's investment in Comegua is recorded by applying the equity method in the Company's U.S. GAAP consolidated financial statements. (See Note 25 q 4).

m) Employee retirement obligations

The Company maintains defined benefit pension plans for all of its subsidiaries and provides for seniority premiums and severance payments (severance indemnities) for all of its Mexican subsidiaries. For its Mexican FRS consolidated financial statements, the Company applies Bulletin D-3. Prior to 2006, the accounting treatment for pensions and seniority premiums set forth in this Bulletin is substantially the same as those set forth in SFAS No. 87, "Employers' Accounting for Pensions". The Company records the pension cost determined by actuarial computations, as described in notes 3 k) and 12. Significant assumptions (weighted-average rates) used in determining net periodic pension cost and the Company's related pension obligations for 2006 and 2005 are also described in note 12.

The Company adopted SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R)", in its December 31, 2006 consolidated financial statements. This statement requires companies to (1) fully recognize, as an asset or liability, the over funded or under funded status of defined pension and other postretirement benefit plans; (2) recognize changes in the funded status through other comprehensive income in the year in which the changes occur; and (3) provide enhanced disclosures. There is no impact on results of operations or cash flows. Retrospective application of this standard is not permitted. The impact of adoption, including the inter-related impact on the additional labor liability, resulted in a decrease in total assets of Ps. 259, a decrease in total liabilities of Ps. 133 and a decrease in stockholders' equity reported under U.S. GAAP of Ps. 126.

The incremental effect of this adoption on the individual line items in the December 31, 2006 consolidated U.S. GAAP balance sheet is shown in the following table:

	Balances before application SFAS No. 158	SFAS No. 158 Adjustments	Balances under U.S. GAAP
Intangible pension asset	Ps. 259	Ps. (259)	Ps. -
Total Assets	25,412	(259)	25,153
Deferred taxes (long -term)	505	(56)	449
Employee retirement obligations	1,430	(77)	1,353
Total liabilities	18,707	(133)	18,574
Total stockholders' equity	5,630	(1) (126)	5,504
Total liabilities, minority interest in consolidated subsidiaries and stockholders' equity	Ps. 25,412	Ps. (259)	Ps. 25,153

(1) Represents an adjustment of Ps. 833 less the minimum pension liability previously recorded of Ps. 474 in stockholders' equity, net of the deferred income tax effect of Ps. 233.

The Company has prepared a study of pension costs under U.S. GAAP based on actuarial calculations using the same assumptions applied under Mexican FRS (see Note 3 k). Prior to the adoption of SFAS No. 158, there was no difference in the liabilities for pension plans and seniority premiums between Mexican FRS and U.S. GAAP.

The components of the plans' funded status that are reflected in the consolidated statement of financial position as of December 31, 2006 are as follows:

2006
Benefit obligation	Ps. 2,596
Fair value of plan assets	(1,243)
Unfunded Status	Ps. 1,353

	Pension and retirement plans	Seniority premiums	Total
Unrecognized items:
Transition obligation	Ps. 147	Ps. 7	Ps. 154
Prior service cost	168	-	168
Net actuarial gain	485	26	511
Unrecognized items	Ps. 800	Ps. 33	Ps. 833

Severance indemnities.- Under Mexican FRS, effective 2005 revised Bulletin D-3 requires the recognition of a severance indemnity liability calculated based on actuarial computations. Similar recognition criteria under U.S. GAAP are established in SFAS No. 112, "Employers' Accounting for Post employment Benefits", which requires that a liability for certain termination benefits provided under an ongoing benefit arrangement such as these statutorily mandated severance indemnities, be recognized when the likelihood of future settlement is probable and the liability can be reasonably estimated. Mexican FRS allows for the Company to amortize the transition obligation related to the adoption of revised Bulletin D-3 over the expected service life of the employees. However, U.S. GAAP required the Company to recognize such effect upon initial adoption, which results in a difference in the amount recorded under the two accounting principles. The tables below reflect the requirements under U.S. GAAP, which applies SFAS No. 112 standard for all years presented.

For purposes of determining the cost of our pension plans, seniority premiums and severance indemnities under U.S. GAAP, the Company applies SFAS No. 87, as amended by SFAS No. 158, and SFAS No. 112. The Company uses a December 31 measurement date for its pension plans, seniority premiums and severance indemnities. The additional pension disclosures required by SFAS No. 132(R), as amended by SFAS No. 158, which are applicable to the Company, are presented below:

	2005	2006
Change in benefit obligation:
Benefit obligation at beginning of year	Ps 2,802	Ps. 2,582
Service cost	59	68
Interest cost	132	138
Actuarial losses	(165)	179
Benefits paid	(246)	(371)
Benefit obligation at end of year	2,582	2,596
Changes in plan assets:
Fair value of plan assets at beginning of year	595	694
Contribution of cash and securities	227	433
Return on plan assets	87	366
Benefits paid	(215)	(250)
Fair value of plan assets at end of year(1)	694	1,243
Unfunded status:	1,888	1,353
Unrecognized actuarial loss	(1,121)	-
Unrecognized transition obligation	(204)	-
Unrecognized prior service costs	(179)	-
Net amount recognized	Ps. 384	Ps. 1,353
Amounts recognized in the consolidated balance sheet consists of:
Accrued benefit liability	Ps. 1,082	Ps. 1,353
Intangible asset	(307)	-
Accumulated other comprehensive income	(391)	-
Net amount recognized	Ps. 384	Ps. 1,353

(1) Includes approximately Ps. 881 and Ps. 534 as of December 31, 2006 and 2005, respectively of Vitro common stock (47,472,678 and 39,150,000 stock at market value, respectively).

Net periodic pension cost for 2004, 2005 and 2006 are summarized below:

	Year ended December 31,
	2004	2005	2006
Service costs	Ps. 64	Ps. 59	Ps. 68
Interest cost	139	132	138
Return on plan assets	(42)	(42)	(47)
Net amortization and deferral	162	166	234
Net periodic pension cost	Ps. 323	Ps. 315	Ps. 393

The trust assets consist of fixed income and variable funds, valued at market value. As of December 31, 2005 and 2006, the pension plan assets were invested in the following financial instruments:

	2005	2006
Fixed Rate:
Federal Government instruments	21%	29%
Variable Rate:
Equity securities traded on the Mexican Stock Exchange	79%	71%
	100%	100%

We develop our expected long-term rate of return assumption based on the historical experience of our portfolio and the review of projected returns by asset class on broad, publicly traded equity and fixed-income indices. The composition of the objective portfolio is consistent with the share composition of the portfolios of five of the best-known international companies located in Mexico that manage long-term funds.

Contributions to the pension plans amounted to Ps. 227 and Ps. 433 as of December 31, 2005 and 2006, respectively. The Company estimates that the contributions to the pension plan funds during 2007 are expected to be approximately Ps. 240. Expected benefit payments for our pension plans, seniority premium and severance indemnities are as follows:

Year ended December 31,	Pension	Seniority Premium	Severance Indemnities
2007	Ps. 240	Ps. 9	Ps. 29
2008	220	9	25
2009	220	9	22
2010	258	9	20
2011	200	9	17
2012 - 2016	1,005	44	60

Expected benefit payments are based on the same assumptions used to measure the benefit obligations.

n) Purchase of Visteon's capital investment

In connection with the termination of the joint venture agreement between Vimexico and Visteon discussed in note 20 d, under Mexican FRS as established in Bulletin B-7, "Business Acquisitions" the Company recognized the difference between the price paid and the book value of Ps. 67 as a credit in the majority stockholders' equity. Under U.S. GAAP, in accordance with SFAS No. 141, "Business Combinations" the excess over cost of Ps. 87 was allocated as a pro rata reduction of the acquired assets.

o) Sale of real estate

As disclosed in Note 8 b) on December 14, 2006, Vitro sold real estate located in Mexico City used by COVISA for US$100 million, 80% payable on the date of sale and the remainder payable on the delivery date of the property. In connection with the sale of the property, the Company has agreed to deliver the real estate within 24 months following the sale, free and clear of all buildings and fixtures, as well as any environmental claims, recording reserves of Ps. 54 for the estimated asset retirement costs and prepaid rent of Ps. 60 for the estimated fair value of the rental expense over the 24 months. Vitro is obligated to refund the US$80 million to the purchaser in the event that the property is not delivered to the purchaser within 36 months following the sale. A third party financial institution has guaranteed the repayment of the purchase price in the event Vitro does not deliver the property by such time and fails to refund the purchase price to the purchaser. Under U.S. GAAP, in accordance with SFAS No. 66, "Accounting for Sales of Real Estate", SFAS No. 13, "Leases" and SFAS No. 98, "Accounting for Leases" as a result of the Company's level of continuing involvement the gain on the sale of the land has been deferred and will be recognized in earnings during the two years over which the Company will continue to utilize the property. The depreciation estimates of the fixed assets that will be disposed of as a result of the real estate sale have been adjusted to reflect the use of the assets over their shortened useful lives. Such change in estimate will be accounted for prospectively. For purposes of Mexican FRS, the Company wrote off the net book value of the fixed assets against the gain on sale recorded in the current year.

p) Impairment of long lived assets

For U.S. GAAP purposes, in accordance with SFAS No. 144, long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of an asset is not recoverable when the estimated future undiscounted cash flows expected to result from the use of the asset are less than the carrying value of the asset. Impairment is recorded when the carrying amount of the asset exceeds its fair value. Impairment charges and asset write-downs are presented in selling, general and administrative expenses in operating income in our U.S. GAAP consolidated financial statements.

For Mexican FRS purposes, in accordance with Bulletin C-15, the Company reviews the carrying amounts of long-lived assets in use when an impairment indicator suggests that such amounts might not be recoverable, considering the greater of the present value of future net cash flows or the net sales price upon disposal. Impairment is recorded when the carrying amount of the asset exceeds the greater of the amounts mentioned above. Impairment charges and asset write-downs are presented in other expenses in our Mexican FRS consolidated financial statements.

In 2004, 2005 and 2006, for Mexican FRS purposes, while performing its annual impairment test using its best estimates based on reasonable and supportable assumptions and projections, the Company recorded an impairment charge of Ps. 11, Ps. 107 and Ps. 322, respectively within its Flat Glass reportable segment as the carrying amount of the long-lived assets exceeded the present value of their future discounted cash flows. For U.S. GAAP purposes no impairment charge was recorded as the assets were considered to be recoverable given that the estimated undiscounted cash flows expected to result from the use of the assets were greater then the carrying value of the asset.

In 2005 for U.S. GAAP purposes, based on fair value appraisals received the Company recorded an impairment charge of Ps.188 for land and buildings located at its corporate offices classified as available for sale in accordance with SFAS No. 144. This charge is recorded in operating income for U.S. GAAP purposes. Under Mexican FRS, the assets did not meet the definition of held for sale as required by Bulletin C-15 as such assets were still in use by the Company at that time. The discounted cash flow model utilized by the Company did not result in an impairment charge for Mexican FRS purposes. During 2006 as disclosed in note 8 c), Vitro sold one of its buildings located at its corporate headquarters recognizing a loss on sale of Ps. 133 under Mexican FRS and PS. 90 under U.S. GAAP.

q) Other differences and supplemental U.S. GAAP disclosures

  Accounts receivable securitizations

The Company has included additional disclosures in accordance with SFAS No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", primarily related to the retained interests in the securitized financial assets. See below for the additional disclosures required by SFAS No. 140:

  In 2004, VVP entered into an agreement to sell of its accounts receivable, on a revolving basis, to VVP Funding, a wholly owned subsidiary of VVP. VVP Funding is a special-purpose entity that was formed prior to the execution of this agreement for the sole purpose of buying and  selling accounts receivable and is designed to be bankruptcy remote and self liquidating. Also, during 2004, VVP and VVP Funding entered into agreement with an unrelated financial institution whereby VVP Funding, on a revolving basis and subject to the maintenance of   certain financial and receivables-based ratios, sells an undivided percentage ownership in all eligible accounts receivable, as defined, for consideration composed of cash, up to a maximum amount of US$40 million, and retain undivided interests in securitized receivables. The transfer of undivided ownership interests from VVP Funding to the unrelated major financial institution for cash consideration is accounted for as a sale of receivables in accordance with SFAS No. 140. The agreement, which expired in May 2007, was renewed on April 16, 2007 through 2010. As part of the renewal, the maximum amount of the facility was increased to US$50 million.

  The gross receivables sold, totaling approximately US$78 million and US$73 million at  December 31, 2006 and 2005, respectively, are reflected as a reduction of trade accounts receivable. Estimated fair value of the retained undivided interests securitized receivables at December 31, 2006 and 2005, totaled US$32 million and US$29 million and was determined based on expected credit losses and allowance of 3%, expected average receivable collection   time of 52 days, and expected short-term commercial paper rates of 2.3% per annum. The Company has completed a sensitivity analysis on the estimated fair value of the retained undivided interests with the objective of measuring the change in value associated with    changes in individual key variables. A 10% increase in expected credit losses and allowance, to 3.3%, would decrease the year-end valuation by approximately US$193 million, and 20% increase in expected credit losses and allowances, to 3.6%, would decrease the year-end valuation by approximately US$386 million. Similarly, 10 or 20% adverse fluctuations in either average   receivable collection times or expected short-term commercial paper rates would not   significantly affect the recorded fair value of the retained undivided interests. This sensitivity analysis is hypothetical and should be used with caution. Changes in fair value based on a 10 or 20% variation should not be extrapolated because the relationship of the change in assumption to the change in fair value may not always be linear.

  Proceeds received by the Company from the revolving securitizations aggregated to US$492 million and US$471 million for the years ended December 31, 2006 and 2005, respectively, and  are included in cash flows from operating activities. Securitization fees totaled US$3 million and US$2 million for the years ended December 31, 2006 and 2005, respectively, and are  included in general and administrative expenses. Delinquencies on securitized receivables, representing amounts over 60 days past due, totaled US$9 million and US$8 million at   December 31, 2006 and 2005, respectively with credit losses totaling US$2 million and US$3 million for the years then ended, respectively. VVP continues to service the securitized receivables, receiving compensation that is approximately equal to its cost of such servicing plus a reasonable profit margin; accordingly, no servicing assets or liabilities are recorded. For the years ended December 31, 2006 and 2005, the Company received servicing fees totaling US$0.6 million each year.

  Securitization of VENA trade receivables. - On March 31, 2005, Compania Vidriera, S.A. de  C.V., Industria del Alcali, S.A. de C.V. and Comercializadora Alcali, S. de R.L. de C.V., all subsidiaries of VENA, closed a revolving accounts receivable facility, through which such companies obtained Ps. 550 (nominal amount) and US$19 million. The VENA subsidiaries entered into an agreement to sell all of their trade accounts receivable, on a revolving basis  during four years, to a fideicomiso (the "Mexican Trust", a qualifying special purpose entity)   that was formed prior to the execution of this agreement for the sole purpose of buying and selling accounts receivable and is designed to be bankruptcy remote. The Ps. 550 (nominal amount) was obtained through the issuance of certified preferred securities ("certificados bursatiles preferentes") that trade on the Mexican Stock Exchange issued by the Mexican Trust, and US$19 million in subordinated notes, which have a payment guarantee by Vitro. The interest payments and eventual principal reimbursement on the certificados bursatiles preferentes and the subordinated notes are payable from the collection of the receivables originated by the VENA subsidiaries and sold to the Mexican Trust. The transfer of undivided ownership interests from VENA to the unrelated major financial institution for cash  consideration is accounted for as a sale of receivables in accordance with SFAS No. 140.

  At December 31, 2006 and 2005, the gross receivables sold to the Trust totaled Ps. 1,265 and Ps. 772, respectively, and are reflected as a reduction of trade accounts receivable. The estimated fair value of the retained undivided interests in securitized receivables at December 31, 2006 and 2005 was Ps. 510 and Ps. 159, respectively. The Company has completed a sensitivity analysis on the estimated fair value of the retained undivided interests with the objective of measuring the change in value associated with changes in individual key variables. As the Company's reserve is below the established floor, no additional charge would result due to changes in the sensitivity analysis.

  Proceeds received by the Company from the revolving securitizations aggregated to Ps. 8,129 and Ps. 6,141 for the years ended December 31, 2006 and 2005, and are included in cash flows from operating activities. Delinquencies on securitized receivables, representing amounts over 60 days past due, totaled Ps. 21 in 2006 and Ps. 11 in 2005. VENA continues to service the securitized receivables, receiving compensation that is approximately equal to its cost of such servicing plus a reasonable profit margin; accordingly, no servicing assets or liabilities are recorded. For the years ended December 31, 2006 and 2005, the Company received servicing    fees totaling Ps. 25 and Ps. 20, respectively.

  Securitization of Vimexico (formerly Vitro Plan) trade receivables. - On August 22, 2005,  Dinavisa, Vitro Flotado Cubiertas, S.A. de C.V. ("VFC"), Vidrio y Cristal and VAU, all subsidiaries of Vimexico, closed a five year revolving accounts receivable facility through which such companies obtained US$ 21.5 million. The Vimexico subsidiaries entered into an agreement to sell all of its trade accounts receivable, on a revolving basis, to a Mexican Trust that was formed prior to the execution of this agreement for the sole purpose of buying and selling accounts receivable and is designed to be bankruptcy remote. The US$21.5 million was obtained through a private issuance of notes in the United States. The interest payments and eventual principal reimbursement will be provided from the collection of the receivables originated by four subsidiaries of Vimexico and sold to the Mexican Trust. The transfer of undivided ownership interests from Vimexico to the unrelated major financial institution for cash consideration is accounted for as a sale of receivables in accordance with SFAS No. 140.

  At December 31, 2006 and 2005, the gross receivables sold to the Trust totaled Ps. 704 and Ps.  553, respectively and are reflected as a reduction of trade accounts receivable. The estimated fair value of the retained undivided interests in securitized receivables at December 31, 2006 and 2005 was Ps. 320 and Ps. 328, respectively. The Company has completed a sensitivity   analysis on the estimated fair value of the retained undivided interests with the objective of measuring the change in value associated with changes in individual key variables. A 0.01% increase in the 12-month peak 3-month average loss ratio from the May 31, 2006 amount to 3% would result in a reduction in the availability equal to 1.66 % of eligible funds.

  Proceeds received by the Company from the revolving securitizations aggregated to Ps. 540 and US$286 million dollars, and Ps. 588 and US$67 million dollars for the years ended December 31, 2006 and 2005, respectively, and are included in cash flows from operating activities. Delinquencies on securitized receivables, representing amounts over 60 days past due, totaled Ps. 54 and US$1 million dollars, and Ps. 47 and US$1 million dollars at December 31, 2006 and 2005, respectively. Vimexico continues to service the securitized receivables, receiving compensation that is approximately equal to its cost of such servicing plus a reasonable profit margin; accordingly, no servicing assets or liabilities are recorded. For the years ended December 31, 2006 and 2005, the Company received servicing fees totaling Ps. 11 and Ps. 0.45, respectively.

    Exit or disposal activities.- The disclosures required by SFAS No. 146 "Accounting for Costs Associated with Exit or Disposal Activities" related to the Company's exit or disposal activities are asfollows:

    Vitro America Restructuring - In 2004, Vitro America implemented a three-year operational restructuring designed to streamline the organization and instill a more customer and results oriented culture in its workforce. Teams of internal and external consultants and vendors are evaluating and re-organizing the Vitro America's installation, manufacturing and corporate processes. These teams have identified and initiated a number of projects with a view to position Vitro America as the leader among the distributors, manufacturers and installers of flat glass in the United States. The Company incurred expenses during 2004 of approximately Ps. 35, which are recorded as "Other Expenses" under Mexican FRS and within selling, general and administrative expenses for U.S. GAAP purposes. These expenses related to professional and consulting fees were expensed as incurred. Additionally, the Company incurred approximately Ps. 21, which for both Mexican and U.S. GAAP purposes was recorded in selling, general and administrative expenses for severance costs related to one-time termination benefits given to former officers and members of management. The Company does not expect to incur additional severance or termination costs in future years related to this restructuring. As such, as of December 31, 2006 no liability has been recorded as the professional and consulting fees will continue to be expensed as such services are provided. Vitro America conducts a substantial majority of our flat glass operations in the United States and is a subsidiary of Vimexico, the holding company of our Flat Glass reportable segment.

    Tin Oxide Project - During 2004, the Company's management decided to stop the manufacture of mirrors with tin oxide. This exit activity was initiated and finalized during 2004 and as a result no liability was accrued for as of December 31, 2004. This decision led to the sale of certain fixed assets and inventory on hand. These sales were recorded as other expenses under Mexican FRS and within operating income under U.S. GAAP. The costs incurred as a result of this exit activity were Ps. 28. Our terminated Tin Oxide Project had been conducted by Vitro Flotado Cubiertas, a subsidiary of Vimexico, the holding company of our Flat Glass reportable segment.

    Restructuring charges.- During 2005 and 2006 the Company restructured certain operating units and its corporate and administrative functions. For Mexican FRS purposes the corresponding costs met the definition of a restructuring charge and were included in Other expenses in the Company's consolidated financial statements, but for U.S. GAAP purposes the Company applied SFAS No. 112, as opposed to SFAS No. 146, to its downsizing activities as these costs are part of an ongoing benefit arrangement and do not meet the definition of a one-time termination benefit. The Company has a practice of providing similar benefits to those employees that were terminated under its downsizing activities and therefore it applied SFAS No. 112 when accounting for such transactions. These costs are included in general and administrative expenses in the accompanying U.S. GAAP consolidated statements of operations.

    Gain or loss on sale of assets.- The gain or loss on sale of assets that do not meet the definition of a component of a business as described in SFAS No. 144 are included in operating income in our   U.S. GAAP consolidated financial statements. Gains or losses on sales of assets not presented as discontinued operations under Mexican FRS are included in other expenses in our consolidated Mexican FRS financial statements (see note 17).

    Equity method investments.- The Company's subsidiary Vitro AFG, S.A. de C.V. ("AFG"), which is part of the Flat Glass segment, is a joint venture in which the Company has a 50% interest and shares joint control with its partner, AFG Industries, Inc. Under Mexican FRS, AFG is consolidated using the proportionate consolidation method. Under U.S. GAAP, the Company's investment in and its interest in the net income of AFG are recorded based on the equity method. In addition, as mentioned in Note 25 l) we account for Comegua under the equity method for U.S. GAAP  purposes.

  Summary information of the Company's equity method investments is as follows:

	As of the year ended December 31,
	2005	2006	2005	2006
	AFG		Comegua
Current assets	Ps. 28	Ps. 20	Ps. 360	Ps. 646
Total assets	465	426	1,113	1,082
Current liabilities	242	194	210	184
Total liabilities	255	209	366	464
Stockholders' equity	210	217	747	718
Net sales	95	108	610	857
Net income (loss)	(11)	7	19	7
Cash flow information:
Operating activities	(2)	1	59	51
Financing activities	-	-	(25)	108
Investing activities	1	-	(50)	(165)

  Under U.S. GAAP, as of December 31, 2005 and 2006 the Company's investment in AFG and Comegua was Ps. 210 and Ps. 217 respectively, and Ps. 747 and Ps. 718, respectively.

    Weighted-average interest rates.- The weighted-average interest rates on short-term borrowings outstanding as of December 31, 2004, 2005 and 2006 were approximately 5.37%, 7.31% and 8.85%, respectively

    Fair value of financial instruments.- SFAS No. 107, "Disclosures about Fair Value of Financial Instruments", requires disclosure of the estimated fair values of certain financial instruments. The carrying amounts and estimated fair values of the Company's significant financial instruments were as follows:

	December 31, 2005		December 31, 2006
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Liabilities:
Short-term borrowings	Ps. 1,256	Ps. 1,256	Ps. 289	Ps. 289
Long-term debt(1)	14,083	13,915	12,046	12,556
Derivative instruments:
Embedded derivatives	Ps. (16)	Ps. (16)	Ps. 7	Ps. 7
Interest rate swaps	(32)	(32)	-	-
Libor interest rate options	-	-	21	21
Cross currency swaps	-	-	294	294
Foreign exchange options	(29)	(29)	1	1
Natural gas contracts	(102)	(102)	(99)	(99)

  (1) Includes current portion of long-term debt.

  The fair value of short-term borrowings approximates their carrying value due to their short maturities. The fair value of the U.S. (dollar denominated) publicly traded long-term debt was Ps. 6,774 and Ps. 7,293 as of December 31, 2005 and 2006, respectively, and its related book value was Ps. 6,942 and Ps. 6,783, respectively. The fair value of the remaining long-term debt approximates its book value of Ps. 7,141 and Ps. 5,263 as of December 31, 2005 and 2006, respectively.

  The fair value of long-term debt was determined using available quoted market prices or other appropriate valuation methodologies that require considerable judgment in interpreting market data and developing estimates. Accordingly, the estimates presented above on long-term financial instruments are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

  The fair value information presented herein is based on information available to management as of December 31, 2005 and 2006. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and, therefore, the current estimates of fair value may differ significantly from the amounts presented herein.

    Classification of workers' profit sharing.- In the Company's U.S. GAAP statements of operations, workers' profit sharing expense is classified as an operating expense.

    Earnings per common share in accordance with U.S. GAAP.- Earnings per share in accordance with U.S. GAAP are based on the provisions of SFAS No. 128, "Earnings Per Share", and are calculated using the weighted-average number of common shares outstanding during each period. The stock options granted under the Company's Plan (see note 15 c) were not dilutive during 2004, 2005 and 2006, as the average market price per share of the Company's common stock during the period was either less than the exercise price per share or as a result of net losses during the year. The Company has no other potentially dilutive securities. Basic earnings per share are based upon 271,840,010, 273,116,069, and 289,636,496 weighted-average shares outstanding for 2004, 2005 and 2006, respectively.

  Income (loss) per common share computed in accordance with U.S. GAAP is presented below:

Year ended December 31,
	2004	As Presented 2005	As Restated 2005	2006
Income (loss) per share - Basic and diluted earnings (loss) from continuing operations
	Ps. (3.09)	Ps. 1.61	Ps. (0.64)	Ps. (1.85)
Discontinued operations	2.21	(0.37)	(0.37)	1.60
Income (loss) per common share	Ps. (0.88)	Ps. 1.24	Ps. (1.01)	Ps. (0.25)

    Comprehensive income.- Under U.S. GAAP, SFAS No. 130, "Reporting Comprehensive Income", establishes standards for reporting and display of comprehensive income and its components. Vitro's items of other comprehensive income are: loss from holding nonmonetary assets, unrealized gain (loss) on long-term investments and the currency translation adjustment.

  See note 25 r, for consolidated financial statements presented on a U.S. GAAP basis, which reflect the provisions of SFAS No. 130, "Reporting Comprehensive Income". There were no reclassification adjustments for any of the periods presented.

    Share-based Payment. - As disclosed below in 2006 the Company adopted and currently applies SFAS No. 123 (R), "Share-based Payment", in accounting for its shared-based payment awards. The Company's employee stockoption plan was adopted in 1998. The disclosures required under U.S. GAAP as they relate to this plan are included in Note 15 c.

  Effective January 1, 2006, under U.S. GAAP, Vitro adopted SFAS No. 123(R). SFAS No. 123(R) replaces SFAS 123, "Accounting for Stock-Based Compensation" and supersedes Accounting Principles Board ("APB") No. 25, "Accounting for Stock Issued to Employees". SFAS No. 123(R) requires that all stock-based compensation be recognized as an expense in the financial statements and that such cost be measured at the fair value of the award. SFAS No. 123(R) requires liabilities incurred under stock awards to be measured at fair value at each balance sheet date, with changes in fair value recorded in the income statement.  In addition, SFAS No. 123(R) requires compensation cost related to awards qualifying as equity instruments to be determined considering the grant-date fair value of the awards, and be recorded over the awards' requisite service period. There was no significant impact to the Company's consolidated financial position or result of operations as a result of adopting SFAS No. 123(R).

    Restrictions that limit the payment of dividends by the registrant. - The Company derives substantially all of its operating income from advances, fees, interest and dividends paid to the Company by its subsidiaries. Accordingly, in paying the principal of, premium, if any, interest on, and additional amounts, if any, with respect to the Company's indebtedness, the Company relies on income from advances, fees, interest and dividends from its' subsidiaries, as well as income from the disposition of one or more of its subsidiaries, interests therein or assets thereof. Therefore, the Company's subsidiaries' ability to pay such dividends or make such distributions are subject to (i) such subsidiaries having net income and the requisite amount of paid-in capital under Mexican law, (ii) such subsidiaries' shareholders (including the Company's joint venture partners) having approved the payment of such dividends at the annual general ordinary shareholders' meeting and (iii) applicable laws and, in certain circumstances, restrictions contained in joint venture and debt agreements. At December 31, 2006, the net assets of the Company were not restricted.

    Concentration of credit risk. - The Company sells products to customers primarily in Mexico, the U.S. and Europe, although no single customer accounted for more than 8% of consolidated net sales in 2006, 2005 and 2004, the Company has customers that are significant to its business units and to its consolidated financial statements taken as a whole. The Company's three largest customers accounted for approximately 15% of its consolidated net sales in 2006, 2005 and 2004. The Company conducts periodic evaluations of its customers' financial condition and generally does not require collateral. The Company does not believe that significant risk of loss from a concentration of credit risk exists given the large number of customers that comprise its customer base and their geographical dispersion. The Company also believes that its potential credit risk is adequately covered by the allowance for doubtful accounts.

    Irrevocable Standby Letters of Credit.- As of December 31, 2004 and 2006 VVP Holdings Corp. (subsidiary of Vitro, S.A.B.), had outstanding irrevocable standby letters of credit issued, for insurance purposes, totaling US$18.

    Staff Accounting Bulletin (SAB) No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" was issued in September 2006. SAB No. 108 establishes a dual approach that requires quantification of financial statement misstatements based on the effects of the misstatements on an entity's balance sheet and income statement (the iron curtain and roll-over methods) and the related financial statement disclosures. SAB No. 108 permits existing public companies to initially apply its provisions either by (i) restating prior financial statements as if the "dual approach" had always been applied or (ii) recording the cumulative effect of initially applying the "dual approach" as adjustments to the carrying values of assets and liabilities as of January 1, 2006 with an offsetting adjustment recorded to the opening balance of retained earnings. The Company determined that a cumulative adjustment of prior period misstatements was not required for its fiscal year ending December 31, 2006, since the identified misstatements of prior periods were neither quantitatively nor qualitatively material to prior periods or the current period and thus did not require a prior period or cumulative adjustment.

    Vicap Notes.- 11 3/8% Vicap Notes registered under the U.S. Securities Act of 1933 were issued by Vicap (now known as SOFIVSA), the Company's 100% owned finance subsidiary, and fully and unconditionally guaranteed by Vitro. There are no restrictions on the ability of Vitro to obtain funds from SOFIVSA by dividend or loan. The Vicap Notes were repaid prior to their maturity date in March 2007.

    Recently issued accounting pronouncements. -

  SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments - an Amendment of FASB Statements No. 133 and 140", issued in February 2006. This statement amends SFAS No. 133, and No. 140. This statement resolves issues addressed in SFAS No. 133 Implementation Issue No. D1, "Application of Statement No. 133 to Beneficial Interests in Securitized Financial Assets." This statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends SFAS No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This Statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006. The Company is currently evaluating the impact of adopting this statement on its consolidated results of operations and financial position.

  SFAS No. 156, "Accounting for Servicing of Financial Assets - an Amendment of FASB Statement No. 140" issued on March 2006. This statement amends SFAS No. 140 with respect to the accounting for separately recognized servicing assets and servicing liabilities. This statement requires that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable. This statement permits, but does not require, the subsequent measurement of servicing assets and servicing liabilities at fair value. This statement permits an entity to reclassify certain available-for-sale securities to trading securities, regardless of the restriction in paragraph 15 of SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities", provided that those available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value. This option is available only once, as of the beginning of the fiscal year in which the entity adopts this statement. An entity should adopt this statement as of the beginning of its first fiscal year that begins after September 15, 2006. Earlier adoption is permitted as of the beginning of an entity's fiscal year, provided the entity has not yet issued financial statements, including interim financial statements, for any period of that fiscal year. The effective date of this statement is the date an entity adopts the requirements of this statement. An entity should apply the requirements for recognition and initial measurement of servicing assets and servicing liabilities prospectively to all transactions after the effective date of this statement. The Company is currently evaluating the impact of adopting this statement on its consolidated results of operations and financial position.

  In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurement". SFAS No. 157 defines fair value, establishes a framework for the measurement of fair value, and enhances disclosures about fair value measurements. The statement does not require any new fair value measures. The statement is effective for fair value measures already required or permitted by other standards for fiscal years beginning after November 15, 2007. The Company is required to adopt SFAS No. 157 beginning on January 1, 2008. SFAS No. 157 is required to be applied prospectively, except for certain financial instruments. Any transition adjustment will be recognized as an adjustment to opening retained earnings in the year of adoption. The Company is currently evaluating the impact of adopting this standard on its consolidated results of operations and financial position.

  In September 2006, the FASB issued SFAS No. 158, which requires companies to measure the fair value of its plan assets and benefit obligations as of the date of its year-end balance sheet. Companies no longer are permitted to measure the funded status of their plan(s) by being able to choose a measurement date up to three months prior to year end. This aspect of SFAS No. 158 is effective for all companies in fiscal years ending after December 15, 2008, but does not impact the Company, its results of operations or its cash flows, as its measurement date is the same as its fiscal year end. Retrospective application of SFAS No. 158 is not permitted.

  In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115", which provides a fair value option to measure many financial instruments and certain other assets and liabilities at fair value on an instrument-by-instrument basis. SFAS No. 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS No. 157. This statement is not expected to impact the Company's consolidated financial position or results of operations in future periods.

  In September 2006, the FASB issued FASB Staff Position ("FSP") No. AUG AIR-1, "Accounting for Planned Major Maintenance Activities". This guidance prohibits the use of the accrue-in-advance method of accounting for planned major activities because an obligation has not occurred and therefore a liability should not be recognized. The provisions of this guidance will be effective for reporting periods beginning after December 15, 2006. The Company is currently evaluating the impact of adopting this standard on its consolidated results of operations and financial position.

  In July 2006, the FASB issued FASB Interpretation ("FIN") No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement 109". FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements and prescribes a threshold of more-likely-than-not for recognition of tax benefits of uncertain tax positions taken or expected to be taken in a tax return. FIN 48 also provides related guidance on measurement, derecognition, classification, interest and penalties, and disclosure. The provisions of FIN 48 will be effective for the Company on January 1, 2007, with any cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The Company is in the process of assessing the impact of adopting FIN 48 on its results of operations and financial position. However, the Company's current policy is to recognize tax benefits of uncertain tax positions only if it is probable that the positions will be sustained. The Company is currently evaluating the impact of adopting this standard on its consolidated results of operations and financial position.

    Reclassifications. - Certain amounts in the consolidated financial statements as of and for the years ended December 31, 2004 and 2005 have been reclassified in order to conform to the presentation of the consolidated financial statements as of and for the year ended December 31, 2006.

  r) Comparative consolidated financial statements - U.S. GAAP

  CONSOLIDATED BALANCE SHEETS
  U.S. GAAP BASIS

  (Millions of constant Mexican pesos as of December 31, 2006)

	December 31,
	As Presented 2005	As Restated 2005	2006
Assets
Cash and cash equivalents	Ps. 1,175	Ps. 1,175	Ps. 1,042
Trade receivables, net	1,004	1,004	1,004
Retained undivided interests in securitized receivables	826	826	1,204
Other receivables	1,790	1,790	1,125
Inventories	3,714	3,714	3,409
Land and buildings held for sale	427	427	-
Deferred income taxes	61	61	135
Current assets of discontinued operations	1,005	1,005	-
Current assets	10,002	10,002	7,919
Long-term investments	367	367	71
Investment in unconsolidated and associated companies	957	957	935
Land and buildings, net	7,343	7,343	7,703
Machinery and equipment, net	6,885	6,885	5,928
Construction in progress	587	587	792
Goodwill	735	735	815
Intangible pension asset	307	307	-
Other assets	698	698	990
Deferred income taxes	398	263	-
Non-current assets of discontinued operations	1,330	1,330	-
Total assets	Ps. 29,609	Ps. 29,474	Ps. 25,153

Liabilities
Short-term borrowings	Ps. 1,106	Ps. 1,106	Ps. 178
Current maturities of long-term debt	2,420	2,420	55
Trade payables	1,780	1,780	1,961
Sundry creditors	1,391	1,391	818
Accrued expenses	982	982	934
Current maturities of unrealized gain on sale of real estate	-	-	505
Current liabilities of discontinued operations	433	433	-
Current liabilities	8,112	8,112	4,451
Long-term debt	11,538	11,538	11,627
Employee retirement obligations	1,082	1,082	1,353
Long-term liabilities of discontinued operations	996	996	-
Unrealized gain on sale of real estate	-	-	484
Deferred income taxes	-	481	449
Other long-term liabilities	131	131	210
Long-term liabilities	13,747	14,228	14,123
Total liabilities	21,859	22,340	18,574
Minority interest in consolidated subsidiaries	2,399	2,399	1,075

Stockholders' Equity
Total stockholders' equity	5,351	4,735	5,504
Total liabilities, minority interest in consolidated subsidiaries and stockholders' equity	Ps. 29,609	Ps. 29,474	Ps. 25,153

  CONSOLIDATED STATEMENTS OF OPERATIONS
  U.S. GAAP BASIS

  (Millions of constant Mexican pesos as of December 31, 2006)

	Year ended December 31,
	2004	As Presented 2005	As Restated 2005	2006

Net sales	Ps. 23,027	Ps. 23,414	Ps. 23,414	Ps. 24,728
Cost of sales	16,670	16,935	16,935	18,193

Gross profit	6,357	6,479	6,479	6,535
Selling, general and administrative expenses	5,660	5,678	5,678	5,062

Operating income	697	801	801	1,473

Interest expense	2,211	2,304	2,304	2,397
Interest income	(124)	(157)	(157)	(128)
Exchange loss (gain), net	88	(402)	(402)	207
Gain from monetary position	(727)	(431)	(431)	(517)
Total financing cost	1,448	1,314	1,314	1,959

Operating loss after financing cost	(751)	(513)	(513)	(486)
Other income (expenses), net	29	400	400	(39)

Loss from continuing operations before taxes and workers' profit sharing	(722)	(113)	(113)	(525)
Income and asset tax (benefit) expense	(120)	(755)	(139)	169
Net minority interest	(287)	(208)	(208)	145
Share in earnings of unconsolidated associated companies	48	6	6	14

Net income (loss) from continuing operations	(841)	440	(176)	(535)
Discontinued operations including gain (loss) on disposal of discontinued operations of Ps. 479 in 2004, Ps. (132) in 2005, and Ps. 494 in 2006 net of taxes of Ps. (7), Ps. (4), and Ps. (83) respectively	602	(101)	(101)	464
Net income (loss)	Ps. (239)	Ps. 339	(277)	Ps. (71)

  CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
  U.S. GAAP BASIS

  (Millions of constant Mexican pesos as of December 31, 2006)

	2004	As Presented 2005	As Restated 2005	2006

Stockholders' equity at the beginning of the year	Ps. 5,964	Ps. 5,181	Ps. 5,181	Ps. 4,735
Comprehensive income (loss):
Net income	(239)	339	(277)	(71)
Other comprehensive income (loss):
Minimum pension liability adjustment	(117)	21	21	-
Gain from holding nonmonetary assets	(427)	36	36	(235)
Cumulative translation adjustment	(11)	(17)	(17)	115
Deferred income taxes	114	(423)	(423)	(65)
Deferred workers' profit sharing	1	7	7	-
Effect of applying the Bulletin B-10	(76)	(93)	(93)	(33)
Other comprehensive loss	(516)	(469)	(469)	(218)
Comprehensive loss	(755)	(130)	(746)	(289)
Bulletin B-15 adjustments	55	231	231	(42)
SFAS No. 158 Adjustment	-	-	-	(126)
Canceled dividends	-	158	158	-
Dividends paid	(99)	(96)	(96)	(92)
Issuance of treasury stock	16	7	7	67
Issuance of capital stock	-	-	-	556
Dilution of minority interest	-	-	-	695
Stockholders' equity at the end of the year	Ps. 5,181	Ps. 5,351	Ps. 4,735	Ps. 5,504

  CONSOLIDATED STATEMENTS OF CASH FLOWS
  U.S. GAAP BASIS*

  (Millions of nominal pesos)

	Year ended December 31,
	2004	As Presented 2005	As Restated 2005	2006
Operating Activities:
(Loss) income from continuing operations in constant pesos	Ps. (841)	Ps. 440	Ps. (176)	Ps. (535)
Effect of constant pesos	57	7	7	13
(Loss) income from continuing operations in nominal pesos	(784)	447	(169)	(522)
Add (deduct) non-cash items:
Minority interest	267	200	200	(145)
Depreciation and amortization	1,919	1,636	1,636	1,718
Provision for seniority premiums, pensions, severance indemnities and other long-term liabilities	282	293	293	377
Amortization of debt issuance costs	118	200	200	188
Share in earnings of unconsolidated associated companies	(45)	(6)	(6)	(13)
Dividends received from unconsolidated associated companies	17	17	17	12
Fair value of derivative financial instruments	(9)	(123)	(123)	(107)
Gain on execution of Vitro Club's trust	-	(424)	(424)	-
Gain from sale of subsidiaries	(82)	-	-	34
Write-off and loss from sale of fixed assets	316	428	428	48
Deferred income tax and workers' profit sharing	(194)	(939)	(323)	71
Gain from monetary position	(689)	(430)	(430)	(514)
Exchange loss (gain)	73	(373)	(373)	197
Increase in trade payables	5	97	97	213
(Increase) decrease in trade receivables	(252)	616	616	26
(Increase) decrease in inventories	(234)	(170)	(170)	320
Changes in other current assets and liabilities	465	(482)	(482)	(471)
Employee retirement obligations	(271)	(282)	(282)	(557)
Net income (loss) from discontinued operations	112	31	31	(30)
Operating assets and liabilities from discontinued operations	24	151	151	29
Net cash provided by operating activities	1,038	887	887	874

Investing Activities:
Sales of land and buildings and machinery and equipment	17	29	29	1,342
Investment in land and buildings and machinery and equipment	(1,209)	(978)	(978)	(1,009)
Sale of subsidiaries and associated companies	904	157	157	1,049
Restricted cash	181	1	1	385
Discontinued operations	(114)	(178)	(178)	20
Capital distribution to minority interest	-	-	-	(21)
Deferred Charges	(94)	(64)	(64)	(86)
Net cash (used in) provided by investing activities	(315)	(1,033)	(1,033)	1,680

Financing Activities:
Proceeds from short-term borrowings	3,072	2,820	2,820	4,603
Proceeds from long-term debt	4,933	5,606	5,606	840
Payment of short-term borrowings	(3,241)	(3,927)	(3,927)	(3,191)
Payment of long-term debt	(3,514)	(5,278)	(5,278)	(5,419)
Debt issue costs	(153)	(183)	(183)	(23)
Issuance of capital stock	-	-	-	556
Sale of treasury stock	14	7	7	67
Dividends paid to stockholders of Vitro	(89)	(90)	(90)	(92)
Dividends paid to minority interests	(113)	(67)	(67)	(20)
Discontinued operations	(22)	(4)	(4)	(19)
Net cash provided by (used in) financing activities	887	(1,116)	(1,116)	(2,698)
Net decrease in cash and cash equivalents	1,610	(1,262)	(1,262)	(140)
Monetary and exchange rate effect on cash and cash equivalents	(56)	(1)	(1)	51
Balance at beginning of year	840	2,394	2,394	1,131
Balance at end of year	Ps. 2,394	Ps. 1,131	Ps. 1,131	Ps. 1,042

Net cash provided by operating activities reflects net cash payments of interest and income taxes as follows:
Interest	Ps. 1,488	Ps. 1,773	Ps. 1,773	Ps. 1,694
Income taxes	72	246	246	20

  * This consolidated statement of cash flows on the basis of nominal pesos is presented to fulfill disclosure requirements of the International Practices Task Force of the American Institute of Certified Public Accountants.

  Schedule II - Valuation and Qualifying Accounts

Schedule of Valuation and Qualifying Accounts
For the years Ended December 31, 2006, 2005 and 2004
Millions of constant Mexican pesos as of December 31, 2006

	Balance at beginning of year	Additions	Deductions	Changes for effects of inflation	Balance at the end of the year
Year ended December 31, 2006
Allowance for doubtful accounts	Ps. 189	Ps. 68	Ps. 53	Ps. (7)	Ps. 197
Deferred tax valuation allowance	606	185	507	(24)	260
	Ps. 795	Ps. 253	Ps. 560	Ps. (31)	Ps. 457

Year ended December 31, 2005
Allowance for doubtful accounts	Ps. 126	Ps. 100	Ps. 38	Ps. 1	Ps. 189
Deferred tax valuation allowance	711	33	114	(24)	606
	Ps. 837	Ps. 133	Ps. 152	Ps. (23)	Ps. 795

Year ended December 31, 2004
Allowance for doubtful accounts	Ps. 111	Ps. 65	Ps. 44	Ps. (6)	Ps. 126
Deferred tax valuation allowance	1,596	148	956	(77)	711
	Ps. 1,707	Ps. 213	Ps. 1,000	Ps. (83)	Ps. 837

26. Guarantor and non-guarantor financial information

As disclosed in Note 23, the Company issued US$700 million of senior guaranteed notes due February 1, 2017 and US$300 million of senior guaranteed notes due February 1, 2012 (together the "Notes") principally to refinance existing third-party debt at the Vitro holding company level, substantially all of the third-party debt at its subsidiary VENA and certain third-party debt at its subsidiary Vimexico. The Notes will pay interest semi-annually in arrears on February 1 and August 1, commencing on August 1, 2007.

The obligations of the Company pursuant to each series of the Notes, including any repurchase obligation resulting from a change of control, are unconditionally guaranteed, jointly and severally, on an unsecured basis, by VENA and its wholly-owned subsidiaries and Vimexico and its wholly-owned subsidiaries.

The following Vitro subsidiaries are designated as guarantors; Vimexico, VENA, Vitro Corporativo, S.A. de C.V., Vitro Envases Holding, S.A. de C.V., Taller de Coleccion Vitro, S.A. de C.V., Servicios Corporativos de Edificaciones, S.A. de C.V, Vidriera Monterrey, S.A. de C.V., Vidriera Los Reyes, S.A. de C.V., Vidriera Guadalajara, S.A. de C.V., Vidriera Queretaro, S.A. de C.V., Vidriera Mexico, S.A. de C.V., Vidriera Toluca, S.A. de C.V., Compania Vidriera, S.A. de C.V., Fabricacion de Maquinas, S.A. de C.V., Servicios Integrales de Acabados, S.A. de C.V., Inmobiliaria Loma del Toro, S.A. de C.V., Industria del Alcali, S.A. de C.V., Comercializadora Alcali, S. de R.L. de C.V., Vidrio Lux, S.A., Vitro Packaging, Inc., Centro de Tecnologia Vidriera, Ltd., Vitro Europa, Ltd., American Asset Holdings, Corp., Crisa Holding Corp., Troper Inc., Imperial Arts Corp., Troper Services, Inc., SKF Industries, Inc., Alliance Precision Products Corporation, Amsilco Holdings, Inc., BBO Holdings, Inc., Crisa Corp., VK Corp., Vitro Automotriz, S.A. de C.V., Vitro Flex, S.A. de C.V, Distribuidora Nacional de Vidrio, S.A. de C.V., Vitro Vidrio y Cristal, S.A. de C.V., Vitro Flotado Cubiertas, S.A. de C.V., Distribuidor Vidriero Lan, S.A. de C.V., Vitrocar, S.A. de C.V., Cristales Inastillables de Mexico, S.A. de C.V., Vidrio Plano de Mexico, S.A. de C.V., VVP Holdings Corp., VVP Syndication, Inc., VVP Autoglass, Inc., Vitro America, Inc., Super Sky Products, Inc., Super Sky International, Inc., VVP Finance Corp., Super Sky Constructors, Inc., Vitro Colombia, S.A., VVP Europa Holdings, B.V., Vitro do Brasil Industria e Comercio, Ltda., Oriental Glass, Inc., Vitro Chemicals, Fibers and Mining, Inc., Vitrosa Holding, Ltd. and Vitro Global, Ltd.

The following condensed consolidating financial information includes separate columnar information for:

  Vitro (the parent company issuer),

  Vitro's combined wholly-owned guarantors,

  Consolidated information for Vimexico and its subsidiaries (Vimexico and its wholly-owned guarantor and non-guarantor subsidiaries - the guarantor and non-guarantor financial information for Vimexico and its subsidiaries is included in Note 22 of Vimexico's consolidated financial statements), and

  Vitro's combined non-guarantors (combined amounts of Vitro's non-guarantor subsidiaries not already included in the consolidated Vimexico column).

Investments in subsidiaries are accounted for by Vitro under the equity method for purpose of the supplemental consolidating information. The principal elimination entries eliminate the parent company's investment in subsidiaries and intercompany balances and transactions.

a) Supplemental condensed consolidating balance sheets presented in accordance with Mexican FRS:

		Vitro	Combined Wholly-Owned Guarantors	Consolidated Vimexico and Subsidiaries	Combined Non-Guarantors	Adjustments and Eliminations	Vitro Consolidated

As of December 31, 2005

Cash, trade receivables and other current assets	Ps.	1,232	Ps.3,673	Ps.1,413	Ps.1,806	Ps.(4,026)	Ps.4,098
Retained undivided interests in securitized receivables		-	158	667	-	-	825
Inventories, net		-	1,365	2,439	223	-	4,027
Land and buildings held for sale		187	240	-	-	-	427
Current assets as discontinued operations		-	-	-	773	-	773

Current assets		1,419	5,436	4,519	2,802	(4,026)	10,150

Investment in subsidiaries		9,982	1,738	-	-	(11,720)	-

Property, plant and equipment, net		1,685	7,160	6,670	1,595	(20)	17,090

Deferred taxes		-	-	161	26	745	932
Other assets		514	715	1,380	1,753	(2,232)	2,130

Non-current assets of discontinued operations		-	-	-	1,174	-	1,174
Long-term assets		12,181	9,613	8,211	4,548	(13,227)	21,326

Total assets	Ps.	13,600	Ps.15,049	Ps.12,730	Ps.7,350	Ps.(17,253)	Ps.31,476

Short-term borrowings	Ps.	1,553	Ps.397	Ps.1,605	Ps.145	Ps.-	Ps.3,700
Trade payables		-	944	956	82	(41)	1,941
Tax liabilities		2,512	764	192		(3,317)	151
Accrued expenses and other current liabilities		396	2,624	3,386	1,299	(5,237)	2,468
Current liabilities of discontinued operations		-	-	-	360	-	360
Current liabilities		4,461	4,729	6,139	1,886	(8,595)	8,620

Long-term debt		3,217	5,478	1,160	1,784	-	11,639
Employee retirement obligations and other long-term liabilities		169	1,243	469	166	(577)	1,470
Long-term liabilities of discontinued operations		-	-	-	988	-	988

Long-term liabilities		3,386	6,721	1,629	2,938	(577)	14,097
Total liabilities		7,847	11,450	7,768	4,824	(9,172)	22,717
Total majority interest		5,753	3,599	3,474	2,526	(9,599)	5,753
Minority interest in consolidated subsidiaries				1,488		1,518	3,006
Total stockholders' equity		5,753	3,599	4,962	2,526	(8,081)	8,759
Total liabilities and stockholders' equity	Ps.	13,600	Ps.15,049	Ps. 12,730	Ps.7,350	Ps.(17,253)	Ps.31,476

		Vitro	Combined Wholly-Owned Guarantors	Consolidated Vimexico and Subsidiaries	Combined Non-Guarantors	Adjustments and Eliminations	Vitro Consolidated

As of December 31, 2006

Cash, trade receivables and other current assets	Ps.	1,972	Ps. 2,835	Ps. 1,353	Ps. 4,038	Ps. (6,451)	Ps. 3,747
Retained undivided interests in securitized receivables		-	510	694	-	-	1,204
Inventories, net		-	1,514	1,938	342	-	3,794

Current assets		1,972	4,859	3,985	4,380	(6,451)	8,745

Investments in subsidiaries		10,977	1,744	-	-	(12,721)	-

Property, plant and equipment, net		1,839	6,884	5,491	1,435	10	15,659

Deferred taxes		-	881	430	-	(766)	545
Other assets		842	1,058	969	51	(765)	2,155

Long-term assets		13,658	10,567	6,890	1,486	(14,242)	18,359

Total assets	Ps.	15,630	Ps. 15,426	Ps. 10,875	Ps. 5,866	Ps. (20,693)	Ps. 27,104

Short-term borrowings	Ps.	-	Ps. -	Ps. 233	Ps. 117	Ps. -	Ps. 350
Trade payables		-	1,106	908	115	(45)	2,084
Tax liabilities		4,243	287	322	-	(4,852)	-
Accrued expenses and other current liabilities		282	2,860	3,011	1,846	(5,905)	2,094
Current liabilities		4,525	4,253	4,474	2,078	(10,802)	4,528

Long-term debt		3,358	6,223	399	2,005		11,985
Employee retirement obligations and other long-term liabilities		610	1,275	424	218	(811)	1,716

Long-term liabilities		3,968	7,498	823	2,223	(811)	13,701
Total liabilities		8,493	11,751	5,297	4,301	(11,613)	18,229
Total majority interest		7,137	3,675	4,238	1,565	(9,478)	7,137
Minority interest in consolidated subsidiaries				1,340		398	1,738
Total stockholders' equity		7,137	3,675	5,578	1,565	(9,080)	8,875
Total liabilities and stockholders' equity	Ps.	15,630	Ps. 15,426	Ps. 10,875	Ps. 5,866	Ps. (20,693)	Ps. 27,104

b) Supplemental condensed consolidating statements of operations presented in accordance with Mexican FRS:

			Combined	Consolidated	Combined	Adjustments
			Wholly-Owned	Vimexico and	Non-	and	Vitro
For the year ended December 31, 2004		Vitro	Guarantors	Subsidiaries	Guarantors	Eliminations	Consolidated

Net sales and equity in earnings of subsidiaries	Ps.	484	Ps. 10,552	Ps. 13,076	Ps. 2,659	Ps. (1,603)	Ps. 25,168
Cost of sales		-	7,734	9,264	1,742	(513)	18,227
Selling, general and administrative expenses		80	2,139	2,960	839	(635)	5,383
Total financing cost		849	585	244	41	(258)	1,461
Other expenses (income), net		(5)	(163)	305	30	(24)	143
Income and asset tax (benefit) expense		(43)	(13)	(97)	(3)	147	(9)
Workers' profit sharing		-	50	64	10	-	124
Net (loss) income from continuing operations		(397)	220	336	-	(320)	(161)
Income from discontinued operations		94	-	-	93	(94)	93
Net income (loss) for the year		(303)	220	336	93	(414)	(68)
Net minority income				229		6	235
Net majority income (loss)	Ps.	(303)	Ps. 220	Ps. 107	Ps. 93	Ps. (420)	Ps. (303)

For the year ended December 31, 2005

Net sales and equity in earnings of subsidiaries	Ps.	248	Ps. 11,490	Ps. 12,960	Ps. 1,812	Ps. (1,187)	Ps. 25,323
Cost of sales		-	8,096	9,423	1,053	(274)	18,298
Selling, general and administrative expenses		86	2,153	3,063	754	(780)	5,276
Total financing cost		454	633	366	9	(21)	1,441
Other expenses (income), net		(364)	322	407	(49)	108	424
Income and asset tax expense (benefit)		22	(49)	(723)	153	95	(502)
Workers' profit sharing		-	21	24	4	-	49
Net income (loss) from continuing operations before change in accounting principle		50	314	400	(112)	(315)	337
Income from discontinued operations		3	-	-	3	(3)	3
Cumulative effect of change in accounting principle, net of tax		-	(90)	(127)	-	98	(119)
Net income (loss) for the year		53	224	273	(109)	(220)	221
Net minority income				173		(5)	168
Net majority income (loss)	Ps.	53	Ps. 224	Ps. 100	Ps.(109)	Ps. (215)	Ps. 53

			Combined	Consolidated	Combined	Adjustments
			Wholly-Owned	Vimexico and	Non-	and	Vitro
For the year ended December 31, 2006		Vitro	Guarantors	Subsidiaries	Guarantors	eliminations	Consolidated

Net sales and equity in earnings of subsidiaries	Ps.	534	Ps. 12,456	Ps. 12,710	Ps. 2,159	Ps. (1,297)	Ps. 26,562
Cost of sales		-	8,654	9,414	1,256	(42)	19,282
Selling, general and administrative expenses		83	2,231	2,922	836	(802)	5,270
Total financing cost		363	1,198	602	47	(21)	2,189
Other expenses (income), net		3	(15)	411	109	(781)	(273)
Income and asset tax expense (benefit)		145	204	(79)	44	(99)	215
Workers' profit sharing		-	28	25	-	-	53
Net income (loss) from continuing operations		(60)	156	(585)	(133)	448	(174)
Income (loss) from discontinued operations		433	-	-	(30)	30	433
Net income (loss) for the year		373	156	(585)	(163)	478	259
Net minority income (loss)				173		(287)	(114)
Net majority income (loss)	Ps.	373	Ps.156	Ps.(758)	Ps.(163)	Ps.765	Ps. 373

c) Supplemental condensed consolidating statements of changes in financial position presented in accordance with Mexican FRS:

			Combined	Consolidated	Combined	Adjustments
			Wholly-Owned	Vimexico and	Non-	and	Vitro
For the year ended December 31, 2004		Vitro	Guarantors	Subsidiaries	Guarantors	Eliminations	Consolidated

Operating Activities:
Net (loss) income from continuing operations	Ps.	(397)	Ps. 220	Ps. 336	Ps. -	Ps. (320)	Ps. (161)
Depreciation and amortization		22	1,265	744	156	-	2,187
Provision for employee retirement obligations		-	216	51	10	-	277
Amortization of debt issuance costs		51	59	18	-	1	129
Write-off and loss from sale of assets		204	14	93	37	-	348
Other non-cash charges		(339)	(589)	(104)	(71)	574	(529)

Increase in inventories		-	(179)	(59)	(40)	41	(237)
Changes in other current assets and liabilities		(48)	(615)	(137)	362	610	172
Employee retirement obligations		-	(162)	(54)	(3)	(1)	(220)
Net resources (used in) generated by operating activities		(507)	229	888	451	905	1,966

Financing Activities:
Bank loans, net		(815)	2,608	(920)	(1,442)	1,220	651
Others financing activities		(1,810)	(2,693)	554	155	3,130	(664)

Net resources used in financing activities		(2,625)	(85)	(366)	(1,287)	4,350	(13)

Investing Activities:
Investments in land, buildings, machinery and equipment		-	(661)	(581)	(188)	(1)	(1,431)
Proceeds from sale of land, machinery and equipment		-	20	-	1	-	21
Restricted cash		-	165	-	126	1	292
Proceeds from sale of subsidiaries and associated companies		282	741	-	-	(68)	955
Other investing activities		3,808	(303)	(4)	886	(4,598)	(211)

Net resources generated by (used in) investing activities		4,090	(38)	(585)	825	(4,666)	(374)
Net increase (decrease) in cash and cash equivalents		958	106	(63)	(11)	589	1,579
Balance at beginning of year		829	210	233	199	(320)	1,151
Balance at end of year	Ps.	1,787	Ps. 316	Ps. 170	Ps. 188	Ps. 269	Ps. 2,730

			Combined	Consolidated	Combined	Adjustments
			Wholly-Owned	Vimexico and	Non-	And	Vitro
For the year ended December 31, 2005		Vitro	Guarantors	Subsidiaries	Guarantors	Eliminations	Consolidated

Operating Activities:
Net income (loss) from continuing operations	Ps.	50	Ps.314	Ps.400	Ps. (112)	Ps.(315)	Ps.337
Depreciation and amortization		6	1,032	635	105	-	1,778
Provision for employee retirement obligations		-	257	67	11	-	335
Amortization of debt issuance costs		94	96	21	-	-	211
Write-off and loss from sale of assets		-	184	209	1	(26)	368
Others non-cash charges		250	(828)	(1,030)	102	355	(1,151)

Decrease (increase) in inventories		-	48	(241)	13	22	(158)
Changes in other current assets and liabilities		(187)	438	649	50	(395)	555
Employee retirement obligations		-	(237)	(56)	(6)	17	(282)
Net resources generated by operating activities		213	1,304	654	164	(342)	1,993

Financing Activities:
Bank loans, net		(1,982)	1,007	(623)	(280)	137	(1,741)
Other financing activities		2,457	(937)	609	(313)	(2,296)	(480)

Net resources generated by (used in) financing activities		475	70	(14)	(593)	(2,159)	(2,221)

Investing Activities:
Investments in land, buildings, machinery and equipment		-	(530)	(446)	(94)	9	(1,061)
Proceeds from sale of land, machinery and equipment		-	1	30	9	(10)	30
Restricted cash		-	(118)	1	118	-	1
Investments in subsidiaries				5		(5)
Proceeds from sale of subsidiaries and associated companies		163	-	-	-	1	164
Other investing activities		(2,636)	(133)	(97)	349	2,260	(257)
Net resources (used in) generated by investing activities		(2,473)	(780)	(507)	382	2,255	(1,123)
Net (decrease) increase in cash and cash equivalents		(1,785)	594	133	(47)	(246)	(1,351)
Balance at beginning of year		1,787	316	170	188	269	2,730
Balance at end of year	Ps.	2	Ps.910	Ps.303	Ps.141	Ps.23	Ps.1,379

			Combined	Consolidated	Combined	Adjustments
			Wholly-Owned	Vimexico and	Non-	And	Vitro
For the year ended December 31, 2006		Vitro	Guarantors	Subsidiaries	Guarantors	Eliminations	Consolidated

Operating Activities:
Net income (loss) from continuing operations	Ps.	(60)	Ps.156	Ps. (585)	Ps. (133)	Ps. 448	Ps. (174)
Depreciation and amortization		11	1,014	566	131	-	1,722
Provision for employee retirement obligations		-	270	132	3	(1)	404
Amortization of debt issuance costs		74	81	37	-	-	192
Write-off and loss from sale of assets		(850)	(58)	452	56	12	(388)
Other non-cash charges		(869)	(1,280)	(382)	3	2,404	(124)

(Increase) decrease in inventories		-	(158)	425	(61)	9	215
Changes in other current assets and liabilities		2,276	(360)	(718)	(74)	(1,389)	(265)
Employee retirement obligations		-	(384)	(181)	(2)	7	(560)
Net resources generated by (used in) operating activities		582	(719)	(254)	(77)	1,490	1,022

Financing Activities:
Banks loans, net		(1,412)	345	(2,133)	195	-	(3,005)
Issuance of capital stock		556	-	1,470	-	(1,470)	556
Other financing activities		(377)	5	454	422	(561)	(57)

Net resources (used in) generated by financing activities		(1,233)	350	(209)	617	(2,031)	(2,506)

Investing Activities:
Investments in land, buildings, machinery and equipment		(377)	(817)	(318)	(112)	426	(1,198)
Proceeds from sale of land, machinery and equipment		1,353	486	327	51	(589)	1,628
Restricted cash		-	34	269	101	-	404
Investments in subsidiaries		-	-	-	(208)	-	(208)
Proceeds from sale of subsidiaries and associated companies		656	63	168	-	284	1,171
Other investing activities		(334)	(90)	(126)	(376)	406	(520)

Net resources generated (used in) by investing activities		1,298	(324)	320	(544)	527	1,277
Net increase (decrease) in cash and cash equivalents		647	(693)	(143)	(4)	(14)	(207)
Balance at beginning of year		2	910	303	141	23	1,379
Balance at end of year	Ps.	649	Ps. 217	Ps. 160	Ps. 137	Ps.9	Ps.1,172

d) Supplemental condensed consolidating financial information reconciled from Mexican FRS to U.S. GAAP:

As disclosed in Note 25, the Company's reconciliation from Mexican FRS to U.S. GAAP does not eliminate the effects of inflation as it represents a comprehensive measure of the effects of price level changes in the inflationary Mexican economy and, as such, is considered a more meaningful presentation than historical cost-based financial reporting for both Mexican and U.S. accounting purposes

The other differences between Mexican FRS and U.S. GAAP and the effects on consolidated net income (loss) and consolidated stockholders' equity as it relates to the Company's guarantor and non-guarantor subsidiaries are presented below (see Note 25 for a description of such differences):

		Vitro		Combined Wholly-Owned Guarantors		Consolidated Vimexico and Subsidiaries		Combined Non-Guarantors		Adjustments and Eliminations		Vitro Consolidated

As of December 31, 2004

Net income (loss) of majority interest as reported under Mexican FRS	Ps.	(303)	Ps.	220	Ps.	107	Ps.	93	Ps.	(420)	Ps.	(303)

U.S. GAAP adjustments:
Effect of the adjustments below on minority interest (See Note 25 a)		-		-		1		-		(56)		(55)
Deferred income taxes (See Note 25 b)		(5)		(32)		80		-		-		43
Negative goodwill and reduction in depreciation expense (See Note 25 c)		25		-		-		-		-		25
Deferred workers' profit sharing (See Note 25 d)		-		63		(11)		-		-		52
Monetary position result on deferred income taxes and deferred workers profit sharing (See Note 25 e)		-		38		-		-		-		38
Capitalization of interest (See Note 25 f)		-		41		15		-		-		56
Amortization of capitalized interest (See Note 25 f)		-		(5)		(3)		-		-		(8)
Goodwill (See Note 25 g)		-		1		52		-		-		53
Effect of applying Bulletin B-10 (See Note 25 h)		-		(129)		(61)		-		-		(190)
Effect of applying Bulletin B-15 (See Note 25 i)		-		7		3		-		-		10
Derivative financial instruments (See Note 25 j)		13		(43)		25		-		-		(5)
Discontinued operations (See Note 25 k)		-		-		-		27		-		27
Employee retirement obligations (See Note 25 m)		-		7		-		-		-		7
Impairment of long-lived assets (See Note 25 p)		-		11		-		-		-		11
Investment in Subsidiaries		31		-		-		-		(31)		-
Total U.S. GAAP adjustments		64		(41)		101		27		(87)		64
Net (loss) income under U.S. GAAP	Ps.	(239)	Ps.	179	Ps.	208	Ps.	120	Ps.	(507)	Ps.	(239)

		Vitro		Combined Wholly-Owned Guarantors		Consolidated Vimexico and Subsidiaries		Combined Non-Guarantors		Adjustments and Eliminations		VITRO Consolidated

As of December 31, 2005

Net income (loss) of majority interest as reported under Mexican FRS	Ps.	53	Ps.	224	Ps.	100	Ps.	(109)	Ps.	(215)	Ps.	53

U.S. GAAP adjustments:
Effect of the adjustments below on minority interest (See Note 25 a)		-		(2)		2		-		(59)		(59)
Deferred income taxes (See Note 25 b)		78		(125)		(373)		-		-		(420)
Negative goodwill and reduction in depreciation expense (See Note 25 c)		108		-		-		-		-		108
Deferred workers' profit sharing (See Note 25 d)		-		56		(15)		-		-		41
Monetary position result on deferred income taxes and deferred workers profit sharing (See Note 25 e)		-		28		(2)		-		-		26
Capitalization of interest (See Note 25 f)		-		37		17		-		-		54
Amortization of capitalized interest (See Note 25 f)		-		(21)		(6)		-		-		(27)

Effect of applying Bulletin B-10 (See Note 25 h)		-		(110)		(67)		-		-		(177)
Effect of applying Bulletin B-15 (See Note 25 i)		-		(5)		-		-		-		(5)
Derivative financial instruments (See Note 25 j)		(140)		132		181		-		-		173
Discontinued operations (See Note 25 k)		-		-		-		(1)		-		(1)
Employee retirement obligations (See Note 25 m)		-		30		8		-		-		38
Impairment of long-lived assets (See Note 25 p)		(144)		-		63		-		-		(81)
Investment in Subsidiaries		(232)		-		-		-		232		-
Total U.S. GAAP adjustments		(330)		20		(192)		(1)		173		(330)
Net income (loss) under U.S. GAAP	Ps.	(277)	Ps.	244	Ps.	(92)	Ps.	(110)	Ps.	(42)	Ps.	(277)

		Vitro		Combined Wholly-Owned Guarantors		Consolidated Vimexico and Subsidiaries		Combined Non-Guarantors		Adjustments and Eliminations		Vitro Consolidated

As of December 31, 2006

Net income (loss) of majority interest as reported under Mexican FRS	Ps.	373	Ps.	156	Ps.	(758)	Ps.	(163)	Ps.	765	Ps.	373

U.S. GAAP adjustments:
Effect of the adjustments below on minority interest(See Note 25 a)		-		-		-		-		25		25
Deferred income taxes (See Note 25 b)		225		(132)		(175)		-		134		52
Negative goodwill and reduction in depreciation expense (See Note 25 c)		29		-		-		-		-		29
Deferred workers' profit sharing (See Note 25 d)		-		(35)		(14)		-		-		(49)
Monetary position result on deferred income taxes and deferred workers profit sharing (See Note 25 e)		(2)		31		13		-		-		42
Capitalization of interest (See Note 25 f)		-		60		9		-		-		69
Amortization of capitalized interest (See Note 25 f)		-		(27)		(8)		-		-		(35)
Effect of applying Bulletin B-10 (See Note 21 h)		-		(114)		(66)		-		-		(180)
Effect of applying Bulletin B-15 (See Note 25 i)		15		18		15		-		-		48
Discontinued operations (See Note 25 k)		(55)		-		-		-		-		(55)
Employee retirement obligations (See Note 25 m)		-		19		11		-		-		30
Purchase of Visteon's capital investment (See Note 25 n)		-		-		1		-		-		1
Sale of real state (See Note 25 o)		(786)		-		-		-		-		(786)
Impairment of long-lived assets (See Note 25 p)		-		-		365		-		-		365
Investment in Subsidiaries		130		-		-		-		(130)		-
Total U.S. GAAP adjustments		(444)		(180)		151		-		29		(444)
Net (loss) income under U.S. GAAP	Ps.	(71)	Ps.	(24)	Ps.	(607)	Ps.	(163)	Ps.	794	Ps.	(71)

		Vitro		Combined Wholly-Owned Guarantors		Consolidated Vimexico and Subsidiaries		Combined Non-Guarantors		Adjustments and Eliminations		Vitro Consolidated

As of December 31, 2005
Total stockholders' equity reported under Mexican FRS	Ps.	5,753	Ps.	3,599	Ps.	4,962	Ps.	2,526	Ps.	(8,081)	Ps.	8,759
Less minority interest included as stockholders' equity under Mexican FRS (See Note 25 a)		-		-		(1,488)		-		(1,518)		(3,006)
Majority stockholders' equity under Mexican FRS		5,753		3,599		3,474		2,526		(9,599)		5,753

U.S. GAAP adjustments:
Effect of the adjustments below on minority interest (See Note 25 a)		-		-		(52)		-		(125)		(177)
Deferred income taxes (See Note 25 b)		42		(849)		(357)		-		-		(1,164)
Negative goodwill and reduction in depreciation expense (See Note 25 c)		(30)		-		-		-		-		(30)
Deferred workers' profit sharing (See Note 25 d)		-		42		14		-		-		56
Capitalization of interest (See Note 25 f)		-		234		32		-		-		266
Accumulated amortization of capitalized interest (See Note 25 f)		-		(95)		(9)		-		-		(104)
Goodwill (See Note 25 g)		-		-		120		-		-		120
Effect of applying Bulletin B-10 (See Note 25 h)		-		111		97		-		-		208
Effect of applying Bulletin B-15 (See Note 25 i)		-		(44)		2		-		-		(42)
Discontinued operations (See Note 25 k)		-		-		-		34		-		34
Employee retirement obligations (See Note 25 m)		-		(74)		(41)		-		-		(115)
Impairment of long-lived assets (See Note 25 p)		(144)		11		63		-		-		(70)
Investment in Subsidiaries		(886)		-		-		-		886		-
Total U.S. GAAP adjustments		(1,018)		(664)		(131)		34		761		(1,018)
Total stockholders' equity under U.S. GAAP	Ps.	4,735	Ps.	2,935	Ps.	3,343	Ps.	2,560	Ps.	(8,838)	Ps.	4,735

		Vitro		Combined Wholly-Owned Guarantors		Consolidated Vimexico and Subsidiaries		Combined Non-Guarantors		Adjustments and Eliminations		Vitro Consolidated

As of December 31, 2006
Total stockholders' equity reported under Mexican FRS. (See Note 25 a)	Ps.	7,137	Ps.	3,675	Ps.	5,578	Ps.	1,565	Ps.	(9,080)	Ps.	8,875
Less minority interest included as stockholders' equity under Mexican FRS						(1,340)				(398)		(1,738)
Majority stockholders' equity under Mexican FRS		7,137		3,675		4,238		1,565		(9,478)		7,137

U.S. GAAP adjustments:
Effect of the adjustments below on minority interest (See Note 25 a)		-		-		(49)		-		(12)		(61)
Deferred income taxes (See Note 25 b)		267		(745)		(492)		5		137		(828)
Capitalization of interest (See Note 25 f)		-		304		41		-		-		345
Accumulated amortization of capitalized interest (See Note 25 f)		-		(126)		(18)		-		-		(144)
Goodwill (See Note 25 g)		-		-		120		-		-		120
Effect of applying Bulletin B-10 (See Note 25 h)		-		(15)		19		-		-		4
Discontinued operations (See Note 25 k)		(25)		-		-		-		-		(25)
Effect of adoption of SFAS No. 158 (See Note 25 m)		-		(213)		(126)		(19)		-		(358)
Employee retirement obligations (See Note 25 m)		-		(55)		(30)		-		-		(85)
Purchase of Visteon's capital investment (See Note 25n)		-		-		(68)		-		-		(68)
Sale of real state (See Note 25 o)		(786)		-		-		-		-		(786)
Impairment of long-lived assets (See Note 25 p)		(144)		12		385		-		-		253
Investment in Subsidiaries		(945)		-		-		-		945		-
Total U.S. GAAP adjustments		(1,633)		(838)		(218)		(14)		1,070		(1,633)
Total stockholders' equity under U.S. GAAP	Ps.	5,504	Ps.	2,837	Ps.	4,020	Ps.	1,551	Ps.	(8,408)	Ps.	5,504

e) Supplemental U.S. GAAP Cash Flow Information

The classifications of cash flows under MFRS and U.S. GAAP are basically the same in respect of the transactions presented under each caption. The nature of the differences between Mexican MFRS and U.S. GAAP in the amounts reported is primarily due to (i) the elimination of inflationary effects in the variations of monetary assets and liabilities arising from financing and investing activities, against the corresponding monetary position result in operating activities, (ii) the elimination of exchange rate fluctuations resulting from financing and investing activities, against the corresponding unrealized foreign exchange gain or loss included in operating activities, and (iii) the recognition in operating, financing and investing activities of the U.S. GAAP adjustments.

For the Guarantors, the following table summarizes the cash flow items as required under SFAS 95 provided by (used in) operating, financing and investing activities for the years ended December 31, 2004, 2005 and 2006, giving effect to the U.S. GAAP adjustments, excluding the effects of inflation required by Bulletin B-10 and Bulletin B-15. The following information is presented, in millions of pesos, on a historical peso basis and it is not presented in pesos of constant purchasing power.

	Vitro	Combined Wholly-Owned Guarantors	Consolidated Vimexico and Subsidiaries	Combined Non-Guarantors	Adjustments and Eliminations	Vitro Consolidated

As of December 31, 2004
Net cash (used in) provided by operating activities	Ps.(456)	Ps.105	Ps.518	Ps.154	Ps.717	Ps.1,038
Net cash (used in) provided by financing activities	(2,290)	10	49	(1,684)	4,802	887
Net cash provided by (used in) investing activities	3,674	(10)	(609)	1,476	(4,846)	(315)

Net cash flow from operating activities reflects cash payments for interest and income taxes as follows:
As of December 31, 2004	Vitro	Combined Wholly-Owned Guarantors	Consolidated Vimexico and Subsidiaries	Combined Non-Guarantors	Adjustments and Eliminations	Vitro Consolidated
Interest paid	Ps.1,016	Ps.329	Ps.339	Ps.673	Ps.(869)	Ps.1,488
Income taxes paid	(24)	24	(10)	10	72	72

	Vitro	Combined Wholly-Owned Guarantors	Consolidated Vimexico and Subsidiaries	Combined Non-Guarantors	Adjustments and Eliminations	Vitro Consolidated

As of December 31, 2005
Net cash (used in) provided by operating activities	Ps.(21)	Ps.995	Ps. 615	Ps.(28)	Ps.(674)	Ps.887
Net cash provided by (used in) financing activities	678	209	33	146	(2,182)	(1,116)
Net cash provided by (used in) investing activities	(2,317)	(636)	(525)	(165)	2,610	(1,033)

Net cash flow from operating activities reflects cash payments for interest and income taxes as follows:
As of December 31, 2005	Vitro	Combined Wholly-Owned Guarantors	Consolidated Vimexico and Subsidiaries	Combined Non-Guarantors	Adjustments and Eliminations	Vitro Consolidated
Interest paid	Ps.787	Ps.762	Ps. 535	Ps.668	Ps.(979)	Ps.1,773
Income taxes paid	(34)	162	104	58	(44)	246

	Vitro	Combined Wholly-Owned Guarantors	Consolidated Vimexico and Subsidiaries	Combined Non-Guarantors	Adjustments and Eliminations	Vitro Consolidated

As of December 31, 2006
Net cash provided by (used in) operating activities	Ps.427	Ps.(657)	Ps. (293)	Ps.(72)	Ps.1,469	Ps.874
Net cash (used in) provided by financing activities	(1,049)	181	(142)	770	(2,458)	(2,698)
Net cash provided by (used in) investing activities	1,270	(181)	308	(695)	978	1,680

Net cash flow from operating activities reflects cash payments for interest and income taxes as follows:
As of December 31, 2006	Vitro	Combined Wholly-Owned Guarantors	Consolidated Vimexico and Subsidiaries	Combined Non-Guarantors	Adjustments and Eliminations	Vitro Consolidated
Interest paid	Ps.549	Ps.863	Ps. 658	Ps.723	Ps.(1,099)	Ps.1,694
Income taxes paid	(1,847)	1,675	151	29	12	20

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Vimexico, S.A. de C.V.

Garza Garcia, N. L., Mexico

(Amounts in millions of Mexican pesos )

We have audited the accompanying consolidated balance sheets of Vimexico, S.A. de C.V. and Subsidiaries (the "Company") as of December 31, 2005 and 2006, and the related consolidated statements of operations, stockholders' equity and changes in financial position for each of the three years in the period ended December 31, 2006 (all expressed in millions of constant Mexican pesos as of December 31, 2006). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Mexico and with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As disclosed in Note 1 to the Company's accompanying financial statements, at the Extraordinary General Shareholders' meeting held on December 11, 2006, it was agreed to merge the Company with Vitro Plan, S.A. de C.V. ("Vitro Plan") a subsidiary under the common control of Vitro, S.A.B. de C.V. ("Vitro" or the "Parent Company"). Subsequent to the merger, the Company remained as the surviving entity and assumed all the rights and obligations of the newly merged entity. As the transaction was entered into between entities under common control, the financial statements and related disclosures of the merged entity were presented as if the two subsidiaries had been combined as of the earliest period presented, with intercompany transactions eliminated.

Effective January 1, 2005, as mentioned in Note 3 a) to the accompanying financial statements, the Company adopted the provisions of Bulletin C-10, "Derivative Financial Instruments and Hedging Activities", which resulted in (i) the recognition of a liability of Ps. 96; (ii) the recognition of an asset of Ps. 60; (iii) a charge to the cumulative effect of the change in accounting principle of Ps. 127; and (iv) a credit to financing cost of
Ps. 91, net of the effect of deferred income tax of Ps. 37.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Vimexico, S.A. de C.V. and Subsidiaries as of December 31, 2005 and 2006, and the results of their operations, changes in their stockholders' equity and changes in their financial position for each of the three years in the period ended December 31, 2006 in conformity with Mexican Financial Reporting Standards.

Mexican Financial Reporting Standards vary in certain significant respects from accounting principles generally accepted in the United States of America. The application of the latter would have affected the determination of net income for each of the three years in the period ended December 31, 2006, and the determination of stockholders' equity as of December 31, 2005 and 2006, to the extent summarized in Note 21.

As disclosed in Note 21 to the accompanying consolidated financial statements, the Company adopted the recognition and disclosure provisions of Statement of Financial Accounting Standards No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans-an amendment of FASB Statements No. 87, 88, 106, and 132(R)", effective December 31, 2006.

Galaz, Yamazaki, Ruiz Urquiza, S.C.
Member of Deloitte Touche Tohmatsu

/s/ Gricelda Garcia Ruiz

C.P.C. Gricelda Garcia Ruiz

Monterrey, N.L. Mexico

March 15, 2007

July 13, 2007 as to Notes 21 and 22

Vimexico, S.A. de C.V. and Subsidiaries

Consolidated Balance Sheets

As of December 31, 2005 and 2006

(Millions of constant Mexican pesos as of December 31, 2006)

	2005	2006
Assets
Cash and cash equivalents	Ps. 303	Ps. 160
Trade receivables, net	563	387
Retained undivided interests in securitized receivables	667	694
Recoverable taxes	311	488
Other accounts receivable	236	318
Inventories	2,439	1,938
Current assets	4,519	3,985
Land and buildings	3,270	2,721
Machinery and equipment	3,152	2,617
Construction in progress	248	153
Goodwill	685	685
Intangible employee retirement obligation asset	87	54
Deferred taxes	161	430
Other assets	608	230
Long-term assets	8,211	6,890
Total assets	Ps.12,730	Ps.10,875
Liabilities
Short-term borrowings	797	178
Current portion of long-term debt	808	55
Trade payables	956	908
Accrued expenses	383	329
Derivative financial instruments	104	24
Accounts and notes payable to affiliates	2,079	2,177
Other accounts payable	1,012	803
Current liabilities	6,139	4,474
Long-term debt	1,160	399
Employee retirement obligations	220	133
Deferred tax liabilities	98	86
Other liabilities	151	205
Long-term liabilities	1,629	823
Total liabilities	7,768	5,297
Stockholders' equity
Capital stock	3,080	4,550
Shortfall in restatement of capital	(2,427)	(2,375)
Cumulative initial effect of deferred taxes	(1,585)	(1,585)
Minimum pension liability adjustment	(93)	(93)
Retained earnings	4,499	3,741
Total majority interest	3,474	4,238
Minority interest in consolidated subsidiaries	1,488	1,340
Total stockholders'equity	4,962	5,578
Total liabilities and stockholders' equity	Ps.12,730	Ps.10,875

The accompanying notes are an integral part of these consolidated financial statements.

Ing. Hugo A. Lara Garcia Chief Executive Officer	C.P. Francisco J. Garza Barbosa Chief Financial Officer

Vimexico, S.A. de C.V. and Subsidiaries

Consolidated Statements of Operations

For the years ended December 31, 2004, 2005 and 2006

(Millions of constant Mexican pesos as of December 31, 2006)

	2004	2005	2006
Net sales	Ps. 13,076	Ps. 12,960	Ps. 12,710
Cost of sales	9,264	9,423	9,414
Operating expenses	2,960	3,063	2,922
Operating income	852	474	374
Total financing cost:
Interest expense, net	475	552	692
Exchange (gain) loss, net	(19)	(31)	26
Derivative financial instruments		(7)	28
Gain from monetary position	212	(148)	(144)
	244	366	602
Operating income (loss) after financing cost	608	108	(228)
Other expenses, net	305	407	411
Income (loss) before income tax and workers' profit sharing	303	(299)	(639)
Income tax	(97)	(723)	(79)
Workers' profit sharing	64	24	25
Net income (loss) before change in accounting principle	336	400	(585)
Cumulative effect of change in accounting principle, net of tax	-	(127)	-
Net income (loss) for the year	Ps. 336	Ps. 273	Ps.(585)
Net income of minority interest	229	173	173
Net income (loss) of majority interest	107	100	(758)
	Ps. 336	Ps. 273	Ps.(585)

The accompanying notes are an integral part of these consolidated financial statements.

Vimexico, S.A. de C.V. and Subsidiaries

Consolidated Statements of Stockholders' Equity

For the years ended December 31, 2004, 2005 and 2006

(Millions of constant Mexican pesos as of December 31, 2006)

	Capital stock	Shortfall in restatement of capital	Cumulative initial effect of deferred taxes	Minimum pension liability adjustment	Retained earnings	Minority interest	Total
Balance at January 1, 2004	Ps. 3,080	Ps. (2,309)	Ps. (1,585)	Ps. (118)	Ps.4,292	Ps. 1,237	Ps. 4,597
Dividends paid						(118)	(118)
Comprehensive income	-	(118)	-	20	107	259	268
Balance at December 31, 2004	3,080	(2,427)	(1,585)	(98)	4,399	1,378	4,747
Dividends paid						(73)	(73)
Comprehensive income	-	-	-	5	100	183	288
Balance at December 31, 2005	3,080	(2,427)	(1,585)	(93)	4,499	1,488	4,962
Increase of capital	1,470						1,470
Dividends paid						(51)	(51)
Decrease in minority interest		67				(314)	(247)
Comprehensive loss	-	(15)	-	-	(758)	217	(556)
Balance at December 31, 2006	Ps. 4,550	Ps. (2,375)	Ps. (1,585)	Ps. (93)	Ps. 3,741	Ps. 1,340	Ps. 5,578

The accompanying notes are an integral part of these consolidated financial statements.

Vimexico, S.A. de C.V. and Subsidiaries

Consolidated Statements of Changes in Financial Position

For the years ended December 31, 2004, 2005 and 2006

(Millions of constant Mexican pesos as of December 31, 2006)

	2004	2005	2006
OPERATING ACTIVITIES:
Net income (loss) before change in accounting principle	Ps.336	Ps.400	Ps.(585)
Add (deduct) non-cash items:
Depreciation and amortization	744	635	566
Amortization of debt issuance costs	18	21	37
Provision for employee retirement obligations	51	67	132
Mark-to market of derivative financial instruments		(112)	(38)
Gain from sale of subsidiaries			(97)
Impairment of long-lived assets		175	322
Loss from sale of long-lived assets	93	34	130
Deferred taxes and workers' profit sharing	(104)	(918)	(247)
	1,138	302	220
Decrease in trade receivables	(7)	499	145
Decrease (increase) in inventories	(59)	(241)	425
Increase in retained undivided interests in securitized receivables	(57)	(334)	(27)
(Decrease) increase in trade payables	(93)	34	(3)
Change in other current assets and liabilities	20	450	(833)
Employee retirement obligations	(54)	(58)	(181)
Net resources generated by (used in) operating activities	888	654	(254)
FINANCING ACTIVITIES:
Notes payable to affiliates	614	714	432
Proceeds from short-term bank loans	912	1,618	1,267
Proceeds from long-term bank loans	552	817	45
Amortization in real terms of bank loans	(172)	(94)	(62)
Payment of short-term bank loans	(1,010)	(1,518)	(1,768)
Payment of long-term bank loans	(1,202)	(1,446)	(1,615)
Debt issuance costs		(58)	(2)
Increase of capital stock			1,470
Dividends paid to minority interest	(118)	(73)	(51)
Other financing activities	58	26	75
Net resources used in financing activities	(366)	(14)	(209)
INVESTING ACTIVITIES:
Investments in land, buildings, machinery and equipment	(581)	(446)	(318)
Proceeds from sale of land, buildings, machinery and equipment		30	327
Restricted cash		1	269
Proceeds from sale of subsidiaries		5	168
Capital investment from (distribution to) minority interest		11	(105)
Other long-term assets		(3)	77
Other investing activities	(4)	(105)	(98)
Net resources (used in) generated by investing activities	(585)	(507)	320
Net (decrease) increase in cash and cash equivalents	(63)	133	(143)
Balance at beginning of year	233	170	303
Balance at end of year	Ps. 170	Ps. 303	Ps. 160

The accompanying notes are an integral part of these consolidated financial statements.

Vimexico, S.A. de C.V. and Subsidiaries

Notes to Consolidated Financial Statements

For the years ended December 31, 2004, 2005 and 2006

(Millions of constant Mexican pesos as of December 31, 2006)

1. Activities of the company

Vimexico, S.A. de C.V. ("Vimexico") a 92% subsidiary of Vitro, S.A.B. de C.V. ("Vitro"), was incorporated on October 18, 2006, as a Mexican holding company, which, through its subsidiaries, is mainly dedicated to the manufacturing and selling of float glass in the architectural and automotive industries.

At the Extraordinary General Shareholders' meeting held on December 11, 2006, it was agreed to merge the Company with Vitro Plan a subsidiary under the common control of Vitro, S.A.B. de C.V. ("Vitro" or the "Parent Company"). Subsequent to the merger, the Company remained as the surviving entity and assumed all the rights and obligations of the newly merged entity. As the transaction was entered into between entities under common control, the financial statements and related footnote disclosures of the merged entity were presented as if the two subsidiaries had been combined as of the earliest period presented, with intercompany transactions eliminated.

2. Basis of presentation and principles of consolidation

a. Basis of presentation

The consolidated financial statements presented herein are expressed in millions of constant Mexican pesos as of December 31, 2006.

All references to dollars, in the financial statements and the accompanying notes, correspond to dollars of the United States of America (the "United States").

b. Consolidated subsidiaries

Those companies in which Vimexico holds more than 50% of the capital stock, or which Vimexico controls, are included in the consolidated financial statements. For those companies in which Vimexico has joint control, the proportionate consolidation method is used. This method consists of consolidating on a proportionate basis the assets, liabilities, stockholders' equity and revenues and expenses. All significant intercompany balances and transactions have been eliminated in consolidation. At December 31, 2005 and 2006 the Company's significant subsidiaries are:

Vidrio Plano de Mexico, S.A. de C.V.

Vidrio Plano, S.A. de C.V.

Cristales Inastillables de Mexico, S.A. de C.V.

Vitro Flex, S.A. de C.V. (1)

Cristales Centroamericanos, S.A.

Distribuidora Nacional de Vidrio, S.A. de C.V.

V.V.P. Holdings Corporation

Cristales Automotrices, S.A. de C.V.

Distribuidor Vidriero Lan, S.A. de C.V.

Vitro Automotriz, S.A. de C.V.

Vitro Vidrio y Cristal, S.A. de C.V.

Vitro Flotado Cubiertas, S. A. de C. V.

Vitrocar, S.A. de C.V.

Tecnologica Vitro Vidrio y Cristal, Ltd

IP Vitro Vidrio y Cristal, Ltd

VVP Europa Holdings BV

Vitro Chaves Industria de Vidrio, S.A.

Vidrio Plano de Mexicali, S.A. de C.V.

Vitro AFG, S.A. de C.V.

Vitro America, Inc.

Vitro Colombia, S.A.

Vitro Cristalglass, S.L.

Quimica M, S.A. de C.V. (2)

(1) On September 29, 2006, Vimexico assumed 100% control of Vitro Flex. (see Note 16).

(2) On March 2, 2006, Vimexico sold its 51% interest in the capital stock of this company (see Note 16).

c. Recognition of the effects of inflation in financial information

In order to consolidate the financial statements of foreign subsidiaries, the effects of inflation were taken into consideration in accordance with Bulletin B-10, "Recognition of the Effects of Inflation in Financial Information". Such companies' financial statements are translated into Mexican pesos using the current rate method. The assets, liabilities, stockholders' equity and the statement of operations accounts are translated into Mexican pesos using the exchange rate as of the date of the most recent balance sheet presented. The cumulative translation adjustment is included in shortfall in restatements of capital as a component of stockholders' equity.

d. Comprehensive income (loss)

Represents changes in stockholders' equity during the year, for concepts other than distributions and activity in contributed common stock, and is comprised of the net income (loss) of the year, plus other comprehensive income (loss) items of the same period, which are presented directly in stockholders' equity without affecting the consolidated statements of income. Other comprehensive income (loss) items consist of the shortfall in restatement of capital, the translation effects of foreign subsidiaries and the additional minimum pension liability adjustment.

3. Summary of significant accounting policies

Financial reporting standards (MFRS) - As of June 1, 2004, the function of establishing and issuing MFRS became the responsibility of the Mexican Board for Research and Development of Financial Reporting Standards ("CINIF"). CINIF renamed the accounting principles generally accepted in Mexico (MEX GAAP), previously issued by the Mexican Institute of Public Accountants ("IMCP"), as Mexican Financial Reporting Standards. As of December 31, 2005, eight Series A standards had been issued (NIF A-1 to NIF A-8), representing the Conceptual Framework, intended to serve as the supporting rationale for the development of such standards, and as a reference to resolve issues arising in practice; NIF B-1, Accounting Changes and Correction of Errors, was also issued. The Series A NIFs and NIF B-1 went into effect as of January 1, 2006. Application of the new MFRS did not have a material impact on the Company's financial position, results of operations or related disclosures.

The accompanying consolidated financial statements have been prepared in conformity with MFRS, which require that management make certain estimates and use certain assumptions that affect the amounts reported in the financial statements and their related disclosures; however, actual results may differ from such estimates. The Company's management, upon applying professional judgement, considers that estimates made and assumptions used were adequate under the circumstances. The significant accounting policies of the Company are as follows:

a. Changes in accounting policies:

Derivative financial instruments and hedging operations. - Effective January 1, 2005, the Company adopted the provisions of Bulletin C-10, "Derivative Financial Instruments and Hedging Activities", which requires that all derivative instruments be recognized at fair value, sets the rules to recognize hedging activities and requires separation, if practical, of embedded derivative instruments. Through December 31, 2004, according to prior accounting standards (Bulletin C-2, "Financial Instruments"), the Company did not recognize the effect of hedging derivatives under financial expenses until the flow exchanges mentioned in the swap contract were actually executed. The effect of adopting Bulletin C-10, resulted in (i) the recognition of a liability of Ps. 96; (ii) the recognition of an asset of Ps. 60; (iii) a charge to the cumulative effect of the change in accounting principle of Ps. 127; and (iv) a credit to financing cost of Ps. 91, net of the effect of deferred income tax of Ps.37.

b. Recognition of the effects of inflation. - The Company restates its consolidated financial statements to Mexican peso purchasing power of the most recent balance sheet date presented. Accordingly, the consolidated financial statements of the prior year, which are presented for comparative purposes, have also been restated to Mexican pesos of the same purchasing power and, therefore, differ from those originally reported in the prior year.

Vitro's Mexican subsidiaries use the "Indice Nacional de Precios al Consumidor" (Mexican National Consumer Price Index, or "NCPI"), published by Banco de Mexico. For Vitro's foreign subsidiaries the Consumer Price Index - All Urban Consumers - All Items, Unadjusted ("CPI") published by the US Labor Department is used to restate the financial statements, and the restated financial statements are translated into Mexican pesos using the applicable exchange rate at the end of the last period presented, except in the case of the Company's subsidiaries located in Spain for which it applies the Price Consumption Index ("PCI"), published by the National Institute of Statistics of Spain before translation into Mexican pesos using the exchange rate of the Euro.

Recognition of the effects of inflation results mainly in inflationary gain or losses on monetary and nonmonetary items that are presented in the financial statements as follows: :

  Shortfall in restatement of capital. - This item, which is an element of stockholders' equity, represents the accumulated effect of holding nonmonetary assets and the effect of the initial monetary position gain or loss. The cumulative effect of holding nonmonetary assets represents the difference between the specific values of nonmonetary assets in excess of or below the increase attributable to general inflation.

  Monetary position result. - Monetary position result reflects the result of holding monetary assets and liabilities during periods of inflation. Values stated in current monetary units decrease in purchasing power over time. This means that losses are incurred by holding monetary assets over time, whereas gains are realized by maintaining monetary liabilities. The net effect is presented in the statements of operations as part of the total financing cost. For foreign subsidiaries the result from monetary position is calculated using the CPI, except in the case of the Company's subsidiaries located in Spain for which it applies the PCI.

Statement of Changes in Financial Position. - Bulletin B-12, "Statement of Changes in Financial Position" requires presentation of the sources and uses of funds during the period measured as the differences, in constant pesos, between the beginning and ending balances of balance sheet items adjusted by the excess (shortfall) in restatement of capital. As required by Bulletin B-12, the monetary effect and the effect of changes in exchange rates are considered cash items in the determination of resources generated from operations due to the fact they affect the purchasing power of the entity.

c. Cash and cash equivalents. - Consists mainly of bank deposits in checking accounts and readily available investments of highly liquid short-term investments. They are valued at the lower of acquisition cost plus accrued yields or estimated net realizable value and are recognized in results of operations as they accrue.

d. Financial instruments. - According to its intent, from the date of acquisition, the Company classifies investments in financial instruments in any of the following categories: (1) trading, when the Company intends to trade debt and equity instruments in the short-term, before their maturity, if any. These investments are stated at fair value; any fluctuations in the value of these investments are recognized in current earnings; (2) held-to-maturity, when the Company intends to and is financially capable of holding financial instruments until their maturity. These investments are recognized and maintained at amortized cost; and (3) available-for-sale, investments, which include those that are classified neither as trading nor held-to-maturity. These investments are stated at fair value; any unrealized gains and losses resulting from valuation, net of income tax, are recorded as a component of other comprehensive income within stockholders' equity and reclassified to current earnings upon their sale or maturity. The monetary position resulting from the effects of inflation on available-for-sale investments is recorded as a component of other comprehensive income. Fair value is determined using prices quoted in recognized markets. If such instruments are not traded, fair value is determined by applying recognized technical valuation models.

Financial investments classified as held-to-maturity and available-for-sale are subject to impairment tests. If there is evidence that the reduction in fair value is other than temporary, the impairment is recognized in current earnings.

Financial liabilities derived from the issuance of debt instruments are recorded at the value of the obligations they represent. Any expenses, premiums and discounts related to the issuance of debt financial instruments are amortized over the life of the instruments.

e. Inventories and cost of sales. - Inventories are stated replacement cost using the latest purchase price method without exceeding net realizable value. Cost of sales is restated using replacement cost or the latest production cost at the time of the sale.

f. Land, buildings, machinery and equipment. - Expenditures for land, buildings, machinery and equipment, including renewals and improvements that extend useful lives, are capitalized and restated using the NCPI. The initial balance to apply the NCPI was the net replacement value of the Company's long-lived asset as of December 31, 1996. For machinery and equipment purchased in a foreign country, the restatement is based on the inflation indices mentioned above and the exchange rate at the end of each period.

Depreciation is calculated using the straight-line method based on the remaining useful lives of the related assets. Depreciation begins in the month in which the asset is placed in service. The estimated useful lives of the assets are as follows:

Years
Buildings	20 to 50
Machinery and equipment	5 to 30

Maintenance and repair expenses are recorded as costs and expenses in the period incurred.

g. Impairment of long-lived assets in use - The Company reviews the carrying amounts of long-lived assets in use when an impairment indicator suggests that such amounts might not be recoverable, considering the greater of the present value of future net cash flows or the net sales price upon disposal. Impairment is recorded when the carrying amounts exceed the greater of the amounts mentioned above. The Company recognized an impairment in 2005 and 2006 of Ps.175 and Ps.322, respectively.

h. Derivative financial instruments. - The Company states all derivatives at fair value in the balance sheet, regardless of the purpose for holding them. Through December 31, 2004, derivatives were valued using the same valuation criteria used for the hedged item. Beginning in 2005, when derivatives are entered into, they are recorded at their fair value and classified as either a fair value hedge or a cash flow hedge.

Fair value is determined using prices quoted in recognized markets. If such instruments are not traded, fair value is determined by applying recognized technical valuation models.

Changes in the fair value of derivative instruments designated as hedging for accounting purposes are recognized as follows: (1) for fair value hedges, changes in both the derivative instrument and the hedged item are recognized in current earnings; (2) for cash flow hedges, changes are temporarily recognized as a component of other comprehensive income and then reclassified to current earnings when affected by the hedged item. The ineffective portion of the change in fair value is immediately recognized in current earnings, within comprehensive financing cost, regardless of whether the derivative instrument is designated as a fair value hedge or a cash flow hedge.

The Company uses interest rate swaps, foreign currency forward contracts and different natural gas derivative instruments to manage its exposure to these market risks. The Company formally documents all hedging relationships, including their objectives and risk management strategies to carry out derivative transactions, which are reviewed and approved by a committee of internal risks according to the politics of risks approved by the administration.

While certain derivative financial instruments are contracted for hedging from an economic point of view, they are not designated as hedges for accounting purposes. Changes in fair value of such derivative instruments are recognized in current earnings as a component of total financing cost.

The Company reviews all contracts entered into to identify embedded derivatives that should be segregated from the host contract for purposes of valuation and recording. When an embedded derivative is identified and the host contract has not been stated at fair value and adequate elements for its valuation exist, the embedded derivative is segregated from the host contract, stated at fair value and classified as trading or designated as a financial instrument for hedging. Initial valuation and changes in the fair value of the embedded derivatives at the closing of each period are recognized in current earnings.

i. Provision.- Provisions are recognized for current obligations that, result from a past event, are probable to result in the use of economic resources, and can be reasonably estimated.

j. Goodwill -Through December 31, 2004, goodwill represented the excess of cost over recorded value of subsidiaries as of the date of acquisition and was restated using the NPCI and amortized using the straight-line method over 20 years. Beginning on January 1, 2005, goodwill represents the excess of cost over fair value of subsidiaries as of the date of acquisition. It is restated using the NPCI and at least once a year is subject to impairment test.

k. Employee retirement obligations. - Seniority premiums and pension plans, and beginning in 2005, severance payments at the end of the work relationship, are recognized as costs over of the expected service period of employees and are calculated by independent actuaries using the projected unit credit method at net discount rates. Accordingly, the liability is being accrued which, at present value, will cover the obligation from benefits projected to the estimated retirement date of the Company's employees. Through December 31, 2004, severance payments at the end of the work relationship were charged to results when the liability was determined to be payable.

l. Employee stock option plan. - An employee stock option plan was adopted in 1998. The Company is accounting for stock-based compensation using a fair value based method. Compensation cost is measured at the grant date based on the fair value of the stock option award and is recognized over the vesting period.

m. Foreign currency balances and transactions for Mexican subsidiaries. - Foreign currency transactions are recorded at the applicable exchange rate in effect at the transaction date. Monetary assets and liabilities denominated in foreign currency are translated into Mexican pesos at the applicable exchange rate in effect at the balance sheet date. Exchange fluctuations are recorded as a component of net comprehensive financing cost in the consolidated statements of operations.

n. Revenue recognition. - Revenues and related costs are recognized in the period in which risks and rewards of ownership of the inventories are transferred to customers, which generally coincides with the shipment of products to customers in satisfaction of orders.

o. Income tax, tax on assets and workers' profit sharing. - Income taxes ("ISR") and statutory workers' profit sharing ("PTU") are recorded in results of the year in which they are incurred. Deferred ISR assets and liabilities are recognized for temporary differences resulting from comparing the accounting and tax bases of assets and liabilities plus any future benefits from tax loss carryforwards. Deferred ISR assets are reduced by any benefits about which there is uncertainty as to their realizability. Deferred PTU is derived from temporary differences between the accounting result and income for PTU purposes and is recognized only when it can be reasonably assumed that such difference will generate a liability or benefit, and there is no indication that circumstances will change in such a way that the liabilities will not be paid or benefits will not be realized.

Tax on assets ("IMPAC") paid that is expected to be recoverable is recorded as an advance payment of ISR and is presented in the balance sheet increasing the deferred ISR asset.

p. Foreign subsidiaries as economic hedges. - The Company's management designated some of its foreign subsidiaries as economic hedges. The result from exchange rate fluctuation is presented in the shortfall in restatement of capital within stockholders' equity to the extent the net investment in the foreign subsidiary covers the debt. The result from monetary position is measured using inflation factors from the designated subsidiary's country of origin. The effect related to this change on the results of operations for 2004, 2005 and 2006 was a credit (charge) of Ps. 10, Ps. (51) and Ps. 7, respectively.

4. Trade receivables

a. Trade receivables are recorded net of an allowance for doubtful accounts and other discounts of Ps.170 and Ps.168 at December 31, 2005 and 2006, respectively.

b. Sales of receivables. - Vitro Cristalglass, S.L. ("Vitro Cristalglass") a subsidiary of the Company, has entered into revolving factoring program agreements to sell trade accounts receivable with several financial institutions. In accordance with the terms of some of these agreements, the Company has the obligation to reimburse for uncollected receivables, in the case of non-compliance of clients. As of December 31, 2005 and 2006 the maximum capacity available under these programs was US$ 31 million and US$ 35 million, respectively. As such dates Vitro Cristalglass had sold approximately US$ 18 million and US$ 21 million of trade receivables, respectively.

c. Securitization of trade receivables

  Securitization of Vimexico trade receivables. - On August 22, 2005, Distribuidora Nacional de Vidrio, S. A. de C. V., Vitro Flotado Cubiertas, S.A. de C.V. , Vitro Vidrio y Cristal, S. A. de C. V. and Vitro Automotriz, S. A. de C. V., all subsidiaries of Vimexico, closed a five year revolving accounts receivables facility through which such companies obtained US$ 21.5 million. The Vimexico subsidiaries entered into an agreement to sell all of its trade accounts receivable, on a revolving basis, to a Mexican Trust that was formed prior to the execution of this agreement for the sole purpose of buying and selling accounts receivable and is designed to be bankruptcy remote. The US$21 million was obtained through a private issuance of notes in the United States. The interest payments and eventual principal reimbursement will be provided from the collection of the receivables originated by four subsidiaries of Vimexico and sold to the Mexican Trust. At December 31, 2005 and 2006, the gross receivables sold to the Trust totaled Ps. 704 and Ps. 553, respectively, and are reflected as a reduction of trade accounts receivable. The estimated fair value of the retained undivided interests in securitized receivables at December 31, 2005 and 2006 was Ps. 328 and Ps. 320, respectively.

  Securitization of Vitro America trade receivables.- During 2004, Vitro America, Inc. ("Vitro America") closed a contract for selling all their accounts receivable, on a revolving basis, to VVP Funding, a wholly-owned subsidiary of Vitro America. VVP Funding is a special-purpose entity that was formed prior to the execution of this agreement for the sole purposes of buying and selling accounts receivable and is designed to be bankruptcy remote. VVP and VVP Funding entered an agreement with an unrelated major financial institution whereby VVP Funding sells, on a revolving basis and subject to the maintenance of certain financial and receivables-based ratios, an undivided percentage ownership in all eligible accounts receivable, as defined, for consideration composed of cash up to a maximum account of US$ 40 and retained undivided interests in securitized receivables. The contract expires in May 2007 and is subject to annual renewal approval by the financial institution. The transfer of undivided ownership interests from VVP Funding to the unrelated major financial institution for cash consideration is accounted for as a sale of receivables. As of December 31, 2005 and 2006, the gross receivables sold totaled approximately US$ 71 million and US$ 76 million, respectively and are reflected as a reduction of trade accounts receivable. The estimated fair value of the retained undivided interests in securitized receivables at December 31, 2005 and 2006 was US$ 31 million and US$ 35 million, respectively.

5. Inventories

	2005	2006
Semi-finished and finished products	Ps. 1,654	Ps. 1,374
Raw materials	498	420
Packaging materials	10	7
	2,162	1,801
Spare parts	92	64
Merchandise in transit	138	61
Refractory and other	47	12
	Ps. 2,439	Ps. 1,938

6. Land, buildings, machinery and equipment

	2005	2006
Buildings	Ps.4,917	Ps.4,460
Accumulated depreciation	(2,317)	(2,159)
	2,600	2,301
Land	670	420
	Ps. 3,270	Ps. 2,721
Machinery and equipment	Ps.9,310	Ps.8,813
Accumulated depreciation	(6,158)	(6,196)
	Ps. 3,152	Ps. 2,617

7. Derivative financial instruments

a). Derivative instruments entered into by Vitro Affiliates:

Vitro Envases de Norteamerica, S.A. de C.V., ("Vena") a wholly-owned subsidiary of Vitro, entered into a hedging agreement with Credit Suisse First Boston ("CSFB") to purchase interest rates option contracts. Concurrently, Vena entered into a hedge contract with the Company subject to a mercantile commission agreement whereby the Company would be responsible for its related portion of the hedge contract with CSFB.

Industria del Alcali, S.A. de C.V. ("Alcali") and Vidriera Queretaro, S.A. de C.V. ("Viquesa"), wholly-owned subsidiaries of Vitro, entered into hedge agreements with Pemex Gas and Petroquimica Basica ("Pemex") to hedge the natural gas consumption needs of certain Vitro subsidiaries. Concurrently, Alcali and Viquesa entered into a hedge contract with the Company subject to a mercantile commission agreement whereby the Company would be responsible for its related portion of the hedge contract with Pemex.

The fair value of the derivative financial instruments entered into with Vitro subsidiaries was an asset of Ps.4 (interest rate swaps) and a liability of Ps.24 (natural gas hedge contracts), with a charge of Ps.28 recorded in results of operations in 2006 as a financing cost. The details of these derivative instruments are as follows:

Derivative Financial Instruments	Notional	Period	Fair Value Asset (Liability)
Interest Rate Swaps
Purchase of calls - Company pays 4.10%, and receives Libor 3M	US$ 10.6 million	January to December 2007	Ps. 1
Purchase of calls - Company pays 4.10%, and receives Libor 6M	US$ 40.9 million	January to December 2007	3
Total Interest Rate Swaps			Ps. 4
Natural Gas Hedge Contracts
Purhcase of swaps	1,348,449 MMBTU	January to December 2007	(16)
Structured collars	1,176,828 MMBTU	January to December 2007	(1)
Structured collars	588,414 MMBTU	January to December 2007	(7)
Total Natural Gas Hedge Contracts			Ps. (24)
Total			Ps. (20)

Instruments maturing during 2006 - Derivative financial instruments maturing during 2006 amounted to Ps.58, which were recorded as a charge to financing cost.

b). Embedded derivatives:

The Company identified embedded derivatives within certain supply contracts. As of December 31, 2006, the amount recognized for these instruments was a credit to total financing cost of Ps. 2.

8. Short-term borrowings and long-term debt

a. At December 31, 2005 and 2006, the balance of short-term bank loans was denominated in US dollars and Euros. During 2006, the Company's weighted average interest rate for short-term borrowings denominated in US dollars was 8.85%.

As disclosed in Note 19, Vitro issued US$700 million of senior guaranteed notes due February 1, 2017 and US$300 million of senior guaranteed notes due February 1, 2012. Upon completion of this transaction, Ps. 302 of short-term borrowings were refinanced and have therefore been reclassified as long-term debt.

b. Long-term debt consists of the following:

	2005	2006
Payable in US Dollars:
Unsecured debt, interest rate based on LIBOR plus 2.25%, principal payable through 2007.		Ps.302
Secured notes, interest payable at LIBOR plus 2.26%, principal payable in semiannual installments through 2006.	Ps. 86
Secured notes and floating interest rate based on 10.749%, principal payable in 2016.	88	84
Secured credit and floating interest rate based in LIBOR plus 10%, principal payable in November 2007 (1).	497
Unsecured note, interest payable at LIBOR plus 1.2%, principal payable in semiannual installments through 2007.	2	1
Unsecured loan, interest payable at LIBOR plus 2.95%, principal payable in semiannual installments through 2006.	38
Unsecured debt, floating interest rate based on LIBOR plus 0.75%, principal payable through 2006.	1
Unsecured debt, floating interest rate based on LIBOR plus .25%, principal payable through 2008.	16	9
Secured debt, floating interest rate based on LIBOR plus 1.875%, principal payable through 2006.	222
Secured debt, floating interest rate based on LIBOR plus 2.25%, principal payable through 2008 (1).	570
Payable in Euros:
Unsecured debt, floating interest rate based on EURIBOR plus a spread between 0.75% and 2.5%, principal payable in various installments through 2010.	65	32
Unsecured debt, floating interest rate based on EURIBOR plus 1.5%, principal payable in various installments through 2009.		6
Unsecured debt, floating interest rate based on EURIBOR plus 1.125%, principal payable in various installments through 2009.	14	4
Secured debt, floating interest rate based on EURIBOR plus 0.8%, principal payable in various installments through 2008.		9
Secured debt, floating interest rate based on EURIBOR plus a spread between 1.25% and 1.10%, principal payable in various installments through 2008.	10	6
Payable in Mexican pesos:
Secured debt, floating interest rate based on 28 days TIIE plus 1.875%, principal payable in various installments through 2007.	359
Payable in Colombian pesos:
Unsecured debt payable in Colombian pesos with a rate of DTF plus 6%, principal payable through 2011.	_	1
	1,968	454
Less current maturities	808	55
	Ps. 1,160	Ps. 399

(1) Prepaid during 2006.

As of December 31, 2006, the interest rates of EURIBOR, CETES, TIIE , LIBOR and DTF were 3.73%, 7.04%, 7.66%, 5.36% and 6.82%, respectively.

The schedule of contractual principal payments of long-term debt at December 31, 2006 is as follows:

Year ending December 31,	Total
2008	Ps. 26
2009	15
2010	14
2011	42
2012 and thereafter	302
Ps. 399

Guarantees - Bank debt totaling Ps.90, is secured by fixed assets with a book value of Ps.155 at December 31, 2006.

9. Employee retirement obligations

The disclosures relating to the Company's pension plans, seniority premiums and severance payments at the end of the work relationship required by Bulletin D-3, "Labor Obligations", calculated as described in note 3 k), together with the actuarial assumptions utilized, are presented below as of December 31, 2005 and 2006:

	2005	2006
Accumulated benefit obligation	Ps. 451	Ps. 335
Projected benefit obligation	Ps. 557	Ps. 598
Plan assets at fair value	(251)	(399)
Unrecognized transition obligation	(71)	(51)
Changes in assumptions and adjustments from experience	(200)	(168)
Prior service costs and plan amendments	(35)	(33)
Projected net asset	Ps. -	Ps. (53)
Additional minimum liability	Ps. 220	Ps. 186
Net periodic cost (Ps. 51 in 2004)	80	132

At December 31, 2006, the plan assets presented above, included 15.8 million shares of Vitro.

	2005	2006
Assumptions:
Discount rate	5.75%	5.50%
Expected rate of return on plan assets	7.00%	7.00%
Rate of compensation increase	0%	0%

Net periodic cost:	2004	2005	2006
Service cost	Ps. 11	Ps. 30	Ps. 18
Interest cost	30	31	32
Amortization of transition obligation	12	19	19
Amortization of prior service costs	3	3	2
Amortization of unrecognized losses	13	12	79
Actual return on plan assets	(18)	(15)	(18)
Net periodic cost *	Ps. 51	Ps. 80	Ps. 132

*In 2005 and 2006 includes Ps.12 and Ps.1 for the reduction and anticipated extinguishment of obligations and also includes Ps.22 and Ps.74 for indemnification of personnel at the end of the work relationship, respectively.

10. Commitments and contingencies

a. The Company and several subsidiaries which have facilities throughout Monterrey and the Mexico City area, entered into a 15 year energy purchase agreement for approximately 90 MW ("Megawatts") of electricity with Tractebel Energia de Monterrey, S. de R.L. de C.V. ("Tractebel").

b. The Company uses derivative instruments to manage its exposure to the volatility of natural gas prices. The portfolio is dynamically managed, in accordance with the guidelines and policies set by management.

The Company's natural gas consumption during 2006 was approximately 3,445,905 million British Thermal Units ("MMBTUs"). During 2006, the Company hedged approximately 92% of its consumption of natural gas at an average price of US$ 8.40 dollars per MMBTU.

The average market price per MMBTU during 2006 was US$ 7.23 dollars.

The Company's percentage of hedged consumption can vary from 10% to 100% of the estimated consumption. The percentage of hedged consumption and the hedged prices change constantly based on market conditions and according to the Company's needs as well as the use of alternative fuels within its production process.

As of December 31, 2006, the Company had hedges equivalent to approximately 47% of expected consumption for the next twelve months at prices ranging between of US$ 4.65 and US$8.50 per MMBTU. At March 12, 2007, the market price per MMBTU was US$ 7.56.

c. The Company has several non-cancelable operating lease agreements for the rent of warehouses and equipment. Rental expense for the years ended 2004, 2005 and 2006 was Ps. 302 Ps. 301 and Ps. 289, respectively. Future minimum lease payments under these agreements are as follows:

2007	Ps. 252
2008	196
2009	161
2010	121
2011	94
2012 and thereafter	146

d. Other than as described in Note 10 f), the Company is not a party to, and none of its assets are subject to, any pending legal proceedings, nor is the Company subject to any contingent liabilities and legal proceedings and contingent liabilities arising in the ordinary course of business and against which the Company is adequately insured or indemnified or which the Company believes are not material in the aggregate.

e. Call/Put on shares of Vitro Cristalglass - A group of individual investors owns a 40% interest in Vitro Cristalglass. The Company has the option of purchasing the 40% of the shares from the minority interest, which can be exercised beginning on May 1, 2005 for fair value as calculated by independent appraisers and cannot be less than 28.9 million euros (US$ 35 million as of December 31, 2006). Additionally, the minority interest has a put option pursuant to which they may require the Company to purchase all or part of their 40% interest in Vitro Cristalglass, which can be exercised beginning on May 1, 2003 for 24 million euros (US$ 29 million as of December 31, 2006), as adjusted to reflect inflation in Spain from 2003 through the time the put is exercised. As of December 31, 2006, the estimated fair value of the 40% interest is higher than the option price held by Vimexico (previously Vitro Plan).

f. Vitro Plan, approved on second call at a general extraordinary shareholders' meeting held on December 11, 2006 its merger with Vimexico, who was a creditor of Vitro Plan. Notwithstanding that this merge has become effective, since all the approvals were granted and the corresponding filings were made, Vitro Plan has been notified that Pilkington, who voted against said merge, that it has filled a lawsuit against Vitro Plan, opposing the merger. Based on advice form its Mexican special litigation counsel, Vitro believes that this lawsuit is without merit and expects to obtain a favorable resolution.

11. Foreign currency operations and balances

At December 31, 2006 the assets and liabilities denominated in foreign currency of the Company consist of the following:

	Millions of US dollars	Mexican pesos
Monetary assets	US $110	Ps.1,193
Inventories	31	337
Fixed assets	151	1,634
Monetary liabilities	184	1,990

Foreign currency operations of the Company during 2006 consisted of the following:

	Millions of US dollars	Mexican pesos
Exports	US$181	Ps.1,970
Imports	158	1,721
Interest expense, net	16	180

The condensed financial information of the principal foreign subsidiaries of the Company at December 31, 2006 expressed in pesos, consisted of the following:

	United States	Central America	Europe
Net sales	Ps.5,697	Ps.314	Ps.1,752
Operating income	143	31	208
Total assets	1,483	310	1,863
Total liabilities	856	95	698

The exchange rates of the Mexican peso with respect to the US dollar and the Euro, used for purposes of the Company's consolidated financial statements at the following dates were:

	US Dollar	Euro
December 31, 2004	Ps. 11.1495	Ps. 15.0941
December 31, 2005	10.6344	12.5932
December 31, 2006	10.8116	14.2680

On March 12 2007, the date of issuance of these consolidated financial statements, the exchange rate was Ps. 11.1483 pesos per one US dollar and Ps.14.7001 pesos per Euro.

12. Stockholders' equity

a. The fixed portion of the Company's capital stock is represented by 1,503,510,000 series "A" shares and all of them ordinary, nominative, completely they subscribed and freed.

b. At the ordinary shareholders' meeting held on October 31, 2006, Vitro made a capital contribution by capitalizing a loan owed to it by the Company and received 1,454,490,000 Series "A" shares, amounting to Ps.1,470 (Ps.1,454 nominal) or US$135 million dollars.

c. Retained earnings includes the statutory legal reserve. Mexican General Corporate Law requires that at least 5% of net income of the year be transferred to the legal reserve until the reserve equals 20% of capital stock at par value (historical pesos). The legal reserve may be capitalized but may not be distributed unless the entity is dissolved. The legal reserve must be replenished if it is reduced for any reason. At December 31, 2005 and 2006, the legal reserve, in historical pesos was Ps.23.

d. Stockholders' equity, except restated paid-in capital and tax retained earnings, will be subject to income tax at the rate in effect when a dividend is distributed. Any tax paid on such distribution may be credited against annual and estimated income taxes of the year in which the tax on dividends is paid and the following two fiscal years.

At December 31, 2006, the majority interest stockholders' equity tax account, corresponding to the contributed capital account and the net consolidated tax income account was Ps. 1,951 and Ps. 1,538, respectively.

e. At December 31, minority interest in consolidated subsidiaries consists of the following:

	2005	2006
Capital stock	Ps. 303	Ps. 120
Shortfall in restatement of capital	(169)	19
Cumulative effect of deferred taxes	(64)	(2)
Retained earnings	1,245	1,030
Net income	173	173
	Ps. 1,488	Ps. 1,340

13. Other expenses (income), net

	2004	2005	2006
Restructuring charges	Ps. 181	Ps. 101	Ps. 12
Impairment of long-lived assets		175	322
Loss from sale of long-lived assets	101	67	130
Gain from sale of subsidiaries			(97)
Other	23	64	44
	Ps. 305	Ps. 407	Ps. 411

14. Income tax, asset tax and workers' profit sharing

a. The Company and its subsidiaries are subject to income tax and asset tax as an individual basis. ISR is computed taking into consideration the taxable and deductible effects of inflation, such as depreciation calculated on restated asset values. Taxable income is increased or reduced by the effects of inflation on certain monetary assets and liabilities through the inflationary component, which is similar to the gain or loss from monetary position. In 2005 and 2006, the tax rate was 30% and 29%, respectively, and as of 2007, the tax rate will be 28%. Due to changes in the tax legislation effective January 1, 2007, taxpayers who file tax reports and meet certain requirements may obtain a tax credit equivalent to 0.5% or 0.25% of taxable income. In addition, as a result of changes in the tax law effective in 2005, cost of sales is deducted instead of inventory purchases. As of 2006, PTU paid is fully deductible. The PTU rate is 10%.

Through 2006, IMPAC was calculated by applying 1.8% on the net average of the majority of restated assets less certain liabilities, including liabilities payable to banks and foreign entities. IMPAC is payable only to the extent that it exceeds ISR payable for the same period; any required payment of IMPAC is creditable against the excess of ISR over IMPAC of the following ten years. As of January 1, 2007, the IMPAC rate will be 1.25% on the value of assets for the year, without deducting any liabilities.

b. The income tax, asset tax and workers' profit sharing included in the Company's results are:

	2004	2005	2006
Income tax:
Current	Ps. 30	Ps. 157	Ps. 168
Deferred	(127)	(880)	(247)
	Ps. (97)	Ps. (723)	Ps. (79)
Workers' profit sharing:
Current	Ps. 41	Ps. 62	Ps. 25
Deferred	23	(38)	_
	Ps. 64	Ps. 24	Ps. 25

To determine deferred income tax at December 31, 2005 and 2006, the Company applied the different tax rates that will be in effect to temporary differences according to their estimated dates of reversal.

The main items comprising the asset and liabilities of deferred ISR are:

	2005	2006
Assets:
Allowance for doubtful accounts	Ps. 39	Ps. 31
Employee retirement obligations	89	83
Tax loss carryforwards	254	133
Asset tax credit carryforwards	21	26
Derivative financial instruments	101	13
Intangible asset	639	521
Other	122	114
	1,265	921

Liabilities:
Inventories	36
Fixed assets	1,027	469
Other	41	22
	1,104	491
Net deferred tax asset	Ps. 161	Ps. 430
Deferred tax liabilities of foreign subsidiaries	Ps. 98	Ps. 86

c. Following is a reconciliation between the Company's effective income tax rate and the statutory rate:

	2004	2005	2006
Effective income tax rate	(32)%	242%	12%
Asset tax included as income tax	(1)	3	1
Intangible asset		(204)
Effect of change in the income tax rate	37	(1)	8
Foreign subsidiaries	31	6	4
Other	(2)	(16)	4
Statutory income tax rate	33%	30%	29%

The shortfall in restatement of capital and minimum pension liability adjustment included in stockholders' equity are presented net of deferred tax effect as follows:

	2005	2006
Shortfall in restatement of capital	Ps. (40)	Ps. (40)
Minimum pension liability adjustment	4	(5)
	Ps. (36)	Ps. (45)

15. Tax loss carryforwards

At December 31, 2006, tax loss carryforwards amounted to Ps.474 and mature as follows:

Expiration Year	Amount
2008	Ps. 1
2010	75
2011	47
2012	42
2013	22
2014	240
2015	3
2016	44
Ps. 474

16. Business dispositions and acquisitions

Sale of Quimica M, S.A. de C.V. ("Quimica M").- On March 2, 2006, the Company sold its 51% interest in Quimica M, to Solutia Inc. for US$ 20 million in cash. Solutia is now the sole owner of this Mexican operation which was formed in 1995. Quimica M was a joint venture between Vimexico and Solutia and is located near the city of Puebla, Mexico. Quimica M is engaged in the production of PVB (polyvinyl butyral) interlayer, which is used by major glass producers such as Vitro to make laminated glass for use in automobiles and buildings.

Visteon Corporation's retirement from Vitro Flex, S.A. de C.V. ("Vitro Flex"). - On September 29, 2006, Vimexico and Visteon Inc. ("Visteon") ended their joint venture agreement in Vitro Flex through a reimbursement and cancellation of Visteon's capital investment. Vimexico is now the sole owner of Vitro Flex. Vitro Flex was a joint venture formed in 1979 with Fairlane Holdings ("Fairlane"), a Visteon affiliate. Vitro Flex primarily manufactures tempered and laminated glass for use in Ford vehicles. Fairlane will receive US$ 9.4 million for the 38% stake in Vitro Flex. An initial payment of US$ 2 million was made on September 29, 2006, which will be followed by four annual payments of US$ 1.85 million, starting on September 30, 2007. The transaction will be funded by Vitro Flex with cash from operations. The difference between the transaction value and the book value result in a credit of Ps. 67 registered in the majority stockholders' equity. Vitro Flex together with Vitro Automotriz ("VAU") will now directly manage their relationship with Ford and will serve all Vitro's automotive customers. Under the prior structure, contractual restrictions limited Vitro Flex's ability to use excess capacity for non Ford volumes.

17. Balances and transactions with affiliated companies

The main transactions and balances with affiliated companies not shown separately in the financial statements are as follows:

	2004	2005	2006
Trade receivables		Ps. 39	Ps. 20
Other receivables		208	121
Trade payables		12	9
Net sales	Ps. 2	2	1
Cost of sales	144	120	134
Operating expenses	151	229	222
Interest income	4	5	44
Exchange loss	1	(11)	2
Interest expense	152	295	438
Other income, net	(15)	(6)	(25)

18. New accounting principles

When MFRS Series A went into effect on January 1, 2006, which represents the Conceptual Framework described in Note 3, some of its provisions created divergence with specific MFRS already in effect. Consequently, in March 2006, CINIF issued Interpretation Number 3 (INIF No. 3), Initial Application of MFRS, that provisions set forth in specific. MFRS that have not been amended should be followed until their adaptation to the conceptual framework is complete.

CINIF continues to pursue its objective of moving towards a greater convergence with international financial reporting standards. To this end, on December 22, 2006, it issued the following MFRS, which will become effective for fiscal years beginning on January 1, 2007:

  NIF B-3, Statement of Operations

  NIF B-13, Events Occurring after the Date of the Financial Statements

  NIF C-13, Related Party Transactions

  NIF D-6, Capitalization of Comprehensive Financing Result

Some of the significant changes established by these standards are as follows:

NIF B-3, Statement of Operations, sets the general standards for presenting and structuring the statement of income, the minimum content requirements and general disclosure standards. Consistent with NIF A-5, Basic Elements of Financial Statements, NIF B-3 now classifies revenues, costs and expenses, into ordinary and non-ordinary. Ordinary items (even if not frequent) are derived from the primary activities representing and entity's main source of revenues. Non-ordinary items are derived from activities other than those representing an entity's main source of revenues. Consequently, the classification of certain transactions as special or extraordinary, according to former Bulletin B-3, was eliminated. As part of the structure of the statement of income, ordinary items should be presented first and, at a minimum, present income or loss before income taxes, income or loss before discontinued operations, if any, and net income or loss. Presenting operating income is neither required nor prohibited by NIF B-3. If presented, the line item other income (expense) is presented immediately before operating income. Cost and expense items may be classified by function, by nature, or a combination of both. When classified by function, gross income may be presented. Statutory employee profit sharing should now be presented as an ordinary expense (within other income (expense) pursuant to INIF No. 4 issued in January 2007) and no longer presented within income tax. Special items mentioned in particular MFRS should now be part of other income and expense and items formerly recognized as extraordinary should be part of non-ordinary items.

NIF B-13, Events Occurring after the Date of the Financial Statements, requires that for (i) asset and liability restructurings and (ii) creditor waivers to their right to demand payment in case the entity defaults on contractual obligations, occurring in the period between the date of the financial statements and the date of their issuance, only disclosure needs to be included in a note to the financial statements while recognition of these items should take place in the financial statements of the period in which such events take place. Previously, these events were recognized in the financial statements instead in addition to their disclosure. NIF A-7, Presentation and Disclosure, in effect as of January 1, 2006, requires, among other things, that the date on which the issuance of the financial statements is authorized be disclosed as well as the name of authorizing management officer(s) or body (bodies). NIF B-13 establishes that if the entity owners or others are empowered to modify the financial statements, such fact should be disclosed. Subsequent approval of the financial statements by the stockholders or other body does not change the subsequent period, which ends when issuance of the financial statements is authorized.

NIF C-13, Related Party Transactions, broadens the concept "related parties" to include a) the overall business in which the reporting entity participates; b) close family members of key or relevant officers; and c) any fund created in connection with a labor-related compensation plan. NIF C-13 requires the following disclosures: a) the relationship between the controlling and subsidiary entities, regardless of whether or not any intercompany transactions took place during the period; b) that the terms and conditions of consideration paid or received in transactions carried out between related parties are equivalent to those of similar transactions carried out between independent parties and the reporting entity, only if sufficient evidence exists; c) benefits granted to key or relevant officers; and d) name of the direct controlling company and, if different, name of the ultimate controlling company. Notes to comparative financial statements of prior periods should disclose the new provisions of NIF C-13.

NIF D-6, Capitalization of Comprehensive Financing Result, establishes general capitalization standards that include specific accounting for financing in domestic and foreign currencies or a combination of both. Some of these standards include: a) mandatory capitalization of comprehensive financing cost ("RIF") directly attributable to the acquisition of qualifying assets; b) yields obtained from temporary investments before the capital expenditure is made are excluded from the amount capitalized; c) exchange gains or losses from foreign currency financing should be capitalized considering the valuation of associated hedging instruments, if any; d) a methodology to calculate capitalizable RIF relating to funds from generic financing; e) regarding land, RIF may be capitalized if development is taking place; and f) conditions that must be met to capitalize RIF, and rules indicating when RIF should no longer be capitalized. The entity may decide on whether to apply provisions of NIF D-6 for periods ending before January 1, 2007, in connection with assets that are in the process of being acquired at the time this NIF goes into effect.

The Company is in the process of analyzing the impact of these new financial reporting standards and believes that they will not have a material effect on its consolidated financial position or results of operations.

19. Subsequent events

On February 1, 2007, Vitro successfully closed an offering, of US$ 1.0 billion of senior guaranteed notes (the "Notes") principally to refinance existing third-party debt at the Vitro holding company level, substantially all of the third-party debt at its subsidiary VENA and certain third-party debt of Vimexico.

The Notes were issued in two tranches: U.S.$ 700 million of senior guaranteed notes due February 1, 2017 callable after year 2012, at a coupon of 9.125% and U.S.$ 300 million of senior unsecured notes due February 1, 2012, non-callable for life, at a coupon of 8.625%. The Notes will pay interest semiannually and will receive guarantees from VENA and its wholly-owned subsidiaries and Vimexico and its wholly-owned subsidiaries.

20. Authorization of financial statements issuance

On February 23, 2007 the issuance of the consolidated financial statements was authorized by the Ing. Hugo A. Lara Garcia, Chief Executive Officer and by the C.P. Francisco J. Garza Barbosa, Chief Financial Officer. These consolidated financial statements are subject to approval at the ordinary stockholders' meeting, who may modify the financial statements, based on provisions set forth by the Mexican General Corporate Law.

21. Differences between accounting principles in Mexico and in the United States of America

The Company's consolidated financial statements are prepared in accordance with Mexican FRS, which differ in certain significant respects from accounting principles generally accepted in the United States of America ("U.S. GAAP"). The Mexican FRS consolidated financial statements include the effects of inflation as provided for under Bulletin B-10, (see note 3c), whereas financial statements prepared under U.S. GAAP are presented on a historical basis. However, the following reconciliation to U.S. GAAP does not include the reversal of the adjustments required under Bulletin B-10, permitted by the rules and regulations of the Securities and Exchange Commission (the "SEC"). The application of Bulletin B-10 represents a comprehensive measure of the effects of price level changes in the inflationary Mexican economy and, as such, is considered a more meaningful presentation than historical cost-based financial reporting for both Mexican and U.S. accounting purposes.

The other differences between Mexican FRS and U.S. GAAP and the effect on consolidated net income (loss) and consolidated stockholders' equity are presented below:

		Year ended December 31,
		2004		2005		2006

Net income (loss) reported under Mexican FRS	Ps.	107	Ps.	100	Ps.	(758)

U.S. GAAP adjustments:
Effect of the adjustments below on minority interest (See a)		1		2		-
Deferred income taxes (See b)		80		(373)		(175)
Deferred workers' profit sharing (See c)		(11)		(15)		(14)
Monetary position result on deferred income taxes and deferred workers profit sharing (See d)		-		(2)		13
Capitalization of interest (See e)		15		17		9
Amortization of capitalized interest (See e)		(3)		(6)		(8)
Goodwill (See f)		52		-		-
Effect of applying Bulletin B-10 (See g)		(61)		(67)		(66)
Effect of applying Bulletin B-15 (See h)		3		-		15
Derivative financial instruments (See i)		25		181		-
Employee retirement obligations (See j)		-		8		11
Purchase of Visteon's capital investment (See k)		-		-		1
Impairment of long-lived assets (See l)		-		63		365
Total U.S. GAAP adjustments		101		(192)		151
Net income (loss) under U.S. GAAP	Ps.	208	Ps.	(92)	Ps.	(607)

		Year ended December 31,
		2005		2006

Total stockholders' equity reported under Mexican FRS	Ps.	4,962	Ps.	5,578
Less minority interest included as stockholders' equity under Mexican FRS (See a)		(1,488)		(1,340)
Majority stockholders' equity under Mexican FRS		3,474		4,238
US GAAP adjustments:
Effect of the adjustments below on minority interest (See a)		(52)		(49)
Deferred income taxes (See b)		(357)		(492)
Deferred workers' profit sharing (See c)		14		-
Capitalization of interest (See e)		32		41
Accumulated amortization of capitalized interest (See e)		(9)		(18)
Goodwill (See f)		120		120
Effect of applying Bulletin B-10 (See g)		97		19
Effect of applying Bulletin B-15 (See h)		2		-
Effect of adoption of SFAS No. 158 (See j)		-		(126)
Employee retirement obligations (See j)		(41)		(30)
Purchase of Visteon's capital investment (See k)		- 63		(68) 385
Impairment of long-lived assets (See l)
Total U.S. GAAP adjustments		(131)		(218)
Total stockholders' equity under U.S. GAAP	Ps.	3,343	Ps.	4,020

a) Minority interest

Under Mexican FRS, minority interest in consolidated subsidiaries is presented as a separate component within the stockholders' equity section in the consolidated balance sheet. For U.S. GAAP purposes, minority interest is not included in stockholders' equity and is presented below total liabilities and above the stockholders' equity section in the consolidated balance sheet.

b) Deferred income taxes

Under Mexican FRS as required by Bulletin D-4, "Accounting for Income Tax, Tax on Assets and Employee Statutory Profit Sharing," income taxes are charged to results as they are incurred and the Company recognizes deferred income tax assets and liabilities for the future consequences of temporary differences between the financial statement carrying amounts of assets and liabilities and their respective income tax bases, measured using enacted rates. The effects of changes in the statutory rates are accounted for in the period that includes the enactment date. Deferred income tax assets are also recognized for the estimated future effects of tax loss carryforwards and asset tax credit carryforwards. Deferred tax assets are recognized only when it is highly probable that sufficient future taxable income will be generated to recover such deferred tax assets. Under Mexican FRS, the effects of inflation on the deferred tax balance generated by monetary items are recognized in the result of monetary position.

Under U.S. GAAP, as required by SFAS No. 109, "Accounting for Income Taxes", the Company recognizes deferred income tax assets and liabilities for the future consequences of temporary differences between the financial statement carrying amounts of assets and liabilities and their respective income tax bases, measured using enacted rates. The effects of changes in the statutory rates are accounted for in the period that includes the enactment date. Deferred income tax assets are also recognized for the estimated future effects of tax loss carryforwards and asset tax credit carryforwards.

The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income, projections of future taxable income over the periods in which the deferred tax assets are deductible and tax planning strategies that would be taken to prevent an operating loss or tax credit carryforward from expiring unused, management believes it is more likely than not that the Company will realize the benefits of these deductible differences, net of the existing valuation allowance at December 31, 2006. Under U.S. GAAP, the deferred tax balance is classified as a non-monetary item.

U.S. GAAP differences as described above, to the extent taxable are reflected in the U.S. GAAP deferred tax balances.

c) Deferred workers' profit sharing

In accordance with Mexican FRS the Company determines the provision for deferred workers' profit sharing by applying the partial accrual method of Bulletin D-4 applicable to temporary differences between the financial and adjusted tax income that are expected to reverse within a defined period. For U.S. GAAP purposes the Company accrues for workers' profit sharing based on a liability approach similar to accounting for income taxes under SFAS No. 109.

d) Monetary position result on deferred income taxes and deferred workers' profit sharing

The monetary position result is determined by (i) applying the annual inflation factor to the net monetary position of the U.S. GAAP adjustments at the beginning of the period, plus (ii) the monetary position effect of such adjustments during the period, determined in accordance with the weighted average inflation factor.

e) Capitalization of interest

Under Mexican FRS, the capitalization of the integral cost of financing (interest, foreign exchange gain or loss, and monetary position gain or loss) generated by loan agreements obtained to finance investment projects is optional, and the Company has elected not to capitalize the integral cost of financing.

In accordance with SFAS No. 34, "Capitalization of Interest Cost", if the integral cost of financing is incurred during the construction of qualifying assets, capitalization is required as part of the cost of such assets. Accordingly, a reconciling item for the capitalization of a portion of the integral cost of financing is included in the U.S. GAAP reconciliation of the majority net income and majority stockholder's equity. If the borrowings are denominated in U.S. dollars, the weighted-average interest rate on all such outstanding debt is applied to the balance of construction-in-progress to determine the amount to be capitalized. If the borrowings are denominated in Mexican pesos, the amount of interest to be capitalized as noted above is reduced by the gain on monetary position associated with the debt.

f) Goodwill

Under Mexican FRS, until December 31, 2004 goodwill represented the excess of cost over recorded value of subsidiaries as of the date of acquisition and was restated using the NCPI and amortized using the straight-line method over 20 years. Beginning on January 1, 2005, goodwill represents the excess of cost over fair value of subsidiaries as of the date of acquisition. Goodwill is restated using the NCPI and at least once a year is subject to impairment test, as it ceased to be amortized under the provisions of Bulletin B-7, "Business Acquisitions". In accordance with SFAS No. 142, "Goodwill and Other Intangibles Assets", goodwill and indefinite-lived assets are also no longer subject to amortization, but rather are subject to periodic assessment for impairment.

g) Effect of applying Bulletin B-10

As discussed in note 3 f), under Mexican FRS Bulletin B-10, " Recognition of the Effects of Inflation in Financial Information", allows the restatement of the value of machinery and equipment purchased in a foreign country using the consumer price index of the country of origin and the period-end exchange rate. For U.S. GAAP purposes, such restatement is based on the NCPI.

h) Effect of applying Bulletin B-15

In 1997, the IMCP issued Bulletin B-15, "Foreign Currency Transactions and Translation of Financial Statements of Foreign Operations", which specifies the procedures to be applied in the consolidation of foreign subsidiaries by Mexican companies for (i) current year amounts and (ii) prior year amounts, presented for comparative purposes. The Company's accounting policies for the consolidation of its foreign subsidiaries are described in notes 2 b) and 3 b). Such policies conform to the requirements of Bulletin B-15.

The Company believes that the application of the methodology of Bulletin B-15 to translate the current year amounts for foreign operations does not result in a difference between Mexican FRS and U.S. GAAP that must be reconciled in order to comply with the rules and regulations of the SEC.

However, there are two methods allowed under Bulletin B-15 to restate prior year amounts for foreign subsidiaries. Vitro uses the method that reconsolidates prior year balances by restating foreign subsidiaries using the current inflation rate in the foreign country and translating into pesos using the year-end exchange rate. We believe that this methodology of Bulletin B-15 used to restate prior years balances for comparative purposes does not conform to the requirements of SEC Rule 3-20e of Regulation S-X, which requires all amounts in financial statements to be presented in the same reporting currency. Accordingly, in filings with the SEC, the Company includes an adjustment for the difference in methodologies of restating prior year balances.

Under Mexican FRS, as disclosed in Note 3 p), the Company presents the result from monetary position and exchange rate fluctuation gains and losses in the shortfall in restatement of capital within stockholder's equity in relation to subsidiaries designated as economic hedges. In accordance with U.S. GAAP, only exchange rate fluctuation gains and losses receive the treatment specified above. Monetary gains and losses are presented in the statements of operations as part of total financing cost.

i) Derivative financial instruments

As of January 1, 2005, in accordance with Mexican FRS, as mentioned in note 3 a), the Company values and records all derivative instruments and hedging activities according to Bulletin C-10 " Derivative Financial Instruments and Hedging Activities", which establishes similar accounting treatment as described in SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". Prior to the implementation of Bulletin C-10, financial instruments entered into for hedging purposes were valued using the same valuation criteria of the underlying assets or liabilities hedged, and the effect of such valuation was recognized in net income, net of costs, expenses or income from the assets or liabilities whose risks were being hedged.

The Company determined that the accounting for derivative financial instruments is the same for Mexican FRS and U.S. GAAP as they relate to their consolidated financial statements as of and for the year ended December 31, 2006. The effects of the initial application of Bulletin C-10 were already reflected in the U.S. GAAP financial statements for 2004. Therefore, the cumulative effect of the change in accounting principle is reconciled out of the amounts presented in the U.S. GAAP income statement for 2005.

j) Employee retirement obligations

The Company maintains defined benefit pension plans for all of its subsidiaries and provides for seniority premiums and severance payments (severance indemnities) for all of its Mexican subsidiaries. For its Mexican FRS consolidated financial statements, the Company applies Bulletin D-3, "Labor Obligations". Prior to 2006, the accounting treatment for pensions and seniority premiums set forth in this Bulletin is substantially the same as those set forth in SFAS No. 87, "Employers' Accounting for Pensions". The Company records the pension cost determined by actuarial computations, as described in Notes 3 k and 9. Significant assumptions (weighted-average rates) used in determining net periodic pension cost and the Company's related pension obligations for 2006 and 2005 are also described in note 9.

The Company adopted SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R)", in its December 31, 2006 consolidated financial statements. This statement requires companies to (1) fully recognize, as an asset or liability, the over funded or under funded status of defined pension and other postretirement benefit plans; (2) recognize changes in the funded status through other comprehensive income in the year in which the changes occur; and (3) provide enhanced disclosures. There is no impact on results of operations or cash flows. Retrospective application of this standard is not permitted. The impact of adoption, including the inter-related impact on the additional labor liability, resulted in an increase in total assets of Ps. 1, an increase in total liabilities of Ps. 65 and a decrease in stockholders' equity reported under U.S. GAAP of Ps. 64 net of the deferred tax effects of Ps. 62.

The Company has prepared a study of pension costs under U.S. GAAP based on actuarial calculations using the same assumptions applied under Mexican FRS (see Note 3 k). Prior to the adoption of SFAS No. 158, there was no difference in the liabilities for pension plans and seniority premiums between Mexican FRS and U.S. GAAP.

Severance indemnities.- Under Mexican FRS, effective 2005 revised Bulletin D-3 requires the recognition of a severance indemnity liability calculated based on actuarial computations. Similar recognition criteria under U.S. GAAP are established in SFAS No. 112, "Employers' Accounting for Postemployment Benefits", which requires that a liability for certain termination benefits provided under an ongoing benefit arrangement such as these statutorily mandated severance indemnities, be recognized when the likelihood of future settlement is probable and the liability can be reasonably estimated. Mexican FRS allows for the Company to amortize the transition obligation related to the adoption of revised Bulletin D-3 over the expected service life of the employees. However, U.S. GAAP required the Company to recognize such effect upon initial adoption, which results in a difference in the amount recorded under the two accounting principles.

k) Purchase of Visteon's capital investment

In connection with the termination of the joint venture agreement between Vimexico and Visteon discussed in Note 16, under Mexican FRS as established in Bulletin B-7, the Company recognized the difference between the price paid and the book value of Ps. 67 as a credit in the majority stockholders' equity. Under U.S. GAAP, in accordance with SFAS No. 141, "Business Combinations" the excess over cost of Ps. 87 was allocated as a pro rata reduction of the acquired assets.

l) Impairment of long-lived assets

For U.S. GAAP purposes, in accordance with SFAS No. 144,"Accounting for the Impairment or Disposal of Long-Lived Assets", long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of an asset is not recoverable when the estimated future undiscounted cash flows expected to result from the use of the asset are less than the carrying value of the asset. Impairment is recorded when the carrying amount of the asset exceeds its fair value. Impairment charges and asset write-downs are presented in selling, general and administrative expenses in operating income in our U.S. GAAP consolidated financial statements.

For Mexican FRS purposes, in accordance with Bulletin C-15, "Impairment of Long-Lived Assets", the Company reviews the carrying amounts of long-lived assets in use when an impairment indicator suggests that such amounts might not be recoverable, considering the greater of the present value of future net cash flows or the net sales price upon disposal. Impairment is recorded when the carrying amount of the asset exceeds the greater of the amounts mentioned above. Impairment charges and asset write-downs are presented in other expenses in our Mexican FRS consolidated financial statements.

In 2005 and 2006, for Mexican FRS purposes, while performing its annual impairment test using its best estimates based on reasonable and supportable assumptions and projections, the Company recorded an impairment charge of Ps. 107 and Ps. 322, respectively, as the carrying amount of the long-lived assets exceeded the present value of their future discounted cash flows. For U.S. GAAP purposes no impairment charge was recorded as the assets were considered to be recoverable given that the estimated undiscounted cash flows expected to result from the use of the assets were greater then the carrying value of the asset.

In 2005 for U.S. GAAP purposes, based on fair value appraisals received the Company recorded an impairment charge of Ps. 43 for land and buildings located at its corporate offices classified as available for sale in accordance with SFAS No. 144. This charge is recorded in operating income for U.S. GAAP purposes. Under Mexican FRS, the assets did not meet the definition of held for sale as required by Bulletin C-15 as such assets were still in use by the Company at that time. The discounted cash flow model utilized by the Company did not result in an impairment charge for Mexican FRS purposes. During 2006 the Company sold one of its buildings located at its corporate headquarters recognizing a loss on sale of Ps. 133 under Mexican FRS and Ps. 90 under U.S. GAAP.

m) Supplemental U.S. GAAP Cash Flow Information

The classifications of cash flows under Mexican FRS and U.S. GAAP are basically the same in respect of the transactions presented under each caption. The nature of the differences between Mexican FRS and U.S. GAAP in the amounts reported is primarily due to (i) the elimination of inflationary effects in the variations of monetary assets and liabilities arising from financing and investing activities, against the corresponding monetary position result in operating activities, (ii) the elimination of exchange rate fluctuations resulting from financing and investing activities, against the corresponding unrealized foreign exchange gain or loss included in operating activities, and (iii) the recognition in operating, financing and investing activities of the U.S. GAAP adjustments.

The following table summarizes the cash flow items as required under SFAS No. 95, "Statement of Cash Flows", provided by (used in) operating, financing and investing activities for the years ended December 31, 2004, 2005 and 2006, giving effect to the U.S. GAAP adjustments, excluding the effects of inflation required by Bulletin B-10 and Bulletin B-15. The following information is presented, in millions of pesos, on a historical peso basis and it is not presented in pesos of constant purchasing power

		Years ended December 31,
		2004	2005	2006
Net cash provided by (used in) operating activities Ps.	Ps.	518	Ps. 615	Ps. (293)
Net cash provided by (used in) financing activities		49	33	(142)
Net cash (used in) provided by investing activities		(609)	(525)	308

Net cash flow from operating activities reflects cash payments for interest and income taxes as follows:

		Years ended December 31,
		2004	2005	2006
Interest paid Ps.	Ps.	339	Ps. 535	Ps. 658
Income taxes paid		(10)	104	151

22. Guarantor and non-guarantor financial information

As disclosed in Note 19, Vitro issued US$700 million of senior guaranteed notes due February 1, 2017 and US$300 million of senior guaranteed notes due February 1, 2012 (together the "Notes") principally to refinance existing third-party debt at the Vitro holding company level, substantially all of the third-party debt at its subsidiary VENA and certain of the Company's third-party debt. The Notes will pay interest semi-annually in arrears on February 1 and August 1, commencing on August 1, 2007.

The obligations of the Vitro pursuant to each series of the Notes, including any repurchase obligation resulting from a change of control, are unconditionally guaranteed, jointly and severally, on an unsecured basis, by VENA and its wholly-owned subsidiaries and Vimexico and its wholly-owned subsidiaries.

The following of Vimexico's subsidiaries are designated as guarantors; Vimexico, Vitro Automotriz, S.A. de C.V., Vitro Flex, S.A. de C.V, Distribuidora Nacional de Vidrio, S.A. de C.V., Vitro Vidrio y Cristal, S.A. de C.V., Vitro Flotado Cubiertas, S.A. de C.V., Distribuidor Vidriero Lan, S.A. de C.V., Vitrocar, S.A. de C.V., Cristales Inastillables de Mexico, S.A. de C.V., Vidrio Plano de Mexico, S.A. de C.V., VVP Holdings Corp., VVP Syndication, Inc., VVP Autoglass, Inc., Vitro America, Inc., Super Sky Products, Inc., Super Sky International, Inc., VVP Finance Corp., Super Sky Constructors, Inc., Vitro Colombia, S.A., VVP Europa Holdings, B.V.

The following condensed consolidating financial information includes separate columnar information for:

  Vimexico (the holding company),

  Vimexico's combined wholly-owned guarantors and

  Vimexico's combined non-guarantors.

Investments in subsidiaries are accounted for by Vimexico under the equity method for purpose of the supplemental consolidating information. The principal elimination entries eliminate the Vimexico's investment in subsidiaries and intercompany balances and transactions.

a) Supplemental condensed consolidating balance sheets presented in accordance with Mexican FRS

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12,730

		Vimexico		Combined Wholly-Owned Guarantors		Combined Non-Guarantors		Adjustments and Eliminations		Vimexico Consolidated

As of December 31, 2005

Cash, trade receivables and other current assets	Ps.	2,598	Ps.	1,257	Ps.	1,727	Ps.	(4,169)	Ps.	1,413
Retained undivided interests in securitized receivables		-		667		-		-		667
Inventories, net		-		2,025		435		(21)		2,439
Current assets		2,598		3,949		2,162		(4,190)		4,519

Investments in subsidiaries		4,276		515		-		(4,791)		-

Plant, property and equipment, net		-		5,405		1,265		-		6,670

Deferred taxes		104		14		69		(26)		161
Other assets		127		1,138		602		(487)		1,380
Long-term assets		4,507		7,072		1,936		(5,304)		8,211

Total assets	Ps.	7,105	Ps.	11,021	Ps.	4,098	Ps.	(9,494)	Ps.	12,730

Short-term borrowings	Ps.	588	Ps.	746	Ps.	271	Ps.	-	Ps.	1,605
Trade payables		-		779		299		(122)		956
Tax liabilities		14		91		87		-		192
Accrued expenses and other current liabilities		2,241		4,523		681		(4,059)		3,386
Current liabilities		2,843		6,139		1,338		(4,181)		6,139

Long-term debt		788		329		43		-		1,160
Employee retirement obligations and other long-term liabilities		-		375		617		(523)		469

Long-term liabilities		788		704		660		(523)		1,629
Total liabilities		3,631		6,843		1,998		(4,704)		7,768
Total majority interest		3,474		4,178		2,100		(6,278)		3,474
Minority interest in consolidated subsidiaries		-		-		-		1,488		1,488
Total stockholders' equity		3,474		4,178		2,100		(4,790)		4,962
Total liabilities and stockholders' equity	Ps.	7,105	Ps.	11,021	Ps.	4,098	Ps.	(9,494)	Ps.	12,730

		Vimexico		Combined Wholly-Owned Guarantors		Combined Non-Guarantors		Adjustments and Eliminations		Vimexico Consolidated

As of December 31, 2006

Cash, trade receivables and other current assets	Ps.	3,116	Ps.	1,051	Ps.	1,570	Ps.	(4,384)	Ps.	1,353
Retained undivided interests in securitized receivables		-		694		-		-		694
Inventories, net		-		1,614		330		(6)		1,938

Current assets		3,116		3,359		1,900		(4,390)		3,985

Investments in subsidiaries		3,375		516		-		(3,891)		-

Property plant and equipment, net		-		4,622		869		-		5,491

Deferred taxes		62		289		79		-		430
Other assets		30		745		595		(401)		969
Long-term assets		3,467		6,172		1,543		(4,292)		6,890

Total assets	Ps.	6,583	Ps.	9,531	Ps.	3,443	Ps.	(8,682)	Ps.	10,875

Short-term borrowings	Ps.	-	Ps.	69	Ps.	164	Ps.	-	Ps.	233
Trade payables		-		643		272		(7)		908
Tax liabilities		17		334		72		(101)		322
Accrued expenses and other current liabilities		2,328		4,722		446		(4,485)		3,011
Current liabilities		2,345		5,768		954		(4,593)		4,474

Long-term debt		-		377		22		-		399
Employee retirement obligations and other long-term liabilities		-		124		498		(198)		424

Long-term liabilities		-		501		520		(198)		823
Total liabilities		2,345		6,269		1,474		(4,791)		5,297
Total majority interest		4,238		3,262		1,969		(5,231)		4,238
Minority interest in consolidated subsidiaries		-		-		-		1,340		1,340
Total stockholders' equity		4,238		3,262		1,969		(3,891)		5,578
Total liabilities and stockholders' equity	Ps.	6,583	Ps.	9,531	Ps.	3,443	Ps.	(8,682)	Ps.	10,875

b) Supplemental condensed consolidating statements of operations presented in accordance with Mexican FRS

For the year ended December 31, 2004		Vimexico		Combined Wholly-Owned Guarantors		Combined Non-Guarantors		Adjustments and Eliminations		Vimexico Consolidated

Net sales and equity in earnings of subsidiaries	Ps.	133	Ps.	11,271	Ps.	2,674	Ps.	(1,002)	Ps.	13,076
Cost of sales		-		8,097		1,956		(789)		9,264
Selling, general and administrative expenses		13		2,555		408		(16)		2,960
Total financing cost (income)		31		176		(3)		40		244
Other expenses, net		-		276		41		(12)		305
Income and asset tax (benefit) expense		(18)		(89)		10		-		(97)
Workers' profit sharing		-		51		14		(1)		64
Net income for the year		107		205		248		(224)		336
Net minority income		-		-		-		229		229
Net majority income	Ps.	107	Ps.	205	Ps.	248	Ps.	(453)	Ps.	107

For the year ended December 31, 2005		Vimexico		Combined Wholly-Owned Guarantors	Combined Non-Guarantors			Adjustments and Eliminations		Vimexico Consolidated

Net sales and equity in earnings of subsidiaries	Ps.	143	Ps.	10,937	Ps.	2,812	Ps.	(932)	Ps.	12,960
Cost of sales		-		8,048		2,109		(734)		9,423
Selling, general and administrative expenses		9		2,624		419		11		3,063
Total financing cost		50		232		21		63		366
Other expenses, net		4		325		76		2		407
Income and asset tax benefit		(29)		(681)		(12)		(1)		(723)
Workers' profit sharing		-		22		2		-		24
Net income before change in accounting principle		109		367		197		(273)		400
Cumulative effect of change in accounting principle, net of tax		(9)		(117)		-		(1)		(127)
Net income for the year		100		250		197		(274)		273
Net minority income		-		-		-		173		173
Net majority income	Ps.	100	Ps.	250	Ps.	197	Ps.	(447)	Ps.	100

For the year ended December 31, 2006		Vimexico		Combined Wholly-Owned Guarantors		Combined Non-Guarantors		Adjustments and Eliminations		Vimexico Consolidated

Net sales and equity in earnings of subsidiaries	Ps.	(686)	Ps.	10,803	Ps.	2,434	Ps.	159	Ps.	12,710
Cost of sales		-		8,147		1,672		(405)		9,414
Selling, general and administrative expenses		9		2,530		406		(23)		2,922
Total financing cost		117		554		46		(115)		602
Other (income) expenses, net		(100)		482		29		-		411
Income and asset tax expense(benefit)		46		(170)		44		1		(79)
Workers' profit sharing		-		23		2		-		25
Net (loss) income for the year		(758)		(763)		235		701		(585)
Net minority income		-		-		-		173		173
Net majority (loss) income	Ps.	(758)	Ps.	(763)	Ps.	235	Ps.	528	Ps.	(758)

c) Supplemental condensed consolidating statements of changes in financial position presented in accordance with Mexican FRS

For the year ended December 31, 2004		Vimexico		Combined Wholly-Owned Guarantors		Combined Non-Guarantors		Adjustments and Eliminations		Vimexico Consolidated

Operating Activities:
Net income	Ps.	107	Ps.	205	Ps.	248	Ps.	(224)	Ps.	336
Depreciation and amortization		6		563		175		-		744
Provision for employee retirement obligations		-		20		31		-		51
Amortization of debt issuance costs		18		-		-		-		18
Write-off and loss from sale of assets		-		93		-		-		93
Other non-cash charges		(101)		(146)		7		136		(104)

(Increase) decrease in inventories		-		(89)		26		4		(59)
Change in other current assets and liabilities		(66)		(38)		(171)		138		(137)
Employee retirement obligations		-		(27)		(27)		-		(54)
Net resources (used in) generated by operating activities		(36)		581		289		54		888

Financing Activities:
Bank loans, net		(252)		(525)		(142)		(1)		(920)
Other financing activities		662		227		-		(335)		554

Net resources generated by (used in) financing activities		410		(298)		(142)		(336)		(366)

Investing Activities:
Investments in land, buildings, machinery and equipment		-		(419)		(162)				(581)
Other investing activities		(374)		128		(40)		282		(4)

Net resources used in investing activities		(374)		(291)		(202)		282		(585)
Net decrease in cash and cash equivalents		-		(8)		(55)		-		(63)
Balance at beginning of year		-		145		88		-		233
Balance at end of year	Ps.	-	Ps.	137	Ps.	33	Ps.	-	Ps.	170

For the year ended December 31, 2005		Vimexico	Combined Wholly-Owned Guarantors			Combined Non-Guarantors		Adjustments and Eliminations		Vimexico Consolidated

Operating Activities:
Net income before change in accounting principle	Ps.	109	Ps.	367	Ps.	197	Ps.	(273)	Ps.	400
Depreciation and amortization		1		504		130		-		635
Provision for employee retirement obligations		-		31		36		-		67
Amortization of debt issuance costs		20		1		-		-		21
Write-off and loss from sale of assets		9		151		49		-		209
Other non-cash charges		(169)		(1,117)		(65)		321		(1,030)

Increase in inventories		-		(238)		(3)		-		(241)
Change in other current assets and liabilities		(7)		628		(28)		56		649
Employee retirement obligations		-		(32)		(24)		-		(56)
Net resources (used in) generated by operating activities		(37)		295		292		104		654

Financing Activities:
Bank loans, net		(287)		(416)		80		-		(623)
Other financing activities		(33)		385		(132)		389		609

Net resources generated by (used in) financing activities		(320)		(31)		(52)		389		(14)

Investing Activities:
Investments in land, buildings, machinery and equipment		-		(409)		(37)		-		(446)
Proceeds from sale of land, machinery and equipment		-		29		1		-		30
Restricted cash		-		1		-		-		1
Other investing activities		358		159		(116)		(493)		(92)

Net resources used in investing activities		358		(220)		(152)		(493)		(507)
Net increase in cash and cash equivalents		1		44		88		-		133
Balance at beginning of year		-		137		33		-		170
Balance at end of year	Ps.	1	Ps.	181	Ps.	121	Ps.	-	Ps.	303

For the year ended December 31, 2006		Vimexico		Combined Wholly-Owned Guarantors		Combined Non-Guarantors		Adjustments and Eliminations		Vimexico Consolidated

Operating Activities:
Net (loss) income	Ps.	(758)	Ps.	(763)	Ps.	235	Ps.	701	Ps.	(585)
Depreciation and amortization		1		469		96		-		566
Provision for employee retirement obligations		-		77		55		-		132
Amortization of debt issuance costs		33		4		-		-		37
Write-off and loss from sale of assets Other non-cash charges		-		460		(8)		-		452
		804		(428)		(2)		(756)		(382)
Decrease in inventories		-		405		35		(15)		425
Change in other current assets and liabilities		(34)		(698)		(152)		166		(718)
Employee retirement obligations		-		(97)		(84)		-		(181)
Net resources generated by (used in) operating activities		46		(571)		175		96		(254)

Financing Activities:
Bank loans, net		(1,376)		(629)		(128)		-		(2,133)
Issuance of capital stock		1,470		-		-		-		1,470
Other financing activities		175		702		(153)		(270)		454

Net resources generated by (used in) financing activities		269		73		(281)		(270)		(209)

Investing Activities:
Investments in land, buildings, machinery and equipment		-		(255)		(63)		-		(318)
Proceeds from sale of land, machinery and equipment		-		164		163		-		327
Restricted cash		-		269		-		-		269
Proceeds from sale of subsidiaries and associated companies		211		-		-		(43)		168
Other investing activities		(526)		257		(77)		220		(126)
Net resources (used in) generated by investing activities		(315)		435		23		177		320
Net decrease in cash and cash equivalents		-		(63)		(83)		3		(143)
Balance at beginning of year		1		181		121		-		303
Balance at end of year	Ps.	1	Ps.	118	Ps.	38	Ps.	3	Ps.	160

d) Supplemental condensed consolidating financial information reconciled from Mexican FRS to U.S. GAAP:

As disclosed in Note 21, the Company's reconciliation from Mexican FRS to U.S. GAAP does not eliminate the effects of inflation as it represents a comprehensive measure of the effects of price level changes in the inflationary Mexican economy and, as such, is considered a more meaningful presentation than historical cost-based financial reporting for both Mexican and U.S. accounting purposes.

The other differences between Mexican FRS and U.S. GAAP and the effects on consolidated net income (loss) and consolidated stockholders' equity as it relates to the Company's guarantor and non-guarantor subsidiaries are presented below:

		Vimexico		Combined Wholly-Owned Guarantors		Combined Non-Guarantors		Adjustments and Eliminations		Vimexico Consolidated

For the year ended December 31, 2004

Net income of majority interest as reported under Mexican FRS	Ps.	107	Ps.	205	Ps.	248	Ps.	(453)	Ps.	107

U.S. GAAP adjustments:
Effect of the adjustments below on minority interest (See Note 21 a)		-		-		-		1		1
Deferred income taxes (See Note 21 b)		(1)		76		5		-		80
Deferred workers' profit sharing (See Note 21 c)		-		(25)		14		-		(11)
Monetary position result on deferred income taxes and deferred workers profit sharing (See Note 21 d)		-		1		(1)		-		-
Capitalization of interest (See Note 21e)		-		15		-		-		15
Amortization of capitalized interest (See Note 21 e)		-		(3)		-		-		(3)
Goodwill (See Note 21f)		7		10		35		-		52
Effect of applying Bulletin B-10 (See Note 21 g)		-		(56)		(5)		-		(61)
Effect of applying Bulletin B-15 (See Note 21 h)		-		-		-		3		3
Derivative financial instruments (See Note 21 i)		3		22		-		-		25
Investment in subsidiaries		92		-		-		(92)		-
Total U.S. GAAP adjustments		101		40		48		(88)		101
Net income under U.S. GAAP	Ps.	208	Ps.	245	Ps.	296	Ps.	(541)	Ps.	208

		Vimexico		Combined Wholly-Owned Guarantors		Combined Non-Guarantors		Adjustments and Eliminations		Vimexico Consolidated

For the year ended December 31, 2005

Net income of majority interest as reported under Mexican FRS	Ps.	100	Ps.	250	Ps.	197	Ps.	(447)	Ps.	100

U.S. GAAP adjustments:
Effect of the adjustments below on minority interest (See Note 21 a)		-		-		-		2		2
Deferred income taxes (See Note 21 b)		(6)		(367)		-		-		(373)
Deferred workers' profit sharing (See Note 21 c)		-		9		(24)		-		(15)
Monetary position result on deferred income taxes and deferred workers profit sharing (See Note 21 d)		-		(1)		(1)		-		(2)
Capitalization of interest (See Note 21e)		-		14		3		-		17
Amortization of capitalized interest (See Note 21 e)		-		(6)		-		-		(6)
Effect of applying Bulletin B-10 (See Note 21 f)		-		(61)		(6)		-		(67)
Derivative financial instruments (See Note 21 i)		14		167		-		-		181
Employee retirement obligations (See Note 21 j)		-		6		2		-		8
Impairment of long-lived assets (See Note 21 l)		-		63		-		-		63
Investment in subsidiaries		(200)		-		-		200		-
Total U.S. GAAP adjustments		(192)		(176)		(26)		202		(192)
Net (loss) income under U.S. GAAP	Ps.	(92)	Ps.	74	Ps.	171	Ps.	(245)	Ps.	(92)

		Vimexico		Combined Wholly-Owned Guarantors		Combined Non-Guarantors		Adjustments and Eliminations		Vimexico Consolidated

For the year ended December 31, 2006

Net (loss) income of majority interest as reported under Mexican FRS	Ps.	(758)	Ps.	(763)	Ps.	235	Ps.	528	Ps.	(758)

U.S. GAAP adjustments:
Deferred income taxes (See Note 21 b)		(115)		(60)		-		-		(175)
Deferred workers' profit sharing (See Note 21 c)		-		(5)		(9)		-		(14)
Monetary position result on deferred income taxes and deferred workers profit sharing (See Note 21 d)		-		13		-		-		13
Capitalization of interest (See Note 21e)		-		8		1		-		9
Amortization of capitalized interest (See Note 21 e)		-		(7)		(1)		-		(8)
Effect of applying Bulletin B-10 (See Note 21 g)		-		(60)		(6)		-		(66)
Effect of applying Bulletin B-15 (See Note 21 h)		15		-		-		-		15
Employee retirement obligations (See Note 21 j)		-		6		5		-		11
Purchase of Visteon's capital investment (See Note 21k)		1		-		-		-		1
Impairment of long-lived assets (See Note 21 l)		-		365		-		-		365
Investment in subsidiaries		250		-		-		(250)		-
Total U.S. GAAP adjustments		151		260		(10)		(250)		151
Net (loss) income under U.S. GAAP	Ps.	(607)	Ps.	(503)	Ps.	225	Ps.	278	Ps.	(607)

		Vimexico		Combined Wholly-Owned Guarantors		Combined Non-Guarantors		Adjustments and Eliminations		Vimexico Consolidated

As of December 31, 2005
Total stockholders' equity reported under Mexican FRS	Ps.	3,474	Ps.	4,178	Ps.	2,100	Ps.	(4,790)	Ps.	4,962
Less minority interest included as stockholders' equity under Mexican FRS (See note 21 a)		-		-		-		(1,488)		(1,488)
Majority stockholders' equity under Mexican FRS		3,474		4,178		2,100		(6,278)		3,474

U.S. GAAP adjustments:
Effect of the adjustments below on minority interest (See Note 21 a)		-		-		-		(52)		(52)
Deferred income taxes (See Note 21 b)		(2)		(352)		(3)		-		(357)
Deferred workers' profit sharing (See Note 21 d)		-		5		9		-		14
Capitalization of interest (See Note 21 f)		-		29		3		-		32
Accumulated amortization of capitalized interest (See Note 21 f)		-		(9)		-		-		(9)
Goodwill (See Note 21 g)		-		5		115		-		120
Effect of applying Bulletin B-10 (See Note 21 h)		-		78		19		-		97
Effect of applying Bulletin B-15 (See Note 21 i)		-		-		-		2		2
Employee retirement obligations (See Note 21 l)		-		(29)		(12)		-		(41)
Impairment of long-lived assets (See Note 21 o)		-		63		-		-		63
Investment in subsidiaries		(129)		-		-		129		-
Total U.S. GAAP adjustments		(131)		(210)		131		79		(131)
Total stockholders' equity under U.S. GAAP	Ps.	3,343	Ps.	3,968	Ps.	2,231	Ps.	(6,199)	Ps.	3,343

		Vimexico		Combined Wholly-Owned Guarantors		Combined Non-Guarantors		Adjustments and Eliminations		Vimexico Consolidated

As of December 31, 2006
Total stockholders' equity reported under Mexican FRS	Ps.	4,238	Ps.	3,262	Ps.	1,969	Ps.	(3,891)	Ps.	5,578
Less minority interest included as stockholders' equity under Mexican FRS (See note 21 a)		-		-		-		(1,340)		(1,340)
Majority stockholders' equity under Mexican FRS		4,238		3,262		1,969		(5,231)		4,238

U.S. GAAP adjustments:
Effect of the adjustments below on minority interest (See Note 21 a)		-		-		-		(49)		(49)
Deferred income taxes (See Note 21 b)		(156)		(376)		40		-		(492)
Capitalization of interest (See Note 21 c)		-		37		4		-		41
Accumulated amortization of capitalized interest (See Note 21 e)		-		(16)		(2)		-		(18)
Goodwill (See Note 21 f)		-		5		115		-		120
Effect of applying Bulletin B-10 (See Note 21 g)		-		10		9		-		19
Effect of adoption of SFAS No. 158 (See Note 21 h)		-		(73)		(53)		-		(126)
Employee retirement obligations (See Note 21 j)		-		(23)		(7)		-		(30)
Purchase of Visteon's capital investment (See Note 21k)		(68)		-		-		-		(68)
Impairment of long-lived assets (See Note 21 l)		-		385		-		-		385
Investment in subsidiaries		6		-		-		(6)		-
Total U.S. GAAP adjustments		(218)		(51)		106		(55)		(218)
Total stockholders' equity under U.S. GAAP	Ps.	4,020	Ps.	3,211	Ps.	2,075	Ps.	(5,286)	Ps.	4,020

e) Supplemental U.S. GAAP Cash Flow Information

The classifications of cash flows under Mexican FRS and U.S. GAAP are basically the same in respect of the transactions presented under each caption. The nature of the differences between Mexican FRS and U.S. GAAP in the amounts reported is primarily due to (i) the elimination of inflationary effects in the variations of monetary assets and liabilities arising from financing and investing activities, against the corresponding monetary position result in operating activities, (ii) the elimination of exchange rate fluctuations resulting from financing and investing activities, against the corresponding unrealized foreign exchange gain or loss included in operating activities, and (iii) the recognition in operating, financing and investing activities of the U.S. GAAP adjustments.

The following table summarizes the cash flow items as required under SFAS No. 95 provided by (used in) operating, financing and investing activities for the years ended December 31, 2004, 2005 and 2006, giving effect to the U.S. GAAP adjustments, excluding the effects of inflation required by Bulletin B-10 and Bulletin B-15. The following information is presented, in millions of pesos, on a historical peso basis and it is not presented in pesos of constant purchasing power

	Vimexico	Combined Wholly-Owned Guarantors	Combined Non-Guarantors	Adjustments and Eliminations	Vimexico Consolidated
As of December 31, 2004

Net cash (used in) provided by operating activities	Ps. (73)	Ps. 734	Ps. 226	Ps. (369)	Ps. 518
Net cash provided by (used in) financing activities	563	(193)	(49)	(272)	49
Net cash used in investing activities	(490)	(540)	(225)	646	(609)

Net cash flows from operating activities reflect cash payments for interest and income taxes as follows:

	Vimexico	Combined Wholly-Owned Guarantors	Combined Non-Guarantors	Adjustments and Eliminations	Vimexico Consolidated
As of December 31, 2004

Interest paid	Ps. 92	Ps. 295	Ps. 40	Ps. (88)	Ps. 339
Income taxes paid	(1)	(39)	30	-	(10)

	Vimexico	Combined Wholly-Owned Guarantors	Combined Non-Guarantors	Adjustments and Eliminations	Vimexico Consolidated
As of December 31, 2005

Net cash (used in) provided by operating activities	Ps. (74)	Ps. (71)	Ps. 322	Ps. 438	Ps. 615
Net cash provided by (used in) financing activities	(215)	441	(75)	(118)	33
Net cash used in investing activities	289	(327)	(169)	(318)	(525)

Net cash flows from operating activities reflect cash payments for interest and income taxes as follows:

	Vimexico	Combined Wholly-Owned Guarantors	Combined Non-Guarantors	Adjustments and Eliminations	Vimexico Consolidated
As of December 31, 2005

Interest paid	Ps. 116	Ps. 421	Ps. 69	Ps. (71)	Ps. 535
Income taxes paid	(10)	35	49	30	104

	Vimexico	Combined Wholly-Owned Guarantors	Combined Non-Guarantors	Adjustments and Eliminations	Vimexico Consolidated
As of December 31, 2006

Net cash (used in) provided by operating activities	Ps. 23	Ps. (562)	Ps. 137	Ps. 109	Ps. (293)
Net cash provided by (used in) financing activities	369	56	(183)	(384)	(142)
Net cash (used in) provided by investing activities	(393)	448	(22)	275	308

Net cash flows from operating activities reflect cash payments for interest and income taxes as follows:

	Vimexico	Combined Wholly-Owned Guarantors	Combined Non-Guarantors	Adjustments and Eliminations	Vimexico Consolidated
As of December 31, 2006

Interest paid	Ps. 100	Ps. 602	Ps. 72	Ps. (116)	Ps. 658
Income taxes paid	(4)	147	8	-	151

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers.

Under Mexican law, when an officer or director of a corporation acts within the scope of his authority, the corporation will answer for any resulting liabilities or expenses. In addition, the Board of Directors of the Company has expressly resolved that the Registrant will indemnify and hold harmless each director or officer of the Company against liabilities incurred in connection with the distribution of the securities registered under this Registration Statement on Form F-4, as amended. The Company has also entered into indemnification agreements with its directors and its officers. Such indemnification agreements provide for the Company to indemnify and advance expenses to any officer and/or director a party thereto to the fullest extent permitted by applicable law.

Exhibits.

Exhibit No.	Description	Page
2.1

Purchase Agreement, dated April 2, 2006, among Vitro, S.A.B. de C.V., Crisa Corporation, Crisa Libbey S.A. de C.V., Vitrocrisa Holding, S. de R.L. de C.V., Vitrocrisa S. de R.L. de C.V., Vitrocrisa Comercial, S. de R.L. de C.V., Crisa Industrial, L.L.C., Libbey Mexico, S. de R.L. de C.V., Libbey Europe, B.V., LGA3 Corporation, and Libbey Inc.

*******
3.1	Public Deed dated November 29, 1990 (the "Public Deed"), together with an English translation	***
3.2	Amended and restated by-laws (estatutos sociales) of Vitro, S.A.B. de C.V., together with an English translation.	********
4.1	Indenture dated as of February 1, 2007 between Vitro, S.A.B de C.V., the Guarantors party thereto and The Bank of New York as Trustee (including exhibits and form of note) (the "2012 Indenture").	********
4.2

First Supplemental Indenture to the 2012 Indenture dated as of April 27, 2007 among Vitro, S.A.B. de C.V. the New Guarantors party thereto, the Existing Guarantors party thereto and the Bank of New York

********
4.3	Indenture dated as of February 1, 2007 between Vitro, S.A.B. de C.V., the Guarantors party thereto and the Bank of New York as Trustee (including exhibits and form of note) (the "2017 Indenture")	********
4.4

First Supplemental Indenture to the 2017 Indenture dated as of April 27, 2007 among Vitro, S.A.B. de C.V. the New Guarantors party thereto, the Existing Guarantors party thereto and the Bank of New York

********
4.5

Registration Rights Agreement dated as of February 1, 2007 among Vitro, S.A.B. de C.V. the Guarantors party thereto and Morgan Stanley Co Incorporated, Credit Suisse Securities (USA) LLC and Lehman Brothers, Inc., as initial purchasers

********
4.6	Indenture dated as of October 22, 2003 ("2013 Indentures") between Vitro, S.A. de C.V. and Wachovia Bank, National Association (including exhibits and form of note)	******
4.7

Form of First Supplemental Indenture to the 2013 Indenture dated as of October 23, 2006 between Vitro, S.A. de C.V. and U.S. Bank National Association as successor trustee to Wachovia Bank, National Association

*********
4.8

First Supplemental Indenture to the 2013 Indenture dated as of February 1, 2007 among Vitro, S.A.B. de C.V., the Guarantors party thereto, the Existing Guarantors party thereto and U.S. Bank National Association as successor trustee to Wachovia Bank, National Association

********
4.9

Second Supplemental Indenture to the 2013 Indenture dated as of April 27, 2007 among Vitro, S.A.B. de C.V., the New Guarantors party thereto, the Existing Guarantors party thereto and U.S. Bank National Association as successor trustee to Wachovia Bank, National Association

********
5.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP.	+
5.2	Opinion of Alejandro Sanchez Mujica, General Counsel of Registrant.	+
10.1	Receivables Purchase Agreement dated as of May 7, 2004 among VVP Funding Corporation, Vitro America, Inc., Windmill Funding Corporation, ABN Amro Bank N.V. and Finacity Corporation	******
10.2	Receivables Sales Agreement dated as of May 7, 2004 between Vitro America, Inc. and VVP Funding Corporation	******
10.3	Second Amendment to Receivables Purchase Agreement dated as of May 5, 2006, among VVP Funding Corporation, Vitro America, Inc., Windmill Funding Corporation and ABN Amro Bank N.V.	*******
10.4	Third Amendment to Receivables Purchase Agreement dated as of April 16, 2007, among VVP Funding Corporation, Vitro America, Inc., Windmill Funding Corporation and ABN Amro Bank N.V.	********
10.5

Trust Agreement dated as of March 23, 2005 among Compania Vidriera, S.A. de C.V., Industria del Alcali, S.A. de C.V., Comercializadora Alcali, S. de R.L. de C.V., ABN AMRO Bank (Mexico), S.A., Institucion de Banca Multiple, Division Fiduciaria and Banco Invex, S.A., Institucion de Banca Multiple, Invex Grupo Financiero; Assignment of Rights dated as of March 23, 2005 among Compania Vidriera, S.A. de C.V., Industria del Alcali, S.A. de C.V., Comercializadora Alcali, S. de R.L. de C.V. and ABN AMRO Bank (Mexico), S.A. Institucion de Banca Multiple, Division Fiduciana; Certificados Subordinados issued by ABN AMRO Bank (Mexico), S.A., Institucion de Banca Multiple, Division Fiduciaria, together with English summary

**
10.6	Guaranty dated as of March 31, 2005 among Vitro, S.A.B. de C.V. and of the holders of the Certificados Subordinados.	**
10.7	Letter of extension between Pilkington plc and Vitro Vidrio y Cristal, S.A. de C.V., dated April 24, 2006.	**
10.8	Stock Purchase Agreement of Vidrios Panamenos S.A. between the Sellers listed therein and Empresas Comegua, S.A., dated April 4, 2006.	*******
12.1	Calculation of Ratios of Earnings to Fixed Charges	*
21.1	List of Subsidiaries of Vitro, S.A.B. de C.V.	********
23.1	Consent of Milbank, Tweed, Hadley & McCloy LLP (included as part of its opinion filed as Exhibit 5.1)	+
23.2	Consent of Alejandro Sanchez Mujica, General Counsel of Registrant (included as part of his opinion filed as Exhibit 5.2)	+
23.3	Consent of Galaz, Yamasaki, Ruiz Urquiza, S.C., member of Deloitte Touche Tohmatsu	*
25.1	Statement of Eligibility of Trustee on Form T-1.	+
99.1	Form of Letter for Transmittal for 2012 Exchange Notes and 2017 Exchange Notes	*
99.2	Form of Notice of Guaranteed Delivery for 2012 Senior Notes and 2017 Senior Notes	*
99.3	Form of Letter to Registered Holders and/or Participants of the Book-Entry Transfer Facility.	*
99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.	*
99.5	Form of Letter to Clients.	*
99.6	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (included in Exhibit 99.1).	*

___________________
+	Filed herewith.
*	Previously filed
**	Filed as an exhibit to Vitro, S.A.B. de C.V.'s annual report on Form 20-F for the year ended December 31, 2004.
***	Filed as an exhibit to the Registration Statement of Vitro, S.A.B. de C.V. on Form F-1 (File no. 33- 43660) and incorporated herein by reference thereto.
****	Filed as an exhibit to the Registration Statement of Vicap, S.A. de C.V. on Form F-4 (File no. 333-9498) and incorporated herein by reference thereto.
*****	Filed as an exhibit to Vitro, S.A.B. de C.V.'s annual report for the year ended December 31, 2002, and incorporated herein by reference thereto.
******	Filed as an exhibit to Vitro, S.A.B. de C.V.'s annual report on Form 20-F for the year ended December 31, 2003, and incorporated herein by reference thereto.
*******	Filed as an exhibit to Vitro, S.A.B. de C.V.'s annual report on Form 20-F for the year ended December 31, 2005, and incorporated herein by reference thereto.
********	Filed as an exhibit to Vitro, S.A.B. de C.V.'s annual report on Form 20-F for the year ended December 31, 2006, and incorporated herein by reference thereto.
*********	Filed as an exhibit to the Registration Statement of Vitro, S.A.B. de C.V. on Form F-4 (File No. 333-135546) and incorporated herein by reference thereto

Undertakings.

The undersigned registrant hereby undertakes:

(1) that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(2) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(4) to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(5) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(6) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(8) to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (8) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement on Form F-4/A to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Monterrey, Nuevo Leon, Mexico, on August 2, 2007.

Vitro, S.A.B. de C.V.
By:	**_________________________________________ Federico Sada Gonzalez President and Chief Executive Officer
By: By	**_________________________________________ Enrique Osorio Lopez Chief Financial Officer **________________________________________ Claudio Del Valle Cabello Chief Accounting Officer
By	/s/ Rafael Colome Colome Rafael Colome Carrasco Attorney-in-fact (pursuant to the power of attorney previously filed with the SEC)

                Pursuant to the requirements of the Securities Act of 1933 this Amendment No. 1 to Registration Statement on Form F-4/A has been signed by the following persons in the capacities and on the date first above indicated.

Name	Title

*_________________________________________ Adrian Sada Trevino	Director and Honorary Chairman
*_________________________________________ Adrian Sada Gonzalez	Director and Chairman
*_________________________________________ Federico Sada Gonzalez	President and Chief Executive Officer
*_________________________________________ Tomas Gonzalez Sada	Director
*_________________________________________ Andres Yarte Cantu	Director
*_________________________________________ Gustavo Madero Munoz	Director
*_________________________________________ Carlos Eduardo Represas de Almeida	Director
*_________________________________________ Jaime Serra Puche	Director
*_________________________________________ Carlos Munoz Olea	Director
*_________________________________________ Joaquin Vargas Guajardo	Director
*_________________________________________ Alejandro Garza Laguera	Director
*_________________________________________ Eduardo G. Brittingham Sumner	Director
*_________________________________________ Manuel Guemez de la Vega	Director
*_________________________________________ Julio Escamez Ferreiro	Director
*_________________________________________ Carlos Bremer Gutierrez	Director
*_________________________________________ Ricardo Martin Bringas	Director
*_________________________________________ Alejandro Sanchez Mujica	Secretary
*_________________________________________ Enrique Osorio Lopez	Chief Financial Officer (Principal Financial Officer)
*_________________________________________ Claudio del Valle Cabello	Chief Administrative Officer (Principal Accounting Officer)
By: /s/ Ramon Leal Chapa Ramon Leal Chapa	Attorney-in-fact (pursuant to the power of attorney previously filed with the SEC)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the each of the Registrants named below has duly caused this Amendment No. 1 to Registration Statement on Form F-4/A to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Monterrey, Nuevo Leon, Mexico, on August 2, 2007.

Vitro Envases Norteamerica, S.A. de C.V.

Vitro Envases Holding, S.A. de C.V.

Vidriera Monterrey, S.A. de C.V.

Vidriera Los Reyes, S.A. de C.V.

Vidriera Guadalajara, S.A. de C.V.

Vidriera Queretaro, S.A. de C.V.

Vidriera Mexico, S.A. de C.V.

Vidriera Toluca, S.A. de C.V.

Compania Vidriera, S.A. de C.V.

Fabricacion de Maquinas, S.A. de C.V.

Inmobiliaria Loma del Toro S.A. de C.V.

Industria del Alcali, S.A. de C.V.

Comercializadora Alcali, S. de R.L. de C.V.

By	**_________________________________________ David Gonzalez Morales Chief Executive Officer
By	**_________________________________________ Alberto Hernandez Tellez Chief Financial Officer
By	/s/ Rafael Colome Carrasco Rafael Colome Carrasco Attorney-in-fact (pursuant to the power of attorney previously filed with the SEC)

                Pursuant to the requirements of the Securities Act of 1933 this Amendment No. 1 to Registration Statement on Form F-4/A has been signed by the following persons in the capacities and on the date first above indicated.

Name	Title

*_________________________________________ David Gonzalez Morales	Director and Chief Executive Officer
*_________________________________________ Enrique Osorio Lopez	Director
*_________________________________________ Claudio del Valle Cabello	Director
*_________________________________________ Alberto Hernandez Tellez	Director and Chief Financial Officer

*_________________________________________ Monica Chapa Espinosa	Secretary
By: /s/ Ramon Leal Chapa Ramon Leal Chapa	Attorney-in-fact (pursuant to the power of attorney previously filed with the SEC)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the each of the Registrants named below has duly caused this Amendment No. 1 to Registration Statement on Form F-4/A to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Monterrey, Nuevo Leon, Mexico, on August 2, 2007.

Vimexico, S.A.. de C.V.
By	**_________________________________________ Hugo Lara Garcia Chief Executive Officer
By	**_________________________________________ Francisco Garza Barbosa Chief Financial Officer
By	/s/ Rafael Colome Carrasco Rafael Colome Carrasco Attorney-in-fact (pursuant to the power of attorney previously filed with the SEC)

                Pursuant to the requirements of the Securities Act of 1933 this Amendment No. 1 to Registration Statement on Form F-4/A has been signed by the following persons in the capacities and on the date first above indicated.

Name	Title
*_________________________________________ Claudio Luis Del Valle Cabello	Director
Alvaro Rodriguez Arregui	Director
*_________________________________________ Alejandro Francisco Sanchez Mujica	Director
*_________________________________________ Francisco Garza Barbosa	Director and Chief Financial Officer
*_________________________________________ Hugo Lara Garcia	Chief Executive Officer
By: /s/ Ramon Leal Chapa Ramon Leal Chapa	Attorney-in-fact (pursuant to the power of attorney previously filed with the SEC)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the each of the Registrants named below has duly caused this Amendment No. 1 to Registration Statement on Form F-4/A to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Monterrey, Nuevo Leon, Mexico, on August 2, 2007.

Vitro Automotriz, S.A.. de C.V.

Distribuidora  Nacional de Vidrio, S.A. de C.V.

Vitro Vidrio y Cristal, S.A. de C.V.

Vitro Flotado Cubiertas, S.A. de C.V.

Distribuidor Vidriero Lan, S.A. de C.V.

Vitrocar, S.A. de C.V.

Cristales Inastillables de Mexico, S.A. de C.V.

Vidrio Plano de Mexico, S.A. de C.V.

Vidrio Plano, S.A.. de C.V.

Distribuidora  de Vidrio y Cristal, S.A. de C.V.

Vidrio Plano de Mexicali, S.A. de C.V.

By	**_________________________________________ Hugo Lara Garcia Chief Executive Officer
By	**_________________________________________ Francisco Garza Barbosa Chief Financial Officer
By	/s/ Rafael Colome Carrasco Rafael Colome Carrasco Attorney-in-fact (pursuant to the power of attorney previously filed with the SEC)

                Pursuant to the requirements of the Securities Act of 1933 this Amendment No. 1 to Registration Statement on Form F-4/A has been signed by the following persons in the capacities and on the date first above indicated.

Name	Title

*_________________________________________ Hugo Lara Garcia	Director and Chief Executive Officer
*_________________________________________ Jaime Jorge Guzman Salazar	Director
*_________________________________________ Ricardo Jose Maiz Rodriguez	Director
*_________________________________________ Miguel Gutierrez Martinez de Escobar	Director
*_________________________________________ Francisco Garza Barbosa	Director and Chief Financial Officer

*_________________________________________ Monica Chapa Espinosa	Secretary
By: /s/ Ramon Leal Chapa Ramon Leal Chapa	Attorney-in-fact (pursuant to the power of attorney previously filed with the SEC)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the each of the Registrants named below has duly caused this Amendment No. 1 to Registration Statement on Form F-4/A to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Monterrey, Nuevo Leon, Mexico, on August 2, 2007.

Vitro Flex, S.A.. de C.V.
By	**_________________________________________ Hugo Lara Garcia Chief Executive Officer
By	**_________________________________________ Francisco Garza Barbosa Chief Financial Officer
By	/s/ Rafael Colome Carrasco Rafael Colome Carrasco Attorney-in-fact (pursuant to the power of attorney previously filed with the SEC)

                Pursuant to the requirements of the Securities Act of 1933 this Amendment No. 1 to Registration Statement on Form F-4/A has been signed by the following persons in the capacities and on the date first above indicated.

Name	Title

*_________________________________________ Hugo Lara Garcia	Director and Chief Executive Officer
*_________________________________________ Adrian Sada Cueva	Director
*_________________________________________ Francisco Garza Barbosa	Director and Chief Financial Officer
*_________________________________________ Javier Arechavaleta Santos	Secretary
By: /s/ Ramon Leal Chapa Ramon Leal Chapa	Attorney-in-fact (pursuant to the power of attorney previously filed with the SEC)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the each of the Registrants named below has duly caused this Amendment No. 1 to Registration Statement on Form F-4/A to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Monterrey, Nuevo Leon, Mexico, on August 2, 2007.

Troper Inc. Troper Services, Inc. Amsilco Holdings, Inc. Bbo Holdings, Inc. Crisa Corp. Vitro Chemicals, Fibers and Mining, Inc. Crisa Holdings, Co.
By:	**_________________________________________ Stephen R.C. Rich President and Chief Executive Officer
By:	**_________________________________________ Javier Arechavaleta Santos Secretary
By:	**_________________________________________ Monica Chapa Espinosa Assistant Secretary
By	/s/ Rafael Colome Carrasco Rafael Colome Carrasco Attorney-in-fact (pursuant to the power of attorney previously filed with the SEC)

                Pursuant to the requirements of the Securities Act of 1933 this Amendment No. 1 to Registration Statement on Form F-4/A has been signed by the following persons in the capacities and on the date first above indicated.

Name	Title

*_________________________________________ Claudio Del Valle Cabello	Director
*_________________________________________ Rafael Colome Carrasco	Director
*_________________________________________ Stephen R.C. Rich	Director
By: /s/ Ramon Leal Chapa Ramon Leal Chapa	Attorney-in-fact (pursuant to the power of attorney previously filed with the SEC)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the each of the Registrants named below has duly caused this Amendment No. 1 to Registration Statement on Form F-4/A to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Monterrey, Nuevo Leon, Mexico, on August 2, 2007.

American Asset Holdings, Corp
By	**_________________________________________ Claudio del Valle Chief Executive Officer
By	**_________________________________________ Steve Rich Vice President Tax
By	/s/ Rafael Colome Carrasco Rafael Colome Carrasco Attorney-in-fact (pursuant to the power of attorney previously filed with the SEC)

                Pursuant to the requirements of the Securities Act of 1933 this Amendment No. 1 to Registration Statement on Form F-4/A has been signed by the following persons in the capacities and on the date first above indicated.

Name	Title

*_________________________________________ Claudio del Valle	Chief Executive Officer and Director
*_________________________________________ Enrique Osorio	Director
*_________________________________________ Rafael Colome	Director
By: /s/ Ramon Leal Chapa Ramon Leal Chapa	Attorney-in-fact (pursuant to the power of attorney previously filed with the SEC)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the each of the Registrants named below has duly caused this Amendment No. 1 to Registration Statement on Form F-4/A to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Monterrey, Nuevo Leon, Mexico, on August 2, 2007.

Vitro Europa, Ltd. Vitro Global, Ltd.
By	**_________________________________________ Jaime Rico Chairman of the Board
By	**_________________________________________ Patricia Guerra Member of the Board
By	**_________________________________________ Urs Behnisch Member of the Board
By	/s/ Rafael Colome Carrasco Rafael Colome Carrasco Attorney-in-fact (pursuant to the power of attorney previously filed with the SEC)

                Pursuant to the requirements of the Securities Act of 1933 this Amendment No. 1 to Registration Statement on Form F-4/A has been signed by the following persons in the capacities and on the date first above indicated.

Name	Title

*_________________________________________ Jaime Rico Garza	Chairman of the Board
*_________________________________________ Patricia Guerra	Member of the Board
*_________________________________________ Urs Behnisch	Member of the Board
By: /s/ Ramon Leal Chapa Ramon Leal Chapa	Attorney-in-fact (pursuant to the power of attorney previously filed with the SEC)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the each of the Registrants named below has duly caused this Amendment No. 1 to Registration Statement on Form F-4/A to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Monterrey, Nuevo Leon, Mexico, on August 2, 2007.

Vitro Packaging, Inc.
By	**_________________________________________ John T. Shaddox President Chief Executive Officer
By	**_________________________________________ Kevin. B. Jackson Vice President Finance
By	/s/ Rafael Colome Carrasco Rafael Colome Carrasco Attorney-in-fact (pursuant to the power of attorney previously filed with the SEC)

                Pursuant to the requirements of the Securities Act of 1933 this Amendment No. 1 to Registration Statement on Form F-4/A has been signed by the following persons in the capacities and on the date first above indicated.

Name	Title
*_________________________________________ David Gonzalez Morales	Director
*_________________________________________ Rafael Colome	Director
*_________________________________________ Claudio del Valle Cabello	Director
*_________________________________________ Javier Arechavaleta Santos	Secretary
*_________________________________________ John T. Shaddox	President and CEO
*_________________________________________ Kevin B. Jackson	Vice President Finance
By: /s/ Ramon Leal Chapa Ramon Leal Chapa	Attorney-in-fact (pursuant to the power of attorney previously filed with the SEC)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the each of the Registrants named below has duly caused this Amendment No. 1 to Registration Statement on Form F-4/A to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Monterrey, Nuevo Leon, Mexico, on August 2, 2007.

VVP Europa Holdings, B.V.
By	**_________________________________________ Amaco Management Services, B.V.
By	/s/ Rafael Colome Carrasco Rafael Colome Carrasco Attorney-in-fact (pursuant to the power of attorney previously filed with the SEC)

                Pursuant to the requirements of the Securities Act of 1933 this Amendment No. 1 to Registration Statement on Form F-4/A has been signed by the following persons in the capacities and on the date first above indicated.

Name	Title

*_________________________________________ Amaco Management Services, B.V.
By: /s/ Ramon Leal Chapa Ramon Leal Chapa	Attorney-in-fact (pursuant to the power of attorney previously filed with the SEC)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the each of the Registrants named below has duly caused this Amendment No. 1 to Registration Statement on Form F-4/A to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Monterrey, Nuevo Leon, Mexico, on August 2, 2007.

Vvp Syndication, Inc. Vvp Autoglass, Inc. Vvp Finance, Corp.
By	**_________________________________________ Luis Gonzalez Chief Executive Officer
By	**_________________________________________ Arturo Carrillo Chief Financial Officer
By	/s/ Rafael Colome Carrasco Rafael Colome Carrasco Attorney-in-fact (pursuant to the power of attorney previously filed with the SEC)

                Pursuant to the requirements of the Securities Act of 1933 this Amendment No. 1 to Registration Statement on Form F-4/A has been signed by the following persons in the capacities and on the date first above indicated.

Name	Title

*_________________________________________ Luis Gonzalez	Director and Chief Executive Officer
*_________________________________________ Francisco Garza	Director
*_________________________________________ Arturo Carrillo	Director and Chief Financial Officer
*_________________________________________ Javier Arechavaleta	Secretary
By: /s/ Ramon Leal Chapa Ramon Leal Chapa	Attorney-in-fact (pursuant to the power of attorney previously filed with the SEC)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the each of the Registrants named below has duly caused this Amendment No. 1 to Registration Statement on Form F/4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Monterrey, Nuevo Leon, Mexico, on August 2, 2007.

Vvp Holdings, Corp. Vitro America, Inc.
By	**_________________________________________ Luis Gonzalez Chief Executive Officer
By	**_________________________________________ Arturo Carrillo Chief Financial Officer
By	/s/ Rafael Colome Carrasco Rafael Colome Carrasco Attorney-in-fact (pursuant to the power of attorney previously filed with the SEC)

                Pursuant to the requirements of the Securities Act of 1933 this Amendment No. 1 to Registration Statement on Form F-4/A has been signed by the following persons in the capacities and on the date first above indicated.

Name	Title

*_________________________________________ Luis Gonzalez	Director and Chief Executive Officer
*_________________________________________ Francisco Garza	Director
*_________________________________________ Arturo Carrillo	Director and Chief Financial Officer
*_________________________________________ Hugo Lara	Director
*_________________________________________ Javier Arechavaleta	Secretary
By: /s/ Ramon Leal Chapa Ramon Leal Chapa	Attorney-in-fact (pursuant to the power of attorney previously filed with the SEC)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the each of the Registrants named below has duly caused this Amendment No. 1 to Registration Statement on Form F/4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Monterrey, Nuevo Leon, Mexico, on August 2, 2007.

Super Sky Products, Inc. Super Sky Constructors, Inc. Super Sky International, Inc.
By	**_________________________________________ James E. Roesing Chief Executive Officer
By	**_________________________________________ Luis Gonzalez Sada Vice President
By	/s/ Rafael Colome Carrasco Rafael Colome Carrasco Attorney-in-fact (pursuant to the power of attorney previously filed with the SEC)

                Pursuant to the requirements of the Securities Act of 1933 this Amendment No. 1 to Registration Statement on Form F-4/A has been signed by the following persons in the capacities and on the date first above indicated.

Name	Title

*_________________________________________ Luis Gonzalez Sada	Director
*_________________________________________ Arturo Carrillo	Director
*_________________________________________ Francisco Garza Barbosa	Director
*_________________________________________ Javier Arechavaleta	Secretary
By: /s/ Ramon Leal Chapa Ramon Leal Chapa	Attorney-in-fact (pursuant to the power of attorney previously filed with the SEC)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the each of the Registrants named below has duly caused this Amendment No. 1 to Registration Statement on Form F-4/A to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Monterrey, Nuevo Leon, Mexico, on August 2, 2007.

Vidrio Lux, S.A.
By	**_________________________________________ Hugo Suito M. General Manager
By	**_________________________________________ Ramiro Soliz Manager
By	/s/ Rafael Colome Carrasco Rafael Colome Carrasco Attorney-in-fact (pursuant to the power of attorney previously filed with the SEC)

                Pursuant to the requirements of the Securities Act of 1933 this Amendment No. 1 to Registration Statement on Form F-4/A has been signed by the following persons in the capacities and on the date first above indicated.

Name	Title

*_________________________________________ Alfonso de Jesus Gomez Palacio Gastelum	Director
*_________________________________________ Alejandro Becker del Rio	Director
*_________________________________________ Hugo Aldo Suito Magnani	Director
*_________________________________________ Claudio Luis del Valle Cabello	Director
*_________________________________________ Juan Salvador Farias Garza	Director
*_________________________________________ Raul Eugenio Gonzalez Sada	Director
By: /s/ Ramon Leal Chapa Ramon Leal Chapa	Attorney-in-fact (pursuant to the power of attorney previously filed with the SEC)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the each of the Registrants named below has duly caused this Amendment No. 1 to Registration Statement on Form F-4/A to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Monterrey, Nuevo Leon, Mexico, on August 2, 2007.

Vitro Do Brasil Industria e Comercio, Ltda.
By	**_________________________________________ Jose Antonio Ramos Sole Administrador
By	/s/ Rafael Colome Carrasco Rafael Colome Carrasco Attorney-in-fact (pursuant to the power of attorney previously filed with the SEC)

                Pursuant to the requirements of the Securities Act of 1933 this Amendment No. 1 to Registration Statement on Form F-4/A has been signed by the following persons in the capacities and on the date first above indicated.

Name	Title

*_________________________________________ Jose Antonio Ramos	Sole Administrator
By: /s/ Ramon Leal Chapa Ramon Leal Chapa	Attorney-in-fact (pursuant to the power of attorney previously filed with the SEC)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the each of the Registrants named below has duly caused this Amendment No. 1 to Registration Statement on Form F-4/A to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Monterrey, Nuevo Leon, Mexico, on August 2, 2007.

Vitro Colombia, S.A.
By	**_________________________________________ Sergio Casillas Roble General Manager
By	/s/ Rafael Colome Carrasco Rafael Colome Carrasco Attorney-in-fact (pursuant to the power of attorney previously filed with the SEC)

                Pursuant to the requirements of the Securities Act of 1933 this Amendment No. 1 to Registration Statement on Form F-4/A has been signed by the following persons in the capacities and on the date first above indicated.

Name	Title

*_________________________________________ Hugo Lara	Director
*_________________________________________ Adrian Sada Cueva	Director
*_________________________________________ Baldomero Gardea	Director
*_________________________________________ Francisco Garza Barbosa	Director
*_________________________________________ Miguel Gutierrez Martinez	Director
By: /s/ Ramon Leal Chapa Ramon Leal Chapa	Attorney-in-fact (pursuant to the power of attorney previously filed with the SEC)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the each of the Registrants named below has duly caused this Amendment No. 1 to Registration Statement on Form F-4/A to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Monterrey, Nuevo Leon, Mexico, on August 2, 2007.

Vitro Panama S.A.
By	**_________________________________________ Karen Ivette Matias Beitia President
By	**_________________________________________ Cesar Montemayor Treasurer
By	/s/ Rafael Colome Carrasco Rafael Colome Carrasco Attorney-in-fact (pursuant to the power of attorney previously filed with the SEC)

                Pursuant to the requirements of the Securities Act of 1933 this Amendment No. 1 to Registration Statement on Form F-4/A has been signed by the following persons in the capacities and on the date first above indicated.

Name	Title
*_________________________________________ Karen Ivette Matias Beitia	Director and President
*_________________________________________ Jaime Moreno Yanguez	Director and Secretary
*_________________________________________ Cesar Montemayor	Director and Treasurer
By: /s/ Ramon Leal Chapa Ramon Leal Chapa	Attorney-in-fact (pursuant to the power of attorney previously filed with the SEC)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the each of the Registrants named below has duly caused this Amendment No. 1 to Registration Statement on Form F-4/A to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Monterrey, Nuevo Leon, Mexico, on August 2, 2007.

Vitemco Venezuela S.A.
By	**_________________________________________ Sergio Casillas President
By	**_________________________________________ Henry Velasquez General Manager
By	/s/ Rafael Colome Carrasco Rafael Colome Carrasco Attorney-in-fact (pursuant to the power of attorney previously filed with the SEC)

                Pursuant to the requirements of the Securities Act of 1933 this Amendment No. 1 to Registration Statement on Form F-4/A has been signed by the following persons in the capacities and on the date first above indicated.

Name	Title
*_________________________________________ Sergio Casillas	Director and President
*_________________________________________ Naira Esperanza Alfonso	Director
By: /s/ Ramon Leal Chapa Ramon Leal Chapa	Attorney-in-fact (pursuant to the power of attorney previously filed with the SEC)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the each of the Registrants named below has duly caused this Amendment No. 1 to Registration Statement on Form F-4/A to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Monterrey, Nuevo Leon, Mexico, on August 2, 2007.

Vitemco Ecuador S.A.
By	**_________________________________________ Dario Castillo President
By	**_________________________________________ Sergio Casillas General Manager
By	/s/ Rafael Colome Carrasco Rafael Colome Carrasco Attorney-in-fact (pursuant to the power of attorney previously filed with the SEC)

                Pursuant to the requirements of the Securities Act of 1933 this Amendment No. 1 to Registration Statement on Form F-4/A has been signed by the following persons in the capacities and on the date first above indicated.

Name	Title
*_________________________________________ Henry Velazquez	Director
*_________________________________________ Naira Alfonso	Director
*_________________________________________ Guillermo Villar	Director
*_________________________________________ Carlos Amesquita	Director
*_________________________________________ Fabian Corchuel	Director
By: /s/ Ramon Leal Chapa Ramon Leal Chapa	Attorney-in-fact (pursuant to the power of attorney previously filed with the SEC)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the each of the Registrants named below has duly caused this Amendment No. 1 to Registration Statement on Form F-4/A to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Monterrey, Nuevo Leon, Mexico, on August 2, 2007.

Vitro Corporativo, S.A. de C.V.

Taller de Coleccion Vitro, S.A. de C.V.

Servicios y Operaciones Financieras Vitro, S.A. de C.V.

Servicios Integrales de Acabados, S.A. de C.V.

Servicios Corporativos de Edificaciones, S.A. de C.V.

By	**_________________________________________ Claudio del Valle Chief Executive Officer
By	**_________________________________________ Rafael Colome Chief Financial Officer
By	/s/ Rafael Colome Carrasco Rafael Colome Carrasco Attorney-in-fact (pursuant to the power of attorney previously filed with the SEC)

                Pursuant to the requirements of the Securities Act of 1933 this Amendment No. 1 to Registration Statement on Form F-4/A has been signed by the following persons in the capacities and on the date first above indicated.

Name	Title

*_________________________________________ Claudio del Valle	Chief Executive Officer and Director
*_________________________________________ Rafael Colome	Chief Financial Officer and Director
*_________________________________________ Enrique Osorio	Director
*_________________________________________ Monica Chapa	Secretary
By: /s/ Ramon Leal Chapa Ramon Leal Chapa	Attorney-in-fact (pursuant to the power of attorney previously filed with the SEC)

SIGNATURE OF AUTHORIZED REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Vitro, S.A.B. de C.V., Vitro Envases Norteamerica, S.A. de C.V., Vitro Envases Holding, S.A. de C.V., Vidriera Monterrey, S.A. de C.V., Vidriera Los Reyes, S.A. de C.V., Vidriera Guadalajara, S.A. de C.V., Vidriera Queretaro, S.A. de C.V., Vidriera Mexico, S.A. de C.V., Vidriera Toluca, S.A. de C.V., Compania Vidriera, S.A. de C.V., Fabricacion de Maquinas, S.A. de C.V., Inmobiliaria Loma del Toro, S.A. de C.V., Industria del Alcali, S.A. de C.V., Comercializadora Alcali, S.A. de C.V., Vimexico, S.A.  de C.V., Vitro Automotriz, S.A. de C.V., Distribuidora Nacional de Vidrio, S.A. de C.V., Vitro Flotado Cubiertas, S.A. de C.V., Distribuidor Vidriero Lan, S.A. de C.V., Vitrocar, S.A. de C.V., Cristales Inastillables de Mexico, S.A. de C.V., Vidrio Plano, S.A. de C.V., Distribuidor de Vidrio y Cristal, S.A. de C.V., Vidrio Plano de Mexicali, S.A. de C.V., Vitro Flex, S.A. de C.V., Troper, Inc., Troper Services, Inc., Amsilco Holdings, Inc., Crisa Corp., Vitro Chemicals, Fibers and Mining, Inc., Crisa Holdings, Co., American Asset Holdings, Corp., Vitro Europa, Ltd., Vitro Global, Ltd., Vitro Packaging, VVP Europa Holding, B.V., VVP Syndication, Inc., VVP Autoglass, Inc., VVP Finance, Corp., VVP Holdings, Corp., Vitro America, Inc., Super Sky Products, Inc., Super Sky Constructors, Inc., Super Sky Internacional, Inc., Vidrio Lux, S.A., Vitro Do Brasil Industria E Comercio, Ltda.. Vitro Colombia, S.A., Vitro Panama, S.A., Vitemco Venezuela, S.A., Vitemco Ecuador, S.A., Vitro Corporativo, S.A. de C.V., Taller de Coleccion Vitro, S.A. de C.V., Servicios y Operaciones Financieras Vitro, S.A. de C.V., Servicios Integrales de Acabados, S.A. de C.V., Servicios Corporativos de Edificaciones, S.A. de C.V., has signed this Amendment No. 1 Registration Statement on Form F/4 in the City of Newark, Delaware, on August 2, 2007.

By:

_/s/ Donald J. Puglisi

Donald J. Puglisi

Puglisi & Associates